  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1997

                                                                   NO. 333-26037
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 3
                                  ON FORM S-11
                                       TO
                             REGISTRATION STATEMENT
                                  ON FORM S-1
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                      SECURITY CAPITAL GROUP INCORPORATED
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               ----------------

                               125 LINCOLN AVENUE
                           SANTA FE, NEW MEXICO 87501
                                 (505) 982-9292
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                          JEFFREY A. KLOPF, SECRETARY
                      SECURITY CAPITAL GROUP INCORPORATED
                               125 LINCOLN AVENUE
                           SANTA FE, NEW MEXICO 87501
                                 (505) 982-9292
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   COPIES TO:
         EDWARD J. SCHNEIDMAN                       JEFFREY SMALL
         MAYER, BROWN & PLATT                   DAVIS POLK & WARDWELL
       190 SOUTH LASALLE STREET                 450 LEXINGTON AVENUE
       CHICAGO, ILLINOIS 60603                NEW YORK, NEW YORK 10017
            (312) 782-0600                         (212) 450-4000

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            PROPOSED       PROPOSED
                                            MAXIMUM        MAXIMUM
                              AMOUNT       AGGREGATE      AGGREGATE      AMOUNT OF
  TITLE OF SECURITIES         TO BE          PRICE         OFFERING     REGISTRATION
    BEING REGISTERED      REGISTERED(1)   PER SHARE(2)   PRICE(1)(2)     FEE(1)(2)
-------------------------------------------------------------------------------------
Class B Common Stock,
 par value $.01 per
 share..................    17,365,000       $28.00      $486,220,000  $147,339.40(3)
-------------------------------------------------------------------------------------
Preferred Share Purchase
 Rights.................    17,365,000        None           None           None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Includes shares issuable upon exercise of an overallotment option granted to the Underwriters.

(2) Estimated solely for the purpose of determining the registration fee.

(3) $87,121.22 having previously been paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                   Subject to Completion

                           Dated August 22, 1997

15,100,000 Shares

                       [LOGO OF SECURITY CAPITAL GROUP]

Class B Common Stock
(par value $.01 per share)

All of the shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"), of Security Capital Group Incorporated ("Security Capital" or the "Company"), being offered hereby are being offered by Security Capital. Prior to this offering (the "Offering"), there has been no public market for the Class B Shares. It is currently anticipated that the initial public offering price will be between $25 and $28 per Class B Share. See "Underwriting" for further information regarding factors to be considered in determining the initial public offering price.

Security Capital's authorized capital stock includes Class B Shares and Class A Common Stock, par value $.01 per share (the "Class A Shares," and together with the Class B Shares, the "Shares"). The rights of holders of Class A Shares and Class B Shares differ as follows: the holders of Class A Shares are entitled to one vote, while the holders of Class B Shares are entitled to one two-hundredth ( 1/200th) of a vote, for each share held of record on all matters submitted to a vote of shareholders; and holders of Class B Shares are entitled to receive dividends and distributions (including liquidating distributions) equal to one-fiftieth ( 1/50th) of the amount per share declared by the Board of Directors of Security Capital (the "Board") for each Class A Share. Upon completion of the Offering, the holders of the Class A Shares will control approximately 95% of the total voting power of Security Capital (approximately 94% if the Underwriters' over-allotment option is exercised in full). Each Class A Share can be converted into 50 Class B Shares beginning on January 1, 1998 at the option of the holder thereof.

The Class B Shares have been approved for listing on the New York Stock Exchange (the "NYSE") under the symbol "SCZ.B", subject to official notice of issuance.

Class B Shares are being reserved for sale to certain directors, officers and employees of the Company and its affiliates at the initial public offering price. See "Underwriting." Such directors, officers and employees are expected to purchase, in the aggregate, not more than 1,132,500 of the Class B Shares offered in the Offering.

SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                   PRICE TO UNDERWRITING PROCEEDS TO
                   PUBLIC   DISCOUNT (1) SECURITY CAPITAL (2)
-------------------------------------------------------------
Per Class B Share  $        $            $
-------------------------------------------------------------
Total (3)          $        $            $
-------------------------------------------------------------

(1)Security Capital has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2)Before deducting expenses of the Offering payable by Security Capital estimated at $1,750,000.

(3)Security Capital has granted the Underwriters an option, exercisable within 30 days from the date of this Prospectus, to purchase up to 2,265,000 additional Class B Shares on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Security
Capital will be $       , $        and $       , respectively. See
"Underwriting."

The Class B Shares being offered by this Prospectus are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the Class B Shares offered hereby will be made against payment therefor on or
about         , 1997, at the offices of J.P. Morgan Securities Inc., 60 Wall
Street, New York, New York.

      J.P. MORGAN & CO.
                               GOLDMAN, SACHS & CO.
                                                             MERRILL LYNCH & CO.

          , 1997

 [See graphics appendix page for a description of graphics to be included on inside front cover page]


CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A SHARES OR CLASS B SHARES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, CLASS A SHARES OR CLASS B SHARES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

 [See graphics appendix page for a description of graphics to be included on the fold-out inside front cover page]

No person is authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Class B Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

                                      Page
Prospectus Summary..................    4
Risk Factors........................   10
Use of Proceeds.....................   18
Dividend Policy.....................   19
Capitalization......................   20
Dilution............................   21
Business............................   22
Management..........................   48
Selected Financial Information......   61
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   62
Relationships with Operating
 Companies..........................   75
Certain Relationships and
 Transactions.......................   85

                                    Page
Principal Shareholders.............  87
Description of Capital Stock.......  90
Certain Provisions of Maryland Law
 and of Security Capital's Charter
 and Bylaws........................  95
Shares Available for Future Sale...  97
Policies with Respect to Certain
 Activities........................  98
Certain United States Federal Tax
 Considerations for Non-U.S.
 Holders of Class B Shares......... 100
ERISA Matters...................... 103
Underwriting....................... 105
Experts............................ 108
Legal Matters...................... 108
Available Information.............. 109
Index to Financial Statements...... F-1

UNTIL      , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CLASS B SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Security Capital intends to furnish its shareholders with annual reports containing audited consolidated financial statements certified by an independent public accounting firm and with quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i) an estimated initial public offering price of $26.50 per Class B Share (the midpoint of the initial public offering price range set forth on the cover page of this Prospectus), (ii) no exercise of the Underwriters' over-allotment option and (iii) approval by the shareholders of ATLANTIC, PTR and SCI (each as defined below) of the proposed merger transactions described below (see "Business--The Proposed Mergers").

                      SECURITY CAPITAL GROUP INCORPORATED

Security Capital is a real estate research, investment and operating management company. Management has assembled a superior team of operating and investment professionals to implement the firm's strategy. Prior to the Offering, Security Capital was owned primarily by directors, officers, employees and 65 major domestic and foreign institutional investors.

Security Capital's strategy is to create the optimal organization to lead and profit from global real estate securitization. Security Capital will implement this strategy by:

  . Providing leadership in real estate research conducted on a global basis.
    Security Capital's proprietary research, which is available to Security Capital's affiliates, provides a strong foundation for its capital deployment strategy.

  . Continuing to invest its capital in fully integrated, value-added operating companies that have strong prospects for sustained growth. Security Capital plans to utilize the results of its research to identify opportunities in which it can invest its capital in the start-up of highly focused, private operating companies with the objective of becoming publicly traded and having the prospect of dominating their respective niches. The Company currently is considering several new business initiatives, both domestically and globally, in which it has recently made or has agreed to make investments. While none of the new business initiatives is material at present to Security Capital's results of operations or financial condition, such initiatives are expected to be an important component of Security Capital's future growth. See "Business--Future Strategy." In addition, Security Capital will continue to make investments in public companies in which it can provide strategic and operating guidance and capital and thereby enable the companies to pursue an attractive growth strategy. See "Business--Operating Strategy-- Security Capital Strategic Group."

  .Creating a global real estate securities management business.

Since its commencement of operations in 1991, Security Capital has continually committed research and development capital to generate new start-up, fully integrated real estate operating companies and new business services. Based on such research and development activities, Security Capital has established a range of real estate research, service and management businesses and made a series of investments in Security Capital Pacific Trust ("PTR"), Security Capital Industrial Trust ("SCI"), Security Capital Atlantic Incorporated ("ATLANTIC"), Security Capital U.S. Realty ("SC-USREALTY") and Homestead Village Incorporated ("Homestead"), each of which is now publicly traded. Through July 31, 1997, Security Capital has invested an aggregate of approximately $2.1 billion in the common shares of PTR, SCI, ATLANTIC, SC-USREALTY and Homestead and warrants of Homestead. Those securities had an aggregate market value of approximately $3.1 billion (based on the closing price of those securities on the principal exchange on which such securities are listed on July 31, 1997). As of July 31, 1997, Security Capital owned approximately 35% of PTR, 51% of ATLANTIC, 68% of Homestead, 44% of SCI and 32% of SC-USREALTY (based in each case on common shares outstanding) and, pursuant to a series of investor agreements, advisory agreements, board representation or other control rights, has significant influence over the operations of each of these entities. As of July 31, 1997, these five publicly traded real estate companies had a collective equity market capitalization (assuming full conversion or exercise of convertible securities, options and warrants) of approximately $8.6 billion. SC-USREALTY has made strategic investments in three publicly traded companies, CarrAmerica Realty Corporation ("CarrAmerica"), Storage USA, Inc. ("Storage USA") and Regency Realty Corporation ("REGENCY"), and one private company, Pacific Retail Trust ("PACIFIC RETAIL"), which had a collective equity market capitalization of approximately $4.5 billion as of July 31, 1997 (assuming contractual equity commitments by investors have been funded, and full conversion or exercise of convertible securities, options and warrants). For further information on the Company's relationship to these publicly traded companies, see "Business--Operating Strategy," "--Operating Companies Market Price Information and Financial Performance" and "Relationships with Operating Companies."

Security Capital has several new business initiatives which recently became operational, including Strategic Hotel Capital Incorporated, Security Capital Preferred Growth Incorporated and Security Capital Employee REIT Fund, in which Security Capital has initially committed to invest $200 million, $50 million and $100 million, respectively, and several other new business initiatives which are in varying stages of research and development. Security Capital and SC-USREALTY also have several new business initiatives expected to be operational by the end of 1997, including Security Capital Global Realty and Security Capital EuroPacific Real Estate Shares, in which Security Capital has committed to invest $300 million and $50 million, respectively. See "Business-- Future Strategy." Security Capital believes that an important component of its future growth will come from new business initiatives and the implementation of new business strategies, although there can be no assurance that current new business initiatives will be continued or prove successful.

                                SECURITY CAPITAL
                OWNERSHIP AND MARKET CAPITALIZATION OF INVESTEES

                                           DIRECT/INDIRECT      EQUITY MARKET
      INVESTEE                            OWNERSHIP (1)(2) CAPITALIZATION (1)
      --------                            ---------------- ------------------
                                                             (in millions)
      Security Capital Pacific Trust            32%              $1,989
      Security Capital Atlantic
       Incorporated                             51%                 986
      Homestead Village Incorporated (3)        31%               1,016
      Security Capital Industrial Trust         38%               2,556
      SC-USREALTY                               32%               2,098
                                                                 ------
          Total                                                  $8,645
                                                                 ======
      CarrAmerica Realty Corporation
       (4)(5)                                   38%              $1,944
      Storage USA, Inc. (4)(5)                  34%               1,239
      Regency Realty Corporation (4)(5)         39%                 713
      Pacific Retail Trust (4)(5)               69%                 614
                                                                 ------
          Total                                                  $4,510
                                                                 ======

-------

(1) Ownership and market capitalization are as of July 31, 1997, and assume contractual equity commitments by investors have been funded, convertible instruments have been converted into common shares, and options and warrants for common shares have been exercised. The resulting number of common shares is multiplied by the closing price of the common shares on such date for those companies listed on an exchange or, in the case of PACIFIC RETAIL, the last private equity offering price. See "--Operating Companies Market Price Information and Financial Performance."

(2) As of July 31, 1997, Security Capital's percentage ownerships in its investees, based on common shares outstanding on such date, were 35% of PTR, 51% of ATLANTIC, 68% of Homestead, 44% of SCI and 32% of SC-USREALTY. Equity market capitalization, as of July 31, 1997, based on common shares outstanding was $1.8 billion for PTR, $1.0 billion for ATLANTIC, $454 million for Homestead, $2.2 billion for SCI, and $2.1 billion for SC-USREALTY.
(3) Ownership of Homestead assumes that all convertible mortgages have been funded and converted into shares of Homestead common stock and that all warrants to purchase shares of Homestead common stock have been exercised. Ownership of Homestead does not include any ownership Security Capital may obtain in Homestead upon conversion of convertible mortgages owned by PTR and ATLANTIC through funding commitment agreements. See "Relationships with Operating Companies--Homestead--Homestead Transaction."

(4) This company is an investee of SC-USREALTY through its subsidiary and is not directly advised by Security Capital. The ownership percentage reflected is that of SC-USREALTY.

(5) As of July 31, 1997, SC-USREALTY's percentage ownerships in its investees, based on common shares outstanding on such date, were 43% of CarrAmerica, 37% of Storage USA, 43% of REGENCY and 73% of PACIFIC RETAIL.

Security Capital's and its affiliates' principal business activities are carried out in offices located in Atlanta, Brussels, Chicago, Denver, El Paso, London, Luxembourg, New York and Santa Fe.

                        THE PROPOSED MERGER TRANSACTIONS

Security Capital, through its affiliates, currently provides real estate investment trust ("REIT") management and property management services to each of ATLANTIC, PTR and SCI. In December 1996, management of Security Capital proposed to its Board that Security Capital exchange its REIT management companies and property management companies for common shares of ATLANTIC, PTR and SCI, respectively. In January 1997, based upon the direction of the Board, Security Capital proposed to the Board of Directors of ATLANTIC, and the Board of Trustees of each of PTR and SCI, that each of ATLANTIC, PTR and SCI become internally managed. On March 24, 1997, Security Capital and each of ATLANTIC, PTR and SCI entered into Merger and Issuance Agreements (collectively, the "Merger Agreements"), pursuant to which Security Capital will cause its affiliates providing REIT management and property management services to each of ATLANTIC, PTR and SCI to be merged into newly formed subsidiaries of such respective entities (the "Mergers") with the result that all personnel employed in the REIT management and property management businesses would become officers and employees of ATLANTIC, PTR and SCI, respectively. In exchange for the transfer of those businesses, Security Capital will receive $54,608,549 of ATLANTIC's shares of common stock, $75,838,457 of PTR's common shares of beneficial interest and $81,870,626 of SCI's common shares of beneficial interest. Each Merger is subject to approval of the shareholders of each of ATLANTIC, PTR and SCI, respectively, and to various customary closing conditions. Shareholders meetings are scheduled for September 8, 1997.

In order to allow the common shareholders of ATLANTIC, PTR and SCI, respectively, to maintain (and to the extent a shareholder oversubscribes for common shares pursuant to the oversubscription privilege described below, to increase) their relative percentage ownership interests in each of their companies, concurrently with proxy solicitations seeking approval of the Mergers, each of ATLANTIC, PTR and SCI has commenced, as of August 8, 1997, a rights offering entitling its common shareholders (other than Security Capital) to purchase additional common shares. Shareholders will be entitled to subscribe for common shares not purchased by other common shareholders pursuant to an oversubscription privilege. The rights offering price for each company is at a discount to the price at which common shares will be issued to Security Capital pursuant to the respective Merger Agreements. The exercise prices in the rights offerings, the prices of the common shares being issued to Security Capital in the Mergers, the closing prices of the common shares on August 5, 1997 (the day prior to the record dates for the Mergers) and the five-day trailing average closing prices on August 5, 1997 are as follows:

                                                 ATLANTIC        PTR        SCI
                                               ---------  ---------  ---------
   Exercise Price in Rights Offering             $22.375   $21.8125    $21.000
   Price to Security Capital in Merger           $23.675   $23.0125    $22.175
   NYSE Closing Price on August 5, 1997          $24.000   $23.4375    $21.875
   Five-Day Trailing Average Closing Price on
    August 5, 1997                               $23.675   $23.0125    $22.175

Any common shares not subscribed for by common shareholders in the rights offerings will be made available for purchase by third parties.

In addition, as part of the transactions contemplated by the Merger Agreements, Security Capital will issue warrants to purchase an aggregate of $250 million of Class B Shares ("Warrants") to the common equity holders (and holders of certain securities convertible into common shares) of each of ATLANTIC, PTR and SCI (other than Security Capital) after the closing of the Mergers (the "Warrant Issuance"). The Warrants are being issued as an incentive for the common shareholders of ATLANTIC, PTR and SCI to vote in favor of the transactions, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through the exercise of Warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of ATLANTIC, PTR and SCI. The number of Class B Shares subject to the Warrants will be based on the market price of the Class B Shares on a date within approximately 60 days following the closing of the Mergers. The exercise price of the Warrants will be based on the market price of the Class B Shares on the date of the Warrant Issuance, and the Warrants will have a term of one year.

                                  RISK FACTORS

An investment in the Class B Shares involves certain risks including the following: (i) recent underlying favorable conditions in the real estate industry may not continue and Security Capital may not continue to grow at rates similar to those which it has achieved in the past; (ii) there can be no assurance that Security Capital will be successful in creating new businesses;
(iii) Security Capital is dependent on dividends, capital gains and management and service fees from its operating companies to meet its operating needs and to pay principal and interest on debt; (iv) Security Capital, through its investees, is subject to general real estate investment risks; (v) there are limitations on the shareholders' ability to change control of Security Capital;
(vi) there has been no prior market for the Class B Shares; and (vii) investors in the Offering will experience immediate dilution of net tangible book value of the Class B Shares. See "Risk Factors."

                      TAX STATUS OF SECURITY CAPITAL

For federal income tax purposes, Security Capital is a Subchapter C corporation subject to applicable federal and state tax on its taxable income at regular corporate rates. As a result, it is under no obligation to make any distributions to shareholders. If distributions are made by Security Capital, shareholders will recognize ordinary income to the extent of current and accumulated earnings and profits of Security Capital and any amounts distributed in excess of current and accumulated earnings and profits will be considered a tax-free return of capital, reducing the tax basis in the shareholder's Shares by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Shares are held as a capital asset). In general, any gain or loss upon a sale or other disposition of Shares by a shareholder will be considered either short-term or long-term capital gain depending upon the period of time the Shares were held by the shareholder. Non-U.S. holders not holding Shares in connection with a U.S. trade or business generally will be subject to U.S. withholding tax in connection with distributions unless reduced or eliminated by an applicable tax treaty. In addition, non-U.S. holders not holding Shares in connection with a U.S. trade or business generally will not be subject to U.S. federal income tax on a sale or other disposition of Shares unless Security Capital has been a "United States real property holding corporation" within the five-year period preceding such sale or disposition. See "Certain United States Federal Tax Considerations for Non-U.S. Holders of Class B Shares."

                                  THE OFFERING

CLASS B COMMON STOCK OFFERED......
                                    15,100,000

                                                 Before the
                                                  Offering       After the Offering
                                             ------------------  -------------------
                                              Number
                                                (1)    Voting %  Number (1) Voting %
                                             --------- --------  ---------- --------
   Class A Common Stock (1)................  1,327,070   100 (2)  1,327,070  94.62(2)
   Class B Common Stock (3)................        --     --     15,100,000   5.38(2)

COMMON STOCK OUTSTANDING:

USE OF PROCEEDS...................  The Offering is intended to provide funds to be used for the partial
                                    repayment of outstanding indebtedness
                                    of Security Capital, the allocation of
                                    capital to new businesses and any
                                    remaining amounts used for general
                                    corporate purposes. See "Use of
                                    Proceeds."

VOTING RIGHTS.....................  Generally, the holders of the Class A
                                    Shares and the Class B Shares vote
                                    together as a single class on all
                                    matters submitted to a vote of
                                    shareholders, with each Class A Share
                                    entitled to one vote and each Class B
                                    Share entitled to one two-hundredth
                                    (1/200th) of a vote for each share
                                    held of record. See "Description of
                                    Capital Stock--Common Stock."

DIVIDEND RIGHTS...................  Holders of Class B Shares are entitled to receive dividends and distributions
                                    (including liquidating distributions)
                                    equal to one-fiftieth (1/50th) of the
                                    amount per share declared by the Board
                                    for each Class A Share. Security
                                    Capital does not anticipate paying
                                    cash dividends on the Class A Shares
                                    or the Class B Shares in the
                                    foreseeable future. See "Description
                                    of Capital Stock--Common Stock" and
                                    "Dividend Policy."

CONVERTIBILITY OF CLASS A COMMON    Commencing January 1, 1998, each Class
STOCK.............................  A Share may be converted into fifty
                                    (50) Class B Shares at the holder's
                                    option. Class B Shares are not
                                    convertible into Class A Shares or any
                                    other security. See "Description of
                                    Capital Stock--Common Stock."

NYSE SYMBOLS:

  Class A Common Stock...........
                                    "SCZ.A"
  Class B Common Stock...........
                                    "SCZ.B"
-------

(1) As of July 31, 1997; excludes (i) 176,239 Class A Shares reserved for issuance upon exercise of options and conversion of the Convertible Subordinated Debentures due June 30, 2014 (the "2014 Convertible Debentures") issuable upon exercise of options under Security Capital's employee benefit plans, (ii) 105,896 Class A Shares reserved for issuance upon conversion of the Series A Cumulative Convertible Redeemable Voting Preferred Stock (the "Series A Preferred Stock"), (iii) 683,771 Class A Shares reserved for issuance upon conversion of outstanding 2014 Convertible Debentures, (iv) 279,941 Class A Shares reserved for issuance upon conversion of outstanding Convertible Subordinated Debentures due March 29, 2016 (the "2016 Convertible Debentures" and together with the 2014 Convertible Debentures, the "Convertible Debentures") and (v) 69,383 Class A Shares reserved for issuance upon the exercise of outstanding warrants and conversion of 2014 Convertible Debentures issuable upon exercise of outstanding warrants.

(2) Does not include voting rights of the holders of the outstanding shares of Series A Preferred Stock. See "Description of Capital Stock--Preferred Stock."

(3) Excludes an aggregate of $250 million of Class B Shares reserved for issuance upon the exercise of Warrants to be issued pursuant to the Merger Agreements and 132,115,000 Class B Shares reserved for issuance upon conversion of outstanding Class A Shares and Class A Shares issuable upon exercise of securities convertible or exercisable into Class A Shares in the manner described in Note (1) above. See "Shares Available for Future Sale." To the extent Warrants are exercised for Class B Shares, the number of outstanding Class B Shares will increase, and the interests of the shareholders who purchase in the Offering will be diluted accordingly.

                     SUMMARY SELECTED FINANCIAL INFORMATION

The following table sets forth summary selected financial information for Security Capital as of and for the six months ended June 30, 1997, for the six months ended June 30, 1996 and as of and for the years ended December 31, 1996, 1995, 1994, 1993, 1992 and 1991. The following summary selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Company's consolidated financial statements and notes thereto included in this Prospectus.

               ----------------------------------------------------------------

                          SIX MONTHS ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
Dollars in thousands,             1997         1996       1996  1995 (1)       1994       1993      1992      1991
except per share data     ------------ ------------  --------- ---------  ---------  --------- --------- ---------
                                  (UNAUDITED)
SELECTED OPERATING DATA:
Equity in earnings        $     78,083 $     39,738  $ 168,473 $  45,685  $   8,812  $   6,032 $   1,722 $     242
Rental revenues                105,321       63,685    145,907   103,634     55,071     10,916     1,592         -
Services Division
 revenues (2)                   49,018       33,653     77,512    49,404          -          -         -         -
Total revenues                 239,993      139,588    398,122   200,534    156,855     17,503     3,534       467
Rental expenses                 41,370       25,234     58,259    40,534     23,052      1,428       292         -
Services Division
 expenses (2)                   42,472       32,805     79,296    56,317          -          -         -         -
General, administrative
 and other (2)                  35,571       14,396     32,617    20,197      6,172      2,555       679       205
Costs incurred in
 acquiring Services
 Division (2)                        -            -          -   158,444          -          -         -         -
Interest expense:
 Security Capital:
  Convertible
   Debentures/notes (3)         54,623       45,000     93,912    78,785     29,647      1,616       180         -
  Line of credit                 2,608        3,081      6,256     5,977      6,424      1,808       960        88
 Majority-owned
  subsidiaries (4)               9,402        8,123     17,056    19,042      8,057        362         -         -
                          ------------ ------------  --------- ---------  ---------  --------- --------- ---------
 Total interest expense         66,633       56,204    117,224   103,804     44,128      3,786     1,140        88
Net earnings (loss)
 attributable to Class A
 Shares (5)               $      2,368 $    (10,862) $  32,067 $(201,634) $  (7,685) $   5,155 $   1,014 $     141

               ----------------------------------------------------------------
                           SIX MONTHS ENDED JUNE 30,                  YEARS ENDED DECEMBER 31,
                                  1997         1996       1996  1995 (1)       1994       1993      1992      1991
                          ------------ ------------  --------- ---------  ---------  --------- --------- ---------
                                  (UNAUDITED)
PER SHARE DATA:
Series A Preferred Stock
 dividends                $      37.50 $      18.75  $   56.25         -          -          -         -         -
Net earnings (loss)
 attributable to
 Class A Shares           $       1.75 $     (10.79) $   28.28 $ (224.87) $  (16.74) $   39.12 $   21.61 $    3.96
Class A Share
 distributions paid (6)             --           --          -         -  $   33.50  $   60.00 $   55.00 $   24.95
Weighted average Class A
 Shares outstanding          1,355,349    1,007,009  1,133,711   896,681    458,945    131,776    46,913    35,565

                       ----------------------------------------------------

                           AS OF
                         JUNE 30,                        AS OF DECEMBER 31,
                           1997           1996   1995 (1)      1994      1993      1992      1991
Dollars in thousands    ----------- ----------  --------- --------- --------- --------- ---------
                        (UNAUDITED)
SELECTED BALANCE SHEET DATA:
Investments, at equity   $1,551,010 $1,438,937  $ 930,043 $ 230,756 $ 161,270 $  68,160 $  24,911
Real estate, net of
 accumulated
 depreciation (1)         1,575,945  1,365,373    865,367 2,005,957   478,630    41,577         -
Total assets              3,410,395  2,929,284  1,855,056 2,300,613   673,019   110,765    25,003
Long-term debt:
 Security Capital (3)     1,038,268    940,197    718,611   514,383    48,970     6,532         -
 Majority-owned
  subsidiaries (4)          298,006    257,099    118,524   301,787    47,988         -         -
Minority interests          475,909    394,537    159,339   554,752   157,545     4,884         -
Total shareholders'      $
 equity                   1,029,071 $  918,702  $ 528,539 $ 359,859 $ 293,823 $  57,847 $  16,314

-------
(1) Prior to 1995, Security Capital consolidated the accounts of SCI and Security Capital Pacific Incorporated ("PACIFIC"). During 1995, Security Capital's ownership of SCI decreased to less than 50% and PACIFIC was merged into PTR. Accordingly, these entities were deconsolidated effective January 1, 1995.
(2) Security Capital resulted from the merger of two affiliated, but not commonly controlled, entities on January 1, 1995 (the "1995 Merger"). See Note 1 to the Company's consolidated financial statements included in this Prospectus for more information concerning the 1995 Merger and the predecessor entity.
(3) During 1994, Security Capital made a $757.50 per share distribution of the 2014 Convertible Debentures resulting in a total increase of $417.2 million in outstanding 2014 Convertible Debentures.
(4) Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies.
(5) On April 17, 1997, shareholders approved an amended and restated charter which created Class A Shares and Class B Shares. All outstanding common shares as of April 18, 1997 automatically became Class A Shares and all securities convertible into or exchangeable for common shares became convertible into or exchangeable for Class A Shares.
(6) For the years ended December 31, 1994, 1993 and 1992, Security Capital elected to be taxed as a REIT and made cash distributions to its shareholders.

                                  RISK FACTORS

Prospective purchasers of the Class B Shares offered hereby should consider carefully the information set forth below, as well as the other information set forth in this Prospectus. This Prospectus contains, in addition to historical information, forward looking statements that involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its Board or its officers with respect to (i) future revenues, (ii) future performance of the Company's businesses and (iii) future business initiatives of the Company. The Company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors, including those discussed below and elsewhere in this Prospectus.

PAST GROWTH RATE NOT INDICATIVE OF FUTURE RESULTS

Security Capital was started in 1991 and its early stages of development occurred when it was an optimal time to purchase real estate. Over the five and one-half year period ended June 30, 1997, Security Capital's book value per Class A Share (after payment of convertible debt interest and preferred stock dividends) increased at a compounded average growth rate of 7.40% per year. There can be no assurance that underlying favorable conditions in the real estate industry will continue or that, in the future, the stock price of the Class A Shares or Class B Shares will increase, or the book value per share will continue to grow, at rates similar to those which Security Capital has achieved in the past.

RISKS RELATING TO NEW BUSINESS INITIATIVES

Since its inception, Security Capital has continually devoted substantial resources to the creation of new businesses. Security Capital currently has several new business initiatives which have recently become operational, or are expected to be operational by the end of 1997, or are in varying stages of research and development, and SC-USREALTY also has several new business initiatives that are expected to be operational by the end of 1997. These new business initiatives, to the extent they are developed into new businesses, may be subject to a greater risk of failure as a new business initiative than generally would be associated with a mature business. As a result, there can be no assurance that these new business initiatives will be completed, or if completed, prove to be successful or viable. While none of the new business initiatives is material at present to Security Capital's results of operations or financial condition, such initiatives are expected to be an important component of Security Capital's future growth. See "Business--Future Strategy."

DEPENDENCE ON KEY PERSONNEL

Security Capital's success depends upon attracting and retaining the services of executive officers, including C. Ronald Blankenship, William D. Sanders and Thomas G. Wattles, who are members of the Operating Committee, as well as several key senior officers, consisting of the following Managing Directors:
Jeffrey A. Cozad, John H. Gardner, W. Joseph Houlihan, Gordon S. Kerr, Anthony
R. Manno, Jr., Todd W. Mansfield, Caroline S. McBride, Daniel F. Miranda, Mary Lou Rogers, Donald E. Suter, Paul E. Szurek and Robert S. Underhill. Security Capital has experienced individuals who manage its operating companies, including R. Scot Sellers, President and Chief Executive Officer of PTR, Patrick R. Whelan, Managing Director of PTR, K. Dane Brooksher and Irving F. Lyons, III, Co-Chairmen of SCI, Constance B. Moore and James C. Potts, Co-Chairmen of ATLANTIC, and Michael D. Cryan and David C. Dressler Jr., Co-Chairmen of Homestead. Security Capital's success will depend, among other things, on its ability to retain each of the foregoing individuals. Security Capital's success also depends upon the ability of Security Capital's operating companies and any new entities it creates to continue to recruit experienced management. There is substantial competition for qualified personnel in the real estate industry. Security Capital believes it has an effective succession plan in place and that several of its officers could serve as Security Capital's senior executive officers and continue Security Capital's performance. The loss of any of these key personnel could have an adverse effect on Security Capital.

RELIANCE ON DIVIDENDS AND TRANSFERS FROM OPERATING COMPANIES

Security Capital conducts all of its operations through its operating companies and service businesses. As such, Security Capital is dependent on dividends and fees from such entities to meet its operating expense needs and to pay principal and interest on debt, including borrowings under the revolving line of credit of SC Realty Incorporated ("SC Realty"), a wholly owned subsidiary of Security Capital which holds the Company's shares of PTR, SCI, ATLANTIC, SC-USREALTY and Homestead and warrants to purchase shares of Homestead. This revolving line of credit is secured by such securities and is guaranteed by Security Capital. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations--Investing and Financing Activities--Line of Credit." Although many of the Company's operating companies are REITs, others are not and the Company's ability to obtain dividends, fees or other funds from such operating companies depends on the economic performance of such operating companies, the prior claims of creditors or holders of preferred stock of such operating companies and the Company's ability to control or cause such operating companies to make distributions or such other payments.

LACK OF DIVIDENDS TO SHAREHOLDERS

Security Capital is not a REIT and is not required to make distributions to its common shareholders. Security Capital does not intend to pay dividends on Class A Shares or Class B Shares in the foreseeable future.

SUBSTANTIAL LEVERAGE

Security Capital has a substantial amount of leverage and will continue to have a substantial amount of leverage after the Offering. As of June 30, 1997, Security Capital had approximately $1.4 billion of consolidated outstanding long-term indebtedness (of which $298 million represented indebtedness of Security Capital's consolidated operating companies) and $386 million of consolidated outstanding short-term indebtedness (of which $279 million represented indebtedness of Security Capital's consolidated operating companies) and after giving pro forma effect to the Offering, the Company's debt-to-equity ratio (including all outstanding Convertible Debentures as debt) at such date would have been 1.28 to 1.0. If all Convertible Debentures outstanding on such date were converted, Security Capital's debt-to-equity ratio would have been .27 to 1.0. Of the $1.4 billion of consolidated outstanding long-term indebtedness, approximately $1.1 billion consisted of Convertible Debentures, which are convertible at the option of the holders into Class A Shares one year after the Offering or upon redemption of the Convertible Debentures. The current conversion prices for the Convertible Debentures are below the Company's estimate of the fair market value per Class A Share. If the Convertible Debentures were converted, the outstanding long-term indebtedness would be reduced to approximately $298 million (all of which would be indebtedness of Security Capital's consolidated operating companies). At its August meeting, the Board requested management of Security Capital to study various options to retire the Convertible Debentures. No assurance can be given that Security Capital will retire some or all of the Convertible Debentures prior to maturity. Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies. In addition, Security Capital's operating companies have a substantial amount of indebtedness and, in certain cases, have issued preferred stock to third parties.

In 1993, Security Capital entered into an $85 million revolving line of credit with Wells Fargo Realty Advisers Funding, Incorporated ("Wells Fargo"), as agent for a syndicate of banks. Subsequently, this line of credit was amended and the size of the facility was increased to $250 million, $300 million and $400 million in 1994, 1995 and 1997, respectively. In 1995, Security Capital transferred its investments in the REITs and assigned its obligations under the line of credit to SC Realty, its wholly owned subsidiary, effectively making SC Realty the borrower. The facility, which is provided by a group of 11 banks, is effective through November 15, 1998 and had an outstanding balance of $188.5 million as of July 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investing and Financing Activities--Line of Credit."

Under SC Realty's line of credit, Security Capital (as guarantor) is not permitted to incur or assume any indebtedness other than (i) indebtedness under the SC Realty line of credit which is guaranteed by Security Capital, (ii) existing convertible subordinated indebtedness, (iii) subordinated indebtedness, (iv) indebtedness represented by declared but unpaid dividends,
(v) indebtedness secured by purchase money liens in an aggregate amount not to exceed $10 million at any time outstanding, (vi) indebtedness owing to SC Realty (limited to a maximum of $50 million), and (vii) other indebtedness in an aggregate amount not to exceed $10 million at any time outstanding. In addition, the terms and conditions of SC Realty's line of credit impose restrictions that affect, among other things, the ability of Security Capital to (i) create liens on assets, (ii) sell or otherwise transfer certain assets,
(iii) engage in mergers or consolidations, and (iv) pay dividends. Security Capital is also required by the terms of its guaranty to comply with certain specified financial ratios and tests, including (i) a minimum shareholders' equity of greater than $795 million; (ii) a maximum ratio of total liabilities of Security Capital to the net worth of Security Capital plus the market value net worth of SC Realty of 1.75 to 1.00; and (iii) a minimum ratio of cash flow to mandatory interest expense of 1.75 to 1.00. Security Capital's ability to comply with the foregoing provisions may be affected by events beyond its control. Security Capital's failure to comply with any of these covenants could result in a default under the line of credit. At June 30, 1997, Security Capital was in compliance with all covenants under the guaranty and SC Realty's line of credit.

Based on Security Capital's current level of operations and anticipated growth as a result of pending new business initiatives, Security Capital expects that cash flows from operations (including dividends and fees received from its operating companies), the proceeds of the Offering and funds currently available under its $400 million revolving line of credit will be sufficient to enable Security Capital to satisfy its anticipated cash requirements for operating and investing activities for existing businesses for the next twelve months. Security Capital intends to finance its long-term business activities (including investments in new business initiatives) through the proceeds of the Offering, borrowings under an expanded line of credit and the exercise of the Warrants to be issued as described herein. In addition, the Company anticipates that its operating companies will separately finance their activities through cash flow from operations, sales of equity and debt securities and the incurrence of mortgage debt or line of credit borrowings. The degree to which Security Capital is leveraged and to which it is able to meet its financial obligations could affect its ability to obtain additional financing in the future for refinancing indebtedness, working capital, capital expenditures, acquisitions, investments in new businesses, general corporate purposes or other purposes.

OPERATING LOSS IN 1995 AND ACCUMULATED DEFICIT

For the year ended December 31, 1995, Security Capital experienced a net loss of $201.6 million of which $158.4 million related to the one-time noncash charge related to the acquisition of the Services Division. In addition, as of June 30, 1997, Security Capital had an accumulated deficit of $203.3 million. Although Security Capital had net earnings for 1996 and the first six months of 1997, there can be no assurance that Security Capital will remain profitable in the future.

CONFLICTS OF INTEREST

Allocation of New Business Opportunities.

Security Capital will deploy its capital (both its corporate and third-party managed capital) through the direct and indirect ownership of public and private companies with highly focused business strategies which are engaged in real estate activities. The allocation of new business opportunities may present conflicts between Security Capital and its direct and indirect investees. New opportunities in existing property types within the United States, for example, multifamily communities or distribution space, will be presented to existing direct or indirect investees which are engaged in owning and operating those types of properties. Long-term strategic investment opportunities in equity oriented REITs located in the United States, which are not engaged in operating property types in which Security Capital currently owns a strategic position, generally will be allocated to SC-USREALTY. All other investment opportunities in unrelated real estate operating companies located in the United States are expected to be allocated to Security Capital, which may form new entities to develop those opportunities.

Interests of Certain Directors and Officers of Security Capital in Direct and Indirect Investees.

Several directors and officers of Security Capital are directors or officers of direct or indirect investees of Security Capital and own shares of Security Capital and direct and indirect investees of Security Capital. As of July 15, 1997, directors and executive officers of Security Capital as a group beneficially own 96,134 shares of Class A Shares, representing approximately 7.11% of those shares, and also own options to purchase additional Class A Shares. At that same date, such directors and officers as a group beneficially own 39,578 common shares of ATLANTIC (less than 1%), 382,804 shares of Homestead common stock (1.37%), 785,506 common shares of PTR (less than 1%), 689,285 common shares of SCI (less than 1%), and 3,050,330 common shares of SC-USREALTY (2.23%). See "Principal Shareholders." William D. Sanders is Chairman and Chief Executive Officer of Security Capital and non-executive chairman of SC-USREALTY and a director of Storage USA. C. Ronald Blankenship is a Managing Director of Security Capital, a trustee and non-executive chairman of PTR, a director of Strategic Hotel Capital Incorporated and an advisory director of ATLANTIC and Homestead. John T. Kelley III is a director of Security Capital, a trustee of PTR, an advisory trustee of SCI and Chairman of PACIFIC RETAIL. John
P. Frazee, Jr. is a director of Security Capital and a director of Homestead. Thomas G. Wattles is a Managing Director of Security Capital, a trustee and non-executive chairman of SCI. Caroline S. McBride is a Managing Director of the Strategic Group (defined below) and a director of CarrAmerica and Storage USA. Jeffery A. Klopf is Senior Vice President and Secretary of Security Capital and holds similar positions in SCI, PTR, ATLANTIC and Homestead.

Each of Messrs. Blankenship, Wattles, Frazee and Kelley hold their directorships in direct investees of Security Capital as nominees of Security Capital pursuant to Investor Agreements between Security Capital and the respective investee. Mr. Sanders and Ms. McBride hold their directorships in indirect investees of Security Capital as nominees of SC-USREALTY under agreements between SC-USREALTY and the respective indirect investee.

From time to time there may be transactions between Security Capital and its direct investees, or among its direct and indirect investees, or between Security Capital and its indirect investees. The interests of the foregoing persons may differ from the interests of shareholders of Security Capital as a result of their positions in the direct or indirect investees or their ownership of securities of the direct or indirect investees and, as a result, such persons may have an incentive to place the interests of the direct or indirect investees over those of Security Capital's shareholders.

Principal Transactions with Officers, Directors and Direct and Indirect
Investees.

Security Capital has engaged in principal transactions with certain officers and directors or companies in which a director may have a material interest. See "Certain Relationships and Transactions." Other than as described in "Certain Relationships and Transactions," Security Capital does not intend to engage in principal transactions with officers and directors or to engage independent directors to provide services to Security Capital. Security Capital will not borrow from or make loans to affiliates, other than loans to officers similar to those described in "Certain Relationships and Transactions," or loans to affiliates in which Security Capital owns a substantial economic interest, or where the Board believes that such loans are in the best long-term interests of Security Capital and its shareholders. In those cases where Security Capital engages in these types of transactions, it has obtained or will obtain, after appropriate disclosure of all material interests, Board approval for officer transactions, disinterested director approval for interested director transactions and, where appropriate under Maryland law or required by its amended and restated articles of incorporation (the "Charter") or amended and restated bylaws (the "Bylaws"), shareholder approval.

Neither Security Capital's Charter nor its Bylaws contain any restrictions on interested party transactions with directors and officers. Under the laws of Maryland (where Security Capital is organized), each director is obligated to offer to Security Capital any opportunity (with certain limited exceptions) which comes to him and which Security Capital could reasonably be expected to have an interest in developing. In addition, under Maryland law, any contract or other transaction between Security Capital and any director or any entity in which the director has a material financial interest is voidable unless (i) it is approved, after disclosure of the interest, by the affirmative vote of a majority of disinterested directors or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (ii) it is fair and reasonable to Security Capital.

Transactions with direct investees have been and will be considered, after appropriate disclosure of all material interests, by the entire Board of Security Capital. Security Capital owns substantial positions in its direct investees which, together with certain investor agreements, advisory agreements, board representation or other control rights, allow Security Capital to exert significant influence over the operations of each of these entities. SC-USREALTY generally has investor agreements and board representation for indirect investees of Security Capital.

LIMITATIONS ON ACQUISITION OF SHARES AND CHANGE IN CONTROL

Ownership Limit

The Charter restricts ownership of more than 9.8% of the number or value of the outstanding Class A Shares or Class B Shares by any single shareholder except SC-USREALTY. This provision is designed to help ensure that Security Capital's operating companies that are REITs are able to meet the constructive ownership limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Board, in its sole discretion, may waive this restriction. Shares acquired in breach of the limitation may be redeemed by Security Capital at the average daily closing sales price per Class A Share or Class B Share, as applicable, during the 30-day period ending on the business day prior to the redemption date. A transfer of such Shares to a person who, as a result of the transfer, violates the ownership limit may be void under some circumstances. See "Description of Capital Stock--Restriction on Size of Holdings of Shares" for additional information regarding the ownership limit in the Charter and the constructive ownership limitations imposed by the Code.

Security Capital's 9.8% ownership limit, as well as the ability of Security Capital to issue additional Class A Shares, Class B Shares or other classes or series of stock (which may have rights and preferences senior to the Class B Shares), may have the effect of delaying, deferring or preventing a change in control of Security Capital without the consent of the Board even if a change in control were in the shareholders' interests and may also (i) deter tender offers for Class A Shares or Class B Shares, which offers may be advantageous to shareholders and (ii) limit the opportunity for shareholders to receive a premium for their Class A Shares or Class B Shares that might otherwise exist if an investor were attempting to assemble a block of Class A Shares or Class B Shares in excess of 9.8% or otherwise effect a change in control of Security Capital.

Shareholder Purchase Rights

On April 21, 1997, the Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each Share outstanding. Each Purchase Right entitles the holder, under certain circumstances, to purchase from Security Capital, in the event the underlying share is a Class A Share, one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Shares"), at a price of $6,000 per one one-hundredth of a Participating Preferred Share, subject to adjustment. In the event the underlying share is a Class B Share, the Purchase Right entitles the registered holder, under certain circumstances, to purchase from Security Capital one five-thousandth of a Participating Preferred Share of Security Capital at a price of $120 per one five-thousandth of a Participating Preferred Share. Purchase Rights are exercisable when a person or group of persons (other than SC-USREALTY and other affiliates of Security Capital) acquires 20% or more of the voting power of the voting equity securities of Security Capital or announces a tender offer for 25% or more of the voting power of the voting equity securities of Security Capital. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of Class A Shares or Class B Shares, as the case may be, having a market value of twice the Purchase Right's exercise price. The acquisition of Security Capital pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by the triggering 20% shareholders (other than SC-USREALTY or other affiliates of Security Capital) would not be exercisable.

The Purchase Rights may have the effect of delaying, deferring or preventing a change in control of Security Capital without the consent of the Board even if a change in control were in the shareholders' interests and may also adversely affect the voting and other rights of shareholders. See "Description of Capital Stock--Purchase Rights."

Classified Board; Preferred Stock; Advance Notice Provisions
The Board has been divided into three classes of directors. The terms of the classes will expire in 1998, 1999 and 2000, respectively. As the term of a class expires, directors for that class will be elected for a three-year term and the directors in the other two classes will continue in office. See "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws--Classification of the Board."

Security Capital's Charter authorizes the Board to reclassify any unissued shares of Security Capital's stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption. See "Description of Capital Stock--General" and "--Preferred Stock."

For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, Security Capital's Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as it appears on Security Capital's books and of such beneficial owner and (y) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

The classified Board, the issuance of preferred stock and the advance notice provisions discussed in the preceding paragraphs each could have the effect of delaying, deferring or preventing a change in control of Security Capital even if a change in control were in the shareholders' interests.

CERTAIN RISKS RELATING TO THE INVESTMENT COMPANY ACT

Security Capital is not registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), in reliance on exemptions provided by Rule 3a-1 promulgated under the Investment Company

Act. Security Capital is not required to register as an investment company because it is principally engaged in the real estate business through companies that it primarily controls. As of July 31, 1997, Security Capital owned approximately 35% of PTR, 51% of ATLANTIC, 68% of Homestead, 44% of SCI, and 32% of SC-USREALTY (based in each case on outstanding common shares at such date) and which, together with certain investor agreements, advisory agreements, board representation or other control rights, allows Security Capital to exert significant influence over the operations of each of these entities. Security Capital currently intends to exert similar influence over any other operating company through which it makes future investments. However, to the extent Security Capital does not elect to participate in future equity offerings by its operating companies, its ownership interest in and control over such companies could diminish, and the Company could potentially be required to register as an investment company under the Investment Company Act. Security Capital would be materially adversely affected if it were required to register as an investment company under the Investment Company Act.

CERTAIN TAX RISKS RELATING TO STATUS OF SC-USREALTY

SC-USREALTY was organized in 1995 principally to own significant strategic positions in leading value-added real estate operating companies based in the United States. The Company has been advised by SC-USREALTY that SC-USREALTY is not currently, and intends to operate so as not to become, a Passive Foreign Investment Company ("PFIC") or subject to the accumulated earnings tax for United States income tax purposes. Characterization of SC-USREALTY as a PFIC could potentially subject the Company to income tax on its pro rata share of the undistributed income of SC-USREALTY. In addition, application of the accumulated earnings tax to SC-USREALTY could potentially subject SC-USREALTY to a 39.6% tax rate on its "accumulated taxable income" for United States income tax purposes.

UNITED STATES REAL PROPERTY HOLDING CORPORATION

In the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital, Security Capital was not, as of July 31, 1997, a "United States real property holding corporation." However, such opinion is not binding on the U.S. Internal Revenue Service (the "IRS") and there can be no assurance that the IRS will agree with the conclusions set forth in such opinion. Moreover, such opinion is based on certain factual matters as of July 31, 1997 which may change, such as the relative fair market value of Security Capital's assets and investments made by Security Capital as of July 31, 1997. In general, if Security Capital were treated as or were to become a "United States real property holding corporation," a non-U.S. holder of Class B Shares deemed to own more than 5% of the Class B Shares would be subject to U.S. income and withholding taxes upon a sale or other disposition of such shares. See "Certain United States Federal Tax Considerations for Non-U.S. Holders of Class B Shares--U.S. Income and Estate Tax Consequences."

REAL ESTATE RISKS AFFECTING SECURITY CAPITAL

General

Although Security Capital owns no real estate, its operating companies, and companies in which its affiliates may invest, own real estate. The return that Security Capital achieves from its operating companies is dependent on the performance of the real property investments held by such operating companies, which are subject to varying degrees of risk. Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local, regional or national conditions (such as an oversupply of properties or a reduction in rental demand in a specific area), the quality and philosophy of management, competition from other available properties and the ability to provide adequate maintenance and insurance and to control operating costs. Although Security Capital seeks to minimize these risks through its market research and asset and property management capabilities, these risks cannot be eliminated entirely. Real estate cash flows and values are also affected by such factors as government regulations, including zoning, usage and tax laws, interest rate levels, the availability of financing, the possibility of bankruptcies of tenants and potential liability under, and changes in, environmental and other laws. Since a significant portion of the income from Security Capital's direct and indirect REIT investees is derived from rental income and other payments from real property (in excess of 97% of the 1996 total revenues for each such company, except in the case of CarrAmerica and REGENCY for which such amounts were in excess of 92% of 1996 total revenues), their respective income and distributable cash flow, and accordingly Security Capital's, would be adversely affected if a significant number of tenants were unable to meet their obligations, or if such operating companies were unable to lease properties on economically favorable terms.

In addition, the market price of the Class B Shares may be affected by the market prices of shares of Security Capital's real estate operating companies, which in turn may be affected by risks generally associated with investments in real estate, including risks associated with the acquisition and disposition of real estate assets and the development or redevelopment of properties.

Debt Financing
To the extent Security Capital or one of its operating companies incur debt, such company will be subject to the risks associated with debt financing, including the risks that cash flow from operations will be insufficient to meet required payments of principal and interest, that such company will be unable to refinance any revolving line of credit or any current or future indebtedness on its properties, that the terms of any such refinancings may not be as favorable as the terms of existing indebtedness and that, due to a lack of funds, such company may be unable to make necessary capital expenditures for purposes such as renovations or releasing properties. If a property owned by one of Security Capital's operating companies is mortgaged to secure payment of indebtedness and the operating company is unable to meet its mortgage payments, the property would be transferred to the mortgagee with a consequent loss of income and asset value to the operating company.

Risks of Real Estate Development
Security Capital's operating companies have developed or commenced development on properties (e.g., multifamily communities, distribution facilities and extended-stay lodging facilities) and expect to develop additional properties in the future. Real estate development involves significant risks in addition to those involved in the ownership and operation of established properties, including the risks that financing, if needed, may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs), that estimates of the costs of construction may prove to be inaccurate and that properties may not be leased or rented on profitable terms and therefore will fail to perform in accordance with expectations. Timely construction may be affected by local weather conditions, local or national strikes and by local or national shortages in materials, insulation, building supplies and energy and fuel for equipment.

Renewal of Leases and Re-leasing of Space
Certain of Security Capital's operating companies, particularly those that invest in multifamily communities and distribution facilities, are subject to the risks that leases may not be renewed, space may not be re-leased or the terms of such renewal or re-leasing may be less favorable than current lease terms. If such operating companies were unable to promptly re-lease or renew leases or if the rental rates upon such renewal or re-lease were significantly lower than expected, their cash flow, and accordingly Security Capital's cash flow, may be adversely affected.

Illiquidity of Real Estate Investments
Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of Security Capital's operating companies to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as mortgage payments, real estate taxes, and operating and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments. Further, Security Capital's operating companies that are REITs must comply with safe harbor rules which enable a REIT to avoid punitive taxation. Thus, the ability of the operating companies that are REITs to sell assets to change their asset base is restricted by tax rules which impose holding periods for assets and potential disqualification as a REIT upon certain asset sales.

Regulation

Governmental authorities at the federal, state and local levels are actively involved in the promulgation and enforcement of regulations relating to land use and zoning restrictions. Regulations may be promulgated which could have the effect of restricting or curtailing certain uses of existing structures or requiring that such structures be renovated or altered in some fashion. The establishment of such regulations could have the effect of increasing the expenses and lowering the profitability of any of the properties affected thereby. Security Capital does not believe that any of these regulations will have a material impact on Security Capital or its direct or indirect investees.

Changes in Laws
Increased costs resulting from increases in real estate, income or transfer taxes or other governmental requirements generally may not be passed through directly to residents, tenants or lessees, inhibiting the ability of Security Capital's operating companies to recover such costs. Substantial increases in rents, as a result of such increased costs, may affect the ability of a resident, tenant or lessee to pay rent, causing increased vacancy. In addition, changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures.

Uninsured Loss
Security Capital's operating companies carry comprehensive liability, fire, flood, earthquake, extended coverage and rental loss insurance with respect to their properties with policy specifications and insured limits customarily carried for similar properties and which the operating companies believe are appropriate under the circumstances. There are, however, certain types of losses (such as from wars) that may be uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, such operating company could lose both its capital invested in and anticipated profits from one or more properties.

HIGHLY COMPETITIVE BUSINESSES

There are numerous commercial developers, real estate companies and other owners of real estate, including those that operate in the regions in which Security Capital's operating companies' properties are located, that compete with Security Capital's operating companies in seeking land for development, properties for acquisition and disposition and tenants for properties. Security Capital's operating companies compete on a regional and national basis with no individual market material to Security Capital as a whole.

ATLANTIC and PTR each have a significant portion of their respective assets in certain geographic markets. ATLANTIC has 29% and 11%, respectively, of its assets, based on total expected investment, located in the Atlanta, Georgia and Ft. Lauderdale/West Palm Beach, Florida markets. PTR has 18%, 14% and 11%, respectively, of its assets, based on total expected investment, located in the Southern California, Northern California and Phoenix, Arizona markets. As a result, such operating companies are subject to increased exposure to the economic and other competitive factors specific to those markets. See "Business--Properties of the Operating Companies." All of the operating companies' properties are located in developed areas that include other similar properties. The number of competitive properties in a particular area could have a material adverse effect on the operating companies' ability to lease units and on the rents charged. In addition, other forms of properties provide alternatives to tenants of the operating companies' properties (for example, single family residential housing may be an alternative to multifamily housing).

The global real estate securities management business of Security Capital will compete for capital and investment opportunities with a large number of investment management firms as well as certain insurance companies, commercial banks and other financial institutions, some of which may have greater access to capital and other resources and which may offer a wider range of services than Security Capital. Real estate investment management firms can be formed with relatively small amounts of capital and depend most significantly on the continued involvement of their professional staff. The Company believes that competition among real estate investment management firms is affected principally by investment performance, development and implementation of investment strategies, information technologies and databases and client service performance.

NO PRIOR MARKET FOR CLASS B SHARES; SHARE PRICE FLUCTUATIONS

Prior to the Offering, there has been no public market for the Class B Shares. There can be no assurance that an active trading market will develop for the Class B Shares. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Class B Shares for reasons unrelated to Security Capital's performance. In addition, the initial public offering price may not accurately reflect the market price of the Class B Shares.

POTENTIAL ADVERSE EFFECT ON CLASS B SHARE PRICE OF SHARES AVAILABLE FOR FUTURE SALE

Sales of a substantial number of Class B Shares, or the perception that such sales could occur, could adversely affect the prevailing market price for Class B Shares. Upon completion of the Offering, Security Capital will have 15,100,000 Class B Shares outstanding. All such shares may be sold by non-affiliates in the public markets without limitation. In addition, upon completion of the Offering, Security Capital expects to have 1,327,070 Class A Shares outstanding, which will be convertible beginning January 1, 1998 into a total of 66,353,500 Class B Shares, and 139,000 shares of Series A Preferred Stock outstanding, convertible into a maximum of 105,896 Class A Shares. As of July 31, 1997, Security Capital also had outstanding (i) approximately $715 million principal amount of its 2014 Convertible Debentures, convertible into an aggregate of 683,771 Class A Shares, (ii) approximately $323 million principal amount of its 2016 Convertible Debentures, convertible into an aggregate of 279,941 Class A Shares, (iii) warrants to purchase 40,241 Class A Shares and approximately $30 million principal amount of 2014 Convertible Debentures (convertible into 29,142 Class A Shares) and (iv) options to purchase 132,390 Class A Shares and approximately $45 million principal amount of 2014 Convertible Debentures (convertible into 43,849 Class A Shares) under Security Capital's employee benefit plans. All such Class A Shares, and the Class B Shares into which they may be converted, may be sold in the public markets in the future pursuant to registration rights or available exemptions from registration. In addition, after consummation of the Mergers, Security Capital is expected to issue Warrants to purchase a total of $250 million of Class B Shares (the number of which shares will be based on the price of the Class B Shares on the Warrant Issuance Date), which underlying Class B Shares may be sold by non-affiliates in the public markets without limitation. See "Shares Available for Future Sale." No prediction can be made regarding the effect of future sales of Class B Shares or Class A Shares, or the conversion of Class A Shares into Class B Shares, on the market price of Class B Shares.

IMPACT OF ENVIRONMENTAL REGULATIONS

Security Capital, through certain of its operating companies, is subject to environmental and health and safety laws and regulations related to the ownership, operation, development and acquisition of real estate. Under such laws and regulations, Security Capital may be liable for, among other things, the costs of removal or remediation of certain hazardous substances, including asbestos-related liability. Such laws and regulations often impose liability without regard to fault.

As part of its due diligence procedures, Security Capital's operating companies have conducted Phase I environmental assessments on each of their respective properties prior to their acquisition; however, there can be no assurance that such assessments have revealed all potential environmental liabilities. Security Capital is not aware of any environmental condition on any of its operating companies' properties which is likely to have a material adverse effect on Security Capital's financial position or results of operations; however, there can be no assurance that any such condition does not exist or may not arise in the future.

DILUTION

The pro forma net tangible book value per Class B Share of Security Capital's assets after the Offering will be lower than the initial public offering price per Class B Share in the Offering. Accordingly, persons acquiring Class B Shares in the Offering will experience immediate dilution of $11.03 per Class B Share (or $8.20 per Class B Share assuming conversion of the outstanding Convertible Debentures) in the net tangible book value of Class B Shares acquired in the Offering. See "Dilution." In addition, to the extent Warrants are exercised for Class B Shares, the number of outstanding Class B Shares will increase, and the interests of the shareholders who purchase in the Offering will be diluted.

                                USE OF PROCEEDS

The net proceeds to Security Capital from the sale of the Class B Shares offered hereby, after payment of all expenses of the Offering, are expected to be approximately $370 million. The net proceeds will be used for the partial repayment of outstanding bank indebtedness (approximately $270 million), the allocation of capital to new businesses (approximately $100 million) and any remaining amounts will be used for general corporate purposes. If the Underwriters' over-allotment option to purchase 2,265,000 Class B Shares is exercised in full, the additional net proceeds of approximately $60 million will be used for general corporate purposes.

At July 31, 1997, SC Realty, a wholly owned subsidiary of Security Capital, had $188.5 million in outstanding borrowings under its $400 million revolving line of credit with Wells Fargo. The weighted average interest rate on the line of credit from January 1, 1997 through July 31, 1997 was 7.1763%. Borrowings under the line of credit bear interest, at SC Realty's option, at either (i) LIBOR plus a margin of 1.50% or (ii) the higher of the federal funds rate plus a margin of .50% or Wells Fargo's prime rate, with interest payable monthly in arrears. The line of credit is guaranteed by Security Capital and is secured by its shares in PTR, SCI, ATLANTIC, SC-USREALTY and Homestead, as well as its warrants to acquire shares of Homestead. At July 31, 1997, the aggregate market value of the securities pledged pursuant to the line of credit was approximately $3.1 billion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investing and Financing Activities--Line of Credit."

                                DIVIDEND POLICY

Security Capital is not a REIT and is not required to make distributions to its common shareholders. The declaration and payment of dividends by Security Capital is subject to the discretion of the Board. Any determination as to the payment of dividends will depend upon the results of operations, capital requirements and financial condition of Security Capital and such other factors as the Board deems relevant. The Company believes that there currently are substantial investment opportunities available to Security Capital and, as a result, the Board intends to follow a policy of retaining earnings to finance Security Capital's growth and for general corporate purposes. Therefore, Security Capital does not anticipate paying any cash dividends on the Class A Shares or the Class B Shares in the foreseeable future.

                                 CAPITALIZATION

The following table sets forth the capitalization of Security Capital as of June 30, 1997 and as adjusted to give effect to (i) the Offering ($370,389,500 in net proceeds based on a Class B Share price equal to the mid-point of the range set forth on the cover hereof) and (ii) the application of the proceeds therefrom. The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere herein.

                                                        ---------------------
                                                            JUNE 30, 1997
                                                                        AS
                                                        HISTORICAL    ADJUSTED
                                                        ----------  ---------
Dollars in thousands
Long-term debt:
  Security Capital
    2014 Convertible Debentures (1)                    $  715,244  $  715,244
    2016 Convertible Debentures (2)                       323,024     323,024
  Majority-owned subsidiaries (3)
    Mortgage notes payable                                298,006     298,006
                                                       ----------  ----------
  Total long-term debt                                  1,336,274   1,336,274
                                                       ----------  ----------
Minority interests                                        475,909     475,909
Shareholders' equity:
  Class A Shares, par value $.01 per share; 20,000,000
   shares
   authorized; 1,327,150 shares issued and outstanding
   (4)                                                         13          13
  Class B Shares, par value $.01 per share;
   229,861,000 shares authorized; 15,100,000 shares
   issued as adjusted (5)                                      --         151
  Series A Preferred Stock, par value $.01 per share;
   139,000 shares issued and outstanding; stated
   liquidation preference of $1,000 per share (6)         139,000     139,000
  Additional paid-in capital                            1,093,392   1,463,631
  Accumulated deficit                                    (203,334)   (203,334)
                                                       ----------  ----------
  Total shareholders' equity                            1,029,071   1,399,461
                                                       ----------  ----------
    Total capitalization                               $2,841,254  $3,211,644
                                                       ==========  ==========

--------

(1) Convertible into 683,790 Class A Shares. Does not include $75,978,066 principal amount of 2014 Convertible Debentures issuable upon exercise of outstanding options and warrants convertible into 72,991 Class A Shares.

(2) Convertible into 279,941 Class A Shares.
(3) Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies.

(4) Does not include an aggregate of 1,314,503 Class A Shares, reserved for issuance upon exercise of outstanding options or warrants or upon conversion of the 2014 Convertible Debentures, the 2016 Convertible Debentures or the Series A Preferred Stock.

(5) Does not include an aggregate of 66,357,500 Class B Shares reserved for issuance upon conversion of Class A Shares or $250 million aggregate amount of Class B Shares issuable upon exercise of Warrants to be issued in connection with the Mergers.
(6) Convertible into a maximum of 105,896 Class A Shares.

                                    DILUTION

At June 30, 1997, Security Capital had a net tangible book value of $890.1 million, or $13.41 per Class B Share based on 66,357,500 outstanding Class B Shares (assuming conversion of all Class A Shares outstanding on such date into Class B Shares). Net tangible book value per Class B Share is defined as the book value of the Company's tangible assets, less liabilities, minority interests and Series A Preferred Stock, divided by the number of Class B Shares outstanding.

After giving effect to the sale by Security Capital of 15,100,000 Class B Shares in the Offering at an assumed initial public offering price of $24.53 per share (after deducting the underwriting discount and the estimated expenses associated with the Offering payable by the Company), Security Capital's pro forma net tangible book value as of June 30, 1997 would have been $1.26 billion or $15.47 per Class B Share (assuming conversion of all Class A Shares outstanding on such date into Class B Shares), representing an immediate increase in net tangible book value of $2.06 per Class B Share to the existing shareholders, and an immediate dilution to new investors of $11.03 per Class B Share.

The following table illustrates this per share dilution:

                                                          ------------------

Assumed initial public offering price per Class B Share             $   26.50
  Net tangible book value per Class B Share at June 30,
   1997 (1)                                              $   13.41
  Increase in net tangible book value per Class B Share
   attributable to new investors (1)                     $    2.06
Pro forma net tangible book value per Class B Share
 after the Offering (1)                                             $   15.47
                                                                    ---------
Dilution per Class B Share to new investors                         $   11.03
                                                                    =========

--------

(1) Assumes conversion of all Class A Shares outstanding on June 30, 1997 into Class B Shares.

The following table sets forth, as of June 30, 1997, (i) the number of Class B Shares purchased from the Company, assuming conversion of all Class A Shares outstanding on such date into Class B Shares, (ii) the total consideration paid and (iii) the average price per share paid by the existing shareholders, as compared with (x) the number of Class B Shares to be purchased from the Company, (y) the total consideration to be paid and (z) the average price per share to be paid by new investors:

                         --------------------------------------------------

                          CLASS B SHARES
                             PURCHASED           TOTAL CONSIDERATION     AVERAGE PRICE
                       ---------------------  -------------------------    PER CLASS B
                           NUMBER   PERCENT           AMOUNT   PERCENT           SHARE
                       ---------- ---------   -------------- ---------   -------------
Existing shareholders  66,357,500     81.46%  $  955,130,000     70.47%       $14.39 (1)
New investors          15,100,000     18.54%  $  400,150,000     29.53%       $26.50
                       ---------- ---------   -------------- ---------
  Total                81,457,500    100.00%  $1,355,280,000    100.00%
                       ========== =========   ============== =========

--------

(1) All existing shareholders have either purchased the Class A Shares as a unit including Convertible Debentures or received a $757.50 per share distribution of the 2014 Convertible Debentures during 1994. On a fully converted basis, existing shareholders have paid an average price of $18.08 per share.

The foregoing dilution information assumes no conversion of outstanding Series A Preferred Stock, 2014 Convertible Debentures or 2016 Convertible Debentures and no exercise of warrants and options, all of which are convertible into, or exercisable for, Class A Shares or 2014 Convertible Debentures. If all such convertible securities were converted into, or exercised for, Class A Shares, an additional 1,314,503 Class A Shares (convertible into 65,725,150 Class B Shares) would have been outstanding as of June 30, 1997 and the Company would have reduced its liabilities by $1.1 billion and increased its shareholders' equity by $1.4 billion as of such date. As a consequence, based on a pro forma net tangible book value of $18.30 per Class B Share after the Offering and an assumed initial public offering price of $26.50 per Class B Share, dilution to investors would have been $8.20 per Class B Share if all such convertible securities were issued and converted into, or exercised for, Class B Shares.

Based on the assumptions set forth in the immediately preceding paragraph, the comparison of consideration paid by existing shareholders to new investors would be as follows as of June 30, 1997:

                        ---------------------------------------------------

                           CLASS B SHARES
                             PURCHASED             TOTAL CONSIDERATION     AVERAGE PRICE
                       ----------------------   -------------------------    PER CLASS B
                            NUMBER     PERCENT          AMOUNT    PERCENT          SHARE
                       -----------  ---------   -------------- ---------   -------------
Existing shareholders  132,082,650      89.74%  $2,387,505,000     85.65%       $18.08
New investors           15,100,000      10.26%  $  400,150,000     14.35%       $26.50
                       -----------  ---------   -------------- ---------
  Total                147,182,650     100.00%  $2,787,655,000    100.00%
                       ===========  =========   ============== =========

                                    BUSINESS

OVERVIEW AND STRATEGY

Security Capital is a real estate research, investment and operating management company. Management has assembled a superior team of operating and investment professionals to implement the firm's strategy. Prior to the Offering, Security Capital was owned primarily by directors, officers, employees and 65 major domestic and foreign institutional investors.

Security Capital's strategy is to create the optimal organization to lead and profit from global real estate securitization. Security Capital will implement this strategy by:

  . Providing leadership in real estate research conducted on a global basis.
    Security Capital's proprietary research, which is available to Security Capital's affiliates, provides a strong foundation for its capital deployment strategy.

  . Continuing to invest its capital in fully integrated, value-added operating companies that have strong prospects for sustained growth. Security Capital plans to utilize the results of its research to identify opportunities in which it can invest its capital in the start-up of highly focused, private operating companies with the objective of becoming publicly traded and having the prospect of dominating their respective niches. The Company currently is considering several new business initiatives, both domestically and globally, in which it has recently made or has agreed to make investments. While none of the new business initiatives is material at present to Security Capital's results of operations or financial condition, such initiatives are expected to be an important component of Security Capital's future growth. See "--Future Strategy." In addition, Security Capital will continue to make investments in public companies in which it can provide strategic and operating guidance and capital and thereby enable the companies to pursue an attractive growth strategy. See "--Operating Strategy--Security Capital Strategic Group."

  . Creating a global real estate securities management business.

The global real estate industry is in the early stages of a dramatic transition from ownership in "passive hands" to becoming a securitized industry with a more rational approach to capital allocation and operating management. As public real estate investment enterprises become more prevalent, a greater percentage of the industry's new capital is moving to publicly traded, fully integrated, value-added operating companies. Securitized holdings offer significant benefits to institutional and retail investors, including enhanced liquidity, real-time pricing and the opportunity for optimal growth and sustainable competitive rates of return.

Security Capital will deploy its capital (both its corporate and third-party managed capital) in enterprises that emulate the operating characteristics of the leading value-added operating companies in other highly competitive global industries. As the shift toward securitization of real estate ownership leads to a more rational system for deploying capital, the Company believes leading real estate companies will commit significant dollars to research and development to create value-added operating systems for application in carefully selected, focused target markets. The Company believes leading real estate companies will devote significant capital and energy to management development programs, creating a strong corporate culture with succession plans in place. The Company also believes leading real estate companies will consider capital as a precious resource to be deployed utilizing evaluation processes based on Economic Value-Added (EVA) or similar strategies. The shift toward securitization creates unprecedented opportunities for Security Capital and its operating companies. By building talented management teams, creating fully integrated operating systems and implementing highly focused strategies, the Company believes leading real estate companies can achieve sustainable annualized rates of return which are very competitive with other growth industries.

Through July 31, 1997, Security Capital has invested an aggregate of approximately $2.1 billion in the common shares of PTR, SCI, ATLANTIC, SC-USREALTY and Homestead and in the warrants of Homestead. Those securities had an aggregate market value of approximately $3.1 billion (based on the closing price of those securities on the principal exchange on which the securities are listed on July 31, 1997).

Security Capital is a Maryland corporation. Security Capital's and its affiliates' principal business activities are carried out in offices located in Atlanta, Brussels, Chicago, Denver, El Paso, London, Luxembourg, New York and Santa Fe.

OPERATING STRATEGY

Security Capital executes its strategy through the four functional groups shown on the following organization chart. The Real Estate Research Group ("RERG") conducts proprietary real estate research and provides analyses of long-term market conditions and short-term trends to the companies and funds in which Security Capital has invested. The Capital Management Group ("CMG") manages or advises capital invested in real estate securities funds with an intermediate-term investment focus. The Strategic Group ("SG") provides overall business strategy and investment oversight to the companies in which Security Capital has direct and indirect ownership positions, either directly or through consulting agreements. The Financial Services Group ("FSG") provides administrative and capital markets services to Security Capital's client companies.


                 SECURITY CAPITAL OPERATING ORGANIZATION CHART

                      -------------------------------
                           SECURITY CAPITAL GROUP
                                INCORPORATED

                           REAL ESTATE RESEARCH,
                      INVESTMENT AND MANAGEMENT $3.50
                              BILLION(1)
                      -------------------------------
                                     |
         ------------------------------------------------------------
         |                   |                   |                  |
-------------------------------------------------------------------------------

   REAL ESTATE            CAPITAL         STRATEGIC GROUP          FINANCIAL
  RESEARCH GROUP      MANAGEMENT GROUP          (SG)             SERVICES GROUP
      (RERG)              (CMG)                                      (FSG)

    REAL ESTATE         REAL ESTATE      BUSINESS STRATEGY,      ADMINISTRATIVE
     RESEARCH           SECURITIES         OPERATING AND          AND CAPITAL
                        MANAGEMENT            CAPITAL           MARKETS SERVICES
                                             DEPLOYMENT
                                             OVERSIGHT

Brussels-Chicago-     (Intermediate       Brussels-Chicago-    Chicago-El Paso-
     Santa Fe             Term)                London-             London-
                      Brussels-Chicago     Luxembourg-New       Luxembourg-New
                                           York-Santa Fe       York-Santa Fe
-------------------------------------------------------------------------------
     CLIENTS             CLIENTS              CLIENTS             CLIENTS

Investment          Special              Security Capital    Limited to
 Research Group      Opportunity          Pacific Trust       Direct/Indirect
Strategic Group      Investments                              Affiliates
                     (Security           Security Capital
                     Capital U.S.         Atlantic
                     Realty) (2)          Incorporated

                    Security Capital     Homestead Village
                     Employee REIT        Incorporated
                     Fund

                     Security Capital    Security Capital
                      Preferred Growth    Industrial Trust
                      Incorporated (3)

                     Security Capital    Strategic Hotel
                      EuroPacific         Capital
                      Real Estate         Incorporated (3)
                      Shares (3)
                                         SCG Box X-3
                                          (3)(4)

                                         Security Captial
                                          Global Realty
                                          (3)(5)
                                         Security Capital
                                          U.S. Realty (2)

                                          CarrAmerica
                                           Realty
                                           Corporation
                                           (6)

                                          Storage USA,
                                           Inc. (6)

                                          Regency Realty
                                           Corporation (6)

                                          Pacific Retail
                                           Trust (6)

                                          Parking
                                           Services
                                           International
                                           Incorporated
                                           --national
                                           parking operator
                                           (3)(6)

                                          Urban Growth
                                           Property Trust
                                           --national
                                           urban property
                                           (3)(6)

                                          City Center
                                           Retail Trust
                                           --urban
                                           retail (3)(6)
-------------------

(1) Pre-Offering, equity market capitalization on a fully converted basis, which assumes all convertible instruments have been converted into, and options and warrants have been exercised for, Class A Shares, which in turn are assumed to be converted into Class B Shares, and is based on the Class B Share price equal to the mid-point of the range set forth on the cover of this Prospectus.

(2) The European management and Board of Directors of SC-USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates CMG and SG.
(3) Italics represents new business initiatives.
(4) SCG Box X-3 is in the early stages of research and development. Security Capital's policy is to announce new business initiatives following extensive research and development and after Security Capital has committed to make investments in excess of $25 million in the new business.

(5) The European management and Board of Directors of Security Capital Global Realty ("SC-GR") will receive operating and investment advice from Security Capital Global Management S.A., which will subcontract certain research and advisory activities from its affiliates CMG and SG.

(6) This company is an investee of SC-USREALTY through its subsidiary and is not directly advised by SG.

 ----------------   ---------------------------------------------------------
   REAL ESTATE                               SECURITY
    RESEARCH                                  CAPITAL
     GROUP                                   ---------
     (RERG)                                      |
                    ----------------------------------------------------------
   REAL ESTATE           |             |             |             |
    RESEARCH        -----------   -----------   -----------   -----------
                        RERG
 Brussels-Chicago   -----------   -----------   -----------   -----------
   Santa Fe
 -----------------   ---------------------------------------------------------

Security Capital Real Estate Research Group (RERG)
RERG produces real estate research for both the Investment Research Group and Strategic Group. Research plays a key role in the process of deploying capital through the long- and short-term evaluation of supply and demand for each real estate property type in targeted geographic markets. The evaluations are based on economic, demographic and market factors as well as proprietary demand and supply models.

RERG conducts an economic base analysis for every major metropolitan market in the United States. Economic base analysis identifies the key industry sectors which drive a market's economy by exporting goods or services outside the area. By examining the stability and growth potential of these industries, as well as the diversity of their mix, RERG assesses the risks and long-term growth prospects for that particular market. The demand models created by RERG for each property type incorporate demographic factors such as population, household income, age, education, employment and housing characteristics for an area as small as one-sixteenth of a square mile in certain markets. The economic and demographic analyses are translated into an overall evaluation of the demand prospects for each property type in each market.

On a short-term basis, RERG monitors real estate market conditions such as occupancy and rent growth to forecast the near-term (one to two years) demand/supply balance of each property type in the market.

 ----------------   ---------------------------------------------------------
                                            ----------
      CAPITAL                                SECURITY
  MANAGEMENT GROUP                           CAPITAL
      (CMG)                                  ---------
                                                 |
    REAL ESTATE      ---------------------------------------------------------
     SECURITIES            |             |             |             |
     MANAGEMENT       -----------   -----------   -----------   -----------
                                        CMG
   (INTERMEDIATE      -----------   -----------   -----------   -----------
       TERM)
   Brussels-Chicago
 ----------------   ---------------------------------------------------------

Security Capital (US) Capital Management Group (CMG)

CMG manages or advises capital invested in focused funds that seek to maximize total return over an intermediate time horizon of up to 42 months. CMG's principal focus is on publicly traded real estate companies that it believes should outperform the market due to factors such as an emerging new strategy or opportunity, imminent changes in supply and demand that would affect asset performance, market inefficiencies that result in mispriced securities or consolidation opportunities. CMG, through its focused funds, will also commit capital to private start-up companies that have significant prospects for sustained growth, that can utilize both strategic and operating consulting and capital, and that have the prospect of becoming public companies. CMG will generally take ownership positions ranging from .5% to 4.99% of the equity securities of its investees, except with respect to Security Capital Preferred Growth Incorporated ("SC-PG"), in which case CMG may take larger ownership positions.

CMG currently provides investment research and advice to Security Capital (EU) Management S.A., the advisor to SC-USREALTY, in connection with certain investments in publicly traded companies. In addition, CMG currently manages Security Capital Employee REIT Fund ("SC-ERF") and SC-PG.

 . Security Capital U.S. Realty: Special Opportunity Investments Portfolio. SC-USREALTY identifies publicly traded companies with solid growth prospects and invests, through a wholly owned subsidiary, to realize attractive total returns through dividends and share price appreciation. As of July 31, 1997, the SC-USREALTY Special Opportunity Investments Portfolio had a fair market value of $362 million. For the period from December 31, 1995 to June 30, 1997, the SC-USREALTY Special Opportunity Investment Portfolio achieved an average annual total return of approximately 42.9%, as measured in the manner required by the Securities and Exchange Commission (the "Commission") for U.S. mutual funds, after the deduction of fees and expenses. The average annual total return has been calculated based on the following principal assumptions: (i) investments were made on the dates SC-USREALTY Special Opportunity Investments Portfolio made its investments, (ii) dividends or other distributions, if any, were immediately reinvested and (iii) the per share value of the investments on June 30, 1997 is represented by the closing sales price of the shares on such date on the principal stock exchange on which such shares are listed. There can be no assurance that a comparable rate of return may be obtained in the future.

 . Security Capital Employee REIT Fund (SC-ERF). As a matter of policy, Security Capital employees are not permitted to invest in non-Security Capital related real estate securities. Security Capital has committed to invest up to $100 million into a fund known as SC-ERF that will invest in real estate securities. SC-ERF, which became effective with the Commission in April 1997, provides a vehicle through which employees, directors and trustees of Security Capital and its affiliates, their families and approved 401(k) plans of Security Capital and its affiliates can invest in real estate securities. SC-ERF's long-term objective is to achieve top-quartile returns as compared with other mutual funds that invest in securities of publicly traded real estate companies in the United States. As of July 31, 1997, Security Capital had invested $100.0 million in SC-ERF.

 . Security Capital Preferred Growth Incorporated (SC-PG). SC-PG is a private real estate company formed in January 1997. SC-PG's objective is to make intermediate-term investments in undervalued, high-potential real estate operating companies primarily through convertible securities. These companies would typically be in the second through fourth quartile of performance among real estate operating companies. SC-PG seeks to provide these companies with an opportunity for repositioning or growth by furnishing them with operating guidance and access to capital. The management of SC-PG believes that these types of investments will offer SC-PG an attractive dividend return and the opportunity to participate in the value creation that may occur as the companies in which it invests experience growth in cash flows and increases in share prices. As of July 31, 1997, SC-PG has received commitments to purchase $470.1 million of its common stock including Security Capital's commitment of $50 million.

 . Security Capital EuroPacific Real Estate Shares (SC-EP). Security Capital has committed to invest up to $50 million in a mutual fund known as SC-EP that will invest in securities of real estate companies publicly traded outside the United States. SC-EP is intended to be formed as a real estate securities mutual fund and will be domiciled in the United States. SC-EP's investment objective will be to obtain above average total returns over the short to intermediate term, through investment in shares of public companies which are engaged in real estate activities in Europe and the Asia Pacific region. Long term, SC-EP's objective is to achieve top quartile total returns as compared to other mutual funds that invest in real estate companies outside the United States. SC-EP's investment policy will be driven by international real estate market research and capital market intelligence of Security Capital (EU) Management Group S.A. ("SC(EU)MG"), the adviser for SC-EP. The operating and investment underwriting processes utilized for SC-EP by SC(EU)MG will parallel those employed by other CMG affiliates.

 ----------------   ---------------------------------------------------------

  STRATEGIC GROUP
        (SG)                                ----------
                                             SECURITY
      BUSINESS                                CAPITAL
     STRATEGY,                               ---------
   OPERATING AND                                 |
      CAPITAL       ----------------------------------------------------------
     DEPLOYMENT            |             |             |             |
   OVERSIGHT          -----------   -----------   -----------   -----------
                                                      SG
 Brussels-Chicago-    -----------   -----------   -----------   -----------
      London-
   Luxembourg-New
   York- Santa Fe
 ----------------   ---------------------------------------------------------

Security Capital Strategic Group (SG)

SG provides overall business strategy and investment oversight (either directly or through advisory agreements) to companies in which Security Capital has a direct or indirect ownership position. Security Capital plans to pursue investments in private companies that have highly focused business strategies that management believes have prospects for sustained growth and may become publicly traded. Security Capital expects to benefit as these companies experience growth in cash flows and increases in share prices consistent with similar direct investments that Security Capital has made since 1991 in PTR, SCI, ATLANTIC, Homestead and SC-USREALTY and indirect investments made by SC-USREALTY. No assurance can be given that Security Capital will achieve similar results on future strategic investments.

                                            DIRECT/INDIRECT      EQUITY MARKET
      CLIENTS                              OWNERSHIP (1)(2) CAPITALIZATION (1)
      -------                              ---------------- ------------------
                                                              (in millions)
      Security Capital Pacific Trust             32%              $1,989
      Security Capital Atlantic
       Incorporated                              51%              $  986
      Homestead Village Incorporated (3)         31%              $1,016
      Security Capital Industrial Trust          38%              $2,556
      SC-USREALTY (4)                            32%              $2,098
       CarrAmerica Realty Corporation (5)        38%              $1,944
       Storage USA, Inc. (5)                     34%              $1,239
       Regency Realty Corporation (5)            39%              $  713
       Pacific Retail Trust (5)                  69%              $  614

--------

(1) Ownership and market capitalization are as of July 31, 1997, and assume contractual equity commitments by investors have been funded, convertible instruments have been converted into common shares, and options and warrants for common shares have been exercised. The resulting number of common shares is multiplied by the closing price of the common shares on such date for those companies listed on an exchange or, in the case of PACIFIC RETAIL, the last private equity offering price. See "--Operating Companies Market Price Information and Financial Performance."

(2) As of July 31, 1997, Security Capital's percentage ownerships in its investees, based on common shares outstanding on such date, were 35% of PTR, 51% of ATLANTIC, 68% of Homestead, 44% of SCI and 32% of SC-USREALTY. Equity market capitalization, as of July 31, 1997, based on common shares outstanding was $1.8 billion for PTR, $1.0 billion for ATLANTIC, $454 million for Homestead, $2.2 billion for SCI and $2.1 billion for SC-USREALTY.
(3) Ownership of Homestead assumes that all convertible mortgages have been funded and converted into shares of Homestead common stock and that all warrants to purchase shares of Homestead common stock have been exercised. Ownership of Homestead does not include any ownership Security Capital may obtain in Homestead upon conversion of convertible mortgages owned by PTR and ATLANTIC through funding commitment agreements. See "Relationships with Operating Companies--Homestead--Homestead Transaction."

(4) The European management and Board of Directors of SC-USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates CMG and SG.

(5) This company is an investee of SC-USREALTY through its subsidiary and is not directly advised by Security Capital. The ownership percentage reflected is that of SC-USREALTY.

For further information with respect to (i) Security Capital's direct ownership interests in PTR, ATLANTIC, Homestead, SCI and SC-USREALTY, (ii) the historical high and low sale prices of the common shares for such companies, as well as the cash dividends declared by such companies, (iii) the average annual shareholder returns on investments in such companies, and Security Capital's unrealized appreciation in its investment in the securities of such companies, see "--Operating Companies Market Price Information and Financial Performance" and "Relationships with Operating Companies."

For purposes of the following discussion, references to "compound annual returns" for PTR, ATLANTIC, SCI and SC-USREALTY have been calculated based on the following principal assumptions: (i) the beginning date of the measurement period is the date on which Security Capital made its first investment (and, in the case of PTR, became the REIT Manager thereof), (ii) the calculation includes only Security Capital's initial investment, (iii) dividends received, if any, were immediately reinvested in common shares and (iv) the per share value of the investment on June 30, 1997 is represented by the closing sales price of the shares on such date on the principal stock exchange on which the shares are listed. There can be no assurance that comparable rates of return may be obtained in the future by Security Capital or other investors. In addition, references to "equity market capitalization" for each of the companies listed below assumes contractual equity commitments by investors have been funded, convertible instruments have been converted into common shares and options and warrants for common shares have been exercised. The resulting number of common shares is multiplied by the closing price on such date of the common shares on the principal exchange on which the shares are listed.

 . Security Capital Pacific Trust (NYSE: PTR). PTR's objective is to be the preeminent real estate operating company focused on the development, acquisition, operation and long-term ownership of multifamily communities in the growing markets of the western United States. PTR is focused on generating long-term, sustainable growth in per share cash flow. PTR expects to achieve long-term cash flow growth by maximizing the operating performance of its core assets through value-added asset management and by executing a research-based investment strategy that allows PTR to redeploy capital from existing assets with limited growth prospects into targeted developments with optimal prospects for growth. As of July 31, 1997, PTR's portfolio of multifamily communities included 40,786 operating units, 6,672 units under construction and an estimated 7,358 units in planning, owned or under control. In addition, PTR owns or controls land for future development of an expected 3,300 additional units. PTR has committed to fund certain mortgage loans for Homestead which are convertible into Homestead common stock. Upon full funding of those mortgages, PTR will have $221.3 million in principal amount of convertible mortgages which will be convertible into a total of 19,246,402 shares of Homestead common stock, which would represent approximately 35% of the fully converted common shares of Homestead. Since February 1991, when Security Capital took its initial position in PTR, through July 31, 1997, PTR's equity market capitalization has increased from $34 million to $2.0 billion. From February 1991 through June 30, 1997, the compound annual return for PTR was 32.5%.

 . Security Capital Atlantic Incorporated (NYSE: SCA). ATLANTIC's objective is to be the preeminent real estate operating company for the development, acquisition, operation and long-term ownership of multifamily communities in its 12-state southeastern target market. ATLANTIC is focused on generating long-term, sustainable growth in per share cash flow. ATLANTIC is building its portfolio by implementing a research-driven investment strategy that includes opportunistic acquisitions of existing properties and the development of carefully planned moderate income multifamily communities. As of July 31, 1997, ATLANTIC's portfolio included 19,265 operating multifamily units, 4,983 units under construction and an estimated 5,280 units in planning. ATLANTIC has committed to fund certain mortgage loans for Homestead which are convertible into Homestead common stock. Upon full funding of those mortgages, ATLANTIC will have $98.0 million in principal amount of convertible mortgages which will be convertible into a total of 8,524,215 shares of Homestead common stock, which would represent approximately 15% of the fully converted common shares of Homestead. At July 31, 1997, ATLANTIC had an equity market capitalization of $1.0 billion. Since its inception in December 1993 through June 30, 1997, the compound annual return for ATLANTIC was 16.6%.

 . Homestead Village Incorporated (American Stock Exchange: HSD). Homestead's objective is to become the preeminent developer, owner and operator of moderate priced, extended-stay lodging properties throughout the United States. Homestead was created in 1992 through extensive research and development and became a public company in October 1996. Homestead seeks to achieve long-term growth in cash flow by focusing on infill locations in major employment centers with strong demographics. As of July 31, 1997, Homestead had developed, owned and operated 45 properties representing in the aggregate 6,143 units and had 44 properties under construction totaling 5,922 units. At July 31, 1997, Homestead had an equity market capitalization of $1.0 billion. From its spin-off in October 1996 through June 30, 1997, Homestead had an annualized return of 39.9%. This return has been calculated based on the following principal assumptions: (i) the investment was made on October 17, 1996 (and recorded at the cost of the assets contributed by PTR, ATLANTIC and Security Capital) and (ii) the per share value of the investment on June 30, 1997 is represented by the closing sales price of the shares on the American Stock Exchange. There can be no assurance that such a rate of return will be obtained by Security Capital or other investors.

 . Security Capital Industrial Trust (NYSE: SCN). SCI, a highly focused Denver-based real estate operating company, is the largest publicly held, global owner and operator of distribution properties headquartered in the United States based on equity market capitalization. SCI's primary objective is to achieve long-term, sustainable growth in per share cash flow. The cornerstone of SCI's operating strategy is the SCI International Operating System(TM) which is committed to creating shareholder value through its dedication to serving the 1,000 largest users of distribution facilities globally and providing exceptional customer service at the international, national, regional and local levels. SCI's investment strategy is to acquire generic distribution facilities and develop full-service, master-planned distribution parks in metropolitan areas that demonstrate strong demographic growth and excellent distribution real estate fundamentals. SCI recently announced transactions in Mexico and Europe and the acquisition, through an entity in which SCI has a majority economic interest, of the refrigerated warehousing and distribution operations of Christian Salvesen, Inc. in the United States and Canada. At July 31, 1997, SCI had distribution properties operating or under development in 37 national markets and five international markets, totaling 94.2 million square feet. At July 31, 1997, SCI had an equity market capitalization of $2.6 billion. Since October 1992 through June 30, 1997, the compound annual return for SCI was 25.2%.

 . Strategic Hotel Capital Incorporated ("SHC"). SHC was recently formed and is focused on becoming the preeminent owner of upscale hotel properties on a global basis. SHC was created in May 1997 and, ultimately as a public entity, will seek to achieve a 15% to 20% compound annual total rate of return over the long-term. Management of SHC is principally focused on maximizing the value of its investments by providing active and intensive oversight to its select operators in targeted growth markets throughout the world. Each of (i) Security Capital, and (ii) Whitehall Street Real Estate Limited Partnership VII (together with certain other affiliates of Goldman, Sachs & Co.) have committed to invest $200 million of capital on an equal basis in SHC. At July 31, 1997, Security Capital had invested $28 million in SHC, and two hotels had been purchased by SHC.

 . Security Capital Global Realty (SC-GR). Security Capital has made an initial commitment to invest $300 million in SC-GR which will make strategic investments in securities of real estate companies which operate outside the United States. SC-GR will follow the strategy of SC-USREALTY (described below) as it relates to investment strategy, management, governance, operating strategies, capital policies and stock listings. The only contrast to SC-USREALTY is that SC-GR will invest in companies which operate outside the United States. SC-GR will be a research-driven, European-based company which will have the objective of becoming the preeminent publicly traded real estate operating company that will own strategic control positions in highly focused, fully integrated real estate operating companies outside the United States. SC-GR will initially focus its investment activities on real estate companies which operate in Europe or the Asia-Pacific region. SC-GR expects to deploy its capital into real estate operating companies seeking long-term, sustainable per share cash flow growth. Each company in which SC-GR invests will seek to be recognized by the public marketplace as a highly focused, fully integrated operating company and a leader among its peers. Similar to SC-USREALTY, SC-GR is organized under Luxembourg law. The European management and Board of Directors of SC-GR will receive operating and investment advice from Security Capital Global Management S.A., which will subcontract certain research and advisory activities from its affiliates including CMG and SG.

 . Security Capital U.S. Realty (Amsterdam Stock Exchange: SCUSR). SC-USREALTY's objective is to become Europe's preeminent real estate operating company owning, through a wholly owned subsidiary, significant strategic positions in leading value-added real estate operating companies based in the United States. Through a proactive ownership role, appropriate board representation and ongoing consultation, SC-USREALTY expects to influence the business strategies of the companies in which it invests to increase per share cash flow. The European management and Board of Directors of SC-USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates including CMG and SG. Security Capital has advised SC-USREALTY that it does not intend to make its own direct strategic investments in equity-oriented REITs in the future, other than those in which Security Capital currently owns a strategic ownership position. At July 31, 1997, SC-USREALTY had an equity market capitalization of $2.1 billion. Since its inception in October 1995 through June 30, 1997, the compound annual return for SC-USREALTY was 26.5%.

SC-USREALTY seeks to have 65% to 85% of its assets deployed in long-term strategic ownership positions in real estate operating companies organized as REITs and real estate operating companies which are expected in due course to become REITs.

SC-USREALTY also seeks to acquire up to 10% (but generally less than 5%) of the shares of publicly traded real estate companies and to hold such positions for an intermediate term of 12 to 18 months (or sooner if the targeted returns are realized more quickly) with the objective of obtaining attractive total returns through dividends and share price appreciation. SC-USREALTY seeks to have 10% to 25% of its assets deployed in such publicly traded positions and, as of July 31, 1997, SC-USREALTY had $362 million (market value) of publicly traded positions in 26 companies. See "--Security Capital Investment Research Group-- SC-USREALTY: Special Opportunity Investments Portfolio."

SC-USREALTY also seeks to invest up to 10% of its assets in securities of the Company to enhance the diversification of its asset base and to enable European investors in SC-USREALTY to participate in the full activities of Security Capital. As of July 31, 1997, SC-USREALTY owned 52,431 Class A Shares and $55 million principal amount of 2016 Convertible Debentures. SC-USREALTY purchases securities of the Company at arm's-length prices.

  SC-USREALTY's Strategic Investees:

 . CarrAmerica Realty Corporation (NYSE: CRE). CarrAmerica is focused on becoming the leading owner, operator and developer of value-driven office properties in key growth markets throughout the United States. Management seeks to achieve these objectives by offering corporate customers exceptional customer service on a national basis. At July 31, 1997, CarrAmerica had an equity market capitalization of $1.9 billion.

 . Storage USA, Inc. (NYSE: SUS). Storage USA is well positioned to become the preeminent owner, operator and developer of self-storage facilities in the United States. Storage USA's strategy is to maximize rents, occupancy and profitability at each of its facilities by offering outstanding value and customer service in this highly fragmented industrial real estate niche. At July 31, 1997, Storage USA had an equity market capitalization of $1.2 billion.

 . Regency Realty Corporation (NYSE: REG). REGENCY is focused on becoming the preeminent owner and operator of grocery-and-drug-store-anchored neighborhood infill shopping centers in selected growth markets of the eastern United States. REGENCY is utilizing the equity from SC-USREALTY's investment to take advantage of attractive acquisition and development opportunities in its target market. At July 31, 1997, REGENCY had an equity market capitalization of $713 million.

 . Pacific Retail Trust (PACIFIC RETAIL). PACIFIC RETAIL is building a portfolio and implementing a business strategy that is designed to make it the leading owner, operator and developer of grocery-and-drug-store-anchored neighborhood infill shopping centers in the western United States. A fully integrated operating company, PACIFIC RETAIL plans to go public in 1998, after it reaches critical mass in several key growth markets. At July 31, 1997, PACIFIC RETAIL had a private equity market capitalization of $614 million, based on the per share sales price obtained in PACIFIC RETAIL's most recent private offering of its common shares.

SC-USREALTY has committed to invest in two real estate operating companies:
City Center Retail Trust, a REIT which intends to invest in urban retail development properties ($150 million commitment for an approximate 100% ownership interest); and Urban Growth Property Trust, a REIT which intends to invest in strategically located urban properties including parking garages, as well as corporate and retail land leases ($150 million commitment for an approximate 100% ownership interest). Although both companies currently are privately held, it is expected that both companies ultimately will conduct initial public offerings. As of July 31, 1997, SC-USREALTY had invested $65 million in City Center Retail Trust.

 ----------------   ---------------------------------------------------------
     FINANCIAL                              ----------
   SERVICES GROUP                            SECURITY
       (FSG)                                  CAPITAL
                                             ---------
   ADMINISTRATIVE                                |
    AND CAPITAL     ----------------------------------------------------------
  MARKET SERVICES          |             |             |             |
                      -----------   -----------   -----------   -----------
  Chicago-El Paso-                                                  FSG
      London-         -----------   -----------   -----------   -----------
    Luxembourg-New
   York-Santa Fe
 ----------------   ---------------------------------------------------------

 Security Capital Financial Services Group (FSG)
 . SCGroup Incorporated ("SCGroup"). SCGroup provides operational support, accounting services, human resources and benefits administration, and technical support to the companies in which Security Capital has direct investments. As a result, Security Capital's operating companies realize the benefits of economies of scale by consolidating several management activities in a centralized operations center.

 . Security Capital Markets Group Incorporated ("Security Capital Markets Group"). Security Capital Markets Group is focused on efficiently accessing institutional capital through private placements for certain private and public companies within the Security Capital organization. This gives institutional investors the early opportunity to invest in Security Capital's real estate operating companies that Security Capital believes will ultimately achieve preeminent positions in their respective market niches. Equally importantly, the professionals in the Security Capital Markets Group maintain open lines of communication with institutional investors that have taken ownership positions in Security Capital's private and public companies.

FUTURE STRATEGY

Since its inception, Security Capital has committed capital to research and development in order to identify opportunities where it can invest in the start-up of new businesses or new investment services with the objective that they will ultimately become publicly traded companies. Once opportunities are identified and thoroughly researched, Security Capital commits substantial additional capital to the development of operating systems and human capital. By pursuing a strategy of making a significant investment in advance of the start-up company's initial operations, as well as making ongoing investments in operating and people systems as the company grows, Security Capital seeks to ensure that the start-up company can successfully implement an attractive growth strategy.

In 1993, initial research began on an investment strategy which was referred to as SCG Box X and which was announced in 1995 as SC-USREALTY. As of July 31, 1997, SC-USREALTY had an equity market capitalization of $2.1 billion. See "Business--Security Capital Strategic Group--Security Capital U.S. Realty."

After four years of research and development, Security Capital announced the formation of Homestead (previously known as SCG Box X-1) in 1996. As of July 31, 1997, approximately $438 million of value had been created for the shareholders of PTR, ATLANTIC and Security Capital as a result of the formation and spin-off of Homestead as measured by (i) the equity market capitalization of Homestead securities held by PTR and ATLANTIC (or their respective shareholders) and Security Capital less (ii) the aggregate cost basis of the assets contributed by PTR, ATLANTIC and Security Capital to Homestead in the spin-off transaction on October 17, 1996, the cost basis of the Homestead convertible mortgages to be funded by PTR and ATLANTIC and the cost basis of the Homestead warrants to purchase common shares distributed to Security Capital and the shareholders of PTR and ATLANTIC. As of July 31, 1997, Homestead had an equity market capitalization of $1.0 billion. See "Business-- Security Capital Strategic Group--Homestead Village Incorporated."

Security Capital is considering the following new business initiatives in which it has recently made or agreed to make investments. While none of these initiatives is material at present to Security Capital's results of operations or financial condition, an important new component of Security Capital's future growth is expected to come from these and future new business initiatives which are in varying stages of research and development. No assurances can be given that these initiatives will be successful.

During 1995, Security Capital began the implementation of its research on two new investments: SCG Box X-3 and Strategic Hotel Capital Incorporated (previously known as SCG Box X-5). In addition, SC-USREALTY has announced that its board has approved investment levels of $150 million in the niches of high-density urban retail (City Center Retail Trust), parking facility ownership (Urban Growth Property Trust) and parking facility operations (Parking Services International Incorporated), which new businesses recently began operations. See "Business--Security Capital Strategic Group--SC-USREALTY's Strategic Investees."

In 1996, Security Capital committed to make an initial $50 million investment in SC-PG (previously known as SCG Box X-4) and committed to make a $100 million investment in SC-ERF (previously known as SCG Box X-2). In 1997, Security Capital committed to make an initial $300 million investment in SC-GR, committed to make a $50 million investment in SC-EP and continued its research and development activities with respect to its additional new investments. See "Business-- Security Capital Management Group." The Company's policy is to announce new business initiatives following extensive research and development and after the Company has committed to make investments in excess of $25 million in the new business.

FINANCIAL STRUCTURE AND STRATEGY

Security Capital's objectives are to maximize its return on investment and its operating cash flows after tax. As a consequence, Security Capital views its structure as consisting of two divisions: the Capital Division, which generates dividends and capital gains, and the Services Division, which generates service and management fees. In order to achieve its financial objectives, Security Capital plans to balance its investments between growth-oriented companies that do not pay a dividend and dividend-paying real estate entities. Security Capital plans to prudently utilize leverage which will be serviced by the dividends received from the Capital Division and service and management fees received from the Services Division. Borrowings will be deployed into the highest return opportunities in either the Capital Division or Services Division. Security Capital expects to achieve its financial objectives by continuing to be one of the leading creators of fully integrated, value-added public real estate companies and by becoming the leading global investment research/investment manager in superior public real estate companies not affiliated with Security Capital.

The financial structure and strategy of Security Capital is illustrated in the following diagram:

           SECURITY CAPITAL'S OBJECTIVE IS TO ALLOCATE CAPITAL TO THE
                      HIGHEST LONG-TERM RETURN INVESTMENTS


                           [FLOWCHART APPEARS HERE]

                           -------------------------
                            Security Capital Group
                                 Incorporated
                           -------------------------
                           /\                    /\
                          /                        \
            DIVIDENDS/   /                          \   SERVICE
             CAPITAL    /                            \ MANAGEMENT
          APPRECIATION /                              \   FEES
                      /                                \
                -----------                            ---------------------
                  CAPITAL                                     SERVICES
                 DIVISION                                    DIVISION(1)
                -----------                            ---------------------
               /\        /\                                     /\
              /            \                                     |
             /              \                                    |
            /                \                                   |
 --------------------       -----------------              --------------
   PUBLIC COMPANIES          PUBLIC/START-UP                  SERVICE/
 --------------------           COMPANIES                    MANAGEMENT
                            -----------------                COMPANIES
                                                           --------------
Security Capital                                           SCGroup
 Pacific Trust              Security Capital                Incorporated (1)
                             Employee REIT Fund
Security Capital                                           Security Capital
 Atlantic Incorporated      Security Capital                Markets Group
                             Preferred Growth               Incorporated (1)
Homestead Village            Incorporated (4)
 Incorporated (2)                                          Security Capital
                            Strategic Hotel                 Real Estate
Security Capital             Capital                        Research Group
 Industrial Trust            Incorporated (2)(4)            Incorporated (1)
                            SCG Box X-3 (2)(4)
Security Capital U.S.                                      Security Capital
 Realty (2)(3)              Security Capital                (EU) Management
                             EuroPacific Real               Group S.A. (1)
                             Estate Shares (4)
                                                            Security Capital
                            Security Capital                (US) Investment
                             Global Realty (2)(4)(5)        Research
                                                            Incorporated (1)(4)

--------

(1) The activities of the entities that comprise the Services Division are carried out in the following operating groups: Security Capital Real Estate Research Group, Security Capital (US) Management Group and Security Capital Financial Services Group and, prior to the Mergers, the REIT management and property management companies.
(2) Represents non-dividend paying entity.

(3) The European management and Board of Directors of SC-USREALTY receive operating and investment advice from Security Capital (EU) Management S.A., which subcontracts certain research and advisory activities from its affiliates CMG and SG.
(4) Italics represent new business initiatives.

(5) The European management and Board of Directors of SC-GR will receive operating and investment advice from Security Capital Global Management S.A., which will subcontract certain research and advisory activities from its affiliates CMG and SG.

OPERATING COMPANIES MARKET PRICE INFORMATION AND FINANCIAL PERFORMANCE

The following table sets forth, for the periods indicated, the high and low sales prices of the common shares of SCI, ATLANTIC, PTR, Homestead and SC-USREALTY on the NYSE (in respect of SCI, ATLANTIC and PTR), the American Stock Exchange (in respect of Homestead) and the Amsterdam Stock Exchange (in respect of SC-USREALTY) and the cash dividends declared by such companies per outstanding common share:

                                   -----------------------------------------------------------------------
                                       SCI                         ATLANTIC                   PTR
                                       ---                 ------------------------- ---------------------
                                                    CASH                      CASH                  CASH
                                                  DIVIDEND                  DIVIDEND              DIVIDEND
                                      HIGH   LOW  DECLARED    HIGH      LOW DECLARED    HIGH  LOW DECLARED
                                      ---- -----  --------    ----  ------- --------    ---- ---- --------
1995
                                             $15                                             $ 16
 First Quarter                     $17 3/4   1/4  $0.23375       -        -  $0.40   $18 3/8  3/8 $0.2875
                                              14                                               16
 Second Quarter                     17 1/2   1/2   0.23375       -        -   0.40    18 1/8  5/8  0.2875
 Third Quarter                      16 1/2  15     0.23375       -        -   0.40    19 1/4 17    0.2875
                                                                                               17
 Fourth Quarter                     17 5/8  16     0.23375       -        -   0.40    20 1/2  1/4  0.2875
1996
                                              16                                               19
 First Quarter                      18 7/8   1/2    0.2525       -        -   0.42    22 1/4  1/4  0.31
                                              16                                               20
 Second Quarter                       18     7/8    0.2525       -        -   0.42    22 3/8  1/2  0.31
                                              16                                               20
 Third Quarter                      18 1/4   7/8    0.2525       -        -   0.42    22 5/8  1/4  0.31
                                              17
 Fourth Quarter                     22 1/2   7/8    0.2525 $24 5/8  $20 7/8   0.39    23 5/8 19    0.31
1997
                                              19
 First Quarter                      22 1/2   7/8    0.2675  26 1/2     22     0.39    25 1/8 21    0.325
                                              18                                               21
 Second Quarter                     21 3/4   7/8    0.2675  24 1/8   20 3/4   0.39    24 1/4  1/2  0.325
                                              20
 Third Quarter (through August 21)  22 7/8   3/4    0.2675  24 3/16  22 1/4   0.39    23 5/8 22    0.325
                                   -------------------------------------------------
                                    HOMESTEAD                    SC-USREALTY
                                    ---------              -------------------------
                                                    CASH                      CASH
                                                  DIVIDEND                  DIVIDEND
                                      HIGH   LOW  DECLARED    HIGH      LOW DECLARED
                                      ---- -----  --------    ----  ------- --------
1996
 First Quarter                           -     -         -       -        -      -
 Second Quarter                          -     -         -       -        -      -
 Third Quarter                           -     -         -  $11.50   $10.40      -
 Fourth Quarter                      $19   $15           -   12.60    10.80      -
1997
                                              16
 First Quarter                      20 7/8   5/8         -   14.50    12.50      -
                                              15
 Second Quarter                     18 1/2   7/8         -   16.00    13.40      -
 Third Quarter (through August 21)  18 1/2    16         -   15.30    14.00      -

On August 21, 1997, the last reported sale price of a common share of (i) SCI was $21 1/16, (ii) ATLANTIC was $23, (iii) PTR was $22 3/16, (iv) Homestead was $16 1/2 and (v) SC-USREALTY was $14.20. On August 21, 1997, Security Capital owned (i) 43,086,724 common shares of SCI, (ii) 21,546,620 shares of common stock of ATLANTIC, (iii) 27,391,539 common shares of PTR, (iv) 17,257,703 shares of common stock of Homestead (includes 1,162,902 shares held in escrow. See "Relationships With Operating Companies--Homestead--Homestead Escrow Agreement") and (v) 46,291,916 shares of common stock of SC-USREALTY. For a description of certain transactions which may affect the number of shares of common stock of such companies owned by the Company, see "Business--The Proposed Mergers" and "Relationships with Operating Companies--Homestead-- Homestead Transaction." Security Capital has announced that it may over time reduce its beneficial ownership in ATLANTIC to below 50%.

The following table presents the average annual return for all common share investors in PTR, ATLANTIC, SCI and SC-USREALTY for the periods indicated through June 30, 1997, based on the following principal assumptions: (i) the beginning date of the measurement period is the date on which Security Capital made its first investment in the applicable company (and, in the case of PTR, became the REIT Manager thereof), (ii) the calculation includes all common share offerings at the time proceeds were received by the applicable company since the beginning date of the measurement period, (iii) dividends received, if any, were immediately reinvested in common shares and (iv) the per share value of the investment on June 30, 1997 is represented by the closing sales price of the common shares on such date on the principal exchange on which the shares are listed. There can be no assurance that comparable rates of return on investments will be obtained by Security Capital or other investors in these companies in the future.

                        -------------------
                         BEGINNING
                          DATE OF   AVERAGE
                        MEASUREMENT  ANNUAL
                          PERIOD     RETURN
                        ----------- -------
           PTR            02/28/91    22.8%
           ATLANTIC       12/31/93    17.8%
           SCI            10/20/92    24.2%
           SC-USREALTY    10/31/95    36.1%

The following table presents Security Capital's total cost for its investments in the following companies' securities, the closing price of those securities on July 31, 1997 on the principal exchange on which the securities are listed, the aggregate market valuation of those securities based on such closing prices and the unrealized appreciation on those investments at July 31, 1997:

-----------------------------------------------------------------------------------------
                                                                              SECURITY
                                               MARKET VALUE     TOTAL        CAPITAL'S
                                    TOTAL      PER SHARE OR  MARKET VALUE    UNREALIZED
OPERATING COMPANY AND SECURITY    COST BASIS   WARRANT (1)       (2)        APPRECIATION
------------------------------  -------------- ------------ -------------- --------------
PTR Common Shares               $  381,421,263   $22.875    $  626,581,455 $  245,160,192
ATLANTIC Common Shares             417,732,742    23.500       506,345,570     88,612,828
Homestead Common Shares            170,771,531    18.125       307,117,268    136,345,737
Homestead Warrants                   1,819,804     8.125         2,697,516        877,712
SCI Common Shares                  582,798,700    22.563       972,165,759    389,367,059
SC-USREALTY
 Common Shares                     525,413,033    14.700       676,396,365    150,983,332
                                --------------              -------------- --------------
Total at July 31, 1997          $2,079,957,073              $3,091,303,933 $1,011,346,860
                                ==============              ============== ==============

--------

(1) Represents the closing price of the common shares and warrants on July 31, 1997 on the principal exchange on which the shares and warrants are listed.

(2) Represents the number of common shares and warrants owned by Security Capital multiplied by the closing price for the common shares and warrants on the principal exchange on which the shares and warrants are listed.

EMPLOYEES

After giving effect to the Mergers, it is expected that Security Capital will have approximately 350 employees, none of whom are covered by collective bargaining agreements. Security Capital believes its relations with its employees to be good.

COMPETITION

There are numerous developers, operators, real estate companies and other owners of real estate that compete with Security Capital's operating companies in seeking land for development on which to operate their respective businesses. Security Capital's operating companies compete on a regional and national basis with no individual market material to Security Capital as a whole. All of the properties of Security Capital's operating companies are located in developed areas that include various competitors. The number of competitive properties could have a material adverse effect on Security Capital's operating companies and on the rents charged by them. Security Capital's operating companies may be competing with others that have greater resources and whose officers and directors have more experience than the officers, directors and trustees of the Company's operating companies.

The global real estate securities management business of Security Capital will compete for capital and investment opportunities with a large number of investment management firms as well as certain insurance companies, commercial banks and other financial institutions, some of which may have greater access to capital and other resources and which may offer a wider range of services than Security Capital. Real estate investment management firms can be formed with relatively small amounts of capital and depend most significantly on the continued involvement of their professional staff. The Company believes that competition among real estate investment management firms is affected principally by investment performance, development and implementation of investment strategies, information technologies and databases and client service performance.

PROPERTIES OF THE OPERATING COMPANIES

The following discussion sets forth, with respect to the operating companies in which Security Capital has a direct ownership, the markets in which each of such companies operates as well as a description of the general competitive conditions faced by such companies. Information regarding permit levels is based on U.S. Bureau of the Census statistics. No single property is materially important to any of the operating companies, and there are no mortgages, liens or other encumbrances against any properties which are material to any such operating company. Whereas none of the operating companies has at present any material plans for the renovation or improvement of properties in operation, each operating company budgets for regular maintenance, repair and upgrades to its properties. As set forth below, each such company is actively engaged in the development of additional properties. In the opinion of management of Security Capital, the properties of the operating companies are adequately covered by insurance.

PTR
PTR's multifamily communities are located in 23 metropolitan areas in 12 states. The table below summarizes the geographic distribution of PTR's multifamily communities which are operating or under construction, based on total expected investment as of June 30, 1997 in each of its primary market regions.


                                     PERCENTAGE OF
                                      ASSETS BASED
                                        ON TOTAL
                          NUMBER OF     EXPECTED
                         COMMUNITIES INVESTMENT (1)
                         ----------- --------------
Albuquerque, New Mexico       10            5%
Austin, Texas                  5             3
Dallas, Texas                  7             3
Denver, Colorado               8             5
El Paso, Texas                 9             3
Houston, Texas                 8             5
Las Vegas, Nevada              4             4
Northern California            9            14
Phoenix, Arizona              15            11
Portland, Oregon               9             5
Salt Lake City, Utah          10             5
San Antonio, Texas            15             5
Seattle, Washington           13             9
Southern California           20            18
Tucson, Arizona                3             2
Other                          6             3
                             ---          ----
    Total                    151          100%
                             ===          ====

--------
(1)For operating communities, represents cost, including budgeted renovations. For communities under construction, represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, materials, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

PTR selectively develops multifamily communities where land costs, demographics and market trends indicate a high likelihood of achieving sustainable operating results and consistent cash flow growth. This disciplined approach to development has produced multifamily property developments with desired characteristics including state-of-the-art product, locations with limited competing product and attractive returns. Through June 30, 1997, completed development communities, communities under construction and communities in planning and owned represented 41.0% of PTR's multifamily portfolio, based on total expected investment. At June 30, 1997, PTR's multifamily development portfolio consisted of the following:

                                                               ----------------

                                                       TOTAL
                                         NUMBER OF   EXPECTED
                                           UNITS   INVESTMENT(1)
                                         --------- -------------
Dollars in thousands
Communities completed (since inception)    9,366    $  464,976
Communities under construction             6,672       435,195
Communities in planning and owned(2)       3,106       207,509
                                          ------    ----------
    Total owned development communities   19,144    $1,107,680
                                          ======    ==========

--------

(1) Represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, materials, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 2% of assets, based on cost.

(2) Does not include land in planning and under control for the development of 4,278 units with a total budgeted development cost of $399.9 million.

There are numerous commercial developers, real estate companies and other owners of real estate that compete with PTR in seeking land for development, communities for acquisition and disposition and residents for communities. All of PTR's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on PTR's ability to lease units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of PTR's multifamily communities.

The Southern California and Northern California markets have attractive economic fundamentals which has produced revenue growth for PTR. Rent growth in California markets has resulted from strong demand caused by job growth, high occupancy rates and limited new supply of multifamily units in most markets (Source: California REALFACTS). Permit levels for multifamily units have recently increased in certain California markets which may lead to a greater level of supply in certain of those markets in 1997. Occupancy rates and rent growth for Phoenix fell slightly in 1996 from very strong levels of growth in 1994 and 1995 due to increases in supply in certain submarkets in 1995 and 1996 (Source: Real Data, Inc.). Permit levels in certain submarkets in Phoenix increased in 1996 indicating greater additions to existing inventory in 1997.

ATLANTIC
ATLANTIC's multifamily communities are located in 15 metropolitan areas in seven states and the District of Columbia. The table below demonstrates the geographic distribution of ATLANTIC's portfolio (which includes operating communities and owned communities under construction and in planning) as of June 30, 1997 in each of its primary market regions.

                                         -------------------------
                                                     PERCENTAGE OF
                                                     ASSETS BASED
                                                       ON TOTAL
                                          NUMBER OF    EXPECTED
                                         COMMUNITIES INVESTMENT(1)
                                         ----------- -------------
Atlanta, Georgia                              25           29%
Birmingham, Alabama                            5            5
Charlotte, North Carolina                      6            6
Ft. Lauderdale/West Palm Beach, Florida       10           11
Ft. Myers, Florida                             1            1
Greenville, South Carolina                     1            1
Jacksonville, Florida                          6            6
Memphis, Tennessee                             4            3
Nashville, Tennessee                           3            4
Orlando, Florida                               6            4
Raleigh, North Carolina                        8            8
Richmond, Virginia                             6            7
Sarasota, Florida                              1            2
Tampa, Florida                                 5            4
Washington, D.C.                               6            9
                                             ---          ---
    Total                                     93          100%
                                             ===          ===

--------
(1)For operating communities, represents cost including budgeted renovations. For communities under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

ATLANTIC has selectively developed multifamily communities where land costs and demographic and market trends indicate a high likelihood of achieving attractive, sustainable operating results. Through June 30, 1997, ATLANTIC's completed developed communities and its owned communities under construction and in planning together comprised 38.5% of its multifamily portfolio, based on total expected investment cost. At June 30, 1997, the development portion of ATLANTIC's multifamily portfolio consisted of the following:

                                                                 --------------

                                      NUMBER     TOTAL
                                        OF     EXPECTED
                                      UNITS  INVESTMENT(1)
                                      ------ -------------
Dollars in thousands
Communities completed                 1,898    $101,922
Communities under construction        5,487     347,177
Communities in planning and owned(2)  1,480      98,959
                                      -----    --------
    Total                             8,865    $548,058
                                      =====    ========

--------

(1) Represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

(2) Does not include land in planning and under control for the development of 3,406 units with a total budgeted development cost of $222.8 million.

There are numerous commercial developers, real estate companies and other owners of real estate that compete with ATLANTIC in seeking land for development, communities for acquisition and disposition and residents for communities. All of ATLANTIC's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on ATLANTIC's ability to lease units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of ATLANTIC's multifamily communities.

The Atlanta market has experienced substantial job growth in recent years but has also attracted strong competition from institutional capital sources and other developers and operators for the acquisition or development of multifamily communities. There have been substantial increases to existing inventory in this market and lower job growth after the 1996 Summer Olympics which has resulted in a temporary oversupply of multifamily product in this market (Source: Dale Henson Associates). Multifamily permits decreased in 1996, indicating a lower level of additional inventory in 1997 for this market. The Ft. Lauderdale/West Palm Beach market has experienced high net in-migration and expanding business with South and Latin American countries (Source: U.S. Bureau of the Census). Although this market has high barriers to entry, there has been strong investment interest in this market by institutional capital sources, which has resulted in a temporary oversupply of multifamily product (Source:
Reinhold Wolff Economic Research). ATLANTIC expects this oversupply will be absorbed within six to twelve months.

Homestead
Homestead's properties are located in 31 metropolitan areas in 22 states and the District of Columbia. The table below demonstrates the geographic distribution of Homestead's portfolio (which includes operating properties and owned properties under construction and in planning) as of June 30, 1997 in each of its primary market regions.


                                         PERCENTAGE OF
                                         ASSETS BASED
                                           ON TOTAL
                              NUMBER OF    EXPECTED
                              PROPERTIES INVESTMENT(1)
                              ---------- -------------
Albuquerque, New Mexico            2           2%
Atlanta, Georgia                   7            7
Austin, Texas                      3            2
Birmingham, Alabama                1            1
Boston, Massachusetts              1            1
Charlotte, North Carolina          1            1
Chicago, Illinois                  3            4
Cleveland, Ohio                    1            1
Dallas, Texas                      9            5
Denver, Colorado                   4            4
Houston, Texas                     8            5
Jacksonville, Florida              2            2
Kansas City, Missouri/Kansas       3            3
Las Vegas, Nevada                  1            1
Los Angeles, California            3            4
Minneapolis, Minnesota             2            2
Nashville, Tennessee               2            2
Orange County, California          2            3
Philadelphia, Pennsylvania         1            1
Phoenix, Arizona                   5            4
Portland, Oregon                   2            3
Raleigh, North Carolina            4            4
Richmond, Virginia                 1            1
Salt Lake City, Utah               2            2
San Antonio, Texas                 3            2
San Diego, California              2            2
San Francisco, California          7            9
SE Florida, Florida                6            8
Seattle, Washington                4            5
Tampa, Florida                     3            3
Washington, D.C.                   5            6
                                 ---         ----
    Total                        100         100%
                                 ===         ====

--------
(1)For operating properties, represents cost. For properties under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for sale or for future development, which is less than 2% of assets, based on cost.

Homestead's strategy for future growth includes developing new properties and efficiently delivering them to the market place. Homestead expects to have a total of 79 properties operational by the end of 1997. Homestead plans to continue an active development program thereafter. Homestead's plans call for the average property to have approximately 136 extended-stay rooms and to take approximately eight to ten months to construct.

The table below (dollars in thousands) illustrates the growth in the Homestead product resulting from this strategy since the Homestead product was conceived and developed.

                                   --------------------------------------------

                             TOTAL
                           EXPECTED
                         INVESTMENT(1)     HISTORICAL COST AT DECEMBER 31,
                         ------------- ----------------------------------------
                         JUNE 30, 1997   1996     1995    1994    1993    1992
                         ------------- -------- -------- ------- ------- ------
Operating Properties       $209,715    $135,339 $ 77,537 $41,629 $ 8,894 $6,108
Properties in
 development:
  Properties under
   construction             312,549     108,692   28,218  14,303  15,274    899
  Properties in planning
   and owned                114,644      12,256    4,440   4,281       -      -
                           --------    -------- -------- ------- ------- ------
    Total                  $636,908    $256,287 $110,195 $60,213 $24,168 $7,007
                           ========    ======== ======== ======= ======= ======

--------

(1) Total expected investment represents budgeted development cost for properties under construction and properties in planning and owned. Properties in planning and owned represent projects where land has been acquired and pre-construction planning activities are in progress. Budgeted development cost includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the development period. Land held for future development or for sale, which is less than 2% of property assets based on historical cost as of June 30, 1997, are not included above.

Competition within the extended-stay segment of the lodging industry has begun to increase because the growth prospects of the segment have attracted numerous participants from both within and outside the industry. While the majority of currently operating extended-stay properties are oriented toward the upscale and mid-price segments, there have been numerous public announcements of aggressive development plans for companies that operate within all segments of the industry. Homestead may compete for development sites with any or all of these entities, some of which may have greater financial resources than Homestead and better relationships with lenders and sellers. These entities also may be able to accept more risk than Homestead believes it can prudently manage. Further, there can be no assurance that new or existing competitors will not significantly reduce their room rates or offer greater convenience, services or amenities or significantly expand or improve or develop properties in a market in which Homestead competes, thereby adversely affecting Homestead's operations.

SCI
SCI's properties are located in 37 national markets and 4 international markets. The table below demonstrates the geographic distribution of SCI's portfolio (which includes operating properties and properties under development at June 30, 1997) in each of its primary market regions.

                          -----------------------------------------
                                               PERCENTAGE OF ASSETS
                                                  BASED ON TOTAL
                                                     EXPECTED
                          NUMBER OF PROPERTIES    INVESTMENT (1)
                          -------------------- --------------------
NATIONAL MARKETS
Atlanta, Georgia                   103                  8.3%
Austin, Texas                       32                   2.4
Birmingham, Alabama                  6                   1.2
Charlotte, North
 Carolina                           24                   2.4
Chattanooga, Tennessee               5                   0.6
Chicago, Illinois                   31                   4.6
Cincinnati, Ohio                    36                   2.8
Columbus, Ohio                      17                   2.3
Dallas/Fort Worth, Texas            70                   5.2
Denver, Colorado                    21                   2.1
East Bay (San
 Francisco), California             42                   4.2
El Paso, Texas                      25                   2.8
Ft. Lauderdale/Miami,
 Florida                             6                   1.1
Houston, Texas                      70                   5.1
Indianapolis, Indiana               42                   4.1
Kansas City,
 Kansas/Missouri                    28                   1.9
Las Vegas, Nevada                   14                   1.8
Los Angeles/Orange
 County, California                 16                   3.9
Louisville, Kentucky                 3                   0.6
Memphis, Tennessee                  26                   1.9
Nashville, Tennessee                25                   2.0
New Jersey/I-95 Corridor             8                   2.7
Oklahoma City, Oklahoma             10                   0.5
Orlando, Florida                    15                   1.2
Phoenix, Arizona                    25                   1.7
Portland, Oregon                    27                   2.4
Reno, Nevada                        17                   1.8
Rio Grande Valley, Texas            14                   0.9
St. Louis, Missouri                  4                   0.5
Salt Lake City, Utah                 8                   2.1
San Antonio, Texas                  55                   3.9
San Diego, California                3                   0.5
Seattle, Washington                  9                   1.5
South Bay (San
 Francisco), California             70                   8.0
Tampa, Florida                      61                   4.3
Tulsa, Oklahoma                     10                   0.5
Washington,
 D.C./Baltimore                     36                   4.8
Other                                8                   0.4
INTERNATIONAL MARKETS
Juarez, Mexico                       1                   0.1
Monterrey, Mexico                    4                   0.4
Reynosa, Mexico                      2                   0.2
Netherlands                          1                   0.3
                                 -----                ------
    Total                        1,030                100.0%
                                 =====                ======

--------
(1)For operating properties, represents cost. For properties under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 5% of assets, based on cost.

SCI selectively develops distribution properties where land costs, demographics and market trends indicate a high likelihood of achieving sustainable operating results and consistent cash flow growth. This disciplined approach to development has produced distribution property developments with desired characteristics including state-of-the-art product and attractive returns. Through June 30, 1997, completed developments, properties under construction and properties in planning and owned represented 35.2% of SCI's distribution property portfolio, based on total expected investment. At June 30, 1997, SCI's distribution property portfolio consisted of the following:

                                                              -----------------

                                                       TOTAL
                                        NUMBER OF    EXPECTED
                                        PROPERTIES INVESTMENT(1)
                                        ---------- -------------
Dollars in thousands
Properties completed (since inception)        184   $  724,113
Properties under construction                  33      186,127
Properties in planning and owned               21       83,849
                                        ---------   ---------
    Total owned development properties        238   $  994,089
                                        =========   =========

--------

(1) Represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, materials, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 5% of assets, based on cost.

There are numerous other industrial properties located in close proximity to each of SCI's properties. The amount of rentable space available in any target market city could have a material effect on SCI's ability to rent space and on the rents charged. In addition, in many of SCI's submarkets, institutional investors and owners and developers of industrial facilities compete for the acquisition, development and leasing of industrial space. Many of these persons have substantial resources and experience.

SCI operates nationally and internationally and has no markets with a concentration of investment in excess of 10% of its total portfolio investment. In SCI's major markets, absorption has exceeded completion in each of the years 1992 through 1996 and vacancy rates have decreased during the same period (Source: CB Commercial/Torto Wheaton Research). Competition for acquisition of existing distribution facilities from institutional capital sources and other REITs has increased substantially in the past several years.

PROPERTIES OF SC-USREALTY INVESTEES

The following discussion sets forth, with respect to the real estate operating companies in which SC-USREALTY has acquired a material long-term strategic ownership position, the markets in which each of such companies operates as well as a description of the general competitive conditions faced by such companies. No single property is materially important to any of the strategic investees of SC-USREALTY and there are no mortgages, liens or other encumbrances against any properties which are material to any such strategic investee of SC-USREALTY. Whereas none of the strategic investees of SC-USREALTY has at present any material plans for the renovation or improvement of properties in operation, each strategic investee of SC-USREALTY budgets for regular maintenance, repair and upgrades to its properties. To the extent set forth below, certain investees are actively engaged in the development of additional properties that would be material to the investee. In the opinion of management of SC-USREALTY, the properties of the strategic investees of SC-USREALTY are adequately covered by insurance.

CarrAmerica

CarrAmerica's office properties are located in 13 target markets. The table below summarizes the geographic distribution of CarrAmerica's operating office properties, based on total invested capital, at June 30, 1997.

--------------------------------------------------------------------------------

                                  PERCENTAGE OF
                                   ASSETS BASED
                      NUMBER OF      ON TOTAL
MARKET                PROPERTIES INVESTED CAPITAL
------                ---------- ----------------
Atlanta, Georgia          43            8.2%
Austin, Texas             11            4.9
Chicago, Illinois         10           10.4
Dallas, Texas              9            4.2
Denver, Colorado          11            4.0
North California          47           18.2
Phoenix, Arizona           4            2.1
Portland, Oregon           1            0.4
Salt Lake City, Utah       8            2.4
Seattle, Washington       17            3.8
South Florida              1            0.7
South California          30            7.0
Washington, D.C.          17           33.7
                         ---          -----
    Total                209          100.0%
                         ===          =====

At June 30, 1997, CarrAmerica's development portfolio consisted of the following:

                                                      -------------------------

                                               BUILDABLE
                                     NUMBER OF    SQUARE TOTAL EXPECTED
                                     BUILDINGS   FOOTAGE INVESTMENT (1)
Dollars in millions                  --------- --------- --------------
Properties Completed                      1      101,000     $  9.5
Properties Under Construction             9    1,212,000      158.5
Properties Held for Development (2)      60    5,600,000      749.7
                                        ---    ---------     ------
    Total                                70    6,913,000     $917.7
                                        ===    =========     ======

--------

(1) Represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, materials, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

(2) No assurances can be given that any of the land held for development will be developed.

CarrAmerica believes that, as a result of its national operating system, market research capabilities, access to capital, and experience as an owner, operator and developer of real estate, it will continue to be able to identify and consummate acquisition opportunities and to operate its portfolio more effectively than competitors without such capabilities. CarrAmerica, however, competes in many of its target markets with other real estate operators, some of whom may have been active in such markets for a longer period than CarrAmerica. In CarrAmerica's major markets of Washington, D.C. and North California, rental rates for office buildings have increased and vacancy rates have decreased over the last five years (Source: CB Commercial/Torto Wheaton Research).

Storage USA

Storage USA's properties are located in target markets in 30 states and the District of Columbia. The table below summarizes the geographic distribution of Storage USA's operating properties, based on total invested capital, at June 30, 1997.

--------------------------------------------------------------------------------

                                       NUMBER OF PERCENTAGE
MARKET                                PROPERTIES  OF ASSETS
------                                ---------- ----------
Birmingham, Alabama                        2         0.4%
Tucson/Phoenix, Arizona                   14         4.0
Northern California                       18         6.3
Southern California                       56        22.6
Denver, Colorado                           1         0.3
Connecticut                                6         2.1
District of Columbia                       1         0.5
Wilmington, Delaware                       1         0.3
Central Florida                            5         1.8
Southern Florida                          23        12.0
Atlanta, Georgia                           6         1.6
Chicago, Illinois                          1         0.3
Indianapolis, Indiana                      1         0.1
Kansas City, Kansas                        4         0.8
Louisville, Kentucky                       2         0.5
Massachusetts                             11         3.5
Washington, D.C./Baltimore, Maryland      11         5.6
Detroit, Michigan                          6         1.8
Kansas City, Missouri                      2         0.4
Charlotte, North Carolina                  2         0.8
Raleigh, North Carolina                    4         1.0
New Jersey                                12         5.8
Albuquerque, New Mexico                   10         2.0
Las Vegas, Nevada                          7         2.4
New York                                   1         0.8
Akron, Ohio                                3         0.6
Cleveland, Ohio                            5         1.0
Oklahoma City, Oklahoma                   10         1.5
Tulsa, Oklahoma                            6         1.2
Portland, Oregon                           3         1.4
Philadelphia area, Pennsylvania            7         2.4
Memphis, Tennessee                        12         2.1
Nashville, Tennessee                      10         3.5
Dallas, Texas                             10         2.9
Houston, Texas                             3         0.8
Salt Lake City, Utah                       3         0.8
Northern Virginia                         10         3.8
Vancouver, Washington                      1         0.3
                                         ---       -----
    Total                                290       100.0%
                                         ===       =====

Storage USA has recently taken advantage of its in-house development capability to selectively develop new facilities in areas where suitable acquisitions may not be available. The development activities consist primarily of additions to existing facilities and construction of new facilities. Since 1985, Storage USA and predecessor organizations have developed and constructed 21 facilities, 15 of which Storage USA owns.

At June 30, 1997, Storage USA's development portfolio consisted of the following:

                                                     --------------------------

                                          NUMBER OF NET RENTABLE TOTAL EXPECTED
                                         FACILITIES  SQUARE FEET INVESTMENT (1)
Dollars in thousands                     ---------- ------------ --------------
Facilities under construction                21      1,516,000      $ 76,923
Expansions of existing facilities under
 construction                                21        412,000        17,466
Facilities in planning:
  New                                        23      1,475,825        85,240
  Expansion                                   8        114,500         6,550
                                            ---      ---------      --------
    Total                                    73      3,518,325      $186,179

--------

(1) Represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, materials, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

Competition exists in all of the market areas in which the facilities are located. Storage USA principally faces competitors who seek to attract tenants primarily on the basis of lower prices. However, Storage USA usually does not seek to be the lowest-priced competitor. Rather, based on the quality of its facilities and its customer service-oriented managers and amenities, Storage USA's strategy is to lead particular markets in terms of prices.

The pool of self-storage users has increased in recent years due to greater consumer awareness, cost reduction programs by businesses, increased mobility in the general population and an increasing mix of products and services offered by self-storage facilities. Although circumstances vary among markets, Storage USA believes that current demand for self-storage facilities is strong when compared to the available supply of self-storage space. At the same time, Storage USA believes that few operators of self-storage facilities are currently constructing additional facilities or have access to the capital and the development and construction expertise necessary to do so. Therefore, Storage USA believes that the supply of self-storage facilities will remain relatively limited for some time, and that the industry generally will continue to experience strong occupancy and increasing rental rates. Storage USA believes that its access to capital markets as a public company, the systems and methods it has developed and the skilled personnel it has gathered and trained for acquiring and managing self-storage facilities with potential for increased occupancy and rental rates, and its expertise in facility development and construction, place Storage USA in a position to capitalize on these market conditions for the benefit of its shareholders.

Certain of Storage USA's competitors operate more facilities and have substantially greater financial resources than Storage USA. The three largest self-storage managers, based on industry data as to the number of facilities operated (whether or not the facilities are owned), are: (1) Public Storage Management, Inc. (67 million square feet); (2) Storage USA (19.8 million square feet); and (3) U-Haul International, Inc. (19.7 million square feet) (Source:
Inside Self-Storage, August 1997 edition). Storage USA is the second largest self-storage manager, with 19.8 million square feet in 290 facilities as of June 30, 1997. These other entities may generally be able to accept more risk than Storage USA can prudently manage, including risks with respect to the geographic proximity of its investments and the payment of higher facility acquisition prices. This competition may generally reduce the number of suitable acquisition opportunities offered to Storage USA and increase the price required to be able to consummate the acquisition of particular facilities. Further, Storage USA believes that competition from entities organized for purposes substantially similar to Storage USA's objectives could increase. Nevertheless, Storage USA believes that the operations, development and financial experience of its executive officers and directors and its customer-oriented approach to management of self-storage facilities should enable Storage USA to compete effectively.

PACIFIC RETAIL

PACIFIC RETAIL properties are located in 10 primary target markets in the Pacific and Southwest regions. The table below demonstrates the geographic distribution of PACIFIC RETAIL's portfolio (which includes operating properties and a property under redevelopment at June 30, 1997).

--------------------------------------------------------------------------------

                                        PERCENTAGE OF ASSETS
                           NUMBER OF       BASED ON TOTAL
MARKET                     PROPERTIES EXPECTED INVESTMENT(/1/)
------                     ---------- ------------------------
Dallas/Ft. Worth, Texas        14                35%
Houston, Texas                  1                 2
Austin, Texas                   3                10
Phoenix, Arizona                1                 2
Denver, Colorado                4                 7
Sacramento, California          1                 3
San Francisco, California       7                17
Los Angeles, California         2                 7
San Diego, California           4                 7
Seattle, Washington             5                10
                              ---               ---
    Total                      42               100%
                              ===               ===

--------

(1) For operating properties and the one property under redevelopment, represents the total expected investment. At July 31, 1997, PACIFIC RETAIL had four new retail centers in planning representing 436,000 square feet.

There are numerous shopping center developers, real estate companies and other owners of real estate that operate in the Pacific and Southwest regions that compete with PACIFIC RETAIL in seeking retail tenants to occupy vacant space, for the acquisition of shopping centers, and for the development of new shopping centers. However, ownership of neighborhood infill centers historically has been highly fragmented, with ownership local as institutional capital has generally avoided the relatively small size of the centers and their management-intensive nature. In addition, such centers targeted by PACIFIC RETAIL are generally located within densely populated neighborhoods where little or no land is available for development of competing centers.

REGENCY

REGENCY's properties are located in nine primary target markets in the Eastern region. The table below demonstrates the geographic distribution of REGENCY's portfolio at June 30, 1997.

--------------------------------------------------------------------------------

                                     PERCENTAGE OF
                          NUMBER OF  ASSETS BASED
MARKET                    PROPERTIES  ON COST(1)
------                    ---------- -------------
Atlanta Area Market           30           36%
Charlotte Area Market          6            6
Cincinnati, Ohio               1            5
Jacksonville Area Market      14           16
Miami, Florida                 2            2
Orlando, Florida               2            2
Palm Beach Area Market        15           18
Tampa Area Market              9           11
Alabama/Mississippi            7            4
                             ---          ---
    Total                     86          100%
                             ===          ===

--------

(1) Includes five retail centers under construction or redevelopment with a total expected investment of approximately $35.8 million.

There are numerous shopping center developers, real estate companies and other owners of real estate that operate in the Southeast that compete with REGENCY in seeking retail tenants to occupy vacant space, for the acquisition of shopping centers, and for the development of new shopping centers. However, ownership of neighborhood infill centers historically has been highly fragmented, with local ownership, as institutional capital has generally avoided the relatively small size of the centers and their management-intensive nature. In addition, such centers targeted by REGENCY are generally located within densely populated neighborhoods where little or no land is available for development of competing centers.

PROPERTIES OF SECURITY CAPITAL

The principal offices of Security Capital are located at 125 Lincoln Avenue in Santa Fe, New Mexico and its telephone number is (505) 982-9292. Security Capital's affiliates also have administrative offices in El Paso, Texas. The Santa Fe office is leased from an unaffiliated third party and the El Paso offices are leased from SCI at an annual rental of $802,577. Security Capital and its affiliates operate out of other offices in the United States (Atlanta, Chicago, Denver and New York) and Europe (Brussels, London and Luxembourg). Security Capital believes its properties are adequately insured. Although SCI, PTR, ATLANTIC and Homestead own an extensive number of properties, no single property is materially important to Security Capital and its affiliates.

TRADEMARKS AND SERVICE MARKS

The Company uses a number of trademarks, including "Security Capital" and variants thereof. All trademarks, service marks and copyright registrations associated with the business of the Company are registered in the name of the Company and, if not maintained, expire over various periods of time beginning in 2005. Certain variants of the name Security Capital will be licensed to ATLANTIC, PTR and SCI upon completion of the Mergers. See "Relationships with Operating Companies" for a description of the license agreements. The Company intends to defend vigorously against infringement of its trademarks, service marks and copyrights.

LEGAL PROCEEDINGS

Security Capital and its subsidiaries are parties to certain legal proceedings arising in the ordinary course of their business, none of which are expected to have a material adverse impact on Security Capital.

THE PROPOSED MERGERS

In December 1996, management of Security Capital proposed to its Board that Security Capital exchange its REIT management companies and property management companies for common shares of ATLANTIC, PTR and SCI, respectively. In January 1997, based on the direction of its Board, Security Capital proposed to the Board of Directors of ATLANTIC and the Board of Trustees of each of PTR and SCI, that each of ATLANTIC, PTR and SCI become internally managed. On March 24, 1997, Security Capital and each of ATLANTIC, PTR and SCI entered into the Merger Agreements. Pursuant to the Merger Agreements, Security Capital will cause its affiliates providing REIT management and property management services to each of ATLANTIC, PTR and SCI, respectively, to be merged into a newly formed subsidiary of each such entity with the result that all personnel employed in the REIT management and property management businesses would become officers and employees of the REITs, respectively, as follows:

  . Security Capital will transfer its interests in its wholly owned subsidiaries, Security Capital (Atlantic) Incorporated and SCG Realty Services Atlantic Incorporated (which provide Security Capital's REIT management and property management services to ATLANTIC), to a newly formed subsidiary of ATLANTIC in exchange for 2,306,591 shares of ATLANTIC's common stock valued at $54,608,549.

  . Security Capital will transfer its interests in its wholly owned subsidiaries, Security Capital Pacific Incorporated and SCG Realty Services Incorporated (which provide Security Capital's REIT management and property management services to PTR), to a newly formed subsidiary of PTR in exchange for 3,295,533 common shares of PTR valued at $75,838,457.

  . Security Capital will transfer its interests in its wholly owned subsidiaries, Security Capital Industrial Incorporated and SCI Client Services Incorporated (which provide Security Capital's REIT management and property management services to SCI), to a newly formed subsidiary of SCI in exchange for 3,692,023 common shares of SCI valued at $81,870,626.

  . Security Capital will license to each of ATLANTIC, PTR and SCI the trademarks and tradenames used in their respective businesses.

  . The shareholders of each of Security Capital, ATLANTIC, PTR and SCI must approve the respective Merger Agreements. The shareholders of Security Capital approved each Merger Agreement on April 17, 1997. Shareholder votes of ATLANTIC, PTR and SCI will occur on September 8, 1997 and, if approved, the Mergers are expected to close in that same quarter. The Mergers are also subject to customary closing conditions.

  . The number of shares of ATLANTIC common stock and common shares of PTR and SCI to be issued to Security Capital was based on the public market value of the shares on the five-day period prior to August 5, 1997, the record date for mailing proxy statements seeking shareholder approval for the transactions.

  . In order to allow the common shareholders to maintain (and, to the extent a shareholder oversubscribes for common shares pursuant to the oversubscription privilege described below, to increase) their relative percentage ownership in ATLANTIC, PTR and SCI, respectively, concurrently with the proxy solicitation seeking approval of the Mergers, each of ATLANTIC, PTR and SCI commenced a rights offering entitling its common shareholders, other than Security Capital, to purchase additional common shares. Shareholders will be entitled to subscribe for common shares not purchased by other common shareholders pursuant to an oversubscription privilege. The rights offering price is at a discount to the price at which shares will be issued to Security Capital under the respective Merger Agreements. The exercise prices in the rights offerings, the prices of the common shares being issued to Security Capital in the Mergers, the closing prices of the common shares of August 5, 1997 (the day prior to the record dates for the Mergers) and the five-day trailing average closing prices on August 5, 1997 are as follows:

                                                         -----------------
                                                 ATLANTIC   PTR      SCI
                                                 -------- -------- -------
     Exercise Price in Rights Offering           $22.375  $21.8125 $21.000
     Price to Security Capital in Merger         $23.675  $23.0125 $22.175
     NYSE Closing Price on August 5, 1997        $24.000  $23.4375 $21.875
     Five-Day Trailing Average Closing Price on
      August 5, 1997                             $23.675  $23.0125 $22.175

    Any common shares not subscribed for by common shareholders in the rights offerings will be made available for purchase by third parties.

  . As part of the transactions contemplated by the Merger Agreements, Security Capital will issue, pro rata, Warrants to the common equity holders (e.g., holders of common shares, convertible preferred shares and, in the case of SCI, units) of each of ATLANTIC, PTR and SCI, other than Security Capital, after the closing of the Mergers. The Warrants are being issued as an incentive for the common shareholders of ATLANTIC, PTR and SCI to vote in favor of the transactions, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through the exercise of Warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of ATLANTIC, PTR and SCI. If all the Mergers are approved by their respective shareholders, Security Capital will issue, pro rata, Warrants to acquire an aggregate of $250 million of its Class B Shares. The number of Class B Shares subject to the Warrants will be based on the market price of the Class B Shares on a date within approximately 60 days following the closing of the Mergers. The Warrants will each be exercisable at an exercise price based on the price of the Class B Shares on the date of the Warrant Issuance. The Warrants have been approved for listing on the NYSE under the symbol "SCZ WS". The Warrants will expire one year after issuance and will contain customary provisions to protect holders from dilution in certain events including certain distributions and certain sales of shares at less than market price.

  . In connection with voting on the Mergers, the shareholders of each of ATLANTIC, PTR and SCI are also being asked to approve their respective 1997 Long-Term Incentive Plan. Subject to the approval of their respective shareholders, (i) the officers and key employees of ATLANTIC will be granted options and rights to purchase common shares of ATLANTIC having an aggregate dollar value of $2,105,400 and $43,305,000, respectively, (ii) the officers and key employees of PTR will be granted options and rights to purchase common shares of PTR having an aggregate dollar value of $4,550,050 and $68,250,000, respectively, and (iii) the officers and key employees of SCI will be granted options and rights to purchase common shares of SCI having an aggregate dollar value of $7,621,550 and $93,075,000, respectively. The number of shares will be determined based on the market price of the common shares on the date shareholders approve the respective plans.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following are Security Capital's directors and executive officers of Security Capital or certain affiliates:

-------------------------------------------------------------------------------
                                                                        YEAR OF
                                                                  EXPIRATION OF
 NAME                    AGE POSITION                          TERM AS DIRECTOR
-------------------------------------------------------------------------------
 Samuel W. Bodman         58 Director                                2000
 Hermann Buerger          53 Director                                2000
 John P. Frazee, Jr.      52 Director                                2000
 Cyrus F. Freidheim, Jr.  62 Director                                1998
 H. Laurance Fuller       58 Director                                1998
 Ray L. Hunt              54 Director                                1998
 John T. Kelley III       56 Director                                1999
 William D. Sanders*      55 Chairman, Chief Executive               1999
                             Officer and Director
 Peter S. Willmott        60 Director                                1999
 C. Ronald Blankenship*   47 Managing Director, Security                -
                             Capital
 Jeffrey A. Cozad         32 Managing Director, SC-USREALTY             -
 John H. Gardner, Jr.     43 Managing Director, Security                -
                             Capital Management Group
 C. Robert Heaton         52 Senior Vice President, Security            -
                             Capital
 W. Joseph Houlihan       49 Managing Director, Security                -
                             Capital (EU) Management Group
 Gordon S. Kerr           54 Managing Director, Security
                             Capital Strategic Group
 Jeffrey A. Klopf         49 Senior Vice President and                  -
                             Secretary, Security Capital
 Anthony R. Manno, Jr.    45 Managing Director, Security                -
                             Capital Management Group
 Todd W. Mansfield        39 Managing Director, Security                -
                             Capital Strategic Group
 Caroline S. McBride      43 Managing Director, Security                -
                             Capital Strategic Group
 Daniel F. Miranda        44 Managing Director, Security                -
                             Capital Management Group
 Mary Lou Rogers          46 Managing Director, Security                -
                             Capital Strategic Group
 Donald E. Suter          40 Managing Director, Security                -
                             Capital Markets Group
 Paul E. Szurek           36 Managing Director, SCGroup and             -
                             Chief Financial Officer,
                             Security Capital
 Robert S. Underhill      41 Managing Director, Security
                             Capital Strategic Group
 Thomas G. Wattles*       45 Managing Director, Security                -
                             Capital

--------
*Member of the Operating Committee

SAMUEL W. BODMAN. Chairman and Chief Executive Officer of Cabot Corporation since 1988, a company with business in energy and specialty chemicals and materials. Prior thereto, Mr. Bodman was President and Chief Operating Officer of FMR Corporation, the holding company overseeing all activities of Fidelity Investments. Prior thereto, Mr. Bodman was an Associate Professor at the Massachusetts Institute of Technology ("M.I.T.") and Technical Director of American Research and Development Corporation. Mr. Bodman is a director of Cabot Corporation, Cabot Oil & Gas Corporation, John Hancock Mutual Life Insurance Company and Westvaco, Inc. He is also a member of the Executive Committee of the Board of Trustees of M.I.T., a member of the American Academy of Arts and Sciences, a trustee of Isabella Stewart Gardner Museum, a trustee of the New England Aquarium and a trustee of The French Library and Cultural Center.

HERMANN BUERGER. Executive Vice President of Commerzbank AG in New York, a position he has held since 1989. Mr. Buerger is also Co-Chairman of the Business Advisory Committee of the American Council on Germany, a trustee of the Virginia Tech Foundation and is a director of United Dominion Industries. Mr. Buerger was previously Vice Chairman of the Institute of International Bankers.

JOHN P. FRAZEE, JR. Chairman, President and Chief Executive Officer of Paging Network Incorporated since August 1997. Formerly President and Chief Operating Officer of Sprint Corporation and, prior to the March 1993 merger with Sprint, the Chairman and Chief Executive Officer of Centel Corporation, a major telecommunications company he joined in 1972. Mr. Frazee is a director of Cable Satellite Public Affairs Network ("C-SPAN"), Nalco Chemical Company, Dean Foods Company and Homestead. Mr. Frazee is also a member of the board of trustees of the

Foundation for Independent Higher Education and a trustee of Rush-Presbyterian-St. Luke's Medical Center, The Newberry Library and Florida State University.

CYRUS F. FREIDHEIM, JR. Vice Chairman of Booz . Allen & Hamilton, Inc., an international management consulting firm, which he joined in 1966. Previously, he was with Ford Motor Company and Price Waterhouse. Mr. Freidheim is a director of Household International Inc. and LaSalle Street Fund. He is also a trustee of Rush-Presbyterian-St. Luke's Medical Center and The Orchestral Association (the Chicago Symphony Orchestra). He is also a member of the America-China Society, the Council on Foreign Relations and the U.S. Japan Business Council.

H. LAURANCE FULLER. Chairman and Chief Executive Officer of Amoco Corporation, a company he joined in 1961. Mr. Fuller is a director of Abbott Laboratories, the Chase Manhattan Corporation, the Chase Manhattan Bank, N.A., Motorola Corporation, the American Petroleum Institute and the Rehabilitation Institute of Chicago. Mr. Fuller is also a trustee of The Orchestral Association (the Chicago Symphony Orchestra) and a member of the University Council of Cornell University.

RAY L. HUNT. President of Hunt Consolidated, Inc. since April 1981, where he has also been Chief Executive Officer since November 1984 and Chairman since June 1986. Chief Executive Officer of Hunt Oil Company since April 1985 and Chairman since June 1986. Mr. Hunt is a director of Electronic Data Systems Corporation, Dresser Industries, Inc., Pepsico, Inc. and Ergo Science Corporation and is a member of the advisory board of Texas Commerce Bank, N.A. Mr. Hunt serves as a member of the board of trustees of Southern Methodist University, is a trustee of the Center for Strategic and International Studies, serves on the board of directors of the Texas Research League and the Southwestern Legal Foundation, is the chairman of Texas Medical Resource and a member of the executive committee of the Southwestern Medical Foundation in Dallas.

JOHN T. KELLEY III. Founding officer of SCI, trustee of PTR since January 1988, an advisory trustee of SCI since December 1993 and Chairman of PACIFIC RETAIL. From 1987 to 1991, Mr. Kelley was Chairman of the Board of Kelley-Harris Company, Inc., El Paso, a real estate investment company and from 1968 to 1987, Managing Director of LaSalle Partners Limited, specializing in corporate real estate services. Mr. Kelley is a director of Tri State Media.

WILLIAM D. SANDERS. Founder, Chairman and Chief Executive Officer of Security Capital. Previously, Mr. Sanders was Chairman and Chief Executive Officer of LaSalle Partners Limited from 1968 through 1989. Mr. Sanders currently serves as a director of CarrAmerica, R.R. Donnelley & Sons Company, SC-USREALTY and Storage USA. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). He was previously a director of Continental Bank Corporation, King Ranch, Inc., and Lone Star Technologies. He has also served as a trustee of the University of Chicago and a trustee fellow of Cornell University.

PETER S. WILLMOTT. President and Chief Executive Officer of Zenith Electronics Corporation since July 1996, and Chairman and Chief Executive Officer of Willmott Services, Inc. since 1989. Prior to that, Mr. Willmott was Chairman, President and Chief Executive Officer of Carson Pirie Scott & Co. and, prior thereto, President and Chief Operating Officer of Federal Express Corporation. Mr. Willmott is a director of Federal Express Corporation and Zenith Electronics Corporation. He is also Chairman of the Executive Committee of Williams College.

C. RONALD BLANKENSHIP. Managing Director of Security Capital since March 1991 and Non-Executive Chairman of PTR since June 1997. From June 1991 to June 1997, Mr. Blankenship was Chairman of PTR. Mr. Blankenship is a director of Strategic Hotel Capital Incorporated and an advisory director of ATLANTIC and Homestead. From July 1988 until June 1991, Mr. Blankenship was a regional partner with Trammell Crow Residential in Chicago, a multifamily real estate development and property management firm. Prior thereto, Mr. Blankenship was Executive Vice-President and Chief Financial Officer of the Mischer Corporation in Houston, a multi-business holding company with investments primarily in real estate.

JEFFREY A. COZAD. Managing Director of SC-USREALTY and Security Capital (EU) Management Holdings S.A. since June 1996 and located in London, where he is responsible for investment oversight, capital markets and investor relations. Previously, he was a Senior Vice President of Security Capital Markets Group in its New York office where he was a co-head of capital markets activities and where he provided capital markets services for affiliates of Security Capital since 1991.

JOHN H. GARDNER, JR. Managing Director of Capital Management Group since July 1997. Prior thereto, Director of the PTR REIT Manager from February 1995 to June 1997 and Senior Vice President of PTR and the PTR REIT Manager from September 1994 to June 1997, where he had overall responsibility for multifamily dispositions; from December 1984 to January 1993, Vice President of Asset Management and through September 1994, Managing Director and Principal of Copley Real Estate Advisors in Boston, where he had overall responsibility for the portfolio management function for eight accounts valued at $7.5 billion; prior thereto, he was Real Estate Manager of Equity Real Estate at John Hancock Companies.

C. ROBERT HEATON. Senior Vice President for Human Capital for Security Capital since March 1996, where he is responsible for the recruitment, performance measurement, compensation and development of the Company's and the operating companies' employees. Prior thereto, Senior Vice President with Right Management Consultants, Inc., a worldwide career management and human resources consulting firm from March 1994 to February 1996. Prior thereto, Managing Director and Member of the Executive Committee, LaSalle Partners Limited, from June 1976 to February 1994.

W. JOSEPH HOULIHAN. Managing Director of Security Capital (EU) Management Group S.A. since April 1997 and located in Brussels, where he is responsible for global investment research and strategic investments; former Director of SC-USREALTY from July 1995 to April 1997. Prior thereto, he was Executive Vice President and Director of Institutional Management Group at GIM Algemeen Vermogensbeheer ("GIM"), a Netherlands-based investment management company where he specialized in publicly traded real estate investments since joining GIM in 1977.

GORDON S. KERR. Managing Director of Information Technology for the Strategic Group since July 1997. Prior thereto, Mr. Kerr was Senior Vice President of Information Services for GE Capital Corporation from November 1994 to July 1997. From February 1987 to November 1994 Mr. Kerr was Senior Vice President of MIS for Hyatt Hotels Corporation.

JEFFREY A. KLOPF. Senior Vice President and Secretary of Security Capital since January 1996; from January 1988 to December 1995, Partner with Mayer, Brown & Platt, where he practiced corporate and securities law. Mr. Klopf provides securities offering and corporate acquisitions services and legal services to Security Capital and its operating companies.

ANTHONY R. MANNO, JR. Managing Director of the Capital Management Group since March 1997, where he is responsible for overseeing all investment and capital allocation matters for Investment Research Group's public market securities activities and also responsible for company and industry analysis, market strategy and trading and reporting; from January 1995 to March 1997, he was Managing Director of Security Capital Investment Research Group Incorporated, where he performed the same functions. Mr. Manno was a member of Security Capital's Investment Committee from March 1994 to June 1996. Prior to joining Security Capital, Mr. Manno was a Managing Director of LaSalle Partners Limited from March 1980 to March 1994.

TODD W. MANSFIELD. Managing Director of the Strategic Group since May 1997, where he manages operations for companies in which Security Capital has direct or indirect ownership positions. Prior thereto, from 1986 to May 1997, he was Executive Vice President and general manager of Disney Development Company, where he was responsible for Disney's non-theme-park real estate activities worldwide.

CAROLINE S. MCBRIDE. Managing Director of the Strategic Group since March 1997; Managing Director of Security Capital Investment Research Incorporated, where she is responsible for investment oversight of strategic investments in public and private U.S. real estate operating companies. Prior to joining Security Capital Investment Research Incorporated in June 1996, Mrs. McBride was with IBM from July 1978 to May 1996. From 1994 to 1996 she was director of private market investments for the IBM Retirement Fund where she was responsible for a $3.7 billion private equity and real estate portfolio. Prior thereto, Mrs. McBride was director of Finance, Investments and Asset Management for IBM's corporate real estate division. Mrs. McBride is on the Board of Directors of the Pension Real Estate Association (PREA), the Real Estate Research Institute, CarrAmerica and Storage USA.

DANIEL F. MIRANDA. Managing Director of the Capital Management Group since March 1997; from September 1996 to March 1997 Managing Director of Security Capital Investment Research Group Incorporated where he was responsible for operating oversight of various investments relating to public and private U.S. real estate operating companies. Prior thereto, Mr. Miranda was regional vice president and later a managing director of General Electric Capital Real Estate Finance and Services from September 1991 to September 1996, where he was responsible for a real estate portfolio in the fourteen-state Midwest region.

MARY LOU ROGERS. Managing Director of the Strategic Group since March 1997, where she is responsible for the development of retail operating systems for all of Security Capital's retailing-related initiatives. Prior thereto, she was Senior Vice President and Director of Stores - New England for Macy's East/Federated Department Stores, where she was responsible for 19 Macy's stores in five states from November 1995 to March 1997; Senior Vice President and Director of Stores--Atlanta for Macy's East/Federated Department Stores from October 1994 to November 1995; Senior Vice President and Director of Stores for Henri Bendel from November 1993 to October 1994 and Senior Vice President and Regional Director of stores for Burdines Division/Federated Department Stores from January 1986 to November 1993.

DONALD E. SUTER. Managing Director of Security Capital Markets Group since July 1997 where he provides capital markets services for affiliates of Security Capital. From May 1996 to June 1997, Mr. Suter was Senior Vice President of Security Capital Markets Group. From October 1995 to April 1996, Mr. Suter was President and Chief Operating Officer for Cullinan Properties Limited in Peoria, Illinois; from July 1984 to October 1995, Mr. Suter was with LaSalle Partners Limited in Chicago, Illinois where his last position held was Senior Vice President, Corporate Finance Group. Mr. Suter is a general securities principal registered with the NASD.

PAUL E. SZUREK. Managing Director of SCGroup and Chief Financial Officer of Security Capital since July 1997. From January 1996 to June 1997, Managing Director of SC-USREALTY and Security Capital (EU) Management Holdings S.A. where he was responsible for operations, corporate finance and mergers and acquisitions. Prior thereto, Mr. Szurek was Senior Vice President of Security Capital from June 1993 to January 1996 where he supervised corporate finance and corporate acquisitions and oversaw legal services for affiliates of the Company. Mr. Szurek was Vice President of Security Capital from April 1991 to June 1993.

ROBERT S. UNDERHILL. Managing Director of the Strategic Group since August 1997. Prior thereto, Senior Vice President of the Strategic Group since March 1997 and Senior Vice President of Security Capital Investment Research Incorporated, where he is responsible for researching corporate and portfolio acquisitions. Mr. Underhill was a consultant for affiliates of Security Capital from November 1994 to February 1995. Prior to joining Security Capital, Mr. Underhill was a Senior Vice President of LaSalle Partners Limited from September 1984 to October 1994 where he was responsible for the investment management of a portfolio of office and retail properties.

THOMAS G. WATTLES. Managing Director of Security Capital since March 1991 and a trustee of SCI since January 1993; he was a director of SCI's predecessor since its formation in June 1991 and has been Non-Executive Chairman of SCI since March 1997; prior thereto, a Co-Chairman and Chief Investment Officer of SCI and the SCI REIT Manager (as defined below) since November 1993; Managing Director of SCI and the SCI REIT Manager from January 1993 to November 1993, and Director of the SCI REIT Manager since June 1991. From January 1991 to December 1992, Mr. Wattles served as Managing Director of the PTR REIT Manager (as defined below); from July 1989 to December 1990, Managing Partner of Stanwich Advisors Incorporated, a real estate advisory and development services company; from July 1985 to June 1989, Senior Vice President--Property Finance Group of LaSalle Partners Limited, a corporate real estate services entity.

SENIOR OFFICERS OF SECURITY CAPITAL AND CERTAIN AFFILIATES AFTER THE MERGERS

ARIEL AMIR--37--Vice President of Security Capital since June 1994, where he provides securities offering and corporate acquisition services for affiliates of the Company. Prior to joining Security Capital, Mr. Amir was an associate attorney with the law firm of Weil, Gotshal & Manges in New York from September 1985 to April 1994 where he practiced securities and corporate law.

NANSIE J. BERNARD--35--Vice President of Security Capital Markets Group in its New York office since April 1997, where she provides capital markets services for affiliates of Security Capital. Prior thereto, a member of the Capital Markets Group team since February 1997. From August 1992 to February 1997, she was Vice President at Thompson Doyle & Company managing real estate transactions and portfolios for corporate clients. From May 1989 to August 1992, she was Vice President at McFarland Associates, Inc.

DARCY B. BORIS--34--Vice President of the Real Estate Research Group, where she conducts strategic market analyses for affiliates of Security Capital. Prior thereto, Vice President of Security Capital Investment Research Incorporated from

June 1995 until March 1997, and an associate from December 1994 to June 1995. Prior thereto, Ms. Boris was with Security Capital Markets Group from August 1993 to November 1994, where she provided capital markets services for affiliates of the Company. Prior to joining Security Capital Markets Group, Ms. Boris was associated with Summerhill Development Company, the multifamily development subsidiary of Marcus & Millichap, Incorporated, from January 1987 to September 1991 where she managed the development of multifamily housing.

K. SCOTT CANON--35--Senior Vice President of Security Capital Markets Group since May 1997, Vice President of Security Capital Markets Group from March 1997 to April 1997 and from August 1993 to January 1996, President of Security Capital Markets Group from January 1996 to March 1997 and a member of Security Capital Markets Group since March 1992, where he participates in capital markets and institutional investor relations. Mr. Canon is a general securities principal registered with the NASD.

MARK J. CHAPMAN--40--President of the Real Estate Research Group, where he is director of the group and conducts strategic market analyses for affiliates of Security Capital. Prior thereto, Vice President of Security Capital Investment Research Incorporated from November 1995 until March 1997. From November 1994 to November 1995, Mr. Chapman was a Vice President of PTR with asset management responsibilities in five major markets. From July 1989 to November 1994, Mr. Chapman was a Vice President at Copley Real Estate Advisors, Inc. where he directed asset management for Copley assets located from Connecticut to Virginia.

JAYSON C. CYR--48--Vice President of SCGroup since October 1994, where he supervises accounting and financial reporting. Prior to joining Security Capital, Mr. Cyr was controller for Lincoln Property Company from June 1990 to June 1994.

ELEANOR EVANS--31--Vice President and Corporate Counsel of SC-USREALTY and Security Capital (EU) Management Holdings S.A. since May 1997. Prior thereto, from September 1988 to May 1997, Ms. Evans was an assistant solicitor with Norton Rose where she practiced corporate and financial law in both London and Hong Kong.

ROBERT H. FIPPINGER--54--Vice President of Security Capital Markets Group since June 1995, where he directs corporate communications services for affiliates of Security Capital. Prior thereto, Mr. Fippinger headed corporate communication services for affiliates of Security Capital from October 1994 to June 1995. Prior to joining Security Capital, Mr. Fippinger was with Grubb & Ellis, in San Francisco, California from November 1991 to October 1994, where he represented corporate clients and provided tenant advisory services.

JEFFREY S. GOTTLIEB--38--Vice President of SCGroup since October 1994, where he directs tax consulting and compliance services for affiliates of Security Capital. Prior thereto, Mr. Gottlieb was Vice President of Security Capital from October 1993 to October 1994. Prior to joining Security Capital, Mr. Gottlieb was a senior tax manager with Coopers & Lybrand in Orlando, from January 1991 to October 1993, where he was responsible for its central Florida real estate practice.

GERARD DE GUNZBURG--49--Senior Vice President of Security Capital Markets Group in its New York office since January 1997, where he provides capital markets services for affiliates of Security Capital. Prior thereto, Mr. de Gunzburg was Vice President of Security Capital Markets Group from January 1993 to January 1997. From June 1988 to December 1992, Mr. de Gunzburg was a consultant for American and European companies. Mr. de Gunzburg is a general securities principal registered with the NASD.

ALISON C. HEFELE--38--Senior Vice President of the Strategic Group since June 1997, Vice President of the Strategic Group from March 1997 to May 1997, where she oversees strategic communications for Security Capital and its affiliates. Prior thereto, Ms. Hefele was with Security Capital Markets Group from February 1994 to February 1997, where she provided capital markets services for affiliates of Security Capital. Prior to joining Security Capital Markets Group, Ms. Hefele was a vice president of Prudential Real Estate Investors from January 1990 to February 1994. She is a general securities representative registered with the NASD.

GARRET C. HOUSE--32--Vice President of Security Capital Markets Group since September 1996, where he assists with financing activities for affiliates of the Company. From May 1994 to August 1996, he assisted with financing activities for affiliates of Security Capital and prior thereto, Mr. House was a member of Security Capital's Management Development Program from May 1993 to May 1994. He is a general securities representative registered with the NASD.

THOMAS J. IKELER--42--Vice President of Security Capital since May 1997 with responsibilities for treasury and financial matters for affiliated companies. Prior thereto, from June 1994 to May 1997, he was with 139 Culpeper, Ltd., providing real estate advisory services to institutional clients; from January 1990 to June 1994, Mr. Ikeler was Project Director for the Zeckendorf Company.

G. RONALD LESTER--39--Vice President of SCGroup since December 1993, where he directs internal audit activities for affiliates of the Company. Prior to joining Security Capital, Mr. Lester was a corporate audit manager for El Paso Natural Gas Co. from April 1989 to December 1993 where he was responsible for conducting financial, operational and electronic data processing audits for all functions and subsidiaries of the corporation.

SUSAN LIOW--34--Vice President and Financial Controller of SC-USREALTY and Security Capital (EU) Management Holdings S.A. since March 1996. Prior thereto, from April 1994 to March 1996, U.K. Financial Controller for Arthur Andersen Corporate Financial Services practice. From February 1992 to March 1994, Ms Liow was a manager for Deloitte & Touche, responsible for the U.K. Partnership's profit plans and treasury functions.

ROBERT I.S. MEYER--36--Vice President of SC-USREALTY and Security Capital (EU) Management Holdings S.A. since April 1997 and located in London, where he is a member of the corporate finance team. Prior thereto, he was Vice President of J.P. Morgan Securities Limited from June 1993 to March 1997, where he was responsible for capital markets origination among German financial institutions and corporations; from June 1992 to May 1993, Mr. Meyer was with J.P. Morgan's venture/private equity investment division.

GERALD R. MORGAN, JR.--34--Vice President of Security Capital since March 1995, where he is involved in treasury and corporate finance for affiliates of the Company. Prior thereto, Mr. Morgan was in Security Capital's management development program since July 1993.

MARK P. PEPPERCORN--34--Vice President of Security Capital Markets Group since July 1997. From February 1995 to June 1997, Vice President of PTR and the PTR REIT Manager, where he was responsible for the acquisition of land and existing communities in Northern California; from September 1994 to February 1995, a member of the acquisitions group for ATLANTIC and, previously, for PTR from June 1993 to September 1994; from March 1991 to June 1993, Mr. Peppercorn was responsible for the multifamily brokerage division of Transwestern Property Company in Houston; and prior thereto, an Associate Vice President of Eastdil Realty Incorporated.

DAVID A. ROTH--30--Vice President of SC-USREALTY, Security Capital (EU) Management Group S.A. and Security Capital (UK) Management Limited since April 1997 and located in London, where he is responsible for mergers and acquisitions. From October 1995 to March 1997, Mr. Roth was Vice President of Investment Research Group, where he was responsible for researching corporate and portfolio acquisitions. Prior thereto, he was an associate attorney with the law firm of Wachtell, Lipton, Rosen and Katz in New York from December 1993 to October 1995, where he practiced securities and corporate law.

GERIOS ROVERS--34--Vice President of Security Capital (EU) Management Group S.A. since April 1997 and located in Brussels, where he participates in global investment research; prior thereto, from July 1988 to March 1997, he was an associate director of GIM Algemeen Vermogensbeheer responsible for client servicing, client acquisition, portfolio management and research of publicly traded real estate securities worldwide.

JONATHAN L. SMITH--44--Senior Vice President of the Strategic Group since June 1997, where he is responsible for retail companies such as REGENCY and PACIFIC RETAIL. Prior thereto, from May 1991 to June 1997, he was Managing Director of Citicorp Real Estate, Inc., where he managed shopping center and residential commercial real estate lending units.

KENNETH D. STATZ--38--Senior Vice President of the Capital Markets Group since March 1997; Senior Vice President of Security Capital Investment Research Incorporated since July 1996, where he is responsible for the development and implementation of portfolio investment strategy. Prior thereto, Vice President from May 1995 to June 1996. Prior to joining Security Capital, Mr. Statz was a Vice President in the investment research department of Goldman, Sachs & Co., from February 1993 to January 1995, concentrating on research and underwriting for the REIT industry. Prior thereto, Mr. Statz was a real estate stock portfolio manager and a managing director of Chancellor Capital Management from August 1982 to February 1992.

ANDREW N. WALKER--34--Vice President of SC-USREALTY, Security Capital (EU) Management Holdings S.A. since March 1997 and located in London, where he is a member of the corporate finance team. Prior thereto, from February 1995 to February 1997, he was a European property analyst for Paribas Capital Markets; from May 1991 to January 1995, he was a managing director of Institutional Property Forecasting Services in the U.K., a privately-held real estate research firm in England; and from February 1991 to May 1991, he was a property analyst with S.G. Warburg Securities (Japan) Ltd.

COMMITTEES OF SENIOR MANAGEMENT OF SECURITY CAPITAL

Security Capital has three senior management committees: the Capital Allocation Committee, the Operating Committee and the Finance Committee. The Capital Allocation Committee, the members of which are Thomas Wattles, Chairman, C. Ronald Blankenship, William Sanders and a rotating member, currently Caroline McBride, reviews and recommends to the Board investments in new start-up companies and additional investments in strategic investees. In addition, it provides investment guidance to Security Capital strategic investees and financial service affiliates. The Operating Committee, the members of which are
C. Ronald Blankenship, Chairman, William Sanders, Thomas Wattles, and three rotating members, currently Jeffrey A. Cozad, Gordon Kerr and Todd W. Mansfield, provides operating guidance for new start-up companies, strategic investees and financial service affiliates. The Finance Committee, the members of which are William Sanders, Chairman, C. Ronald Blankenship, Donald Suter, Paul Szurek and Thomas Wattles, reviews and approves financial strategies for Security Capital, new start-up companies and strategic investees. In addition, it provides financial guidance to Security Capital strategic investees and financial service affiliates.

CLASSIFICATION OF DIRECTORS

Pursuant to the terms of the Charter, the directors are divided into three classes. One class will hold office for a term expiring at the annual meeting of shareholders to be held in 1998 (consisting of Messrs. Freidheim, Fuller and Hunt), a second class will hold office for a term expiring at the annual meeting of shareholders to be held in 1999 (consisting of Messrs. Kelley, Sanders and Willmott), and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2000 (consisting of Messrs. Bodman, Buerger and Frazee). Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of shareholders of Security Capital, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. See "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws."

COMMITTEES OF THE BOARD

The Board has established an Audit Committee consisting of Messrs. Fuller (Chairman), Buerger, Freidheim and Willmott, each an independent director. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Security Capital's internal accounting controls.

The Board has established a Management Development and Compensation Committee (the "Compensation Committee") consisting of Messrs. Bodman (Chairman), Kelley and Frazee, each an independent director. The Compensation Committee reviews and approves compensation arrangements and plans of Security Capital and it administers the various option plans of Security Capital described below.

The Board has established an Executive Committee consisting of Messrs. Sanders (Chairman), Hunt and Frazee. The Executive Committee has full authority to act on behalf of the Board between regular meetings of the Board, except with respect to securities offerings.

COMPENSATION OF DIRECTORS

Security Capital pays an annual retainer of $35,000 to directors who are not officers or employees of Security Capital or its affiliates; such amount is paid quarterly to the directors in cash or, at the election of the director, Class A Shares based on the then current fair market value of the Class A Shares. Non-employee chairpersons of Board committees receive an additional annual retainer of $3,000 payable in cash. Officers of Security Capital or its affiliates who are directors are not paid any director fees.

In addition, pursuant to the Outside Directors Plan (as defined below), each director who is not an employee of Security Capital or its affiliates is entitled to receive, on January 1 of each year, an option to purchase 150 Class A Shares at a price per Class A Share equal to the fair market value (as defined) of one Class A Share on such date. See "--Outside Directors Plan."

Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

INDEMNIFICATION

See "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws--Director Liability Limitation and Indemnification" for a description of the applicable indemnification provisions.

EXECUTIVE COMPENSATION

The following table presents the compensation for 1996 paid to the Chief Executive Officer and the four other most highly compensated executive officers of Security Capital and certain affiliates (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                     ----------------------------------------------------------

                                                               LONG-TERM
                               ANNUAL COMPENSATION           COMPENSATION
                          ------------------------------ ------------------------
                                                                       SECURITIES
                                                                       UNDERLYING
                                                         RESTRICTED         STOCK
                                            OTHER ANNUAL      STOCK       OPTIONS       ALL OTHER
NAME AND POSITION           SALARY    BONUS COMPENSATION     AWARDS           (#)    COMPENSATION
-----------------         -------- -------- ------------ ----------    ----------    ------------
William D. Sanders--
 Chairman and Chief
 Executive Officer        $210,000 $404,000            -          -             -               -
C. Ronald Blankenship--
 Managing Director of
 Security Capital and
 Chairman of PTR           203,000  397,000            -          -             -               -
Thomas G. Wattles--
 Managing Director of
 Security Capital and
 Co-Chairman of SCI        197,000  353,000            -          -             -               -
K. Dane Brooksher--
 Co-Chairman and Chief
 Operating Officer of
 SCI                       207,000  268,000            -          -             -               -
David C. Dressler, Jr.--
 Co-Chairman, President
 and Chief Investment
 Officer of Homestead      195,000  285,000            -   $250,000(1)     60,000(1)            -

--------
(1) Represents 25,000 restricted shares of Homestead common stock purchased from Homestead, and options to purchase 60,000 shares of Homestead common stock granted by Homestead, in October 1996. At December 31, 1996, the value of the restricted shares of Homestead common stock was $450,000. These restricted shares of Homestead common stock will vest upon the earlier to occur of (i) October 15, 1998, (ii) the date on which Mr. Dressler terminates his employment with Homestead or its affiliates by reason of death or disability or (iii) immediately prior to a change-in-control (as defined) of Homestead. Although Homestead does not currently intend to pay dividends on its shares of common stock, to the extent it pays dividends in the future, it will pay dividends with respect to these restricted shares.

Option Grants
During 1996, options for 47,982 Class A Shares were granted by the Compensation Committee to 224 key employees and officers of Security Capital and its subsidiaries at exercise prices equal to $1,139 per Class A Share for 43,314 shares and from between $985 and $1,126 per Class A Share for 4,668 shares. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers.

                                  ---------------------------------------------

                                         INDIVIDUAL GRANTS
                        -----------------------------------------------------------
                                             PERCENT OF
                        CLASS A SHARES    TOTAL OPTIONS
                            UNDERLYING       GRANTED TO   EXERCISE OR                         GRANT
                               OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION    DATE PRESENT
NAME                       GRANTED (#)      FISCAL YEAR     ($/SHARE)          DATE           VALUE
----                    --------------    -------------   -----------    ----------    ------------
William D. Sanders             1,097.5            2.29%        $1,139       12/3/06        $497,705(1)
C. Ronald Blankenship          1,031.6            2.15          1,139       12/3/06         467,843(1)
Thomas G. Wattles                921.9            1.92          1,139       12/3/06         418,072(1)
K. Dane Brooksher                658.5            1.37          1,139       12/3/06         298,623(1)
David C. Dressler, Jr.           439.0             .91          1,139       12/3/06         199,082(1)
                                60,000(2)        10.34(2)       10.00(2)   10/15/06(2)      385,320(2)(3)

--------
(1) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model for estimating the value of the options include the following: exercise prices of $1,139 equal to the estimated fair market value of the Class A Shares on the date of grant; average expected option term of seven years; interest rate of 6.32% which represents the interest rate on the date of grant on a U.S. Treasury security with a maturity date corresponding to the option term; expected volatility of 20% calculated based on (i) the annualized weekly volatility of Berkshire Hathaway Class B shares over the period of May 1996 to February 1997, (ii) monthly Class A Shares estimated fair market values for 1995 and 1996, (iii) consideration of the volatility of various publicly traded REITs and (iv) an estimate of Security Capital's weighted-average volatility; and dividends at the rate of $0 per Class A Share. The actual value, if any, an option holder will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Shares over the exercise price on the date the option is exercised. There is no assurance the value realized by an option holder will be at or near the value estimated by the Black-Scholes model.
(2) Represents options to purchase 60,000 shares of Homestead common stock at $10 per share which were granted on October 15, 1996 to Mr. Dressler by Homestead, and which expire on October 15, 2006. The options vest ten percent in the second year after the date of grant, twenty percent in the third year after the date of grant, thirty percent in the fourth year after the date of grant and forty percent in the fifth year after the date of grant.
(3) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an exercise price of $10 per share equal to the estimated fair market value of a share of Homestead common stock on the date of grant; average expected option term of 5.5 years; a risk-free interest rate of 6.23%; no expected dividend yield; and expected volatility of 37%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

Aggregated Option Exercises in 1996 and Year-End Option Values
The following table sets forth certain information concerning the year-end value on a fully converted basis of unexercised options owned by such executive officers.

                ---------------------------------------------------------------

                                                            NUMBER/AMOUNT OF SECURITIES UNDERLYING
                                                                UNEXERCISED OPTIONS AT YEAR-END
                                         -----------------------------------------------------------------------------
                                                                           HOMESTEAD           VALUE OF UNEXERCISED
                     CLASS A                   CLASS A SHARE             COMMON STOCK         IN-THE-MONEY OPTIONS AT
                      SHARES                    OPTIONS (#)               OPTIONS (#)          DECEMBER 31, 1996 (1)
                   ACQUIRED ON   VALUE   ------------------------- ------------------------- -------------------------
NAME               EXERCISE (#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----               ------------ -------- ----------- ------------- ----------- ------------- ----------- -------------
William D.
 Sanders(2)              -          -      3,816.8      1,694.0          -             -     $2,160,243   $  409,500
C. Ronald
 Blankenship             -          -      3,558.8      2,955.4          -             -      2,014,341    1,071,792
Thomas G.
 Wattles                 -          -      2,918.5      2,486.0          -             -      1,651,728      874,547
K. Dane
 Brooksher               -          -        854.6      2,583.3          -             -        426,000    1,362,449
David C.
 Dressler, Jr.(3)        -          -      1,330.3      1,648.4          -        60,000        752,979      687,976
                       2014 CONVERTIBLE
                       DEBENTURE OPTIONS
                   -------------------------
NAME               EXERCISABLE UNEXERCISABLE
----               ----------- -------------
William D.
 Sanders(2)        $4,300,573   $  356,110
C. Ronald
 Blankenship        4,010,002    1,868,414
Thomas G.
 Wattles            3,288,369    1,491,834
K. Dane
 Brooksher            960,971    2,687,823
David C.
 Dressler, Jr.(3)   1,499,024    1,562,507

-------
(1) Based on a December 31, 1996 estimate of fair market value of $1,237 per Class A Share.
(2) Mr. Sanders also had exercisable warrants for 17,993 Class A Shares and $10,179,812 of 2014 Convertible Debentures on December 31, 1996. See "Certain Relationships and Transactions."
(3) Includes options to purchase 60,000 shares of Homestead common stock at $10 per share. The closing price of Homestead common stock on December 31, 1996 was $18 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

Security Capital has no employment contracts with any executive officer and no plans or arrangements by which any such executive officer will be compensated as a result of his resignation or retirement or any other termination of his employment with Security Capital and its subsidiaries or, except as described below under "--1995 Option Plan," in connection with a change in control of Security Capital.

OUTSIDE DIRECTORS PLAN

On September 17, 1996, the Board approved the Security Capital Group Incorporated Outside Directors Plan (the "Outside Directors Plan"). The Outside Directors Plan has been filed as an exhibit to the registration statement of which this Prospectus forms a part and the following summary of the material terms of the Outside Directors Plan is qualified in its entirety by reference to the actual terms thereof.

The purpose of the Outside Directors Plan is to enable the directors of Security Capital who are not employees or officers of Security Capital or any of its affiliates ("Outside Directors") to increase their ownership of Security Capital and thereby further the identity of their interests with those of Security Capital's other shareholders. To achieve the foregoing objective, the Outside Directors Plan provides for grants of options ("Options") to purchase Class A Shares. The Secretary of Security Capital (the "Administrator") administers the Outside Directors Plan with a view to Security Capital's best interests and the Outside Directors Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the Outside Directors Plan and to make all determinations necessary or advisable for the implementation and administration of the Outside Directors Plan.

The number of Class A Shares reserved for issuance upon exercise of Options granted under the Outside Directors Plan is 7,000. The Class A Shares subject to the Outside Directors Plan may be currently authorized but unissued Class A Shares or treasury Class A Shares held or subsequently purchased by Security Capital, including Class A Shares purchased in the open market or in private transactions. If Security Capital shall effect any subdivision or consolidation of Class A Shares, payment of a stock dividend, stock split, combination of Class A Shares or recapitalization or other increase or reduction of the number of Class A Shares outstanding without receiving compensation therefor in money, services or property, then the Administrator shall adjust: (i) the number of Class A Shares available under the Outside Directors Plan; (ii) the number of Class A Shares available under any Outside Directors Plan limits; (iii) the number of Class A Shares subject to any outstanding Options; (iv) the number of Class A Shares subject to future grant; and (v) the per share exercise price under any outstanding Option.

On September 17, 1996, each Outside Director was granted an option to purchase 150 Class A Shares at an exercise price of $1,066 per share, except a recently appointed Outside Director who was granted options to purchase 75 Class A Shares at an exercise price of $1,066 per share, the fair market value of the Class A Shares on the date of the grant. On January 1, 1997, each Outside Director was granted an Option to purchase 150 Class A Shares at an exercise price of $1,237 per share, the fair market value of the Class A Shares on such date. On January 1 of each year, an Outside Director serving on such date will be granted an Option to purchase 150 Class A Shares at an exercise price equal to the fair market value of the Class A Shares on such date. In the event an Outside Director is appointed during the year, such person will receive an award reduced to reflect the portion of the year such person will serve as an Outside Director.

Each Option becomes exercisable one year from the date of grant, or earlier in the event of death or disability of the director. Each Option shall expire on the earlier of: (i) the ten-year anniversary of the date of grant; (ii) the three-month anniversary of the director's termination for any reason other than death, disability or retirement; or (iii) the one-year anniversary of the director's termination by death, disability or retirement. Options are not transferable prior to exercise, except as designated by the director by will or by the laws of descent and distribution. Notwithstanding the previous sentence, the Administrator may permit Options under the Outside Directors Plan to be transferred to or for the benefit of the director's family.

If Security Capital is reorganized, merged or consolidated or is party to a plan or exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of Security Capital receive any shares of stock or other securities or property, or Security Capital shall distribute securities of another corporation to its shareholders, there shall be substituted for the Class A Shares subject to outstanding Options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of Security Capital in respect of such Class A Shares; provided that, upon the occurrence of a reorganization of Security Capital or any other event described in this paragraph, any successor to Security Capital shall be substituted for Security Capital.

The Outside Directors Plan was approved by the shareholders of Security Capital at a special meeting of shareholders in April 1997 and may be amended or terminated at any time by the Board.

1995 OPTION PLAN

The following description of certain provisions of the Security Capital Group Incorporated 1995 Option Plan (the "1995 Option Plan") is qualified in its entirety by reference to the 1995 Option Plan, a copy of which is filed as an exhibit to this registration statement.

General
With respect to Options granted prior to December 3, 1996, the 1995 Option Plan provided for the granting of Options to purchase Class A Shares in tandem with Options to purchase 2014 Convertible Debentures. The Options must be exercised in tandem and must be in a unit. With respect to Options granted on or after December 3, 1996, the 1995 Option Plan provides for the granting of Options to purchase only Class A Shares. The Compensation Committee administers the 1995 Option Plan. The Compensation Committee determines the key and emerging key employees of Security Capital or its subsidiaries or affiliates to whom awards under the 1995 Option Plan will be granted ("Participants") and the terms and conditions of such awards. Each member of the Compensation Committee must be a "non-employee" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Options
An Option may be granted so as to qualify for treatment as an incentive stock option (an "Incentive Option") pursuant to Section 422 of the Code, or so as not to so qualify (a "Non-Qualified Option"). The exercise price (the "Option Price") for each Option shall be determined by the Compensation Committee and shall not be less than the greater of the fair market value of the underlying Class A Shares on the date of the grant of the Option or the par value of the underlying shares. The full purchase price of each Class A Share and 2014 Convertible Debentures purchased upon the exercise of any Option shall be paid at the time of exercise. The Option Price shall be payable in cash. In addition, Participants who own Class A Shares and 2014 Convertible Debentures for at least six months may surrender such shares or debentures (valued at fair market value as of the day such shares or debentures are tendered) for all or a portion of the Option Price. No Option may be exercised unless cash or previously purchased Security Capital securities are paid for the Option Price.

Subject to certain adjustments described below, Options for up to 139,716 shares of Class A Shares (representing 5.3% of the outstanding Class A Shares on a fully diluted basis as of June 30, 1997) may be granted. Class A Shares issuable on conversion of the 2014 Convertible Debentures are included in such maximum number of shares for which Options may be granted. Class A Shares issued upon exercise of Options granted under the 1995 Option Plan may be either authorized and unissued shares or shares issued and thereafter acquired by Security Capital. Class A Shares allocated to an Option which expires or terminates without the issuance of Class A Shares may be allocated to new Options granted under the 1995 Option Plan.

If Security Capital shall effect any subdivision or consolidation of Class A Shares or other capital readjustment, payment of stock dividend, stock split, combination of Class A Shares or recapitalization or other increase or reduction of the number of Class A Shares outstanding without receiving compensation therefor, then the Compensation Committee shall adjust (i) the number of Class A Shares available under the 1995 Option Plan, (ii) the number of Class A Shares subject to outstanding Options, and (iii) the per share price under any outstanding Option. If Security Capital is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of Security Capital receive any shares of stock or other securities or property, or Security Capital shall distribute securities of another corporation to its shareholders, there shall be substituted for the Class A Shares subject to outstanding Options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of Security Capital in respect of such Class A Shares, subject to the following: (i) if the Compensation Committee determines that the substitution described in this sentence would not be fully consistent with the purposes of the 1995 Option Plan or the purposes of the outstanding Options under the 1995 Option Plan, the Compensation Committee may make such other adjustments to the Options to the extent that the Compensation Committee determines such adjustments are consistent with the purposes of the 1995 Option Plan and of the affected Options, (ii) all or any of the Options may be cancelled by the Compensation Committee on or immediately prior to the effective date of the applicable transaction, but only if the Compensation Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either (A) the Participant is permitted to exercise the Option in full for a reasonable period prior to the effective date of the cancellation or (B) the Participant receives payment or other benefits that the Compensation Committee determines to be reasonable compensation for the value of the cancelled Options, and (iii) upon the occurrence of a reorganization of Security Capital or any other event described in this sentence, any successor to Security Capital shall be substituted for Security Capital to the extent that Security Capital and the successor agree to such substitution. Finally, upon the sale to, or exchange with, a third party unrelated to Security Capital of all or substantially all of the assets of Security Capital, all Options shall be cancelled. If Options are cancelled, then, with respect to any affected Participant, either (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Option in full for a reasonable period prior to the effective date of the cancellation, or (ii) the Participant shall receive payment or other benefits that the Compensation Committee determines to be reasonable compensation for the value of the cancelled Options.

Subject to earlier termination as described below, the expiration date for each Option shall be determined by the Compensation Committee, but the expiration date with respect to any Option shall be no later than the earliest to occur of: (i) the ten-year anniversary of the date on which the Option is granted;
(ii) if the Participant's termination occurs by reason of death, disability or retirement, the one-year anniversary of the date of termination, except in the event of termination due to death or disability, all Options become immediately exercisable; (iii) if the Participant's termination occurs for reasons other than death, disability, retirement or cause, the three-month anniversary of such date of termination; and (iv) if the Participant's termination occurs for cause, the date of termination.

In the event that (i) a Participant's employment is terminated by Security Capital or a successor to Security Capital or an affiliated entity which is his or her employer for reasons other than cause following a Change in Control (as defined in the 1995 Option Plan) of Security Capital or (ii) the 1995 Option Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Options, all Options which have not otherwise expired shall become immediately exercisable.

Options granted under the 1995 Option Plan are not transferable other than by will, by the laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order. To the extent that the Participant who receives an Option under the 1995 Option Plan has the right to exercise such Option, the Option may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Compensation Committee may permit Options under the 1995 Option Plan to be transferred to or for the benefit of the Participant's family, subject to such limits as the Compensation Committee may establish. However, in no event shall an Incentive Option be transferable to the extent that such transferability would violate the requirements applicable to such Option under Section 422 of the Code.

The Compensation Committee may provide the Participant with the right to receive a replacement Option, in Class A Shares only, for the number of Class A Shares and 2014 Convertible Debentures used to satisfy the Participant's minimum tax obligations upon exercise of the original Option. In order to receive the replacement Option, the original Option must be exercised prior to termination of the Participant's employment. A replacement Option shall be granted on the date of exercise of the original Option to which it relates with an Option Price equal to the fair market value on the date of the grant of the replacement Option. Additionally, a replacement Option shall have the same expiration date as the original Option to which it relates and shall be exercisable no earlier than six months after its grant date.

Amendment and Termination
The 1995 Option Plan may, at any time, be amended or terminated by the Board, provided that, subject to the provision relating the adjustment of Class A Shares, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Option granted under the 1995 Option Plan prior to the date such amendment is adopted by the Board.

OTHER OPTION PLANS

Security Capital's predecessors also adopted the Security Capital Realty Investors Incorporated Option Plans A and B (each a "Realty Option Plan") and the Security Capital Group Incorporated 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B (each a "Group Option Plan"). The Realty Option Plans provide for the grant of options to purchase Class A Shares. In 1994, to reflect a distribution of debt securities to shareholders, all of the outstanding options under the Realty Option Plans were adjusted to add a tandem right to purchase 2014 Convertible Debentures. Each of the Group Option Plans provides for the grant of tandem options to purchase Class A Shares and 2014 Convertible Debentures. Generally, all of the plans contain terms substantially similar to the 1995 Option Plan except that the Group 1991 and 1992 Option Plans A and B provide for the automatic grant of options to purchase Class A Shares in tandem with 2014 Convertible Debentures. Each Class A Share under an option must be exercised in tandem with a specified face amount of 2014 Convertible Debentures (referred to as a "Unit"). The number of Class A Shares reserved for issuance pursuant to options under the Realty Option Plans A and B and the Group 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B (including Class A Shares issuable upon the conversion of the 2014 Convertible Debentures) are 16,366, 3,845, 9,982, 29,946, 7,010 and 21,031, respectively.
Of such shares, 313, 0, 0, 0, 0 and 0, respectively, remain available for the granting of Options thereunder.

                         SELECTED FINANCIAL INFORMATION

The following table sets forth selected financial information for Security Capital as of and for the six months ended June 30, 1997, for the six months ended June 30, 1996 and as of and for the years ended December 31, 1996, 1995, 1994, 1993, 1992 and 1991. The Company's consolidated financial information included below has been derived from the Company's consolidated financial statements. Arthur Andersen LLP's report on the consolidated financial statements for the years ended December 31, 1996, 1995 and 1994, and the audited financial statements for those years, are included in this Prospectus beginning on Page F-23. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes thereto included in this Prospectus.

               ----------------------------------------------------------------------------------------------------------
                             SIX MONTHS ENDED
                                 JUNE 30,                               YEARS ENDED DECEMBER 31,
                                1997        1996          1996     1995 (1)         1994        1993       1992       1991
                          ---------- -----------   -----------  -----------   ----------  ---------  ---------  ---------
                               (UNAUDITED)
Dollars in thousands, except per share data
OPERATING DATA:
Equity in earnings        $   78,083  $   39,738    $  168,473    $  45,685   $    8,812   $  6,032   $  1,722    $   242
Rental revenues              105,321      63,685       145,907      103,634       55,071     10,916      1,592          -
Services Division
 revenues (2)                 49,018      33,653        77,512       49,404            -          -          -          -
Total revenues               239,993     139,588       398,122      200,534      156,855     17,503      3,534        467
Rental expenses               41,370      25,234        58,259       40,534       23,052      1,428        292          -
Services Division
 expenses (2)                 42,472      32,805        79,296       56,317            -          -          -          -
General, administrative
 and other (2)                35,571      14,396        32,617       20,197        6,172      2,555        679        205
Costs incurred in
 acquiring Services
 Division (2)                      -           -             -      158,444            -          -          -          -
Interest expense:
 Security Capital:
  Convertible Debentures/
   notes (3)                  54,623      45,000        93,912       78,785       29,647      1,616        180          -
  Line of credit               2,608       3,081         6,256        5,977        6,424      1,808        960         88
 Majority-owned
  subsidiaries (4)             9,402       8,123        17,056       19,042        8,057        362          -          -
                          ---------- -----------   -----------  -----------   ----------  ---------  ---------  ---------
 Total interest expense       66,633      56,204       117,224      103,804       44,128      3,786      1,140         88
Net earnings (loss)
 attributable to Class A
 Shares                    $   2,368  $  (10,862)   $   32,067  $  (201,634)  $   (7,685)  $  5,155   $  1,014    $   141
               ----------------------------------------------------------------------------------------------------------
                             SIX MONTHS ENDED
                                 JUNE 30,                               YEARS ENDED DECEMBER 31,
                                1997        1996          1996     1995 (1)         1994        1993       1992       1991
                          ---------- -----------   -----------  -----------   ----------  ---------  ---------  ---------
                               (UNAUDITED)
PER SHARE DATA:
Series A Preferred Stock
 dividends                $    37.50 $     18.75   $     56.25            -            -          -          -          -
Net earnings (loss)
 attributable to Class A
 Shares                   $     1.75 $    (10.79)   $    28.28   $  (224.87)  $   (16.74)  $  39.12   $  21.61   $   3.96
Class A Share
 distributions paid (5)            -           -             -            -   $    33.50   $  60.00   $  55.00    $ 24.95
Weighted average Class A
 Shares outstanding        1,355,349   1,007,009     1,133,711      896,681      458,945    131,776     46,913     35,565
                      ----------------------------------------------------------------------------------------------

                            AS OF                            AS OF DECEMBER 31,
                        JUNE 30, 1997       1996   1995 (1)       1994       1993       1992       1991
Dollars in thousands    ------------- ---------- ---------  ---------- ---------  ---------  ---------
                         (UNAUDITED)
BALANCE SHEET DATA:
Investments, at equity     $1,551,010 $1,438,937 $ 930,043  $  230,756  $161,270   $ 68,160    $24,911
Real estate, net of
 accumulated
 depreciation (1)           1,575,945  1,365,373   865,367   2,005,957   478,630     41,577          -
Total assets                3,410,395  2,929,284 1,855,056   2,300,613   673,019    110,765     25,003
Long-term debt:
 Security Capital (3)       1,038,268    940,197   718,611     514,383    48,970      6,532          -
 Majority-owned
  subsidiaries (4)            298,006    257,099   118,524     301,787    47,988          -          -
Minority interests            475,909    394,537   159,339     554,752   157,545      4,884          -
Total shareholders'
 equity                    $1,029,071  $ 918,702 $ 528,539  $  359,859  $293,823   $ 57,847    $16,314

-------
(1) Prior to 1995, Security Capital consolidated the accounts of SCI and PACIFIC. During 1995, Security Capital's ownership of SCI decreased to less than 50% and PACIFIC was merged into PTR. Accordingly, these entities were deconsolidated effective January 1, 1995.
(2) Security Capital resulted from the 1995 Merger. See Note 1 to the Company's consolidated financial statements included in this Prospectus for more information concerning the 1995 Merger and the predecessor entity.
(3) During 1994, Security Capital made a $757.50 per share distribution of the 2014 Convertible Debentures resulting in a total increase of $417.2 million in outstanding 2014 Convertible Debentures.
(4) Security Capital does not guarantee the debt of any of its consolidated or unconsolidated operating companies.
(5) For the years ended December 31, 1994, 1993 and 1992, Security Capital elected to be taxed as a REIT and made cash distributions to its shareholders.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the "Selected Financial Information" and the financial statements included elsewhere in this Prospectus. Historical results and percentage relationships set forth in "Selected Financial Information" and the consolidated financial statements of Security Capital are not indicative of the future operations of Security Capital.

OVERVIEW

Security Capital engages in real estate research, investment and operating management. Security Capital's strategy is to create the optimal organization to lead and profit from global real estate securitization. Security Capital has invested in various operating and other entities (the Capital Division) and provides various management and financial services through a Services Division. The Capital Division invests in real estate-related companies with the objective of generating capital gains and growing dividends. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services for the companies in which Security Capital and its affiliates have invested.

Security Capital has obtained its income historically from two sources: (1) Security Capital's share of earnings in ATLANTIC, PTR, SCI, SC-USREALTY, Homestead and SC-ERF some of which Security Capital accounts for by the equity method where it owns less than a 50% controlling interest (PTR, SCI and SC-USREALTY) and others of which are consolidated in Security Capital's consolidated financial statements (ATLANTIC, Homestead and SC-ERF) and (2) financial services revenues earned by the Real Estate Research Group, the Capital Management Group and the Financial Services Group and, prior to the Mergers, the REIT management and property management companies. Revenues from the Services Division are only reflected in Security Capital's consolidated financial statements if they were earned from Security Capital investees accounted for by the equity method. Services Division revenues earned from consolidated investees are eliminated in the Company's consolidated financial statements. Services Division revenues earned from PTR and SCI have historically been based upon a percentage of the cash flow from operations or a percentage of revenues, as defined in the applicable REIT management and property management agreements, respectively. See "Relationships with Operating Companies--PTR--PTR REIT Management Agreement," "--PTR Property Management," "--SCI--SCI REIT Management Agreement" and "--SCI Property Management."

SC-USREALTY, in accordance with generally accepted accounting principles, accounts for its investments at market value or estimated fair value (depending on whether the investment is publicly traded) and reflects changes in such values in its statement of income pursuant to fair value accounting principles. The Company accounts for its investment in SC-USREALTY using the equity method and, as a consequence, the Company's results of operations are affected by changes in the fair value of SC-USREALTY's investments. SC-USREALTY values its investments in publicly traded companies at market determined by using closing market prices as of the relevant balance sheet date. SC-USREALTY values its investments in private companies at fair value, generally determined at cost, or an appropriate lower value if the investment is not performing as expected. If substantial additional capital is raised by an investee from independent third parties in a private placement, SC-USREALTY values its investment at the price at which that capital was raised when a substantial percentage of the new subscriptions have been funded. In addition, through an advisory relationship with SC-USREALTY, the Services Division also earns advisory fee revenues based on a percentage of the fair value of SC-USREALTY's investments (not including short-term investments and investments in Security Capital). See "Relationships with Operating Companies-- SC-USREALTY--Advisory Agreement" and "--Sub-Advisory Agreements."

SC-ERF, in accordance with generally accepted accounting principles, accounts for its investments at market value and reflects changes in such values in its statement of income pursuant to fair value accounting principles. All of its investments are in publicly traded real estate companies located in the United States.

Effective January 1, 1995, the predecessor of Security Capital, Security Capital Realty Incorporated, acquired Security Capital Group Incorporated. Subsequently, the merged entity was renamed Security Capital Group Incorporated. As part of the 1995 Merger, Security Capital acquired the Services Division. See Note 1 to the

Company's consolidated financial statements included herein. From 1992 until the 1995 Merger, Security Capital Realty Incorporated elected to be taxed as a REIT and, accordingly, made cash distributions to its shareholders. On March 23, 1995, the merger of PACIFIC with and into PTR (the "PTR Merger") was completed. See "Relationships with Operating Companies--PTR--Merger and Public Offerings" and Note 3 to the Company's consolidated financial statements included herein. On October 17, 1996, Security Capital, ATLANTIC and PTR spun-off their respective extended-stay lodging assets to Homestead. See "Relationship with Operating Companies--Homestead--Homestead Transaction" and
Note 3 to the Company's consolidated financial statements included herein.

If the proposed Mergers involving ATLANTIC, PTR and SCI are consummated, Security Capital will exchange its interests in the applicable REIT management companies and property management companies for common shares of ATLANTIC, PTR and SCI, respectively. Although the effects of completion of the proposed Mergers on the Company's future consolidated results of operations are complex, the Company expects reductions in Services Division revenues relating to the sale of the REIT management and property management companies for PTR and SCI to be substantially offset by decreases in Company-level personnel and other costs attributable to the operation of such companies and increases in capital investments revenues attributable to its ownership of additional common shares of PTR and SCI.

Please refer to the Index to Financial Statements for the audited financial statements of PTR, SCI and SC-USREALTY, Security Capital's unconsolidated affiliates that are accounted for by the equity method.

1996 COMPARED TO 1995

CAPITAL DIVISION INVESTMENTS

Dividends Received
Security Capital's dividends received increased $19.0 million, or 21%, from $89.6 million in 1995 to $108.6 million in 1996.

Equity in earnings of less than 50% owned investees
Security Capital's share of SCI's earnings increased 21% from $21.0 million in 1995 to $25.4 million in 1996. This increase was primarily attributable to an increase in the amount of distribution space owned and leased by SCI (80.6 million square feet at December 31, 1996 compared to 58.5 million square feet at December 31, 1995) and increased rental rates on renewal leases for previously occupied space, and was partly offset by a small decrease in SCI's occupancy level (91.2% as of December 31, 1996 compared to 93.5% as of December 31, 1995). At December 31, 1996 and 1995, Security Capital's ownership interest in the outstanding common shares of SCI was 46% and 48%, respectively.

Security Capital's share of PTR's earnings increased 62% from $24.6 million in 1995 to $39.9 million in 1996. This increase was primarily attributable to a substantial increase in the number of multifamily properties owned by PTR (42,702 operating units at December 31, 1996 compared to 38,737 operating units at December 31, 1995), and significant gains ($37.5 million) on sales of properties in 1996. At December 31, 1996 and 1995, Security Capital's ownership interest in the outstanding common shares of PTR was 36% and 38%, respectively.

Security Capital's share of SC-USREALTY's earnings increased substantially from $0.1 million in 1995 to $103.2 million in 1996. SC-USREALTY effectively commenced its investment activities in October 1995, and at December 31, 1996, SC-USREALTY had investments at cost of $1.18 billion with a fair market value of $1.43 billion, resulting in unrealized appreciation of $250 million which is accounted for by SC-USREALTY pursuant to fair value accounting principles. In addition, SC-USREALTY recorded net investment income (defined as dividends and other investment income net of administration expenses, advisor fees, taxes and interest) of $16.4 million in 1996. At December 31, 1996 and 1995, Security Capital's ownership interest in the outstanding common stock of SC-USREALTY was 39% and 32%, respectively.

Rental Operations--from greater than 50% owned consolidated investees

Rental Revenues
Rental revenues increased $42.3 million, or 41%, from $103.6 million in 1995 to $145.9 million in 1996. This increase was primarily attributable to an increase in the number of multifamily units owned and operated by

ATLANTIC (19,241 operating units at December 31, 1996 compared to 15,823 operating units at December 31, 1995), coupled with stable occupancies (approximately 95%) in both 1996 and 1995. Also accounting for part of the increase in rental revenues is the consolidation of Homestead after the spin-off transaction completed on October 17, 1996 by Security Capital, ATLANTIC and PTR of their extended-stay lodging assets. Homestead generated $8.2 million in revenues for the two and one-half month period ended December 31, 1996.

Other Income, Net
Other income consists of interest and miscellaneous income of $3.4 million and $1.8 million in 1996 and 1995, respectively, and in 1996 includes miscellaneous gains on sales of ATLANTIC properties.

Rental Expenses
Rental expenses increased by $17.8 million, or 44%, to $58.3 million in 1996 from $40.5 million in 1995. The increase was primarily attributable to the increase in the number of ATLANTIC's operating multifamily communities discussed previously. ATLANTIC's rental expenses, which include the expenses of the ATLANTIC property manager, increased $13.7 million (excluding REIT and property management fees) in 1996 compared to 1995. Homestead's rental expenses were $4.1 million for the period from October 17, 1996 to December 31, 1996.

SERVICES DIVISION

Revenues

Services Division revenues increased from $49.4 million in 1995 to $77.5 million in 1996. Services Division revenues are only reflected in the Company's consolidated financial statements if they were earned from investees in which Security Capital owns less than a 50% interest. Financial services revenues earned from PTR and SCI are based on a percentage of the cash flow from operations or on a percentage of revenues, as defined by the REIT and property management agreements, respectively. Through the Advisory Agreement (as defined below) with SC-USREALTY, Security Capital earns revenues based on a percentage of the fair value of SC-USREALTY's investments (not including short term investments and investments in Security Capital). The increase of $28.1 million in Services Division revenues in 1996 as compared to 1995 was primarily attributable to growth in operations at each of the Company's non-consolidated investees. In particular, financial services revenues earned from SCI increased $13.8 million, financial services revenues earned from PTR increased $3.8 million and advisory revenues earned from SC-USREALTY increased $7.9 million. The remaining services revenues of $2.6 million were earned by Security Capital Markets Group. Services Division revenues and associated expenses will be reduced substantially following completion of the proposed Mergers. See "-- Overview."

Expenses

Services Division expenses increased by $23.0 million, or 41%, in 1996 to $79.3 million from $56.3 million in 1995. The increase was primarily attributable to growth of the REIT and property management companies, including the hiring of additional professionals. In particular, expenses applicable to the SCI and PTR REIT and property management companies and the advisor to SC-USREALTY increased by $9.2 million, $7.6 million and $1.6 million, respectively. In addition, the aggregate expenses of the Capital Management Group and Security Capital Markets Group increased by $4.6 million. As outlined in the above discussion regarding revenues and expenses, the Services Division has incurred operating losses in 1996 and 1995. Security Capital has made and will continue to make substantial investments in personnel, operating systems and research capabilities in order to take advantage of future growth opportunities. Such opportunities are expected to generate increased revenues that will result in operating income. Services Division expenses will be reduced following the proposed Mergers as a result of the transfer of personnel employed by Security Capital to PTR and SCI. See "--Overview."

DEPRECIATION AND AMORTIZATION

Total depreciation and amortization for Security Capital was $26.6 million and $18.1 million in 1996 and 1995, respectively. Of those amounts, $22.1 million and $15.9 million represented depreciation and amortization from rental operations (i.e., ATLANTIC and Homestead) in 1996 and 1995, respectively. Depreciation for ATLANTIC increased $4.9 million to $20.8 million in 1996 from $15.9 million in 1995, an increase of 31%, due to the increase in the number of operating multifamily communities between 1995 and 1996. Depreciation and amortization for Homestead was $1.3 million for the two and one-half month period ended December 31, 1996. The remaining depreciation and amortization of $4.5 million and $2.2 million in 1996 and 1995, respectively, is attributable to the Services Division and the administrative support functions, representing an increase of $2.3 million over such depreciation and amortization for 1995 of $2.2 million. The $2.3 million increase between 1995 and 1996 is a result of additional depreciation on furniture, fixtures and equipment (consisting primarily of computer and communications equipment) acquired in connection with the expansion of the Services Division and Security Capital's decision to fund additional investments in information technology.

INTEREST EXPENSE
Security Capital's consolidated interest expense consists of interest on the 2014 Convertible Debentures and 2016 Convertible Debentures, interest on revolving lines of credit which are obligations of Security Capital and ATLANTIC and interest on mortgage notes payable which are obligations of ATLANTIC and Homestead. Interest expense for 1996 and 1995 is summarized as follows:

                       ---------------------------------------------------------------------------------
                          SECURITY CAPITAL          ATLANTIC          HOMESTEAD           TOTAL
                        --------------------- ---------------------   ---------   ---------------------
                              1996       1995       1996        1995        1996        1996        1995
                        ---------  ---------  ---------   ---------   ---------   ---------   ---------
Dollars in thousands
Convertible Debentures  $  93,912  $  78,785          -           -           -   $  93,912   $  78,785
Lines of credit             6,256      5,977  $  16,947   $  15,784           -      23,203      21,761
Mortgage notes payable          -          -      9,484       7,662   $   2,073      11,557       7,662
Capitalized interest            -          -    (10,250)     (4,404)     (1,198)    (11,448)     (4,404)
                        ---------  ---------  ---------   ---------   ---------   ---------   ---------
Total                   $ 100,168  $  84,762  $  16,181   $  19,042   $     875   $ 117,224   $ 103,804
                        =========  =========  =========   =========   =========   =========   =========

Debenture interest increased as a result of the issuance of 2016 Convertible Debentures in 1996 totalling $226.5 million as well as the issuance of an additional $185 million of 2014 Convertible Debentures during 1995. See the discussion of "Convertible Debt" in Note 4 to the Company's consolidated financial statements included herein.

ATLANTIC's mortgage interest expense increase in 1996 was the result of an increase in average mortgage debt outstanding.

ATLANTIC's line of credit interest expense increase in 1996 was primarily attributable to an increase in the average outstanding balance ($204.3 million in 1996 as compared to $178.3 million in 1995) and was partially offset by a lower weighted-average interest rate (7.39% in 1996 as compared to 7.92% in 1995). The increase was also attributable to increased amortization of loan-related costs.

The overall increase in interest expense for ATLANTIC was offset by an increase in capitalized interest of $5.8 million in 1996 over 1995. The increase in capitalized interest was attributable to ATLANTIC's increased development activity.

Homestead's mortgage interest expense for 1996 was attributable to Homestead's borrowing under its funding commitment agreement with PTR for development of extended-stay lodging facilities. Interest expense was recorded for the period from October 17, 1996, the date of the spin-off transaction, through December 31, 1996. Interest expense for Homestead was also affected by the amortization of deferred financing costs and other loan-related costs incurred as a result of the spin-off.

GENERAL, ADMINISTRATIVE AND OTHER
General, administrative and other expenses increased by $12.4 million, or 61%, in 1996 to $32.6 million from $20.2 million in 1995. This increase results primarily from the consolidation of Homestead's accounts ($2.5 million), the inclusion of ATLANTIC's provision for a possible loss on investments ($2.5 million), increased payroll and related expenses applicable to the growth of the ATLANTIC REIT manager ($2.4 million), as well as additional personnel and related costs applicable to information systems, human resources and other administrative support functions.

PROVISION FOR INCOME TAXES

The provision for income taxes in 1996 was primarily attributable to deferred income taxes on the equity in earnings of SC-USREALTY. In 1995, Security Capital had net deferred tax assets (primarily net operating losses) that were completely offset by a valuation allowance. Accordingly, no provision for income taxes was recorded in 1995. See Note 8 to the Company's consolidated financial statements included herein.

MINORITY INTERESTS
Minority interests increased from $4.8 million in 1995 to $13.4 million in 1996 due to increased earnings at ATLANTIC, coupled with an increase in minority interests in ATLANTIC in conjunction with its initial public offering in October 1996.

PREFERRED STOCK DIVIDENDS
On April 1, 1996, Security Capital issued 139,000 shares of Series A Preferred Stock to a single investor. The Series A Preferred Stock carries a 7.5% preferential cash dividend rate, payable when and if authorized by the Board quarterly in arrears. Security Capital paid $7.8 million in dividends on the Series A Preferred Stock in 1996. See "Description of Capital Stock--Preferred Stock."

1995 COMPARED TO 1994

CAPITAL DIVISION INVESTMENTS

Dividends Received
Security Capital's dividends received increased $41.4 million, or 86%, from $48.2 million in 1994 to $89.6 million in 1995.

Equity in earnings of less than 50% owned investees
Security Capital consolidated SCI's operations in 1994 and reported earnings of SCI based on the equity method in 1995. For purposes of comparison between the years, SCI results of operations for 1994 are discussed below as if the equity method was in effect for 1994. Security Capital's share of SCI's earnings increased 65%, from $12.7 million in 1994 to $21.0 million in 1995. This increase was primarily attributable to an increase in the amount of distribution space owned and leased by SCI (58.5 million square feet at December 31, 1995 compared to 39.1 million square feet at December 31, 1994), improvements in SCI's occupancy level (93.5% as of December 31, 1995 compared to 92.4% as of December 31, 1994) and increased rental rates on renewal leases for previously occupied space. At December 31, 1995 and 1994, Security Capital's ownership interest in the outstanding common shares of SCI was 48% and 51%, respectively.

Security Capital reported earnings of PTR based on the equity method in both 1995 and 1994. However, PTR's 1995 earnings include the earnings of PACIFIC which was merged into PTR in March 1995. For purposes of comparison between the years, PTR's results of operations for 1994 are discussed below as if the PTR Merger had occurred at the beginning of 1994. Security Capital's share of PTR's earnings increased 69%, from $14.6 million in 1994 ($8.8 million from PTR and $5.8 million from PACIFIC) to $24.6 million in 1995. This increase was primarily attributable to a substantial increase in 1995 in the number of multifamily properties owned by PTR (38,737 operating units at December 31, 1995 compared to 30,182 operating units at December 31, 1994) and Security Capital's increased ownership interest in PTR. At December 31, 1995 and 1994, Security Capital's ownership interest in the outstanding common shares of PTR was 38% and 32%, respectively.

Rental Operations--from greater than 50% owned consolidated investees

Rental Revenues and Expenses
During 1995 and 1994, all rental revenues and expenses of the Company pertained solely to ATLANTIC's operations. Rental revenues increased $48.5 million, or 88%, to $103.6 million in 1995 from $55.1 million in 1994. Rental expenses, as a result of the 1995 Merger, include the expenses of the ATLANTIC property manager commencing January 1, 1995. Rental expenses increased $17.4 million, or 75%, to $40.5 million in 1995 (excluding REIT and property management fees) from $23.1 million in 1994. The increase in rental revenues and expenses was primarily attributable to the increase in the number of multifamily communities. At December 31, 1995, ATLANTIC had 15,823 operating multifamily units as compared to 11,990 operating multifamily units at December 31, 1994. In 1994, ATLANTIC acquired 11,307 units and the majority of its properties were not owned for the full year. At December 31, 1994, 94.7% of ATLANTIC's units were classified as "pre-stabilized" as compared to 25.7% at December 31, 1995. The term "pre-stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have not been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents.

SERVICES DIVISION

Revenues
Services Division revenues were $49.4 million in 1995. As mentioned previously, the Services Division companies were acquired by Security Capital on January 1, 1995 as a result of the 1995 Merger.

Expenses
During 1995, Security Capital incurred Services Division expenses (primarily payroll, occupancy and related expenses) of $56.3 million as a result of the acquisition of the Services Division companies in the 1995 Merger.

DEPRECIATION AND AMORTIZATION
Total depreciation and amortization for Security Capital was $18.1 million for 1995, which represented an increase of $9.3 million from depreciation and amortization of $8.8 million for 1994. Depreciation and amortization from rental operations (ATLANTIC) was $15.9 million and $8.8 million in 1995 and 1994, respectively. The $7.1 million increase in depreciation and amortization from rental operations, which represented an increase of 81% over 1994, was due to increases in ATLANTIC's portfolio of operating properties and the reflection of a full year of depreciation in 1995 for properties acquired during 1994. The remaining increase of $2.2 million in 1995 was attributable to the Services Division and the administrative support functions and was attributable to depreciation on furniture, fixtures and equipment (primarily computer and communications equipment) which was not owned by Security Capital in 1994.

INTEREST EXPENSE
Security Capital's interest expense for 1995 and 1994 consisted of interest on the 2014 Convertible Debentures, interest on revolving lines of credit which are obligations of Security Capital and ATLANTIC and interest on mortgage notes payable which are obligations of ATLANTIC. Interest expense for 1995 and 1994 can be summarized as follows:

                     ----------------------------------------------------------

                          SECURITY CAPITAL          ATLANTIC                  TOTAL
                        --------------------- ---------------------   ---------------------
Dollars in thousands          1995       1994       1995        1994        1995        1994
                        ---------  ---------  ---------   ---------   ---------   ---------
2014 Convertible
 Debentures             $  78,785  $  29,647          -           -   $  78,785   $  29,647
Lines of credit             5,977      6,424  $  15,784   $   5,487      21,761      11,911
Mortgage notes payable          -          -      7,662       3,363       7,662       3,363
Capitalized interest            -          -     (4,404)       (793)     (4,404)       (793)
                        ---------  ---------  ---------   ---------   ---------   ---------
                        $  84,762  $  36,071  $  19,042   $   8,057   $ 103,804   $  44,128
                        =========  =========  =========   =========   =========   =========

Interest on 2014 Convertible Debentures increased $49.1 million in 1995 from $29.6 million in 1994. The increase was primarily due to the issuance of $461 million of 2014 Convertible Debentures in 1994, and the issuance of an additional $185 million of 2014 Convertible Debentures in 1995.

ATLANTIC's mortgage interest expense increased $4.3 million in 1995 as compared to 1994, due to an increase in average mortgage debt outstanding.

ATLANTIC's line of credit interest expense increased $10.3 million in 1995 over 1994. The increase was primarily attributable to an increase in the average outstanding balance on its line of credit ($178.3 million in 1995 as compared to $65.6 million in 1994) and a higher weighted-average interest rate (7.92% in 1995 as compared to 7.34% in 1994). A portion of the increase was also attributable to amortization of loan-related costs.

The overall increase in interest expense was offset by an increase in capitalized interest of $3.6 million in 1995 over 1994. The increase in capitalized interest was the result of ATLANTIC's increased development activity.

GENERAL, ADMINISTRATIVE AND OTHER
General, administrative and other expenses increased to $20.2 million in 1995 from $6.2 million in 1994 primarily as a result of the acquisition of the Services Division in the 1995 Merger. Such expenses in 1995 relate primarily to payroll, occupancy and related expenses applicable to (a) the ATLANTIC REIT manager as well as (b) corporate administration, information systems, human resources, legal and accounting departments. General, administrative and other expenses in 1994 consisted primarily of a REIT management fee paid by Security Capital amounting to $5.3 million, which was eliminated in 1995 as a result of the acquisition of the Services Division companies.

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

PROVISION FOR INCOME TAXES
Security Capital elected to be taxed as a REIT in 1994 and, therefore, incurred no federal or state tax at the corporate level in 1994. In 1995, Security Capital elected to be taxed as a C corporation. Security Capital sustained a loss for tax purposes in 1995 and its deferred tax assets (primarily net operating losses) were completely offset by a valuation allowance.

COSTS INCURRED IN ACQUIRING SERVICES DIVISION FROM RELATED PARTY
The Services Division companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". Accordingly, the excess of the aggregate value of the securities issued ($233,708,000) over the fair value of the net tangible assets acquired ($75,264,000) has been recorded as "Costs incurred in acquiring Services Division from related party" ($158,444,000) in Security Capital's 1995 Consolidated Statement of Operations.

MINORITY INTERESTS
Minority interests decreased $10.4 million, from $15.2 million in 1994 to $4.8 million in 1995, primarily as a result of the deconsolidation of SCI and PACIFIC.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996.

CAPITAL DIVISION INVESTMENTS

Dividends Received

Security Capital's dividends received increased $6.6 million, or 12%, from $53.5 million for the six months ended June 30, 1996 to $60.1 million for the six months ended June 30, 1997. The increase results primarily from (a) the purchase of additional shares in SCI and ATLANTIC, (b) a dividend from SC-ERF of approximately $2.5 million during the six months ended June 30, 1997 and (c) an increase in per share dividend rates.

Equity in Earnings of Less Than 50% Owned Investees

Security Capital's equity in SCI's earnings increased 55% from $11.4 million to $17.7 million for the six months ended June 30, 1996 and 1997, respectively. This increase was primarily attributable to an increase in the amount of distribution space owned and leased by SCI (85.3 million square feet at June 30, 1997 compared to 70.1 million square feet at June 30, 1996) and increased rental rates on renewal leases for previously occupied space. At June 30, 1997 and 1996, Security Capital's ownership interest in the outstanding common shares of beneficial interest of SCI was approximately 44% and 48%, respectively.

Security Capital's equity in PTR's earnings increased 60% from $15.8 million for the first six months of 1996 to $25.3 million for the first six months of 1997. This increase is primarily attributable to an increase ($29.1 million) in gains on sales of properties offset by a slight net decrease in the number of multifamily properties owned by PTR (40,786 units at June 30, 1997 compared to 40,981 units at June 30, 1996). At June 30, 1997 and 1996, Security Capital's ownership interest in the outstanding common shares of beneficial interest of PTR was approximately 35% and 38%, respectively.

Security Capital's share of SC-USREALTY's earnings increased substantially from $12.5 million for the six months ended June 30, 1996 to $35.1 million for the six months ended June 30, 1997. SC-USREALTY effectively commenced its investment activities in October 1995, and at June 30, 1996, SC-USREALTY had investments at cost of approximately $519 million with a fair market value of approximately $550 million. At June 30, 1997, SC-USREALTY had investments at cost of $1.82 billion with a fair market value of $2.15 billion. Unrealized appreciation on SC-USREALTY's investments increased by $66.2 million and $30.9 million for the six months ended June 30, 1997 and 1996, respectively. In addition, SC-USREALTY recorded net investment income of $40.0 million and $1.8 million for the six months ended June 30, 1997 and 1996, respectively. At June 30, 1997 and 1996, Security Capital's ownership interest in the outstanding common stock of SC-USREALTY was approximately 32% and 39%, respectively.

Security Capital's initial investment (approximately $9.9 million) in SC-ERF occurred in late December 1996. During the six months ended June 30, 1997, Security Capital invested an additional $90.1 million in SC-ERF. At June 30, 1997, SC-ERF had investments at cost and fair market value of approximately $103.6 million and $107.1

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


million, respectively. Security Capital owned 98.7% and 100% of the outstanding shares of SC-ERF at June 30, 1997 and December 31, 1996, respectively.

RENTAL OPERATIONS--FROM GREATER THAN 50% OWNED CONSOLIDATED INVESTEES

Rental Revenues

Rental revenues increased $41.6 million, or 65%, from $63.7 million for the six months ended June 30, 1996 to $105.3 million for the same period in 1997. This increase was attributable to an increase in the number of multifamily units owned and operated by ATLANTIC (19,265 operating units at June 30, 1997 compared to 17,109 operating units at June 30, 1996), coupled with stable occupancies (approximately 95%) for both periods and increased rental rates. This resulted in a $17.1 million increase in rental revenues between the six-month periods. Also accounting for part of the increase in rental revenues is the consolidation of Homestead after the spin-out transactions completed on October 17, 1996 by Security Capital, ATLANTIC and PTR of their extended-stay lodging assets. Homestead generated $24.5 million in revenues for the six month period ended June 30, 1997.


Other Income, Net

The $5.1 million increase in Other Income primarily results from (a) the inclusion of SC-ERF's net investment income (approximately $2.5 million) and increase in unrealized appreciation on investments (approximately $3.5 million) for the six months ended June 30, 1997 offset by (b) a $0.9 million decrease in fees applicable to consulting services performed by the Capital Management Group.

Rental Expenses

Rental expenses increased by $16.1 million, or 64%, to $41.4 million for the six months ended June 30, 1997 from $25.3 million for the same period in 1996. The increase is attributable to the increase in the number of ATLANTIC's operating multifamily communities and the consolidation of Homestead as discussed above under "Rental Revenues". ATLANTIC's rental expenses, which include the expenses of the ATLANTIC property manager, increased $5.7 million (excluding REIT and property management fees) in the first six months of 1997 compared to the corresponding period of 1996. Homestead's rental expenses were $10.4 million for the six months ended June 30, 1997.

SERVICES DIVISION

Revenues

Services Division revenues increased by 45% from $33.7 million for the six months ended June 30, 1996 to $49.0 million for the same period in 1997. The increase of $15.3 million in Services Division revenues in 1997 as compared to 1996 was primarily attributable to growth in operations at SC-USREALTY and SCI. In particular, advisory revenues earned from SC-USREALTY increased $8.8 million and financial services revenues earned from SCI increased $6.3 million. Additionally, fees earned by Security Capital Markets Group and Capital Management Group increased by $2.3 million and $0.2 million, respectively, during the six months ended June 30, 1997 compared to the same period in 1996, offset by a $2.3 million decrease in fees earned by the PTR REIT and property management companies as a result of the spin-out of Homestead assets by PTR in October, 1996.

Expenses

Services Division expenses increased by $9.7 million, or 30%, for the six months ended June 30, 1997, to $42.5 million from $32.8 million for the same period in 1996. This increase resulted from the expansion of the Services Division, including the hiring of additional professionals primarily for the REIT and property management companies and the Capital Management Group.

DEPRECIATION AND AMORTIZATION

Total depreciation and amortization for Security Capital was $18.7 million and $11.1 million for the six months ended June 30, 1997 and 1996, respectively. Of those amounts, $16.2 million and $9.6 million represented depreciation and amortization from rental operations for those same periods in 1997 and 1996, respectively. Depreciation for ATLANTIC increased $3.0 million to $12.6 million for the first half of 1997 from $9.6 million for

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


the first half of 1996, an increase of 31%, due to the increase in the number of operating multifamily communities between those periods. Depreciation for Homestead was $3.6 million for the six months ended June 30, 1997. The remaining depreciation and amortization of $2.5 million and $1.5 million in 1997 and 1996, respectively, is attributable to the Services Division and the administrative support functions, representing an increase of $1.0 million over such depreciation and amortization for the first half of 1996. The increase of $1.0 million between 1997 and 1996 is primarily a result of depreciation and amortization on additional computer hardware and software and office leasehold improvements.

INTEREST EXPENSE

Interest expense on the Convertible Debentures increased $9.6 million or 21% to $54.6 million for the first half of 1997 compared to $45.0 million for the same period in 1996. The increase is primarily attributable to receipt of the subscriptions of the 2016 Convertible Debentures from a private placement offering completed in March, 1996, which totaled $323 million.

Interest expense on other obligations increased by $0.8 million from the first half of 1996 to the same period in 1997, largely due to ATLANTIC's increased weighted average mortgage debt outstanding during the first six months of 1997.

GENERAL, ADMINISTRATIVE AND OTHER

General, administrative and other expenses increased by $21.2 million, or 147%, for the six months ended June 30, 1997, to $35.6 million from $14.4 million for the same period in 1996. This increase resulted primarily from (a) additional personnel and related costs and professional fees applicable to researching new business opportunities, enhancing information systems designed for global operations, and to a lesser extent, additional personnel for human resources and other administrative support functions ($7.9 million), (b) a noncash, non-recurring charge to earnings of $6.6 million in the second quarter of 1997 associated with an exchange of Security Capital shares for shares of a corporate entity owned by Security Capital's Chairman, whose sole assets were warrants and options to purchase Security Capital shares. This charge represents the value applicable to the holder's ability to defer exercising the warrants and options until 2002 in accordance with their terms (see "Certain Relationships and Transactions"), (c) consolidation of Homestead's accounts in 1997 ($6.3 million), and (d) an increase in ATLANTIC's administrative expenses ($0.4 million).

PROVISION FOR INCOME TAXES

The provision for income taxes increased by $13.4 million for the six months ended June 30, 1997 as compared to the same period in 1996 primarily attributable to deferred income taxes on the equity in earnings of Security Capital's unconsolidated investees.

Prior to the second quarter of 1996, Security Capital did not record a provision for income taxes as it had deferred tax assets that were completely offset by a valuation allowance. Beginning in the second quarter of 1996, a deferred tax liability was recorded primarily because of Security Capital's equity in the earnings of SC-USREALTY. The effective rate for the three- and six-month periods ended June 30, 1997 is also affected by the $6.6 million nondeductible charge to earnings as described above under General Administrative and Other expenses.

MINORITY INTERESTS

Minority interests increased from $5.3 million for the six months ended June 30, 1996 to $11.4 million for the six months ended June 30, 1997 primarily due to increased earnings of ATLANTIC and Homestead, coupled with an increase in minority ownership interests in ATLANTIC in conjunction with its public offerings in October 1996 and May 1997 and the spin-out of Homestead which also occurred in October 1996.

PREFERRED SHARE DIVIDENDS

On April 1, 1996, Security Capital issued 139,000 Series A Preferred Shares to a single investor. The Series A Preferred Shares carry a 7.5% preferential cash dividend rate, payable when and if authorized by the Board of Directors quarterly in arrears. Security Capital paid $5.2 million and $2.6 million in dividends on the Series A Preferred Shares for the six months ended June 30, 1997 and 1996, respectively.

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



LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW


Security Capital's investment activities consist primarily of the investment in the common shares of its Capital Division investees and capital expenditures relating to expansion of its Services Division business. The investment activities of Security Capital's operating companies consist primarily of the acquisition and development of real estate. In addition, SC-ERF invests in the securities of publicly traded real estate companies. Security Capital has historically financed its investment activities primarily through the sale of stock and debentures in private placements and borrowings under its line of credit.

Based on Security Capital's current level of operations and anticipated growth as a result of pending new business initiatives, Security Capital expects that cash flows from operations (including dividends and fees received from its operating companies), proceeds from the Offering and funds currently available under its $400 million revolving line of credit will be sufficient to enable Security Capital to satisfy its anticipated cash requirements for operating and investing activities for existing businesses for the next twelve months. Security Capital intends to finance its long-term business activities (including investments in new business initiatives) through the proceeds from the Offering, borrowings under an expanded line of credit and the exercise of the Warrants to be issued as described below. In addition, Security Capital anticipates that its operating companies will separately finance their activities through cash flow from operations, sales of equity and debt securities and the incurrence of mortgage debt or line of credit borrowings.



After the Offering, Security Capital intends to distribute Warrants to purchase $250 million of Class B Shares to the shareholders of SCI, PTR and ATLANTIC pursuant to the Mergers. These Warrants will be issued subject to the closing of the proposed Mergers, will have an exercise price based on the market price of the Class B Shares on the Warrant Issuance Date, and the warrants will have a term of one year.

Security Capital's consolidated investees have undertaken the following recent financing activities:

  . In May 1997, ATLANTIC completed an $87 million (gross proceeds) equity offering to finance development and acquisition plans for 1997. In addition, in August 1997, ATLANTIC completed a $50 million preferred stock offering and a $150 million unsecured senior debt securities offering to the public. Proceeds from these securities offerings and borrowings under its $350 million line of credit are expected to provide the capital for ATLANTIC's financing needs.

  . Homestead plans a development program for its extended-stay lodging properties which will be financed primarily through its funding commitment agreements with PTR and ATLANTIC, which agreements will provide up to $199 million and $111 million, respectively, in financing, as well as through outstanding warrants to purchase approximately $44 million (approximately $15.5 million owned by Security Capital) of Homestead common stock outstanding as of June 30, 1997 (if such warrants are exercised). In May 1997, Homestead obtained a $50 million revolving line of credit and is considering securities offerings to provide additional sources of capital to meet its financing needs.

1996 INVESTING AND FINANCING ACTIVITIES

Security Capital recorded investments of approximately $832.3 million in 1996, consisting primarily of (i) $267 million invested by ATLANTIC for the development and acquisition of multifamily communities, (ii) $65 million invested by Homestead for development of extended-stay lodging properties from October 17, 1996 to December 31, 1996, (iii) $95 million invested by Security Capital for common shares of SCI and ATLANTIC and (iv) $392.9 million invested by Security Capital for common shares of SC-USREALTY.

Security Capital's 1996 net financing activity of $807.7 million consisted primarily of (i) net proceeds from sales of common and preferred stock of $438.3 million and $139.0 million, respectively, (ii) $221.6 million in net proceeds from the issuance of Convertible Debentures, (iii) a $45.9 million increase in outstanding mortgage loans for ATLANTIC and Homestead, (iv) net repayments on lines of credit of $10.0 million and (v) other financing transactions resulting in an aggregate use of cash of $27.1 million.

Also in 1996, ATLANTIC increased its line of credit to $350 million, and Security Capital increased its line of credit to $300 million.

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

Security Capital completed the following non-cash transaction in 1996:

  . On October 17, 1996, Security Capital, PTR, ATLANTIC and Homestead consummated the merger transactions described under "Relationship with Operating Companies--Homestead--Homestead Transaction." Since ATLANTIC and Homestead are consolidated with Security Capital, only the effect of PTR's transaction with Homestead is reflected in the Company's consolidated financial statements for the year ended December 31, 1996. With respect to the transaction between PTR and Homestead, Homestead acquired at the date of merger approximately $166 million of net assets in exchange for the issuance of 9,485,727 shares of Homestead common stock and $76 million of convertible mortgage notes payable.

1995 INVESTING AND FINANCING ACTIVITIES

Security Capital recorded investments of approximately $493.9 million in 1995, consisting primarily of $235.1 million invested by ATLANTIC for the development and acquisition of multifamily communities and $254.4 million invested by the Company for the acquisition of common shares of PTR, SCI, ATLANTIC and SC-USREALTY.

Security Capital's 1995 net financing activity of $486.9 million primarily consisted of (i) net proceeds from the sale of common stock of $363.3 million,
(ii) $184.8 million in net proceeds from the issuance of Convertible Debentures, (iii) a decrease in outstanding mortgage loans of $7.0 million for ATLANTIC, (iv) net repayments on lines of credit of $39.5 million and (v) other financing transactions resulting in an aggregate use of cash of $14.7 million.

Security Capital completed the following non-cash investing and financing activities in 1995:

  . On January 1, 1995, Security Capital acquired through the 1995 Merger the net assets of the Services Division companies for $233.7 million in exchange for debt and equity securities of Security Capital.

  . On March 23, 1995, Security Capital exchanged the shares of its PACIFIC subsidiary for additional shares of PTR. The transaction was valued at approximately $136.0 million and resulted in Security Capital receiving an additional 8.3 million shares of PTR.

1994 INVESTING AND FINANCING ACTIVITIES
Security Capital recorded investments of approximately $1.2 billion in 1994, primarily as a result of ATLANTIC's development and acquisition of multifamily communities and SCI's development and acquisition of distribution facilities. Security Capital also invested approximately $73.8 million to acquire PTR common shares.

Security Capital's 1994 net financing activity of $1.2 billion primarily consisted of (i) net proceeds from the sale of common stock of $788 million,
(ii) $48.2 million in net proceeds from the issuance of 2014 Convertible Debentures, (iii) net borrowings on lines of credit of $400 million, (iv) distributions to shareholders (primarily SCI shareholders) amounting to $50 million and (v) other financing transactions resulting in an aggregate use of cash of $19 million.

Security Capital completed the following non-cash investing and financing activities in 1994:

  . In June 1994, the Board authorized a distribution of 2014 Convertible Debentures. For the year ended December 31, 1994, $417.2 million of 2014 Convertible Debentures were distributed representing $757.50 for each common share outstanding or subscribed for.

  . During the year ended December 31, 1994, Security Capital assumed $274.1 million in mortgage notes payable in connection with the acquisition of multifamily communities and distribution facilities through its ATLANTIC, PTR and SCI investees.

SIX MONTHS ENDED JUNE 30, 1997 INVESTING AND FINANCING ACTIVITIES

Security Capital recorded investments of $452 million for the six months ended June 30, 1997 consisting primarily of (i) $96 million invested by ATLANTIC for the development and acquisition of multifamily communities; (ii) $131 million invested by Homestead for the development of extended-stay lodging properties;
(iii) $75 million invested by Security Capital for common shares of SC-USREALTY; (iv) $94 million invested by SC-ERF in publicly traded real estate securities; and (v) $23 million and $5 million invested by Security Capital in the common shares of SHC and SC-PG, respectively. Other investing activities
(net) amounted to $28 million.

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


Security Capital obtained financing of $427 million during the six months ended June 30, 1997 primarily from (i) proceeds from the sale of common stock of $101 million net of expenses and repurchases and convertible debentures of $98 million; (ii) net proceeds from line of credit borrowing of $124 million; (iii) ATLANTIC's net proceeds from sale of common shares to its minority interest owners of $83 million; (iv) Homestead's issuance of convertible mortgage notes to PTR for $42 million; and (v) other financing transactions resulting in an aggregate use of cash of $21 million.

LINES OF CREDIT

Security Capital

SC Realty, a wholly owned subsidiary of Security Capital, has a $400 million secured revolving line of credit with Wells Fargo. The line of credit matures in November 1998 and may be extended for one year periods with the approval of Wells Fargo and the other participating lenders. Borrowings on the line of credit bear interest, at SC Realty's option, at either (i) LIBOR plus a margin of 1.50%, or (ii) the higher of the federal funds rate plus a margin of .50% or Wells Fargo's prime rate, with interest payable monthly in arrears. SC Realty pays a commitment fee ranging from .125% to .25% per annum based on the average unfunded line of credit balance. The line of credit is guaranteed by Security Capital and is secured by shares of PTR, SCI, ATLANTIC, SC-USREALTY and Homestead, as well as warrants to purchase shares in Homestead.

The line of credit contains a restricted payments covenant which prohibits dividends and distributions on SC Realty's capital stock in excess of 100% of SC Realty's cash flow available for distribution (as defined). Security Capital's guaranty of the line of credit also contains various financial and other covenants applicable to Security Capital, including a minimum shareholders' equity test, a total liabilities to net worth ratio and an interest coverage ratio, as well as restrictions on Security Capital's ability to incur indebtedness and effect consolidations, mergers (other than a consolidation or merger in which Security Capital is the surviving entity) and sales of assets. The guaranty also contains a restricted payments covenant which prohibits dividends and distributions on Security Capital's capital stock in excess of 95% of Security Capital's cash flow available for distribution (as defined). As of June 30, 1997, Security Capital and SC Realty were in compliance with all financial covenants.

As of July 31, 1997, SC Realty had borrowed $188.5 million under the line of credit. The weighted average interest rate on the line of credit from January 1, 1997 through July 31, 1997 was 7.1763%. See "Use of Proceeds."

ATLANTIC

ATLANTIC has obtained a $350 million unsecured line of credit from Morgan Guaranty Trust Company of New York ("Morgan Guaranty"). The line of credit matures in December 1998 and may be extended for one year with the approval of Morgan Guaranty and the other participating lenders. Borrowings on the line of credit bear interest at ATLANTIC's option at prime or LIBOR plus a margin (1.375% through July 2, 1997 and 1.125% thereafter). ATLANTIC pays a commitment fee ranging from .125% to .25% per annum based on the average unfunded line of credit balance. ATLANTIC's line of credit is not guaranteed by Security Capital.



ATLANTIC's line of credit contains restrictive covenants which prohibit dividends and distributions on ATLANTIC's capital stock in excess of 95% of ATLANTIC's Funds from Operations (as defined). The line of credit also contains various financial and other covenants, including a net worth test, a total liabilities to net worth ratio, an interest coverage ratio and a fixed charge coverage ratio, as well as restrictions on ATLANTIC's ability to incur indebtedness and effect consolidations, mergers and sales of assets. As of June 30, 1997 the outstanding balance on this line of credit was $278,750,000 and ATLANTIC was in compliance with all financial covenants.

As of July 31, 1997, ATLANTIC had borrowed $254.8 million under the line of credit.

Homestead

On May 6, 1997, Homestead entered into a secured revolving line of credit facility with Commerzbank AG, New York Branch, which provides for borrowings up to $50,000,000, subject to collateral requirements. Borrowings bear interest at the Eurodollar rate plus 2.5% per annum. Additionally, there is a commitment fee of 0.325% per annum on the average unfunded line of credit balance. The line of credit matures May 1998 and may be extended with the approval of the lenders. At June 30, 1997 there was no outstanding balance on this line of credit and Homestead was in compliance with all financial covenants.

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


Mortgage Notes Payable

Mortgage notes payable totalled $298.0 million at June 30, 1997 and consisted of the following: (i) conventional fixed rate mortgage obligations of ATLANTIC in the amount of $33.9 million; (ii) tax exempt mortgage obligations of ATLANTIC of $121.1 million; and (iii) convertible mortgage obligations of Homestead of $143.0 million. Mortgage note obligations of ATLANTIC and Homestead are not guaranteed by Security Capital.

The Homestead convertible mortgage notes are convertible, at the option of PTR, into common shares of Homestead common stock beginning April 1, 1997. The conversion price is equal to one share of common stock for every $11.50 of principal amount outstanding.

CONVERTIBLE DEBENTURES

2014 Convertible Debentures
At June 30, 1997, the Company had approximately $715.2 million principal amount of 2014 Convertible Debentures outstanding. The 2014 Convertible Debentures accrue interest at an annual rate of 12% and require semi-annual cash interest payments at a minimum rate of 3.5%. Interest above the minimum may be paid currently or deferred at the option of the Company. Any deferred interest accrues interest at 12% and is due upon maturity. The principal amount of the 2014 Convertible Debentures are convertible into Class A Shares at $1,046.00 per share at the option of the holder at any time after the earlier to occur of
(i) the first anniversary of the Company's initial public offering, (ii) July 1, 1999, (iii) the consolidation or merger of the Company with another entity (other than a merger in which the Company is the surviving entity) or any sale or disposition of substantially all the assets of the Company or (iv) notice of redemption of the 2014 Convertible Debentures by the Company. The Company may redeem the 2014 Convertible Debentures at any time, in whole or in part, at par plus accrued and unpaid interest to the date of redemption. On conversion, any accrued and unpaid deferred interest shall be deemed to be paid in full upon delivery of the Class A Shares.

2016 Convertible Debentures
At June 30, 1997, the Company had approximately $323.0 million principal amount of 2016 Convertible Debentures outstanding. The 2016 Convertible Debentures accrue interest at an annual rate of 6.5% and require semi-annual cash interest payments. The principal amount of the 2016 Convertible Debentures are convertible into Class A Shares at $1,153.90 per share at the option of the holder at any time after the earlier to occur of (i) the first anniversary of the Company's initial public offering, (ii) March 29, 2001, (iii) the consolidation or merger of the Company with another entity (other than a merger in which the Company is the surviving entity) or any sale or disposition of substantially all the assets of the Company, (iv) a recommendation by the Board of any tender offer or exchange offer for 50% or more of the Company's outstanding common stock (provided that the 2016 Convertible Debentures have then become convertible pursuant to their terms) or (v) notice of redemption of the 2016 Convertible Debentures by the Company. The Company may redeem the 2016 Convertible Debentures at any time after March 29, 1999, in whole or in part, at par plus accrued and unpaid interest to the date of redemption.

At its August meeting, the Board requested management to study various options to retire the Convertible Debentures. No assurance can be given that Security Capital will retire some or all of the Convertible Debentures.


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

                     RELATIONSHIPS WITH OPERATING COMPANIES

In addition to the transactions with affiliates described elsewhere in this Prospectus, Security Capital has entered into the following agreements with its affiliated real estate operating companies:

ATLANTIC

ATLANTIC REIT Management Agreement

ATLANTIC's REIT manager, Security Capital (Atlantic) Incorporated (the "ATLANTIC REIT Manager"), is owned by Security Capital. The ATLANTIC REIT Manager's sole business and principal occupation since its formation in October 1993 is advising ATLANTIC. The services provided or coordinated by the ATLANTIC REIT Manager include strategic and day-to-day management, research, investment analysis, acquisition and due diligence, multifamily property development, asset management, capital markets, asset disposition, legal and accounting services. All such services are included in the fee paid to the ATLANTIC REIT Manager by ATLANTIC (the "ATLANTIC REIT Management fee"), including capital markets and development services, which most REITs capitalize (or, in the case of capital markets, deduct from proceeds). The ATLANTIC REIT Management fee is paid monthly and was $6.2 million for the six months ended June 30, 1997, and $10.4 million, $6.9 million and $3.7 million for the years ended December 31, 1996, 1995 and 1994, respectively. This agreement will be terminated upon the closing of the Mergers and all the employees of the ATLANTIC REIT Manager will become employees of ATLANTIC.

ATLANTIC Property Management

Commencing May 12, 1994, SCG Realty Services (Atlantic) Incorporated (the "ATLANTIC Property Manager"), an affiliate of the ATLANTIC REIT Manager and a subsidiary of Security Capital, began providing property management services for certain of ATLANTIC's properties. At July 31, 1997, the ATLANTIC Property Manager managed approximately 92.6% of ATLANTIC's multifamily units. The agreement terminates September 30, 1997, subject to earlier termination by ATLANTIC on 30 days' notice, is renewable annually upon approval of ATLANTIC's independent directors and contemplates a fee to the ATLANTIC Property Manager of 3.5% of property revenues for properties located in Atlanta and Washington, D.C. markets and 3.75% of property revenues for all other properties, paid monthly, which was $2.7 million for the six months ended June 30, 1997, and $4.2 million, $3.5 million and $1.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. Any management contracts executed with the ATLANTIC Property Manager are expected to be at market rates. This agreement will be terminated upon the closing of the Mergers and all employees of the ATLANTIC Property Manager will become employees of ATLANTIC.

ATLANTIC Investor Agreement
ATLANTIC and Security Capital are parties to an Investor Agreement, dated as of October 28, 1993 (the "ATLANTIC Investor Agreement"), which required Security Capital to purchase $21.5 million in common stock of ATLANTIC, subject to certain conditions. The ATLANTIC Investor Agreement, among other things, requires ATLANTIC to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase price exceeds $5 million. The ATLANTIC Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding common stock of ATLANTIC, ATLANTIC may not increase its Board of Directors to more than seven members. Security Capital is entitled to designate one or more persons as directors, and ATLANTIC is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as Security Capital owns at least 10%, but less than 20%, of the outstanding common stock of ATLANTIC, it is entitled to nominate two persons; and (ii) so long as Security Capital owns at least 20% of the outstanding common stock of ATLANTIC, it is entitled to nominate three persons.

In addition, the ATLANTIC Investor Agreement provides Security Capital with registration rights pursuant to which, in certain circumstances, Security Capital may demand, at any time, registration pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") of all or any part of the shares of ATLANTIC's common stock owned by Security Capital.

At the closing of the Mergers, ATLANTIC and Security Capital will amend and restate the ATLANTIC Investor Agreement (as so amended and restated, the "ATLANTIC Amended Investor Agreement"), which will provide

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that, without first having consulted with the nominees of Security Capital designated in writing, ATLANTIC may not seek Board of Directors approval of (i) ATLANTIC's annual budget; (ii) the incurrence of expenses in any year exceeding
(a) any line item in the annual budget by the greater of $500,000 or 20% and
(b) the total expenses set forth in the annual budget by 15%; (iii) the purchase or sale of any assets in any single transaction or series of related transactions in the ordinary course of ATLANTIC's business where the aggregate purchase price to be paid or received by ATLANTIC would exceed $25 million; and
(iv) the entering into of any new contract with a service provider (a) for investment management, property management or leasing services or (b) that reasonably contemplates annual contract payments by ATLANTIC in excess of $1 million. ATLANTIC is under no obligation to accept or comply with any advice offered by Security Capital with respect to the foregoing matters.

Additionally, so long as Security Capital beneficially owns at least 25% of the common shares of ATLANTIC, Security Capital will have the right to approve the following matters proposed by ATLANTIC: (i) the issuance or sale of any common shares, (including the grant of any rights, options or warrants to subscribe for or purchase common shares or any security convertible into or exchangeable for common shares or the issuance or sale of any security convertible into or exchangeable for common shares) at a price per share less than the fair market value of a common share on the date of such issuance or sale; (ii) the issuance and sale of any disqualified shares (as defined) if, as a result thereof, ATLANTIC's Fixed Charge Coverage Ratio (as defined) would be less than 1.4 to 1.0; (iii) the adoption of any employee benefit plan pursuant to which shares of ATLANTIC or any securities convertible into shares of ATLANTIC may be issued and any action with respect to the compensation of the senior officers of ATLANTIC (including the granting or award of any bonuses or share-based incentive awards); and (iv) the incurrence of any additional indebtedness (including guarantees and including renegotiations and restructurings of existing indebtedness) if, as a result thereof, ATLANTIC's Interest Expense Coverage Ratio (as defined) would be less than 2.0 to 1.0. The restriction referred to in clause (i) above does not apply to (A) the sale or grant of any options to purchase shares of ATLANTIC pursuant to the provisions of any benefit plan approved by the shareholders of ATLANTIC, (B) the issuance or sale of shares upon the exercise of any rights, options or warrants granted, or upon the conversion or exchange of any convertible or exchangeable security issued or sold, prior to the closing date of the Mergers or in accordance with the provisions of the ATLANTIC Amended Investor Agreement, (C) the issuance and sale of any shares of ATLANTIC pursuant to any dividend reinvestment and share purchase plan approved by the ATLANTIC Board of Directors or (D) the issuance, grant of distribution of rights, options or warrants to all holders of common shares entitling them to subscribe for or purchase shares of ATLANTIC or securities convertible into or exercisable for shares.

The ATLANTIC Amended Investor Agreement will also provide that, so long as Security Capital owns at least 10% of the outstanding common shares, ATLANTIC may not increase the number of persons serving on the ATLANTIC Board of Directors to more than seven. Security Capital also will be entitled to designate one or more persons as directors of ATLANTIC, as follows: (i) so long as Security Capital owns at least 10% but less than 25% of the outstanding common shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding common shares, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the ATLANTIC Board of Directors as the number of common shares beneficially owned by Security Capital bears to the total number of outstanding common shares, provided, that Security Capital shall be entitled to designate no more than three persons so long as the ATLANTIC Board of Directors consists of no more than seven members.

As part of the ATLANTIC Amended Investor Agreement, Security Capital may make employment opportunities with Security Capital or its affiliates available to the officers and employees of ATLANTIC. Prior to commencing discussions with a senior officer of ATLANTIC about any such opportunity, Security Capital must give the ATLANTIC Board of Directors 14 days' prior written notice.

In addition, the ATLANTIC Amended Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request at any time, registration of all of Security Capital's common shares pursuant to Rule 415 under the Securities Act. Security Capital may request one such registration for every $100 million (based on market value) of common shares of ATLANTIC it owns.

Administrative Services Agreement
At the closing of the Mergers, ATLANTIC and Security Capital will enter into an administrative services agreement, pursuant to which Security Capital will provide ATLANTIC with certain administrative and other services with respect to certain aspects of ATLANTIC's business, as selected from time to time by ATLANTIC at

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its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus 20%, subject to a maximum amount of approximately $5.2 million during the initial term of the agreement, of which approximately $1.5 million will apply to the period between the closing of the Mergers and December 31, 1997 and the remainder will apply to 1998. Cost savings under this agreement will accrue to ATLANTIC. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the ATLANTIC Board of Directors.

License Agreement
At the closing of the Mergers, ATLANTIC and Security Capital will enter into a license agreement pursuant to which Security Capital will grant ATLANTIC a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to ATLANTIC's right to extend the license for up to two additional five-year periods.

Protection of Business Agreement
At the closing of the Mergers, ATLANTIC and Security Capital will enter into a protection of business agreement (the "ATLANTIC Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the ATLANTIC REIT Manager and the ATLANTIC Property Manager to any entity that owns or operates multifamily properties. The ATLANTIC Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of ATLANTIC or PTR. The ATLANTIC Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of ATLANTIC and (ii) the percentage of outstanding voting securities of ATLANTIC owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the ATLANTIC Board of Directors. Subject to earlier termination pursuant to the preceding sentence, the ATLANTIC Protection of Business Agreement will terminate on the third anniversary of the closing date of the Mergers.

ATLANTIC Development Agreements

ATLANTIC is a party to several development agreements with unaffiliated third-party developer/managers which provide that ATLANTIC will make certain earnout payments to the developer/managers either in the form of cash, shares of ATLANTIC's common stock or shares of Security Capital's common stock, as determined in the sole discretion of the developer/managers. The amount of such payments shall be determined on a per site basis and shall be a percentage of the amount by which annualized net operating income exceeds the total actual project costs. In February 1997, ATLANTIC paid $800,000 to one such developer/manager with respect to one community. At July 31, 1997, such developer/manager had earned $4.0 million on four additional communities. The earnout for the two remaining communities cannot exceed $2.2 million of which none was earned at July 31, 1997.

HOMESTEAD

Homestead Transaction

In January 1996, Security Capital began considering ways for ATLANTIC, PTR and Security Capital to maximize shareholder value with respect to their Homestead Village(R) properties and operations. In May 1996, ATLANTIC, PTR, Security Capital and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital agreed to contribute, through a series of merger transactions, all of their respective assets relating to Homestead Village(R) properties to Homestead, and ATLANTIC and PTR agreed to enter into certain funding commitment agreements. ATLANTIC's and PTR's respective shareholders approved the Homestead transaction on September 13, 1996 and September 12, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in (i) ATLANTIC (a) owning 4,201,220 shares of Homestead common stock, (b) owning 2,818,517 warrants each to purchase one share of Homestead common stock at $10 per share, (c) agreeing to provide up to $111.1 million of mortgage financing to Homestead in exchange for up to approximately $98 million in convertible mortgage notes and (d) providing a cash payment of $16.6 million to Homestead on the closing date;
(ii) PTR (a) owning 9,485,727 shares of Homestead common stock, (b) owning

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6,363,789 warrants each to purchase one share of Homestead common stock at $10 per share and (c) agreeing to provide up to $198.8 million of mortgage financing to Homestead in exchange for up to approximately $221 million in convertible mortgage notes and (iii) Security Capital (a) owning 4,062,788 shares of Homestead common stock and (b) owning 817,694 warrants each to purchase one share of Homestead common stock at $10 per share. ATLANTIC and PTR both distributed the Homestead common stock and warrants which each received to their respective shareholders pro rata in the Homestead transaction on November 12, 1996 to shareholders of record on October 29, 1996. Each holder of record of a share of ATLANTIC's common stock received 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock and each holder of record of a share of PTR's common shares received 0.125694 shares of Homestead common stock and warrants to purchase 0.084326 shares of Homestead common stock. As a result of the Homestead transaction, including the distributions by each of ATLANTIC and PTR, Security Capital owned 9,894,401 shares of Homestead common stock and warrants to purchase 4,730,022 shares of Homestead common stock. As of July 31, 1997, Security Capital had purchased in the open market warrants to purchase 2,651,979 shares of Homestead common stock and has exercised warrants to purchase 7,050,000 shares of Homestead common stock, and as a result, as of July 31, 1997 owned 16,944,401 (including 1,162,902 shares held in escrow) shares of Homestead common stock and warrants to purchase 332,001 shares of Homestead common stock.

Protection of Business Agreement
ATLANTIC, PTR and Security Capital entered into a protection of business agreement with Homestead, dated as of October 17, 1996 (the "Homestead Protection of Business Agreement"), which prohibits ATLANTIC, PTR and Security Capital, and their respective affiliates, from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily communities. The agreement does not prohibit ATLANTIC, PTR or Security Capital from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or Security Capital;
(ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing multifamily communities; and
(iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing multifamily communities, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from ATLANTIC, PTR or Security Capital or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than ATLANTIC, PTR or Security Capital or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's Board of Directors. Subject to earlier termination pursuant to the preceding sentence, the Homestead Protection of Business Agreement will terminate on October 17, 2006.

Homestead Investor Agreement
Homestead and Security Capital have entered into an investor agreement (the "Homestead Investor Agreement"), dated as of October 17, 1996, which requires Security Capital, upon notice from Homestead, to exercise all of the warrants to purchase shares of Homestead common stock (at an exercise price of $10 per share) owned by Security Capital. Homestead may call for the exercise of such warrants by Security Capital upon 10 days' prior written notice. The Homestead Investor Agreement, among other things, provides that, without having first consulted with the nominee of Security Capital designated in writing, Homestead may not seek Homestead Board of Directors' approval of (i) Homestead's annual budget, (ii) the incurrence of expenses in any year exceeding (A) any line item in the annual budget by 20% and (B) the total expenses set forth in the annual budget by 5%, (iii) acquisitions or dispositions in a single transaction or group of related transactions where the aggregate purchase price paid or received exceeds $5 million, (iv) new contracts with a service provider (A) for investment management, property

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management or leasing services or (B) that reasonably contemplates annual contract payments by Homestead in excess of $200,000, (v) the declaration or payment of any dividend or other distribution, (vi) the approval of stock option plans, (vii) the offer or sale of any shares of stock of Homestead or any securities convertible into shares of stock of Homestead (other than the sale or grant of any stock or grants of options or exercise of options granted under any benefit option plan approved by stockholders) and (viii) the incurrence, restructuring, renegotiation or repayment of indebtedness for borrowed money in which the aggregate amount involved exceeds $5 million. The Homestead Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding shares of Homestead's common stock, Homestead may not increase the number of persons serving on the Homestead Board of Directors to more than seven. Security Capital also will be entitled to designate one or more persons as directors of Homestead, as follows: (i) so long as Security Capital owns at least 10% but less than 30% of the outstanding shares of Homestead's common stock, it is entitled to nominate one person and
(ii) so long as Security Capital owns at least 30% of the outstanding shares of Homestead's common stock, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Homestead Board of Directors as the number of shares of Homestead common stock beneficially owned by Security Capital bears to the total number of outstanding shares of Homestead common stock, provided that Security Capital shall be entitled to designate no more than two persons so long as the Homestead Board of Directors consists of no more than seven members. Any person who is employed by Security Capital or who is an employee, a 25% shareholder or a director of any corporation of which Security Capital is a 25% shareholder (except for Homestead) shall be deemed to be a designee of Security Capital.

In addition, the Homestead Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request, at any time after October 22, 1997, and on not more than three occasions, registration pursuant to Rule 415 under the Securities Act of all of the shares of Homestead's common stock owned by Security Capital.

Homestead Escrow Agreement

Pursuant to an escrow agreement dated October 17, 1996 (the "Escrow Agreement") among Homestead, Security Capital and State Street Bank and Trust Company (the "Escrow Agent"), a portion of the shares of Homestead common stock issuable to Security Capital as part of the Homestead transaction described above was placed in an escrow account maintained with the Escrow Agent. In general, as PTR and ATLANTIC advance funds to Homestead in accordance with the terms of their respective funding commitment agreements with Homestead, a portion of the shares of Homestead's common stock in the escrow account will be released to Security Capital, together with a proportionate amount of accrued dividends, if any. On January 1, 2000, unless all of the shares of Homestead's common stock placed in the escrow account have been released to Security Capital sooner in accordance with the provisions of the Escrow Agreement, the Escrow Agent will release to Homestead all of the shares of Homestead's common stock remaining in the escrow account. All dividends or other distributions paid by Homestead in respect of the shares of Homestead's common stock held in the escrow account shall be retained by the Escrow Agent for the benefit of the party to whom the related shares of Homestead's common stock are ultimately issued. The Escrow Agent will vote all shares of Homestead's common stock held in the escrow account proportionately in accordance with the vote of all other Homestead shareholders as instructed by Homestead. In the event that instructions are not received, the Escrow Agent will not vote such shares. As of July 31, 1997, 1,162,902 shares of Homestead common stock remain in the escrow account.

Homestead Administrative Services Agreement
Homestead has entered into an administrative services agreement with Security Capital (the "Homestead Administrative Services Agreement"), pursuant to which Security Capital, through SCGroup, provides Homestead with administrative services with respect to certain aspects of Homestead's business. These services include, but are not limited to, insurance administration, accounts payable administration, internal audit, cash management, human resources, management information systems, tax and legal administration, research, shareholder communications and investor relations. The fees payable to Security Capital are based on Security Capital's cost of the services provided plus an additional 20%. Any arrangements under the Homestead Administrative Services Agreement for the provision of services are required to be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties. The Homestead Administrative Services Agreement expires on December 31, 1997 and is automatically renewed for successive one-year terms, subject to approval by a majority of the disinterested members of the Homestead Board of Directors of the annual compensation payable to Security Capital for services rendered to Homestead. Homestead paid fees to Security Capital for administrative

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services of $1,080,000 for the six months ended June 30, 1997 and $375,000 for the period from October 17, 1996 (the spin-off date) to December 31, 1996.

PTR

Merger and Public Offerings
On December 6, 1994, PTR entered into a merger agreement with PACIFIC and Security Capital, providing for the merger (the "PTR Merger") of PACIFIC with and into PTR. The PTR Merger was consummated on March 23, 1995 with 80.7% of PTR's common shares being voted in favor of the PTR Merger. Pursuant to the PTR Merger, each then outstanding share of PACIFIC common stock was converted into the right to receive 0.611 PTR common shares. Security Capital was the principal stockholder of PACIFIC prior to the PTR Merger, having owned approximately 97.6% of PACIFIC's common stock outstanding at the time of the PTR Merger. Security Capital's PACIFIC common stock was converted into 8,266,112 PTR common shares pursuant to the terms of the PTR Merger. In addition, William D. Sanders, the Chairman of Security Capital, and William G. Myers and John C. Schweitzer, both trustees of PTR, received 9,165, 9,165 and 7,637 PTR common shares, respectively, upon conversion of their PACIFIC common stock pursuant to the terms of the PTR Merger. Upon consummation of the PTR Merger, PTR changed its name from "Property Trust of America" to "Security Capital Pacific Trust."

PTR REIT Management Agreement

Security Capital Pacific Incorporated (the "PTR REIT Manager") is owned by Security Capital. All officers of PTR are employees of the PTR REIT Manager and PTR has no employees. Pursuant to a REIT management agreement (the "PTR REIT Management Agreement"), the PTR REIT Manager provides both strategic and day-to-day management to PTR, including research, investment analysis, acquisition and development services, asset management, capital markets services, disposition of assets and legal and accounting services. The PTR REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow (as defined in the PTR REIT Management Agreement) in excess of $4,837,000. The PTR REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments. PTR is obligated to reimburse the PTR REIT Manager for certain expenses incurred by the PTR REIT Manager on behalf of PTR relating to PTR's operations, primarily including third party legal, accounting and similar fees paid on behalf of PTR, and travel expenses incurred in seeking financing, property acquisitions, property sales, property development, attendance at trustee and shareholder meetings and similar activities on behalf of PTR. The PTR REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent trustees that the PTR REIT Manager's performance has been satisfactory and that the compensation payable to the PTR REIT Manager is fair. Each of PTR and the PTR REIT Manager may terminate the PTR REIT Management Agreement on 60 days' notice. For the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994, the PTR REIT Manager earned REIT management fees totalling $9.3 million, $22.2 million, $20.4 million and $13.2 million, respectively. This agreement will be terminated upon the closing of the Mergers and all employees of the PTR REIT Manager will become employees of PTR.

PTR Property Management

At July 31, 1997, SCG Realty Services Incorporated ("SCG Realty Services"), as property manager for most of PTR's multifamily communities, managed approximately 94.6% of PTR's operating multifamily units, with the balance in various stages of transition to SCG Realty Services' management. Security Capital owns SCG Realty Services. Rates for services performed by SCG Realty Services are subject to annual approval by PTR's independent trustees (who receive an annual review of fees paid for similar services from an independent third party). During the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994, PTR paid aggregate fees of $5.5 million, $9.7 million, $7.9 million and $7.1 million, respectively, to SCG Realty Services. This agreement will be terminated upon the closing of the Mergers and all employees of SCG Realty Services will become employees of PTR.

PTR Investor Agreement
Pursuant to various agreements, as amended, between PTR and Security Capital (the "PTR Investor Agreement"), Security Capital is entitled to designate three persons to be nominated for election to the PTR Board of Trustees. So long as Security Capital beneficially owns at least 10% of PTR's common shares, PTR is prohibited from increasing the number of members of the PTR Board of Trustees to more than seven. Additionally, the PTR Investor Agreement, among other things, requires PTR to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property

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management or leasing services or that contemplate annual payments in excess of
$100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The PTR Investor Agreement also provides certain registration rights to Security Capital in respect of PTR's common shares beneficially owned by Security Capital.

At the closing of the Mergers, PTR and Security Capital will amend and restate the PTR Investor Agreement such that it will be substantially similar to the ATLANTIC Amended Investor Agreement described above except: (i) it will restrict the ability of Security Capital (or a group of which it is a member) from acquiring in excess of 49% of PTR's common shares subject to certain exceptions and (ii) it will permit PTR to increase the size of the PTR Board of Trustees to eight members.

Administrative Services Agreement
At the closing of the Mergers, PTR and Security Capital will enter into an administrative services agreement, pursuant to which Security Capital will provide PTR with certain administrative and other services with respect to certain aspects of PTR's business, as selected from time to time by PTR at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus 20%, subject to a maximum amount of approximately $7.7 million during the initial term of the agreement, of which approximately $2.2 million will apply to the period between closing of the Mergers and December 31, 1997 and the remainder will apply to 1998. Cost savings under this agreement will accrue to PTR. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the PTR Board of Trustees.

License Agreement
At the closing of the Mergers, PTR and Security Capital will enter into a license agreement (the "PTR License Agreement") pursuant to which Security Capital will grant PTR a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to PTR's right to extend the license for up to two additional five-year periods. As part of the PTR License Agreement, Security Capital will agree that, during the term of the agreement, it will not exercise its rights under the PTR Declaration of Trust to cause PTR to change its name.

Protection of Business Agreement
At the closing of the Mergers, PTR and Security Capital will enter into a protection of business agreement (the "PTR Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the PTR REIT Manager and the PTR Property Manager to any entity that owns or operates multifamily properties. The PTR Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of PTR or ATLANTIC. The PTR Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of PTR and
(ii) the percentage of outstanding voting securities of PTR owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the PTR Board of Trustees. Subject to earlier termination pursuant to the preceding sentence, the PTR Protection of Business Agreement will terminate on the third anniversary of the closing date of the Mergers.

PTR Development Services

PTR owns all of the preferred stock of PTR Development Services Incorporated ("PTR Development Services"), which entitles PTR to 95% of the net operating cash flow of PTR Development Services. Security Capital owned all of the common stock of PTR Development Services during 1995. Effective as of January 1, 1996, Security Capital transferred such common stock to an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. As of June 30, 1997 and December 31, 1996, PTR had mortgage loans outstanding to PTR Development Services aggregating $19.4 million and $18.8 million, respectively, for the purchase of land for multifamily development. Owning land through PTR Development Services provides greater flexibility for the use of such land and the disposition of excess parcels.

PTR expects to make similar loans to PTR Development Services in 1997. The aggregate amount of such loans will vary depending upon the volume of development activity.

SCI

SCI REIT Management Agreement

Security Capital Industrial Incorporated (the "SCI REIT Manager") is owned by Security Capital. All officers of SCI are employees of the SCI REIT Manager and SCI has no employees. Pursuant to a REIT management agreement (the "SCI REIT Management Agreement"), the SCI REIT Manager provides both strategic and day-to-day management, research, investment analysis, acquisition and due diligence, development, marketing, asset management, capital markets, disposition of assets, management information systems support and legal and accounting services. The SCI REIT Management Agreement requires SCI to pay a base annual fee of approximately 16% of cash flow as defined in the SCI REIT Management Agreement. The SCI REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. SCI is obligated to reimburse the SCI REIT Manager for all expenses incurred by the SCI REIT Manager on behalf of SCI relating to SCI's operations, primarily including third-party legal, accounting, property development and similar fees paid on behalf of SCI, and travel expenses incurred in seeking financing, property acquisitions, property sales, attendance at SCI Board of Trustees and shareholder meetings and similar activities on behalf of SCI. The SCI REIT Management Agreement is renewable annually by SCI, subject to a determination by the independent trustees that the SCI REIT Manager's performance has been satisfactory and that the compensation payable to the SCI REIT Manager is fair. Each of SCI and the SCI REIT Manager may terminate the SCI REIT Management Agreement on 60 days' notice. For the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994, the SCI REIT Manager earned REIT management fees of $12.8 million, $21.5 million, $14.2 million and $8.7 million, respectively, pursuant to the SCI REIT Management Agreement. This agreement will be terminated upon the closing of the Mergers and all employees of the SCI REIT Manager will become employees of SCI.

SCI Property Management

SCI Client Services Incorporated ("Client Services"), an affiliate of the SCI REIT Manager, began providing property management services for certain SCI properties in January 1994. At July 31, 1997, the Property Manager was providing property management services in 30 target market cities and was actively managing 82.3 million square feet, 95.6% of SCI's operating portfolio of 85.9 million square feet. Rates for services performed by Client Services range between 1.5% and 3.0% per annum of property revenues and are subject to annual approval by SCI's independent trustees and are at or below market rates. SCI may terminate the property management agreements on 60 days' notice. During the six months ended June 30, 1997 and the year ended December 31, 1996, SCI paid property management fees and leasing commissions of $7.3 million and $10.1 million to Client Services, respectively, and reimbursed Client Services for maintenance recovery expenditures collected from SCI's customers of $994,000 and $1.7 million, respectively. The management agreements between SCI and Client Services will be terminated upon closing of the Mergers, and all employees of Client Services will become employees of SCI.

SCI Investor Agreement
SCI and Security Capital are parties to an Investor Agreement, dated as of November 18, 1993 (the "SCI Investor Agreement"), which required Security Capital to invest a minimum of $75 million in SCI's common shares in SCI's December 1993 private rights offering to shareholders, subject to certain conditions. The SCI Investor Agreement, among other things, requires SCI to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The SCI Investor Agreement also provides that, so long as Security Capital beneficially owns at least 10% of the outstanding SCI common shares, SCI may not increase the size of its Board of Trustees to more than seven members. Security Capital is entitled to designate one or more persons for nomination to election as trustees, and SCI is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as Security Capital beneficially owns at least 10% but less than 20% of the outstanding SCI common shares, it is entitled to designate two persons; and
(ii) so long as Security Capital beneficially owns at least 20% of the outstanding SCI common shares, it is entitled to designate three persons. The SCI Investor Agreement also provides certain registration rights to Security Capital with respect to SCI's common shares beneficially owned by Security Capital.

As of the closing of the Mergers, SCI and Security Capital will amend and restate the SCI Investor Agreement such that it will be substantially similar to the ATLANTIC Amended Investor Agreement described above.

Administrative Services Agreement
At the closing of the Mergers, SCI and Security Capital will enter into an administrative services agreement, pursuant to which Security Capital will provide SCI with certain administrative and other services with respect to certain aspects of SCI's business, as selected from time to time by SCI at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus 20%, subject to a maximum amount of approximately $7.1 million during the initial term of the agreement, of which approximately $2.0 million will apply to the period between the closing of the Mergers and December 31, 1997 and the remainder will apply to 1998. Cost savings under this agreement will accrue to SCI. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the SCI Board of Trustees.

License Agreement
At the closing of the Mergers, SCI and Security Capital will enter into a license agreement (the "SCI License Agreement") pursuant to which Security Capital will grant SCI a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital." The term of the license will be for a period of 15 years, subject to SCI's right to extend the license for up to two additional five-year periods. As part of the SCI License Agreement, Security Capital will agree that during the term of the agreement, it will not exercise its rights under the SCI Declaration of Trust to cause SCI to change its name.

Protection of Business Agreement
At the closing of the Mergers, SCI and Security Capital will enter into a protection of business agreement (the "SCI Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the SCI REIT Manager and the SCI Property Manager to any entity that owns or operates distribution properties. The SCI Protection of Business Agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of SCI. The SCI Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of SCI and (ii) the percentage of outstanding voting securities of SCI owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the SCI Board of Trustees. Subject to earlier termination pursuant to the preceding sentence, the SCI Protection of Business Agreement will terminate on the third anniversary of the closing date of the Mergers.

SCI Development Services

To better serve national companies which are valued SCI customers and enable SCI to exclusively meet all of their distribution space needs, SCI Development Services Incorporated ("SCI Development Services") develops for these customers build-to-suit distribution space facilities which do not meet SCI's strict investment criteria. SCI will not own these buildings but owns a preferred stock interest representing 95% of the net operating cash flow of SCI Development Services. Security Capital owned all of the common stock of SCI Development Services during 1995. Effective as of January 1, 1996, Security Capital transferred such common stock to an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. Through its preferred stock ownership, SCI will realize substantially all economic benefits of SCI Development Services' activities. Under a separate agreement, the SCI REIT Manager provides SCI Development Services with day-to-day management services for a fee based on 16% of SCI Development Services' pre-tax cash flow plus .20% of the average daily balance of cash equivalent investments, including gains and losses realized on property sales. The fee incurred for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995 was approximately $1.1 million, $1.3 million and $700,000, respectively (there was no fee incurred in 1994). During the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994, SCI earned $10.4 million, $8.5 million, $2.2 million and $17,000, respectively, in interest income and had $4.4 million, $7.4 million, $1.9 million and $17,000, respectively, in accrued interest receivable from SCI Development Services. As of June 30, 1997 and

December 31, 1996, 1995 and 1994, SCI had outstanding $174.2 million, $162.0 million, $31.1 million and $1.1 million, respectively, of mortgage loans to SCI Development Services for development and acquisition of distribution facilities. SCI expects to make similar loans to SCI Development Services in 1997, however, SCI is unable to quantify the amount of such loans.

SC-USREALTY

Advisory Agreement

Pursuant to an agreement dated July 1, 1997 (the "Advisory Agreement"), SC-USREALTY appointed Security Capital (EU) Management S.A. ("USREALTY Adviser") as operating advisor to provide SC-USREALTY with advice with respect to strategy, investments, financing, administrative and all other operating matters affecting SC-USREALTY. The USREALTY Adviser receives a single all-inclusive annual advisory fee equal to 1.25% of SC-USREALTY's average monthly market value of assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents. The fee payable to the USREALTY Adviser is reduced to the extent that the third-party operating and administrative expenses of SC-USREALTY exceed .25% of assets per annum. The USREALTY Adviser is responsible for paying all fees of Security Capital Investment Research (described below) and any other Security Capital advisory affiliates for services related to advising SC-USREALTY. The Advisory Agreement is automatically renewable for successive two-year periods, unless either the USREALTY Adviser, on one hand, or SC-USREALTY and Security Capital Holdings S.A., a wholly owned subsidiary of SC-USREALTY ("USREALTY Holdings"), acting together, on the other hand, give sixty days' prior written notice that the Advisory Agreement will not be renewed; provided, however, after the first anniversary date of the agreement or the first anniversary date of any renewal date, both SC-USREALTY and USREALTY Holdings, acting together, may terminate the agreement on not less than sixty days' prior written notice to the USREALTY Adviser. During the six months ended June 30, 1997, the year ended December 31, 1996 and the period ended December 31, 1995, the USREALTY Adviser received fees of $10.6 million, $8.0 million and $99,000, respectively, pursuant to the Advisory Agreement.

Sub-Advisory Agreement

Pursuant to an agreement dated July 1, 1997 (the "Sub-Advisory Agreement"), the USREALTY Adviser appointed Security Capital Investment Research Incorporated, a wholly owned subsidiary of Security Capital ("Security Capital Investment Research") as sub-adviser to provide fundamental research, investment identification, investment due diligence and investment monitoring services. Pursuant to its Sub-Advisory Agreement, Security Capital Investment Research receives (i) an annual fee based on .06% on the aggregate average monthly market value of strategic investments up to $1 billion and .03% on the aggregate average monthly value of strategic investments in excess of $1 billion, (ii) a one-time fee equal to .10% of the consideration payable each time SC-USREALTY makes a strategic investment, (iii) an annual fee equal to
 .50% on SC-USREALTY's other investments and (iv) reimbursement of certain expenses. The Sub-Advisory Agreement expires on July 1, 1999 and is automatically renewable for successive two-year periods unless the USREALTY Adviser notifies Security Capital Investment Research that such Sub-Advisory Agreement will not be renewed; provided, however, after the first anniversary date of the agreement or at any time during a renewal period, the USREALTY Adviser may terminate such agreement on not less than sixty days' prior written notice to Security Capital Investment Research. During the six months ended June 30, 1997, the year ended December 31, 1996 and the period ended December 31, 1995, Security Capital Investment Research earned $1,490,041, $1.6 million and $60,000, respectively, pursuant to the Sub-Advisory Agreement.

OTHER TRANSACTIONS WITH AFFILIATES
In ATLANTIC's March through June 1995 private offering, Security Capital purchased $94.8 million of shares of ATLANTIC's common stock at $22 per share. In ATLANTIC's December 1995 through May 1996 private offering, Security Capital purchased an aggregate of $50 million of shares of ATLANTIC's common stock, $21.1 million of which were purchased at $23 per share (which was the price per share paid by other investors in the offering) and $28.9 million of which were purchased at $23.136 per share. In ATLANTIC's October 1996 initial public offering, Security Capital purchased $10 million of shares of ATLANTIC's common stock at $24 per share. Except as described above, all subscriptions were made on the same terms and at the same times as made available to other investors.

In previous offerings, Security Capital purchased approximately $75 million of SCI's common shares in 1993 at a price of $11 per share, $98 million of SCI's common shares in 1994 at a price of $11.50 per share, $53 million of

SCI's common shares in 1994 at a price of $15.125 per share, $150 million of SCI's common shares in 1994 at a price of $15.25 per share, $100 million of SCI's common shares in 1995 at a price of $15.375 per share and $64 million of SCI's common shares in 1996 at a price of $17.25 per share. All such purchases were made on the same terms and at the same time as such shares were made available to other shareholders or investors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

On March 31, 1995, Security Capital entered into an unsecured, full recourse promissory note with R. Scot Sellers, then a Managing Director of PTR and PTR's REIT Manager. Under the terms of the promissory note, Security Capital lent Mr. Sellers $249,997, which amount is due on the earlier of January 4, 2005 or 120 days after Mr. Sellers is no longer an officer of PTR. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each July 4 and January 4. The proceeds of the promissory note were used by Mr. Sellers to purchase common shares of PTR.

On March 31, 1995, Security Capital entered into an unsecured, full recourse promissory note with Constance B. Moore, then a Managing Director of PTR and PTR's REIT Manager. Under the terms of such promissory note, Security Capital lent Ms. Moore $245,625, which amount is due on the earlier of January 4, 2005 or 120 days after Ms. Moore is no longer an officer of PTR or any affiliate thereof. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each July 4 and January 4. The proceeds of such promissory note were used by Ms. Moore to purchase common shares of PTR.

On October 3, 1995, Security Capital entered into an unsecured, full recourse promissory note with K. Dane Brooksher, Co-Chairman and Chief Operating Officer of SCI and SCI's REIT Manager. Under the terms of the promissory note, Security Capital lent Mr. Brooksher $249,997, which amount is due on the earlier of January 4, 2005 or 120 days after Mr. Brooksher is no longer an officer of SCI. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semi-annually on each July 4 and January 4. The proceeds of the promissory note were used by Mr. Brooksher to purchase common shares of SCI.

On May 10, 1996, Security Capital entered into an unsecured, full recourse promissory note with Ms. Moore, Co-Chairman and Chief Operating Officer of ATLANTIC and ATLANTIC's REIT Manager. Under the terms of such promissory note, Security Capital lent Ms. Moore $250,000, which amount is due on the earlier of January 5, 2006 or 120 days after Ms. Moore is no longer an officer of ATLANTIC. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each July 5 and January 5. The proceeds of such promissory note were used by Ms. Moore to purchase common shares of ATLANTIC.

On May 17, 1996, Security Capital entered into an unsecured, full recourse promissory note with James C. Potts, Co-Chairman and Chief Investment Officer of ATLANTIC and ATLANTIC's REIT Manager. Under the terms of the promissory note, Security Capital lent Mr. Potts $180,550, which amount is due on the earlier of January 5, 2006 or 120 days after Mr. Potts is no longer an officer of ATLANTIC. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semi-annually on each July 5 and January 5. The proceeds of the promissory note were used by Mr. Potts to purchase common shares of ATLANTIC.

On December 27, 1996, Security Capital entered into a secured promissory note and related pledge agreement with C. Ronald Blankenship, a Managing Director of Security Capital. Under the terms of the secured promissory note, Security Capital lent Mr. Blankenship $925,000, which amount is due on the earlier of January 15, 2000 or 120 days after Mr. Blankenship is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Blankenship to repay principal and interest on earlier notes issued by Mr. Blankenship to Security Capital between August 1992 and March 1995, aggregating approximately $370,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital, common shares of PTR, SCI, ATLANTIC and Homestead, and by 2014 Convertible Debentures, owned by Mr. Blankenship. The secured promissory note is also secured by a life insurance policy on Mr. Blankenship in the amount of $925,000 which policy names Security Capital as beneficiary. Mr. Blankenship has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of such options shall become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Blankenship shall be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

On April 1, 1997, Security Capital entered into a secured promissory note and related pledge agreement with Thomas G. Wattles, a Managing Director of Security Capital. Under the terms of the secured promissory note, Security Capital lent Mr. Wattles $411,000, which amount may be increased by Mr. Wattles up to $536,000, which amount is due on the earlier of January 15, 2000 or 120 days after Mr. Wattles is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Wattles to repay principal and interest on earlier notes issued by Mr. Wattles to Security Capital between January 1991 and October 1995, aggregating approximately $362,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital, common shares of SCI, and by 2014 Convertible Debentures, owned by Mr. Wattles. The secured promissory note is also secured by a life insurance policy on Mr. Wattles in the amount of $536,000 which policy has been assigned to Security Capital. Mr. Wattles has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of such options shall become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Wattles shall be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

As of April 24, 1997, Security Capital and William D. Sanders, Chairman and Chief Executive Officer of Security Capital, entered into an agreement (the "Sanders Agreement") under which Security Capital agreed to acquire all the shares of a corporation owned by Mr. Sanders in exchange for 19,938 Class A Shares, providing Mr. Sanders increased direct ownership in the Company. The corporation's sole assets are warrants and options issued to Mr. Sanders between 1991 and 1993 to purchase an aggregate of 16,143 Class A Shares and $8,047,303 principal amount of 2014 Convertible Debentures (convertible into an aggregate of 7,693 Class A Shares), or a total of 23,836 Class A Shares, with an aggregate exercise price of approximately $11.3 million. All the options and warrants are fully vested and expire in 2002. The Company and Mr. Sanders agreed to use the estimated fair market value of the Class A Shares between April 1 and April 21, 1997 of $1,205 per share in determining the value of the 23,836 Class A Shares, which was approximately $28.7 million. The Sanders Agreement was entered into as an alternative to Mr. Sanders funding the exercise of the options and warrants with Class A Shares owned by Mr. Sanders, which was rejected by the Company. Under the Sanders Agreement, the Company issued $17.4 million of Class A Shares which is equal to the difference between the total value of the shares issuable ($28.7 million), and the total exercise price ($11.3 million) for the options and warrants. As additional consideration in the transaction, the Company issued $6.6 million of Class A Shares for the value of the holder's ability to defer exercising the warrants and options until 2002 in accordance with their terms. As a result, the Company agreed to issue 19,938 Class A Shares with an aggregate value of $24 million. The transaction will result in a noncash, non-recurring charge to earnings of the Company in 1997 of approximately $6.6 million.

On April 24, 1997, SCI, an entity in which SCI owns a majority of the economic interest, acquired the refrigerated warehouse and distribution operations of Christian Salvesen, Inc. and related companies located in the United States and Canada for $122.4 million. The acquired companies were subsequently transferred to a new entity, CS Integrated LLC ("CSI"), which is 60% owned by an entity in which SCI owns a majority of the economic interest and 40% owned by an affiliate of Hunt Financial Corporation. This related entity paid approximately $73.4 million for its interest in CSI and the affiliate of Hunt Financial Corporation paid approximately $49.0 million for its interest in CSI, with approximately 80% being funded through debt and 20% being funded through equity capital by each entity. Under the terms of its agreement with Hunt Financial Corporation's affiliate, the SCI related entity has the option to increase its ownership interest in CSI to 80% as such entity invests additional equity capital. Hunt Financial Corporation is a wholly owned subsidiary of Hunt Consolidated Inc., which is part of the Hunt family interests headed by Ray L. Hunt, who is a director of Security Capital.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of July 15, 1997, the beneficial ownership of Class A Shares and Class B Shares which could be received if the respective Class A Shares were converted into Class B Shares by the holders thereof after January 1, 1998 for (i) each director of Security Capital, (ii) each Named Executive Officer, (iii) each person known to Security Capital to be the beneficial owner of more than 5% of Class A Shares, and (iv) the directors and executive officers of Security Capital or certain affiliates as a group and the percentage ownership by each of such persons after the Offering and all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. There are currently no Class B Shares outstanding. The address for each director and executive officer listed below is c/o Security Capital Group Incorporated at its administrative offices located at 7777 Market Center Avenue, El Paso, Texas 79912.

                                --------------------------------------------------
                                CLASS A SHARES       CLASS B SHARES
                                    (1)(2)              (1)(2)(3)
                                ------------------- ----------------------
      NAME AND ADDRESS
      OF BENEFICIAL OWNER        NUMBER           %    NUMBER            %
      ------------------------  -------     ------- ---------      -------
      Samuel W. Bodman            4,090           *    204,500           *
      Hermann Buerger                75(4)        *      3,750           *
      John P. Frazee, Jr.         3,677(5)        *    183,850           *
      Cyrus F. Freidheim, Jr.     2,912           *    145,600           *
      H. Laurance Fuller          3,120(6)        *    156,000           *
      Ray L. Hunt                20,191(7)     1.49  1,009,550(7)     1.22
      John T. Kelley III          2,809(8)        *    140,450           *
      William D. Sanders         42,919(9)     3.17  2,145,950        2.59
      Peter S. Willmott           3,510(10)       *    175,500           *
      C. Ronald Blankenship       3,852           *    192,600           *
      Thomas G. Wattles           3,179(11)       *    158,950           *
      K. Dane Brooksher           1,371           *     68,550           *
      David C. Dressler, Jr.      2,326           *    116,300           *
      All directors and
       executive officers
       as a group (28 persons)   96,146(12)    7.11  4,807,300        5.81
      The Allstate Corporation
       2775 Sanders Road
       Northbrook, IL 60062      69,474        5.14  3,473,700        4.20

--------
* Less than 1%

(1) Includes Class A Shares that may be acquired upon the exercise of options or warrants within 60 days for Messrs. Bodman (1,512), Buerger (75), Frazee (1,512), Freidheim (1,512), Fuller (1,512), Hunt (1,512), Kelley (1,512),
Sanders (5,667), Willmott (1,512), Blankenship (3,559), Wattles (2,918), Brooksher (855) and Dressler (1,330).
(2) For each person who owns options or warrants that are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options or warrants and that no other person has exercised any outstanding options or warrants.
(3) Assumes full conversion of all Class A Shares into Class B Shares and does not give effect to the exercise of any Warrants that may be issued pursuant to the Merger Agreements.
(4) Mr. Buerger is Executive Vice President of Commerzbank AG in New York. Commerzbank Aktiengesellschaft, Grand Cayman Branch, owns all 139,000 shares of Series A Preferred Stock, which are convertible into a maximum of 105,896 Class A Shares as described under "Description of Capital Stock--Preferred Stock." Mr. Buerger disclaims beneficial ownership of these shares.
(5) Includes five shares held by Mr. Frazee's children, and one share held by his wife.
(6) Includes one share held by Mr. Fuller's wife, and three shares held by his children.

(7) Includes four shares held by family trusts for which Mr. Hunt is trustee and 3,572 shares for which Mr. Hunt shares beneficial ownership pursuant to a power of attorney. Excludes 1,430 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(8) Includes 1,296 shares held by a trust of which Mr. Kelley is trustee.

(9) Includes 430 shares held by the Sanders Foundation; an aggregate of 93 shares held by Mr. Sanders' wife and children; and one share held by a partnership.
(10) Includes two shares held by Mr. Willmott's children.

(11) Includes one share held by Mr. Wattles' wife; five shares held by his children; and 93 shares held in an IRA account.

(12) Includes options and warrants to purchase 24,988 Class A Shares exercisable within 60 days.

The following table sets forth, as of July 15, 1997, the beneficial ownership of the outstanding common shares of each of the operating companies for (i) each director of Security Capital, (ii) each Named Executive Officer and (iii) the directors and executive officers of Security Capital as a group. The address of each person listed below is c/o Security Capital Group Incorporated at its administrative offices located at 7777 Market Center Avenue, El Paso, Texas 79912. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                            ------------------------------------------------------------------------------------
                             ATLANTIC       HOMESTEAD            PTR              SCI          SC-USREALTY
                              (1)(2)          (2)(3)            (1)(2)          (1)(2)             (2)
                            -------------- ----------------  ---------------- --------------- ------------------
NAME OF BENEFICIAL OWNER    NUMBER       %  NUMBER        %   NUMBER        %  NUMBER       %    NUMBER        %
------------------------    ------     --- -------     ----  -------     ---- -------     --- ---------     ----
Samuel W. Bodman (4)          -          -    -           -     -           -  48,308       *   196,705        *
Hermann Buerger (5)           -          -  12,000        -     -           -    -          -     -            -
John P. Frazee, Jr. (6)      6,250       *   6,758(7)     *    7,637        *  40,223       *     -            -
Cyrus F. Freidheim,
 Jr. (8)                     2,500       *   1,102        *    3,055        *   5,477       *     5,000        *
H. Laurance Fuller (9)         500       *     216        *      610        *   2,850       *     -            -
Ray L. Hunt                 17,000(10)   *  85,567(11)    *  390,404(12)    * 160,135(13)   * 2,131,056(14) 1.56
John T. Kelley III (15)        250       *   2,739        *   16,835        *  90,288       *    25,000        *
William D. Sanders (16)      6,155       * 232,486        *  287,938        * 269,403       *   611,038        *
Peter S. Willmott (17)       1,250       *   3,447        *   15,327        *      10       *     -            -
C. Ronald Blankenship (18)     500       *   7,311        *   34,385        *     447       *     -            -
Thomas G. Wattles (19)          12       *   1,837        *    8,750        *  26,180       *     -            -
David C. Dressler (20)         500       *  25,629        *    6,611        *   2,456       *     1,600        *
K. Dane Brooksher (21)       1,075       *     325        *      611        *  30,246       *     5,000        *
All directors and
 executive officers as a
 group (28 persons)         39,578       * 382,804     1.37% 785,506        * 689,285       * 3,052,330     2.23%

--------
* Less than 1%

(1) Assumes that (i) no common shares are issued pursuant to the rights offerings being conducted pursuant to the Merger Agreements and (ii) Security Capital receives 2,306,591 common shares of ATLANTIC, 3,295,533 common shares of PTR and 3,692,023 common shares of SCI, respectively, pursuant to the Merger Agreements.
(2) For each person who owns options or warrants that are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options or warrants and that no other person has exercised any outstanding options or warrants.
(3) Includes common shares and warrants.

(4) SCI shares are owned by the Bodman Foundation, a charitable trust of which Mr. Bodman is a trustee. SC-USREALTY shares include 49,176 shares owned by Elizabeth L. Bodman Trust. Mr. Bodman claims no beneficial interest in these shares.
(5) Homestead shares include warrants to acquire 11,000 shares held by Mr. Buerger and warrants to acquire 1,000 shares held in trust for Mr. Buerger's daughter.
(6) ATLANTIC and PTR shares are held in an IRA account; SCI shares include 404 shares held by Mr. Frazee's wife and 2,428 shares held by children.
(7) Includes option to acquire 4,000 shares.

(8) SC-USREALTY shares are held by Mr. Freidheim's wife.

(9) Includes 250 ATLANTIC shares held by Mr. Fuller's wife, 108 Homestead shares held by Mr. Fuller's wife, 305 PTR shares held by Mr. Fuller's children, 404 SCI shares held by Mr. Fuller's children and two SCI shares held by Mr. Fuller's wife.
(10) Includes 750 shares held by a family trust for which Mr. Hunt is trustee, 2,250 shares for which Mr. Hunt shares direct or indirect beneficial ownership pursuant to powers of attorney, 12,500 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 750 shares held by a corporation that Mr. Hunt owns. Excludes 750 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(11) Includes 198 shares held by family trusts for which Mr. Hunt is trustee, 594 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 3,304 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 198 shares held by a corporation that Mr. Hunt owns. Excludes 198 shares that Mr. Hunt's wife owns as separate property and 14,052 shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership. Includes 132 warrants held by family trusts for which Mr. Hunt is trustee, 833 warrants for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 2,217 warrants held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 132 warrants held by a corporation that Mr. Hunt owns. Excludes 132 warrants that Mr. Hunt's wife owns as separate property and 9,427 warrants held by Hunt Financial Corporation, as to which Mr. Hunt disclaims beneficial ownership.
(12) Includes 917 shares held by a family trust for which Mr. Hunt is trustee, 2,748 shares for which Mr. Hunt shares direct or indirect beneficial ownership pursuant to powers of attorney, 15,275 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 916 shares held by a corporation that Mr. Hunt owns. Excludes 916 shares that Mr. Hunt's wife owns as separate property and 111,800 shares held by Hunt Financial Corporation, as to which Mr. Hunt disclaims beneficial ownership.
(13) Includes 6,343 shares held by family trusts for which Mr. Hunt is trustee, 3,801 shares for which Mr. Hunt shares direct or indirect beneficial ownership pursuant to powers of attorney, 146,192 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, 1,266 shares held by a corporation that Mr. Hunt owns, and 1,266 shares of which Mr. Hunt may be deemed to be the beneficial owner as trustee of family trusts owning 50% of the stock of a corporation that owns those shares. Excludes 1,269 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(14) Includes 196,706 shares for which Mr. Hunt shares indirect beneficial ownership pursuant to powers of attorney, 1,671,997 shares held by a family limited partnership of which a corporation that Mr. Hunt owns is the general partner, and 98,353 shares held by a corporation that Mr. Hunt owns. Excludes 82,000 shares that Mr. Hunt's wife owns as separate property, of which Mr. Hunt disclaims beneficial ownership.
(15) ATLANTIC shares, SCI shares and Homestead shares are held in a trust for which Mr. Kelley is trustee.

(16) Homestead shares includes 40,340 shares and 61,080 shares held by partnerships and 3,500 shares held by a limited partnership. PTR shares include 72,364 shares held by partnerships and 23,489 shares held by the Sanders Foundation. SCI shares include 74,005 shares and 22,666 shares held by partnerships and an aggregate of 2,730 shares held by Mr. Sanders' wife and children. SC-USREALTY shares include 207,117 shares held by partnerships and an aggregate of 510 shares held by Mr. Sanders' children.
(17) Includes eight SCI shares held by Mr. Willmott's children.
(18) Includes 2,895 shares of Homestead stock held by Mr. Blankenship's child; 13,791 PTR common shares owned by a corporation of which Mr. Blankenship is controlling shareholder.

(19) Includes 12 shares of ATLANTIC common stock held by Mr. Wattles' children; Homestead shares include one share held by Mr. Wattles' child, remaining Homestead shares are held in an IRA account; PTR shares are held in an IRA account; SCI shares include 2,022 shares held by Mr. Wattles' children, five shares held by his wife, and 7,422 shares held in an IRA account.

(20) ATLANTIC shares are held in trust accounts of which Mr. Dressler is trustee; Homestead shares include 25,000 shares of restricted securities; PTR common shares include 3,611 shares held in trust accounts for which Mr. Dressler is trustee and SCI shares include 2,456 shares held in trust accounts of which Mr. Dressler is trustee;

SC-USREALTY shares are held in trust accounts for which Mr. Dressler is trustee.

(21) SCI shares include 648 shares held in Mr. Brooksher's wife's name; SC-USREALTY shares are held in an IRA account.

                          DESCRIPTION OF CAPITAL STOCK

The following summary of terms of the stock of Security Capital does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

The authorized stock of Security Capital consists of 250,000,000 shares, consisting of 20,000,000 Class A Shares, 229,861,000 Class B Shares and 139,000 shares of Series A Preferred Stock. The Board may, by articles supplementary, classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such stock. No holder of any class of stock of Security Capital will have any preemptive right to subscribe for any securities of Security Capital except as may be granted by the Board pursuant to an agreement between Security Capital and a shareholder. Under Maryland law, shareholders are generally not liable for Security Capital's debts or obligations. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors--Limitations on Acquisition of Shares and Change in Control" and "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws."

The transfer agent and registrar for the Shares is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021.

COMMON STOCK

The holders of outstanding Class A Shares are entitled to one vote, and the holders of outstanding Class B Shares are entitled to one two-hundredth (1/200th) of a vote, for each share held of record on all matters submitted to a vote of shareholders. Unless otherwise required by Maryland law, the Class A Shares and the Class B Shares will vote as a single class with respect to all matters submitted to a vote of shareholders of Security Capital, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors, which means that the holders of a majority of the outstanding Class A Shares can elect all of the directors then standing for election.

Commencing January 1, 1998, each Class A Share may be converted into 50 Class B Shares at the holder's option at any time. Class B Shares are not convertible into Class A Shares or any other security.

Holders of Class A Shares are entitled to receive ratably such dividends as may be authorized by the Board out of funds legally available therefor. Holders of Class B Shares are entitled to dividends equal to one-fiftieth (1/50th) of the amount per share declared by the Board for each Class A Share. Dividends with respect to the Class B Shares will be paid in the same form and at the same time as dividends with respect to the Class A Shares, except that, in the event of a stock split or stock dividend, holders of Class A Shares will receive Class A Shares and holders of Class B Shares will receive Class B Shares, unless otherwise specifically designated by resolution of the Board. Security Capital has no present intention to pay a dividend on Class B Shares or Class A Shares (which would necessitate a one-fiftieth (1/50th) equivalent dividend on Class B Shares) in the future.

In the event of the liquidation, dissolution or winding-up of Security Capital, holders of Class A Shares and Class B Shares are entitled to share ratably in all assets remaining after the payment of liabilities, with holders of Class B Shares entitled to receive per share one-fiftieth (1/50th) of any amount per share received by holders of Class A Shares. Neither holders of Class A Shares or Class B Shares shall have preemptive rights to subscribe for additional shares of either class. All outstanding Class A Shares are, and all Class B Shares to be outstanding upon completion of the Offering will be, fully paid and non-assessable.

PREFERRED STOCK

The Board is empowered by the Charter, without the approval of shareholders, to cause shares of preferred stock to be issued in one or more series and to determine, among other things, the number of preferred shares of each series and the rights, preferences, powers and limitations of each series which may be senior to the rights of Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of Security Capital and may adversely affect the voting and other rights of shareholders. Upon completion of the Offering and except for the Series A Preferred Stock described below, no shares of preferred stock will be outstanding and Security Capital has no present plans to issue any preferred stock following completion of the Offering other than as contemplated by the Rights Agreement (as defined below).

Security Capital currently has outstanding 139,000 shares of Series A Preferred Stock. Generally, the Series A Preferred Stock is entitled to receive quarterly cumulative cash dividends in an annual amount equal to $75 per share. The Series A Preferred Stock is entitled to receive $1,000 per share, plus an amount equal to accrued and unpaid dividends, if any, upon any liquidation, dissolution or winding up of Security Capital before any distribution could be made to holders of Class A Shares or Class B Shares. Each share of Series A Preferred Stock is convertible at the option of the holder, into 0.76184 Class A Shares, subject to customary adjustments to prevent dilution. In the event that a holder of the Series A Preferred Stock would be prohibited under the Bank Holding Company Act of 1956, as amended, from owning securities constituting or convertible into 5% or more of the outstanding Class A Shares, then the conversion rights of the shares of Series A Preferred Stock by such holder shall be modified as follows: (i) the number of shares of Series A Preferred Stock held by such holder which may then be converted by such holder without resulting in such holder owning 5% or more of the Class A Shares outstanding after such conversion shall be convertible into Class A Shares; and
(ii) any shares of Series A Preferred Stock held by such holder in excess of the number of shares which may then be converted as described in clause (i) will not be convertible into Class A Shares until such time as (and only to the extent that) (A) such shares may be converted without resulting in such holder owning 5% or more of the Class A Shares outstanding after such conversion or
(B) such shares are held by a person not prohibited from owning securities constituting or convertible into 5% or more of Class A Shares as described above.

The Series A Preferred Stock is not redeemable before March 29, 1999. On and after such date, the Series A Preferred Stock is redeemable, in whole or in part, at the option of Security Capital upon not less than 30 days' notice, in cash at $1,000 per share plus accrued and unpaid dividends, if any. The vote or consent of a majority of the Series A Preferred Stock is necessary (i) to amend, alter or repeal any provision of the Articles Supplementary governing the Series A Preferred Stock in a manner which materially and adversely affects the voting powers, rights or preferences of the Series A Preferred Stock or
(ii) to authorize, reclassify, create or increase the authorized amount of any stock of any class (or any security convertible into stock of any class) ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of Security Capital or in the payment of dividends. The Series A Preferred Stock is entitled to one vote per Class A Share into which the Series A Preferred Stock is then convertible, voting together with the Class A Shares, on any of the following matters if the Class A Shares are entitled to vote thereon: (i) an amendment, alteration or repeal of any of the provisions of the Charter, (ii) a consolidation or merger of Security Capital with or into another entity or of another entity with or into Security Capital, (iii) a sale or transfer of all or substantially all of Security Capital's assets or (iv) the voluntary liquidation or dissolution of Security Capital. Also, the Series A Preferred Stock is entitled to one-half vote per Class A Share into which the Series A Preferred Stock is then convertible, voting together with the Class A Shares, on any other matter submitted to a vote of Security Capital's shareholders.

PURCHASE RIGHTS

On April 21, 1997, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on April 21, 1997 (the "Rights Record Date") to the holders of Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Shareholder Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder, under certain circumstances, to purchase from Security Capital, in the event the underlying share is a Class A Share, one one-hundredth of a Participating Preferred Share of Security Capital at a price of $6,000 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. In the event the underlying share is a Class B Share, the Purchase Right entitles the registered holder under certain circumstances to purchase from Security Capital one five-thousandth of a Participating Preferred Share of Security Capital at a price of $120 per one five-thousandth of a Participating Preferred Share. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of April 21, 1997 between Security Capital and The First National Bank of Boston, as rights agent (the "Rights Agreement").

The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earlier to occur of: (1) 10 days following a public announcement that a person or group of affiliated or associated persons, other than SC-USREALTY and certain affiliates of Security Capital, has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital (thereby becoming an "Acquiring Person") or (2) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons of 25% or more of the voting power of the voting equity securities of Security Capital (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Class A Share or Class B Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date the Purchase Rights will be evidenced by such certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new certificates issued after the Rights Record Date upon transfer or new issuance of Class A Shares or Class B Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Class A Shares or Class B Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

The Purchase Rights will expire on April 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Security Capital, in each case as described below.

The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1 per share but will be entitled to an aggregate distribution of 100 times the distribution declared per Class A Share, or if no Class A Shares are outstanding, 2 times the distribution declared per Class B Share. Each Participating Preferred Share will have 100 votes, voting together with the Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share but will be entitled to an aggregate payment of 100 times the payment made per Class A Share, or if no Class A Shares are outstanding, 2 times the payment made per Class B Share. In the event of any merger, consolidation or other transaction in which Class A Shares or Class B Shares are exchanged, each Participating Preferred Share will be entitled to receive 100 times the amount received per Class A Share or Class B Share, as the case may be. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth or one five-thousandth of a Participating Preferred Share. The Purchase Rights will be protected by customary antidilution provisions.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Class A Shares or Class B Shares, as the case may be, having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Class A Shares or Class B Shares, as the case may be, upon exercise of Purchase Rights, the Board may under certain circumstances, and if there is an insufficient number of Class A Shares or Class B Shares, as the case may be, authorized but unissued or held as treasury Shares to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause Security Capital to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Class A Shares or Class B Shares, as the case may be, which otherwise would have been issuable upon the exercise of Purchase Rights.

In the event that, after any person or group becomes an Acquiring Person, Security Capital is acquired in a merger or other business combination transaction of 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Class A Shares or Class B Shares, the Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Class A Share or Class B Share, as the case may be (or one one-hundredth or one five-thousandth of a Participating Preferred Share as the case may be), per Purchase Right (subject to adjustment).

As soon as practicable after a Rights Distribution Date, Security Capital is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $.01 per Purchase Right (the "Redemption Price") payable in cash, Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights and in no event shall any such amendment change the 20% threshold at which a person acquiring beneficial ownership of Class A Shares or Class B Shares becomes an Acquiring Person.

The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire Security Capital on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by Security Capital at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

RESTRICTION ON SIZE OF HOLDINGS OF SHARES

The Charter contains certain restrictions on the number of Shares that individual shareholders may own. For the operating companies to qualify as REITs under the Code, no more than 50% of the value of their shares (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year), by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because certain of the operating companies are REITs, their respective charters and Security Capital's Charter contain restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding shares of Security Capital's stock. The Board, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the proposed transferee must give written notice to Security Capital of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares of Security Capital's

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stock in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the operating companies' status as REITs. Any transfer of Shares that would (i) create a direct or indirect ownership of shares of Security Capital's stock in excess of the Ownership Limit or (ii) result in a Security Capital investee being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of Security Capital's stock. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of Security Capital to attempt to, or to continue to, assist Security Capital's operating companies in qualifying as REITs. The Charter excludes SC-USREALTY (and its transferees) from the Ownership Limit.

Any shares of Security Capital's stock, the purported transfer of which would result in a person owning Shares in excess of the Ownership Limit or cause any or all of the operating companies to become "closely held" under Section 856(h) of the Code, that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Charter to a party not affiliated with Security Capital designated by Security Capital as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, they will be entitled to share in any distributions which will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of Security Capital to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by Security Capital for a 90-day period at a purchase price equal to the lesser of
(i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the Shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date Security Capital elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by Security Capital that such Excess Shares have been transferred in violation of the provisions of the Charter shall be repaid, upon demand, to Security Capital, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of Security Capital, to have acted as an agent on behalf of Security Capital in acquiring such Excess Shares and to hold such Excess Shares on behalf of Security Capital.

All certificates representing Shares will bear a legend referring to the restrictions described above.

Each shareholder shall upon demand be required to disclose to Security Capital in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to assist its operating companies in complying with the provisions of the Code applicable to REITs, to determine Security Capital's operating companies status as REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


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These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OF SECURITY CAPITAL'SCHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Maryland law and the Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

CLASSIFICATION OF THE BOARD

The Bylaws provide that the number of directors may be established by the Board but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority vote of the entire Board. Pursuant to the terms of the Charter, the directors are divided into three classes. One class holds office for a term expiring at the annual meeting of shareholders to be held in 1998, another class holds office for a term expiring at the annual meeting of shareholders to be held in 1999 and another class holds office for a term expiring at the annual meeting of shareholders to be held in 2000. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. Security Capital believes that classification of the Board will help to assure the continuity and stability of Security Capital's business strategies and policies as determined by the Board.

The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of Security Capital, even though such an attempt might be beneficial to Security Capital and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

The Bylaws provide that Security Capital will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of Security Capital or (b) any individual who, while a director of Security Capital and at the request of Security Capital, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Security Capital has the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who has served a predecessor of Security Capital in any of the capacities described in
(a) or (b) above and to any employee or agent of Security Capital or its predecessors.

Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they

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

may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of
(a) a written affirmation by the director of officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Additionally, Security Capital has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of such officer or director, arising out of any lawsuit or claim against such officer or director due to the fact that he or she was or is serving as an officer or director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Security Capital pursuant to the foregoing provisions, Security Capital has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

BUSINESS COMBINATIONS

Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

Security Capital's Charter exempts from these provisions of Maryland law any business combination with

SC-USREALTY and its affiliates and successors. As a result, SC-USREALTY and its affiliates and successors may be able to enter into business combinations with Security Capital that may not be in the best interests of its stockholders without compliance by Security Capital with the supermajority vote requirements and other provisions of the statute.

CONTROL SHARE ACQUISITIONS

Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in

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electing directors within one of the following ranges of voting power: (i) one-
fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Security Capital's Bylaws contain a provision exempting SC-USREALTY and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

For nominations or other business to be properly brought before an annual meeting of shareholders by a stockholder, the Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on Security Capital's books, and of such beneficial owner and (y) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

                        SHARES AVAILABLE FOR FUTURE SALE

At July 31, 1997, Security Capital had 1,327,070 Class A Shares issued and outstanding, which will be convertible beginning January 1, 1998 into a total of 66,353,500 Class B Shares. In addition, Security Capital has 139,000 Series A Preferred Shares outstanding, convertible into a maximum of 105,896 Class A Shares. Security Capital also has outstanding (i) approximately $715 million principal amount of its 2014 Convertible Debentures, convertible into an aggregate of 683,771 Class A Shares, (ii) approximately $323 million principal amount of its 2016 Convertible Debentures, convertible into an aggregate of 279,941 Class A Shares, (iii) warrants to purchase 40,241 Class A Shares and $30,483,000 principal amount of 2014 Convertible Debentures (convertible into 29,142 Class A Shares), and (iv) options to purchase 132,390 Class A Shares and $45,495,000 principal amount of 2014 Convertible Debentures (convertible into 43,849 Class A Shares) reserved for issuance upon exercise of options under Security Capital's employee benefit plans. All such Class A Shares, except those held by affiliates, and the Class B Shares into which they may be converted, may be sold in the public market in the future pursuant to

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registration rights or available exemptions from registration. In addition, after consummation of the Mergers, Security Capital is expected to have outstanding Warrants to purchase a total of $250 million of Class B Shares (based on the price of the Class B Shares on the date of the Warrant Issuance). To the extent such Warrants are exercised, the Class B Shares may be sold in the public markets without limitation. No prediction can be made regarding the effect of future sales of Class B Shares on the market prices of Class B Shares.

All of the Class B Shares to be issued or sold by Security Capital in the Offering, other than any Class B Shares purchased by affiliates, will be tradeable without restriction under the Securities Act. The Class A Shares currently issued and outstanding or reserved for issuance upon exercise of options or warrants or conversion of debentures will be eligible for sale, subject to the volume resale, manner of sale and notice limitations of Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated in accordance with the Rule) who has beneficially owned his or her shares for at least one year, including any such persons who may be deemed "affiliates" of Security Capital (as defined in the Securities Act), would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding number of shares or the average weekly trading volume of the shares during the four calendar weeks preceding each such sale. After shares are held for two years, a person who is not deemed an "affiliate" of Security Capital is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Sales of shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options or warrants or conversion of Convertible Debentures and Series A Preferred Stock), or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

For a description of certain restrictions on transfers of Shares by Security Capital (and certain of its directors, officers and affiliates), see "Underwriting."

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of Security Capital's policies with respect to investments, financing, and certain other activities. These policies are determined by the Board and may be amended or revised from time to time at the discretion of the Board without notice to or a vote of the shareholders of Security Capital.

INVESTMENT POLICIES

Security Capital will deploy its capital (both its corporate and third-party managed capital) through the direct and indirect ownership of public and private companies with highly focused business strategies which are engaged in real estate activities. Security Capital expects to benefit as these companies experience growth in cash flows and increases in share prices consistent with similar direct investments that Security Capital has made since 1991, although there can be no assurance that such growth and increases will continue. See "Business."

Investments in Real Estate or in Interests in Real Estate. Security Capital does not invest directly in real estate or in interests in real estate. All such activities are conducted by its current direct investees (SCI, PTR, ATLANTIC and Homestead), its indirect investees (CarrAmerica, Storage USA, REGENCY and PACIFIC RETAIL) and through recently formed or future direct (Strategic Hotel Capital Incorporated) and indirect (Parking Services International Incorporated, Urban Growth Property Trust and City Center Retail Trust) investees which are highly focused, value added operating companies engaged in real estate activities (collectively, "Operating Companies"). In addition, Security Capital manages or advises or expects to manage or advise capital invested in focused funds which invest in securities of real estate operating companies (SC-USREALTY Special Opportunity Investment Portfolio, SC-ERF, SC-PG and SC-EP) (collectively "Funds"). See "Business--Operating Strategy--Security Capital Investment Research Group." The Operating Companies have each been focused on specific types of real estate and in certain cases are geographically limited. See "Business--Operating Strategy--Security Capital Strategic Group." The Operating Companies are expected to acquire additional similar properties and where

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

appropriate, subject to applicable REIT qualification rules, to sell certain of their properties. Existing and future Operating Companies may acquire additional properties in existing markets or new markets targeted by the management of those companies. Future investments by Security Capital in companies which are engaged in real estate activities, however, including those described below, will not be limited to any geographic area, product type or to a specified percentage of Security Capital's assets. The Funds are not limited as to product type for real estate operating companies but are limited as to concentration in any particular real estate operating company and may be limited as to geographic area based on the particular Fund's investment limitations contained in its organizational documents.

Investments in Real Estate Mortgages. Security Capital does not invest directly in real estate mortgages and, except as described below, its Operating Companies have not invested substantial amounts in mortgages or similar interests in properties. Certain Operating Companies have invested in mortgage loans to third-party owner/developers in connection with the development of properties that are contractually required to be sold to the Operating Company upon completion or convertible mortgage loans to affiliates in which the Operating Company owns a substantial economic interest, or convertible mortgage loans where the board of the Operating Company believes that such loans are in the best interest of the Operating Company.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Security Capital has since its founding invested, and will continue to invest, directly or indirectly in securities of entities engaged in real estate activities, including for the purpose of exercising control. See "Business--Overview and Strategy and Operating Strategy." Security Capital does not expect that its investment in securities will require it to register as an investment company under the Investment Company Act, although certain Funds which Security Capital advises may be registered under the Investment Company Act. See "Risk Factors--Certain Risks Relating to the Investment Company Act."

FINANCING POLICIES

There are no limits on total debt, or ratio of debt to equity, or similar restrictions, in Security Capital's Charter or Bylaws. Security Capital, however, intends to maintain a prudent policy on indebtedness. Security Capital's Line of Credit imposes limitations on indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Lines of Credit." Security Capital intends to comply with such limitations. Security Capital uses its $400 million floating rate, secured line of credit for the purpose of facilitating investments as well as for working capital. Security Capital currently has long-term, fixed rate, convertible subordinated indebtedness aggregating $1.1 billion which is due between 2014 and 2016. Security Capital may issue unsecured, fixed rate long-term debt in the future and does not intend to incur long-term floating rate debt. Security Capital may also determine to issue securities senior to the Class B Shares, including preferred stock and debt securities (either of which may be convertible into Class B Shares). Security Capital's financing policies are to replace line of credit borrowings with the proceeds of equity offerings or unsecured long-term, fixed rate, fully amortizing debt. The proceeds of any borrowings by Security Capital may be used to provide working capital, to pay existing indebtedness or to finance investments in, or expansions or development of, new business initiatives.

Security Capital has issued options to employees and directors to purchase Class A Shares and intends to issue additional options under its long term incentive plans and Outside Directors Plan. Security Capital will issue the Warrants to the Warrant Issuance Agent on the date of the Warrant Issuance, which will be within 30 days following the Warrant Issuance Record Date. See "Management--Outside Directors Plan and 1995 Option Plan" and "Business--The Proposed Merger Transactions."

CONFLICT OF INTEREST POLICIES

Other than as described in "Certain Relationships and Transactions," Security Capital does not intend to engage in principal transactions with officers and Directors or to engage independent Directors to provide services to Security Capital. For a discussion of Security Capital's policies with respect to conflicts of interest, see "Risk Factors--Conflicts of Interest."

POLICIES WITH RESPECT TO OTHER ACTIVITIES

Security Capital may make investments in addition to those previously described. The Board has authority to reclassify unissued Shares into senior securities, to offer Shares or other securities and, subject to certain

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restrictions, to repurchase or otherwise reacquire Shares or any other securities and may engage in such activities in the future. Security Capital has not engaged directly in trading, underwriting or agency distribution or sale of securities of other issuers, although its wholly owned subsidiary, Security Capital Markets Group, has, and intends to continue to, engage in trading, agency distribution or sales of securities of Security Capital and its affiliates.

Security Capital will make annual and quarterly reports to shareholders. The annual reports will contain audited financial statements.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                     FOR NON-U.S. HOLDERS OF CLASS B SHARES

The following is a summary discussion of certain U.S. federal tax consequences of the ownership and disposition of Class B Shares by a beneficial owner of such shares that is not a U.S. person (a "non-U.S. holder"). To the extent such summary discusses matters of law, such summary represents the opinion of Mayer, Brown & Platt. For purposes of this discussion, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States or of any State or political subdivision of the foregoing, any estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a "United States Trust." A United States Trust is (a) for taxable years beginning after December 31, 1996, or if the trustee of a trust elects to apply the following definition to an earlier taxable year, any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, and (b) for all other taxable years, any trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source. This discussion does not deal with all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances, and does not address state, local or non-U.S. tax considerations. Furthermore, the following discussion is based on provisions of the Code, Treasury Regulations promulgated thereunder and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Treasury Regulations were recently proposed that would, if adopted in their present form, revise in certain respects the rules applicable to non-U.S. holders of Class B Shares (the "Proposed Regulations"). The Proposed Regulations are generally proposed to be effective with respect to payments made after December 31, 1997. It is not certain whether, or in what form, the Proposed Regulations will be adopted as final regulations. Each prospective investor is urged to consult its own tax adviser with respect to the particular U.S. federal, state and local consequences to it of owning and disposing of Class B Shares, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

U.S. INCOME AND ESTATE TAX CONSEQUENCES

Although Security Capital does not currently intend to pay dividends on either its Class A Shares or Class B Shares, dividends paid to a non-U.S. holder are subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend or, if applicable, a lower treaty rate, unless the dividend is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-U.S. holder) and a Form 4224 stating that the dividends are so connected is filed with Security Capital. A dividend that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-U.S. holder) will be exempt from the withholding tax described above and subject instead (i) to the U.S. federal income tax on net income that applies to U.S. persons and (ii) with respect to corporate holders under certain circumstances, a 30% (or, if applicable, lower treaty rate) branch profits tax that in general is imposed on its "effectively connected earnings and profits" (within the meaning of the Code) for the taxable year, as adjusted for certain items.

Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and, under the current interpretation of the Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under the Proposed Regulations, however, a non-U.S. holder of Class B Shares who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. In the case of a foreign partnership, the certification requirement would generally be applied to the partners of the partnership. In addition, the Proposed Regulations would also require the partnership to provide certain information, including a United States taxpayer identification number, and would provide look-through rules for tiered partnerships. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

Under current law, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of a Class B Share unless (i) subject to the exception discussed in the paragraph below Security Capital is or has been at any time within the shorter of the five-year period preceding such disposition or such holder's holding period a "United States real property holding corporation" for U.S. federal income tax purposes, (ii) the gain is effectively connected with the conduct of a trade or business within the United States of the non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the non-U.S. holder), (iii) the gain is not described in clause
(ii) above, the non-U.S. holder is an individual who holds the share as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iv) the non-U.S. holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a non-U.S. holder that is described under clause (ii) above, its gain will be subject to the U.S. federal income tax on net income that applies to U.S. persons and, in addition, if such non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax as described in the second preceding paragraph. An individual non-U.S. holder that is described under clause (iii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by capital losses which are treated as U.S. source (notwithstanding the fact that he or she is not considered a resident of the United States).

In the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital, Security Capital was not, as of July 31, 1997, a "United States real property holding corporation." However, such opinion is not binding on the IRS nor will it preclude the IRS from adopting a contrary position, and since no ruling from the IRS will be sought, there can be no complete assurance that the IRS will agree with the conclusions set forth herein. Moreover, such opinion is based on certain factual matters as of July 31, 1997, which may change, such as the relative fair market value of Security Capital's assets and investments made by Security Capital as of July 31, 1997. In general, if Security Capital were treated as or were to become a "United States real property holding corporation" under the Foreign Investment in Real Property Tax Act ("FIRPTA"), a non-U.S. holder of Class B Shares deemed to own more than 5% of the Class B Shares would be subject to United States federal income tax on a sale or other disposition of such Class B Shares, and a non-U.S. holder that is not deemed to own more than 5% of the Class B Shares would not be subject to United States federal income tax on gain on a sale or other disposition of such shares provided that such shares are "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code and the temporary regulations issued pursuant thereto). Additionally if the Class B Shares are not "regularly traded on an established securities market" a non-U.S. holder of such shares would be subject to a United States withholding tax equal to 10% of the amount realized on a disposition of such shares. There is no assurance that Security Capital is not currently or will not become a "United States real property holding corporation."

Class B Shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal income tax purposes) of the United States at the date of death, or Class B Shares subject to certain lifetime transfers made by such an individual, will be included in such individual's estate for United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Dividends
Except as provided below, Security Capital must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. In general, backup withholding at a rate of 31% and additional information reporting will apply to dividends paid on Class B Shares to holders that are not "exempt recipients" and that fail to provide in the manner required certain identifying information (such as the holder's name, address and taxpayer identification number). Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. However, dividends that are subject to U.S. withholding tax at the 30% statutory rate or at a reduced tax treaty rate are exempt from backup withholding of U.S. federal income tax and such additional information reporting.

Broker Sales
If a non-U.S. holder sells Class B Shares through a U.S. office of a U.S. or foreign broker, the broker is required to file an information return and is required to withhold 31% of the sale proceeds unless the non-U.S. holder is an exempt recipient or has provided the broker with the information and statements, under penalties of perjury, necessary to establish an exemption from backup withholding. If payment of the proceeds of the sale of a share by a non-U.S. holder is made to or through the foreign office of a broker, that broker will not be required to backup withhold or, except as provided in the next sentence, to file information returns. In the case of proceeds from a sale of a share by a non-U.S. holder paid to or through the foreign office of a U.S. broker or a foreign office of a foreign broker that is (i) a controlled foreign corporation for U.S. tax purposes or (ii) a person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the United States (a "Foreign U.S. Connected Broker"), information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption. In addition, the Treasury Department has indicated that it is studying the possible application of backup withholding in the case of such foreign offices of U.S. and Foreign U.S. Connected Brokers.

The Proposed Regulations would, if adopted, alter the foregoing rules in certain respects. Among other things, the Proposed Regulations would provide certain presumptions under which a non-U.S. holder would be subject to backup withholding and information reporting unless Security Capital receives certification from the holder of its non-U.S. status.

Refunds
Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                 ERISA MATTERS

The fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), require the investments of a pension, profit sharing or other employee benefit plan subject to ERISA (an "ERISA Plan") to be (i) prudent and in the best interests of the ERISA Plan, its participants and beneficiaries; (ii) diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so; and (iii) authorized under the terms of the governing documents of the ERISA Plan. Each fiduciary of an ERISA Plan should carefully consider whether an investment in the Class B Shares is consistent with his or her fiduciary duties.

A fiduciary making the decision to invest in the Class B Shares on behalf of an ERISA Plan, a governmental plan, an Individual Retirement Account or certain non-ERISA plans (a "Plan") is advised to consult his or her own legal advisor regarding the specific considerations arising under ERISA, the Code or state law with respect to the purchase, ownership or sale of Class B Shares by such Plan.

A regulation promulgated by the Department of Labor (the "DOL Regulation") provides that, except under certain circumstances set forth therein, investment by a Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing Plan.

An investment in an "operating company" is one circumstance in which the entity's assets will not be deemed to be "plan assets." The DOL Regulation includes in the definition of "operating company" a "venture capital operating company" ("VCOC"). A VCOC is an entity which, as of its "initial valuation date" and annually on its "annual valuation date" (as defined by the DOL Regulation), has at least 50% of its assets (other than short-term assets pending long-term investment or distribution), valued at cost, invested in venture capital investments or derivative instruments and which actually exercises, in the ordinary course of its business, management rights in one or more of the operating companies in which it invests. The Company has received opinions from Mayer, Brown and Platt that it is a VCOC as of its most recent valuation date and, assuming that at the relevant future valuation dates (including after giving effect to the Mergers) its investments in qualifying venture capital investments constitute at least 50% of its assets valued at cost, and that it continues to exercise its management rights in at least one of the operating companies in which it invests, it will qualify as a VCOC and its assets will not be deemed "plan assets" under the DOL Regulation.

The DOL Regulation also provides that an entity's assets will not be treated as "plan assets" because of an ERISA Plan's investment if the Plan acquires a "publicly offered security" which is an equity interest in the entity. The DOL Regulation defines a publicly offered security as a security that is freely transferable, part of a class of securities that is widely held and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold pursuant to an effective registration statement under the Securities Act (provided that the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Class B Shares are expected to be registered under Section 12(b) of the Exchange Act upon completion of the Offering and, prior to the completion of the Offering, the Class A Shares will be registered under Section 12(g) of the Exchange Act.

A security is "widely held" if it is part of a class of securities owned by 100 or more investors independent of the issuer and of one another. The Company believes that the Class A Shares are widely held and expects the Class B Shares to be widely held upon completion of the Offering.

Whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation creates certain safe harbors for securities with a minimum investment of $10,000 or less, which safe harbor is not available for Class B Shares offered hereby. Nevertheless, the Company believes that any restrictions on the transfer of Class A Shares or Class B Shares are limited to the type of restrictions permitted by the DOL Regulation. The DOL Regulation only establishes a presumption in favor of free transferability, and no assurance can be given that the Department of Labor or the U.S. Treasury Department will not reach a contrary conclusion.

Assuming that the Class A Shares and Class B Shares will be "widely held" and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability, the Company believes that, while the issue is not entirely free from doubt because of its factual nature, the Class A Shares and Class B Shares will be publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any Plan which invests in Class B Shares.

Notwithstanding the foregoing, if the assets of the Company were deemed to be "plan assets" under ERISA, the Company's ability to engage in business transactions could be hampered because: (i) certain persons exercising discretion as to the Company's assets might be considered to be fiduciaries under ERISA; (ii) transactions involving the Company undertaken at their direction or pursuant to their advice might violate ERISA; and (iii) certain transactions that the Company might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Code.

                                  UNDERWRITING

Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the Underwriters named below, for whom J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"), have agreed to purchase, and the Company has agreed to sell to them, the respective numbers of Class B Shares set forth opposite their names below. Under the terms and subject to the conditions set forth in the Underwriting Agreement, the Underwriters are obligated to take and pay for all such Class B Shares, if any are taken. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Underwriting Agreement.

                                                        ------------------------
      UNDERWRITERS                                      NUMBER OF CLASS B SHARES
      ------------                                      ------------------------
      J.P. Morgan Securities Inc......................
      Goldman, Sachs & Co. ...........................
      Merrill Lynch, Pierce, Fenner & Smith
              Incorporated............................
                                                               ----------
          Total.......................................         15,100,000
                                                               ==========

The Underwriters propose initially to offer the Class B Shares directly to the public at the price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $       per
Class B Share. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $       per Class B Share to certain other dealers.
After the initial public offering of the Class B Shares, the public offering price and such concession may be changed.

Security Capital has granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 2,265,000 additional Class B Shares at the initial public offering price, less the underwriting discount. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any. To the extent the Underwriters exercise the option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of Class B Shares offered hereby.

The Representatives have informed Security Capital that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of Class B Shares offered by them.

In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class B Shares or the Class A Shares. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, Class B Shares or Class A Shares in the open market to cover syndicate shorts or to stabilize the price of the Class B Shares or the Class A Shares. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Class B Shares in the Offering, if the syndicate repurchases previously distributed Class B Shares in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class B Shares or the Class A Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Class B Shares have been approved for listing on the NYSE under the symbol "SCZ.B", subject to official notice of issuance. In order to meet one of the requirements for listing the Class B Shares on the NYSE, the Underwriters have undertaken to sell lots of 100 or more Class B Shares to a minimum of 2,000 beneficial holders.

Security Capital, and certain of its directors, executive officers and affiliates have agreed that, without the prior written consent of J.P. Morgan Securities Inc., they will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrants to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares (including, without limitation, Shares which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) and (ii) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus, other than (1) pursuant to employee or director stock option plans, (2) the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Prospectus, (3) the exercise of options or warrants to purchase securities (including by means of a "cashless exercise"), (4) the issuance of up to $250 million of Warrants pursuant to the terms of the Merger Agreements and the issuance of Class B Shares upon exercise thereof, (5) the sale to the Underwriters of Class B Shares under the Underwriting Agreement and
(6) the issuance of Class A Shares pursuant to the Company's Convertible Debenture interest reinvestment plans as in effect on the date hereof.

Prior to the offering, there has been no public market for the Class B Shares, although there has been a private market for the Class A Shares. The initial offering price will be determined by agreement among Security Capital and the Underwriters and will be based on a methodology which takes into account Security Capital's value components and assumes the exercise and conversion and the related receipt of proceeds therefrom of all outstanding Convertible Debentures, Series A Preferred Stock and options and warrants to purchase Class A Shares and Convertible Debentures. These value components include (i) the market value of Security Capital's securities holdings in public operating companies ("Public Company Equity Value"), (ii) the fair value of its securities holdings in private/start-up companies ("Private/Start-up Company Equity Value"), (iii) the value of the Services Division based on its future income generating capability ("Services Division") and (iv) estimates of the business potential and prospects for future value creation from new businesses that are in research and development ("R&D"). In addition, Security Capital and the Underwriters will take into account other factors including an assessment of Security Capital's management, the current state of Security Capital's industry and the economy as a whole, and the general conditions of the securities market at the time of the Offering.

At July 31, 1997 the market value of Security Capital's holdings in its public operating companies was as outlined below:

                   PUBLIC COMPANY EQUITY VALUE (IN MILLIONS)

                                                   DIRECT
                                              SECURITY CAPITAL
                                                OWNERSHIP(1)
                                              ----------------
      Security Capital Pacific Trust               34.5%       Common Shares $  627
      Security Capital Atlantic Incorporated       51.3%       Common Shares    506
      Homestead Village Incorporated               67.7%       Common Shares    307
      Homestead Village Incorporated                           Warrants           3
      Security Capital Industrial Trust            44.1%       Common Shares    972
      Security Capital U.S. Realty                 32.2%       Common Shares    676
                                                                             ------
                                                                             $3,091
                                                                             ======

--------

(1) Percentage ownership is as of July 31, 1997, and represents Security Capital's direct ownership in its investees, based on common shares outstanding on such date. Equity market capitalization, as of July 31, 1997, based on common shares outstanding was approximately $1.816 billion for PTR, $986 million for ATLANTIC, $454 million for Homestead, $2.206 billion for SCI and $2.098 billion for SC-USREALTY.

In addition, at July 31, 1997 Security Capital had equity investments at cost in several recently-formed private or start-up companies as outlined below:

              PRIVATE/START-UP COMPANY EQUITY VALUE (IN MILLIONS)

      Strategic Hotel Capital Incorporated (2)             Common Shares   $ 28
      Security Capital Preferred Growth Incorporated (2)   Common Shares     15
      Security Capital Employee REIT Fund                  Common Shares    100
                                                                           ----
                                                                           $143
                                                                           ====

--------

(2) Security Capital has committed to purchase $172 million of additional shares of common stock of SHC and has committed to purchase a total of $50 million of common stock of SC-PG.

In addition to the outstanding Convertible Debentures, Security Capital had $188.5 million in bank indebtedness under its secured revolving line of credit as of July 31, 1997.

At July 31, 1997 on a fully converted basis, Security Capital had 2,642,300 Class A Shares outstanding or the equivalent of 132,115,000 Class B Shares. Total proceeds to Security Capital assuming the exercise of all outstanding options and warrants to purchase Class A Shares and Convertible Debentures at July 31, 1997 would be $205.9 million. See "Capitalization."

Security Capital has sold Class A Shares in six private placements to institutional investors using the foregoing methodology. The most recent private placement occurred in March 1996 at a price of $1,049 per Class A Share, which is the equivalent of $20.98 per Class B Share.

At the request of the Company, the Underwriters have reserved up to 1,132,500 Class B Shares for sale at the initial public offering price to directors, officers, and employees of the Company and its affiliates. The number of Class B Shares available to the general public will be reduced to the extent such persons purchase the reserved Class B Shares. Any reserved Class B Shares that are not so purchased by such persons at the closing of the Offering will be offered by the Underwriters to the general public on the same terms as the other Class B Shares offered by this Prospectus.

Subject to its Board of Directors' approval, SC-USREALTY may request to purchase up to 10% or more of the Offering.

Security Capital has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

From time to time in the ordinary course of their respective businesses, J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates have provided and may in the future provide investment banking, commercial banking and other financial services to Security Capital and its affiliates. In addition, each of (i) Security Capital and (ii) Whitehall Street Real Estate Limited Partnership VII (together with certain other affiliates of Goldman, Sachs & Co.) have committed to invest $200 million of capital on an equal basis in SHC. In addition, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as financial advisors to ATLANTIC and SCI, respectively, in connection with the proposed Mergers for which they have received $250,000 and $250,000, respectively.

                                    EXPERTS

The consolidated financial statements and related schedules of Security Capital and SCI included in this Prospectus and elsewhere in the registration statement of which this Prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements and related schedule of PTR included in this Prospectus and elsewhere in the registration statement, of which this Prospectus forms a part, have been audited by KPMG Peat Marwick LLP, independent public accountants to the extent indicated in their report thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements and related schedules of ATLANTIC and Homestead consolidated into the financial statements of Security Capital, have been audited by Ernst & Young LLP, independent public accountants to the extent indicated in their reports thereon appearing elsewhere herein and in the registration statement. Such financial statements have been consolidated in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed interim financial statements for the three- and six-month periods ended June 30, 1997 and 1996, included in this Prospectus, Arthur Andersen LLP and KPMG Peat Marwick LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. Neither of such accountants is subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because neither of those reports is a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The financial statements and related schedules of SC-USREALTY included in this Prospectus and elsewhere in the registration statement of which this Prospectus forms a part, have been audited by Price Waterhouse LLP, independent public accountants to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

Certain legal matters in respect of the validity of the issuance of the Class B Shares offered hereby will be passed upon for Security Capital by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell. Mayer, Brown & Platt has in the past represented and is currently representing Security Capital and certain of its affiliates, including representation of Security Capital in connection with the proposed Mergers. As to certain matters of Maryland law, Mayer, Brown & Platt and Davis Polk & Wardwell may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                             AVAILABLE INFORMATION

Security Capital has filed with the Commission a registration statement (of which this Prospectus forms a part) on Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respect by such reference and the exhibits and schedules hereto. For further information regarding Security Capital and the Class B Shares offered hereby, reference is hereby made to the registration statement and such exhibits and schedules.

The registration statement, the exhibits and schedules forming a part thereof filed by Security Capital with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can also be obtained from the Commission's Web site at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Security Capital Group Incorporated
  Report of Independent Public Accountants...............................   F-3
  Consolidated Balance Sheets as of June 30, 1997 and December 31, 1996..   F-4
  Consolidated Statements of Operations for the three and six month periods ended June 30, 1997
   and 1996..............................................................   F-5
  Consolidated Statement of Shareholders' Equity for the six month period
   ended June 30, 1997 ..................................................   F-6
  Consolidated Statements of Cash Flows for the six month periods ended
   June 30, 1997 and 1996................................................   F-7
  Notes to Consolidated Financial Statements.............................   F-8
  Report of Independent Public Accountants...............................  F-17
  Consolidated Balance Sheets as of December 31, 1996 and 1995...........  F-18
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1995 and 1994...................................................  F-19
  Consolidated Statements of Shareholders' Equity for the years ended
   December 31, 1996, 1995
   and 1994..............................................................  F-20
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996, 1995 and 1994...................................................  F-21
  Notes to Consolidated Financial Statements.............................  F-24
  Schedule I--Condensed Financial Information of Registrant..............  F-42
  Schedule III--Real Estate and Accumulated Depreciation.................  F-47
Security Capital Group Incorporated (acquired company)
  Report of Independent Public Accountants...............................  F-56
  Consolidated Balance Sheet as of December 31, 1994.....................  F-57
  Consolidated Statement of Operations for the year ended December 31,
   1994..................................................................  F-58
  Consolidated Statement of Shareholders' Equity for the year ended
   December 31, 1994.....................................................  F-58
  Consolidated Statement of Cash Flows for the year ended December 31,
   1994..................................................................  F-59
  Notes to Consolidated Financial Statements.............................  F-60
Security Capital Pacific Trust
  Report of Independent Public Accountants...............................  F-65
  Condensed Balance Sheets as of June 30, 1997 and December 31, 1996.....  F-66
  Condensed Statements of Earnings for the three and six month periods ended June 30, 1997 and 1996..........................................  F-67
  Condensed Statement of Shareholders' Equity for the six month period ended June 30, 1997...................................................  F-68
  Condensed Statements of Cash Flows for the six month periods ended June
   30, 1997 and 1996.....................................................  F-69
  Notes to Condensed Financial Statements................................  F-70
  Report of Independent Public Accountants...............................  F-79
  Balance Sheets as of December 31, 1996 and 1995........................  F-80
  Statements of Earnings for the years ended December 31, 1996, 1995 and
   1994..................................................................  F-81
  Statements of Shareholders' Equity for the years ended December 31,
   1996, 1995 and 1994...................................................  F-82
  Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994..............................................................  F-83
  Notes to Financial Statements..........................................  F-84
  Schedule III--Real Estate and Accumulated Depreciation................. F-102
Security Capital Industrial Trust
  Report of Independent Public Accountants............................... F-108
  Consolidated Balance Sheets as of June 30, 1997 and December 31, 1996.. F-109
  Consolidated Statements of Operations for the three and six month periods ended June 30, 1997
   and 1996.............................................................. F-110
  Consolidated Statements of Cash Flows for the six month periods ended
   June 30, 1997 and 1996................................................ F-111
  Notes to Consolidated Financial Statements............................. F-112
  Report of Independent Public Accountants............................... F-118
  Consolidated Balance Sheets as of December 31, 1996 and 1995........... F-119
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1995 and 1994................................................... F-120
  Consolidated Statements of Shareholders' Equity for the years ended
   December 31, 1996, 1995
   and 1994.............................................................. F-121
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996, 1995 and 1994................................................... F-122

  Notes to Consolidated Financial Statements............................. F-123
  Report of Independent Public Accountants............................... F-139
  Schedule III--Real Estate and Accumulated Depreciation................. F-140
Security Capital U.S. Realty
  Report of Independent Public Accountants............................... F-156
  Consolidated Statement of Net Assets at December 31, 1996.............. F-157
  Consolidated Statement of Operations for the year ended December 31,
   1996.................................................................. F-158
  Consolidated Statement of Cash Flows for the year ended December 31,
   1996.................................................................. F-159
  Consolidated Statement of Changes in Net Assets for the year/period ended December 31, 1996 and 1995...................................... F-160
  Consolidated Statement of Changes in Shares Outstanding for the
   year/period ended December 31, 1996 and 1995.......................... F-160
  Consolidated Financial Highlights for the year/period ended December
   31, 1996 and 1995..................................................... F-160
  Consolidated Schedule of Investments in Strategic Positions at December
   31, 1996.............................................................. F-161
  Consolidated Schedule of Investments in Special Opportunity Positions
   at December 31, 1996.................................................. F-161
  Notes to the Consolidated Financial Statements......................... F-162
  Report of Independent Public Accountants............................... F-167
  Statement of Net Assets at December 31, 1995........................... F-168
  Statement of Operations for the period from incorporation (July 7,
   1995) to December 31, 1995............................................ F-169
  Statement of Changes in Net Assets for the period from incorporation
   (July 7, 1995) to December 31, 1995................................... F-170
  Statement of Changes in Shares Outstanding for the period from incorporation (July 7, 1995) to December 31, 1995..................... F-170
  Financial Highlights for the period from incorporation (July 7, 1995)
   to December 31, 1995.................................................. F-171
  Schedule of Strategic Investments in Real Estate Companies at December
   31, 1995.............................................................. F-171
  Schedule of Special Opportunity Investments at December 31, 1995....... F-171
  Notes to Financial Statements.......................................... F-172
Security Capital Atlantic Incorporated
  Report of Independent Public Accountants............................... F-176
Homestead Village Incorporated
  Report of Independent Public Accountants............................... F-177

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Security Capital Group
Incorporated:

We have reviewed the accompanying consolidated balance sheet of Security Capital Group Incorporated and subsidiaries (see note 1) as of June 30, 1997, and the related consolidated statements of operations for the three- and six-month periods ended June 30, 1997 and 1996, the statement of shareholders' equity for the six-month period ended June 30, 1997 and the statements of cash flows for the six-month periods ended June 30, 1997 and 1996. These financial statements are the responsibility of Management. We were furnished with the reports of other accountants on their reviews of the financial statements of Security Capital Pacific Trust, Security Capital Atlantic Incorporated and Homestead Village Incorporated, whose total assets represent 61.7% of the total assets of Security Capital Group Incorporated and subsidiaries as of June 30, 1997 and whose income represent 55.4% and 57.4% of the total income in the consolidated statements of operations of Security Capital Group Incorporated and subsidiaries for the six-month periods ended June 30, 1997 and 1996, respectively.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review and the reports of other accountants, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Security Capital Group Incorporated and subsidiaries as of December 31, 1996, and, in our report dated February 28, 1997, we expressed an unqualified opinion on that statement based on our audit and reports of other auditors. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

                                        Arthur Andersen LLP

Chicago, Illinois
August 11, 1997

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      -------------------------
                                                         JUNE 30,  DECEMBER 31,
                                                             1997          1996
                                                      (UNAUDITED)     (AUDITED)
                                                      -----------  ------------
                       ASSETS
                       ------
Investments, at equity:
  Security Capital Industrial Trust                   $  542,802    $  548,194
  Security Capital Pacific Trust                         381,832       374,317
  Security Capital U.S. Realty                           626,376       516,426
                                                      ----------    ----------
                                                       1,551,010     1,438,937
                                                      ----------    ----------
Real estate, less accumulated depreciation, held by:
  Security Capital Atlantic Incorporated               1,184,691     1,116,069
  Homestead Village Incorporated                         391,254       249,304
                                                      ----------    ----------
                                                       1,575,945     1,365,373
                                                      ----------    ----------
Investments in publicly traded real estate
 securities, at market value                             107,127        10,247
                                                      ----------    ----------
Total real estate investments                          3,234,082     2,814,557
Cash and cash equivalents                                 16,506        23,662
Other assets                                             159,807        91,065
                                                      ----------    ----------
    Total assets                                      $3,410,395    $2,929,284
                                                      ==========    ==========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
LIABILITIES:
  Lines of credit                                     $  386,250    $  262,000
  Mortgage notes payable                                 298,006       257,099
  Convertible debt                                     1,038,268       940,197
  Accrued interest on convertible debt                    50,197        42,450
  Accounts payable and accrued expenses                   85,599        83,427
  Deferred income taxes                                   47,095        30,872
                                                      ----------    ----------
    Total liabilities                                  1,905,415     1,616,045
                                                      ----------    ----------
Minority interests                                       475,909       394,537
SHAREHOLDERS' EQUITY:
  Class A common shares, $.01 par value; 20,000,000
   shares authorized, 1,327,150 and 1,209,009 shares
   issued and outstanding in 1997 and 1996,
   respectively                                               13            12
  Class B common shares, $.01 par value; 229,861,000
   shares authorized; no shares issued and
   outstanding                                               --            --
  Series A Preferred shares, $.01 par value; 139,000
   shares issued and outstanding in 1997 and 1996;
   stated liquidation preference of $1,000 per share     139,000       139,000
  Additional paid-in capital                           1,093,392       985,392
  Accumulated deficit                                   (203,334)     (205,702)
                                                      ----------    ----------
    Total shareholders' equity                         1,029,071       918,702
                                                      ----------    ----------
    Total liabilities and shareholders' equity        $3,410,395    $2,929,284
                                                      ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                         ------------------------------
                                                             -----------------
                                 THREE MONTHS ENDED       SIX MONTHS ENDED
                                      JUNE  30,               JUNE  30,
                                ----------------------  ---------------------
                                      1997        1996        1997       1996
                                ----------  ----------  ---------- ----------
INCOME:
  Equity in earnings of:
    Security Capital Industrial
     Trust                      $   10,149  $    5,739  $   17,659 $   11,444
    Security Capital Pacific
     Trust                          10,702       8,459      25,326     15,815
    Security Capital U.S.
     Realty                         18,197      10,577      35,098     12,479
  Rental revenues                   54,654      32,876     105,321     63,685
  Services Division revenues
   from related parties             26,048      18,245      49,018     33,653
  Other income                       6,212       2,153       7,571      2,512
                                ----------  ----------  ---------- ----------
                                   125,962      78,049     239,993    139,588
                                ----------  ----------  ---------- ----------
EXPENSES:
  Rental expenses                   21,413      12,599      41,370     25,234
  Services Division expenses        21,148      15,986      42,472     32,805
  Depreciation and amortization      9,899       5,610      18,726     11,131
  Interest expense--convertible
   debt                             27,958      22,709      54,623     45,000
  Interest expense--other
   obligations                       5,837       4,622      12,010     11,204
  General, administrative and
   other                            23,870       8,742      35,571     14,396
                                ----------  ----------  ---------- ----------
                                   110,125      70,268     204,772    139,770
                                ----------  ----------  ---------- ----------
Earnings (loss) before income
 taxes and minority interests       15,837       7,781      35,221       (182)
Provision for income taxes           7,778       2,802      16,223      2,802
Minority interests in net
 earnings of subsidiaries            6,433       3,381      11,417      5,272
                                ----------  ----------  ---------- ----------
Net earnings (loss)                  1,626       1,598       7,581     (8,256)
Less Series A Preferred Share
 dividends                           2,607       2,606       5,213      2,606
                                ----------  ----------  ---------- ----------
Net earnings (loss)
 attributable to common shares
 and common equivalent shares   $     (981) $   (1,008) $    2,368 $  (10,862)
                                ==========  ==========  ========== ==========
Weighted average common shares
 and common equivalent shares
 outstanding                     1,297,066   1,019,230   1,355,349  1,007,009
                                ==========  ==========  ========== ==========
Net earnings (loss) per common
 share and common equivalent
 share                          $     (.76) $     (.99) $     1.75 $   (10.79)
                                ==========  ==========  ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                         SIX MONTHS ENDED JUNE 30, 1997
                         (IN THOUSANDS, EXCEPT SHARES)

                     ----------------------------------------------------------------------------
                                                   SERIES A
                                                  PREFERRED
                                                  SHARES AT
                             COMMON     COMMON    AGGREGATE ADDITIONAL                      TOTAL
                             SHARES  SHARES AT  LIQUIDATION    PAID-IN  ACCUMULATED SHAREHOLDERS'
                        OUTSTANDING  PAR VALUE   PREFERENCE    CAPITAL      DEFICIT        EQUITY
                        ----------- ---------   ----------- ----------  ----------- -------------
Balances at December
 31, 1996 (Audited)      1,209,009    $12.090     $139,000  $  985,392   $(205,702)  $  918,702
  Issuance of common
   shares                  111,970      1.119            -     103,148           -      103,149
  Interest Reinvestment
   Plans                     3,741      0.037            -       4,624           -        4,624
  Exercise of stock
   options                   3,292      0.033            -       1,008           -        1,008
  Repurchase of common
   shares                     (862)    (0.009)           -      (1,006)          -       (1,006)
  Income tax benefit
   from stock options
   exercised                     -          -            -         226           -          226
  Net earnings                   -          -            -           -       7,581        7,581
  Series A Preferred
   Share dividends               -          -            -           -      (5,213)      (5,213)
                        ---------   ---------   ---------   ----------  ---------    ----------
Balances at June 30,
 1997 (Unaudited)(a)     1,327,150    $13.270     $139,000  $1,093,392   $(203,334)  $1,029,071
                        =========   =========   =========   ==========  =========    ==========

--------
(a) At June 30, 1997, common shares outstanding represent Class A Common
    Shares.



  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                             --------------
                                                       SIX MONTHS ENDED
                                                           JUNE 30,
                                                     ---------------------
                                                           1997        1996
                                                     ---------   ---------
OPERATING ACTIVITIES:
Net earnings (loss)                                  $   7,581   $  (8,256)
Adjustments to reconcile net earnings (loss) to
 cash flows provided by operating activities:
  Provision for deferred income taxes                   16,223       2,802
  Minority interests                                    11,417       5,272
  Equity in earnings of unconsolidated investees       (78,083)    (39,738)
  Distributions from unconsolidated investees           40,855      36,855
  Depreciation and amortization                         18,726      11,131
  Other                                                  4,221         666
Increase in other assets                               (12,459)     (6,291)
Increase in accrued interest on convertible debt         7,747       8,607
Increase in accounts payable and accrued expenses        1,203      20,842
                                                     ---------   ---------
    Net cash flows provided by operating activities     17,431      31,890
                                                     ---------   ---------
INVESTING ACTIVITIES:
Real estate properties                                (227,265)   (151,017)
Disposition of real estate properties                   11,873      14,651
Investment in shares of:
  Security Capital U.S. Realty                         (74,852)   (179,746)
  Strategic Hotel Capital Incorporated                 (22,642)          -
  Security Capital Preferred Growth Incorporated        (5,000)          -
Purchases of publicly traded real estate
 securities, net                                       (93,580)          -
Purchases of Homestead Village Incorporated
 warrants                                              (18,654)          -
Other                                                  (21,415)     (5,799)
                                                     ---------   ---------
    Net cash flows used in investing activities       (451,535)   (321,911)
                                                     ---------   ---------
FINANCING ACTIVITIES:
Proceeds from lines of credit                        $ 415,750   $ 315,500
Payments on lines of credit                           (291,500)   (365,000)
Proceeds from mortgage notes payable                    41,250       5,000
Principal payments on mortgage notes payable              (753)       (480)
Proceeds from issuance of convertible debt              98,097      52,520
Repurchase of convertible debt                             (26)     (7,412)
Proceeds from issuance of common shares, net of
 expenses                                              102,181      51,390
Repurchase of common shares                             (1,006)     (8,504)
Proceeds from issuance of preferred shares                   -     139,000
Distributions paid to minority interest holders        (14,285)     (7,749)
Proceeds from issuance of common shares to minority
 interest holders                                       82,969     119,090
Preferred dividends paid                                (5,213)          -
Other                                                     (516)     (2,762)
                                                     ---------   ---------
Net cash flows provided by financing activities        426,948     290,593
                                                     ---------   ---------
Net increase (decrease) in cash and cash
 equivalents                                            (7,156)        572
Cash and cash equivalents, beginning of period          23,662      13,708
                                                     ---------   ---------
Cash and cash equivalents, end of period             $  16,506   $  14,280
                                                     =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1997
                                  (UNAUDITED)

(1) GENERAL

Security Capital Group Incorporated (Security Capital) engages in real estate research, investment and management. Its strategy is to create the optimal organization to lead and profit from global real estate securitization. Security Capital has invested in various operating and other entities (the Capital Division) (see note 3) and provides various management and financial services through a Services Division (see note 2). The Capital Division invests in real estate-related companies with the objective of generating capital gains and growing dividends. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services for the companies in which Security Capital and its affiliates have invested. Security Capital is a Maryland corporation.

The accompanying consolidated financial statements include the results of Security Capital, its majority-owned Capital Division subsidiaries (Security Capital Atlantic Incorporated, Homestead Village Incorporated, and Security Capital Employee REIT Fund Incorporated) and its wholly-owned Services Division subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest is comprised of the minority shareholders of Security Capital Atlantic Incorporated, Homestead Village Incorporated, and Security Capital Employee REIT Fund Incorporated. Security Capital accounts for its 20% or greater (but not more than 50%) owned investees by the equity method. For an investee accounted for under the equity method, Security Capital's share of net earnings or losses of the investee is reflected in income as earned and dividends are credited against the investment as received.

The consolidated financial statements of Security Capital as of June 30, 1997 are unaudited and, pursuant to the rules of the Securities and Exchange Commission (SEC), certain information and footnote disclosures normally included in financial statements have been omitted. While management of Security Capital believes that the disclosures presented are adequate, these interim consolidated financial statements should be read in conjunction with Security Capital's 1996 consolidated financial statements.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Security Capital's consolidated financial statements for the interim periods presented. Certain reclassifications have been made in the 1996 consolidated financial statements and notes to consolidated financial statements for the interim periods presented in order to conform to the 1997 presentation. The results of operations for the three- and six-month periods ended June 30, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) SERVICES DIVISION

REIT Managers and Property Managers
Certain Security Capital Services Division subsidiaries, under the terms of separate agreements, manage the operations of the separate REITs (REIT Managers) and provide property management services to those REITs (Property Managers). Each REIT Manager is paid a REIT management fee based on a percentage of the REIT's pre-management fee cash flow, after deducting actual and assumed regularly scheduled principal payments for long-term debt and dividends paid on non-convertible preferred shares, as defined in the REIT Management Agreements. The fee is generally 16% of cash flow, as so defined, of the REIT. Property management fees are at market rates and are paid separately to Security Capital's property management subsidiaries. The REIT and Property Management Agreements are generally one year in term, renewable annually by the REIT and cancelable upon sixty days notice.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


In late January 1997, Security Capital made a proposal to Security Capital Industrial Trust (SCI), Security Capital Pacific Trust (PTR) and Security Capital Atlantic Incorporated (ATLANTIC) to exchange the REIT and Property Managers for additional shares of the respective REITs. As a result of the proposed transactions, each of the REITs would become internally managed. The board of directors or trustees of each REIT appointed a special committee comprised of independent directors or trustees to review the proposed transaction.

On March 24, 1997, the board of trustees or directors of SCI, PTR, and ATLANTIC each unanimously approved an agreement with Security Capital to exchange its REIT common stock for Security Capital's REIT management and property management companies (the mergers). The transactions, subject to approval by the shareholders of Security Capital, SCI, PTR, and ATLANTIC, are expected to be consummated during the third quarter of 1997. Shareholders of Security Capital approved the transactions in the second quarter of 1997. Under the terms of the agreement, SCI, PTR, and ATLANTIC will issue $81,870,626 (3,692,023 shares), $75,838,457 (3,295,533 shares) and $54,608,549 (2,306,591 shares) of their common stock, respectively, in exchange for Security Capital's REIT management and property management companies and operating systems.

In order to allow existing common shareholders to maintain (and, to the extent a shareholder oversubscribes for common shares pursuant to the oversubscription privilege, increase) their relative ownership interests, SCI, PTR and ATLANTIC commenced rights offerings on August 8, 1997 to their respective shareholders and Security Capital agreed not to exercise or sell its rights in such offerings. Also, as part of the transactions, Security Capital will issue registered warrants to acquire $250 million of Class B shares to the common and convertible preferred shareholders and unitholders of limited partnerships of SCI, PTR and ATLANTIC. The warrants are expected to be publicly traded and have a term of twelve months.

On April 29, 1997 Security Capital filed a registration statement with the SEC covering its initial public offering of Class B shares, which is expected to be effective in the third quarter of 1997.

In connection with the proposed exchange of the REIT and Property Managers for additional shares of the respective REITs and the issuance of warrants to purchase Class B shares as described above, Security Capital filed three registration statements with the SEC (one for each of the merger transactions). Each of these registration statements was declared effective by the SEC on August 5, 1997.

Operating Advisor

Another Services Division subsidiary domiciled in Luxembourg (Operating Advisor) advises on all investment and operational activities of Security Capital U.S. Realty, a Luxembourg corporation (USREALTY). The Operating Advisor is paid a management fee of 1.25% of USREALTY's investments at fair value (other than liquid short-term investments and investments in Security Capital).

(3) REAL ESTATE INVESTMENTS

Security Capital holds investments at June 30, 1997 through its wholly-owned subsidiary, SC Realty Incorporated (SC Realty), as follows:

  . Security Capital Industrial Trust (SCI), a publicly held REIT, acquires, develops, operates and owns distribution facilities throughout the United States and in Mexico and Europe. At June 30, 1997 and December 31, 1996, Security Capital owned 44.07% and 46.00%, respectively, of the issued and outstanding common shares of beneficial interest of SCI. Security Capital accounts for its investment in SCI by the equity method.

  . Security Capital Pacific Trust (PTR), a publicly held REIT, primarily owns, develops, acquires and operates income-producing multifamily properties in the western United States. At June 30, 1997 and December 31, 1996, Security Capital owned 34.51% and 36.28%, respectively, of the issued and outstanding common shares of beneficial interest of PTR. Security Capital accounts for its investment in PTR by the equity method.

  . Security Capital Atlantic Incorporated (ATLANTIC), a publicly held REIT, owns, acquires, develops and operates income-producing multifamily properties in the southeastern United States. At June 30, 1997 and December 31, 1996, Security Capital owned 51.34% and 56.86%, respectively, of the issued and outstanding common shares of ATLANTIC. Security Capital consolidates ATLANTIC's accounts in the accompanying consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  . Security Capital U.S. Realty (SC-USREALTY) is a Luxembourg real estate corporation formed with the sponsorship of Security Capital with the objective of becoming one of Europe's preeminent publicly held real estate entities. It principally owns real estate through strategic positions in both public and private real estate operating companies in the United States. During the six months ended June 30, 1997, Security Capital purchased additional common shares of SC-USREALTY at a total cost of $74,852,000. At June 30, 1997 and December 31, 1996 Security Capital owned 31.82% and 39.44%, respectively, of the issued and outstanding common shares of SC-USREALTY. Security Capital accounts for its investment in SC-USREALTY by the equity method.

  . Homestead Village Incorporated (Homestead), a publicly held corporation, is a developer, owner and operator of moderate priced, extended stay lodging properties throughout the United States. During the first six months of 1997, Security Capital exercised $38,000,000 of warrants and purchased 2,171,495 Homestead warrants in the open market for $18,654,000. Unexercised warrants of $10,216,000 (1,557,917 warrants)
     are included in other assets in the accompanying June 30, 1997 consolidated balance sheet. At June 30, 1997 and December 31, 1996, Security Capital owned 65.63% and 59.14%, respectively, of the issued and outstanding common shares of Homestead. Security Capital consolidates Homestead's accounts in the accompanying consolidated financial statements.

  . Security Capital Employee REIT Fund Incorporated (SC-ERF) is a real estate investment fund that invests in securities of publicly traded real estate companies in the United States. During the six months ended June 30, 1997, Security Capital invested $90,073,000 in SC-ERF. Shares of SC-ERF are being offered only to Security Capital, directors, trustees, employees of Security Capital and its affiliates and members of their families and approved 401(k) plans of Security Capital and its affiliates. Security Capital's ownership of SC-ERF's outstanding common shares as of June 30, 1997 and December 31, 1996 was 98.68% and 100%, respectively. Security Capital consolidates SC-ERF's accounts in the accompanying consolidated financial statements.

  . Strategic Hotel Capital Incorporated (SHC), a privately held corporation, was formed in May 1997 and is focused on becoming the preeminent owner of upscale hotel properties on a global basis. Security Capital has committed to invest $200,000,000 of capital in SHC. At June 30, 1997, Security Capital had invested $22,642,000, and two hotels had been purchased by SHC. This investment is included in other assets in the accompanying June 30, 1997 consolidated balance sheet. Security Capital owned 49.65% of SHC's common shares as of June 30, 1997.

  . Security Capital Preferred Growth Incorporated (SC-PG), a private real estate company formed in January 1997, will make intermediate-term investments in undervalued, high-potential real estate operating companies primarily through convertible securities. Security Capital has committed to invest $50,000,000 of capital in SC-PG. As of June 30, 1997 Security Capital has invested $5,000,000. This investment is included in other assets in the accompanying June 30, 1997 consolidated balance sheet. Security Capital owned 20.79% of SC-PG's common shares as of June 30, 1997. An additional $10,000,000 was invested on July 30, 1997.

Security Capital received dividends from its investees for the six months ended June 30, 1997 and 1996 as follows (in thousands):

                --------------------
                      1997       1996
                ---------  ---------
      SCI         $23,051    $19,873
      PTR          17,804     16,982
      ATLANTIC     16,806     16,698
      SC-ERF        2,488         --
                ---------  ---------
                  $60,149    $53,553
                =========  =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The following summarizes real estate investments of Security Capital's consolidated investees as of June 30, 1997 and December 31, 1996 (in thousands):

                                                  -----------------------
                                                         1997        1996
                                                  -----------  ----------
   Multifamily properties (ATLANTIC):
     Operating properties                          $  968,409  $  952,770
     Developments under construction                  250,526     194,587
     Developments in planning                          15,904       7,795
     Land held for future development                   2,737       2,083
                                                  -----------  ----------
   Subtotal                                         1,237,576   1,157,235
                                                  -----------  ----------
   Extended-stay lodging properties (Homestead):
     Operating properties                             197,672     129,035
     Developments under construction                  170,913     108,691
     Developments in planning                          27,759      12,256
     Land held for future development                   1,455       1,448
     Land held for sale                                 4,561       5,590
                                                  -----------  ----------
   Subtotal                                           402,360     257,020
                                                  -----------  ----------
   Total real estate, at cost                       1,639,936   1,414,255
   Less accumulated depreciation                       63,991      48,882
                                                  -----------  ----------
   Total real estate                               $1,575,945  $1,365,373
                                                  ===========  ==========

Presented below is the summary statement of earnings information for SCI for the six months ended June 30, 1997 and 1996 (in thousands):

                                                  -----------------------
                                                         1997        1996
                                                  -----------  ----------
   Rental and other income                        $   148,669  $  106,081
   Expenses:
     Rental expenses, net of recoveries                12,825      13,392
     Depreciation and amortization                     37,024      27,215
     Interest                                          24,558      17,359
     General and administrative, including REIT
      management fee                                   14,982      11,426
                                                  -----------  ----------
                                                       89,389      69,392
                                                  -----------  ----------
   Net earnings before minority interest               59,280      36,689
     Minority interest share in net earnings            1,835       1,640
                                                  -----------  ----------
   Net earnings                                        57,445      35,049
     Less Preferred Share dividends                    17,659      11,368
                                                  -----------  ----------
   Net earnings attributable to common shares      $   39,786  $   23,681
                                                  ===========  ==========
   Security Capital share of net earnings          $   17,659  $   11,444
                                                  ===========  ==========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Presented below is the summary statement of earnings information for PTR for the six months ended June 30, 1997 and 1996 (in thousands):

                                                            --------------------
                                                                  1997       1996
                                                            ---------  ---------
   Rental and other income                                   $169,674   $155,429
   Expenses:
     Rental expenses                                           60,111     61,752
     Depreciation                                              24,688     21,242
     Interest                                                  29,759     13,777
     General and administrative, including REIT management
      fee                                                      11,775     12,146
                                                            ---------  ---------
                                                              126,333    108,917
                                                            ---------  ---------
   Earnings from operations                                    43,341     46,512
     Gain on sale of investments                               37,207      8,083
                                                            ---------  ---------
   Net earnings                                                80,548     54,595
     Less Preferred Share dividends                             9,840     12,774
                                                            ---------  ---------
   Net earnings attributable to common shares                $ 70,708   $ 41,821
                                                            =========  =========
   Security Capital share of net earnings                    $ 25,326   $ 15,815
                                                            =========  =========

Presented below is the summary statement of earnings information for USREALTY for the six months ended June 30, 1997 and 1996 (in thousands):

                                                            --------------------
                                                                  1997       1996
                                                            ---------  ---------
   Revenues:
     Dividends                                               $ 44,651   $  2,351
     Realized gains                                            13,620        408
     Increase in unrealized gains                              66,200     30,852
     Other income                                               1,364      1,510
                                                            ---------  ---------
                                                              125,835     35,121
                                                            ---------  ---------
   Expenses:
     Interest on line of credit                                 6,577         60
     General and administrative, including advisory fee        13,094      2,425
                                                            ---------  ---------
                                                               19,671      2,485
                                                            ---------  ---------
   Net earnings                                              $106,164   $ 32,636
                                                            =========  =========
   Security Capital share of net earnings                    $ 35,098   $ 12,479
                                                            =========  =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(4) INDEBTEDNESS

Lines of Credit:

At June 30, 1997, Security Capital, ATLANTIC and Homestead had revolving bank lines of credit. Security Capital has a $400,000,000 revolving line of credit with Wells Fargo Realty Advisors, Incorporated (Wells Fargo) as agent for a group of lenders. The line of credit was increased from $300,000,000 to $400,00,000 on July 22, 1997. The agreement is effective through November 15, 1998 with an option to renew for successive one year periods, with the approval of Wells Fargo and the participating lenders. Borrowings bear interest, at Security Capital's option, at either LIBOR plus 1.50% or a base rate (defined as the higher of Wells Fargo prime rate or the Federal Funds Rate plus .50%) with interest payable monthly in arrears. Commitment fees range from 0.125% to 0.25% per annum based on the average unfunded line of credit balance. Security Capital's line is secured by its holdings in SCI, PTR, ATLANTIC, SC-USREALTY and Homestead, including warrants to purchase shares of Homestead's common stock, as well as any unfunded subscriptions for Security Capital's common stock and convertible subordinated debentures. There were no unfunded subscriptions as of June 30, 1997.

The Security Capital line of credit is a primary obligation of SC Realty. Security Capital guarantees the line. SC Realty is a legal entity which is separate and distinct from Security Capital and its affiliates, and has separate assets, liabilities, business functions and operations. The outstanding balance on Security Capital's line of credit at June 30, 1997 was $107,500,000.

On December 18, 1996, ATLANTIC obtained a $350,000,000 unsecured line of credit from Morgan Guaranty Trust Company of New York (Morgan Guaranty), as agent for a group of lenders. Borrowings bear interest at prime, or at ATLANTIC's option, LIBOR plus a margin (1.375% through July 2, 1997 and 1.125% thereafter). ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance ranging from 0.125% to 0.25% per annum, depending on the amount of undrawn commitments. The line of credit matures December 1998 and may be extended for one year with the approval of Morgan Guaranty and the other participating lenders. The outstanding balance on ATLANTIC's line of credit at June 30, 1997 was $278,750,000.

On June 30, 1997, ATLANTIC entered into a $25,000,000 short-term, unsecured borrowing agreement with Texas Commerce Bank National Association. The loan matures on June 30, 1998 and bears interest at an overnight rate. There were no borrowings outstanding under this agreement at June 30, 1997.

On May 6, 1997 Homestead entered into a secured revolving line of credit facility with Commerzbank AG, New York Branch (Commerzbank), which provides for borrowings of up to $50,000,000, subject to collateral requirements. Borrowings bear interest at the Eurodollar rate plus 2.5% per annum. Additionally, there is a commitment fee of 0.325% per annum on the average unfunded line of credit balance. The line of credit matures May 1998 and may be extended with the approval of the lenders. There was no outstanding balance on the line of credit as of June 30, 1997.

Each line requires maintenance of certain financial covenants. Security Capital, SC Realty, ATLANTIC and Homestead were in compliance with all such covenants at June 30, 1997.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Mortgage Notes Payable:
Mortgage notes payable, which are obligations of ATLANTIC and Homestead, consisted of the following at June 30, 1997 and December 31, 1996 (in thousands):

                                             ---------------------
                                                   1997        1996
                                             ---------   ---------
   Mortgage Type
     Conventional fixed rate (a)              $ 33,932    $ 34,168
     Tax exempt fixed and variable rate (a)    121,105     121,622
                                             ---------   ---------
                                               155,037     155,790
                                             ---------   ---------
     Convertible fixed rate (b)                158,557     112,639
     Less discount                             (15,588)    (11,330)
                                             ---------   ---------
                                               142,969     101,309
                                             ---------   ---------
                                              $298,006    $257,099
                                             =========   =========

--------
(a) Real estate with an aggregate undepreciated cost at June 30, 1997 of $51,259,000 and $204,518,000 serves as collateral for the conventional mortgage notes payable and the tax exempt mortgages, respectively.
(b) In connection with the October 1996 Homestead spin-out transaction, Homestead executed a funding commitment agreement with PTR which provides borrowing capability in the amount of $199,000,000. Under this funding agreement, Homestead may call for funding from PTR through March 31, 1998 for the development of the projects acquired from PTR in the transaction. As a result of the fundings, PTR will receive convertible mortgage notes in stated amounts of up to $221,000,000. The notes are collaterized by Homestead properties.

PTR's convertible mortgage notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding. None of the mortgage notes were converted as of June 30, 1997.

Convertible Debt:
Security Capital's convertible subordinated debentures due June 30, 2014 (the 2014 Convertible Debentures) totaling $715,244,000 at June 30, 1997 and $713,677,000 at December 31, 1996 accrue interest at 12% per annum but require semi-annual cash interest payments at a minimum rate per annum of 3.5%. Interest above the minimum may be paid currently or deferred at the option of Security Capital. Any deferred interest accrues interest at 12% and is due upon maturity. The Board of Directors of Security Capital approved a cash interest payment rate of 10.535% and 9.939% per annum for 1997 and 1996, respectively.

Security Capital's convertible subordinated debentures due March 29, 2016 (the 2016 Convertible Debentures) totaling $323,024,000 at June 30, 1997 and $226,520,000 at December 31, 1996 accrue interest at 6.5% per annum and require semi-annual interest payments on the last business day of June and December.

The principal amount of the 2014 and 2016 Convertible Debentures are convertible into Security Capital common stock at $1,046.00 and $1,153.90 per share, respectively, at the option of the holder any time after the earlier to occur of (i) the first anniversary of Security Capital's initial public offering of its common stock, (ii) July 1, 1999 and March 29, 2001 for the 2014 and 2016 Convertible Debentures, respectively, (iii) the consolidation or merger of Security Capital with another entity (other than a merger in which Security Capital is the surviving entity) or any sale or disposition of substantially all the assets of Security Capital or (iv) notice of redemption of the debentures by Security Capital. On conversion of the 2014 Convertible Debentures, any accrued and unpaid deferred interest shall be deemed to be paid in full upon delivery of the common shares to the debenture holder. Security Capital may redeem the 2014 Convertible Debentures at any time and the 2016 Convertible Debentures may be redeemed at any time after March 29, 1999. To redeem the debentures, Security Capital must provide not less than 60 days nor more than 90 days prior written notice to the holders. The redemption price is par plus any accrued and unpaid interest to the redemption date.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Interest:
Security Capital capitalizes interest as part of the cost of real estate projects under development. During the six months ended June 30, 1997 and 1996, the total interest paid on all outstanding debt was $59,663,000 and $49,377,000, respectively, including $13,310,000 and $4,585,000, respectively, which was capitalized. Costs incurred in connection with the issuance or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan in the case of issuance costs or twelve months in the case of renewal costs. Amortization of deferred financing costs included in interest expense for the six months ended June 30, 1997 and 1996 was $1,464,000 and $1,328,000, respectively.

(5) SHAREHOLDERS' EQUITY

On April 17, 1997 Security Capital shareholders approved an amended and restated charter which created Class A and Class B Shares. All outstanding common stock as of April 18, 1997 was automatically changed to Class A Shares. All references to Security Capital common stock are to Class A Shares unless otherwise noted (See note 2 regarding registration statements filed with the SEC).

Included in general, administrative and other expenses is a $6.6 million non-cash, nonrecurring charge associated with an exchange of Security Capital shares for shares of a corporate entity owned by Security Capital's chairman, whose sole assets were warrants and options to purchase Security Capital shares. This charge represents the value applicable to the holder's ability to defer exercising the warrants and options until 2002 in accordance with their terms.

Per Share Data:
Per share data is computed based on weighted average shares outstanding during the period. In the computation of net loss per common share, outstanding options and warrants are not included as common stock equivalents as to do so would have an anti-dilutive effect. In the computation of net earnings per common share, outstanding options and warrants are included as common stock equivalents using the treasury stock method. The conversion of convertible debt and preferred stock into common shares is not assumed as the effect would be anti-dilutive.

In February 1997, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 128, Earnings Per Share, (SFAS No. 128). The new statement is effective December 31, 1997. At that time, Security Capital will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options and warrants will be excluded. The result would be an increase in earnings per share for the six months ended June 30, 1997 of $.13 per share, with no material effect on the six months ended June 30, 1996 or the three months ended June 30, 1997 and 1996.

(6) INCOME TAXES

Security Capital accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes (SFAS No. 109). Security Capital files a consolidated federal income tax return. Homestead also accounts for income taxes under SFAS No. 109 and its tax effects are included in Security Capital's consolidated financial statements. Homestead files a separate Federal income tax return. ATLANTIC has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, no provision has been made in Security Capital's consolidated financial statements for federal income taxes for ATLANTIC's operations.

Security Capital had tax net operating loss carryforwards of approximately $64,000,000 at June 30, 1997. Approximately $20,000,000 of these loss carryforwards relate to the REIT and property management companies that are being sold (see note 2). Security Capital will be unable to use these carryforwards if the transactions are consummated. If not previously utilized, the loss carryforwards will expire beginning 2005 through 2010. Utilization of existing net operating loss carryforwards is limited by IRC Section 382 (limitation on net operating loss carryforwards following ownership change) and the Separate Return Limitation Year (SRLY) rules.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Security Capital's deferred tax assets relate primarily to its net operating loss carryforwards and such deferred tax assets are completely offset by a valuation allowance. Deferred tax liabilities result from Security Capital's investments in equity method operating companies.

(7) COMMITMENTS AND CONTINGENCIES

Security Capital and its investees are parties to various claims and routine litigation arising in the ordinary course of business. Based on discussion with legal counsel, Security Capital does not believe that the results of all claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

Security Capital's investees are subject to environmental and health and safety laws and regulations related to the ownership, operation, development and acquisition of real estate. Under such laws and regulations, Security Capital may be liable for, among other things, the costs of removal or remediation of certain hazardous substances, including asbestos-related liability. Such laws and regulations often impose liability without regard to fault.

As part of due diligence procedures, Security Capital's investees conduct Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to Security Capital's results of operations. Security Capital and its investees are not aware of any environmental condition on any of their properties which is likely to have a material adverse effect on its financial condition or results of operations.

At June 30, 1997, Security Capital had approximately $264,700,000 of unfunded development commitments for developments under construction. ATLANTIC and Homestead's commitments were $96,700,000 and $168,000,000, respectively.

(8) RECENT ACCOUNTING PRONOUNCEMENTS

In March 1997, the FASB released Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure. Security Capital already complies with the requirements of the Statement which is effective for periods ending after December 15, 1997.

The FASB also released Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130), governing the reporting and display of comprehensive income and its components, and Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131), requiring that all public businesses report financial and descriptive information about their reportable operating segments. Both Statements are applicable to reporting periods beginning after December 15, 1997. The impact of adopting SFAS No. 130 is not expected to be material to the consolidated financial statements or notes to consolidated financial statements. Management is currently evaluating the effect of SFAS No. 131 on consolidated financial statement disclosures.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Security Capital Group Incorporated:

We have audited the accompanying consolidated balance sheets of Security Capital Group Incorporated and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules referred to below based on our audits. We did not audit the financial statements and accompanying Schedule IIIs of Security Capital Pacific Trust, Security Capital Atlantic Incorporated, Security Capital U.S. Realty and Homestead Village Incorporated, for which the accompanying statements reflect $2,315,847,000 (79.1%) and $1,316,951,000
(71.0%) of the total consolidated assets of Security Capital Group Incorporated and subsidiaries as of December 31, 1996 and 1995, respectively, and $289,515,000 (72.7%), $128,589,000 (64.1%) and $84,841,000 (54.1%) of the total consolidated income in the consolidated statements of operations of Security Capital Group Incorporated and subsidiaries for each of the three years ended December 31, 1996, respectively. Those statements and the accompanying Schedule IIIs were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Group Incorporated and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The attached Schedules I and III are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, based on our audits and the reports of other auditors, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
February 28, 1997

(except with respect to the matters discussed in Note 11, as to which the date is April 18, 1997)

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                                             ------------------

                        ASSETS                               1996        1995
                        ------                         ----------  ----------
Investments, at equity:
  Security Capital Industrial Trust                    $  548,194  $  498,916
  Security Capital Pacific Trust                          374,317     410,793
  Security Capital U.S. Realty                            516,426      20,334
                                                       ----------  ----------
                                                        1,438,937     930,043
                                                       ----------  ----------
Real estate, less accumulated depreciation, held by:
  Security Capital Atlantic Incorporated                1,116,069     865,367
  Homestead Village Incorporated                          249,304           -
                                                       ----------  ----------
                                                        1,365,373     865,367
                                                       ----------  ----------
Total real estate investments                           2,804,310   1,795,410
Cash and cash equivalents                                  23,662      13,708
Other assets                                              101,312      45,938
                                                       ----------  ----------
Total assets                                           $2,929,284  $1,855,056
                                                       ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
  Lines of credit                                      $  262,000  $  272,000
  Mortgage notes payable                                  257,099     118,524
  Convertible debt                                        940,197     718,611
  Accrued interest on convertible debt                     42,450      24,523
  Accounts payable and accrued expenses                    83,427      33,520
  Deferred income taxes                                    30,872           -
                                                       ----------  ----------
Total liabilities                                       1,616,045   1,167,178
                                                       ----------  ----------
Minority interests                                        394,537     159,339
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 20,000,000 shares
   authorized, 1,209,009 and 994,791 shares issued and
   outstanding in 1996 and 1995, respectively                  12          10
  Series A Preferred stock, $.01 par value; 139,000
   shares issued and outstanding in 1996; stated
   liquidation preference of $1,000 per share             139,000           -
  Additional paid-in capital                              985,392     766,298
  Accumulated deficit                                    (205,702)   (237,769)
                                                       ----------  ----------
Total shareholders' equity                                918,702     528,539
                                                       ----------  ----------
Total liabilities and shareholders' equity             $2,929,284  $1,855,056
                                                       ==========  ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    ---------------------------

                                              YEARS ENDED DECEMBER 31,
                                                1996       1995        1994
                                          ---------- ----------  ---------
INCOME:
  Equity in earnings of:
    Security Capital Industrial Trust     $   25,439  $  20,975    $     -
    Security Capital Pacific Trust            39,864     24,646      8,812
    Security Capital U.S. Realty             103,170         64          -
  Rental revenues                            145,907    103,634     55,071
  Services Division revenues from related
   parties                                    77,512     49,404          -
  Other income, net                            6,230      1,811        312
  Security Capital Industrial Trust
   income                                          -          -     71,702
  Security Capital Pacific Incorporated
   income                                          -          -     20,958
                                          ---------- ----------  ---------
                                             398,122    200,534    156,855
                                          ---------- ----------  ---------
EXPENSES:
  Rental expenses                             58,259     40,534     23,052
  Services Division expenses                  79,296     56,317          -
  Depreciation and amortization               26,598     18,109      8,770
  Interest expense--convertible debt          93,912     78,785     29,647
  Interest expense--other obligations         23,312     25,019     14,481
  Loss on exchange of convertible notes
   for stock and debentures                        -          -      5,650
  General, administrative and other           32,617     20,197      6,172
  Costs incurred in acquiring Services
   Division from related party                     -    158,444          -
  Security Capital Industrial Trust
   expenses                                        -          -     46,561
  Security Capital Pacific Incorporated
   expenses                                        -          -     15,030
                                          ---------- ----------  ---------
                                             313,994    397,405    149,363
                                          ---------- ----------  ---------
Earnings (loss) before income taxes and
 minority interests                           84,128   (196,871)     7,492
Provision for income taxes                    30,872          -          -
Minority interests in net earnings of
 subsidiaries                                 13,370      4,763     15,177
                                          ---------- ----------  ---------
Net earnings (loss)                           39,886   (201,634)    (7,685)
Less Series A Preferred Stock dividends        7,819          -          -
                                          ---------- ----------  ---------
Net earnings (loss) attributable to
 common shares and common equivalent
 shares                                   $   32,067  $(201,634)  $ (7,685)
                                          ========== ==========  =========
Weighted average common shares
 outstanding                               1,133,711    896,681    458,945
                                          ========== ==========  =========
Net earnings (loss) per common share and
 common equivalent share                  $    28.28 $  (224.87)  $ (16.74)
                                          ========== ==========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                         (IN THOUSANDS, EXCEPT SHARES)

                     ----------------------------------------------------------

                                                          SERIES A
                                                         PREFERRED
                                                          STOCK AT
                                    COMMON     COMMON    AGGREGATE ADDITIONAL                      TOTAL
                                    SHARES  SHARES AT  LIQUIDATION    PAID-IN  ACCUMULATED SHAREHOLDERS'
                               OUTSTANDING  PAR VALUE   PREFERENCE    CAPITAL      DEFICIT        EQUITY
                               ----------- ---------   ----------- ----------  ----------- -------------
Balances at December 31, 1993     246,322    $ 2.463     $      -  $ 298,964     $ (5,143)  $  293,823
 Subscriptions receivable
  collected                        19,281      0.193            -     26,994            -       26,994
 Sale of subscriptions for
  common shares, net of
  offering costs                  587,081      5.870            -    690,646            -      690,652
 Less subscriptions
  receivable                     (243,862)    (2.439)           -   (215,086)           -     (215,088)
 Distribution of convertible
  subordinated debentures               -          -            -   (417,185)           -     (417,185)
 Cash distributions                     -          -            -          -      (11,652)     (11,652)
 Net loss                               -          -            -          -       (7,685)      (7,685)
                               ---------   ---------   ---------   ---------   ---------    ----------
Balances at December 31, 1994     608,822    $ 6.087     $      -  $ 384,333     $(24,480)  $  359,859
 Retirement of shares in
  connection with the
  purchase of GROUP               (40,252)    (0.403)           -    (26,618)     (11,655)     (38,273)
 Issuance of shares in
  connection with the
  purchase of GROUP               135,261      1.353            -    163,529            -      163,530
 Issuance of common shares on
  January 1 for 7.25% and 7%
  convertible notes                43,493      0.435            -     26,643            -       26,644
 Subscriptions receivable
  collected                       243,862      2.439            -    215,086            -      215,088
 Exercise of stock options            538      0.005            -        140            -          140
 Interest Reinvestment Plan         3,683      0.037            -      3,536            -        3,536
 Issuance of common shares             26          -            -         24            -           24
 Repurchase of common shares         (642)    (0.006)           -       (375)           -         (375)
 Net loss                               -          -            -          -     (201,634)    (201,634)
                               ---------   ---------   ---------   ---------   ---------    ----------
Balances at December 31, 1995     994,791    $ 9.947     $      -  $ 766,298    $(237,769)  $  528,539
 Sale of subscriptions for
  common shares, net of
  offering costs                  307,958      3.080            -    320,116            -      320,119
 Less subscriptions
  receivable                      (92,012)    (0.920)           -    (96,521)           -      (96,522)
 Issuance of Series A
  preferred stock                       -          -      139,000          -            -      139,000
 Repurchase of common shares      (12,326)    (0.123)           -    (11,483)           -      (11,483)
 Interest Reinvestment Plans        5,214      0.052            -      5,516            -        5,516
 Exercise of stock options          5,353      0.054            -      1,430            -        1,430
 Issuance of common shares             31          -            -         36            -           36
 Net earnings                           -          -            -          -       39,886       39,886
 Series A preferred stock
  dividends                             -          -            -          -       (7,819)      (7,819)
                               ---------   ---------   ---------   ---------   ---------    ----------
Balances at December 31, 1996   1,209,009    $12.090     $139,000  $ 985,392    $(205,702)  $  918,702
                               =========   =========   =========   =========   =========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   ----------------------------

                                              YEARS ENDED DECEMBER 31,
                                          ----------------------------------
                                                1996        1995        1994
                                          ---------   ---------   ----------
OPERATING ACTIVITIES:
Net earnings (loss)                       $  39,886   $(201,634)  $   (7,685)
Adjustments to reconcile net earnings
 (loss) to cash flows provided by
 operating activities:
  Costs incurred in acquiring Services
   Division                                       -     158,444            -
  Provision for deferred income taxes        30,872           -            -
  Minority interests                         13,370       4,763       15,177
  Equity in earnings of unconsolidated
   investees                               (168,473)    (45,685)      (8,812)
  Distributions from unconsolidated
   investees                                 74,653      62,838       13,169
  Depreciation and amortization              26,598      18,109        8,770
  Amortization of deferred financing
   costs                                      2,923       2,404        1,283
  Other                                      (2,792)          -            -
Increase in other assets                    (21,172)     (5,053)      (3,830)
Increase in accrued interest on
 convertible debt                            17,927      18,195        6,807
Increase in accounts payable and accrued
 expenses                                    20,799       1,289       16,822
Net operating cash flows of:
  Security Capital Industrial Trust               -           -       22,121
  Security Capital Pacific Incorporated           -           -        1,680
                                          ---------   ---------   ----------
        Net cash flows provided by
         operating activities                34,591      13,670       65,502
                                          ---------   ---------   ----------
INVESTING ACTIVITIES:
  Real estate properties                   (396,578)   (259,008)    (392,718)
  Disposition of real estate properties      61,872      23,859            -
  Investment in shares of:
    Security Capital Industrial Trust       (64,528)   (100,113)           -
    Security Capital Pacific Trust                -     (50,000)     (73,843)
    Security Capital U.S. Realty           (392,922)       (300)           -
  Purchase of Security Capital Atlantic
   Incorporated minority interest           (30,700)    (83,972)           -
  Advances on notes receivable from
   Security Capital U.S. Realty                   -     (53,000)           -
  Payment on notes receivable from
   Security Capital U.S. Realty                   -      33,030            -
  Cash acquired in purchase of GROUP              -       4,940            -
  Other                                      (9,453)     (9,354)           -
  Net investing cash flows of:
    Security Capital Industrial Trust             -           -     (631,871)
    Security Capital Pacific
     Incorporated                                 -           -     (132,921)
                                          ---------   ---------   ----------
        Net cash flows used in investing
         activities                        (832,309)   (493,918)  (1,231,353)
                                          ---------   ---------   ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                          YEARS ENDED DECEMBER 31,
                                      ----------------------------------
                                            1996        1995        1994
                                      ---------   ---------   ----------
FINANCING ACTIVITIES:
  Proceeds from lines of credit       $ 778,000   $ 695,000   $  999,121
  Payments on lines of credit          (788,000)   (734,525)    (717,596)
  Proceeds from mortgage notes
   payable                               45,863           -            -
  Principal payments on mortgage
   notes payable                         (1,101)     (7,001)        (190)
  Increase in accounts payable--
   developments                           6,599           -            -
  Proceeds from issuance of
   convertible debt                     229,426     184,990       48,228
  Proceeds from sale of common
   shares, net of expenses              230,579     218,786      502,560
  Proceeds from sale of preferred
   stock                                139,000           -            -
  Distributions paid to shareholders          -           -      (11,652)
  Distributions paid to minority
   interest holders                     (19,090)     (8,404)      (3,887)
  Debt issuance costs                    (5,688)     (6,265)      (9,303)
  Proceeds from issuance of stock to
   minority interest holders            219,226     144,884        3,348
  Repurchase of common shares           (11,483)       (375)           -
  Retirement of convertible debt         (7,840)       (194)           -
  Preferred dividends paid               (7,819)          -            -
  Net financing cash flows of:
    Security Capital Industrial Trust         -           -      312,608
    Security Capital Pacific
     Incorporated                             -           -       43,652
                                      ---------   ---------   ----------
        Net cash flows provided by
         financing activities           807,672     486,896    1,166,889
                                      ---------   ---------   ----------
Net increase in cash and cash
 equivalents                              9,954       6,648        1,038
Cash and cash equivalents, beginning
 of year                                 13,708       7,060        6,022
                                      ---------   ---------   ----------
Cash and cash equivalents, end of
 year                                 $  23,662   $  13,708   $    7,060
                                      =========   =========   ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                              YEARS ENDED DECEMBER 31,
                                          ---------------------------------
                                                1996        1995        1994
                                          ---------   ---------   ---------
NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
Homestead purchase from PTR:
  Depreciated cost of assets acquired      $177,983   $       -    $      -
  Liabilities assumed                       (11,818)          -           -
  Convertible mortgages issued              (75,946)          -           -
  Reallocation of investment in PTR to
   Homestead                                (42,376)          -           -
  Minority interest contributed             (48,271)          -           -
  Net cash acquired                             428           -           -
                                          ---------   ---------   ---------
                                           $      -   $       -    $      -
                                          =========   =========   =========
Dividend distribution declared for 1st
 quarter 1997 to minority interest
 holders                                   $  6,375   $       -    $      -
                                          =========   =========   =========
Purchase of GROUP on January 1, 1995:
  Fair value of identifiable assets
   acquired, net of cash                   $      -    $ 86,476    $      -
  Costs incurred in acquiring Services
   Division                                       -     158,444           -
  Liabilities assumed                             -     (16,152)          -
  Securities issued                               -    (233,708)          -
  Net cash acquired                               -       4,940           -
                                          ---------   ---------   ---------
                                           $      -   $       -    $      -
                                          =========   =========   =========
Exchange of 7.25% and 7.0% convertible
 notes:
  Issuance of securities to convertible
   note holders:
    -convertible subordinated debentures   $      -   $  32,947    $      -
    -common stock, including value
     attributable to induced conversion           -      26,644           -
  Retirement of 7.25% and 7.0%
   convertible notes                              -     (53,201)          -
  Loss on exchange of convertible notes           -      (5,650)          -
  Reduction in interest accrued on
   convertible notes                              -        (740)          -
                                          ---------   ---------   ---------
                                           $      -   $       -    $      -
                                          =========   =========   =========
Assumption of existing mortgage notes
 payable in conjunction with real estate
 acquired                                  $ 17,867   $  24,678    $274,086
                                          =========   =========   =========
Exchange of ownership interest in
 Security Capital Pacific Incorporated
 for ownership interest in Security
 Capital Pacific Trust                     $      -   $ 135,996    $      -
                                          =========   =========   =========
Receipt of Security Capital U.S. Realty
 shares in satisfaction of indebtedness    $      -   $  19,970    $      -
                                          =========   =========   =========
Reduction of mortgages payable upon sale
 of property                               $      -   $  (6,500)   $      -
                                          =========   =========   =========
Increase in minority interest as
 consideration for real estate acquired    $      -   $       -    $100,000
                                          =========   =========   =========
Minority ownership interest contributed    $      -   $       -    $ 16,780
                                          =========   =========   =========
Distribution of convertible subordinated
 debentures                                $      -   $       -    $417,185
                                          =========   =========   =========
Disposition proceeds applied to real
 estate purchase                           $      -   $       -    $    113
                                          =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business:
Security Capital Group Incorporated ("Security Capital"), formerly Security Capital Realty Incorporated, is a corporation organized under the laws of the state of Maryland engaged in the creation and operation of real estate operating companies. Security Capital has invested in five operating companies (the "Capital Division"). Three such investees are highly focused, fully integrated real estate operating companies formed as real estate investment trusts (REITs), which own, develop, acquire, and operate income-producing multifamily properties and distribution facilities. The fourth investee is a European-based company formed with the objective of owning strategic positions in United States real estate operating companies focused on specific subsectors of retail, office and other well researched property types. The fifth investee develops, owns and operates moderately priced, extended-stay lodging properties across the United States. Security Capital also includes a "Services Division", which provides management and property management services to the companies in which Security Capital has made investments. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services.

Merger:
Security Capital was formed by the merger of two affiliated, but not commonly controlled, entities on January 1, 1995. Security Capital Group Incorporated ("GROUP"), a Delaware corporation, which consisted of the Services Division companies, was merged with and into Security Capital Realty Incorporated ("REALTY"). Subsequently REALTY changed its name to that of its merged affiliate, Security Capital Group Incorporated, and the combined entity is referred to herein as Security Capital. For purposes of determining the value of GROUP's Services Division companies acquired by REALTY on January 1, 1995, Security Capital calculated for the six month period ending December 31, 1994 and for each of the years ending December 31, 1997, 1996 and 1995, the projected management fees, net of operating overhead, which Security Capital would have received under existing management agreements for assets currently owned or forecasted to be owned by the operating companies during this time period. Security Capital then multiplied the 1997 net operating income derived from such fees by a multiple of 9.0x and discounted this value along with the net operating income derived from such fees between 1994 and 1996 back to July 1, 1994 using an annual discount rate of 17.5%. In the merger, all of GROUP's outstanding stock and principal amount of GROUP convertible subordinated debentures were exchanged for REALTY stock and REALTY convertible subordinated debentures due June 30, 2014 (the "2014 Convertible Debentures"). REALTY issued 135,261 shares of common stock, $70,178,000 of 2014 Convertible Debentures and options to acquire 58,772 shares of REALTY common stock and $29,298,000 of 2014 Convertible Debentures for an aggregate securities issuance of $233,708,000. The REALTY options were issued in exchange for GROUP options and warrants held by certain employees and directors and such options are exercisable subject to their prior terms regarding vesting and aggregate exercise price.

The Services Division companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". Accordingly, the excess of the aggregate value of the securities issued ($233,708,000) over the fair value of the net tangible assets acquired ($75,264,000) has been recorded as "Costs incurred in acquiring Services Division from related party" ($158,444,000) in the accompanying 1995 Consolidated Statement of Operations.

Principles of Financial Presentation:
The accompanying consolidated financial statements include the results of Security Capital, its majority-owned operating companies (Security Capital Atlantic Incorporated and Homestead Village Incorporated) and its wholly owned Services Division subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest is comprised of the minority shareholders of Security Capital Atlantic Incorporated and Homestead Village Incorporated.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Security Capital accounts for its 20% or greater (but not more than 50%) owned investees by the equity method. For an investee accounted for under the equity method, Security Capital's share of net earnings or losses of the investee is reflected in income as earned and dividends are credited against the investment as received.

Cash and Cash Equivalents:
Security Capital considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

Real Estate and Depreciation:
Real estate is carried at cost, which is not in excess of net realizable value. Costs directly related to the acquisition, renovation or development of real estate for Security Capital's majority-owned operating companies are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

Repairs and maintenance are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

Depreciation is computed over the expected useful lives of depreciable property on a straight-line basis. Properties are depreciated principally over the useful lives of 20 to 40 years for multifamily and extended-stay buildings and improvements and 2 to 10 years for furnishings and other equipment.

Interest:
Security Capital capitalizes interest as part of the cost of real estate projects under development. During 1996, 1995 and 1994, the total interest paid on all outstanding debt was $100,423,000, $82,336,000 and $46,760,000, respectively, including $11,448,000, $4,404,000 and $3,184,000, respectively, which was capitalized.

Cost of Raising Capital:
Costs incurred in connection with the issuance of common shares are deducted from shareholders' equity. Costs incurred in connection with the issuance or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan in the case of issuance costs or twelve months in the case of renewal costs. Amortization of deferred financing costs included in interest expense for the years ended December 31, 1996, 1995 and 1994 was $2,923,000, $2,404,000 and $2,387,000, respectively.

Revenue Recognition:
Rental, fee and interest income are recorded on the accrual method of accounting. A provision for possible loss is made when collection of receivables is considered doubtful.

Per Share Data:
Per share data is computed based on weighted-average shares outstanding during the period. In the computation of net loss per common share, outstanding options and warrants are not included as common stock equivalents as to do so would have an anti-dilutive effect. In the computation of net earnings per common share, outstanding options and warrants are included as common stock equivalents using the treasury stock method. The conversion of convertible debt into common shares is not assumed as the effect would be anti-dilutive.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncement:
Properties and other long-lived assets are periodically evaluated for impairment and provisions for possible losses are made if required. Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Long-Lived Assets And For Long-Lived Assets To Be Disposed Of, has been adopted by Security Capital and its affiliates, as required, effective January 1, 1996. The adoption of this accounting standard had no material impact on the financial statements as of the date of adoption.

Reclassifications:
Certain amounts in the 1995 and 1994 consolidated financial statements and notes to consolidated financial statements have been reclassified to conform to the 1996 presentation.

2. SERVICES DIVISION

Certain Security Capital Services Division subsidiaries, under the terms of separate agreements, manage the operations of the separate REITs ("REIT Managers"), provide property management services to those REITs ("Property Managers") and manage the operations of Security Capital U.S. Realty ("SC-USREALTY") ("Operating Advisor"). Each REIT Manager is paid a REIT management fee based on a percentage of the REIT's pre-management fee cash flow, after deducting actual and assumed regularly scheduled principal payments for long-term debt and dividends paid on non-convertible preferred shares, as defined in the REIT Management Agreements. The fee is generally 16% of cash flow, as so defined, for the REIT. Property management fees are at market rates and are paid separately to Security Capital's property management subsidiaries. The REIT and Property Management Agreements are generally one year in term, renewable annually by the REIT and cancelable upon sixty days notice. The Operating Advisor is paid a management fee of 1.25% of SC-USREALTY's investments at fair value (other than liquid short-term investments and investments in Security Capital). The Operating Advisor agreement dated August 7, 1995 is for a term of two years, renewable every two years on the same terms and cancelable upon sixty days notice.

There were no Services Division revenues reported for the year ended 1994. These subsidiaries were acquired January 1, 1995 in the GROUP/REALTY merger. See Note 1.

In late January 1997, Security Capital made a proposal to Security Capital Industrial Trust, Security Capital Pacific Trust and Security Capital Atlantic Incorporated to exchange the REIT and Property Managers for additional shares of the respective REITs. As a result of the proposed transaction, each of the REITs would become internally managed. The board of trustees or directors of each REIT has appointed a special committee comprised of independent directors or trustees to review the proposed transaction. The proposed transaction is subject to approval (see Note 11) by each REIT's special committee as well as its board of directors or trustees and shareholders.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

REIT, Property and Operating Advisor management fees for the years ended December 31, 1996 and 1995 were earned from the following sources (in thousands):

                                                     ------------------

                                                              1996       1995
                                                        ---------  ---------
      REIT management fees:
        Security Capital Industrial Trust                 $21,472    $14,207
        Security Capital Pacific Trust                     22,191     20,354
        Security Capital Pacific Incorporated                   -        581
        Security Capital Atlantic Incorporated             10,445      6,923
                                                        ---------  ---------
                                                           54,108     42,065
                                                        ---------  ---------
      Property management fees:
        Security Capital Industrial Trust                  11,781      5,251
        Security Capital Pacific Trust                     11,466      8,805
        Security Capital Pacific Incorporated                   -        107
        Security Capital Atlantic Incorporated              4,244      3,499
                                                        ---------  ---------
                                                           27,491     17,662
                                                        ---------  ---------
      Security Capital U.S. Realty advisory fee             8,041         99
      Security Capital Markets Group Incorporated fees      2,561          -
                                                        ---------  ---------
      Total Services Division revenues                     92,201     59,826
        Less amounts eliminated in consolidation           14,689     10,422
                                                        ---------  ---------
      Consolidated Services Division revenues             $77,512    $49,404
                                                        =========  =========

Services Division expenses in the accompanying Consolidated Statements of Operations represent direct operating expenses consisting primarily of payroll, occupancy and related costs.

3. REAL ESTATE INVESTMENTS:

Security Capital holds investments at December 31, 1996 through its wholly-owned subsidiary, SC Realty Incorporated ("SC Realty"), as follows:

  . Security Capital Industrial Trust ("SCI"), a publicly held REIT, acquires, develops, markets, operates and owns distribution facilities and develops master-planned distribution parks and build-to-suit facilities throughout the United States. At December 31, 1996 and 1995, Security Capital owned 46.00% and 48.33%, respectively, of the issued and outstanding common shares of beneficial interest of SCI. During 1996 and 1995, Security Capital accounted for its investment in SCI by the equity method as Security Capital's ownership in SCI fell below 50% upon completion of SCI's September 1995 rights offering. In 1994, Security Capital consolidated SCI's accounts.

  . Security Capital Pacific Trust ("PTR"), a publicly held REIT, primarily owns, develops, acquires and operates income-producing multifamily properties in the western United States. On March 23, 1995, Security Capital Pacific Incorporated ("PACIFIC"), a real estate investment trust owned 97.61% by Security Capital, was merged with and into PTR, and PTR changed its name to Security Capital Pacific Trust. In the merger each share of PACIFIC was converted into 0.611 shares of PTR. At December 31, 1996 and 1995, Security Capital owned 36.28% and 37.93%, respectively, of the issued and outstanding common shares of beneficial interest of PTR.

     Security Capital accounts for its investment in PTR by the equity method. Due to PACIFIC's merger into PTR in 1995, Security Capital has accounted for its investment in PACIFIC in 1995 by the equity method and combined such amounts with PTR's in the accompanying 1995 consolidated financial statements. In 1994, Security Capital consolidated PACIFIC's accounts.

  . Security Capital Atlantic Incorporated ("ATLANTIC"), a publicly held REIT as of October 18, 1996, owns, acquires, develops and operates income-producing multifamily properties in the southeastern United States. In consideration for Security Capital's participation in ATLANTIC's March 31, 1995 and

                      SECURITY CAPITAL GROUP INCORPORATED
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     November 15, 1995 private placement offerings, ATLANTIC assumed Security Capital's Put Obligations to purchase 3,750,000 shares of ATLANTIC stock, owned by the holder of the Put Obligations, at a total cost of $83,920,000. On July 1, 1996, Security Capital purchased 1,250,000 shares of ATLANTIC stock from a minority interest holder at a total cost of $30,663,000. On October 18, 1996, Security Capital purchased an additional 416,666 shares of ATLANTIC in ATLANTIC's initial public offering at a cost of $24 per share. At December 31, 1996 and 1995, Security Capital owned 56.86% and 71.60%, respectively, of the issued and outstanding common shares of ATLANTIC. Security Capital consolidates ATLANTIC's accounts in the accompanying consolidated financial statements.

  . SC-USREALTY is a Luxembourg real estate corporation formed at the direction of Security Capital with the objective of becoming one of Europe's preeminent publicly held real estate entities that will principally own real estate through strategic positions in both public and private real estate companies in the United States. Security Capital made its first investment of $19,970,000 in SC-USREALTY, by converting $19,970,000 of the principal of a $53,000,000 note receivable to an investment in 1,997,000 shares of SC-USREALTY, on October 30, 1995 as part of its subscription commitment. Security Capital has funded total subscriptions of $200,000,000 for the common stock of SC-USREALTY ($199,700,000 was invested by Security Capital and $300,000 by Security Capital (EU) Management S.A., a wholly-owned subsidiary of Security Capital and the advisor to SC-USREALTY). In addition to the subscriptions, on July 1, 1996, Security Capital purchased 9,132,420 shares of SC-USREALTY in a public European offering at a cost of $11.06 per share and an additional 6,282,241 shares in a public European offering, at a cost of $12.44 a share, on December 17, 1996. Also, during 1996, Security Capital purchased shares of SC-USREALTY with a total value of $34,041,000 in the open market and in a privately negotiated transaction. At December 31, 1996 and 1995 Security Capital owned 39.44% and 32.20%, respectively, of the issued and outstanding common shares of SC-USREALTY. Security Capital accounts for its investment in SC-USREALTY by the equity method.

  . On October 17, 1996, Security Capital, ATLANTIC and PTR completed the spin-off of their extended stay lodging assets to Homestead Village Incorporated ("Homestead"). As described below, upon consummation of the transaction, Homestead's common shares were held by Security Capital and shareholders of ATLANTIC and PTR. Given the common ownership of the "Homestead assets" before and after the spin-out, Security Capital did not record a gain on this transaction in its consolidated financial statements.

    Security Capital contributed the contractual rights (primarily fees) from the PTR and ATLANTIC REIT management agreements and property management agreements relating to the Homestead properties in exchange for 4,062,788 shares of Homestead common stock, including 2,150,892 shares which are in escrow and will be released as funds are advanced under the ATLANTIC and PTR Funding Commitment Agreements described below. In addition, Security Capital contributed the Homestead trademark, the operating system and certain Homestead development properties Security Capital had acquired as they were outside the target markets of ATLANTIC and PTR. Security Capital also received 817,694 warrants to purchase Homestead shares at $10 per share in exchange for providing funding to Homestead during the time between the execution of the merger agreement and the closing date and the use of office facilities for one year. Under the terms of an Investor Agreement, Homestead can require Security Capital to exercise all or a portion of its warrants with proper written notice.

    ATLANTIC and PTR contributed assets consisting of operating properties as well as properties under construction or in planning (or the rights to acquire such properties) and ATLANTIC contributed $16.8 million in cash. In addition, ATLANTIC and PTR entered into Funding Commitment Agreements to provide secured financing of up to $111.1 million and $199.0 million, respectively, to Homestead for completing the development and construction of the properties contributed in the transaction. ATLANTIC and PTR received 4,201,220 and 9,485,727 shares, respectively, of Homestead common stock in exchange for the assets contributed and 2,818,517 and 6,363,789 warrants, respectively, to purchase Homestead shares at $10 per share in exchange for entering into the Funding Commitment Agreements. ATLANTIC and PTR will receive convertible mortgage notes from Homestead as fundings occur under the Funding

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Commitment Agreements. On November 12, 1996 ATLANTIC and PTR distributed the Homestead common stock and warrants to their shareholders of record as of October 29,1996. This distribution caused Security Capital to receive an additional 5,831,613 shares of Homestead common stock and 3,912,328 warrants to purchase Homestead shares at $10 per share. Additionally, Security Capital made purchases of Homestead warrants in the open market totaling 206,400 shares for $1,312,807. Security Capital exercised $17,500,000 in warrants between October 17, 1996 and December 31, 1996.

    Security Capital's ownership of Homestead's outstanding common shares as of December 31, 1996 was 59.14%. In 1996, Security Capital consolidated Homestead's accounts in the accompanying consolidated financial statements.

Security Capital received dividends from its investees for the years ended December 31, 1996, 1995 and 1994 as follows (in thousands):

                                           ----------------------------

                      1996       1995       1994
                ---------  ---------  ---------
      SCI         $40,689    $32,233    $18,886
      PTR          33,963     28,244     13,169
      PACIFIC           -      2,361      5,389
      ATLANTIC     33,975     26,715     10,761
                ---------  ---------  ---------
                 $108,627    $89,553    $48,205
                =========  =========  =========

The following summarizes real estate investments of Security Capital's consolidated investees as of December 31, 1996 and 1995 (in thousands):

                                                     ------------------

                                                           1996       1995
                                                     ---------- ---------
      Multifamily properties (ATLANTIC):
        Operating properties                         $  952,770  $781,083
        Developments under construction                 194,587    95,293
        Developments in planning                          7,795    11,258
        Land held for future development                  2,083     1,294
                                                     ---------- ---------
      Subtotal                                        1,157,235   888,928
                                                     ---------- ---------
      Extended-stay lodging properties (Homestead):
        Operating properties                            129,035         -
        Developments under construction                 108,691         -
        Developments in planning                         12,256         -
        Land held for future development                  1,448         -
        Land held for sale                                5,590         -
                                                     ---------- ---------
      Subtotal                                          257,020         -
                                                     ---------- ---------
      Total real estate, at cost                      1,414,255   888,928
      Less accumulated depreciation                      48,882    23,561
                                                     ---------- ---------
      Total real estate                              $1,365,373  $865,367
                                                     ========== =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary balance sheet information for SCI as of December 31, 1996 and 1995 (in thousands):

                                                     ------------------

                                                          1996       1995
                                                    ---------- ----------
      Net real estate investments                   $2,399,600 $1,771,264
      Cash and other assets                             62,706     62,708
                                                    ---------- ----------
        Total assets                                $2,462,306 $1,833,972
                                                    ========== ==========
      Total liabilities                             $  805,933 $  639,040
      Minority interest                                 56,984     58,741
      Total shareholders' equity                     1,599,389  1,136,191
                                                    ---------- ----------
        Total liabilities and shareholders' equity  $2,462,306 $1,833,972
                                                    ========== ==========

Presented below is the summary statement of earnings information for SCI for the years ended December 31, 1996 and 1995 (in thousands):

                                                    ---------------------
                                                          1996       1995
                                                    ---------  ---------
      Rental and other income                        $233,434   $159,556
                                                    ---------  ---------
      Expenses:
        Rental expenses, net of recoveries             26,674     18,460
        Depreciation and amortization                  59,850     39,767
        Interest                                       38,819     32,005
        General and administrative, including REIT
         management fee                                25,410     17,280
                                                    ---------  ---------
                                                      150,753    107,512
                                                    ---------  ---------
      Net earnings before minority interest            82,681     52,044
        Minority interest share in net earnings         3,326      3,331
                                                    ---------  ---------
      Net earnings                                     79,355     48,713
        Less Preferred Share dividends                 25,895      6,698
                                                    ---------  ---------
      Net earnings attributable to common shares     $ 53,460   $ 42,015
                                                    =========  =========
      Security Capital share of net earnings         $ 25,439   $ 20,975
                                                    =========  =========

Presented below is the summary balance sheet information for PTR as of December 31, 1996 and 1995 (in thousands):

                                                    ---------------------
                                                          1996       1995
                                                    ---------- ----------
      Net real estate investments                   $2,245,619 $1,789,731
      Cash and other assets                             36,813     51,268
                                                    ---------- ----------
        Total assets                                $2,282,432 $1,840,999
                                                    ========== ==========
      Total liabilities                             $1,014,924 $  565,331
      Total shareholders' equity                     1,267,508  1,275,668
                                                    ---------- ----------
        Total liabilities and shareholders' equity  $2,282,432 $1,840,999
                                                    ========== ==========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary statement of earnings information for PTR for the years ended December 31, 1996, 1995 and 1994 (in thousands) (1995 information includes the operating results of PACIFIC):

                                           ----------------------------

                                                     1996       1995       1994
                                               ---------  ---------  ---------
      Rental and other income                   $326,246   $267,496   $186,105
                                               ---------  ---------  ---------
      Expenses:
        Rental expenses                          128,122    104,046     79,013
        Depreciation                              44,887     36,685     24,614
        Interest                                  35,288     19,584     19,442
        General and administrative, including
         REIT management fee                      24,730     22,862     16,317
                                               ---------  ---------  ---------
                                                 233,027    183,177    139,386
                                               ---------  ---------  ---------
      Earnings from operations                    93,219     84,319     46,719
        Gain on sale of investments               37,492          -          -
                                               ---------  ---------  ---------
      Net earnings                               130,711     84,319     46,719
        Less Preferred Share dividends            24,167     21,823     16,100
                                               ---------  ---------  ---------
      Net earnings attributable to common
       shares                                   $106,544   $ 62,496   $ 30,619
                                               =========  =========  =========
      Security Capital share of net earnings    $ 39,864   $ 24,646   $  8,812
                                               =========  =========  =========

Presented below is the summary balance sheet information for USREALTY as of December 31, 1996 and 1995 (in thousands):

                                                          ---------------------
                                                                1996       1995
                                                          ---------- ---------
      Investments in common shares of real estate
       operating companies, at fair value                 $1,408,140   $54,780
      Investment in common shares and debentures of
       Security Capital, at cost which approximates fair
       value                                                  22,500         -
      Cash and other assets                                   63,617     8,620
                                                          ---------- ---------
        Total assets                                      $1,494,257   $63,400
                                                          ========== =========
      Total liabilities                                   $  175,158   $   252
      Total shareholders' equity                           1,319,099    63,148
                                                          ---------- ---------
        Total liabilities and shareholders' equity        $1,494,257   $63,400
                                                          ========== =========

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Presented below is the summary statement of earnings information for USREALTY for the year ended December 31, 1996 and the period from inception (July 1, 1995) to December 31, 1995 (in thousands):

                                                        ---------------------
                                                              1996       1995
                                                        ---------  ---------
      Revenues:
        Dividends                                        $ 32,163       $504
        Realized gains                                      3,480          -
        Unrealized gains                                  252,294        126
        Other income                                        2,673         84
                                                        ---------  ---------
                                                          290,610        714
                                                        ---------  ---------
      Expenses:
        Interest on line of credit                          6,168        163
        General and administrative, including advisory
         fee                                               15,729        349
                                                        ---------  ---------
                                                           21,897        512
                                                        ---------  ---------
      Net earnings                                       $268,713       $202
                                                        =========  =========
      Security Capital share of net earnings             $103,170       $ 64
                                                        =========  =========

4. INDEBTEDNESS:

Lines of Credit:

At December 31, 1996, Security Capital and its consolidated REIT subsidiary, ATLANTIC, had revolving bank lines of credit. Security Capital has a $300,000,000 revolving line of credit with Wells Fargo Realty Advisors, Incorporated ("Wells Fargo") as agent for a group of lenders. The agreement is effective through November 15, 1998 with an option to renew for successive one year periods, with the approval of Wells Fargo and the participating lenders. Borrowings bear interest, at Security Capital's option, at either LIBOR plus 1.50% (1.75% prior to August 19, 1996) or a base rate (defined as the higher of Wells Fargo prime rate or the Federal Funds Rate plus .50%) with interest payable monthly in arrears. Commitment fees range from .125% to .25% per annum based on the average unfunded line of credit balance (such fees were .125% on all unfunded balances prior to October 1, 1996). Security Capital's line is secured by its holdings in SCI, PTR, ATLANTIC, SC-USREALTY and Homestead, including warrants to purchase shares of Homestead's common stock, as well as any unfunded subscriptions for Security Capital's common stock and convertible subordinated debentures. Subscriptions receivable for Security Capital's 1996 private placement offering totaled $193,045,000 as of December 31, 1996.

The Security Capital line of credit is a primary obligation of SC Realty. Security Capital guarantees the line. SC Realty is a legal entity which is separate and distinct from Security Capital and its affiliates, and has separate assets, liabilities, business functions and operations.

Dividends, redemptions, repurchases of stock, or other payments or transfers in respect of such stock are limited to 95% of Security Capital's cash flow available for distribution if no event of default has occurred and is continuing. During default, no such payments other than mandatory interest on subordinated debentures may be made. Additionally, dividends, redemptions, repurchases of stock, or other payments or transfers in respect of such stock are limited to 100% of SC Realty's cash flow available for distribution if no event of default has occurred and is continuing. During default, no such payments may be made.

On December 18, 1996, ATLANTIC obtained a $350,000,000 unsecured line of credit from Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), as agent for a group of lenders, that replaced its previous $350,000,000 secured line of credit. Borrowings bear interest at prime, or at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance of 0.1875%. The line of credit matures December 1998 and may be extended for one year with the approval of Morgan Guaranty and the other participating lenders.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100,000,000 of borrowings under the line of credit. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed rate of interest of 7.46% from February 5, 1996 to December 17, 1996 and 7.335% thereafter. Upon expiration of the existing swap agreement on February 5, 1997, a swap agreement with Morgan Guaranty took effect. The Morgan Guaranty agreement provides for a fixed rate of 7.325% on $100,000,000 of borrowing through February 5, 1998. The interest rate ATLANTIC will pay under the new agreement will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7% depending on the rating achieved. ATLANTIC paid $332,000 more in interest during 1996 than was received under the swap agreement. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

Each line requires maintenance of certain financial covenants. Security Capital, SC Realty and ATLANTIC were in compliance with all such covenants at December 31, 1996.

A summary of the lines of credit borrowings as of and for the years ended December 31, 1996 and 1995 is as follows (dollar amounts in thousands):

                                                     ------------------

                                                               1996        1995
                                                         ---------   ---------
      Total lines of credit                               $650,000    $600,000
      Borrowings outstanding at December 31,              $262,000    $272,000
      Weighted average daily borrowings                   $268,600    $238,650
      Maximum borrowings outstanding at any month end     $353,000    $383,500
      Weighted average daily interest rate                    7.34%       7.95%
      Weighted average interest rate as of December 31,       7.29%       7.70%

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Mortgage Notes Payable:
Mortgage notes payable, which are obligations of ATLANTIC and Homestead, consisted of the following at December 31, 1996 (dollar amounts in thousands):

                                      -----------------------------------------

                              INTEREST    MATURITY         PERIODIC  PRINCIPAL
MORTGAGE TYPE                     RATE        DATE    PAYMENT TERMS    BALANCE
-------------                 --------    -------- ---------------- ---------
Conventional fixed rate        7.125%      3/1/29  fully amortizing  $  8,021
Conventional fixed rate         8.75%      4/1/24  fully amortizing     6,343
Conventional fixed rate          7.0%      9/1/13  fully amortizing     5,888
Conventional fixed rate        7.750%     11/1/00        (a)            2,004
Conventional fixed rate        7.655%     7/01/02        (c)            5,933
Conventional fixed rate          8.0%     7/10/03        (b)            5,979
                                                                    ---------
                                                                       34,168
                                                                    ---------
Tax exempt fixed rate            6.0%      6/1/07   interest only      14,500
Tax exempt variable rate
 subject to 7 year interest
 rate protection agreement      6.48%(e)   6/1/25   interest only      23,085
Tax exempt variable rate
 subject to 7 year interest
 rate protection agreement      6.51%(e)   6/1/25   interest only      15,500
Tax exempt variable rate
 subject to 10 year interest
 rate protection agreement      6.74%(e)   6/1/25   interest only      64,635
Tax exempt variable note
 subject to 10 year interest
 rate protection agreement      6.18%(e)   6/1/25   interest only       5,000
Less amounts held in
 principal reserve fund (d)                                            (1,098)
                                                                    ---------
                                                                      121,622
                                                                    ---------
Convertible fixed rate (f)       9.0%     10/31/06  interest only     112,639
Less discount                                                         (11,330)
                                                                    ---------
                                                                      101,309
                                                                    ---------
                                                                     $257,099
                                                                    =========

--------
(a) Interest and principal payments due monthly; balloon payment of $1,849,000 due at maturity.
(b) Interest and principal payments due monthly; balloon payment of $5,556,000 due at maturity.
(c) Interest and principal payments due monthly; balloon payment of $5,539,000 due at maturity.
(d) ATLANTIC has a thirty-year credit enhancement agreement with the Federal National Mortgage Association related to eight tax-exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based upon a thirty-year amortization, into a principal reserve account.
(e) Interest rate is fixed through swap agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association.
(f) In connection with the Homestead spin-out transaction described in Note 3, Homestead executed a funding commitment agreement with PTR which provides borrowing capability in the amount of $199,000,000. Under this funding agreement, Homestead may call for funding from PTR through March 31, 1998 for the development of the projects acquired from PTR in the transaction. As a result of the fundings, PTR will receive convertible mortgage notes in stated amounts of up to $221,000,000. The notes are collaterized by Homestead properties.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

--------------------------------------------------------------------------------

 AMOUNTS OF                                    FIXED
    BONDS                 TERM            INTEREST RATE (1)                  ISSUER
 ----------               ----            ----------------                   ------
$23.1 million  June 1995 to June 2002           6.48%       General Re Financial Products Corporation
$64.6 million  June 1995 to June 2005           6.74        Morgan Guaranty Trust Company of NY
$5.0 million   March 1996 to March 2006         6.18        Morgan Guaranty Trust Company of NY
$15.5 million  August 1996 to August 2006       6.51        Morgan Stanley Derivative Products Inc.
                                                ----
Weighted-average interest rate                  6.64%
                                                ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.

ATLANTIC paid $1,832,000 more in interest during 1996 and $575,000 more in interest during 1995 than was received under the swap agreements. The swap agreements cover the principal amount of the bonds, net of amounts deposited in the principal reserve fund. ATLANTIC pays interest on that portion of bonds not covered by the swap agreements at the variable rates as provided by the mortgage agreements. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparties; however, ATLANTIC believes the risk of loss is minimal.

Real estate with an aggregate undepreciated cost at December 31, 1996 of $50,714,000 and $206,963,000 serves as collateral for the conventional mortgage notes payable and the tax-exempt mortgages, respectively.

Homestead issued warrants to PTR in exchange for entering into the funding commitment agreements (Note 3). The costs associated with the issuance of the warrants have been recorded as deferred financing costs. The premium/discount (i.e. the difference between the stated amount and the funded amount), the value attributable to the conversion feature, and the costs associated with the warrants are amortized to interest expense over the term of the related mortgage note payable using a method which approximates the effective interest method. The effective interest rate on the PTR convertible mortgage note payable after giving effect to the related discount, conversion feature, and warrants is estimated to be 13.56%.

The mortgage notes are convertible, at the option of PTR, into common shares of Homestead common stock beginning April 1, 1997. The conversion price is equal to one share of common stock for every $11.50 of principal amount outstanding.

Approximate principal payments due on mortgage notes payable during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

           1997        $  1,537
           1998           1,654
           1999           1,765
           2000           3,760
           2001           2,037
           Thereafter   246,346
                       --------
                       $257,099
                       ========

Convertible Debt:
Security Capital's 2014 Convertible Debentures totaling $713,677,000 at December 31, 1996 and $718,611,000 at December 31, 1995 accrue interest at 12% per annum but require semi-annual cash interest payments at a minimum rate per annum of 3.5%. Interest above the minimum may be paid currently or deferred at the option of Security

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Capital. Any deferred interest accrues interest at 12% and is due upon maturity. The Board of Directors of Security Capital approved a cash interest payment rate of 9.939% and 9.376% per annum for 1996 and 1995, respectively.

Security Capital's convertible subordinated debentures due March 29, 2016 (the "2016 Convertible Debentures") totaling $226,520,000 at December 31, 1996 and none at December 31, 1995 accrue interest at 6.5% per annum and require semi-annual interest payments on the last business day of June and December. Security Capital has received subscriptions from its March 1996 private placement offering for 2016 Convertible Debentures of $323,048,500.

The principal amount of the 2014 and 2016 Convertible Debentures are convertible into Security Capital common stock at $1,046.00 and $1,153.90 per share, respectively, at the option of the holder any time after the earlier to occur of (i) the first anniversary of Security Capital's initial public offering of its common stock, (ii) July 1, 1999 and March 29, 2001 for the 2014 and 2016 Convertible Debentures, respectively, (iii) the consolidation or merger of Security Capital with another entity (other than a merger in which Security Capital is the surviving entity) or any sale or disposition of substantially all the assets of Security Capital or (iv) notice of redemption of the debentures by Security Capital. On conversion of the 2014 Convertible Debentures, any accrued and unpaid deferred interest shall be deemed to be paid in full upon delivery of the common shares to the debenture holder. Security Capital may redeem the 2014 Convertible Debentures at any time and the 2016 Convertible Debentures may be redeemed at any time after March 29, 1999. To redeem the debentures, Security Capital must provide not less than 60 days nor more than 90 days prior written notice to the holders. The redemption price is par plus any accrued and unpaid interest to the redemption date.

5. SHAREHOLDERS' EQUITY:

Security Capital has received subscriptions from its March 1996 private placement offerings of securities totaling $785,097,000. Such subscriptions consist of preferred stock of $139,000,000, common stock of $323,048,500, and 2016 Convertible Debentures of $323,048,500.

On April 1, 1996 Security Capital issued 139,000 shares of its Series A Cumulative Convertible Redeemable Voting Preferred Stock ("Series A Preferred Shares"). The Series A Preferred Shares have a liquidation preference of $1,000 per share for an aggregate preference of $139,000,000 plus any accrued but unpaid dividends. The holder of the Series A Preferred Shares is entitled to voting rights, equal to the number of common shares into which the Series A Preferred Shares are convertible, on matters of amendments of Security Capital's Articles of Incorporation and merger of Security Capital, or sale of substantially all assets or liquidation or dissolution, and one-half of such number of common shares on other matters submitted to a vote of the common shareholders. Each Series A Preferred Share is convertible, at the option of the holder at any time, into 0.76184 of Security Capital common shares (a conversion price of $1,312.61 per share). In the event that the holder of the Series A Preferred Shares would be prohibited under the Bank Holding Company Act of 1956, as amended, from owning securities constituting or convertible into 5% or more of the outstanding common shares, then the conversion rights of the shares of Series A Preferred Shares by such holder shall be modified as follows: (i) the number of shares of Series A Preferred Shares held by such holder which may then be converted by such holder without resulting in such holder owning 5% or more of the common shares outstanding after such conversion shall be convertible into common shares; and (ii) any shares of Series A Preferred Shares held by such holder in excess of the number of shares which may then be converted as described in clause (i) will not be convertible into common shares until such time as (and only to the extent that) (A) such shares may be converted without resulting in such holder owning 5% or more of the common shares outstanding after such conversion or (B) such shares are held by a person not prohibited from owning securities constituting or convertible into 5% or more of common shares as described above. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash distributions at the rate of 7.5% of the liquidation preference per annum (equivalent to $75.00 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of each March, June, September and December or, if not a business day, the next succeeding business day. The Series A Preferred Shares are redeemable, at the option of Security Capital, after March 31, 1999.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Through December 31, 1996 Security Capital has received fundings for the issuance of 215,946 shares of common stock ($226,526,000) and 2016 Convertible Debentures ($226,526,000). Included in the fundings was $22,500,000 received from USREALTY. USREALTY has committed to a total subscription of $110,000,000 in Security Capital's offering.

Participants in Security Capital's Debenture Interest Reinvestment Plans may reinvest the cash portion of their interest payments applicable to Security Capital's 2014 and 2016 Convertible Debentures in Security Capital common stock at the estimated fair value per share determined as of the prior quarter end date. As of December 31, 1996, 74,602 shares of Security Capital's common stock have been reserved for issuance under these plans.

6. STOCK OPTION PLANS AND WARRANTS:

Security Capital has stock and convertible debenture option plans for directors, officers and key employees which provide for grants of non-qualified and incentive options. Prior to 1996, all options and warrants were issued in units consisting of common stock and 2014 Convertible Debentures. Such options must be exercised in units which consist of both shares and debentures. In 1996, most option grants were for common stock only. Shares totaling 262,615 have been reserved for options and warrants, including shares obtainable upon conversion of debentures. Under all plans, the option exercise price equals the fair value of the stock or stock and debentures, as applicable as of the date of grant. Vesting of the options commences no more than three years from grant date and options are fully vested no more than six years from grant date. Options expire ten years from date of grant.

Security Capital has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the option plans. As permitted by Statement 123, Security Capital has applied its provisions to options granted subsequent to December 31, 1994. Since the Statement 123 method of accounting has not been applied to options granted prior to 1995, the resulting pro forma compensation cost may not be representative of such costs to be expected in future years. The pro forma effect of Statement 123 is summarized as follows (in thousands, except share data):

                                                     ------------------

                                                    1996       1995
                                              ---------  ---------
      Net earnings (loss)--as reported          $24,145   $(51,112)
      Net earnings (loss)--pro forma            $20,915   $(52,762)
      Earnings (loss) per share--as reported    $ 21.30   $ (57.00)
      Earnings (loss) per share--pro forma      $ 18.45   $ (58.84)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rates of 6.32% and 6.26%; expected lives of seven years for 1996 and 1995; expected dividends--none; and expected volatility of 20% for both years.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


A summary of the status of Security Capital's stock option plans at December 31, 1996, 1995 and 1994 and changes during the years then ended is presented in the following table:

                                        ---------------------------------------

                                                          2014 CONVERTIBLE
                                   COMMON STOCK              DEBENTURES
                             ------------------------- -----------------------
                                                                     WTD. AVG.
                                         WTD. AVG. EX.              CONVERSION
                                 SHARES          PRICE      AMOUNT       PRICE
                             ---------   ------------- -----------  ----------
Outstanding at December 31,
 1993                            14,259         $  242 $10,374,616      $1,046
  Granted                         3,627            242   2,693,450       1,046
  Exercised                           -              -           -           -
  Forfeited                        (146)           242    (110,876)      1,046
                             ---------      ---------  -----------  ---------
Outstanding at December 31,
 1994                            17,740            242  12,957,190       1,046
                             ---------      ---------  -----------  ---------
  Granted--GROUP merger          58,772            203  29,298,305       1,046
  Other grants                   24,141            948  16,597,259       1,043
  Exercised                        (538)           213    (174,682)      1,046
  Forfeited                        (879)           213    (461,286)      1,046
                             ---------      ---------  -----------  ---------
Outstanding at December 31,
 1995                            99,236            672  58,216,786       1,045
                             ---------      ---------  -----------  ---------
  Granted                        47,982          1,132   2,099,880       1,133
  Exercised                      (5,353)           217  (2,659,650)      1,046
  Forfeited                      (1,551)           785    (917,342)      1,045
                             ---------      ---------  -----------  ---------
Outstanding at December 31,
 1996                           140,314         $  928 $56,739,674      $1,048
                             =========      =========  ===========  =========

The following table summarizes information about options and warrants for common stock and debentures outstanding at December 31, 1996:

--------------------------------------------------------------------------------

                   OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
----------------------------------------------------------- ------------------------
                                       WTD. AVG.  WTD. AVG.                WTD. AVG.
                                       REMAINING  EXERCISE/                EXERCISE/
RANGE OF EXERCISE AND  NUMBER/AMOUNT CONTRACTUAL CONVERSION NUMBER/AMOUNT CONVERSION
    CONVERSION PRICES    OUTSTANDING        LIFE      PRICE   EXERCISABLE      PRICE
---------------------  ------------- ----------- ---------- ------------- ----------
      Stock
      ---------------
          $   123-247         72,462   5.5 years      $ 215        52,023      $ 216
          $       948         23,706   8.5 years      $ 948           372      $ 948
          $ 1139-1239         44,146    10 years      $1140             -        n/a
                         -----------                          -----------
                             140,314                               52,395
                         ===========                          ===========
      Convertible De-
             bentures
      ---------------
          $      1043    $15,737,733   8.5 years      $1043   $   254,980      $1043
          $1046-$1191     41,001,941   5.5 years      $1051    29,067,294      $1046
                         -----------                          -----------
                         $56,739,674                          $29,322,274
                         ===========                          ===========

The weighted-average fair value per share of options granted during 1996 and 1995 was $447 and $368, respectively.

In connection with ATLANTIC's acquisition of a portfolio of multifamily assets in June 1994, Security Capital issued a warrant to the seller to purchase 40,241 shares and $30,500,000 of 2014 Convertible Debentures for an aggregate price of $60,000,000 ($865 per fully converted share).The warrant expires March 31, 1998; however, if Security Capital's common stock is not registered by that date, the warrant will automatically be exercised according to its cashless exercise provisions. Due to its immateriality, no value has been assigned to the warrant in the accompanying consolidated balance sheets.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. LEASES

Minimum future rental payments due under non-cancelable operating leases, principally for office space, having remaining terms in excess of one year as of December 31, 1996 are as follows (in thousands):

                        ---------
           YEAR ENDED
           DECEMBER
           31,              AMOUNT
           ----------   ---------
           1997           $ 2,984
           1998             2,503
           1999             2,101
           2000             1,701
           2001             1,423
           Thereafter       3,391
                        ---------
                          $14,103
                        =========

Lease expense for the years ended December 31, 1996 and 1995 was $3,659,000 and $2,692,000, respectively, including $1,390,000 and $813,000 in 1996 and 1995, respectively, paid to SCI. There was no lease expense during 1994. Included above are lease agreements with SCI with a total remaining obligation of $10,647,000.

8. INCOME TAXES:

Security Capital accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes. Security Capital files a consolidated Federal income tax return. Homestead also accounts for income taxes under Statement 109 and its tax effects are included in Security Capital's consolidated financial statements. Homestead files a separate Federal income tax return. ATLANTIC has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, no provisions have been made for Federal income taxes for its operations in Security Capital's consolidated financial statements.

Federal income tax expense for the years ended December 31, 1996 and 1995 consisted of deferred tax provisions of $30,872,000 and none, respectively. Prior to 1995, Security Capital had elected to be taxed as a REIT; therefore there is no tax provision for 1994. Security Capital terminated its REIT status as of January 1, 1995 as a result of the merger with GROUP.

A reconciliation of income tax expense computed at the applicable Federal tax rate of 35% in 1996 and 1995 to the amount recorded in the consolidated financial statements is as follows (in thousands):

                                                     ---------------------
                                                           1996        1995
                                                     ---------   ---------
      Computed expected provision/(benefit)            $29,445    $(68,904)
      ATLANTIC minority interest                        (4,840)     (1,667)
      Change in valuation allowance                     (2,674)     15,315
      Net deferred tax assets in consolidated
       subsidiaries                                     10,824           -
      Costs incurred in acquiring Services Division          -      55,455
      Other                                             (1,883)       (199)
                                                     ---------   ---------
                                                       $30,872    $      -
                                                     =========   =========

Security Capital had tax net operating loss carryforwards of approximately $61,000,000 at December 31, 1996 and 1995. If not previously utilized, the loss carryforwards will expire beginning 2005 through 2010. Utilization of existing net operating loss carryforwards is limited by IRC Section 382 (limitation on net operating loss carryforwards following ownership change) and the Separate Return Limitation Year ("SRLY") rules.

As mentioned above, prior to 1995, Security Capital elected to be taxed as a REIT. For 1994, total distributions per share were $791.00, consisting of $33.50 in cash distributions and a $757.50 debenture distribution. For Federal income tax purposes, the estimated taxability of distributions was as follows-- ordinary income ($7.91 per share); return of capital ($783.09 per share). Also, for the period that Security Capital elected to be taxed as a REIT, its Accumulated Deficit included only ordinary income and did not include any undistributed net realized gains on disposition of real estate.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1996 and 1995, are as follows (in thousands):

                                                     ---------------------
                                                           1996        1995
                                                     ---------   ---------
      Deferred tax assets:
        Security Capital's net operating loss
         carryforwards ("NOL's")                      $ 21,375    $ 21,375
        Homestead's NOL's                                1,112           -
        Loan costs                                       3,547           -
        Investments in equity method operating
         companies                                           -       2,674
                                                     ---------   ---------
        Gross deferred tax assets                       26,034      24,049
        Homestead valuation allowance                   (4,659)          -
        Security Capital valuation allowance           (21,375)    (24,049)
                                                     ---------   ---------
        Gross deferred tax assets, net of valuation
         allowances                                          -           -
                                                     ---------   ---------
      Deferred tax liabilities:
        Investments in equity method operating
         companies                                      30,872           -
                                                     ---------   ---------
      Net deferred tax liability                      $ 30,872     $     -
                                                     =========   =========

9. COMMITMENTS AND CONTINGENCIES

Security Capital and its investees are parties to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, Security Capital does not believe that the results of all claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

Security Capital's investees are subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of due diligence procedures, Security Capital's investees conduct Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to Security Capital's results of operations. Security Capital and its investees are not aware of any environmental condition on any of their properties which is likely to have a material adverse effect on financial condition or results of operations.

At December 31, 1996, Security Capital had approximately $323,353,000 of unfunded development commitments for developments under construction. ATLANTIC and Homestead's commitments were $95,900,000 and $227,453,000, respectively.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, other assets, accounts payable and accrued expenses approximates fair value as of December 31, 1996 and 1995 because of the short maturity of these instruments. Similarly, the carrying value of line of credit borrowings approximates fair value as of those dates because the interest rates fluctuate based on published market rates. In the opinion of management, the interest rates associated with the conventional mortgages payable and the tax exempt mortgages payable approximate the market interest rates for this type of instrument, and as such, the carrying values approximate fair value at December 31, 1996 and 1995, in all material respects.

PTR's convertible mortgage notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding. The fair value of the convertible mortgage notes (assuming conversion), based upon the trading price of Homestead's common stock on the American Stock Exchange at December 31, 1996, ($18.00) is $176,304,000.

                      SECURITY CAPITAL GROUP INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11. SUBSEQUENT EVENTS

On March 24, 1997, the board of trustees or directors of SCI, PTR and ATLANTIC each unanimously approved an agreement with Security Capital to exchange its REIT common stock for Security Capital's REIT management and property management companies. The transactions, subject to approval by the shareholders of Security Capital SCI, PTR and ATLANTIC, are expected to be consummated during the third quarter of 1997. Under the terms of the agreements, SCI, PTR and ATLANTIC, will issue $81.9 million, $75.8 million and $54.6 million of their common stock, respectively, in exchange for Security Capital's REIT management and property management companies and operating systems. After giving effect to income taxes and the effect of the investees' accounting for these acquisitions, Security Capital expects the gain on sale of the management companies to SCI and PTR will be approximately $55,000,000. No gain will be recorded on the sale to ATLANTIC as Security Capital consolidates ATLANTIC's accounts.

In order to allow existing shareholders to maintain (and, to the extent a shareholder oversubscribes for common shares pursuant to the oversubscription privilege, increase) their relative ownership interests, SCI, PTR and ATLANTIC will conduct rights offerings during the time proxies are solicited from their shareholders. Also, as part of the transaction, Security Capital will issue warrants to acquire $250 million of Class B shares to the common and convertible preferred shareholders of SCI, PTR and ATLANTIC. The warrants are expected to be publicly traded and have a term of twelve months. Security Capital expects to file a registration statement with the Securities and Exchange Commission covering its initial public offering of Class B shares in the third quarter of 1997.

On April 17, 1997 Security Capital shareholders approved an amended and restated charter which created Class A and Class B Shares. All outstanding common stock as of April 18, 1997 was automatically changed to Class A Shares. All references to Security Capital common stock are to Class A Shares unless otherwise noted.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                        BALANCE SHEETS (UNCONSOLIDATED)
                           DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                             ------------------

                        ASSETS                               1996        1995
                        ------                         ----------  ----------
Investments in and advances to subsidiaries            $1,882,028  $1,261,540
Cash and cash equivalents                                   7,876         535
Other assets                                               18,464      11,347
                                                       ----------  ----------
Total assets                                           $1,908,368  $1,273,422
                                                       ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
  Convertible debt                                     $  940,197  $  718,611
  Accrued interest on convertible debt                     42,450      24,523
  Accounts payable and accrued expenses                     7,019       1,749
                                                       ----------  ----------
Total liabilities                                         989,666     744,883
                                                       ----------  ----------
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 20,000,000 shares
   authorized, 1,209,009 and 994,791 shares issued and
   outstanding in 1996 and 1995, respectively                  12          10
  Series A Preferred stock, $.01 par value; 139,000
   shares issued and outstanding in 1996; stated
   liquidation preference of $1,000 per share             139,000           -
  Additional paid-in capital                              985,392     766,298
  Accumulated deficit                                    (205,702)   (237,769)
                                                       ----------  ----------
Total shareholders' equity                                918,702     528,539
                                                       ----------  ----------
Total liabilities and shareholders' equity             $1,908,368  $1,273,422
                                                       ==========  ==========



     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                   STATEMENTS OF OPERATIONS (UNCONSOLIDATED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                                YEARS ENDED DECEMBER 31,
                                            --------------------------------
                                                  1996       1995        1994
                                            ---------  ---------   ---------
INCOME:
  Equity in earnings of subsidiaries         $130,445  $  36,074    $ 34,554
  Interest and other income                     7,384      3,631       1,421
                                            ---------  ---------   ---------
                                              137,829     39,705      35,975
                                            ---------  ---------   ---------
EXPENSES:
  Interest expense--convertible debt           93,912     78,785      29,647
  Interest expense--line of credit                  -      1,374       5,617
  Loss on exchange of convertible notes for
   stock and debentures                             -          -       5,650
  General, administrative and other             4,031      2,736       2,746
  Costs incurred in acquiring Services
   Division from related party                      -    158,444           -
  Provision for income taxes                        -          -           -
                                            ---------  ---------   ---------
                                               97,943    241,339      43,660
                                            ---------  ---------   ---------
Net earnings (loss)                            39,886   (201,634)     (7,685)
Less Series A Preferred Stock dividends         7,819          -           -
                                            ---------  ---------   ---------
Net earnings (loss) attributable to common
 shares                                      $ 32,067  $(201,634)   $ (7,685)
                                            =========  =========   =========




     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                   STATEMENTS OF CASH FLOWS (UNCONSOLIDATED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                               YEARS ENDED DECEMBER 31,
                                           ---------------------------------
                                                 1996        1995        1994
                                           ---------   ---------   ---------
OPERATING ACTIVITIES:
Net earnings (loss)                        $   39,886  $ (201,634) $   (7,685)
Adjustments to reconcile net earnings
 (loss) to cash flows provided by
 operating activities:
  Equity in earnings of subsidiaries         (130,445)    (36,074)    (34,554)
  Distributions from subsidiaries              51,964      47,500      48,205
  Costs incurred in acquiring Services
   Division                                         -     158,444           -
Increase in other assets                       (6,765)     (3,388)     (3,456)
Increase in accrued interest on
 convertible debt                              17,927      18,195       6,807
Increase (decrease) in accounts payable
 and accrued expenses                           5,269      (5,010)      6,124
                                           ---------   ---------   ---------
      Net cash flows provided by (used in)
       operating activities                   (22,164)    (21,967)     15,441
                                           ---------   ---------   ---------
INVESTING ACTIVITIES:
  Investments in and advances to
   subsidiaries                              (542,008)   (245,244)   (711,324)
  Other                                          (350)      5,166       8,000
                                           ---------   ---------   ---------
      Net cash flows used in investing
       activities                            (542,358)   (240,078)   (703,324)
                                           ---------   ---------   ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of convertible
   debt                                       229,426     184,990      48,228
  Proceeds from sale of common shares, net
   of expenses                                230,579     218,786     502,560
  Proceeds from line of credit                      -           -     790,800
  Payments on line of credit                        -    (141,425)   (662,275)
  Proceeds from sale of preferred stock       139,000           -           -
  Distributions paid to shareholders                -           -     (11,652)
  Repurchase of common shares                 (11,483)       (375)          -
  Retirement of convertible debt               (7,840)       (194)          -
  Preferred dividends paid                     (7,819)          -           -
                                           ---------   ---------   ---------
      Net cash flows provided by financing
       activities                             571,863     261,782     667,661
                                           ---------   ---------   ---------
Net increase (decrease) in cash and cash
 equivalents                                    7,341        (263)    (20,222)
Cash and cash equivalents, beginning of
 year                                             535         798      21,020
                                           ---------   ---------   ---------
Cash and cash equivalents, end of year     $    7,876  $      535  $      798
                                           =========   =========   =========


     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                   STATEMENTS OF CASH FLOWS (UNCONSOLIDATED)
                                 (IN THOUSANDS)

                                                   ----------------------------

                                               YEARS ENDED DECEMBER 31,
                                           --------------------------------
                                                 1996       1995        1994
                                           ---------  ---------   ---------
NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
Distribution of convertible subordinated
 debentures                                $       -  $       -   $  417,185
                                           =========  =========   =========
Purchase of GROUP on January 1, 1995:
  Fair value of identifiable assets
   acquired, net of cash                   $      -   $  86,476   $      -
  Costs incurred in acquiring Services
   Division                                       -     158,444          -
  Liabilities assumed                             -     (16,152)         -
  Securities issued                               -    (233,708)         -
  Net cash acquired                               -       4,940          -
                                           ---------  ---------   ---------
                                           $      -   $      -    $      -
                                           =========  =========   =========
Exchange of 7.25% and 7.0% convertible
 notes:
  Issuance of securities to convertible
   note holders:
    -convertible subordinated debentures   $      -   $  32,947   $      -
    -common stock, including value
     attributable to induced conversion           -      26,644          -
  Retirement of 7.25% and 7.0% convertible
   notes                                          -     (53,201)         -
  Loss on exchange of convertible notes           -      (5,650)         -
  Reduction in interest accrued on
   convertible notes                              -        (740)         -
                                           ---------  ---------   ---------
                                           $      -   $      -    $      -
                                           =========  =========   =========
Formation of SC Realty Incorporated:
  Deferred loan fees assumed by SC Realty  $      -   $   3,446   $      -
                                           =========  =========   =========
  Line of credit assumed by SC Realty      $      -   $ (17,100)  $      -
                                           =========  =========   =========



     See notes to consolidated financial statements and accompanying notes.

                      SECURITY CAPITAL GROUP INCORPORATED
           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

            NOTES TO CONDENSED FINANCIAL STATEMENTS (UNCONSOLIDATED)
1. INVESTMENTS IN SUBSIDIARIES

Security Capital has investments in SC Realty Incorporated ("SC Realty") and a Services Division. SC Realty and the entities that comprise the Services Division are wholly-owned subsidiaries of Security Capital.

SC Realty commenced operations February 17, 1995 when Security Capital contributed its investments in Security Capital Industrial Trust, Security Capital Pacific Trust, Security Capital Pacific Incorporated and Security Capital Atlantic Incorporated. At December 31, 1996, SC Realty holds interests in the above-mentioned companies as well as Security Capital U.S. Realty and Homestead Village Incorporated. The Services Division subsidiaries provide management and property management services to the companies in which SC Realty has made investments. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal accounting services. As described in note 1 to Security Capital's consolidated financial statements, the Services Division companies were acquired January 1, 1995.

Dividends from consolidated subsidiaries amounted to $51,964,000, $47,500,000 and $35,036,000, during 1996, 1995 and 1994 respectively. In addition, during 1994 Security Capital received dividends from an unconsolidated subsidiary amounting to $13,169,000.

Effective February 17, 1995, SC Realty became the primary obligor under Security Capital's revolving bank line of credit. The line is guaranteed by Security Capital and it contains financial covenants that are applicable to both SC Realty and Security Capital. The line of credit agreement generally requires some or all of the following: minimum net worth, liabilities to net worth, specified interest coverage ratios and limitations on the amount available for dividends. At December 31, 1996, SC Realty's net assets were approximately $1.9 billion substantially all of which were restricted and unavailable for dividends.

The SC Realty line of credit agreement provides for loans of up to $50,000,000 to Security Capital. Any unpaid principal amounts are due thirty days after written notice from SC Realty. Interest on unpaid principal amounts is payable monthly at the rate per annum equal to the average interest rate paid by SC Realty under the terms of the credit agreement. If SC Realty had no borrowings outstanding under the credit agreement, then interest would be computed using the "base rate" (defined as the higher of the Wells Fargo prime rate or the Federal Funds Rate plus .50%). At December 31, 1996 and 1995, Security Capital's loans payable to SC Realty amounted to $0 and $16,408,000, respectively. Interest expense on these loans during 1996 and 1995 was approximately $369,000 and $293,000, respectively, and is included in general, administrative and other expenses in the accompanying condensed Statements of Operations.

2. INCOME TAXES

Security Capital files a consolidated Federal income tax return which includes SC Realty and the Services Division companies. At December 31, 1996 Security Capital's consolidated net operating loss ("NOL") carryforwards amounted to approximately $61,000,000. The deferred tax asset applicable to this NOL carryforward is entirely offset by a valuation allowance. In 1996, a deferred tax liability was recorded by SC Realty applicable to its equity method investments. Accordingly, Security Capital's equity in earnings of SC Realty for 1996 has been reduced by deferred income tax expense of $30,872,000.

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            ---------------------------------------------------------------------------------------------
                                                                           GROSS AMOUNT AT WHICH CARRIED AT
                                           INITIAL COST              COSTS         DECEMBER 31, 1996
                                      ----------------------   CAPITALIZED ---------------------------------
                              ENCUM-           BUILDINGS AND SUBSEQUENT TO          BUILDINGS AND     TOTALS  ACCUMULATED
 MUTIFAMILY COMMUNITIES      BRANCES      LAND  IMPROVEMENTS   ACQUISITION     LAND  IMPROVEMENTS        (C) DEPRECIATION
-----------------------     --------  -------- ------------- ------------- -------- ------------- ---------- ------------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....        $ 15,500  $  3,717   $ 21,076      $    975    $  3,717   $ 22,051    $   25,768   $   715
    Balmoral
    Village.........               -     2,871     16,270            74       2,871     16,344        19,215        73
    Cameron
    Ashford.........               -     3,672     20,841           399       3,672     21,240        24,912     1,551
    Cameron
    Briarcliff......              (b)    2,105     11,953           191       2,105     12,144        14,249       897
    Cameron Brook...          19,500     3,318     18,784           326       3,318     19,110        22,428     1,279
    Cameron Creek
    I...............               -     3,627     20,589           328       3,627     20,917        24,544     1,473
    Cameron Crest...               -     3,525     20,009           290       3,525     20,299        23,824     1,426
    Cameron
    Dunwoody........               -     2,486     14,114           252       2,486     14,366        16,852     1,050
    Cameron Forest..               -       884      5,008           352         884      5,360         6,244       145
    Cameron Place...               -     1,124      6,372           579       1,124      6,951         8,075       185
    Cameron Pointe..               -     2,172     12,306           413       2,172     12,719        14,891       192
    Cameron
    Station.........          14,500     2,338     13,246           496       2,338     13,742        16,080       354
    Clairmont
    Crest...........          11,600     1,603      9,102           315       1,603      9,417        11,020       626
    The Greens......          10,400     2,004     11,354           382       2,004     11,736        13,740       794
    Lake Ridge......               -     2,001     11,359         4,012       2,001     15,371        17,372     1,200
    Morgan's
    Landing.........               -     1,168      6,646           857       1,168      7,503         8,671       608
    Old Salem.......               -     1,053      6,144           919       1,053      7,063         8,116       485
    Trolley Square..               -     2,031     11,528           347       2,031     11,875        13,906       911
    Vinings
    Landing.........               -     1,363      7,902           714       1,363      8,616         9,979       613
    WintersCreek....           5,000     1,133      6,434           220       1,133      6,654         7,787       233
    Woodlands.......               -     3,785     21,471           485       3,785     21,956        25,741       761
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........               -     1,020      5,784           352       1,020      6,136         7,156       281
    Cameron on the
    Cahaba II.......           8,021     1,688      9,580           501       1,688     10,081        11,769       463
    Colony Woods I..               -     1,560      8,845           281       1,560      9,126        10,686       676
    Morning Sun
    Villas..........               -     1,260      7,309           732       1,260      8,041         9,301       554
   Charlotte, North
   Carolina:
    Cameron at
    Hickory Grove...           5,979     1,203      6,808           381       1,203      7,189         8,392       137
    Cameron Oaks....               -     2,255     12,800           306       2,255     13,106        15,361       974
                            ---------------------
                            CONSTRUCTION     YEAR
 MUTIFAMILY COMMUNITIES             YEAR ACQUIRED
-----------------------     ------------ --------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....            1987       1995
    Balmoral
    Village.........            1990       1996
    Cameron
    Ashford.........            1990       1994
    Cameron
    Briarcliff......            1989       1994
    Cameron Brook...            1988       1994
    Cameron Creek
    I...............            1988       1994
    Cameron Crest...            1988       1994
    Cameron
    Dunwoody........            1989       1994
    Cameron Forest..            1981       1995
    Cameron Place...            1979       1995
    Cameron Pointe..            1987       1996
    Cameron
    Station.........              (c)      1995
    Clairmont
    Crest...........            1987       1994
    The Greens......            1986       1994
    Lake Ridge......            1979       1993
    Morgan's
    Landing.........            1983       1993
    Old Salem.......            1968       1994
    Trolley Square..            1989       1994
    Vinings
    Landing.........            1978       1994
    WintersCreek....            1984       1995
    Woodlands.......              (d)      1995
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........            1987       1995
    Cameron on the
    Cahaba II.......            1990       1995
    Colony Woods I..            1991       1994
    Morning Sun
    Villas..........            1985       1994
   Charlotte, North
   Carolina:
    Cameron at
    Hickory Grove...            1988       1996
    Cameron Oaks....            1989       1994

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                       --------------------------------------------------------

                                                                                 GROSS AMOUNT AT WHICH CARRIED AT
                                           INITIAL COST                 COSTS           DECEMBER 31, 1996
                                      -------------------------   CAPITALIZED   -------------------------------------
                              ENCUM-              BUILDINGS AND SUBSEQUENT TO              BUILDINGS AND       TOTALS  ACCUMULATED
 MUTIFAMILY COMMUNITIES      BRANCES      LAND     IMPROVEMENTS   ACQUISITION         LAND  IMPROVEMENTS          (C) DEPRECIATION
-----------------------     --------  --------    ------------- -------------   ---------- ------------- ------------ ------------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...        $      -  $  1,225      $  6,961      $    324        $  1,225     $  7,285     $  8,510   $   271
    Park Place at
    Turtle Run......               -     2,208        12,223         1,283           2,208       13,506       15,714       223
    Parrot's Landing
    I...............          15,835     2,691        15,276           684           2,691       15,960       18,651     1,072
    The Pointe at
    Bayberry Lake...               -     2,508        14,210           303           2,508       14,513       17,021       222
    Spencer Run.....              (b)    2,852        16,194           425           2,852       16,619       19,471     1,133
    Sun Pointe
    Cove............           8,500     1,367         7,773           229           1,367        8,002        9,369       550
    Trails at Meadow
    Lakes...........               -     1,285         7,293           262           1,285        7,555        8,840       282
   Ft. Myers,
   Florida:
    Forestwood......          11,485     2,031        11,540           210           2,031       11,750       13,781       815
   Greenville, South
   Carolina:
    Cameron Court...               -     1,602         9,369            89           1,602        9,458       11,060       163
   Jacksonville,
   Florida:
    Bay Club........               -     1,789        10,160           273           1,789       10,433       12,222       773
   Memphis,
   Tennessee:
    Cameron Century
    Center..........               -     2,382        13,496            50           2,382       13,546       15,928        60
    Cameron at Kirby
    Parkway.........               -     1,386         7,959           829           1,386        8,788       10,174       686
    Country Oaks....           5,933     1,246         7,061           177           1,246        7,238        8,484        63
    Stonegate.......               -       985         5,608           483             985        6,091        7,076       360
   Miami, Florida:
    Park Hill.......               -     1,650         9,377        (2,185)(e)       1,650        7,192        8,842       606
   Nashville,
   Tennessee:
    Arbor Creek.....               -         -(f)     17,671           512               -       18,183       18,183     1,267
    Enclave at
    Brentwood.......               -     2,263        12,847         1,016           2,263       13,863       16,126       605
   Orlando, Florida:
    Camden Springs..               -     2,477        14,072           808           2,477       14,880       17,357     1,056
    Cameron Villas
    I...............           6,343     1,087         6,317           609           1,087        6,926        8,013       473
    Cameron Villas
    II..............              (b)      255         1,454            64             255        1,518        1,773        56
    Kingston
    Village.........               -       876         4,973           164             876        5,137        6,013       192
    The Wellington..              (b)    1,155         6,565           282           1,155        6,847        8,002       466
   Raleigh, North
   Carolina:
    Cameron Lake....               -     1,385         7,848            60           1,385        7,908        9,293        35
    Cameron Ridge...           5,888     1,503         8,519           109           1,503        8,628       10,131        38
    Cameron Square..               -     2,314        13,143           525           2,314       13,668       15,982       959
    Emerald Forest..               -     2,202        12,478             -           2,202       12,478       14,680         -
                            CONSTRUCTION     YEAR
 MUTIFAMILY COMMUNITIES             YEAR ACQUIRED
-----------------------     ------------ --------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...            1987       1995
    Park Place at
    Turtle Run......            1989       1996
    Parrot's Landing
    I...............            1986       1994
    The Pointe at
    Bayberry Lake...            1988       1996
    Spencer Run.....            1987       1994
    Sun Pointe
    Cove............            1986       1994
    Trails at Meadow
    Lakes...........            1983       1995
   Ft. Myers,
   Florida:
    Forestwood......            1986       1994
   Greenville, South
   Carolina:
    Cameron Court...            1991       1996
   Jacksonville,
   Florida:
    Bay Club........            1990       1994
   Memphis,
   Tennessee:
    Cameron Century
    Center..........            1988       1996
    Cameron at Kirby
    Parkway.........            1985       1994
    Country Oaks....            1985       1996
    Stonegate.......            1986       1994
   Miami, Florida:
    Park Hill.......            1968       1994
   Nashville,
   Tennessee:
    Arbor Creek.....            1986       1994
    Enclave at
    Brentwood.......            1988       1995
   Orlando, Florida:
    Camden Springs..            1986       1994
    Cameron Villas
    I...............            1982       1994
    Cameron Villas
    II..............            1981       1995
    Kingston
    Village.........            1982       1995
    The Wellington..            1988       1994
   Raleigh, North
   Carolina:
    Cameron Lake....            1985       1996
    Cameron Ridge...            1985       1996
    Cameron Square..            1987       1994
    Emerald Forest..            1986       1996

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            --------------------------------------------------------------------------------------------------
                                                                            GROSS AMOUNT AT WHICH CARRIED AT
                                           INITIAL COST              COSTS         DECEMBER 31, 1996
                                      ----------------------   CAPITALIZED ------------------------------------
                              ENCUM-           BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND      TOTALS    ACCUMULATED
 MUTIFAMILY COMMUNITIES      BRANCES      LAND  IMPROVEMENTS   ACQUISITION       LAND  IMPROVEMENTS         (C)   DEPRECIATION
-----------------------     --------  -------- ------------- ------------- ---------- -------------  ----------   ------------
   Richmond,
   Virginia:
    Camden at
    Wellesley.......        $      -  $  2,878   $ 16,339      $    293    $    2,878   $   16,632   $   19,510   $ 1,240
    Potomac Hunt....              (b)    1,486      8,452           181         1,486        8,633       10,119       464
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........               -     3,534     20,057           607         3,534       20,664       24,198     1,469
   Tampa, Florida:
    Camden Downs....               -     1,840     10,447           305         1,840       10,752       12,592       780
    Cameron
    Bayshore........               -     1,607      9,105             -         1,607        9,105       10,712         -
    Cameron Lakes...               -     1,126      6,418         1,107         1,126        7,525        8,651       365
    Country Place
    Village I.......           2,004       567      3,219           140           567        3,359        3,926       125
    Country Place
    Village II......               -       644      3,658            94           644        3,752        4,396       141
    Foxbridge on the
    Bay.............          10,400     1,591      9,036           328         1,591        9,364       10,955       652
    Summer Chase....              (b)      542      3,094           136           542        3,230        3,772       219
   Washington, D.C.:
    Camden at
    Kendall Ridge...               -     1,708      9,698           295         1,708        9,993       11,701       755
    Cameron at
    Saybrooke.......               -     2,802     15,906           258         2,802       16,164       18,966     1,190
    Sheffield
    Forest..........               -     2,269     12,859           418         2,269       13,277       15,546       374
    West Springfield
    Terrace.........               -     2,417     13,695            98         2,417       13,793       16,210        92
    Less amounts
    held in
    principal
    reserve
    fund(g).........          (1,098)        -          -             -             -            -            -         -
                            --------  --------   --------      --------    ----------   ----------   ----------   -------
    Total Operating
    Communities
    Acquired........        $155,790  $124,701   $726,004      $ 27,324    $  124,701   $  753,328   $  878,029   $38,948
                            --------  --------   --------      --------    ----------   ----------   ----------   -------
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............        $      -  $  1,254   $      -      $  9,261    $    1,551   $    8,964   $   10,515   $   365
   Charlotte, North
   Carolina:
    Waterford
    Hills...........               -     1,508          -        11,109         1,943       10,674       12,617       476
    Waterford Square
    I...............               -     1,890          -        17,763         2,053       17,600       19,653       436
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............               -     1,759          -        14,358         1,959       14,158       16,117       216
   Raleigh, North
   Carolina:
    Waterford
    Point...........               -       985          -        14,854         1,493       14,346       15,839       519
                            --------  --------   --------      --------    ----------   ----------   ----------   -------
    Total Operating
    Communities
    Developed.......        $      -  $  7,396   $      -      $ 67,345    $    8,999   $   65,742   $   74,741   $ 2,012
                            --------  --------   --------      --------    ----------   ----------   ----------   -------
    TOTAL OPERATING
    COMMUNITIES.....        $155,790  $132,097   $726,004      $ 94,669    $  133,700   $  819,070   $  952,770   $40,960
                            --------  --------   --------      --------    ----------   ----------   ----------   -------
                            ---------------------
                            CONSTRUCTION     YEAR
 MUTIFAMILY COMMUNITIES             YEAR ACQUIRED
-----------------------     ------------ --------
   Richmond,
   Virginia:
    Camden at
    Wellesley.......            1989       1994
    Potomac Hunt....            1987       1994
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........            1988       1994
   Tampa, Florida:
    Camden Downs....            1988       1994
    Cameron
    Bayshore........            1984       1996
    Cameron Lakes...            1986       1995
    Country Place
    Village I.......            1982       1995
    Country Place
    Village II......            1983       1995
    Foxbridge on the
    Bay.............            1986       1994
    Summer Chase....            1988       1994
   Washington, D.C.:
    Camden at
    Kendall Ridge...            1990       1994
    Cameron at
    Saybrooke.......            1990       1994
    Sheffield
    Forest..........            1987       1995
    West Springfield
    Terrace.........            1978       1996
    Less amounts
    held in
    principal
    reserve
    fund(g).........
    Total Operating
    Communities
    Acquired........
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............            1995       1994
   Charlotte, North
   Carolina:
    Waterford
    Hills...........            1995       1993
    Waterford Square
    I...............            1996       1994
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............            1996       1995
   Raleigh, North
   Carolina:
    Waterford
    Point...........            1996       1994
    Total Operating
    Communities
    Developed.......
    TOTAL OPERATING
    COMMUNITIES.....

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                            -----------------------------------------------------------------------------------------------
                                                                           GROSS AMOUNT AT WHICH CARRIED AT
                                          INITIAL COST              COSTS         DECEMBER 31, 1996
                                     ----------------------   CAPITALIZED ------------------------------------
                              ENCUM-          BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND     TOTALS  ACCUMULATED
 MUTIFAMILY COMMUNITIES      BRANCES     LAND  IMPROVEMENTS   ACQUISITION       LAND   IMPROVEMENTS        (C) DEPRECIATION
-----------------------     -------- -------- ------------- ------------- ---------- -------------- ---------- ------------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............        $      - $  2,730   $      -      $ 16,602    $    2,897   $   16,435   $   19,332   $     39
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........               -    2,774          -         5,709         2,778        5,705        8,483          -
   Charlotte, North
   Carolina:
    Waterford Square
    II..............               -    2,014          -         4,578         2,065        4,527        6,592          -
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............               -    1,328          -         6,742         1,367        6,703        8,070          -
   Jacksonville,
   Florida:
    Cameron
    Deerwood........               -    2,331          -        12,173         2,332       12,172       14,504          -
    Cameron Lakes
    II..............               -    1,340          -         1,529         1,340        1,529        2,869          -
    Cameron
    Timberlin Parc
    I...............               -    2,167          -        13,280         2,282       13,165       15,447         16
   Nashville,
   Tennessee:
    Cameron
    Overlook........               -    2,659          -         4,679         2,659        4,679        7,338          -
   Raleigh, North
   Carolina:
    Cameron Brooke..               -    1,353          -         8,717         1,382        8,688       10,070          -
    Waterford
    Forest..........               -    2,371          -        17,978         2,480       17,869       20,349         52
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........               -    2,038          -         2,366         2,052        2,352        4,404          -
    Cameron Crossing
    I & II..........               -    2,752          -         8,450         2,768        8,434       11,202          -
   Washington, D.C.:
    Cameron at
    Milestone.......               -    5,477          -        24,867         5,607       24,737       30,344         43
    Woodway at
    Trinity Center..               -    5,342          -        30,241         5,584       29,999       35,583         56
                            -------- --------   --------      --------    ----------   ----------   ----------   --------
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....        $      - $ 36,676   $      -      $157,911    $   37,593   $  156,994   $  194,587   $    206
                            -------- --------   --------      --------    ----------   ----------   ----------   --------
                            ----------------------
                            CONSTRUCTION     YEAR
 MUTIFAMILY COMMUNITIES             YEAR ACQUIRED
-----------------------     ------------ ---------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............              -(h)     1994
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........              -        1996
   Charlotte, North
   Carolina:
    Waterford Square
    II..............              -        1995
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............              -        1994
   Jacksonville,
   Florida:
    Cameron
    Deerwood........              -(h)     1996
    Cameron Lakes
    II..............              -        1996
    Cameron
    Timberlin Parc
    I...............              -(h)     1995
   Nashville,
   Tennessee:
    Cameron
    Overlook........              -        1996
   Raleigh, North
   Carolina:
    Cameron Brooke..              -        1995
    Waterford
    Forest..........              -(h)     1995
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........              -        1993
    Cameron Crossing
    I & II..........              -        1995(i)
   Washington, D.C.:
    Cameron at
    Milestone.......              -(h)     1995
    Woodway at
    Trinity Center..              -(h)     1994
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                        ---------------------------------------------------------------------------------
                                                                    GROSS AMOUNT AT WHICH CARRIED AT
                                    INITIAL COST                            DECEMBER 31, 1996
                                ---------------------         COSTS -------------------------------------
                                                        CAPITALIZED
  MULTIFAMILY            ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND    TOTALS
  COMMUNITIES           BRANCES    LAND  IMPROVEMENTS   ACQUISITION     LAND     IMPROVEMENTS       (C)
  -------------         ------- ------- ------------- ------------- ---------- ---------------- ---------
   COMMUNITIES IN
   PLANNING:
   Atlanta, Georgia:
    Cameron
    Landing.........    $     - $  1,508 $      -      $    512    $  1,508        $    512     $   2,020
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cameron
    Waterway........          -    4,025        -           361       4,029             357         4,386
   Jacksonville,
   Florida:
    Cameron
    Timberlin Parc
    II..............          -    1,294          -            95     1,294              95         1,389
                       -------- --------   --------      --------  --------        --------    ----------
    TOTAL
    COMMUNITIES IN
    PLANNING........   $      - $  6,827   $      -      $    968  $  6,831        $    964    $    7,795
                       -------- --------   --------      --------  --------        --------    ----------
   LAND HELD FOR
   FUTURE
   DEVELOPMENT:
   Birmingham,
   Alabama:
    Cameron at the
    Summit II.......          -    2,008          -            75     2,083               -         2,083
                       -------- --------   --------      --------  --------        --------    ----------
    TOTAL LAND HELD
    FOR FUTURE
    DEVELOPMENT.....   $      - $  2,008   $      -      $     75  $  2,083        $      -    $    2,083
                       -------- --------   --------      --------  --------        --------    ----------
    TOTAL
    MULTIFAMILY
    COMMUNITIES,
    HELD BY
    ATLANTIC........   $155,790 $177,608   $726,004      $253,623  $180,207        $977,028    $1,157,235
                       -------- --------   --------      --------  --------        --------    ----------

                    ----------------------------------




  MULTIFAMILY        ACCUMULATED CONSTRUCTION     YEAR
  COMMUNITIES       DEPRECIATION         YEAR ACQUIRED
  -------------     ------------ ------------ --------
   COMMUNITIES IN
   PLANNING:
   Atlanta, Georgia:
    Cameron
    Landing.........  $     -          -        1996
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cameron
    Waterway........        -          -        1996
   Jacksonville,
   Florida:
    Cameron
    Timberlin Parc
    II..............        -          -        1995
                      -------
    TOTAL
    COMMUNITIES IN
    PLANNING........  $     -
                      -------
   LAND HELD FOR
   FUTURE
   DEVELOPMENT:
   Birmingham,
   Alabama:
    Cameron at the
    Summit II.......        -          -        1996
                      -------
    TOTAL LAND HELD
    FOR FUTURE
    DEVELOPMENT.....  $     -
                      -------
    TOTAL
    MULTIFAMILY
    COMMUNITIES,
    HELD BY
    ATLANTIC........  $41,166
                      -------

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                        ----------------------------------------------------------------------------------------------
                                                                    GROSS AMOUNT AT WHICH CARRIED AT
                                    INITIAL COST                            DECEMBER 31, 1996
                                ---------------------         COSTS -------------------------------------
  EXTENDED-STAY                                         CAPITALIZED
     LODGING             ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND    TOTALS    ACCUMULATED
   PROPERTIES           BRANCES    LAND  IMPROVEMENTS   ACQUISITION     LAND     IMPROVEMENTS       (C)   DEPRECIATION
  -------------         ------- ------- ------------- ------------- ---------- -------------------------- ------------
Albuquerque, New
Mexico:
 I-40............          (l)  $   770    $     -      $  1,489    $      776   $     1,483  $     2,259       (j)
 Osuna/North I-
 25..............          (l)      832          -         4,598           840         4,590        5,430      157
Atlanta, Georgia:
 Cumberland......          (m)    1,321        524         2,419         1,321         2,943        4,264       (j)
 Gwinnett Place..          (m)      743          -           241           790           194          984       (j)
 North Druid
 Hills...........          (m)    1,814        144         1,064         1,814         1,208        3,022       (j)
 Peachtree.......          (m)    1,091      5,085            87         1,095         5,168        6,263       45
 Perimeter.......          (m)    2,356        982         2,100         2,381         3,057        5,438       (j)
 Roswell.........          (m)    1,923        110           829         1,923           939        2,862       (j)
Austin, Texas:
 Burnet Road.....          (l)      525          -         3,616           723         3,418        4,141      243
 Midtown.........          (l)      600          -         4,085           643         4,042        4,685      109
 Pavillion.......          (l)      633          -         4,459           633         4,459        5,092        -
 Round Rock......          (l)      483          -           351           506           328          834       (j)
Charlotte, North
Carolina:
 1-77 Billy
 Graham Pkwy.....           -     1,500          -           366         1,524           342        1,866       (j)
Dallas, Texas:
 Coit Road/North
 Central.........          (l)      425          -         3,051           496         2,980        3,476      463
 Ft.
 Worth/Downtown
 Freeway.........          (l)      350          -         2,653           384         2,619        3,003       82
 Las
 Colinas/Irving..          (l)      800          -         3,900           805         3,895        4,700      126
 North
 Arlington/Six
 Flags Hills.....          (l)      340          -         3,487           407         3,420        3,827      296
 North Richland
 Hills Road......          (l)      470          -         3,113           544         3,039        3,583      464
 South Arlington.          (l)      550          -         3,371           642         3,279        3,921      302
 Skillman/Northwest.       (l)      400          -         2,765           400         2,765        3,165      373
 Stemmons/NW
 Highway Worth...          (l)      356          -         4,275           424         4,207        4,631      441
 Tollway/Addison
 Colinas.........          (l)      275          -         2,529           353         2,451        2,804      468
Denver, Colorado:
 Cherry Creek....          (l)    1,070          -         1,677         1,078         1,669        2,747       (j)
 Bellview/Denver
 Tech Center.....          (l)      876          -         5,318           942         5,252        6,194      120
 Iliff/Aurora....          (l)      615          -         4,543           624         4,534        5,158      125
 Inverness.......          (l)    1,041          -         2,110         1,064         2,087        3,151       (j)
Houston, Texas:
 Astrodome/Medical
 Center..........          (l)    1,530          -         3,902         1,669         3,763        5,432      236
 Bammel/Cypress
 Station.........          (l)      516          -         3,112           595         3,033        3,628      303
 Fuqua/Hobby
 Airport.........          (l)      416          -         3,034           491         2,959        3,450      412
 Park Ten........          (l)      791          -         3,212           860         3,143        4,003      320
 Stafford/Sugarland.       (l)      575          -         3,127           665         3,037        3,702      332
 West by
 Northwest/Hwy
 290.............          (l)      519          -         2,997           568         2,948        3,516      434
 Westheimer/Beltway.       (l)      796          -         3,296           897         3,195        4,092      383
 Willowbrook/Northwest.    (l)      575          -         3,437           669         3,343        4,012      250
Jacksonville,
Florida:
 JTB.............          (m)    1,137        379           976         1,206         1,286        2,492       (j)
                        ---------------------
  EXTENDED-STAY
     LODGING            CONSTRUCTION     YEAR
   PROPERTIES                   YEAR ACQUIRED
  -------------         ------------ --------
Albuquerque, New
Mexico:
 I-40............             (j)      1996
 Osuna/North I-
 25..............           1996       1995
Atlanta, Georgia:
 Cumberland......             (j)      1996
 Gwinnett Place..             (j)      1996
 North Druid
 Hills...........             (j)      1996
 Peachtree.......           1996       1996
 Perimeter.......             (j)      1996
 Roswell.........             (j)      1996
Austin, Texas:
 Burnet Road.....           1995       1994
 Midtown.........           1996       1995
 Pavillion.......           1996       1995
 Round Rock......             (j)      1995
Charlotte, North
Carolina:
 1-77 Billy
 Graham Pkwy.....             (j)      1996
Dallas, Texas:
 Coit Road/North
 Central.........           1994       1993
 Ft.
 Worth/Downtown
 Freeway.........           1996       1994
 Las
 Colinas/Irving..           1996       1994
 North
 Arlington/Six
 Flags Hills.....           1995       1993
 North Richland
 Hills Road......           1994       1993
 South Arlington.           1995       1994
 Skillman/Northwest.        1993       1992
 Stemmons/NW
 Highway Worth...           1995       1992
 Tollway/Addison
 Colinas.........           1993       1993
Denver, Colorado:
 Cherry Creek....             (j)      1996
 Bellview/Denver
 Tech Center.....           1996       1994
 Iliff/Aurora....           1996       1994
 Inverness.......             (j)      1996
Houston, Texas:
 Astrodome/Medical
 Center..........           1995       1994
 Bammel/Cypress
 Station.........           1994       1993
 Fuqua/Hobby
 Airport.........           1994       1993
 Park Ten........           1994       1993
 Stafford/Sugarland.        1994       1993
 West by
 Northwest/Hwy
 290.............           1994       1993
 Westheimer/Beltway.        1994       1993
 Willowbrook/Northwest.     1995       1994
Jacksonville,
Florida:
 JTB.............             (j)      1996

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                       ------ ------- ------------- ------------- ------- ------------- -------- ------------ ------------
                                                                  GROSS AMOUNT AT WHICH CARRIED
                                                                                AT
                                  INITIAL COST              COSTS       DECEMBER 31, 1996
  EXTENDED-STAY               ---------------------   CAPITALIZED ------------------------------
     LODGING           ENCUM-         BUILDINGS AND SUBSEQUENT TO         BUILDINGS AND           ACCUMULATED CONSTRUCTION
   PROPERTIES          BRANCE    LAND  IMPROVEMENTS   ACQUISITION    LAND  IMPROVEMENTS    TOTAL DEPRECIATION         YEAR
  -------------        ------ ------- ------------- ------------- ------- ------------- -------- ------------ ------------
Kansas City,
Missouri:
 Merriam.........        (l)  $   871    $     -      $  3,136    $   905   $  3,102    $  4,007        (j)         (j)
 Plaza...........         -     1,090          -           208      1,158        140       1,298        (j)         (j)
Los Angeles,
California:
 Brea............         -     1,518          -           173      1,529        162       1,691        (j)         (j)
 El Segundo......        (l)    2,233          -           425      2,255        403       2,658        (j)         (j)
Miami/Ft.
Lauderdale,
Florida:
 Coral Springs-
 Northpoint......         -     1,030          -           139      1,059        110       1,169        (j)         (j)
 Fort Lauderdale.        (m)    1,328        633           926      1,384      1,503       2,887        (j)         (j)
 Miami Airport...        (m)    2,238        679           997      2,326      1,588       3,914        (j)         (j)
 Plantation......        (m)    1,562        358           118      1,636        402       2,038        (j)         (j)
Nashville,
Tennessee:
 Cool Springs....        (m)    1,106          -           355      1,182        279       1,461        (j)         (j)
 Nashville
 Airport.........        (m)    1,292        338           954      1,324      1,260       2,584        (j)         (j)
Orange County,
California:
 Spectrum........        (l)    2,115          -           508      2,128        495       2,623        (j)         (j)
Phoenix, Arizona:
 Dunlap/North
 West Valley.....        (l)      915          -         4,418        935      4,398       5,333        77        1996
 Mesa............        (l)    1,470          -           161      1,529        102       1,631        (j)         (j)
 Tempe...........        (l)      808          -         4,613        830      4,591       5,421       107        1996
 Scottsdale......        (l)      883          -         3,454        971      3,366       4,337       218        1995
 Union Hills.....        (l)      810          -         3,963        821      3,952       4,773         -        1996
Portland, Oregon:
 Lake Oswego.....        (l)    1,960          -           168      2,010        118       2,128        (j)         (j)
 Sunset East.....        (l)    1,289          -           250      1,308        231       1,539        (j)         (j)
Raleigh/Durham,
North Carolina:
 Hwy 70..........        (m)      901          -           238        936        203       1,139        (j)         (j)
 North Raleigh...        (m)    1,163        301           935      1,197      1,202       2,399        (j)         (j)
 RTP.............        (m)      984        230         1,598        993      1,819       2,812        (j)         (j)
Richmond,
Virginia:
 Upper Broad.....        (m)    1,358          -           482      1,444        396       1,840        (j)         (j)
Salt Lake City,
Utah:
 Ft. Union.......        (l)    1,285          -           440      1,288        437       1,725        (j)         (j)
 Redwood.........        (l)      844          -         2,002        912      1,934       2,846        (j)         (j)
San Antonio,
Texas:
 Bitters.........        (l)    1,000          -         3,836      1,198      3,638       4,836       254        1995
 DeZavala/Six
 Flags Fiesta....        (l)      844          -         3,731        983      3,592       4,575       258        1995
 Fredricksburg/Medical
 Center..........        (l)      800          -         3,356        892      3,264       4,156       319        1994
San Diego,
California:
 Mission Valley..        (l)    1,603          -           418      1,618        403       2,021        (j)         (j)
San Francisco
(Bay Area),
California:
 Milpitas........        (l)    1,136          -         3,413      1,143      3,406       4,549        (j)         (j)
 Mountain View...        (l)    1,805          -           675      1,849        631       2,480        (j)         (j)
 San Jose........        (l)    1,770          -           434      1,776        428       2,204        (j)         (j)
 San Mateo.......        (l)    1,510          -         4,233      1,517      4,226       5,743        (j)         (j)
                       --------
  EXTENDED-STAY
     LODGING               YEAR
   PROPERTIES          ACQUIRED
  -------------        --------
Kansas City,
Missouri:
 Merriam.........        1996
 Plaza...........        1996
Los Angeles,
California:
 Brea............        1996
 El Segundo......        1996
Miami/Ft.
Lauderdale,
Florida:
 Coral Springs-
 Northpoint......        1996
 Fort Lauderdale.        1996
 Miami Airport...        1996
 Plantation......        1996
Nashville,
Tennessee:
 Cool Springs....        1996
 Nashville
 Airport.........        1996
Orange County,
California:
 Spectrum........        1996
Phoenix, Arizona:
 Dunlap/North
 West Valley.....        1995
 Mesa............        1996
 Tempe...........        1995
 Scottsdale......        1994
 Union Hills.....        1996
Portland, Oregon:
 Lake Oswego.....        1996
 Sunset East.....        1996
Raleigh/Durham,
North Carolina:
 Hwy 70..........        1996
 North Raleigh...        1996
 RTP.............        1996
Richmond,
Virginia:
 Upper Broad.....        1996
Salt Lake City,
Utah:
 Ft. Union.......        1996
 Redwood.........        1996
San Antonio,
Texas:
 Bitters.........        1994
 DeZavala/Six
 Flags Fiesta....        1994
 Fredricksburg/Medical
 Center..........        1993
San Diego,
California:
 Mission Valley..        1996
San Francisco
(Bay Area),
California:
 Milpitas........        1996
 Mountain View...        1996
 San Jose........        1996
 San Mateo.......        1995

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                    --------  --------  ------------- ------------- --------  ------------- ----------  ------------ ------------
                                                                    GROSS AMOUNT AT WHICH CARRIED AT
                                   INITIAL COST               COSTS         DECEMBER 31, 1996
                              -----------------------   CAPITALIZED ----------------------------------
  EXTENDED-STAY       ENCUM-            BUILDINGS AND SUBSEQUENT TO           BUILDINGS AND              ACCUMULATED CONSTRUCTION
LODGING PROPERTIES    BRANCE      LAND   IMPROVEMENTS   ACQUISITION     LAND   IMPROVEMENTS      TOTAL  DEPRECIATION         YEAR
------------------  --------  --------  ------------- ------------- --------  ------------- ----------  ------------ ------------
 San Ramon.......         (l) $  1,327    $      -      $    402    $  1,341   $      388   $    1,729         (j)        (j)
 Santa Clara.....          -     1,423           -            25       1,428           20        1,448          -         (n)
 Sunnyvale.......         (l)    1,274           -         4,309       1,278        4,305        5,583         (j)        (j)
Seattle,
Washington:
 Bellevue........         (l)    2,050           -         1,119       2,067        1,102        3,169         (j)        (j)
 Mountain Lake
 Terrace/N.
 Seattle.........         (l)    1,530           -           494       1,589          435        2,024         (j)        (j)
 Redmond.........         (l)    2,265           -           565       2,527          303        2,830         (j)        (j)
 Tukwila.........         (l)      900           -           465         937          428        1,365         (j)        (j)
Tampa Area,
Florida:
 Brandon.........         (m)      923         762           584         971        1,298        2,269         (j)        (j)
 North Airport...         (m)      615       1,142         1,883         635        3,005        3,640         (j)        (j)
 St. Petersburg..         (m)      766         155           264         766          419        1,185         (j)        (j)
Washington, D.C.:
 BWI.............         (m)      940           -           486       1,062          364        1,426         (j)        (j)
 Dulles-South....         (m)      690           -           237         722          205          927         (j)        (j)
 Fair Oaks.......         (m)    1,152         196           372       1,157          563        1,720         (j)        (j)
 Merrifield......         (m)    1,500           -           276       1,511          265        1,776         (j)        (j)
Miscellaneous....         (k)    5,429           -           161       5,589            1        5,590          -          -
Less: Fair Value
in excess of
cost--Properties
acquired from
ATLANTIC.........               (3,681)     (2,623)            -      (3,681)      (2,623)      (6,304)         -
                              --------    --------      --------    --------   ----------   ----------    -------
 Total Extended-
 Stay Lodging
 Properties, held
 by Homestead....             $ 89,638    $  9,395      $157,988    $ 93,687   $  163,334   $  257,021    $ 7,717
                    --------  --------    --------      --------    --------   ----------   ----------    -------
 Grand Total
 Security
 Capital.........   $155,790  $267,246    $735,399      $411,611    $273,894   $1,140,362   $1,414,256    $48,883
                    ========  ========    ========      ========    ========   ==========   ==========    =======
                    -----------
  EXTENDED-STAY            YEAR
LODGING PROPERTIES     ACQUIRED
------------------  -----------
 San Ramon.......          1996
 Santa Clara.....          1996
 Sunnyvale.......          1995
Seattle,
Washington:
 Bellevue........          1996
 Mountain Lake
 Terrace/N.
 Seattle.........          1996
 Redmond.........          1996
 Tukwila.........          1996
Tampa Area,
Florida:
 Brandon.........          1996
 North Airport...          1996
 St. Petersburg..          1996
Washington, D.C.:
 BWI.............          1996
 Dulles-South....          1996
 Fair Oaks.......          1996
 Merrifield......          1996
Miscellaneous....     1995/1996
Less: Fair Value
in excess of
cost--Properties
acquired from
ATLANTIC.........
 Total Extended-
 Stay Lodging
 Properties, held
 by Homestead....
 Grand Total
 Security
 Capital.........

----
(a) For Federal income tax purposes, ATLANTIC's aggregate cost of real estate at December 31, 1996 was $1,133,431,000.
(b) Pledged as additional collateral under credit enhancement agreement with the Federal National Mortgage Association.
(c) Phase I (108 units) was constructed in 1981 and Phase II (240 units) was constructed in 1983.
(d) Phase I (332 units) was constructed in 1983 and Phase II (312 units) was constructed in 1985.
(e) A provision for possible loss of $2,500,000 was recognized in December 1996 to more properly reflect the fair value of this community.
(f) The land associated with this community is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.
(g) The FNMA credit enhancement agreement requires payments to be made to a principal reserve fund.
(h) This community is leasing completed units.
(i) 19.24 acres purchased in 1995; 9.86 acres purchased in 1996.
(j) As of December 31, 1996, these properties were under construction or in planning and owned.
(k) Land held for sale.
(l) Certain properties owned by Homestead are subject to the terms and conditions of the Funding Commitment Agreement between Homestead and PTR. At December 31, 1996 convertible mortgage notes in the amount of $112,639 were payable to PTR (carried at $101,309, net of unamortized discount, in the accompanying financial statements).
(m) Certain properties owned by Homestead are subject to the terms and conditions of the Funding Commitment Agreement between Homestead and ATLANTIC. At December 31, 1996 there were no amounts funded on the convertible mortgage notes payable to ATLANTIC.
(n) Land held for future development.

              SECURITY CAPITAL GROUP INCORPORATED AND SUBSIDIARIES

                              NOTE TO SCHEDULE III

                            AS OF DECEMBER 31, 1996

The following is a reconciliation of the carrying amount and related accumulated depreciation of ATLANTIC's and Homestead's investment in real estate, at cost (in thousands):

                                           ----------------------------

                                               YEAR ENDED DECEMBER 31,
                                           ---------------------------------
                CARRYING AMOUNT                  1996        1995        1994
                ---------------            ----------  ---------   ---------
      Beginning balances                   $  888,928   $631,260    $ 31,005
      Acquisitions and renovation
       expenditures                           339,867    187,267     571,268
      Development expenditures, including
       land acquisitions                      245,166    101,335      28,967
      Recurring capital expenditures            2,783          -           -
      Provision for possible loss              (2,500)         -           -
      Dispositions                            (59,988)   (30,934)          -
                                           ----------  ---------   ---------
      Ending balances                      $1,414,256   $888,928    $631,240
                                           ==========  =========   =========
                                               YEAR ENDED DECEMBER 31,
                                           ---------------------------------
           ACCUMULATED DEPRECIATION              1996        1995        1994
           ------------------------        ----------  ---------   ---------
      Beginning balances                   $   23,561   $  8,798    $     28
      Depreciation for the period              21,858     15,925       8,770
      Accumulated depreciation of assets
       acquired                                 6,683          -           -
      Accumulated depreciation--
       dispositions                            (3,219)    (1,152)          -
                                           ----------  ---------   ---------
      Ending balances                      $   48,883   $ 23,561    $  8,798
                                           ==========  =========   =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders of
Security Capital Group Incorporated:

We have audited the accompanying consolidated balance sheet of Security Capital Group Incorporated and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Group Incorporated and Subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
February 17, 1995

                      SECURITY CAPITAL GROUP INCORPORATED

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                          ASSETS
                          ------
Investment in Security Capital Realty Incorporated, at cost    $57,110
Notes receivable                                                 6,521
Cash and cash equivalents                                        4,939
Accounts receivable and accrued interest                         3,520
Property and equipment, net                                      6,258
Intangible assets                                               11,816
Other assets                                                     2,137
                                                             ---------
Total assets                                                   $92,301
                                                             =========
            LIABILITIES & SHAREHOLDERS' EQUITY
            ----------------------------------
LIABILITIES:
  Accounts payable and accrued expenses                        $15,902
  Notes payable                                                    250
  Convertible subordinated debentures                           70,178
                                                             ---------
Total liabilities                                               86,330
                                                             ---------
SHAREHOLDERS' EQUITY                                             5,971
                                                             ---------
Total liabilities and shareholders' equity                     $92,301
                                                             =========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

INCOME:
  Services Division revenues       $38,900
  Investment revenues                2,973
  Interest and other income          1,534
                                ---------
                                    43,407
                                ---------
EXPENSES:
  General and administrative        43,768
  Director fees                        187
  Depreciation and amortization      1,799
  Interest expense                   6,091
                                ---------
                                    51,845
                                ---------
Net loss                           $(8,438)
                                =========

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                  -------------------------------------------------------------

                                      COMMON STOCK
                          --------------------------------------
                               CLASS A            CLASS B
                               (VOTING)         (NON-VOTING)
                           (325,000 SHARES    (325,000 SHARES
                             AUTHORIZED)        AUTHORIZED)
                          ------------------ ------------------- ADDITIONAL                                TOTAL
                             NUMBER $.01 PAR    NUMBER  $.01 PAR    PAID-IN ACCUMULATED  TREASURY  SHAREHOLDERS'
                          OF SHARES    VALUE OF SHARES     VALUE    CAPITAL     DEFICIT     STOCK         EQUITY
                          --------- -------- ---------  -------- ---------- -----------  --------  -------------
Balances at December 31,
 1993                           375   $0.004    25,616    $0.256    $27,194    $(10,449)  $(2,071)       $14,674
 Purchase of treasury
  shares                          -        -      (139)        -          -           -      (201)          (201)
 Issuance of shares               -        -       164     0.001        164           -         -            164
 Stock dividend                 272    0.002    18,603     0.186          -           -         -              -
 Minority interest
  acquired                        -        -         -         -          -        (228)        -           (228)
 Net loss                         -        -         -         -          -      (8,438)        -         (8,438)
                                ---   ------    ------    ------    -------    --------   -------        -------
Balances at December 31,
 1994                           647   $0.006    44,244    $0.443    $27,358    $(19,115)  $(2,272)       $ 5,971
                                ===   ======    ======    ======    =======    ========   =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

OPERATING ACTIVITIES:
Net loss                                                         $ (8,438)
Adjustments to reconcile net loss to net cash flow provided by operating activities:
  Depreciation and amortization                                     1,799
  Decrease in accounts receivable and accrued interest              2,549
  Increase in other assets                                         (1,049)
  Increase in accounts payable and accrued expenses                12,828
  Decrease in accrued interest on debentures                       (2,331)
                                                                ---------
    Net cash provided by operating activities                       5,358
                                                                ---------
INVESTING ACTIVITIES:
Investments in Security Capital Realty Incorporated               (17,791)
Sale of shares of Security Capital Realty Incorporated              8,089
Cash paid upon acquisition of businesses                           (7,500)
Advances under notes receivable                                   (13,476)
Repayment of notes receivable                                      13,106
Increase in property and equipment                                 (4,536)
Minority interest acquired                                           (228)
                                                                ---------
    Net cash used by investing activities                         (22,336)
                                                                ---------
FINANCING ACTIVITIES:
Advances under notes payable                                          250
Repayments of notes payable                                        (4,175)
Net proceeds from issuance of debentures                            9,612
Retirement of debentures                                             (108)
Purchase of treasury stock                                           (201)
Net proceeds from issuance of stock                                   164
                                                                ---------
    Net cash flow provided by financing activities                  5,542
                                                                ---------
Net decrease in cash and cash equivalents                         (11,436)
Cash and cash equivalents, beginning of year                       16,375
                                                                ---------
Cash and cash equivalents, end of year                           $  4,939
                                                                =========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SECURITY CAPITAL GROUP INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

1. GENERAL

Organization and Recent Merger:
A merger of Security Capital Group Incorporated ("GROUP") with and into Security Capital Realty Incorporated ("REALTY") was approved by GROUP and REALTY shareholders during the fourth quarter of 1994. The merger was effective on January 1, 1995.

The merged entity ("Security Capital") is a private real estate company which combines GROUP's and REALTY's two complementary businesses. The merged entity owns controlling positions in three highly focused, fully integrated real estate operating companies. The new entity also includes the Services Division, which owns REIT Management and Property Management companies that direct these operating businesses. The Services Division provides strategic guidance, research, investment analysis, acquisition and development services, asset management, property management, capital markets services and legal and accounting services.

In August 1994, GROUP declared a dividend of .7242 shares to its stockholders. The stock dividend was paid on August 22, 1994 to holders of record on August 12, 1994.

In the merger, each share of GROUP's outstanding stock was exchanged for 1.22 shares of REALTY stock. Also, each $1,000 principal amount of GROUP's 8.5% convertible subordinated debentures was exchanged for $1,000 principal amount of REALTY's convertible subordinated debentures due June 30, 2014 (the "2014 Convertible Debentures") plus 1.147 shares of REALTY stock (equaling 1.22 REALTY shares, on a fully converted basis, for each GROUP share into which the GROUP debentures were convertible).

Each holder of an unexpired option or warrant to purchase GROUP stock or debentures automatically received the right to exercise such option or warrant, as the case may be (subject to the vesting provisions thereof and at the same aggregate exercise price), for the securities of REALTY the holder could have received pursuant to the merger had such option or warrant been exercised immediately prior to the merger.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Financial Presentation:
The accompanying consolidated financial statements include the accounts of GROUP and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Depreciation:
Depreciation of furniture and equipment is computed over the estimated useful lives (generally 3 to 10 years) of the depreciable property on a straight-line basis.

Goodwill:
Goodwill results from acquisitions of financial services companies and represents acquisition costs in excess of net assets of the businesses acquired. Goodwill, aggregating $12,540,111 at December 31, 1994, is included in other assets in the accompanying consolidated balance sheets and is being amortized on a straight-line basis over 15-20 years. Accumulated amortization at December 31, 1994 was $723,806.

Cash and Cash Equivalents:
Cash and cash equivalents consist of cash in bank accounts and investments in money market funds.

3. SERVICES DIVISION

GROUP's Services Division owns REIT Management (defined below) and Property Management companies which direct the operations and provide services to the highly focused, fully integrated real estate operating companies REALTY owns.

                      SECURITY CAPITAL GROUP INCORPORATED

Under the terms of separate agreements, GROUP's financial services subsidiaries manage the operations of separate affiliated REITs ("REIT Managers") and provide property management services to those REITs ("Property Managers"). Each REIT Manager is paid a REIT Management fee based on a percentage of the REIT's pre-management fee cash flow, after deducting regularly scheduled and assumed mortgage principal payments, as defined in the REIT management agreements. The fee is generally 16% of cash flow for operating REITs. The fee was 4% of cash flow with respect to REALTY, except with respect to REALTY's cash flow from affiliates in which it owns 90% or more of the common stock, as to which no fee was paid by REALTY. The REIT and Property Management Agreements are generally one year in term, renewable annually by the affiliated REIT and cancelable upon sixty days' notice. Property management fees are at market rates and are paid separately to GROUP's property management subsidiaries.

REIT and property management fees for the year ended December 31, 1994 were earned from the following sources:

      REIT management fees:
        Security Capital Industrial Trust (NYSE: SCN), a publicly
         held REIT which, at December 31, 1994, is 50.86% owned
         by REALTY                                                  $ 8,673,200
        Security Capital Pacific Trust (formerly Property Trust
         of America) (NYSE: PTR), which acquired by merger
         Security Capital Pacific Incorporated; at December 31,
         1994, PTR, a publicly held REIT, was 31.85% owned by
         REALTY and Security Capital Pacific Incorporated, a
         private REIT, was 97.61% owned by REALTY                    14,878,295
        Security Capital Atlantic Incorporated, a private REIT
         subsidiary which, at December 31, 1994, was 72.16% owned
         by REALTY                                                    3,671,048
        REALTY, a private REIT and an affiliate of GROUP              1,391,575
                                                                    -----------
                                                                     28,614,118
                                                                    -----------
      Property management fees:
        Security Capital Industrial Trust                             1,732,797
        Security Capital Pacific Trust                                6,736,532
        Security Capital Atlantic Incorporated                        1,816,842
                                                                    -----------
                                                                     10,286,171
                                                                    -----------
          Consolidated Services Division revenues                   $38,900,289
                                                                    ===========

4. NOTES RECEIVABLE

The following is a summary of GROUP's notes receivable at December 31, 1994:

             Directors' and officers'
              investment notes                $ 5,576,508
             Other                                944,916
                                              -----------
                 Total notes receivable       $ 6,521,424
                                              ===========

Directors and officers investment notes (used to fund a portion of the purchase price of securities sold by GROUP and its affiliates) have a term of ten years, bear interest at prime rate plus 1/4% (8.75% at December 31, 1994) and are recourse to the respective borrowers.

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1994:

             Office furniture and equipment   $ 7,439,119
             Vehicles                             132,938
             Leasehold improvements               433,723
             Other                                 51,824
                                              -----------
                                                8,057,604
             Less accumulated depreciation     (1,799,224)
                                              -----------
             Net property and equipment       $ 6,258,380
                                              ===========

                      SECURITY CAPITAL GROUP INCORPORATED

Depreciation expense charged to operations was $1,004,837 for the year ended December 31, 1994.

The useful lives of property and equipment for purposes of computing depreciation are:

             Office furniture and equipment    5-10 Years
             Vehicles                           3-5 Years
             Leasehold improvements            1-10 Years
             Other                              1-3 Years

6. INVESTMENT IN REALTY

At December 31, 1994, GROUP's common stock investment in REALTY aggregated
$26,619,150, which represented 6.61% of REALTY's outstanding common stock.
Dividend income from REALTY for the year ended December 31, 1994 was $1,153,419.
This stock was cancelled in the GROUP/REALTY merger (see Note 1).

On June 5, 1994, REALTY declared a dividend distribution, payable to holders of common stock of record on
June 16, 1994, (the record date) of $757.50 principal amount of 2014 Convertible
Debentures for each share of
common stock. These debentures issued to GROUP in connection with such distribution were cancelled in the GROUP/REALTY merger.

At December 31, 1994, the investment in REALTY, at cost, was as follows:

             Common stock                     $26,619,150
             2014 Convertible Debentures       30,490,844
                                             ------------
             Total Investment in REALTY       $57,109,994
                                             ============

Total interest income recognized and received on the REALTY 2014 Convertible Debentures for the year ended December 31, 1994 was $1,819,234.

On March 31, 1994, GROUP renewed a $20,000,000 loan facility to REALTY. As of December 31, 1994 there was no outstanding balance under the loan facility. Total interest income recognized on this loan for the year ended December 31, 1994 was $230,935.

7. LEASES

Minimum future rental payments under non-cancelable operating leases, principally for office space having remaining terms in excess of one year as of December 31, 1994, are as follows:

                    ---------------------------------------

             YEARS
             ENDED
             DECEMBER
             31,             AMOUNT
             --------        ------
             1995        $1,604,987
             1996         1,440,372
             1997         1,100,541
             1998           572,090
             1999           428,210
             Thereafter   1,136,521
                         ----------
                         $6,282,721
                         ==========

Lease expense for the year ended December 31, 1994 was $1,539,052. Included above is a ten-year lease agreement, which began February 1, 1994, with Security Capital Industrial Trust, an affiliate, with a total remaining obligation of $2,528,000.

                      SECURITY CAPITAL GROUP INCORPORATED

8. CONVERTIBLE SUBORDINATED DEBENTURES

The debentures bear interest at the rate of 8.5% per annum. GROUP may defer annually interest at the rate of 4.5%, which is payable at the maturity of the debentures (or earlier if the Board so directs). The balance of the interest amount (4%) is payable to the extent of the net cash flow of GROUP and may be deferred until payable out of net cash flow. Any amounts deferred accrue interest at the rate of 8.5%. On January 1, 1995 all 8.5% convertible subordinated debentures were exchanged for REALTY 2014 Convertible Debentures and shares of REALTY stock (see Notes 1 and 6). In conjunction with the merger with REALTY (see Note 1), all current and deferred accrued interest, amounting to $8,284,407, was paid on December 31, 1994.

On March 31, 1994 GROUP issued $9,833,470 principal amount of 8.5% convertible subordinated debentures, pursuant to a rights offering to existing shareholders.

9. INCOME TAXES

GROUP has no significant deferred tax assets or deferred tax liabilities other than its net operating loss carryforwards incurred from inception through December 31, 1994. No tax benefits applicable to such operating losses have been recognized, since GROUP would be unable to carry the operating loss back to prior periods for federal income tax purposes. GROUP has net operating loss carryforwards of approximately $18,310,000 at December 31, 1994. If not previously utilized, the loss carryforwards will expire beginning 2005 through 2009. Subsequent to the merger (see Note 1), utilization of existing net operating loss carryforwards may be limited by IRC Section 382 (limitation on net operating loss carryforwards following ownership change) and the Separate Return Limitation Year ("SRLY") rules.

10. SHARE OPTION PLAN

GROUP's Board of Directors has approved stock option plans and warrants for officers and directors. The plans permit options to be granted to directors and non-director employees to acquire units of Class B Common Non-voting Stock and 8.5% convertible subordinated debentures due 2006.

The securities reserved for options and warrant grants and the options and warrants granted are summarized as follows:

                    ---------------------------------------

                                     SHARES    DEBENTURES
                                    -------  ------------
             Total options and
              warrants reserved
              for grants             20,833   $29,581,916
                                    =======  ============
             Options granted
               Directors              3,466   $ 4,928,802
               Employees             12,488    17,733,503
             Warrants                 4,675     6,636,000
                                    -------  ------------
             Total options and
              warrants granted       20,629   $29,298,305
                                    =======  ============

Due to the stock dividend, the option and warrant shares have been increased by
 .7242 (see Note 1). All options and warrants had exercise prices of $580 per share (adjusted to $475 per Security Capital share in the GROUP/REALTY merger) for the common stock and par for the debentures and must be exercised in units of both common stock and debentures.

Options granted to directors are one-half vested, with the balance to be fully vested on January 1, 1996. These options expire December 31, 2002. Of the options granted to employees, options for 2,664 shares and $3,785,503 of debentures are fully vested and expire January 1, 1997. The remaining employee options vest over a period from January 1, 1996 to December 31, 2002, and expire December 31, 2002. Under the 1995 Option Plan, 1,311 shares and $993,367 of debentures were granted to employees. The 1995 Option Plan is subject to shareholder approval. If shareholder approval is not received, options will convert to "phantom" options. If that conversion occurs, on the option's expiration date the option holder will receive cash equal to the net value of the option.

                      SECURITY CAPITAL GROUP INCORPORATED

The Warrants granted to a director who is also an officer are fully vested and expire on December 31, 2002. No options or warrants have been exercised.

11. BUSINESS ACQUISITIONS

On May 12, 1994, GROUP entered into an asset purchase agreement with Laing Properties, Incorporated and Laing Management Company. The total purchase price was $6,000,000 cash and the entire amount was recorded as goodwill. The transaction occurred simultaneously with Security Capital Atlantic Incorporated's acquisition of $336 million of multifamily real estate properties. A subsidiary of GROUP is managing these properties.

On October 28, 1994, subsidiary of GROUP entered into an asset purchase agreement with The Krauss/Schwartz Company. The total purchase price was $1,500,000 cash and the entire amount was recorded as goodwill. The transaction occurred simultaneously with Security Capital Industrial Trust's acquisition of $89 million of industrial real estate properties. These properties are managed by a subsidiary of GROUP.

In a series of transactions completed in January 1994, GROUP acquired all the outstanding stock of WilsonSchanzer, Inc., a multifamily property management company, and renamed it SCG Realty Services Incorporated ("REALTY SERVICES"). As part of the consideration, GROUP issued a $250,000 note payable and a three-year option to purchase Class B common stock and debentures for an exercise price of $270,000. The note payable bears interest at Texas Commerce Bank prime rate plus 1/4% and is exchangeable for stock of REALTY. GROUP also acquired the assignment of rights under a management agreement from the selling shareholders for $560,000, payable in four equal, annual installments expiring January 31, 1997.

Goodwill applicable to these transactions is being amortized on a straight-line basis over 15-20 years (see Note 2).

                      INDEPENDENT AUDITORS' REVIEW REPORT

The Board of Trustees and Shareholders
SECURITY CAPITAL PACIFIC TRUST:

We have reviewed the accompanying condensed balance sheet of SECURITY CAPITAL PACIFIC TRUST as of June 30, 1997, the related condensed statements of earnings for the three and six-month periods ended June 30, 1997 and 1996, the statement of shareholders' equity for the six-month period ended June 30, 1997, and the statements of cash flows for the six-month periods ended June 30, 1997 and 1996. These condensed financial statements are the responsibility of the Trust's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of SECURITY CAPITAL PACIFIC TRUST as of December 31, 1996, and the related statements of earnings, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 29, 1997, except as to Note 13, which is as of March 10, 1997, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 1996 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

                                        KPMG Peat Marwick LLP

Chicago, Illinois
August 13, 1997

                         SECURITY CAPITAL PACIFIC TRUST

                         CONDENSED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                      -------------------------
                                                         JUNE 30,
                                                             1997  DECEMBER 31,
                       ASSETS                         (UNAUDITED)          1996
                       ------                         -----------  ------------
Real estate                                           $2,391,165    $2,153,363
Less accumulated depreciation                            104,330        97,574
                                                      ----------    ----------
                                                       2,286,835     2,055,789
Homestead Notes                                          246,453       176,304
Other mortgage notes receivable                           12,861        13,525
                                                      ----------    ----------
    Net investments                                    2,546,149     2,245,618
Cash and cash equivalents                                  5,570         5,601
Accounts receivable and accrued interest                   5,382         4,157
Restricted cash in tax-deferred exchange escrow           19,707            42
Other assets                                              29,008        27,014
                                                      ----------    ----------
    Total assets                                      $2,605,816    $2,282,432
                                                      ==========    ==========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Liabilities:
  Credit facilities                                   $  203,015    $  110,200
  Long-Term Debt                                         630,000       580,000
  Mortgages payable                                      278,619       217,188
  Distributions payable                                       --        24,537
  Accounts payable                                        32,676        22,782
  Accrued expenses and other liabilities                  64,182        60,217
                                                      ----------    ----------
    Total liabilities                                  1,208,492     1,014,924
                                                      ----------    ----------
Shareholders' equity:
  Series A Preferred Shares (5,574,014 convertible
   shares in 1997 and 6,494,967 in 1996; stated
   liquidation preference of $25 per share)              139,350       162,374
  Series B Preferred Shares (4,200,000 shares issued;
   stated liquidation preference of $25 per share)       105,000       105,000
  Common Shares (shares issued--79,375,582 in 1997
   and 75,510,986 in 1996)                                79,376        75,511
  Additional paid-in capital                             993,602       918,434
  Unrealized holding gain on Homestead Notes             103,142        74,923
  Distributions in excess of net earnings                (23,146)      (68,734)
                                                      ----------    ----------
    Total shareholders' equity                         1,397,324     1,267,508
                                                      ----------    ----------
    Total liabilities and shareholders' equity        $2,605,816    $2,282,432
                                                      ==========    ==========

     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                     CONDENSED STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                  -------------------------------------------
                                   THREE MONTHS ENDED     SIX MONTHS ENDED
                                        JUNE 30,              JUNE 30,
                                  --------------------- ---------------------
                                        1997       1996       1997       1996
                                  ---------  ---------  ---------  ---------
Revenues:
  Rental revenues                   $81,412    $79,491   $161,362   $155,300
  Interest income on Homestead
   Notes                              3,800         --      6,974         --
  Other interest income                 968        452      1,338        999
                                  ---------  ---------  ---------  ---------
                                     86,180     79,943    169,674    156,299
                                  ---------  ---------  ---------  ---------
Expenses:
  Rental expenses                    19,870     21,943     40,227     42,029
  Real estate taxes                   6,656      6,256     13,924     13,359
  Property management fees:
    Paid to affiliate                 2,813      2,973      5,503      5,828
    Paid to third parties               197        283        457        536
  Depreciation                       12,639     10,624     24,688     21,242
  Interest                           15,798      7,257     29,759     13,777
  REIT management fee paid to
   affiliate                          4,706      5,724      9,323     11,279
  General and administrative            316        230        588        506
  Other                                 120        191      1,864        361
                                  ---------  ---------  ---------  ---------
                                     63,115     55,481    126,333    108,917
                                  ---------  ---------  ---------  ---------
Earnings from operations             23,065     24,462     43,341     47,382
Gain on disposition of
 investments, net                    11,872      5,160     37,207      8,083
                                  ---------  ---------  ---------  ---------
Net earnings before
 extraordinary item                  34,937     29,622     80,548     55,465
Less extraordinary item--loss on
 early extinguishment of debt            --        870         --        870
                                  ---------  ---------  ---------  ---------
Net earnings                         34,937     28,752     80,548     54,595
Less Preferred Share dividends        4,805      6,386      9,840     12,774
                                  ---------  ---------  ---------  ---------
  Net earnings attributable to
   Common Shares                    $30,132    $22,366   $ 70,708   $ 41,821
                                  =========  =========  =========  =========
Weighted-average Common Shares
 outstanding                         77,398     72,223     76,639     72,217
                                  =========  =========  =========  =========
Per Common Share amounts:
  Primary                           $  0.39    $  0.31   $   0.92   $   0.58
                                  =========  =========  =========  =========
  Fully diluted                     $  0.38    $    --   $   0.90   $     --
                                  =========  =========  =========  =========
Distributions paid                  $ 0.325    $  0.31   $   0.65   $   0.62
                                  =========  =========  =========  =========

     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                  CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1997
                        (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                         ------------------------------------------------------

                          SHARES OF BENEFICIAL
                           INTEREST, $1.00 PAR
                                  VALUE
                         -----------------------
                            SERIES A    SERIES B
                           PREFERRED   PREFERRED  COMMON
                           SHARES AT   SHARES AT  SHARES
                           AGGREGATE   AGGREGATE      AT ADDITIONAL UNREALIZED DISTRIBUTIONS
                         LIQUIDATION LIQUIDATION     PAR    PAID-IN    HOLDING  IN EXCESS OF
                          PREFERENCE  PREFERENCE   VALUE    CAPITAL      GAINS  NET EARNINGS      TOTAL
                         ----------- ----------- ------- ---------- ---------- ------------- ----------
Balances at January 1,
 1997                     $162,374    $105,000   $75,511  $918,434   $ 74,923    $(68,734)   $1,267,508
 Net earnings                   --          --        --        --         --      80,548        80,548
 Shareholder
  distributions                 --          --        --        --         --     (34,960)      (34,960)
 Sale of shares, net of
  expenses                      --          --     2,500    51,755         --          --        54,255
 Conversion of 920,953
  Series A
  Preferred Shares into
  1,240,396 Common
  Shares                   (23,024)         --     1,240    21,784         --          --            --
 Change in unrealized
  holding gain on
  Homestead Notes               --          --        --        --     28,219          --        28,219
 Exercise of warrants
  and options                   --          --       125     1,629         --          --         1,754
                          --------    --------   -------  --------   --------    --------    ----------
Balances at June 30,
 1997                     $139,350    $105,000   $79,376  $993,602   $103,142    $(23,146)   $1,397,324
                          ========    ========   =======  ========   ========    ========    ==========


     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             ------------------

                                                        SIX MONTHS ENDED
                                                            JUNE 30,
                                                      ---------------------
                                                            1997        1996
                                                      ---------   ---------
Operating activities
  Net earnings                                        $  80,548   $  54,595
  Adjustments to reconcile net earnings to net cash
   flow provided by operating activities:
    Depreciation and amortization                        25,521      22,069
    Gain on disposition of investments, net             (37,207)     (8,083)
    Provision for possible loss on investments            1,500          --
  Change in accounts payable                               (176)     (6,085)
  Change in accrued expenses and other liabilities        3,966      (1,489)
  Change in other operating assets                       (4,034)       (885)
                                                      ---------   ---------
    Net cash flow provided by operating activities       70,118      60,122
                                                      ---------   ---------
Investing activities:
  Real estate investments                              (371,250)   (283,961)
  Change in tax-deferred exchange escrow                (19,665)         --
  Funding of Homestead Notes                            (41,250)         --
  Advances on other mortgage notes receivable              (200)         --
  Principal repayments on other mortgage notes
   receivable                                               864       1,148
  Gross proceeds from dispositions                      249,816      87,782
  Closing costs related to dispositions                  (5,694)     (2,086)
                                                      ---------   ---------
    Net cash flow used in investing activities         (187,379)   (197,117)
                                                      ---------   ---------
Financing activities:
  Proceeds from Long-Term Debt                           50,000     150,000
  Debt issuance costs incurred                             (700)     (1,385)
  Prepayment of mortgages payable due to community
   dispositions                                         (19,850)    (25,845)
  Regularly scheduled principal payments on mortgages
   payable                                               (1,547)     (1,029)
  Proceeds from credit facilities                       464,920     233,885
  Principal payments on credit facilities              (372,105)   (183,635)
  Proceeds from sale of Common Shares, net               54,255          --
  Cash distributions paid on Common Shares              (49,657)    (44,785)
  Cash dividends paid on Preferred Shares                (9,840)    (12,774)
  Proceeds from exercise of warrants and options          1,754          20
                                                      ---------   ---------
    Net cash flow provided by financing activities      117,230     114,452
                                                      ---------   ---------
Net decrease in cash and cash equivalents                   (31)    (22,543)
Cash and cash equivalents at beginning of period          5,601      26,919
                                                      ---------   ---------
Cash and cash equivalents at end of period            $   5,570   $   4,376
                                                      =========   =========
Non-cash investing and financing activities:
  Assumption of mortgages payable upon purchase of
   multifamily communities                            $  82,827   $      --
  Series A Preferred Shares converted to Common
   Shares                                             $  23,024   $   3,725
  Change in unrealized holding gain on Homestead
   Notes                                              $  28,219   $      --

     The accompanying notes are an integral part of the condensed financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(1) GENERAL

The condensed financial statements of SECURITY CAPITAL PACIFIC TRUST ("PTR") are unaudited and certain information and footnote disclosures normally included in financial statements have been omitted. While management of PTR believes that the disclosures presented are adequate, these interim financial statements should be read in conjunction with the financial statements and notes included in PTR's 1996 Annual Report on Form 10-K.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary for a fair presentation of PTR's financial statements for the interim periods presented. The results of operations for the three and six month periods ended June 30, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year.

The accounts of PTR and its majority-owned subsidiaries are consolidated in the accompanying condensed financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates.

Reclassifications
Certain of the 1996 amounts have been reclassified to conform to the 1997 presentation.

Per Share Data
Primary earnings per share is computed based on the weighted average number of common shares of beneficial interest, par value $1.00 per share ("Common Share(s)"), outstanding. Fully diluted earnings per Common Share is calculated from the weighted average Common Shares outstanding plus the Common Shares that would be outstanding assuming conversion of the weighted average number of outstanding cumulative convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share ("Series A Preferred Shares"), outstanding Trustee options and certain warrants exercisable by third parties. For purposes of the fully diluted earnings per share calculation, dividends on the Series A Preferred Shares are added back to net earnings attributable to Common Shares. Primary earnings per share and fully diluted earnings per share were approximately the same for the three and six months ended June 30, 1996.

PTR will adopt Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, which changes the method used to compute earnings per share, in the fourth quarter of 1997. The impact of SFAS No. 128 on the calculation of PTR's earnings per share is not expected to be material.

                         SECURITY CAPITAL PACIFIC TRUST

(2) REAL ESTATE

Investments
Equity investments in real estate, at cost, were as follows (dollar amounts in thousands):

                            ---------------------------------------------
                                JUNE 30, 1997          DECEMBER 31, 1996
                            ---------------------    ---------------------
UNITS                       INVESTMENT      UNITS    INVESTMENT      UNITS
-----                       ---------- ---------     ---------- ---------
Multifamily:
  Operating communities     $2,028,940    40,786     $1,861,561    42,702
  Communities under
   construction                254,843     6,672(1)     186,710     5,479(1)
  Development communities
   in planning:
    Development communities
     owned                      49,965     3,106(1)      48,504     3,351(1)
    Development communities
     under control             (2)         4,278(1)     (2)         3,737(1)
                            ---------- ---------     ---------- ---------
      Total development
       communities              49,965     7,384         48,504     7,088
                            ---------- ---------     ---------- ---------
Land held for future
 development                    31,412        --         30,043        --
                            ---------- ---------     ---------- ---------
      Total multifamily      2,365,160    54,842      2,126,818    55,269
                            ---------- ---------     ---------- ---------
Non-multifamily                 26,005                   26,545
                            ----------               ----------
      Total real estate     $2,391,165               $2,153,363
                            ==========               ==========

--------
(1) Unit information is based on management's estimates and has not been audited or reviewed by PTR's independent auditors.
(2) PTR's investment as of June 30, 1997 and December 31, 1996 for developments under control was $3.7 million and $1.6 million, respectively, and is reflected in the "Other assets" caption of PTR's balance sheets.

The change in investments in real estate, at cost, consisted of the following (in thousands):

      Balance at January 1, 1997                                 $2,153,363
      Multifamily:
        Acquisition and renovation expenditures                     340,682
        Development expenditures, excluding land acquisitions       114,480
        Acquisition and improvement of land held for current or
         future development                                           4,150
        Recurring capital expenditures                                4,836
        Dispositions                                               (224,263)
        Provisions for possible loss on investments                  (1,500)
                                                                 ----------
      Net multifamily activity subtotal                           2,391,748
      Non-multifamily dispositions                                     (583)
                                                                 ----------
      Balance at June 30, 1997                                   $2,391,165
                                                                 ==========

At June 30, 1997, PTR had contingent contracts or letters of intent, subject to PTR's final due diligence and approval of all entitlements, to acquire land for the development of an estimated 6,602 multifamily units with an aggregate estimated development cost of approximately $612.7 million. At the same date, PTR also had contingent contracts or letters of intent, subject to final due diligence, for the acquisition of 328 additional operating multifamily units with a total expected investment of $17.5 million, including planned renovations.

At June 30, 1997, PTR had unfunded development commitments for developments under construction of $180.4 million.

                         SECURITY CAPITAL PACIFIC TRUST

Gains and Provision for Possible Loss on Investments

Each year, REIT Management formulates operating and capital plans based on an ongoing active review of PTR's portfolio. Based in part upon the market research provided by Security Capital Real Estate Research Group Incorporated, and in an effort to optimize its portfolio composition, PTR may from time to time seek to dispose of assets that in management's view no longer meet PTR's long-term investment objectives. The proceeds from these selected dispositions are redeployed, typically through tax-deferred exchanges, into assets that in PTR's view offer better long-term cash flow growth prospects. As a result of this asset optimization strategy, PTR disposed of 23 multifamily communities, one industrial building and two parcels of land during the six months ended June 30, 1997, representing gross proceeds of $249.8 million, and disposed of six multifamily communities, one parcel of land and one industrial building during the six months ended June 30, 1996, representing gross proceeds of $87.8 million. As of June 30, 1997, PTR held a portion of the 1997 disposition proceeds aggregating $19.7 million in an interest bearing escrow account, pending acquisition of other multifamily communities to complete the tax-deferred exchange. For federal income tax purposes, the majority of the 1997 and 1996 dispositions were structured as tax-deferred exchanges which deferred gain recognition. For financial reporting purposes, however, the transactions qualified for profit recognition and aggregate gains of $37.2 million and $8.1 million were recorded for the six months ended June 30, 1997 and 1996, respectively.

As part of PTR's asset optimization strategy, six multifamily communities, five parcels of land and one industrial building were held for disposition as of June 30, 1997. The aggregate carrying value of properties held for disposition was approximately $79 million at June 30, 1997. Each community's carrying value is less than or equal to its estimated fair market value, net of estimated costs to sell. Such communities are not depreciated during the period for which they are determined to be held for disposition. Subject to normal closing risks, PTR expects to complete the disposition of all communities during 1997 and early 1998 and redeploy the net proceeds from such dispositions, where appropriate, through tax-deferred exchanges into the acquisition of multifamily communities. The property level earnings, after interest and depreciation, from communities held for disposition at June 30, 1997 which are included in PTR's earnings from operations for the six months ended June 30, 1997 and 1996 were $3.6 million and $3.5 million, respectively.

(3) HOMESTEAD NOTES

In addition to multifamily investment activity, PTR had developed and operated extended-stay lodging facilities under the Homestead Village name since 1992. On October 17, 1996, PTR contributed its Homestead Village properties to Homestead Village Incorporated ("Homestead"), a new publicly-traded company, in exchange for certain Homestead securities. As of the contribution date, the Homestead Village properties constituted approximately 7.1% of PTR's total assets, at cost. The Homestead Village properties generated approximately 8.1% of PTR's net operating income (rental revenues less rental expenses, real estate taxes and property management fees) for the six months ended June 30, 1996.

During the six month period ended June 30, 1997, PTR funded an additional $41.3 million under its $198.8 million commitment to provide development funding to Homestead in the form of convertible mortgage notes ("Homestead Notes"), resulting in a total amount funded of $142.4 million as of June 30, 1997.

Following is a reconciliation of the Homestead Notes' components to the amount reflected in the accompanying Balance Sheet (in thousands):

                                                  --------------
                                                  JUNE  30, 1997
                                                  --------------
      Face amount of Homestead Notes                 $158,557
      Original issue discount                         (16,119)
                                                    ---------
      Amount funded                                   142,438
      Amortization of original issue discount             531
      Conversion feature-initial value                 11,168
      Unamortized discount on conversion feature      (10,826)
      Fair value adjustment                           103,142
                                                    ---------
      Carrying value and fair value                  $246,453
                                                    =========

                         SECURITY CAPITAL PACIFIC TRUST

The Homestead Notes are convertible into Homestead common stock on the basis of one share of Homestead common stock for every $11.50 of principal face amount outstanding. Accordingly, fair value was calculated based upon the conversion value of the Homestead Notes using the trading price of Homestead common stock at June 30, 1997 of $17.875. The fair value adjustment is recognized as an unrealized gain in shareholders' equity.

PTR expects to complete the funding of the remaining $56.4 million under its funding commitment in 1997 and early 1998.

(4) BORROWINGS

Credit Facilities

PTR has a $350 million unsecured revolving line of credit with Texas Commerce Bank, National Association ("TCB"), as agent for a group of financial institutions (collectively, the "Lenders"). The line matures in August 1999 and may be extended annually for an additional year with the approval of the Lenders. The line of credit bears interest at the greater of prime (8.5% at June 30, 1997) or the federal funds rate plus 0.50%, or at PTR's option, LIBOR (5.6875% at June 30, 1997) plus 1.125% (6.8125% at June 30, 1997), which spread was reduced from 1.125% to 0.75% effective August 13, 1997. The spread over LIBOR can vary from LIBOR plus 0.50% to LIBOR plus 1.50% based upon the rating of PTR's long-term unsecured senior notes ("Long-Term Debt"). Additionally, there is a commitment fee on the average unfunded line of credit balance. The commitment fee was $114,000 and $218,000 for the six months ended June 30, 1997 and 1996, respectively.

A summary of PTR's line of credit borrowings is as follows (dollars in thousands):

                                                        -----------------------
                                                        SIX MONTHS         YEAR
                                                             ENDED        ENDED
                                                          JUNE 30, DECEMBER 31,
                                                              1997         1996
                                                        ---------- ------------
      Total line of credit                               $350,000    $350,000
      Borrowings outstanding at end of period              68,250      99,750
      Weighted-average daily borrowings                   117,162     112,248
      Maximum borrowings outstanding at any month end     205,000     188,750
      Weighted-average daily nominal interest rate           6.5%        7.3%
      Weighted-average daily effective interest rate         8.3%        8.8%
      Weighted-average nominal interest rate at end of
       period                                                6.8%        6.6%

On September 9, 1996, PTR entered into a short-term, unsecured, borrowing agreement with TCB. The loan matures March 18, 1998 and bears interest at an overnight rate which ranged from 5.94% to 7.00% during the six months ended June 30, 1997. At June 30, 1997, there was $34.8 million outstanding under this agreement.

On March 10, 1997, PTR borrowed $60 million under a short-term, unsecured, borrowing agreement with a financial institution. The loan matures on September 10, 1997, but provides for early repayment at PTR's option on the 10th day of each month during the term. Interest is payable monthly at an annual rate of LIBOR plus 0.60% (6.2875% at June 30, 1997). On April 4, 1997, PTR borrowed an additional $40 million under a short-term, unsecured, borrowing agreement with the same financial institution, having approximately the same interest rate and repayment terms. The proceeds from both loans were used to repay borrowings under PTR's line of credit.

                         SECURITY CAPITAL PACIFIC TRUST

LONG-TERM DEBT

PTR has issued Long-Term Debt which bears interest at fixed rates, payable semi-annually. Funds from such issuances were used primarily for acquisition, development and renovation of multifamily communities and to repay balances on credit facilities incurred for such purposes. The following table summarizes the Long-Term Debt as of June 30, 1997:

--------------------------------------------------------------------------------

                         ISSUANCE                      AVERAGE EFFECTIVE
                              AND                         INTEREST RATE,
                      OUTSTANDING   PRINCIPAL         INCLUDING OFFERING          ORIGINAL
                        PRINCIPAL     PAYMENT COUPON       DISCOUNTS AND MATURITY     LIFE
DATE OF ISSUANCE           AMOUNT REQUIREMENT   RATE      ISSUANCE COSTS     DATE  (YEARS)
----------------     ------------ ----------- ------  ------------------ -------- --------
3/31/97              $ 20 million     (1)     7.500%        7.443%        4/1/07   10.00
3/31/97                30 million     (1)     8.050         8.038         4/1/17   20.00
                     ------------             -----         -----                  -----
Subtotal/Average     $ 50 million             7.905%        7.850%                 16.00
                     ------------             -----         -----                  -----
10/21/96             $ 15 million     (1)     6.600%        7.030%       10/15/99   3.00
10/21/96               20 million     (1)     6.950         7.400        10/15/02   6.00
10/21/96               20 million     (1)     7.150         7.500        10/15/03   7.00
10/21/96               20 million     (1)     7.250         7.630        10/15/04   8.00
10/21/96               20 million     (1)     7.300         7.640        10/15/05   9.00
10/21/96               20 million     (1)     7.375         7.685        10/15/06  10.00
10/21/96               15 million     (2)     6.500         6.750        10/15/26  30.00
                     ------------             -----         -----                  -----
Subtotal/Average     $130 million             7.350%        7.500%                  6.85
                     ------------             -----         -----                  -----
8/6/96               $ 20 million     (1)     7.550%        7.680%        8/1/08   12.00
8/6/96                 20 million     (1)     7.625         7.730         8/1/09   13.00
8/6/96                 20 million     (1)     7.650         7.770         8/1/10   14.00
8/6/96                 20 million     (1)     8.100         8.210         8/1/15   19.00
8/6/96                 20 million     (1)     8.150         8.250         8/1/16   20.00
                     ------------             -----         -----                  -----
Subtotal/Average     $100 million             7.840%        7.950%                 15.60
                     ------------             -----         -----                  -----
2/23/96              $ 50 million     (3)     7.150%        7.300%       2/15/10   10.50
2/23/96               100 million     (4)     7.900         8.030        2/15/16   18.00
                     ------------             -----         -----                  -----
Subtotal/Average     $150 million             7.710%        7.840%                 15.50
                     ------------             -----         -----                  -----
2/8/94               $100 million     (5)     6.875%        6.978%       2/15/08   10.50
2/8/94                100 million     (6)     7.500         7.653        2/15/14   18.00
                     ------------             -----         -----                  -----
Subtotal/Average     $200 million             7.240%        7.370%                 14.25
                     ------------             -----         -----                  -----
Grand Total/Average  $630 million             7.530%        7.640%                 13.37
                     ============             =====         =====                  =====

--------
(1) Entire principal amount due at maturity.
(2) The 6.500% notes may be repaid on October 15, 1999 at the option of the holders at their full principal amount together with accrued interest.
(3) These notes require aggregate annual principal payments of $6.25 million commencing in 2003.
(4) These notes require aggregate annual principal payments of $10 million in 2011, $12.5 million in 2012, $15 million in 2013, $17.5 million in 2014, $20 million in 2015 and $25 million in 2016.
(5) These notes require annual principal payments of $12.5 million commencing in 2001.
(6) These notes require aggregate annual principal payments of $10 million in 2009, $12.5 million in 2010, $15 million in 2011, $17.5 million in 2012, $20 million in 2013, and $25 million in 2014.

                         SECURITY CAPITAL PACIFIC TRUST

Mortgages Payable
Mortgages payable at June 30, 1997 consisted of the following (dollar amounts in thousands):


--------------------------------------------------------------------------------

                                                                 PRINCIPAL
                                                         BALLOON   BALANCE    PRINCIPAL
                           EFFECTIVE SCHEDULED PERIODIC  PAYMENT        AT   BALANCE AT
                            INTEREST  MATURITY  PAYMENT   DUE AT  JUNE 30, DECEMBER 31,
COMMUNITY                    RATE(1)      DATE    TERMS MATURITY      1997         1996
---------                  --------- --------- -------- -------- --------- ------------
CONVENTIONAL FIXED RATE:
  Tigua Village               N/A    05/01/97    (2)    $   N/A  $      -    $    683
  Silvercliff                7.65%   11/10/97    (2)      7,304     7,335       7,382
  Braeswood Park             7.50    01/01/98    (2)      6,635     6,693       6,761
  Seahawk(8)                  N/A    01/10/98    (8)        N/A         -       5,427
  La Tierra at the Lakes     7.88    12/01/98    (2)     25,105    25,794      26,019
  Windsail(8)                 N/A    02/01/99    (8)        N/A         -       4,798
  Fairwood Landing           8.75    12/21/99    (2)      5,501     5,782       5,831
  Greenpointe                8.50    03/01/00    (2)      3,416     3,607       3,638
  Mountain Shadow            8.50    03/01/00    (2)      3,136     3,311       3,340
  Sunterra                   8.25    03/01/00    (2)      7,627     8,066       8,138
  Brompton Court             8.38    09/01/00    (2)     13,340    14,199      14,318
  Marina Lakes               7.85    07/19/01    (2)     12,393    13,453           -
  Treat Commons              7.50    09/14/01    (2)      6,537     7,131       7,192
  El Dorado                  7.53    10/01/02    (2)     15,548    16,635      16,718
  Ashton Place               8.24    10/01/23    (3)        N/A    47,074      47,342
  Double Tree II(8)           N/A    05/01/33    (8)        N/A         -       4,750
                                                                 --------    --------
                                                                  159,080     162,337
                                                                 --------    --------
TAX-EXEMPT FIXED RATE(4):
  Fox Creek                   N/A    06/01/97    (9)        N/A         -       4,236
  Pelican Point              9.67    10/02/97    (2)     14,774    16,000           -
  Cherry Creek               8.41    11/01/01    (2)      2,780     3,875       4,000
  Redwood Shores             5.68    10/01/08    (2)     16,820    25,000      25,220
  Crossroads                 6.76    12/15/18    (5)      4,435     4,435       4,435
                                                                 --------    --------
                                                                   49,310      37,891
                                                                 --------    --------
TAX-EXEMPT FLOATING
 RATE(4):
  River Meadows              5.08    10/01/05    (6)     10,000    10,000           -
  Apple Creek                5.33    09/01/07    (6)     11,100    11,100      11,100
  La Jolla Point             5.10    08/01/14    (6)     13,232    21,600           -
  Le Club                    5.05    11/01/15    (6)     21,700    21,700           -
                                                                 --------    --------
                                                                   64,400      11,100
                                                                 --------    --------
COMBINED(7):
  Las Flores                 8.80    06/01/24    (3)        N/A     5,829       5,860
                             ----    --------    ---    -------  --------    --------
    Total/Average Mortgage
     Debt                    7.24%                               $278,619    $217,188
                             ====                                ========    ========

--------
(1) Represents the effective interest rate, including loan cost amortization and other ongoing fees and expenses.
(2) Regular amortization with a balloon payment due at maturity.
(3) Fully amortizing.
(4) Tax-exempt effective interest rates include credit enhancement and other bond-related costs, where applicable.
(5) Semi-annual payments are interest only until December 2003 at 5.4%, at which time the interest rate is adjusted to the current market rate
(6) Payments are interest only until maturity and the interest rate is adjusted weekly or monthly.
(7) In 1990, the Las Flores apartments were refinanced pursuant to multifamily bonds aggregating $6.2 million. The bonds consist of $4.5 million Series A tax exempt fixed rate bonds and $1.7 million Series B taxable fixed rate bonds. The bonds are guaranteed by the GNMA mortgage-backed securities program.
(8) Mortgage was prepaid upon community disposition.

(9) The Fox Creek bonds were refunded. New bonds with a scheduled maturity date of August 15, 2027 were issued on August 8, 1997, which require monthly payments of interest only until August 2007 at which time monthly principal and interest payments commence in an amount sufficient to amortize the balance over the remaining term.

                         SECURITY CAPITAL PACIFIC TRUST

The changes in mortgages payable during the six months ended June 30, 1997 consisted of the following (in thousands):

      Balance at January 1, 1997                                 $217,188
      Mortgage notes assumed                                       82,827
      Principal payments, including prepayments upon community
       dispositions                                               (21,396)
                                                                ---------
      Balance at June 30, 1997                                   $278,619
                                                                =========

Scheduled Debt Maturities
Approximate principal payments due during each of the calendar years in the 20-year period ending December 31, 2016 and thereafter, as of June 30, 1997, are as follows (in thousands):

                    -------------------------------------------
                        CREDIT  LONG-TERM
                    FACILITIES       DEBT  MORTGAGES      TOTAL
                    ---------- ---------  ---------  ----------
      1997            $134,765   $      -   $ 25,164 $  159,929
      1998              68,250          -     35,072    103,322
      1999                   -     30,000      8,609     38,609
      2000                   -          -     30,323     30,323
      2001                   -     12,500     24,117     36,617
      2002                   -     32,500     17,647     50,147
      2003                   -     38,750      2,076     40,826
      2004                   -     38,750      2,254     41,004
      2005                   -     38,750     12,446     51,196
      2006                   -     38,750      2,652     41,402
      2007                   -     38,750     13,973     52,723
      2008                   -     38,750     19,345     58,095
      2009                   -     36,250      2,125     38,375
      2010                   -     38,750      2,297     41,047
      2011                   -     25,000      2,542     27,542
      2012                   -     30,000      2,689     32,689
      2013                   -     35,000      2,907     37,907
      2014                   -     42,500     16,004     58,504
      2015                   -     40,000     24,155     64,155
      2016                   -     45,000      2,653     47,653
        Thereafter           -     30,000     29,569     59,569
                    ---------  ---------  ---------  ----------
        Total         $203,015   $630,000   $278,619 $1,111,634
                    =========  =========  =========  ==========

General
PTR's debt instruments generally contain certain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. PTR was in compliance with all covenants pertaining to its debt instruments at June 30, 1997.

Interest paid on all borrowings for the six months ended June 30, 1997 was $26.0 million, net of $8.8 million of interest capitalized during construction. Interest paid on all borrowings for the six months ended June 30, 1996 was $9.4 million, net of $7.5 million of interest capitalized during construction.

Amortization of loan costs included in interest expense for the six months ended June 30, 1997 and 1996 was $1,513,000 and $827,000 respectively.

                         SECURITY CAPITAL PACIFIC TRUST

(5) CASH DISTRIBUTIONS

PTR paid first and second quarter 1997 distributions of $0.325 per Common Share on February 20 and May 29, 1997. On July 21, 1997 the Board of Trustees (the "Board") declared a cash distribution of $0.325 per Common Share, payable on August 27, 1997, to shareholders of record on August 13, 1997. On March 31 and June 30, 1997, PTR paid quarterly dividends of $0.4377425 per cumulative convertible Series A Preferred Share and $0.5625 per cumulative redeemable Series B Preferred Share.

(6) SHAREHOLDERS' EQUITY

On March 27, 1997, PTR filed a $300 million shelf registration with the Securities and Exchange Commission. These securities can be issued on an as-needed basis, subject to PTR's ability to effect offerings on satisfactory terms.

On June 4, 1997, PTR sold 2,500,000 Common Shares to Goldman, Sachs & Co. for an aggregate purchase price of $54.5 million. The net proceeds of $54.3 million (net of $150,000 of offering costs) were used to repay borrowings under PTR's $350 million unsecured revolving line of credit and its short-term borrowing agreement with TCB.

On August 6, 1997, PTR commenced a rights offering to subscribe for and purchase 7,433,433 Common Shares at a price of $21 13/16 per share (the "Subscription Price"). PTR's common shareholders of record on August 6, 1997 will receive a dividend of one right for each Common Share held. Seven rights entitle the holder to purchase one Common Share at the Subscription Price. The rights are transferable and will expire on September 9, 1997. The offering is designed to allow PTR common shareholders (other than Security Capital) the opportunity to maintain their relative ownership in PTR by purchasing additional Common Shares at a price which is below the price at which Security Capital is receiving Common Shares in the proposed merger described in note 7. The funds from the rights offering will be used to repay borrowings under certain credit facilities of PTR.

After giving effect to the rights offering described above, assuming such offering is fully subscribed, PTR will have approximately $203.3 million in shelf-registered securities available for issuance.

(7) PROPOSED MERGER TRANSACTION

Effective March 1, 1991, PTR entered into a REIT Management agreement with Security Capital Pacific Incorporated (the "REIT Manager"), to provide REIT Management services to PTR. The REIT Manager is a subsidiary of Security Capital Group Incorporated ("Security Capital").

SCG Realty Services Incorporated ("SCG Realty Services"), a wholly-owned subsidiary of Security Capital, managed 94.1% and 83.9% (based on total expected investment) of PTR's operating multifamily communities as of June 30, 1997 and 1996, respectively. Rates for services performed by SCG Realty Services are subject to annual approval by PTR's independent Trustees (who receive an annual review from an independent third party). Management believes that such rates are consistent with those prevailing in the markets in which PTR operates.

On August 5, 1997, the Securities and Exchange Commission declared effective a registration statement filed by Security Capital relating to warrants to purchase Class B common stock of Security Capital, and containing PTR's proxy statement relating to a proposed merger transaction whereby PTR would acquire the operations and businesses of the REIT Manager and SCG Realty Services valued at approximately $75.8 million in exchange for Common Shares. The $75.8 million value was based on a three-year discounted analysis of net operating income prepared by Security Capital and revised after negotiation with a special committee comprised of independent Trustees (the "Special Committee"). The number of Common Shares issuable to Security Capital was determined using a per Common Share price of $23.0125 (the average market price of Common Shares over the five-day period prior to the August 6, 1997 record date for determining PTR's shareholders entitled to vote on the proposed merger). As a result of the transaction, PTR would become an internally managed REIT and Security Capital would remain PTR's largest shareholder (34% ownership at August 6, 1997). The Board approved the proposed merger transaction based on the recommendation of the Special Committee. The proposed merger transaction requires the approval of a two-thirds majority of PTR's outstanding Common Shares. PTR's proxy statement was mailed to

                         SECURITY CAPITAL PACIFIC TRUST

              NOTES TO CONDENSED FINANCIAL STATEMENTS (CONCLUDED)

PTR's common shareholders and a meeting of PTR's common shareholders to vote on the proposed merger is scheduled to be held on September 8, 1997. Assuming that the market value of the Common Shares issued to Security Capital on the transaction date is $75.8 million, approximately $3.1 million will be allocated to the net tangible assets acquired and the $72.7 million difference will be accounted for as costs incurred in acquiring the management companies from a related party since the management companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations". Upon consummation of the merger, this expense will be recorded as an operating expense on PTR's statement of earnings.

On June 10, 1997, the Board extended the term of the REIT Management Agreement through the earlier of (i) the date of the consummation of the proposed merger described above, or (ii) the regularly scheduled Board meeting in the fourth quarter of 1997.

In addition, subject to and after the closing of the proposed merger and after the closing of the rights offering described in note 6, Security Capital will issue warrants pro rata to holders of PTR's Common Shares and Series A Preferred Shares (other than Security Capital), to acquire shares of Class B common stock of Security Capital having an aggregate subscription price at the time of issuance of approximately $102 million. The number of shares of Class B common stock subject to the warrants will be based on the closing price of such shares on the date the warrants are issued to a warrant distribution agent for subsequent distribution to the holders of Common Shares and Series A Preferred Shares. The warrants will have a term of one year. Security Capital is issuing the warrants to induce PTR common shareholders to vote in favor of the proposed merger and to raise additional equity capital at a relatively low cost in addition to other benefits.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Trustees and Shareholders
SECURITY CAPITAL PACIFIC TRUST:

We have audited the balance sheets of SECURITY CAPITAL PACIFIC TRUST as of December 31, 1996 and 1995 and the related statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ending December 31, 1996. In connection with our audits of the financial statements, we also have audited Schedule III, Real Estate and Accumulated Depreciation. These financial statements and financial statement schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SECURITY CAPITAL PACIFIC TRUST as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                        KPMG PEAT MARWICK LLP

Chicago, Illinois
January 29, 1997, except as to Note 13which is as of March 10, 1997

                         SECURITY CAPITAL PACIFIC TRUST

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             ------------------

                                                           DECEMBER 31,
                                                       ----------------------
                                                             1996        1995
                                                       ----------  ----------
                        ASSETS
Real estate                                            $2,153,363  $1,855,866
Less accumulated depreciation                              97,574      81,979
                                                       ----------  ----------
                                                        2,055,789   1,773,887
Homestead Notes                                           176,304           -
Other mortgage notes receivable                            13,525      15,844
                                                       ----------  ----------
    Net investments                                     2,245,618   1,789,731
Cash and cash equivalents                                   5,643      26,919
Accounts receivable and accrued interest                    4,157       3,318
Other assets                                               27,014      21,031
                                                       ----------  ----------
    Total assets                                       $2,282,432  $1,840,999
                                                       ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
  Lines of credit                                      $  110,200  $  129,000
  Long-term debt                                          580,000     200,000
  Mortgages payable                                       217,188     158,054
  Distributions payable                                    24,537      22,437
  Accounts payable                                         22,782      21,040
  Accrued expenses and other liabilities                   60,217      34,800
                                                       ----------  ----------
    Total liabilities                                   1,014,924     565,331
                                                       ----------  ----------
SHAREHOLDERS' EQUITY:
  Series A Preferred Shares (6,494,967 convertible
   shares in 1996 and 9,200,000 in 1995; stated
   liquidation preference of $25 per share)               162,374     230,000
  Series B Preferred Shares (4,200,000 shares issued;
   stated liquidation preference of $25 per share)        105,000     105,000
  Common Shares (shares issued--75,510,986 in 1996 and
   72,375,819 in 1995)                                     75,511      72,376
  Additional paid-in capital                              918,434     952,679
  Unrealized holding gain on Homestead Notes               74,923           -
  Distributions in excess of net earnings                 (68,734)    (82,450)
  Treasury shares (164,901 in 1995)                             -      (1,937)
                                                       ----------  ----------
    Total shareholders' equity                          1,267,508   1,275,668
                                                       ----------  ----------
    Total liabilities and shareholders' equity         $2,282,432  $1,840,999
                                                       ==========  ==========

    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                             STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   ----------------------------

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                                    1996       1995       1994
                                              ---------  ---------  ---------
REVENUES:
  Rental income                                $322,046   $262,473   $183,472
  Interest income on Homestead Notes              2,035          -          -
  Other interest income                           2,165      2,400      2,633
                                              ---------  ---------  ---------
                                                326,246    264,873    186,105
                                              ---------  ---------  ---------
EXPENSES:
  Rental expenses                                89,550     73,808     55,772
  Real estate taxes                              26,962     21,326     16,093
  Property management fees paid to affiliates    11,610      8,912      7,148
  Depreciation                                   44,887     36,685     24,614
  Interest                                       35,288     19,584     19,442
  REIT management fee paid to affiliate          22,191     20,354     13,182
  General and administrative                      1,077        952        784
  Provision for possible loss on investments          -        420      1,600
  Other                                             592      1,136        751
                                              ---------  ---------  ---------
                                                232,157    183,177    139,386
                                              ---------  ---------  ---------
Earnings from operations                         94,089     81,696     46,719
Gain on sale of investments, net                 37,492      2,623          -
                                              ---------  ---------  ---------
Net earnings before extraordinary item          131,581     84,319     46,719
Less extraordinary item-loss on early
 extinguishment of debt                             870          -          -
                                              ---------  ---------  ---------
Net earnings                                    130,711     84,319     46,719
Less Preferred Share dividends                   24,167     21,823     16,100
                                              ---------  ---------  ---------
  Net earnings attributable to Common Shares   $106,544   $ 62,496   $ 30,619
                                              =========  =========  =========
Weighted-average Common Shares outstanding       73,057     67,052     46,734
                                              =========  =========  =========
Per Common Share amounts
  Net earnings before extraordinary item       $   1.47   $   0.93   $   0.66
                                              =========  =========  =========
  Net earnings                                 $   1.46   $   0.93   $   0.66
                                              =========  =========  =========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                    -----------------------------------------------------------

                               SHARES OF BENEFICIAL
                             INTEREST, $1.00 PAR VALUE
                          --------------------------------
                             SERIES A     SERIES B
                            PREFERRED    PREFERRED
                            SHARES AT    SHARES AT  COMMON
                            AGGREGATE    AGGREGATE  SHARES  ADDITIONAL  UNREALIZED DISTRIBUTIONS
                          LIQUIDATION  LIQUIDATION  AT PAR     PAID-IN     HOLDING  IN EXCESS OF  TREASURY
                           PREFERENCE   PREFERENCE   VALUE     CAPITAL       GAINS  NET EARNINGS    SHARES       TOTAL
                          -----------  ----------- -------  ----------  ---------- -------------  --------  ----------
Balances at December 31,
 1993                        $230,000     $      - $44,809    $523,053     $     -      $(40,916)  $(1,929) $  755,017
 Net earnings                       -            -       -           -           -        46,719         -      46,719
 Common Share
  distributions paid                -            -       -           -           -       (46,121)        -     (46,121)
 Redemption of
  shareholder purchase
  rights                            -            -       -           -           -          (448)        -        (448)
 Net increase in Common
  Share distributions
  accrued                           -            -       -           -           -        (3,345)        -      (3,345)
 Preferred Share
  dividends paid                    -            -       -           -           -       (16,100)        -     (16,100)
 Sale of shares, net of
  expenses                          -            -   5,594      95,482           -             -         -     101,076
 Dividend Reinvestment
  and Share Purchase
  Plan, net                         -            -     216       3,607           -             -         -       3,823
 Exercise of stock
  options, net                      -            -       2          19           -             -         -          21
                             --------     -------- -------    --------     -------      --------   -------  ----------
Balances at December 31,
 1994                         230,000            -  50,621     622,161           -       (60,211)   (1,929)    840,642
 Net earnings                       -            -       -           -           -        84,319         -      84,319
 Common Share
  distributions paid                -            -       -           -           -       (76,804)        -     (76,804)
 Net increase in Common
  Share distributions
  accrued                           -            -       -           -           -        (7,931)        -      (7,931)
 Preferred Share
  dividends paid                    -            -       -           -           -       (21,823)        -     (21,823)
 Issuance of shares, net
  of expenses                       -      105,000  21,694     329,591           -             -         -     456,285
 Dividend Reinvestment
  and Share Purchase
  Plan, net                         -            -      61         927           -             -         -         988
 Cost of treasury shares
  purchased                         -            -       -           -           -             -        (8)         (8)
                             --------     -------- -------    --------     -------      --------   -------  ----------
Balances at December 31,
 1995                         230,000      105,000  72,376     952,679           -       (82,450)   (1,937)  1,275,668
 Net earnings                       -            -       -           -           -       130,711         -     130,711
 Common Share
  distributions paid                -            -       -           -           -       (90,728)        -     (90,728)
 Net increase in Common
  Share distributions
  accrued                           -            -       -           -           -        (2,100)        -      (2,100)
 Preferred Share
  dividends paid                    -            -       -           -           -       (24,167)        -     (24,167)
 Conversion of Series A
  Preferred shares into
  Common Shares               (67,626)           -   3,294      64,332           -             -         -           -
 Distribution of
  Homestead common stock
  and warrants at book
  value, net of
  transaction expenses              -            -       -     (96,914)          -             -         -     (96,914)
 Unrealized holding gain
  on Homestead Notes                -            -       -           -      74,923             -         -      74,923
 Cost of treasury shares
  purchased                         -            -       -           -           -             -        (1)         (1)
 Retirement of 164,957
  treasury shares                   -            -    (165)     (1,773)          -             -     1,938           -
 Exercise of stock
  options, net                      -            -       6         110           -             -         -         116
                             --------     -------- -------    --------     -------      --------   -------  ----------
Balances at December 31,
 1996                        $162,374     $105,000 $75,511    $918,434     $74,923      $(68,734)  $     -  $1,267,508
                             ========     ======== =======    ========     =======      ========   =======  ==========

    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   ----------------------------

                                               YEAR ENDED DECEMBER 31,
                                           ---------------------------------
                                                 1996        1995        1994
                                           ---------   ---------   ---------
OPERATING ACTIVITIES:
 Net earnings                              $ 130,711   $  84,319   $  46,719
 Adjustments to reconcile net earnings to
  net cash flow provided by operating
  activities:
   Depreciation and amortization              46,911      38,228      26,517
   Provision for possible loss on
    investments                                    -         420       1,600
   Gain on sale of investments, net          (37,492)     (2,623)          -
   Increase in accounts payable                  565       2,719       3,463
   (Decrease) increase in accrued real
    estate taxes                              (2,168)      2,167       7,874
   Increase in accrued interest on long-
    term debt                                  9,214           -       5,391
   Increase in accrued expenses and other
    liabilities                                4,240       4,857       4,264
   Increase in other operating assets         (8,042)     (8,292)     (1,203)
                                           ---------   ---------   ---------
 Net cash flow provided by operating
  activities                                 143,939     121,795      94,625
                                           ---------   ---------   ---------
INVESTING ACTIVITIES:
 Real estate investments                    (628,640)   (311,619)   (380,688)
 Advances on Homestead Notes                 (25,242)          -           -
 Mortgage notes receivable                         -      (1,538)       (162)
 Principal repayments on other mortgage
  notes receivable                             2,319       7,701         189
 Proceeds from dispositions, net of
  closing costs                              291,056      10,968      12,146
 Operating cash contributed in Homestead
  transaction                                   (428)          -           -
                                           ---------   ---------   ---------
   Net cash flow used in investing
    activities                              (360,935)   (294,488)   (368,515)
                                           ---------   ---------   ---------
FINANCING ACTIVITIES:
 Proceeds from sale of shares, net of
  expenses                                         -     317,614     101,076
 Proceeds from lines of credit               510,985     278,000     266,250
 Principal payments on lines of credit      (529,785)   (302,900)   (215,750)
 Proceeds from Dividend Reinvestment and
  Share Purchase Plan, net                         -         988       3,823
 Proceeds from long-term debt                380,000           -     200,000
 Debt issuance costs incurred                 (5,659)     (1,496)     (4,422)
 Cash distributions paid on Common Shares    (90,728)    (76,804)    (46,121)
 Cash dividends paid on Preferred Shares     (24,167)    (21,823)    (16,100)
 Redemption of shareholder purchase
  rights                                           -           -        (448)
 Regularly scheduled principal payments
  on mortgages payable                        (2,037)     (1,748)     (1,398)
 Principal prepayment of mortgages
  payable                                    (43,005)       (303)    (10,474)
 Proceeds from exercise of stock options         116          (8)         21
                                           ---------   ---------   ---------
   Net cash flow provided by financing
    activities                               195,720     191,520     276,457
                                           ---------   ---------   ---------
Net increase (decrease) in cash and cash
 equivalents                                 (21,276)     18,827       2,567
Cash and cash equivalents at beginning of
 year                                         26,919       8,092       5,525
                                           ---------   ---------   ---------
Cash and cash equivalents at end of year   $   5,643   $  26,919   $   8,092
                                           =========   =========   =========
Non-cash investing and financing
 activities:
 Assumption of mortgages payable upon
  purchase of multifamily communities      $ 104,176   $  12,078   $  56,624
 Series A Preferred Shares converted to
  Common Shares                            $  67,626   $       -   $       -
 Accrual of Common Share distributions     $  24,537   $  22,437   $  14,506
 Fair market value adjustment related to
  Homestead Notes                          $  74,923   $       -   $       -
 Other:
 Homestead transaction--See description
  in Note 2
 Merger with Security Capital Pacific
  Incorporated--See description in Note 3

    The accompanying notes are an integral part of the financial statements.

                         SECURITY CAPITAL PACIFIC TRUST

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business
Security Capital Pacific Trust (New York Stock Exchange Symbol: "PTR") is an equity real estate investment trust ("REIT") organized in 1963 under the laws of the state of Maryland, which primarily owns, develops, acquires and operates income-producing multifamily communities in the western United States.

Principles of Financial Presentation
The accounts of PTR and its majority-owned subsidiaries are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts realized or paid could differ from those estimates.

Cash and Cash Equivalents
PTR considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

Real Estate and Depreciation
Real estate is carried at depreciated cost, which is not in excess of estimated fair market value.

Costs directly related to the acquisition (including costs related to certain planned renovations identified during PTR's pre-acquisition due diligence), development or improvement of real estate, and certain indirect costs related to developments are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

Depreciation is computed over the expected useful lives of depreciable property on a straight-line basis. Real estate assets are depreciated principally over the following useful lives:

             Buildings and improvements  20-40 years
             Furnishings and other        2-10 years

Make-Ready and Repairs and Maintenance
Make-ready (expenditures incurred in preparing a vacant multifamily unit for the next tenant) and repairs and maintenance expenditures, other than acquisition-related renovation costs identified during PTR's pre-acquisition due diligence, are expensed as incurred. PTR generally expenses carpet and appliance repairs and replacements after any planned acquisition-related renovation expenditures for such items have been incurred.

Interest
During 1996, 1995 and 1994, the total interest paid in cash on all outstanding debt, net of interest capitalized, was $23,631,000, $17,674,000 and $11,949,000, respectively.

PTR capitalizes interest incurred during the construction period as part of the cost of multifamily communities under development. Interest capitalized during 1996, 1995 and 1994 aggregated $16,941,000, $11,741,000 and $6,029,000, respectively.

Cost of Raising Capital
Costs incurred in connection with the issuance of equity securities are deducted from shareholders' equity. Costs incurred in connection with the issuance or renewal of debt are capitalized as other assets and amortized over the term of the related loan or the renewal period. Amortization of loan costs included in interest expense for 1996, 1995 and 1994 was $2,233,000, $1,543,000 and $1,903,000, respectively.

                         SECURITY CAPITAL PACIFIC TRUST

Interest Rate Contracts
From time to time, PTR utilizes derivative financial instruments as hedges in anticipation of future debt offerings to manage well-defined interest rate risk. Unrealized changes in the market value of interest rate contracts are deferred until the hedged transaction is consummated and realized gains and losses resulting from changes in the market value of these contracts are deferred and amortized into interest expense over the life of the related debt issuance.

Revenue and Gain Recognition
PTR leases its multifamily units under operating leases with terms of generally less than one year. Rental income is recognized according to the terms of the underlying leases which approximates the revenue which would be recognized if spread evenly over the lease term.

Gains on sales of real estate are recorded when the recognition criteria set forth by generally accepted accounting principles have been met.

Rental Expenses
Rental expenses shown on the accompanying Statement of Earnings include costs of on-site personnel, utilities, repairs and maintenance, make-ready, property insurance, marketing, landscaping, property management fees paid to unaffiliated companies, and other on-site administrative costs.

Federal Income Taxes
PTR has made an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. PTR believes it qualifies as a REIT and, accordingly, no provisions have been made for federal income taxes in the accompanying financial statements.

Per Share Data
Primary earnings per share is computed based on the weighted-average number of common shares of beneficial interest, par value $1.00 per share ("Common Shares"), outstanding. Fully diluted earnings per Common Share is calculated from the weighted-average Common Shares outstanding plus the Common Shares that would be outstanding assuming conversion of all outstanding cumulative convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share ("Series A Preferred Shares"), outstanding Trustee options and certain warrants exercisable by third parties (Note 8). For purposes of the fully diluted earnings per share calculation, dividends on the Series A Preferred Shares are added back to net earnings attributable to Common Shares. Primary earnings per share and fully diluted earnings per share were approximately the same for each of the three years presented, although there was reportable dilution for the third quarter of 1996. See Note 10.

Reclassifications
Certain of the 1995 and 1994 amounts have been reclassified to conform to the 1996 presentation.

(2) HOMESTEAD TRANSACTION

On October 17, 1996, PTR, Security Capital Atlantic Incorporated ("ATLANTIC"), Security Capital Group Incorporated ("Security Capital") and Homestead Village Incorporated ("Homestead") consummated a merger agreement pursuant to which each of PTR, ATLANTIC and Security Capital contributed, through a series of merger transactions, all of their respective assets related to their Homestead Village(R) extended-stay lodging assets to Homestead, a newly formed company. In connection with the transaction, PTR and ATLANTIC entered into funding commitment agreements to finance the development of certain Homestead properties.

PTR contributed 54 Homestead Village(R) properties (or the rights to acquire such properties) ("Homestead Assets") to Homestead in exchange for 9,485,727 shares of Homestead common stock. Simultaneously, PTR received 6,363,789 warrants to acquire additional shares of Homestead common stock at a price of $10.00 per share in exchange for entering into a funding commitment agreement. In this agreement PTR agreed to provide up to $198.8 million in secured financing for developments to Homestead in exchange for up to $221.3 million in convertible mortgage notes ("Homestead Notes"), including those existing on the properties at the transaction date. See Note 5 for information on the Homestead Notes.

                         SECURITY CAPITAL PACIFIC TRUST

Upon full funding of the Homestead Notes and after giving effect to the Homestead Distribution described below, PTR's conversion rights would represent a 34.7% ownership interest in Homestead. This ownership interest assumes no further equity offerings by Homestead, conversion of all Homestead Notes by PTR and ATLANTIC and exercise of all outstanding warrants.

PTR's Homestead common stock and warrants to acquire additional common stock were distributed on November 12, 1996 to holders of record of Common Shares on October 29, 1996 (the "Homestead Distribution"). Each PTR shareholder received
0.125694 shares of Homestead common stock and 0.084326 warrants per PTR Common Share plus cash for fractional shares and warrants.

As of October 17, 1996, the Homestead Assets owned by PTR constituted 7.1% of PTR's total assets, and PTR's investment in its wholly owned Homestead Village subsidiaries, including intercompany advances, constituted less than 1% of PTR's total assets. PTR's Homestead Village(R) operations accounted for approximately 8.2% of PTR's total earnings from operations from January 1, 1996 to October 17, 1996.

The Homestead transaction had the following impact on PTR's balance sheet as of October 17, 1996, after giving effect to the Homestead Distribution (in thousands):

      Real estate contributed, net                                    $154,731
      Other non-cash operating assets and liabilities contributed,
       net                                                               3,001
      Operating cash contributed                                           428
      Deferred revenue (included in accrued expenses) relating to
       PTR's funding commitment                                         14,700
                                                                     ---------
                                                                      $172,860
                                                                     =========
      Homestead Notes received (funded amount)                        $ 75,946
      Homestead common stock and warrants distributed to PTR common shareholders (recorded as a reduction of additional paid-in
       capital)                                                         96,914
                                                                     ---------
                                                                      $172,860
                                                                     =========

(3) 1995 MERGER OF SECURITY CAPITAL PACIFIC INCORPORATED AND CONCURRENT SUBSCRIPTION OFFERING

On March 23, 1995, PTR consummated a merger (the "Merger") of Security Capital Pacific Incorporated ("PACIFIC"), a Maryland corporation, with and into PTR. PACIFIC was a private multifamily REIT controlled by Security Capital, PTR's principal shareholder. PACIFIC's portfolio consisted primarily of 17 operating multifamily communities aggregating 5,579 units. In the Merger, each outstanding share of PACIFIC common stock was converted into the right to receive 0.611 Common Shares. As a result, 8,468,460 of PTR's Common Shares valued at $138.7 million ($16.375 per share) were issued in the Merger in exchange for all of the outstanding shares of PACIFIC common stock. In addition, PTR assumed $51.9 million on PACIFIC's line of credit and $54.4 million of mortgage debt. The Merger has been accounted for as a purchase and, accordingly, the results of operations of PACIFIC have been included in PTR's financial statements from March 23, 1995.

                         SECURITY CAPITAL PACIFIC TRUST

The following summarized pro forma (unaudited) information assumes the Merger occurred on January 1, 1994, and represents the combined historical operating results of PTR and PACIFIC for the respective pro forma periods. No material pro forma adjustments to revenue and expenses were required. The weighted-average Common Shares outstanding have been adjusted to reflect the Merger conversion rate (0.611 Common Shares for each share of PACIFIC common stock). The pro forma financial information does not necessarily reflect the results of operations that would have occurred had PACIFIC and PTR constituted a single entity during such periods (in thousands, except per share amounts).

                                                  ------------------

                                                        DECEMBER 31,
                                                    ---------------------
                                                          1995       1994
                                                    ---------  ---------
      Rental Income                                  $271,091   $204,337
                                                    =========  =========
      Net earnings attributable to Common Shares     $ 64,152   $ 36,512
                                                    =========  =========
      Weighted-average Common Shares outstanding       68,955     52,846
                                                    =========  =========
      Per Common Share amounts:
        Net earnings attributable to Common Shares   $   0.93   $   0.69
                                                    =========  =========

Concurrently with the consummation of the Merger, PTR completed a subscription offering of 13.2 million Common Shares pursuant to which PTR received net proceeds of $216.3 million. The subscription offering was designed to allow shareholders of PTR to purchase Common Shares at the same price at which PACIFIC shareholders acquired Common Shares in the Merger ($16.375 per Common Share). Security Capital purchased $50 million (3.1 million Common Shares at $16.375 per Common Share) in the subscription offering pursuant to the oversubscription privilege.

(4) REAL ESTATE

Investments
Equity investments in real estate, at cost, were as follows (dollar amounts in thousands):

                            ---------------------------------------------
                                      YEAR ENDED DECEMBER 31,
                            ---------------------------------------------
                                    1996                     1995
                            ---------------------    ---------------------
                            INVESTMENT      UNITS    INVESTMENT      UNITS
                            ---------- ---------     ---------- ---------
Multifamily:
  Operating communities     $1,861,561    42,702     $1,507,458    38,737
  Communities under
   construction                186,710     5,479(1)     160,487     5,424(1)
  Development communities
   in planning:
    Development communities
     owned                      48,504     3,351(1)      19,921     2,047(1)
    Development communities
     under control                 (2)     3,737(1)         (2)     2,408(1)
                            ---------- ---------     ---------- ---------
      Total development
       communities              48,504     7,088         19,921     4,455
                            ---------- ---------     ---------- ---------
  Land held for future
   development                  30,043         -         28,796         -
                            ---------- ---------     ---------- ---------
      Total multifamily      2,126,818    55,269      1,716,662    48,616
                            ---------- ---------     ---------- ---------
Homestead Assets                     -                  108,460
Other non-multifamily           26,545                   30,744
                            ----------               ----------
      Total real estate     $2,153,363               $1,855,866
                            ==========               ==========

--------
(1) Unit information is based on management's estimates and is unaudited.
(2) PTR's investment as of December 31, 1996 and 1995 for developments in planning and under control was $1.6 million and $2.2 million, respectively, and is reflected in the "other assets" caption of PTR's balance sheets.

                         SECURITY CAPITAL PACIFIC TRUST

The change in investments in real estate, at cost, consisted of the following (in thousands):

                                           ----------------------------------
                                               YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                                 1996        1995        1994
                                           ----------  ----------  ----------
      Balance at January 1                 $1,855,866  $1,296,288  $  872,610
                                           ----------  ----------  ----------
      Multifamily:
      Acquisitions and renovations
       expenditures                           463,935     385,356     270,024
      Development expenditures, excluding
       land
       acquisitions                           187,377     117,980     111,184
      Acquisition and improvement of land
       held for current or future
       development                             20,880      11,255      16,789
      Recurring capital expenditures            7,992       5,119       3,746
      Dispositions                           (269,693)     (6,166)    (11,902)
                                           ----------  ----------  ----------
      Net multifamily activity subtotal       410,491     513,544     389,841
                                           ----------  ----------  ----------
      Non-multifamily:
      Homestead development expenditures,
       including land acquisitions             54,883      48,247      35,943
      Contribution of Homestead Assets
       (Note 2)                              (161,370)          -           -
      Non-multifamily dispositions             (6,527)     (2,235)       (331)
      Provisions for possible losses                -        (220)     (1,600)
      Other                                        20         242        (175)
                                           ----------  ----------  ----------
      Balance at December 31               $2,153,363  $1,855,866  $1,296,288
                                           ==========  ==========  ==========

At January 29, 1997, PTR had contingent contracts or letters of intent, subject to PTR's final due diligence, to acquire land for the near term development of an estimated 3,507 multifamily units with an aggregate estimated development cost of $264.5 million. At the same date, PTR also had contingent contracts or letters of intent, subject to final due diligence, for the acquisition of 964 additional operating multifamily units with a total expected investment of $77.2 million, including planned renovations.

At January 29, 1997, PTR had unfunded development commitments for developments under construction of $158.8 million.

Pre-Sale Agreements and Development Subsidiary
To enhance its flexibility in developing and acquiring multifamily communities which meet PTR's investment criteria, PTR has and will enter into presale agreements with third-party owner/developers to acquire communities developed by such owner/developers. PTR has and will fund such developments through mortgage loans on the communities. For financial reporting purposes, these transactions are recorded as real estate developments rather than mortgage loans due to PTR's commitment to acquire these properties upon completion.

In addition, to provide greater flexibility for the use of land acquired for development and to facilitate disposition of excess parcels, PTR has and will make mortgage loans to PTR Development Services Incorporated ("PTR Development Services") to purchase land for development. PTR may also fund developments of multifamily communities by PTR Development Services where the particular community or submarket does not meet PTR's objectives for long-term ownership but presents an attractive investment opportunity. PTR owns all of the preferred stock of PTR Development Services, which entitles PTR to substantially all of the net operating cash flow (95%) of PTR Development Services. An unaffiliated trust owns all of the common stock of PTR Development Services. The common stock is entitled to receive the remaining 5% of net operating cash flow.

As of December 31, 1996, the outstanding balance of development and mortgage loans made by PTR to third-party owner/developers and PTR Development Services aggregated $127.3 million and $18.8 million, respectively. The activities of third-party owner/developers and PTR Development Services are consolidated with PTR's activities and all intercompany transactions have been eliminated in consolidation.

                         SECURITY CAPITAL PACIFIC TRUST

Gains and Provision for Loss on Real Estate and Investments
Each year, REIT Management formulates operating and capital plans based on an ongoing active review of PTR's portfolio. Based in part upon the market research provided by Security Capital Investment Research Incorporated and in an effort to optimize its portfolio composition, PTR may from time to time seek to dispose of assets that in management's view no longer meet PTR's long-term investment objectives. The proceeds from these selected dispositions will be redeployed, typically through tax-deferred exchanges, into assets that in PTR's view offer better long-term cash flow growth prospects. As a result of this asset optimization strategy, PTR disposed of 22 multifamily communities and one industrial building during 1996, representing aggregate net proceeds of $291.1 million, and disposed of one multifamily property in the fourth quarter of 1995, representing net proceeds of $8.8 million. For federal income tax purposes, the majority of the dispositions were structured as tax-deferred exchanges which deferred gain recognition. For financial reporting purposes, however, the transactions qualified for profit recognition and aggregate gains of $37.5 million and $2.6 million were recorded for 1996 and 1995, respectively.

Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of ("SFAS No. 121"), adopted by PTR effective January 1, 1996, establishes accounting standards for the review of long-lived assets to be held and used for impairment whenever the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, PTR did not recognize any losses on the date it adopted SFAS No. 121.

As part of PTR's asset optimization strategy, 19 communities and two non-multifamily properties were held for disposition as of December 31, 1996. The aggregate carrying value of properties held for disposition was $178.9 million at December 31, 1996. Each property's carrying value is less than or equal to its estimated fair market value, net of estimated costs to sell. Such properties are not depreciated during the period for which they are determined to be held for disposition. Subject to normal closing risks, PTR expects to complete the disposition of all properties during 1997 and redeploy the net proceeds from such dispositions through tax-deferred exchanges into the acquisition of multifamily communities. The earnings from operations for properties held for dispositions which are included in PTR's earnings from operations for 1996, 1995 and 1994 were $15.8 million, $15.3 million and $10.5 million, respectively.

PTR's other real estate investments are periodically evaluated for impairment and provisions for possible losses are made if required. As a result of such evaluation, PTR recorded a provision for possible loss of $220,000 and $1,600,000 during 1995 and 1994, respectively, relating to a non-multifamily investment which was subsequently sold in October 1995. Also, during 1995 it was determined that PTR could potentially be liable for certain maintenance items under the terms of a 1993 master lease agreement on a non-multifamily property which resulted in the recording of an estimated provision for loss of $200,000. The recording of a provision for loss has no impact on cash flow from operating activities. As of December 31, 1996, PTR's real estate investments were carried at depreciated cost, which is not in excess of estimated fair market value.

(5) MORTGAGE NOTES RECEIVABLE

Homestead Convertible Mortgage Notes
In connection with the Homestead transaction described in Note 2 and pursuant to fundings which have occurred under the funding commitment agreement, PTR holds Homestead Notes. The Homestead Notes were created under a master facility providing for aggregate fundings of up to $198.8 million in exchange for Homestead Notes with a face amount of up to $221.3 million. Under the terms of the funding commitment agreement, PTR receives approximately $1.00 in principal amount of Homestead Notes for every $.90 funded (i.e., the Homestead Notes are issued at a discount). The discount is amortized into interest income over the term of the Homestead Notes using a method which approximates the effective interest method. Maximum fundings are established for each individual development project and specific liens are recorded to secure payment. The Homestead Notes are cross-collateralized, which enables PTR to foreclose or take possession of any one or more of the underlying properties upon the occurrence of an event of default. The Homestead Notes require semi-annual interest-only payments at 9%

                         SECURITY CAPITAL PACIFIC TRUST
per annum of the face amount of the Homestead Notes outstanding, are callable at the option of Homestead after 5 years and mature on October 31, 2006.

The Homestead Notes are convertible into Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding, subject to adjustment. The initial value attributed to the conversion feature has been recorded as an additional component of the Homestead Notes' balance and the corresponding discount is being amortized into interest income over the term of the Homestead Notes using a method which approximates the effective interest method. The difference between the fair value of the Homestead Notes (assuming conversion), based upon the trading price of Homestead's common stock on the American Stock Exchange at December 31, 1996, ($18.00) and the amortized cost of the Homestead Notes is reflected as an additional component of the Homestead Notes' balance and as an unrealized holding gain in Shareholders' Equity.

As described in Note 2, PTR also received Homestead warrants in exchange for entering into the funding commitment agreement. The warrants were distributed to PTR shareholders with the Homestead common stock. The value associated with the receipt of the Homestead warrants has been recorded as deferred revenue which is included in accrued expenses and other liabilities in the accompanying 1996 Balance Sheet and is being amortized into interest income using a method which approximates the effective interest method over the term of the Homestead Notes.

The effective interest rate on the Homestead Notes as a percentage of the "funded" balance, including amortization of discount and deferred revenue, is approximately 12.4% per annum (10.7% excluding conversion feature and warrant-related amortization).

Following is a reconciliation of the Homestead Notes' components described above to the amount reflected in the accompanying 1996 Balance Sheet (in thousands).

      Face amount of Homestead Notes              $ 112,639
      Original issue discount                       (11,451)
                                                  ---------
      Amount funded                                 101,188
      Amortization of original issue discount           121
      Conversion feature--initial value               7,933
      Unamortized discount on conversion feature     (7,861)
      Fair value adjustment                          74,923
                                                  ---------
      Carrying value at December 31, 1996         $ 176,304
                                                  =========

As of December 31, 1996, PTR had funded $101.2 million of its funding commitment. This leaves a remaining commitment under the funding commitment agreement of approximately $97.6 million, which will be provided to Homestead to fund developments as needed on development properties contributed by PTR.

Other Mortgage Notes Receivable
The change in investments in other mortgage notes receivable which primarily originated in connection with PTR's sale of non-multifamily communities consisted of the following (in thousands):

                                           ----------------------------

                                     1996        1995        1994
                               ---------   ---------   ---------
      Balances at January 1    $  15,844   $  22,597   $  22,624
      Notes originated                 -       1,538         162
      Reduction of principal      (2,319)     (8,291)       (189)
                               ---------   ---------   ---------
      Balances at December 31  $  13,525   $  15,844   $  22,597
                               =========   =========   =========

Interest rates on mortgage notes receivable range from 7.00% to 10.00% with a weighted-average rate of 8.4%. Maturity dates on mortgage notes receivable range from 1998 to 2008.

                         SECURITY CAPITAL PACIFIC TRUST

(6) BORROWINGS

Credit Facilities
PTR has a $350 million unsecured revolving line of credit with Texas Commerce Bank, National Association ("TCB"), as agent for a group of financial institutions (collectively, the "Lenders"). The line matures August 1998 and may be extended annually for an additional year with the approval of the Lenders. The line of credit bears interest at the greater of prime (8.25% at December 31, 1996) or the federal funds rate plus 0.50% or at PTR's option, LIBOR (5.50% at December 31, 1996) plus 1.125% (6.625% at December 31, 1996).
The spread over LIBOR can vary from LIBOR plus 0.75% to LIBOR plus 1.50% based upon the rating of PTR's senior unsecured debt. Additionally, there is a commitment fee on the average unfunded line of credit balance. The commitment fee was $396,000, $502,000 and $224,000 for 1996, 1995 and 1994, respectively.

A summary of PTR's line of credit borrowings is as follows (dollars in thousands):

                                           ----------------------------

                                                   YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                     1996       1995       1994
                                               ---------  ---------  ---------
      Total line of credit                     $ 350,000  $ 350,000  $ 275,000
      Borrowings outstanding at December 31       99,750    129,000    102,000
      Weighted-average daily borrowings          112,248     51,858     59,890
      Maximum borrowings outstanding at any
       month end                                 188,750    138,000    124,000
      Weighted-average daily nominal interest
       rate                                         7.3%       8.0%       7.0%
      Weighted-average daily effective
       interest rate                                8.8%      11.1%      10.6%
      Weighted-average nominal interest rate
       at
       December 31                                  6.6%       7.3%       7.8%

On September 9, 1996, PTR entered into a short-term, unsecured, borrowing agreement with TCB. The loan matures September 9, 1997 and bears interest at an overnight rate, which has ranged from 5.80% to 7.50%. At December 31, 1996, there was $10.5 million of borrowings outstanding under this agreement.

                         SECURITY CAPITAL PACIFIC TRUST

Long-Term Debt
As of December 31, 1996, PTR has issued a total of $580 million of long-term unsecured senior notes ("Notes"), which bear interest at specified rates per annum, payable semi-annually. Funds from such issuances were used primarily for acquisition, development and renovation of multifamily communities and to repay revolving credit balances incurred for such purposes. The following table summarizes the Notes:

--------------------------------------------------------------------------------

                      ISSUANCE         AVERAGE EFFECTIVE
                           AND            INTEREST RATE,
                   OUTSTANDING        INCLUDING OFFERING          ORIGINAL   PRINCIPAL
                     PRINCIPAL COUPON      DISCOUNTS AND MATURITY     LIFE     PAYMENT
DATE OF ISSUANCE        AMOUNT   RATE     ISSUANCE COSTS     DATE  (YEARS) REQUIREMENT
----------------  ------------ ------ ------------------ -------- -------- -----------
10/21/96          $ 15 million 6.600%             7.030% 10/15/99   3.00       (1)
10/21/96            20 million 6.950              7.400  10/15/02   6.00       (1)
10/21/96            20 million 7.150              7.500  10/15/03   7.00       (1)
10/21/96            20 million 7.250              7.630  10/15/04   8.00       (1)
10/21/96            20 million 7.300              7.640  10/15/05   9.00       (1)
10/21/96            20 million 7.375              7.685  10/15/06  10.00       (1)
10/21/96            15 million 6.500              6.750  10/15/26  30.00       (1)
                  ------------ ------             ------           -----
Subtotal/Average  $130 million 7.350%             7.500%            6.85
                  ------------ ------             ------           -----
8/6/96            $ 20 million 7.550%             7.680%   8/1/08  12.00       (1)
8/6/96              20 million 7.625              7.730    8/1/09  13.00       (1)
8/6/96              20 million 7.650              7.770    8/1/10  14.00       (1)
8/6/96              20 million 8.100              8.210    8/1/15  19.00       (1)
8/6/96              20 million 8.150              8.250    8/1/16  20.00       (1)
                  ------------ ------             ------           -----
Subtotal/Average  $100 million 7.840%             7.950%           15.60
                  ------------ ------             ------           -----
2/23/96           $ 50 million 7.150%             7.300%  2/15/10  10.50       (2)
2/23/96            100 million 7.900              8.030   2/15/16  18.00       (3)
                  ------------ ------             ------           -----
Subtotal/Average  $150 million 7.710%             7.840%           15.50
                  ------------ ------             ------           -----
2/8/94            $100 million 6.875%             6.978%  2/15/08  10.50       (4)
2/8/94             100 million 7.500              7.653   2/15/14  18.00       (5)
                  ------------ ------             ------           -----
Total/Average     $200 million 7.240%             7.370%           14.25
                  ------------ ------             ------           -----
Grand
 Total/Average    $580 million 7.500%             7.620%           12.03
                  ============ ======             ======           =====

--------
(1) Entire principal amount due at maturity.
(2) These Notes require aggregate annual principal payments of $6.25 million commencing in 2003.
(3) These Notes require aggregate annual principal payments of $10 million in 2011, $12.5 million in 2012, $15 million in 2013, $17.5 million in 2014, $20 million in 2015 and $25 million in 2016.
(4) These Notes require annual principal payments of $12.5 million commencing in 2001.
(5) These Notes require aggregate annual principal payments of $10 million in 2009, $12.5 million in 2010, $15 million in 2011, $17.5 million in 2012, $20 million in 2013, and $25 million in 2014.

The Notes, other than the $15 million of 6.500% Notes issued October 21, 1996 and due 2026 (the "6.500% Notes"), are redeemable any time at the option of PTR, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relating to market yields available at redemption. The 6.500% Notes may be repaid on October 15, 1999 at the option of the holders at their full principal amount together with accrued interest. If the holders do not exercise their right to require PTR to repay the 6.500% Notes on October 15, 1999, they may be repaid at the option of PTR, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an

                         SECURITY CAPITAL PACIFIC TRUST
adjustment, if any, based on the yield to maturity relating to market yields available at redemption. The Notes are governed by the terms and provisions of an indenture agreement.

Mortgages Payable
Mortgages payable at December 31, 1996 consisted of the following (dollar amounts in thousands):

                     ----------------------------------------------------------

                                                          BALLOON    PRINCIPAL    PRINCIPAL
                           EFFECTIVE  SCHEDULED PERIODIC  PAYMENT   BALANCE AT   BALANCE AT
                            INTEREST   MATURITY  PAYMENT   DUE AT DECEMBER 31, DECEMBER 31,
        COMMUNITY            RATE(1)       DATE    TERMS MATURITY         1996         1995
        ---------          ---------  --------- -------- -------- ------------ ------------
CONVENTIONAL FIXED RATE:
  Knight's Castle                N/A   10/01/96      (7)      N/A     $      -     $  7,609
  Tigua Village                 9.90%  05/01/97      (2)      677          683          694
  Chasewood                      N/A   06/01/97      (7)      N/A            -        9,485
  Presidio at South
   Mountain                      N/A   10/01/97      (7)      N/A            -       14,593
  Silvercliff                   7.66   11/10/97      (2)    7,304        7,382        7,469
  Braeswood Park                7.51   01/01/98      (2)    6,635        6,761        6,889
  Seahawk                       8.05   01/10/98      (2)    5,350        5,427        5,505
  La Tierra at the Lakes        7.89   12/01/98      (2)   25,105       26,019       26,444
  Windsail                      8.88   02/01/99      (2)    4,675        4,798        4,843
  Clubhouse                     8.75   12/01/99      (2)    5,501        5,831            -
  Greenpointe                   8.50   03/01/00      (3)    3,410        3,638        3,696
  Mountain Shadow               8.50   03/01/00      (3)    3,130        3,340        3,394
  Sunterra                      8.25   03/01/00      (3)    7,612        8,138        8,274
  Brompton Court                8.39   09/01/00      (2)   13,340       14,318       14,543
  Spring Park                    N/A   09/27/00      (7)      N/A            -        4,293
  Park Place I                   N/A   11/01/00      (7)      N/A            -        3,515
  Park Place II                  N/A   11/01/00      (7)      N/A            -        3,517
  Treat Commons                 7.50   09/14/01      (2)    6,578        7,192        7,296
  El Dorado                     7.59   10/01/02      (2)   15,527       16,718            -
  Ashton Place                  7.75   10/01/23      (3)      N/A       47,342            -
  Double Tree II                8.25   05/01/33      (3)      N/A        4,750        4,770
                                                                   ---------    ---------
                                                                       162,337      136,829
TAX-EXEMPT FIXED RATE(4):
  Cherry Creek                  8.11   11/01/01      (2)    2,630        4,000        4,210
  Fox Creek                     8.71   05/01/97      (2)    4,246        4,236            -
  Summertree                    6.65   12/15/18      (2)    4,435        4,435            -
  Redwood Shores                5.53   10/01/08      (2)   16,820       25,220            -
                                                                   ---------    ---------
                                                                        37,891        4,210
TAX-EXEMPT FLOATING
 RATE(4):
  Apple Creek                   6.48   09/01/07      (5)   11,100       11,100       11,100
COMBINED(6):
  Las Flores                    8.42   06/01/24      (3)      N/A        5,860        5,915
                                                                   ---------    ---------
    Total/Average Mortgage
     Debt                       7.60%                               $217,188     $158,054
                                ====                               =========    =========

--------
(1) Represents the effective interest rate, including loan cost amortization and other ongoing fees and expenses, as of December 31, 1996.
(2) Amortizing monthly with a balloon payment due at maturity.

                         SECURITY CAPITAL PACIFIC TRUST

(3) Fully amortizing.
(4) Tax-exempt rates include credit enhancement and other bond-related costs, where applicable.
(5) Monthly payments are interest only until maturity and the interest rate is adjusted weekly by the remarketing agent. Weighted-average daily interest rate was 5.97% for 1996. Mortgage is secured by a letter of credit of $11.4 million. The fee for this letter of credit is 5.05% per annum of the outstanding mortgage payable balance.
(6) In 1990, the Las Flores apartments were refinanced pursuant to multifamily bonds aggregating $6.2 million. The bonds consist of $4.5 million Series A tax exempt fixed rate bonds and $1.7 million Series B taxable fixed rate bonds. The bonds are guaranteed by the GNMA mortgage-backed securities program.
(7) Mortgage was prepaid during 1996.

The changes in mortgages payable during the past three years consisted of the following (in thousands):

                                           ----------------------------

                                                  1996        1995        1994
                                            ---------   ---------   ---------
      Balances at January 1                  $158,054    $ 93,624     $48,872
        Notes originated or assumed           104,176      66,481      56,624
        Principal payments and prepayments    (45,042)     (2,051)    (11,872)
                                            ---------   ---------   ---------
      Balances at December 31                $217,188    $158,054     $93,624
                                            =========   =========   =========

Scheduled Debt Maturities
Approximate principal payments due during each of the years in the 20-year period ending December 31, 2016 are as follows (in thousands):

                       ------------------------------------------------

                              UNSECURED                SHORT TERM
                              LONG-TERM      UNSECURED  BORROWING
                   MORTGAGES       DEBT LINE OF CREDIT AGREEMENT       TOTAL
                  ---------  ---------  -------------- ---------- ---------
      1997          $ 15,266  $      -      $     -      $10,450   $ 25,716
      1998            40,012         -       99,750            -    139,762
      1999            12,790    30,000            -            -     42,790
      2000            29,799         -            -            -     29,799
      2001            11,280    12,500            -            -     23,780
      2002            17,348    32,500            -            -     49,848
      2003             1,752    38,750               -         -     40,502
      2004             1,903    38,750            -            -     40,653
      2005             2,066    38,750            -            -     40,816
      2006             2,241    38,750            -            -     40,991
      2007            13,528    18,750            -            -     32,278
      2008            18,863    38,750            -            -     57,613
      2009             1,603    36,250            -            -     37,853
      2010             1,732    38,750            -            -     40,482
      2011             1,871    25,000            -            -     26,871
      2012             2,022    30,000            -            -     32,022
      2013             2,185    35,000            -            -     37,185
      2014             2,361    42,500            -            -     44,861
      2015             2,551    40,000            -            -     42,551
      2016             2,756    45,000            -            -     47,756
      Thereafter      33,259         -            -            -     33,259
                  ---------  ---------    ---------    ---------  ---------
      Total:       $217,188   $580,000      $99,750      $10,450   $907,388
                  =========  =========    =========    =========  =========

Covenants
PTR's debt instruments generally contain certain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum loan to value ratios. PTR was in compliance with all covenants pertaining to its debt instruments at December 31, 1996.

                         SECURITY CAPITAL PACIFIC TRUST

(7) DISTRIBUTIONS

PTR's distribution strategy is to distribute what it believes is a conservative percentage of cash flow while maintaining its status as a REIT which generally requires annual distributions of at least 95% of PTR's taxable income.

PTR announces the following year's projected annual distribution level after the Board's annual budget review and approval in December of each year. At its December 10, 1996 Board meeting, the Board announced an increase in the annual distribution level from $1.24 to $1.30 per Common Share and declared the first quarter 1997 distribution of $0.325 per Common Share. The first quarter distribution was paid on February 20, 1997 to shareholders of record on February 7, 1997. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of PTR.

Pursuant to the terms of the Preferred Shares, PTR is restricted from declaring or paying any distribution with respect to its Common Shares unless all cumulative distributions with respect to the Preferred Shares have been paid and sufficient funds have been set aside for Preferred Share distributions that have been declared.

PTR made total cash distributions of $1.24 per Common Share in 1996, $1.15 per Common Share in 1995 and $1.00 per Common Share in 1994. In addition, on November 12, 1996, PTR distributed 0.125694 shares of Homestead common stock and warrants to purchase 0.084326 shares of Homestead common stock per Common Share in the Homestead Distribution to each holder of record of Common Shares on October 29, 1996.

For federal income tax purposes, the following summarizes the taxability of cash distributions paid on the Common Shares in 1995 and 1994 and the estimated taxability for 1996:

                                           ----------------------------

                                 1996       1995       1994
                           ---------  ---------  ---------
      Per Common Share
        Ordinary income        $0.61      $0.92      $0.68
        Capital gains           0.11          -          -
        Return of capital       0.52       0.23       0.32
                           ---------  ---------  ---------
          Total                $1.24      $1.15      $1.00
                           =========  =========  =========

The Homestead securities distributed by PTR to each holder of Common Shares in the Homestead Distribution were valued at $2.16 per PTR Common Share for federal income tax purposes, of which $1.06 was taxable as ordinary income, $0.19 was taxable as a capital gain and $0.91 was treated as a return of capital.

On July 21, 1994, in addition to the normal Common Share distributions paid, PTR redeemed the shareholder purchase rights issued pursuant to the Rights Agreement dated as of February 23, 1990, as amended. Pursuant to the redemption, each holder of record at the close of business on July 21, 1994 was entitled to receive $0.01 per shareholder purchase right. The redemption price was paid on August 12, 1994 and was taxable as ordinary income for federal income tax purposes.

                         SECURITY CAPITAL PACIFIC TRUST

For federal income tax purposes, the following summaries reflect the taxability of dividends paid on Series A Preferred Shares and Series B Cumulative Redeemable Preferred Shares ("Series B Preferred Shares"), respectively, for periods prior to 1996 and the estimated taxability for 1996. The Series A and Series B Preferred Shares are discussed in Note 8.

                                           ----------------------------

                                           1996       1995       1994
                                     ---------  ---------  ---------
      Per Series A Preferred Share:
        Ordinary income                  $1.47      $1.75      $1.75
        Capital gains                     0.28          -          -
        Return of capital                    -          -          -
                                     ---------  ---------  ---------
          Total                          $1.75      $1.75      $1.75
                                     =========  =========  =========
                                                   DATE OF
                                                  ISSUANCE
                                                        TO
                                           1996   12/31/95
                                     ---------  ---------
      Per Series B Preferred Share:
        Ordinary income                  $1.89    $1.3625
        Capital gains                     0.36          -
                                     ---------  ---------
          Total                          $2.25    $1.3625
                                     =========  =========

Due to the increase in the conversion ratio (Note 8) resulting from the Homestead Distribution to holders of Common Shares, holders of Series A Preferred Shares were deemed to have received a distribution of $2.43 on November 12, 1996 for federal income tax purposes. Of this amount, $1.19 was taxable as ordinary income, $0.22 was taxable as a capital gain and $1.02 was treated as a return of capital.

PTR's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based upon the best available data. PTR's tax returns for prior years have not been examined by the Internal Revenue Service and, therefore, the taxability of the dividends is subject to change.

(8) SHAREHOLDERS' EQUITY

Shares of Beneficial Interest
At December 31, 1996, 150,000,000 shares of beneficial interest, par value $1.00 per share, were authorized. The Board is authorized to issue, from the authorized but unissued shares of PTR, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each series.

Series A Preferred Shares
The Series A Preferred Shares issued in November 1993 have a liquidation preference of $25.00 per share for an aggregate liquidation preference at December 31, 1996 of $162.4 million plus any accrued but unpaid distributions. Holders of the Series A Preferred Shares are entitled only to limited voting rights under certain conditions. During 1996, 2,705,000 of PTR's Series A Preferred Shares were converted, at the option of the holders, into 3,294,000 Common Shares (an implied conversion ratio of 1.2178 Common Shares for each Series A Preferred Share, which is a combination of the original conversion ratio of 1.2162 and the adjusted ratio discussed below).

As a result of the Homestead Distribution, PTR adjusted the conversion price of its Series A Preferred Shares, effective as of the opening of business on October 30, 1996, from $20.556 to $18.561 per Common Share (a conversion ratio of 1.3469 Common Shares for each Series A Preferred Share), as required by the Articles Supplementary governing the Series A Preferred Shares. Distributions on the Series A Preferred Shares are cumulative in an amount per share equal to the greater of $1.75 per annum or the annualized quarterly PTR distribution rate on the Common Shares into which the Series A Preferred Shares are convertible. The Series A

                         SECURITY CAPITAL PACIFIC TRUST

Preferred Share dividends are payable quarterly in arrears on the last day of March, June, September and December of each year. Based on the projected 1997 distribution level of $1.30 per Common Share, the projected 1997 dividend on the Series A Preferred Shares is $1.751 per share. The Series A Preferred Shares are redeemable at the option of PTR after November 30, 2003.

Series B Preferred Shares
The Series B Preferred Shares issued in May 1995 have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $105.0 million plus any accrued but unpaid distributions. The net proceeds (after underwriting commissions and other offering costs) to PTR from the sale of the Series B Preferred Shares were $101.4 million. On and after May 24, 2000, the Series B Preferred Shares may be redeemed for cash at the option of PTR, in whole or in part, at a redemption price of $25.00 per share plus accrued and unpaid distributions, if any, to the redemption date. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of PTR, which may include shares of other series of preferred shares. The holders of the Series B Preferred Shares have no preemptive rights with respect to any shares of the capital securities of PTR or any other securities of PTR convertible into or carrying rights or options to purchase any such shares. The Series B Preferred Shares have no stated maturity and are not subject to any sinking fund or other obligation of PTR to redeem or retire the Series B Preferred Shares and are not convertible into any other securities of PTR. In addition, holders of the Series B Preferred Shares are entitled to receive, when and as declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 9% of the liquidation preference per annum (equivalent to $2.25 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of each March, June, September and December.

Series A Preferred Shares and Series B Preferred Shares are collectively referred to as "Preferred Shares." The net proceeds from the sale of Preferred Shares were used primarily for the acquisition, development and renovation of multifamily communities, and to repay revolving credit balances incurred for such purposes.

Both series of Preferred Shares rank on a parity as to distributions and liquidation proceeds.

All dividends due and payable on Preferred Shares have been accrued and paid as of the end of each fiscal year and, accordingly, are reflected in the accompanying financial statements.

Option Plan
In January 1987, PTR adopted its Share Option Plan for Outside Trustees (the "1987 Plan"). There are 200,000 Common Shares reserved for issuance upon exercise of options which could have been granted to independent Trustees under the 1987 Plan. All options granted are for a term of five years and are exercisable in whole or in part. The exercise price of the options granted may not be less than the fair market value on the date of grant. At December 31, 1996, there were 32,000 options for Common Shares outstanding and exercisable under the 1987 Plan at exercise prices ranging from $10.625 to $21.50 per Common Share. No further options may be granted under the 1987 Plan.

Outstanding Warrants
As a result of the Merger discussed in Note 3, warrants to acquire 140,530 Common Shares at an exercise price of $14.21 per share were outstanding as of December 31, 1996. These warrants are subject to adjustment to prevent dilution and expire on November 8, 1999.

Ownership Restrictions and Significant Shareholder
PTR's Restated Declaration of Trust and the Articles Supplementary governing the Preferred Shares restrict beneficial ownership (or ownership generally attributed to a person under the REIT tax rules) of PTR's outstanding shares by a single person, or persons acting as a group, to 9.8% of the Common Shares and 25% of each series of Preferred Shares. The purpose of these provisions are to assist in protecting and preserving PTR's REIT status and to protect the interests of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For PTR to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of its outstanding capital shares

                         SECURITY CAPITAL PACIFIC TRUST
may be owned by five or fewer individuals at any time during the last half of PTR's taxable year. The provision permits five persons to acquire up to a maximum of 9.8% each of the Common Shares, or an aggregate of 49% of the outstanding Common Shares, and thus assists the Trustees in protecting and preserving PTR's REIT status for tax purposes.

Common Shares owned by a person or group of persons in excess of the 9.8% limit are subject to redemption by PTR. The provision does not apply where a majority of the Board, in its sole and absolute discretion, waives such limit after determining that the eligibility of PTR to qualify as a REIT for federal income tax purposes will not be jeopardized or the disqualification of PTR as a REIT is advantageous to the shareholders.

The Board has permitted Security Capital, the owner of the REIT Manager (see
Note 9), to acquire up to 49% of PTR's fully converted Common Shares. Security Capital Group's ownership of Common Shares is attributed for tax purposes to its shareholders. Security Capital Group owned 36.3% of PTR's total outstanding Common Shares at December 31, 1996. Pursuant to an agreement between Security Capital Group and PTR, Security Capital Group has agreed to acquire no more than 49% of the fully converted Common Shares except pursuant to an all-cash tender offer for all Common Shares held open for 90 days. Security Capital Group would have no limitation on making a tender offer if an unrelated third party commences such a tender offer.

Purchase Rights
In 1994, the Board authorized the distribution of one preferred share purchase right (a "Purchase Right") for each Common Share outstanding at the close of business on July 21, 1994. Holders of additional Common Shares issued after July 21, 1994 and prior to the expiration of the Purchase Rights on July 21, 2004 will be entitled to one Purchase Right for each additional Common Share.

Each Purchase Right entitles the holder under certain circumstances to purchase from PTR one one-hundredth of a share of a series of Junior Participating Preferred Shares, par value $1.00 per share (the "Participating Preferred Shares"), at a price of $60.00 per one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons acquires beneficial ownership of 20% or more of the fully converted Common Shares (49% in the case of Security Capital Group and certain defined affiliates), commences or announces a tender offer or exchange offer which would result in the beneficial ownership by a person or group of persons of 25% or more of the outstanding Common Shares (49% in the case of Security Capital Group and certain defined affiliates) or files or announces their intention to file with any regulatory authority an application seeking approval of any transaction which would result in the beneficial ownership by a person of 25% or more of the outstanding Common Shares (49% in the case of Security Capital Group and certain defined affiliates). Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of Common Shares having a market value of twice the Purchase Right's exercise price. The acquisition of PTR pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights will expire in July 2004 and are subject to redemption in whole, but not in part, at a price of $0.01 per Purchase Right payable in cash, shares of PTR or any other form of consideration determined by the Board.

Shelf Registration
On September 27, 1996, PTR filed a $300 million shelf registration statement with the Securities and Exchange Commission. These securities can be issued in the form of unsecured debt and preferred shares of beneficial interest on an as-needed basis, subject to PTR's ability to effect an offering on satisfactory terms. As of December 31, 1996, $170 million in securities were available to be issued under this shelf registration.

(9) REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

Effective March 1, 1991, PTR entered into a REIT management agreement (the "REIT Management Agreement") with Security Capital Pacific Incorporated (the "REIT Manager"), pursuant to which the REIT Manager assumed day-to-day management of PTR. All officers of PTR are employees of the REIT Manager and PTR currently has no employees. The REIT Manager provides both strategic and day-to-day management services to PTR, including

                         SECURITY CAPITAL PACIFIC TRUST
research, investment analysis, acquisition, development, dispositions, property management, capital markets, legal, accounting and other administrative services. The REIT Manager is a wholly owned subsidiary of Security Capital Group (see Note 8).

The REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow as defined in the REIT Management Agreement in excess of $4,837,000, payable monthly. In the REIT Management Agreement, cash flow is calculated by reference to PTR's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Trustees of PTR and (iii) 33% of any interest paid by PTR on convertible subordinated debentures (of which there has been none since inception of the REIT Management Agreement); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) actual or assumed principal and interest payments on long-term debt, (iii) interest income received in connection with the Homestead Notes resulting from the Homestead transaction discussed in Notes 2 and 5 and (iv) distributions actually paid with respect to any nonconvertible preferred shares of beneficial interest of PTR. The REIT Management Agreement provides that the long-term unsecured debt described in Note 6 is treated as if it had regularly scheduled principal and interest payments similar to a 20-year, level monthly payment, fully amortizing mortgage, and the assumed principal and interest payments are deducted from cash flow in determining the fee. Cash flow does not include dividend and interest income from PTR Development Services, realized gains or losses from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments.

PTR is obligated to reimburse the REIT Manager for certain expenses incurred by the REIT Manager on behalf of PTR relating to PTR's operations, consisting primarily of external professional fees, offering costs and travel expenses.

The REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent Trustees (who receive performance benchmark information verified by an independent third party) that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of PTR and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice.

SCG Realty Services Incorporated ("SCG Realty Services"), a subsidiary of Security Capital, has managed and currently manages a substantial majority of PTR's operating multifamily communities (91.3% as of January 29, 1997, based on total expected investment). Homestead Realty Services Incorporated ("Homestead Realty Services"), a subsidiary of Security Capital, managed all of PTR's operating Homestead Village(R) extended-stay lodging assets through October 17, 1996 (See Note 2).

PTR recently announced that it received a proposal from Security Capital to exchange the REIT Manager and SCG Realty Services for Common Shares. As a result of the proposed transaction, PTR would become an internally managed REIT and Security Capital would remain PTR's largest shareholder. The Board has formed a special committee comprised of independent Trustees to review the proposed transaction. The proposed transaction is subject to approval by both the special committee and the full Board. If the Board approves the transaction, a proxy statement, subject to review by the Securities and Exchange Commission, will be mailed to PTR's common shareholders prior to a shareholder vote on the proposed transaction.

                         SECURITY CAPITAL PACIFIC TRUST

(10) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Selected quarterly financial data (in thousands except per share amounts) for 1996 and 1995 is as follows:

                               ------------------------------------------------

                                    THREE MONTHS ENDED                    YEAR
                        -------------------------------------------      ENDED
                              3-31       6-30       9-30      12-31      12-31
                        ---------  ---------  ---------  ---------  ---------
1996:
  Rental income           $75,809    $79,491    $84,802    $81,944   $322,046
                        =========  =========  =========  =========  =========
  Earnings from
   operations             $22,920    $24,462    $24,718    $21,989   $ 94,089
  Gain on sale of
   investments, net         2,923      5,160     25,257      4,152     37,492
  Less extraordinary
   item--loss on early
   extinguishment of
   debt                         -        870          -          -        870
  Less preferred share
   dividends                6,388      6,386      6,182      5,211     24,167
                        ---------  ---------  ---------  ---------  ---------
  Net earnings
   attributable to
   Common Shares          $19,455    $22,366    $43,793    $20,930   $106,544
                        =========  =========  =========  =========  =========
  Net earnings per
   Common Share:
    Primary               $  0.27    $  0.31    $  0.60    $  0.28   $   1.46
                        =========  =========  =========  =========  =========
    Fully-diluted         $     -    $     -    $   .57    $     -   $      -
                        =========  =========  =========  =========  =========
  Weighted-average
   Common Shares:
    Primary                72,211     72,223     72,628     75,147     73,057
                        =========  =========  =========  =========  =========
    Fully-diluted               -          -     83,217          -          -
                        =========  =========  =========  =========  =========
1995:
  Rental income           $53,518    $65,719    $70,176    $73,060   $262,473
                        =========  =========  =========  =========  =========
  Earnings from
   operations             $14,540    $20,806    $23,203    $23,147   $ 81,696
  Gain on sale of
   investments, net             -          -          -      2,623      2,623
  Less preferred share
   dividends                4,025      5,023      6,387      6,388     21,823
                        ---------  ---------  ---------  ---------  ---------
  Net earnings
   attributable to
   Common Shares          $10,515    $15,783    $16,816    $19,382   $ 62,496
                        =========  =========  =========  =========  =========
  Primary and fully-
   diluted net earnings
   per Common Shares      $  0.20    $  0.22    $  0.23    $  0.27   $   0.93
                        =========  =========  =========  =========  =========
  Weighted-average
   Common Shares
   outstanding             51,485     72,027     72,211     72,211     67,052
                        =========  =========  =========  =========  =========

(11) COMMITMENTS AND CONTINGENCIES

PTR is a party to various claims and routine litigation arising in the ordinary course of business. PTR does not believe that the results of any of such claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

PTR is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence investigation procedures, PTR has conducted Phase I environmental assessments on each property prior to acquisition since 1984. The cost of complying with environmental regulations was not material to PTR's results of operations for any of the years in the three-year period ended December 31, 1996. PTR is not aware of any environmental condition on any of its communities which is likely to have a material adverse effect on PTR's financial condition or results of operations.

See Notes 4 and 5 for development and acquisition commitments.

                         SECURITY CAPITAL PACIFIC TRUST

(12) FAIR VALUES OF FINANCIAL INSTRUMENTS

The following disclosures of estimated fair value of financial instruments was determined by PTR based on available market information and valuation methodologies believed to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that PTR could realize upon disposition.

As of December 31, 1996 and 1995, the carrying amount of certain financial instruments employed by PTR, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. Similarly, the carrying value of lines of credit balances approximates fair value as of those dates since the interest rate fluctuates based on published market rates. As discussed in Note 5, the Homestead Notes outstanding at December 31, 1996 are reflected at fair value in the accompanying balance sheet. PTR believes the carrying value of the other mortgage notes receivable approximates fair value. As of December 31, 1996 and 1995, based on the borrowings available to PTR, the carrying value of the long-term debt and mortgages was a reasonable estimation of their fair values.

Derivative Financial Instruments
PTR has only limited involvement with derivative financial instruments and does not use them for trading purposes. PTR occasionally utilizes derivative financial instruments as hedges in anticipation of future transactions to manage well-defined interest rate risk.

In anticipation of a 1997 debt offering, PTR entered into interest rate contracts in 1996 with notional amounts aggregating $50 million which PTR plans to terminate when the anticipated offering is completed. As of December 31, 1996, the fair value of these interest rate contracts was an unrealized loss of approximately $831,000 (approximately $69,250 as of March 10, 1997) based on quoted market prices or estimates obtained from brokers. There were no derivative financial instruments outstanding as of December 31, 1995.

(13) SUBSEQUENT EVENT

On March 10, 1997, PTR borrowed $60 million under a short-term borrowing agreement with a financial institution. The loan matures on September 10, 1997, but provides for early repayment at PTR's option on the 10th day of each month during the term. Interest is payable monthly at an annual rate of LIBOR plus 0.60% (6.0375% at March 10, 1997). These proceeds were used to pay down PTR's $350 million line of credit which had an outstanding balance of $151.5 million after the paydown on March 10, 1997.

                                                                    SCHEDULE III

                         SECURITY CAPITAL PACIFIC TRUST

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996

                 --------------------------------------------------------------

                                                                GROSS AMOUNT AT WHICH
                                                               CARRIED AT DECEMBER 31,
                             INITIAL COST TO PTR       COSTS            1996
                             ------------------- CAPITALIZED ---------------------------
                                       BUILDINGS      SUBSE-           BUILDINGS            ACCUMU-      CON-
                      ENCUM-                 AND    QUENT TO                 AND          LATED DE- STRUCTION     YEAR
     PROPERTIES      BRANCES   LAND IMPROVEMENTS ACQUISITION   LAND IMPROVEMENTS  TOTALS PRECIATION      YEAR ACQUIRED
     ----------      ------- ------ ------------ ----------- ------ ------------ ------- ---------- --------- --------
                                                              (IN THOUSANDS)
MULTIFAMILY:
Albuquerque, New
 Mexico:
 Commanche Wells     $    -  $  719   $ 4,072      $   374   $  719   $ 4,445    $ 5,164   $  331     1985      1994
 Corrales Pointe          -     944     5,351          516      944     5,867      6,811      507     1986      1993
 Entrada Pointe           -   1,014     5,744          918    1,014     6,662      7,676      518     1986      1994
 La Paloma                -   4,135         -       19,039    4,135    19,039     23,174    1,073     1996      1993
 La Ventana               -   2,210         -       13,117    2,657    12,670     15,327      387     1996      1994
 Pavilions                -   2,182     7,624        5,632    2,182    13,256     15,438    1,864       (a)       (a)
 Sandia Ridge             -   1,339     5,358          959    1,339     6,317      7,656      898     1986      1992
 Vistas at Seven Bar
  Ranch (g)               -   2,597         -       19,277    2,597    19,277     21,874      243     1996      1994
 Vista Del Sol            -   1,105     4,419          544    1,105     4,963      6,068      165     1987      1993
 Wellington Place         -   1,881     7,523        1,052    1,881     8,575     10,456      701     1981      1993
 Telegraph Hill           -   1,216     6,889          140    1,216     7,029      8,245       48     1986      1996
Austin, Texas:
 Anderson Mill Oaks       -   1,794    10,165          600    1,794    10,764     12,558      912     1984      1993
 Cannon Place             -   1,220     4,879          747    1,220     5,626      6,846      459     1984      1993
 Estates of Gracy
  Farms (g)               -     788         -          453      788       453      1,241       (b)      (b)     1993
 Hunters' Run             -   1,400         -       10,080    1,400    10,080     11,480      516     1995      1993
 Hunters' Run II          -     797         -        7,479      797     7,479      8,276      115     1996      1995
 Monterey Ranch
  Village II              -   1,151         -       22,889    1,151    22,889     24,040      291     1996      1993
 The Ridge                -   1,669     6,675        2,296    1,669     8,971     10,640      826     1978      1993
 Rock Creek               -   1,311     7,431        1,504    1,311     8,935     10,246      741     1979      1993
 Saddlebrook              -     800         -       12,521      800    12,521     13,321    1,184     1994      1992
 Shadowood                -   1,197     4,787          638    1,197     5,425      6,622      476     1985      1993
Dallas, Texas:
 Apple Ridge              -   1,986     7,942        1,223    1,986     9,165     11,151      736     1984      1993
 Custer Crossing          -   1,532     8,683          340    1,532     9,023     10,555      758     1985      1993
 Park Meadows (g)         -   1,373         -        4,625    1,373     4,624      5,997       (b)      (b)     1996
 Post Oak Ridge           -   2,137    12,111        1,024    2,137    13,135     15,272    1,096     1983      1993
 Quail Run                -   1,613     9,140          459    1,613     9,599     11,212      801     1983      1993
 Summerstone              -   1,028     5,823          251    1,028     6,074      7,102      516     1983      1993
 Timber Ridge             -     997     5,651          470      997     6,121      7,118      363     1984      1994
 Timber Ridge II (g)      -     675         -          567      675       567      1,242       (b)      (b)     1996
 Woodland Park            -   1,386     5,543          435    1,386     5,978      7,364      482     1986      1993
Denver, Colorado:
 Cambrian                 -   2,256     9,026          877    2,256     9,903     12,159      909     1983      1993
 The Cedars               -   3,128    12,512        1,785    3,128    14,297     17,425    1,330     1984      1993
 Fox Creek I              -   1,167     4,669          615    1,167     5,284      6,451      423     1984      1993
 Fox Creek II             -       -         -          217        -       217        217       (b)      (b)     1995
 Hickory Ridge            -   4,402    17,607        1,578    4,402    19,185     23,587    2,112     1984      1992
 Reflections I            -   1,591     6,362          940    1,591     7,301      8,892      675     1980      1993
 Reflections II           -     805         -       11,530      805    11,530     12,335      335     1996      1993
 Silvercliff          7,382   2,410    13,656          332    2,410    13,988     16,398    1,031     1991      1994
 Sunwood                  -   1,030     4,596          606    1,030     5,202      6,232      570     1981      1992
El Paso, Texas:
 Acacia Park              -   1,130         -       13,151    1,130    13,151     14,281      760     1995      1993
 Cielo Vista              -   1,111     4,445        3,368    1,111     7,813      8,924      519     1962      1993
 The Crest at Shadow
  Mountain                -     865         -        7,152      865     7,152      8,017    1,106     1991      1992
 Double Tree              -   1,106     4,423          708    1,106     5,130      6,236      488     1980      1993
 Las Flores           5,860     625     6,624        1,253      625     7,877      8,502    3,368       (c)       (c)
 Mountain Village         -   1,203     4,824        1,410    1,203     6,234      7,437      991     1982      1992
 The Patriot              -   1,027         -       11,204    1,027    11,204     12,231      485     1996      1993

                ---------------------------------------------------------------

                                                                    GROSS AMOUNT AT WHICH
                             INITIAL COST TO PTR       COSTS CARRIED AT DECEMBER 31, 1996
                            -------------------- CAPITALIZED ----------------------------
                                       BUILDINGS      SUBSE-            BUILDINGS            ACCUMU-       CON-
                     ENCUM-                  AND    QUENT TO                  AND          LATED DE-  STRUCTION      YEAR
    PROPERTIES      BRANCES    LAND IMPROVEMENTS ACQUISITION    LAND IMPROVEMENTS  TOTALS PRECIATION       YEAR  ACQUIRED
    ----------      ------- ------- ------------ ----------- ------- ------------ ------- ----------  ---------  --------
 Park Place          $    - $   992      $ 7,409     $   416 $   992      $ 7,825 $ 8,817     $1,708         (d)       (d)
 The Phoenix              -     454            -      10,234     454       10,234  10,688      1,136       1993      1993
 Shadow Ridge             -   1,524        3,993       6,864   1,524       10,857  12,381      1,190         (e)       (e)
 Tigua Village          683     161          146       2,109     161        2,255   2,416      1,228         (f)       (f)
Houston, Texas:
 American Rice            -  13,162            -         254  13,162          254  13,416         (b)        (b)     1996
 Beverly Palms            -   1,393        7,893         919   1,393        8,812  10,205        647       1970      1994
 Braeswood Park       6,761   1,861       10,548         195   1,861       10,743  12,604        912       1984      1993
 Brompton Court      14,318   4,058       22,993       4,393   4,058       27,386  31,444      1,830       1972      1994
 Cranbrook Forest         -   1,326        5,302         329   1,326        5,631   6,957        463       1984      1993
 Memorial Heights I       -   3,169            -      15,273   3,169       15,273  18,442        290       1996      1996
 Memorial Heights
  II                      -   9,164            -         475   9,164          475   9,639         (b)        (b)     1996
 Oaks at Medical
  Center I                -   4,210            -      14,201   4,210       14,201  18,411        347         (b)     1994
 Oaks at Medical
  Center II               -   3,368            -       2,044   3,368        2,044   5,412         (b)        (b)     1994
 Pineloch                 -   1,980       11,221         558   1,980       11,779  13,759        988       1984      1993
 Plaza Del Oro            -   1,713        9,706         658   1,713       10,364  12,077        710       1984      1994
 Seahawk              5,427   1,258        7,125         362   1,258        7,487   8,745        542       1984      1994
 Sacks                    -   2,812            -           -   2,812            -   2,812         (b)        (b)     1996
 Weslayan Oaks            -     581        3,293         124     581        3,417   3,998        294       1984      1993
Inland Empire,
 California:
 The Crossing             -   2,227       12,622         560   2,227       13,182  15,409        232       1989      1996
 Miramonte                -   2,357       13,364         614   2,357       13,978  16,335        374       1989      1995
 Mission Springs &
  Villas                  -   5,780       32,757         758   5,780       33,515  39,295        506       1988      1996
 Westcourt Village        -   1,909       10,817       2,607   1,909       13,424  15,333        273       1986      1996
 Woodsong Village         -   1,846       10,469         177   1,846       10,646  12,492         97       1985      1996
Kansas City,
 Kansas:
 SWC 119th &
  Quivira                 -   1,565            -         368   1,565          367   1,932         (b)        (b)     1996
 NEC 119th &
  Quivira                 -   1,540            -         470   1,540          470   2,010         (b)        (b)     1996
Las Vegas, Nevada:
 The Hamptons             -   2,959       16,790       1,381   2,959       18,171  21,130        799       1989      1995
 Horizons at
  Peccole Ranch           -   3,173       18,048         509   3,173       18,557  21,730        851       1990      1995
 King's Crossing          -   2,860       16,272         269   2,860       16,541  19,401        764       1991      1995
 La Tierra at the
  Lakes              26,019   5,904       33,561       2,792   5,904       36,353  42,257      1,676       1986      1995
 Sunterra             8,138   2,086       11,867         301   2,086       12,168  14,254        561       1986      1995
Omaha, Nebraska:
 Apple Creek         11,100   1,953       11,069         773   1,953       11,842  13,795        787       1987      1994
 Oakbrook                 -   1,108        6,307         121   1,108        6,428   7,536        296       1994      1995
Orange County,
 California:
 Aliso Viejo              -   4,872            -         883   4,872          883   5,755         (b)        (b)     1996
 Las Flores
  Apartment Homes         -   4,190            -       4,044   4,190        4,044   8,234         (b)        (b)     1996
 Newpointe                -   1,403        7,981         100   1,403        8,081   9,484        109       1987      1996
 Villa Marseilles         -   1,970       11,162         255   1,970       11,417  13,387         26       1991      1996
Phoenix, Arizona:
 Arrowhead I (g)          -   2,019            -         370   2,019          370   2,389         (b)        (b)     1995
 Bay Club                 -   2,797       11,188       1,122   2,797       12,310  15,107      1,037       1985      1993
 Foxfire                  -   1,055        5,976         326   1,055        6,302   7,357        465       1985      1994
 Miralago I (g)           -   2,743            -      16,697   2,743       16,697  19,440          6       1996      1995
 Moorings at Mesa
  Cove                    -   3,261       13,045       1,066   3,261       14,111  17,372      1,464       1985      1992
 North Mountain
  Village                 -   2,704       15,323         432   2,704       15,755  18,459      1,199       1986      1994
 Peaks at Papago
  Park I                  -   4,131       23,408       1,732   4,131       25,140  29,271      1,843       1988      1994
 Peaks at Papago
  Park II                 -   1,000            -       6,188   1,000        6,188   7,188        101       1996      1994
 The Ridge--Phoenix       -   1,852       10,492         411   1,852       10,903  12,755        918       1987      1993
 San Antigua              -   4,200            -      19,589   4,200       19,589  23,789      1,732       1994      1991
 San Marina               -   1,208        4,831         911   1,208        5,742   6,950      1,044       1986      1992
 San Marquis North        -   1,215            -       9,535   1,215        9,535  10,750        608       1994      1993
 San Marquis South        -   2,312            -      11,167   2,312       11,167  13,479        968       1994      1993
 San Palmera (g)          -   3,515            -      17,534   3,515       17,534  21,049          7       1996      1995
 San Valiente I (g)       -   3,062            -      13,851   3,062       13,851  16,913         (b)        (b)     1995
 Scottsdale Greens        -   3,489       19,774       5,035   3,489       24,809  28,298      1,629       1980      1994
 Superstition Park        -   2,340        9,362         991   2,340       10,353  12,693      1,069       1985      1992
Portland, Oregon:
 Arbor Heights            -   2,669            -       6,135   2,669        6,135   8,804         (b)        (b)     1996

                ---------------------------------------------------------------

                                                                  GROSS AMOUNT AT WHICH
                                                                 CARRIED AT DECEMBER 31,
                               INITIAL COST TO PTR       COSTS            1996
                               ------------------- CAPITALIZED ---------------------------
                                         BUILDINGS      SUBSE-           BUILDINGS            ACCUMU-      CON-
                        ENCUM-                 AND    QUENT TO                 AND          LATED DE- STRUCTION     YEAR
     PROPERTIES        BRANCES   LAND IMPROVEMENTS ACQUISITION   LAND IMPROVEMENTS  TOTALS PRECIATION      YEAR ACQUIRED
     ----------        ------- ------ ------------ ----------- ------ ------------ ------- ---------- --------- --------
 Brighton              $    -  $1,675   $ 9,532      $   270   $1,675   $ 9,801    $11,476   $   90     1985      1996
 Cambridge Crossing         -   2,260         -        3,574    2,260     3,574      5,834       (b)      (b)     1996
 Club at the Green          -   1,640     9,327          184    1,640     9,511     11,151      453     1991      1995
 Double Tree I              -   1,548     8,810          157    1,548     8,967     10,515      416     1990      1995
 Double Tree II         4,750     991     5,611           79      991     5,690      6,681      252     1994      1995
 Knight's Castle            -   1,963    11,164           55    1,963    11,219     13,182      524     1989      1995
 Meridian at
  Murrayhill                -   2,517    14,320          420    2,517    14,739     17,256      680     1990      1995
 Preston's Crossing
  (g)                       -     851         -       12,015      851    12,015     12,866      125     1996      1995
 Riverwood Heights          -   1,479     8,410          274    1,479     8,684     10,163      399     1990      1995
 Squire's Court             -   1,630     9,249          101    1,630     9,350     10,980      435     1989      1995
 Timberline                 -   1,058     5,995          282    1,058     6,277      7,335      114     1990      1996
Reno, Nevada:
 Meadowview I & II          -   3,485         -          735    3,485       735      4,220       (b)      (b)     1996
 Vista Ridge                -   2,002         -       15,593    2,002    15,593     17,595       (b)      (b)     1995
Salt Lake City, Utah:
 Brighton Place             -   2,091    11,892        1,300    2,091    13,191     15,282      582     1979      1995
 Cherry Creek           4,000   1,290     7,330          362    1,290     7,692      8,982      344     1986      1995
 Fox Creek              4,236   1,172     6,641          123    1,172     6,764      7,936        -     1985      1996
 Greenpointe            3,638     891     5,050           67      891     5,117      6,008      238     1985      1995
 Greenpointe Expan-
  sion                      -      32         -          124       32       124        156       (b)      (b)     1996
 Mountain Shadow        3,340     832     4,730          125      832     4,855      5,687      222     1985      1995
 Mountain Shadow
  Expansion                 -      95         -          239       95       239        334       (b)      (b)     1996
 Remington                  -   2,324         -       13,765    2,324    13,765     16,089       76     1996      1995
 Riverview                  -   4,636         -        6,329    4,636     6,329     10,965       (b)      (b)     1996
 Summertree             4,435   1,521     8,619           43    1,521     8,662     10,183       39     1986      1996
San Antonio, Texas:
 Applegate                  -   1,455     8,248          522    1,455     8,770     10,225      737     1983      1993
 Austin Point               -   1,728     9,725          615    1,728    10,340     12,068      870     1982      1993
 Camino Real                -   1,084     4,338          859    1,084     5,197      6,281      529     1979      1993
 Cobblestone Village        -     786     3,120          691      786     3,811      4,597      658     1984      1992
 Contour Place              -     456     1,829          339      456     2,168      2,624      427     1984      1992
 The Crescent               -   1,145         -       14,545    1,145    14,545     15,690    1,384     1994      1992
 Dymaxion I                 -     683     3,740          231      683     3,971      4,654      228     1984      1994
 The Gables                 -   1,025     5,809          554    1,025     6,363      7,388      521     1983      1993
 Marbach Park               -   1,122     6,361          651    1,122     7,012      8,134      605     1985      1993
 Palisades Park             -   1,167     6,613          481    1,167     7,094      8,261      598     1983      1993
 Panther Springs            -     585     3,317          145      585     3,462      4,047      294     1985      1993
 Rancho Mirage              -     724     2,971        1,437      724     4,407      5,131      368     1974      1993
 Stanford Heights           -   1,631         -       11,703    1,631    11,703     13,334      399     1996      1993
 Sterling Heights           -   1,644         -       10,460    1,644    10,460     12,104      558     1995      1993
 St. Tropez I               -   2,013     8,054          971    2,013     9,025     11,038      983     1982      1992
 St. Tropez II              -     605         -          554      605       554      1,159       (b)      (b)     1994
 Towne East Village         -     350     1,985          236      350     2,221      2,571      182     1983      1993
 Villas of Castle
  Hills                     -   1,037     4,148          746    1,037     4,894      5,931      424     1971      1993
 Waters of Northern
  Hills                     -   1,251     7,105          785    1,251     7,890      9,141      604     1982      1994
San Diego, Califor-
 nia:
 Club Pacifica              -   2,141    12,132          343    2,141    12,474     14,615      227     1987      1996
 El Dorado Hills       16,718   4,418    25,084          713    4,418    25,797     30,215      237     1983      1996
 Ocean Crest                -   2,369    13,427          447    2,369    13,874     16,243      280     1993      1996
 Scripps Landing            -   1,332     7,550          318    1,332     7,868      9,200      646     1985      1994
 The Palisades              -   4,741    26,866           31    4,741    26,897     31,638       59     1991      1996
 Tierrasanta Ridge          -   2,859    16,130          695    2,859    16,825     19,684    1,340     1994      1994
San Francisco (Bay
 Area), California:
 Harborside                 -   3,213    18,210            -    3,213    18,210     21,423       (b)      (b)     1996
 Ashton Place          47,342   9,782    55,429          687    9,782    56,116     65,898      385     1970      1996
 Quail Ridge                -   2,633    14,923          587    2,633    15,508     18,141      246     1986      1996
 Redwood Shores        25,220   5,608    31,778          263    5,608    32,046     37,654      215     1986      1996
 Treat Commons          7,192   5,788    32,802          316    5,788    33,118     38,906      884     1988      1995
Santa Fe, New Mexico:
 Foothills of Santa
  Fe Phase I                -   1,396         -        1,098    1,396     1,098      2,494       (b)      (b)     1995
 The Meadows of Santa
  Fe                        -     760         -       11,672      760    11,672     12,432    1,220     1994      1993

             ------------------------------------------------------------------

                                                             GROSS AMOUNT AT WHICH CARRIED AT
                            INITIAL COST TO PTR        COSTS        DECEMBER 31, 1996
                           --------------------- CAPITALIZED --------------------------------
                                       BUILDINGS      SUBSE-             BUILDINGS               ACCUMU-      CON-
                    ENCUM-                   AND    QUENT TO                   AND             LATED DE- STRUCTION     YEAR
   PROPERTIES      BRANCES     LAND IMPROVEMENTS ACQUISITION     LAND IMPROVEMENTS     TOTALS PRECIATION      YEAR ACQUIRED
   ----------     -------- -------- ------------ ----------- -------- ------------ ---------- ---------- --------- --------
Seattle, Wash-
 ington:
 Canyon Creek     $      - $  5,250  $        -   $  9,393   $  5,250  $    9,393  $   14,643   $   (b)      (b)
 Canyon Crown            -    4,370           -        231      4,370         231       4,601       (b)      (b)
 Clubhouse           5,831    1,223       6,928         20      1,223       6,948       8,171        -     1982      1996
 Forrest Creste          -    1,681           -        312      1,681         312       1,993       (b)      (b)     1996
 Harbour Pointe          -    2,027           -      2,865      2,027       2,865       4,892       (b)      (b)     1996
 Logan's Ridge           -    1,950      11,118        278      1,950      11,395      13,345      524     1987      1995
 Matanza Creek           -    1,016       5,814        267      1,016       6,081       7,097      276     1991      1995
 Millwood Es-
  tates                  -    1,593       9,200        608      1,593       9,808      11,401      440     1987      1995
 Pebble Cove             -    1,895           -     15,084      1,895      15,084      16,979      148     1996      1995
 Remington Park          -    2,795      15,593        732      2,795      16,325      19,120      684     1990      1995
 Walden Pond             -    2,033      11,535        336      2,033      11,871      13,904      545     1990      1995
Tucson, Arizona:
 Cobble Creek            -    1,422       5,690        777      1,422       6,477       7,899    1,041     1980      1992
 Craycroft Gar-
  dens                   -      348       1,392        234        348       1,626       1,974      235     1963      1992
 San Ventana (g)         -    3,177           -     20,561      3,177      20,560      23,737       89     1996      1993
 Tierra Antigua          -      992       3,967        527        992       4,494       5,486      669     1979      1992
 Villa Caprice           -    1,279       7,248        319      1,279       7,567       8,846      641     1972      1993
 Windsail            4,798    1,852       7,407        718      1,852       8,124       9,976      770     1986      1993
Tulsa, Oklahoma:
 Southern Slope          -      779       4,413        170        779       4,584       5,363      392     1982      1993
                  -------- --------  ----------   --------   --------  ----------  ----------   ------     ----      ----
 Total Multifam-
  ily              217,188  357,708   1,189,347    549,720    358,155   1,738,620   2,096,775   93,386
                  -------- --------  ----------   --------   --------  ----------  ----------   ------     ----      ----
LAND HELD FOR
 FUTURE MULTI-
 FAMILY DEVELOP-
 MENT:
Austin, Texas:
 Monterey Ranch
  Village I (h)          -      424           -      1,887        424       1,887       2,311       (b)      (b)     1993
 Monterey Ranch
  Village III
  (i)                    -    1,131           -      6,036      1,131       6,036       7,167       (b)      (b)     1993
 Monterey Ranch
  IV (j)                 -      920           -          -        920           -         920        -      N/A      1993
El Paso, Texas:
 West Ten (k)            -    1,523           -         83      1,523          83       1,606        -      N/A      1994
Houston, Texas:
 SPCA Tract (l)          -      563           -          -        563           -         563       (b)      (b)     1996
North Arlington,
 Texas:
 Cracker Barrel          -      245           -          -        245           -         245        -
Phoenix, Arizo-
 na:
 San Valiente
  (m)                    -    1,647           -        540      1,647         540       2,187        -      N/A      1995
 Arrowhead II
  (n)                    -    1,601           -        128      1,601         128       1,729        -      N/A      1995
 Miralago II             -    1,801          33         33      1,801          66       1,867        -
San Antonio,
 Texas:
 Dymaxion II (o)         -      545           -         18        545          18         563        -      N/A      1994
 Indian Trails
  II (p)                 -      864           -         43        864          43         907        -      N/A      1994
 Walker Ranch
  I (q)                  -    2,230           -      1,282      2,230       1,282       3,512       (b)      (b)     1994
 Walker Ranch
  II (r)                 -    1,481           -        579      1,481         579       2,060       (b)      (b)     1994
 Walker Ranch
  III (s)                -      555           -        258        555         258         813       (b)      (b)     1994
Santa Fe, New
 Mexico:
 Foothills of
  Santa Fe II
  (t)                    -    1,114           -        147      1,115         146       1,261       (b)      (b)     1995
 St. Francis (u)         -    1,941           -        391        941         391       2,332        -      N/A      1994
                           --------  ----------   --------   --------  ----------  ----------   ------
 Total Develop-
  ment Land                  18,585          33     11,425     18,586      11,457      30,043
                           --------  ----------   --------   --------  ----------  ----------   ------
HOTEL:
San Francisco,
 California:
 Wharf Holiday
  Inn (v)                -   12,861       1,935      8,075     12,861      10,009      22,870    3,440     1972      1971
                           --------  ----------   --------   --------  ----------  ----------   ------

            -------------------------------------------------------------------

                                                               GROSS AMOUNT AT WHICH CARRIED AT
                              INITIAL COST TO PTR        COSTS        DECEMBER 31, 1996
                             --------------------- CAPITALIZED --------------------------------
                                         BUILDINGS      SUBSE-             BUILDINGS               ACCUMU-      CON-
                      ENCUM-                   AND    QUENT TO                   AND             LATED DE- STRUCTION     YEAR
    PROPERTIES       BRANCES     LAND IMPROVEMENTS ACQUISITION     LAND IMPROVEMENTS     TOTALS PRECIATION      YEAR ACQUIRED
    ----------      -------- -------- ------------ ----------- -------- ------------ ---------- ---------- --------- --------
OFFICE/INDUSTRIAL:
Dallas, Texas:
 Irving Blvd.       $      - $    109  $      303   $    128   $    109  $      431  $      540  $   249     1968      1977
El Paso, Texas:
 Vista Industrial          -      567       2,504         63        567       2,568       3,135      499     1987      1987
                    -------- --------  ----------   --------   --------  ----------  ----------  -------
 TOTAL OFFICE/
  INDUSTRIAL               -      676       2,807        191        676       2,999       3,675      748
                    -------- --------  ----------   --------   --------  ----------  ----------  -------
 TOTAL              $217,188 $389,830  $1,194,122   $569,411   $390,278  $1,763,085  $2,153,363  $97,574
                    ======== ========  ==========   ========   ========  ==========  ==========  =======

-------
(a) Phase I (118 units) was acquired in 1991 and Phase II (122 units) was developed in 1992.
(b) As of December 31, 1996, property was undergoing development.
(c) Phase I (120 units) was developed in 1980, Phase II (60 units) was developed in 1981 and Phase III (288 units) was developed in 1983.
(d) Phase I (160 units) was developed in 1989 and Phase II (132 units) was developed in 1991.
(e) Phase I (208 units) was acquired in 1991 and Phase II (144 units) was developed in 1994.
(f) Phase I (84 units) was developed in 1970 and Phase II (100 units) was developed in 1978.
(g) Represents properties owned by third party developers that are subject to presale agreements to PTR to acquire such properties. PTR's investment as of December 31, 1996 represents development loans made by PTR to such developers.
(h) 19.9 acres of undeveloped land.
(i) 53.1 acres of undeveloped land.
(j) 11.01 acres of undeveloped land.
(k) 25.30 acres of undeveloped land.
(l) .05 acres of undeveloped land.
(m) 7.6 acres of undeveloped land.
(n) 11.60 acres of undeveloped land.
(o) 18.0 acres of undeveloped land.
(p) 25.6 acres of undeveloped land.
(q) 38.7 acres of undeveloped land.
(r) 30.5 acres of undeveloped land.
(s) 10.3 acres of undeveloped land.
(t) 19.2 acres of undeveloped land.
(u) 10.4 acres of undeveloped land.
(v) PTR owns the building and land leased to hold Holiday Inns of America, Inc. at Fisherman's Wharf in San Francisco.
The lease with Holiday Inns expires in 2018.

The following is a reconciliation of the carrying amount and related accumulated depreciation of PTR's investment in real estate, at cost (in thousands):

                                                   ----------------------------

                                                   DECEMBER 31,
                                         ----------------------------------
           CARRYING AMOUNTS                    1996        1995        1994
           ----------------              ----------  ----------  ----------
Balance at January 1                     $1,855,866  $1,296,288  $  872,610
Multifamily:
  Acquisitions and renovations
   expenditures                             463,935     385,356     270,024
  Development expenditures, excluding
   land acquisition                         187,377     117,980     111,184
  Acquisition and improvements of land
   held for current and future
   development                               20,880      11,255      16,789
  Recurring capital expenditures              7,992       5,119       3,746
  Dispositions                             (269,693)     (6,166)    (11,902)
                                         ----------  ----------  ----------
    Net multifamily activity subtotal    $  410,491  $  513,544  $  389,841
                                         ----------  ----------  ----------
Non-multifamily:
  Homestead development expenditure,
   including land acquisitions           $   54,883  $   48,247  $   35,943
  Contribution of Homestead Assets         (161,370)          -           -
  Non-multifamily dispositions               (6,527)     (2,235)       (331)
  Provision for possible loss                     -        (220)     (1,600)
  Other                                          20         242        (175)
                                         ----------  ----------  ----------
Balance at December 31                   $2,153,363  $1,855,866  $1,296,288
                                         ==========  ==========  ==========

                                                   -------------------------
                                                     DECEMBER
                                                       31,
                                         ----------------------------------
       ACCUMULATED DEPRECIATION                1996        1995        1994
       ------------------------          ----------  ----------  ----------
Balance at January 1                     $   81,979  $   46,199  $   22,022
Depreciation for the year                    44,887      36,685      24,614
Accumulated depreciation of real estate
 sold                                       (22,653)       (646)       (151)
Contribution of Homestead Assets             (6,639)          -           -
Other                                             -        (259)       (286)
                                         ----------  ----------  ----------
Balance at December 31                   $   97,574  $   81,979  $   46,199
                                         ==========  ==========  ==========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust

We have reviewed the accompanying consolidated balance sheet of Security Capital Industrial Trust and subsidiaries as of June 30, 1997, and the related consolidated statements of operations for the three and six months ended June 30, 1997 and 1996, and the consolidated statements of cash flows for the six months ended June 30, 1997 and 1996. These financial statements are the responsibility of the Trust's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Security Capital Industrial Trust and subsidiaries as of December 31, 1996, and in our report dated February 10, 1997, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1996, is fairly stated in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                        Arthur Andersen LLP

Chicago, Illinois
August 11, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                      -------------------------
                                                         JUNE 30,  DECEMBER 31,
                                                             1997          1996
                       ASSETS                         (UNAUDITED)     (AUDITED)
                       ------                         -----------  ------------
Real Estate                                           $2,702,070    $2,508,747
  Less accumulated depreciation                          139,236       109,147
                                                      ----------    ----------
                                                       2,562,834     2,399,600
Investment in and Advances to Unconsolidated
 Subsidiaries                                             75,166            --
Cash and Cash Equivalents                                  9,532         4,770
Accounts Receivable                                        9,236         5,397
Other Assets                                              57,495        52,539
                                                      ----------    ----------
    Total assets                                      $2,714,263    $2,462,306
                                                      ==========    ==========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Liabilities:
  Line of credit                                      $  130,100    $   38,600
  Long-term debt                                         624,234       524,191
  Mortgage notes payable                                  84,274        91,757
  Securitized debt                                        34,983        36,025
  Assessment bonds payable                                11,901        12,170
  Accounts payable and accrued expenses                   37,232        35,357
  Construction payable                                    23,127        24,645
  Distributions payable                                       --        25,058
  Other liabilities                                       17,855        18,130
                                                      ----------    ----------
    Total liabilities                                    963,706       805,933
                                                      ----------    ----------
Commitments and Contingencies
Minority Interest                                         55,973        56,984
Shareholders' Equity:
  Series A Preferred Shares; $0.01 par value;
   5,400,000 shares issued and outstanding at June
   30, 1997 and December 31, 1996; stated liquidation
   preference of $25 per share                           135,000       135,000
  Series B Convertible Preferred Shares; $0.01 par
   value; 8,050,000 shares issued and outstanding at
   June 30, 1997 and December 31, 1996; stated
   liquidation preference of $25 per share               201,250       201,250
  Series C Preferred Shares; $0.01 par value;
   2,000,000 shares issued and outstanding at June
   30, 1997 and December 31, 1996; stated liquidation
   preference of $50 per share                           100,000       100,000
  Common shares of beneficial interest, $0.01 par
   value; 97,760,595 shares issued and outstanding at
   June 30, 1997 and 93,676,546 shares at December
   31, 1996                                                  978           937
  Additional paid-in capital                           1,338,965     1,257,347
  Distributions in excess of net earnings                (81,609)      (95,145)
                                                      ----------    ----------
    Total shareholders' equity                         1,694,584     1,599,389
                                                      ----------    ----------
    Total liabilities and shareholders' equity        $2,714,263    $2,462,306
                                                      ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    -------------------------------------------
                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                          JUNE 30,              JUNE 30,
                                    --------------------- ---------------------
                                          1997       1996       1997       1996
                                    ---------  ---------  ---------  ---------
Income:
  Rental income                       $69,157    $54,361   $136,543   $104,423
  Other real estate income              4,569      1,037      5,690      1,180
  Income from unconsolidated
   subsidiaries                         1,546         --      1,546         --
  Interest income                         393        350      1,117        507
                                    ---------  ---------  ---------  ---------
    Total income                       75,665     55,748    144,896    106,110
                                    ---------  ---------  ---------  ---------
Expenses:
  Rental expenses, net of
   recoveries of $10,663 and
   $7,171 for the three month
   periods in 1997 and 1996,
   respectively, and $21,263 and
   $13,378 for the six month
   periods in 1997 and 1996,
   respectively                         5,235      6,065      9,513     11,211
  Property management fees paid to
   affiliate, net of recoveries of
   $1,073 and $793 for the three
   month periods in 1997 and 1996,
   respectively, and $2,115 and
   $1,347 for the six month
   periods in 1997 and 1996,
   respectively                         1,762      1,182      3,312      2,181
  Depreciation and amortization        18,976     14,126     37,024     27,215
  Interest expense                     13,183      8,851     24,558     17,359
  REIT management fee paid to
   affiliate                            6,228      5,033     12,834      9,674
  General and administrative              380        303        687        552
  Other                                   850        732      1,461      1,200
                                    ---------  ---------  ---------  ---------
    Total expenses                     46,614     36,292     89,389     69,392
                                    ---------  ---------  ---------  ---------
Net Earnings Before Minority
 Interest and Gain/(Loss) on
 Disposition of Real Estate            29,051     19,456     55,507     36,718
Minority interest share in net
 earnings                                 940        884      1,835      1,640
                                    ---------  ---------  ---------  ---------
Net Earnings Before Gain/(Loss) on
 Disposition of Real Estate            28,111     18,572     53,672     35,078
Gain/(loss) on disposition of real
 estate                                 3,773         --      3,773        (29)
                                    ---------  ---------  ---------  ---------
Net Earnings                           31,884     18,572     57,445     35,049
Less preferred share dividends          8,830      6,695     17,659     11,368
                                    ---------  ---------  ---------  ---------
Net Earnings Attributable to
 Common Shares                        $23,054    $11,877   $ 39,786   $ 23,681
                                    =========  =========  =========  =========
Weighted Average Common Shares
 Outstanding                           97,758     81,445     96,888     81,436
                                    =========  =========  =========  =========
Per Share Net Earnings
 Attributable to Common Shares        $  0.24    $  0.15   $   0.41   $   0.29
                                    =========  =========  =========  =========
Distributions Per Common Share        $0.2675    $0.2525   $ 0.5350   $ 0.5050
                                    =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                      ---------------------
                                                        SIX MONTHS ENDED
                                                            JUNE 30,
                                                      ---------------------
                                                            1997        1996
                                                      ---------   ---------
Operating Activities:
  Net earnings                                        $  57,445   $  35,049
  Minority interest                                       1,835       1,640
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation and amortization                        37,024      27,215
    (Gain)/loss on disposition of real estate            (3,773)         29
    Rent leveling                                        (2,278)     (2,518)
    Amortization of deferred financing costs              1,034       1,303
  Increase in accounts receivable and other assets       (8,622)     (4,522)
  Increase (decrease) in accounts payable, accrued
   expenses and other liabilities                         1,600        (936)
                                                      ---------   ---------
      Net cash provided by operating activities          84,265      57,260
                                                      ---------   ---------
Investing Activities:
  Real estate investments                              (325,609)   (317,244)
  Tenant improvements and lease commissions              (5,794)     (7,208)
  Recurring capital expenditures                         (2,046)       (556)
  Proceeds from disposition of real estate               66,029       1,092
                                                      ---------   ---------
      Net cash used in investing activities            (267,420)   (323,916)
                                                      ---------   ---------
Financing Activities:
  Net proceeds from sale of shares, exercised
   warrants and dividend reinvestment and share
   purchase plan                                         80,659     192,379
  Proceeds from long-term debt offering                 100,000     199,632
  Debt issuance costs                                    (1,393)     (3,440)
  Termination of interest rate contracts                  1,658      (1,923)
  Distributions paid to common shareholders             (51,308)    (41,122)
  Distributions paid to minority interest holders        (2,846)     (2,631)
  Preferred share dividends                             (17,659)    (11,368)
  Proceeds from line of credit                          208,600     211,000
  Payments on line of credit                           (117,100)   (278,700)
  Regularly scheduled principal payments on mortgage
   notes payable                                         (1,854)     (1,960)
  Balloon principal payments made upon maturity         (10,840)     (8,404)
                                                      ---------   ---------
      Net cash provided by financing activities         187,917     253,463
                                                      ---------   ---------
Net Increase/(Decrease) in Cash and Cash Equivalents      4,762     (13,193)
Cash and Cash Equivalents, beginning of period            4,770      22,235
                                                      ---------   ---------
Cash and Cash Equivalents, end of period              $   9,532   $   9,042
                                                      =========   =========
Supplemental Schedule of Noncash Investing and
 Financing Activities:
  In conjunction with real estate acquired:
    Assumption of existing mortgage notes payable     $   3,900   $   2,770
    Issuance of common shares                         $   1,000   $      --

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1997
                                  (UNAUDITED)

1. GENERAL:

The consolidated financial statements of Security Capital Industrial Trust ("SCI") as of June 30, 1997 are unaudited, and pursuant to the rules of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements have been omitted. The consolidated financial statements for 1996 have been restated to conform to the 1997 presentation. While management of SCI believes that the disclosures presented are adequate, these interim consolidated financial statements should be read in conjunction with SCI's December 31, 1996 consolidated financial statements.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of SCI's consolidated financial position and results of operations for the interim periods. The results of operations for the three and six month periods ended June 30, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RECENT ACCOUNTING PRONOUNCEMENTS:

In March 1997, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). The new statement is effective December 15, 1997 and will require restatement of prior years' earnings per share; early adoption is not permitted. The adoption of SFAS No. 128 will have no material effect on SCI's reported earnings per share.

The FASB has also released Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"). SCI already complies with the requirements of the standard which is effective for periods ending after December 15, 1997.

3. REAL ESTATE:

The following summarizes real estate investments as of June 30, 1997 and December 31, 1996 (in thousands):

                                                    -------------
                                          JUNE 30,  DECEMBER 31,
                                              1997          1996
                                        (UNAUDITED)     (AUDITED)
                                        ----------  ------------
      Land held for development         $  118,523   $  109,316
      Land under development                47,283       40,465
      Improved land                        384,467      356,428
      Buildings and improvements         2,084,247    1,918,256
      Construction in progress              48,064       77,506
      Capitalized preacquisition costs      19,486        6,776
                                        ----------   ----------
          Total real estate              2,702,070    2,508,747
      Less accumulated depreciation        139,236      109,147
                                        ----------   ----------
          Net real estate               $2,562,834   $2,399,600
                                        ==========   ==========

                       SECURITY CAPITAL INDUSTRIAL TRUST

Capitalized preacquisition costs include $14,642,000 and $1,634,000 of funds on deposit with title companies as of June 30, 1997 and December 31, 1996, respectively, for property acquisitions.

4. INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED SUBSIDIARIES:

On April 24, 1997, SCI Logistics Services Incorporated ("SCI Logistics"), a newly formed corporation, acquired a 60% interest in a refrigerated warehouse company, renamed CS Integrated LLC ("CSI"), for $73.4 million. CSI owns 16 refrigerated warehouses totaling 43.4 million cubic feet and two dry storage facilities. SCI Logistics will account for its investment in CSI on the equity method because the minority shareholder of CSI has significant rights involving day-to-day operations as well as the right to approve certain significant transactions. SCI owns 100% of the nonvoting preferred stock of SCI Logistics. An unrelated third party owns 100% of the common stock of SCI Logistics. SCI will recognize 95% of the economic benefits from SCI Logistics' cash flow (as defined) through its cumulative preferred stock dividends. SCI will account for its investment in SCI Logistics on the cost method due to the approval rights of the common shareholder.

As of June 30, 1997 Investment in and Advances to Unconsolidated Subsidiaries consists of the following items (in thousands):

      Investment in preferred stock of SCI Logistics    $ 2,138
      Note receivable from SCI Logistics                 12,863
      Short-term note receivable from CSI                58,419
      Accrued interest and other receivables              1,746
                                                      ---------
          Total                                         $75,166
                                                      =========

The note receivable from SCI Logistics is an unsecured loan which bears interest at 13% per annum payable annually on the 24th of April of each year, and matures on April 24, 2002. The short term note receivable from CSI is a bridge loan expected to be replaced by third party financing in the third quarter of 1997. The loan bears interest payable quarterly at a rate equal to the lesser of (a) the higher of the prime rate plus 1% or the federal funds rate and (b) the highest lawful rate.

5. BORROWINGS:

Line of Credit
SCI has a $350.0 million unsecured revolving line of credit agreement with NationsBank of Texas, N.A. (as agent for a bank group). Borrowings bear interest at SCI's option, at either an annual rate equal to the lesser of (a) the greater of the federal funds rate plus 0.5%, and the prime rate, or (b) LIBOR plus .95%, based upon SCI's current senior debt ratings. Additionally, there is a commitment fee ranging from .125% to .20% per annum of the unused line of credit balance. The line is scheduled to mature in May 1999 and may be extended annually for an additional year with the approval of NationsBank and the other participating lenders (the "Bank Group"); if not extended, at SCI's election, the facility will either (a) convert to a three year term note, or
(b) continue on a revolving basis with the remaining one year maturity. All debt incurrences are subject to a covenant that SCI maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, SCI is required to maintain an adjusted net worth (as defined) of at least $1.25 billion, to maintain interest payment coverage of not less than 2 to 1, and to maintain a fixed charge coverage ratio (as defined) of not less than 1.75 to 1. As of June 30, 1997, SCI was in compliance with all covenants contained in the line of credit, and as of August 11, 1997, $64.1 million of borrowings were outstanding on the line of credit.

On March 19, 1997, SCI executed a promissory note (the "Note") with NationsBank for a short term unsecured borrowing agreement of $15.0 million which matures October 1, 1997. The rate of interest on each

                       SECURITY CAPITAL INDUSTRIAL TRUST
advance (a "Loan") and the maturity date of each Loan will be determined by agreement between SCI and NationsBank at the time of such Loan. The purpose of this Note is to provide a lower cost option for same day borrowings since there is a three day notice period required on the revolving line of credit.

Long-Term Debt

                                                          -----------------------
                                                            JUNE 30, DECEMBER 31,
                                                                1997         1996
                                                          ---------  ------------
                                                              (IN THOUSANDS)
8.72% Senior Unsecured Notes, issued on March 2, 1995 in
 an original principal amount of $150,000,000. Interest
 is payable March 1 and September 1 of each year. The
 Notes are payable in eight consecutive annual
 installments of $18,750,000 commencing March 1, 2002
 and mature on March 1, 2009                               $150,000    $150,000
9.34% Senior Unsecured Notes, issued on March 2, 1995 in
 an original principal amount of $50,000,000. Interest
 is payable March 1 and September 1 of each year. The
 Notes are payable in six consecutive annual
 installments ranging from $5,000,000 to $12,500,000
 commencing on March 1, 2010 and mature on March 1, 2015     50,000      50,000
7.13% Senior Unsecured Notes due 1998, issued on May 16,
 1995 in an original principal amount of $15,000,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year                             14,995      14,993
7.25% Senior Unsecured Notes due 2000, issued on May 16,
 1995 in an original principal amount of $17,500,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year                             17,455      17,448
7.30% Senior Unsecured Notes due 2001, issued on May 16,
 1995 in an original principal amount of $17,500,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year                             17,441      17,435
7.88% Senior Unsecured Notes, issued on May 16, 1995 in
 an original principal amount of $75,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in
 eight annual installments of $9,375,000 commencing May
 15, 2002 and mature on May 15, 2009                         74,682      74,668
7.25% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in four
 annual installments of $12,500,000 commencing May 15,
 1999 and mature on May 15, 2002                             49,957      49,951
7.95% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $100,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in four
 annual installments of $25,000,000 commencing May 15,
 2005 and mature on May 15, 2008                             99,846      99,840
8.65% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in
 seven annual installments ranging from $5,000,000 to
 $12,500,000 commencing May 15, 2010 and mature on May
 15, 2016                                                    49,858      49,856
7.81% Medium-Term Notes, issued on February 4, 1997 in
 an original principal amount of $100,000,000. Interest
 is payable February 1 and August 1 of each year. The
 Notes are payable in six annual installments ranging
 from $10,000,000 to $20,000,000 commencing February 1,
 2010 and mature on February 1, 2015                        100,000          --
                                                          ---------   ---------
    Total long-term debt, net of original issue discount   $624,234    $524,191
                                                          =========   =========

                       SECURITY CAPITAL INDUSTRIAL TRUST

All of the foregoing notes are redeemable at any time at the option of SCI, in whole or in part, at a redemption price equal to the sum of the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relative to market yields available at redemption. Such notes are governed by the terms and provisions of an indenture (the "Indenture") between SCI and State Street Bank and Trust Company, as trustee.

Under the terms of the Indenture, SCI can incur additional debt only if, after giving effect to the debt being incurred and application of proceeds therefrom,
(i) the ratio of debt to total assets, as defined in the Indenture, does not exceed 60%, (ii) the ratio of secured debt to total assets, as defined in the Indenture, does not exceed 40%, and (iii) SCI's pro forma interest coverage ratio, as defined in the Indenture, for the four preceding fiscal quarters is not less than 1.5:1. In addition, SCI may not at any time own Total Unencumbered Assets, as defined in the Indenture, equal to less than 150% of the aggregate outstanding principal amount of SCI's unsecured debt. At June 30, 1997, SCI was in compliance with all debt covenants contained in the Indenture.

Mortgage Notes Payable, Assessment Bonds Payable and Securitized Debt
Mortgage notes payable of $84.3 million were secured by real estate with an aggregate undepreciated cost of $147.1 million at June 30, 1997. Assessment bonds payable of $11.9 million were secured by real estate with an aggregate undepreciated cost of $222.6 million at June 30, 1997. Securitized debt of $35.0 million was collateralized by real estate with an aggregate undepreciated cost of $68.0 million at June 30, 1997.

Approximate principal payments due on long-term debt, mortgage notes payable, assessment bonds payable and securitized debt during each of the years in the five-year period ending December 31, 2002, and thereafter are as follows (in thousands):

      Remainder of 1997               $ 10,032
      1998                              19,763
      1999                              25,668
      2000                              38,407
      2001                              40,662
      2002                              44,592
      2003 and thereafter              577,034
                                     ---------
      Total principal due              756,158
      Less: original issue discount       (766)
                                     ---------
          Total carrying value        $755,392
                                     =========

For the six month periods ended June 30, 1997 and 1996, interest expense on all borrowings was $24,558,000 and $17,359,000, respectively, which was net of capitalized interest of $8,505,000 and $6,898,000, respectively. The total interest paid in cash was $28,470,000 and $22,999,000 for the six month periods ended June 30, 1997 and 1996, respectively.

6. MINORITY INTEREST:

Minority interest represents limited partners' interests in five real estate partnerships controlled by SCI (Red Mountain Joint Venture, SCI Limited Partnership-I, SCI Limited Partnership-II, SCI Limited Partnership-III, and SCI Limited Partnership-IV). As of June 30, 1997, a total of 5,194,258 limited partnership units were held by minority interest limited partners in the various real estate partnerships. Limited partners are entitled to exchange each partnership unit for one common share of SCI.

                       SECURITY CAPITAL INDUSTRIAL TRUST

In October 1994, SCI IV, Inc., a wholly-owned subsidiary of SCI, made a $27.5 million cash contribution to SCI Limited Partnership-IV, a Delaware limited partnership (Partnership-IV), in exchange for a 96.36% general partnership interest in Partnership-IV, and third party investors that were not affiliated with SCI contributed an aggregate of $1.0 million in assets to Partnership-IV in exchange for limited partner interests totaling 3.64% in Partnership-IV. SCI has contributed additional funds to the partnership in 1996 and 1997 in conjunction with tax deferred exchanges of real estate which increased SCI's interest from 96.36% to 96.62%. SCI IV, Inc., as general partner, manages the activities of Partnership-IV and has fiduciary responsibilities to Partnership-IV and its other partners.

Both Partnership-IV and SCI IV, Inc. are legal entities that are separate and distinct from SCI, its affiliates and each other, and each has separate assets, liabilities, business functions and operations. The assets owned by Partnership-IV consist of income producing, improved real property primarily located in Florida, Ohio and Oklahoma. The sole assets owned by SCI IV, Inc. are its general partner advances to and interest in Partnership-IV. SCI and its affiliates had no borrowings from SCI IV, Inc. at June 30, 1997. Partnership-IV had $1.1 million of borrowings from SCI IV, Inc. at June 30, 1997. SCI IV, Inc. had $1.1 million of borrowings from SCI and its affiliates at June 30, 1997. For financial reporting purposes, the assets, liabilities, results of operations and cash flows of each of Partnership-IV and SCI IV, Inc. are included in SCI's consolidated financial statements and the third party investors' interests in Partnership-IV are reflected as minority interest. Limited partners are entitled to exchange each partnership unit for one common share of beneficial interest in SCI and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of common shares. At June 30, 1997, there were 68,612 limited partnership units outstanding in Partnership-IV.

7. SHAREHOLDERS' EQUITY:

On March 24, 1997, SCI issued 48,809 common shares in conjunction with an acquisition of property. On February 7, 1997, SCI completed a public offering of 4,025,000 common shares; net proceeds to SCI after underwriting discounts and offering costs were $80.4 million.

On June 30, 1997, SCI paid a quarterly dividend of $0.5875 per cumulative redeemable Series A preferred share, $0.4375 per cumulative convertible Series B preferred share ("Series B Preferred Share") and $1.0675 per cumulative redeemable Series C preferred share to preferred shareholders of record on June 16, 1997. On July 16, 1997, SCI declared a distribution of $0.2675 per common share, payable on August 19, 1997, to common shareholders of record as of August 5, 1997.

8. EARNINGS PER SHARE:

Earnings per share is computed based on the weighted average number of common shares outstanding during the period. Exercise of outstanding warrants and options to acquire 37,764 SCI common shares would not have a material dilutive effect on earnings per share. The conversion of the limited partnership units (as discussed in Note 6) and the Series B Cumulative Convertible Redeemable Preferred Shares into common shares is not assumed since the effect would not be dilutive.

9. SUBSEQUENT EVENTS:

Proposed Merger Transaction

On August 5, 1997, the Securities and Exchange Commission declared effective a registration statement filed by Security Capital Group Incorporated ("Security Capital") relating to warrants to purchase Class B common stock of Security Capital and containing SCI's proxy statement relating to a proposed merger transaction whereby SCI would acquire the operations and businesses of its REIT manager and property manager valued at approximately $81.9 million in exchange for SCI common shares. The $81.9 million value was based on a three-year discounted

                       SECURITY CAPITAL INDUSTRIAL TRUST
analysis of net operating income prepared by Security Capital and revised after negotiation with a special committee comprised of independent Trustees (the "Special Committee"). The number of SCI common shares issuable to Security Capital (3,692,023) is based on the average market price of the common shares ($22.175) over the five-day period prior to the August 6, 1997 record date for determining SCI's shareholders entitled to vote on the merger. As a result of the transaction, SCI would become an internally managed REIT and Security Capital would remain SCI's largest shareholder (44.1% as of June 30, 1997). SCI's Board of Trustees approved the proposed merger transaction based on the recommendation of the Special Committee. The proposed merger transaction requires the approval of a majority of the outstanding common shares. SCI's proxy statement was mailed to SCI's common shareholders and a meeting of SCI's shareholders to vote on the proposed merger is scheduled to be held on September 8, 1997. Assuming that the market value of the common shares issued to Security Capital on the transaction date is $81.9 million, approximately $5.7 million will be allocated to the net tangible assets acquired and the $76.2 million difference will be accounted for as costs incurred in acquiring the management companies from a related party since the management companies do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations".

In addition, subject to and after the closing of the proposed merger and after the closing of the rights offering described below, Security Capital will issue warrants pro rata to holders of SCI's common shares, Series B Preferred Shares and limited partnership units (other than Security Capital), to acquire shares of Class B common stock of Security Capital having an aggregate subscription price at the time of issuance of approximately $101 million. The number of shares of Class B common stock subject to the warrants will be based on the closing price of such shares on the date the warrants are issued to a warrant distribution agent for subsequent distribution to holders of common shares, Series B Preferred Shares and limited partnership units. The warrants will have a term of one year. Security Capital is issuing the warrants to induce SCI common shareholders to vote in favor of the proposed merger and to raise additional equity capital at a relatively low cost, in addition to other benefits.

The Rights Offering

On August 6, 1997, SCI commenced a rights offering to subscribe for and purchase 4,970,352 common shares of beneficial interest at a price of $21 per share (the "Subscription Price"). SCI's common shareholders of record on August 6, 1997 will receive a dividend of one right for each common share held. Eleven rights entitle the holder to purchase one common share at the Subscription Price. The rights are transferable and will expire on September 9, 1997. The offering is designed to allow SCI's shareholders (other than Security Capital) the opportunity to maintain their relative ownership in SCI by purchasing additional common shares at a price which is below the price at which Security Capital is receiving common shares in the proposed merger. The funds from the rights offering will be used to repay borrowings under SCI's unsecured line of credit, for the acquisition and development of additional distribution properties and for general corporate business purposes.

Debt Issuance
On July 11, 1997, SCI issued $100 million of Senior Notes due 2017 (the "July 1997 Notes"). The July 1997 Notes bear interest at 7.625% per annum payable semi-annually on January 1 and July 1 of each year. The principal will mature on July 1, 2017. The average effective interest cost is 7.73%, including all costs associated with the offering plus $235,759 combined proceeds from a forward treasury lock agreement and a swap agreement entered into in November 1996 in anticipation of the July debt offering. The forward treasury lock agreement was on a notional amount of $26 million of U.S. Treasury bonds maturing August 15, 2016 with a base price of 103.453% and effectively fixed the 30-year Treasury bond used to price the July 1997 Notes at a rate of 6.56%. The termination of the forward treasury lock resulted in a gain of $174,319. The swap was on a notional amount of $33.0 million and required SCI to pay a fixed rate of 6.61% on the notional amount in exchange for a floating rate equal to the three-month LIBOR rate. The termination of the swap on July 8, 1997 resulted in a gain of $61,440.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust:

We have audited the accompanying consolidated balance sheets of Security Capital Industrial Trust and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Industrial Trust and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        Arthur Andersen LLP

Chicago, Illinois
February 10, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             ------------------

                                                            DECEMBER 31,
                        ASSETS                                1996        1995
                        ------                          ----------  ----------
Real Estate                                             $2,508,747  $1,827,670
  Less accumulated depreciation                            109,147      56,406
                                                        ----------  ----------
                                                         2,399,600   1,771,264
Cash and Cash Equivalents                                    4,770      22,235
Accounts Receivable                                          5,397       5,764
Other Assets                                                52,539      34,709
                                                        ----------  ----------
    Total assets                                        $2,462,306  $1,833,972
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Line of credit                                        $   38,600  $   81,000
  Long-term debt                                           524,191     324,527
  Mortgage notes payable                                    91,757      96,013
  Securitized debt                                          36,025      38,090
  Assessment bonds payable                                  12,170      11,173
  Accounts payable and accrued expenses                     35,357      32,826
  Construction payable                                      24,645      20,437
  Distributions payable                                     25,058      20,558
  Other liabilities                                         18,130      14,416
                                                        ----------  ----------
    Total liabilities                                      805,933     639,040
                                                        ----------  ----------
Commitments and Contingencies
Minority Interest                                           56,984      58,741
Shareholders' Equity:
  Series A Preferred Shares; $0.01 par value: 5,400,000
   shares issued and outstanding at December 31, 1996
   and 1995; stated liquidation preference of $25 per
   share                                                   135,000     135,000
  Series B Convertible Preferred Shares; $0.01 par
   value; 8,050,000 shares issued and outstanding at
   December 31, 1996; stated liquidation preference of
   $25 per share                                           201,250           -
  Series C Preferred Shares; $0.01 par value; 2,000,000
   shares issued and outstanding at December 31, 1996;
   stated liquidation preference of $50 per share          100,000           -
  Common Shares of beneficial interest, $0.01 par
   value; 93,676,546 shares issued and outstanding at
   December 31, 1996 and 81,416,451 shares issued and
   outstanding at December 31, 1995                            937         814
  Additional paid-in capital                             1,257,347   1,059,142
  Accumulated undistributed net realized gain on
   disposition of real estate                                    -           -
  Distributions in excess of net earnings                  (95,145)    (58,765)
                                                        ----------  ----------
    Total shareholders' equity                           1,599,389   1,136,191
                                                        ----------  ----------
    Total liabilities and shareholders' equity          $2,462,306  $1,833,972
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   ----------------------------

                                                     1996        1995       1994
                                               ---------   ---------  ---------
INCOME:
  Rental income                                 $227,000    $153,879    $70,609
  Other real estate income                         5,342       2,899          -
  Interest income                                  1,121       1,725      1,093
                                               ---------   ---------  ---------
    Total income                                 233,463     158,503     71,702
                                               ---------   ---------  ---------
EXPENSES:
  Rental expenses, net of recoveries of
   $30,469 in 1996, $17,788 in 1995 and
   $10,093 in 1994                                21,734      17,028      5,908
  Property management fees paid to affiliate,
   net of recoveries of $3,208 in 1996,
   $2,351 in 1995 and $397 in 1994                 4,940       1,432      1,336
  Depreciation and amortization                   59,850      39,767     18,169
  Interest expense                                38,819      32,005      7,568
  REIT management fee paid to affiliate           21,472      14,207      8,673
  General and administrative                       1,025         839        770
  Other expense                                    2,913       2,234      1,220
                                               ---------   ---------  ---------
    Total expenses                               150,753     107,512     43,644
                                               ---------   ---------  ---------
Net earnings before minority interest and
 gain (loss) on disposition of real estate        82,710      50,991     28,058
Minority interest share in net earnings            3,326       3,331      2,992
                                               ---------   ---------  ---------
Net earnings before gain (loss) on
 disposition of real estate                       79,384      47,660     25,066
Gain (loss) on disposition of real estate            (29)      1,053         35
                                               ---------   ---------  ---------
Net earnings                                      79,355      48,713     25,101
Less preferred share dividends                    25,895       6,698          -
                                               ---------   ---------  ---------
Net Earnings Attributable to Common Shares      $ 53,460    $ 42,015    $25,101
                                               =========   =========  =========
Weighted Average Common Shares Outstanding        84,504      68,924     44,265
                                               =========   =========  =========
Per Share Net Earnings Attributable to Common
 Shares                                         $   0.63    $   0.61    $  0.57
                                               =========   =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (IN THOUSANDS)

                  -------------------------------------------------------------

                                                                                                                  ACCUMULATED
                                       SERIES A    SERIES B    SERIES C                                         UNDISTRIBUTED
                                      PREFERRED   PREFERRED   PREFERRED                                          NET REALIZED
                      COMMON SHARES   SHARES AT   SHARES AT   SHARES AT                                               GAIN ON
                   ----------------   AGGREGATE   AGGREGATE   AGGREGATE ADDITIONAL                DISTRIBUTIONS   DISPOSITION
                   NUMBER OF    PAR LIQUIDATION LIQUIDATION LIQUIDATION    PAID-IN  SUBSCRIPTIONS  IN EXCESS OF       OF REAL
                      SHARES  VALUE  PREFERENCE  PREFERENCE  PREFERENCE    CAPITAL     RECEIVABLE  NET EARNINGS        ESTATE
                   --------- ------ ----------- ----------- ----------- ----------  ------------- ------------- -------------
Balances at
December 31,
1993.............   19,762   $364.0  $      -    $      -    $      -   $  402,179    $(189,912)    $ (3,180)      $    -
 Subscriptions
 receivable
 collected.......   16,642        -         -           -           -            -      189,912            -            -
 Sale of common
 shares..........      310      3.1         -           -           -        3,407            -            -            -
 Initial public
 offering........    3,261     32.6         -           -           -       37,467            -            -            -
 Public rights
 offering........    6,612     66.1         -           -           -       99,934            -            -            -
 Sale of common
 shares..........   18,000    180.0         -           -           -      274,320            -            -            -
 Less costs of
 raising capital.        -        -         -           -           -       (9,304)           -            -            -
 Net earnings
 before gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -       25,066            -
 Gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -            -           35
 Common share
 distributions...        -        -         -           -           -            -            -      (37,663)         (35)
 Distributions
 accrued.........        -        -         -           -           -            -            -      (15,097)           -
                    ------   ------  --------    --------    --------   ----------    ---------     --------       ------
Balances at
December 31,
1994.............   64,587    645.8         -           -           -      808,003            -      (30,874)           -
 Sale of common
 shares..........   16,260    162.6         -           -           -      249,837            -            -            -
 Sale of
 preferred
 shares..........        -        -   135,000           -           -            -            -            -            -
 Dividend
 reinvestment and
 share purchase
 plan............       13      0.1         -           -           -          217            -            -            -
 Less cost of
 raising capital.        -        -         -           -           -       (5,022)           -            -            -
 Limited
 partnership
 units converted
 to common
 shares..........      556      5.6         -           -           -        6,107            -            -            -
 Net earnings
 before gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -       47,660            -
 Gain on
 disposition of
 real estate.....        -        -         -           -           -            -            -            -        1,053
 Common share
 distributions...        -        -         -           -           -            -            -      (48,295)      (1,053)
 Series A
 Preferred Share
 dividends.......        -        -         -           -           -            -            -       (6,698)           -
 Distributions
 accrued.........        -        -         -           -           -            -            -      (20,558)           -
                    ------   ------  --------    --------    --------   ----------    ---------     --------       ------
Balances at
December 31,
1995.............   81,416    814.1   135,000           -           -    1,059,142            -      (58,765)           -
 Sale of common
 shares..........   12,218    122.5         -           -           -      210,639            -            -            -
 Sales of
 preferred
 shares..........        -        -         -     201,250     100,000            -            -            -            -
 Dividend
 reinvestment and
 share purchase
 plan............       21       .2         -           -           -          356            -            -            -
 Common shares
 issued upon
 exercise of
 warrants........       22       .2         -           -           -          218            -            -            -
 Less cost of
 raising capital.        -        -         -           -           -      (13,008)           -            -            -
 Net earnings
 before loss on
 disposition of
 real estate.....        -        -         -           -           -            -            -       79,384            -
 Loss on
 disposition of
 real estate.....        -        -         -           -           -            -            -            -          (29)
 Common share
 distributions...        -        -         -           -           -            -            -      (64,811)          29
 Preferred share
 dividends.......        -        -         -           -           -            -            -      (25,895)           -
 Distributions
 accrued.........        -        -         -           -           -            -            -      (25,058)           -
                    ------   ------  --------    --------    --------   ----------    ---------     --------       ------
Balances at
December 31,
1996.............   93,677   $937.0  $135,000    $201,250    $100,000   $1,257,347    $       -     $(95,145)      $    -
                    ======   ======  ========    ========    ========   ==========    =========     ========       ======
                           TOTAL
                   SHAREHOLDERS'
                          EQUITY
                   -------------
Balances at
December 31,
1993.............   $  209,451
 Subscriptions
 receivable
 collected.......      189,912
 Sale of common
 shares..........        3,410
 Initial public
 offering........       37,500
 Public rights
 offering........      100,000
 Sale of common
 shares..........      274,500
 Less costs of
 raising capital.       (9,304)
 Net earnings
 before gain on
 disposition of
 real estate.....       25,066
 Gain on
 disposition of
 real estate.....           35
 Common share
 distributions...      (37,698)
 Distributions
 accrued.........      (15,097)
                   -------------
Balances at
December 31,
1994.............      777,775
 Sale of common
 shares..........      250,000
 Sale of
 preferred
 shares..........      135,000
 Dividend
 reinvestment and
 share purchase
 plan............          217
 Less cost of
 raising capital.       (5,022)
 Limited
 partnership
 units converted
 to common
 shares..........        6,112
 Net earnings
 before gain on
 disposition of
 real estate.....       47,660
 Gain on
 disposition of
 real estate.....        1,053
 Common share
 distributions...      (49,348)
 Series A
 Preferred Share
 dividends.......       (6,698)
 Distributions
 accrued.........      (20,558)
                   -------------
Balances at
December 31,
1995.............    1,136,191
 Sale of common
 shares..........      210,762
 Sales of
 preferred
 shares..........      301,250
 Dividend
 reinvestment and
 share purchase
 plan............          356
 Common shares
 issued upon
 exercise of
 warrants........          218
 Less cost of
 raising capital.      (13,008)
 Net earnings
 before loss on
 disposition of
 real estate.....       79,384
 Loss on
 disposition of
 real estate.....          (29)
 Common share
 distributions...      (64,782)
 Preferred share
 dividends.......      (25,895)
 Distributions
 accrued.........      (25,058)
                   -------------
Balances at
December 31,
1996.............   $1,599,389
                   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                   ----------------------------

                                                  1996        1995        1994
                                            ---------   ---------   ---------
OPERATING ACTIVITIES:
  Net earnings                              $  79,355   $  48,713   $  25,101
  Minority interest                             3,326       3,331       2,992
  Adjustments to reconcile net earnings to
   net cash provided by operating
   activities:
    Depreciation and amortization              59,850      39,767      18,169
    (Gain)/Loss on disposition of real
     estate                                        29      (1,053)        (35)
    Rent leveling                              (4,777)     (4,364)     (1,862)
    Amortization of deferred financing
     costs                                      2,339       2,092       1,023
  Increase in accounts receivable and other
   assets                                     (10,166)    (14,392)    (10,994)
  Increase in accounts payable and accrued
   expenses                                     2,531      19,028       8,497
  Increase in other liabilities                 3,714       7,032       4,331
                                            ---------   ---------   ---------
      Net cash provided by operating
       activities                             136,201     100,154      47,222
                                            ---------   ---------   ---------
INVESTING ACTIVITIES:
  Real estate investments                    (657,873)   (633,251)   (629,424)
  Tenant improvements and lease commissions   (14,806)     (6,163)     (2,425)
  Recurring capital expenditures               (2,851)       (330)        (22)
  Proceeds from disposition of real estate      9,652      10,949           -
                                            ---------   ---------   ---------
      Net cash used in investing activities  (665,878)   (628,795)   (631,871)
                                            ---------   ---------   ---------
FINANCING ACTIVITIES:
  Proceeds from sale of shares, net of
   expenses                                   434,587     279,977     283,703
  Net proceeds from sale of shares to
   Affiliates                                  64,416     100,001     312,315
  Proceeds from dividend reinvestment,
   share purchase plan and exercised
   warrants                                       574         217           -
  Proceeds from long-term debt offerings      199,632     324,455           -
  Debt issuance costs                          (4,698)     (6,194)     (3,783)
  Distributions paid to common shareholders   (85,340)    (64,445)    (37,698)
  Distributions paid to minority interest
   holders                                     (5,237)     (5,033)     (4,003)
  Preferred share dividends                   (25,895)     (6,698)          -
  Payments on note payable to Affiliates            -           -      (8,000)
  Proceeds from line of credit                411,200     361,100     424,720
  Payments on line of credit                 (453,600)   (440,100)   (348,126)
  Regularly scheduled principal payments on
   mortgage notes payable                      (3,738)     (3,491)     (1,577)
  Balloon principal payments made upon
   maturity                                   (19,689)    (10,183)    (18,169)
                                            ---------   ---------   ---------
      Net cash provided by financing
       activities                             512,212     529,606     599,382
                                            ---------   ---------   ---------
Net Increase/(Decrease) in Cash and Cash
 Equivalents                                  (17,465)        965      14,733
Cash and Cash Equivalents, beginning of
 period                                        22,235      21,270       6,537
                                            ---------   ---------   ---------
Cash and Cash Equivalents, end of period    $   4,770   $  22,235   $  21,270
                                            =========   =========   =========
Supplemental Schedule of Noncash Investing
 and Financing Activities:
  In connection with formation of limited
   partnerships, real estate was acquired
   in exchange for the following:
    Assumption of existing mortgage notes
     payable, assessment bonds payable and
     securitized debt                       $       -   $       -   $  55,452
    Minority ownership interest contributed         -           -      16,780
  In conjunction with real estate acquired:
    Assumption of existing mortgage notes
     payable                                   18,103      14,688      68,447
  Conversion of minority interest
   partnership units into Common Shares             -       6,112           -
                                            ---------   ---------   ---------
      Total                                 $  18,103   $  20,800   $ 140,679
                                            =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. NATURE OF OPERATIONS:

Security Capital Industrial Trust ("SCI"), a Maryland real estate investment trust ("REIT"), is a national operating company focused exclusively on meeting the distribution space needs of national, regional and local industrial real estate users through the SCI National Operating System(TM). SCI engages in the acquisition, development, marketing, operation and long-term ownership of distribution facilities, and the development of master-planned distribution parks and build-to-suit facilities for its customers. SCI's operating strategy is to provide an exceptional level of services to its existing and prospective customers on a national, regional and local basis. SCI deploys capital in markets with excellent long-term growth prospects where SCI can achieve a strong market position through the acquisition and development of generic, flexible facilities designed for both warehousing and light manufacturing uses. As of December 31, 1996, SCI's portfolio contained 80.6 million square feet in 942 operating buildings and had an additional 5.9 million square feet under development in 47 buildings for a total of 86.5 million square feet in 36 target market cities. SCI completed its initial public offering on March 31, 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REIT Organization Status
In January 1993, SCI was formed as a Maryland real estate investment trust. In February 1993, Security Capital Industrial Investors Incorporated, a Delaware corporation, was merged with and into SCI. SCI has made an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended.

REITs are not required to pay federal income taxes if minimum distribution and income, asset and shareholder tests are met. During 1996, 1995 and 1994, SCI was in compliance with the REIT requirements. Thus, no federal income tax provision has been reflected in the accompanying consolidated financial statements.

Basis of Presentation
The accompanying consolidated financial statements include the results of SCI, its subsidiaries and its majority-owned and controlled partnerships (SCI has no unconsolidated subsidiaries or minority ownership interests). The effects of intercompany transactions have been eliminated. Certain amounts included in the consolidated financial statements for prior years have been reclassified to conform with the 1996 financial statement presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate and Depreciation
Real estate is carried at cost. Costs directly related to the acquisition, renovation or development of real estate are capitalized and are depreciated over the following useful lives:

             Tenant improvements  10 years
             Acquired buildings   30 years
             Developed buildings  40 years

Depreciation is computed using a straight-line method. Certain real estate was acquired through formation of partnerships (see Note 5) wherein SCI contributed cash and the limited partners contributed real estate in exchange for partnership units which are ultimately exchangeable for SCI's Common Shares of beneficial interest, par value $0.01 per share (the "Common Shares"). In consolidating the partnerships' assets, real estate cost includes the estimated fair value attributable to the limited partners' interests at the acquisition dates because (1) SCI's cash contributions constituted over 50% of the acquisition prices, (2) the acquisitions were from unrelated third-parties and
(3) the limited partners were not considered "promoters" under SEC Staff Accounting Bulletin 48. The limited partners' interests will be reflected as minority interest in the consolidated financial statements until the units are exchanged for SCI Common Shares. In management's opinion, real estate assets are not carried at amounts in excess of their estimated net realizable values.

                       SECURITY CAPITAL INDUSTRIAL TRUST

Recent Accounting Pronouncement
Effective January 1, 1996, SCI adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS No. 121") which had no material impact on its consolidated financial statements. SFAS No. 121 establishes accounting standards for the review for impairment of long-lived assets to be held and used, whenever the carrying amount of an asset may not be recoverable, and requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell.

Capitalized Interest
SCI capitalizes interest costs incurred during the land development or construction period of qualifying projects.

Deferred Loan Fees
Included in other assets as of December 31, 1996 and 1995 are costs of $9.2 million and $6.8 million, respectively, associated with obtaining financing (see Note 4) which have been capitalized and are being amortized (to interest expense or capitalized interest, as appropriate) over the life of the loan using the effective interest rate method.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash in bank accounts and funds invested in money market funds.

Minority Interest
Minority interest is carried at cost and represents limited partners' interests in various real estate partnerships controlled by SCI. As discussed in Real Estate and Depreciation, certain minority interests are carried at the pro rata share of the estimated fair value of property at the acquisition dates. Common Shares of SCI issued upon exchange of limited partnership units will be accounted for at the cost of the minority interest surrendered.

Earnings per Share
Per share data is computed based on the weighted average number of Common Shares outstanding during the period. Exercise of outstanding warrants and options to acquire 29,764 Common Shares would not have a material dilutive effect on earnings per share. The conversion of the limited partnership units (see Note 5) and the Series B Cumulative Convertible Redeemable Preferred Shares, par value $.01 per share ("Series B Preferred Shares"), into Common Shares is not assumed since the effect would not be dilutive.

Interest Rate Contracts
SCI utilizes various interest rate contracts to hedge interest rate risk on anticipated debt offerings. These anticipatory hedges are designated, and effective, as hedges of identified debt issuances which have a high probability of occurring. Gains and losses resulting from changes in the market value of these contracts are deferred and amortized into interest expense over the life of the related debt issuance.

                       SECURITY CAPITAL INDUSTRIAL TRUST

3. REAL ESTATE:

Real estate investments are comprised of income producing distribution facilities, construction in progress and land planned for distribution facility development in the following markets:

                                                     ------------------

                                             PERCENTAGE OF TOTAL COST
                                                   DECEMBER 31,
                                             --------------------------
                                                     1996          1995
                                             ------------  ------------
      Atlanta, Georgia                               7.99%         8.32%
      Austin, Texas                                  3.32          3.26
      Birmingham, Alabama                            1.33          1.83
      Charlotte, North Carolina                      2.39          2.90
      Chattanooga, Tennessee                         0.60          0.83
      Chicago, Illinois                              3.80          0.83
      Cincinnati, Ohio                               2.57          2.48
      Columbus, Ohio                                 2.16          2.26
      Dallas/Fort Worth, Texas                       4.79          3.17
      Denver, Colorado                               2.37          2.89
      East Bay (San Francisco), California           4.49          5.91
      El Paso, Texas                                 2.99          3.70
      Fort Lauderdale/Miami, Florida                 1.05          0.94
      Houston, Texas                                 5.16          6.34
      Indianapolis, Indiana                          4.69          5.87
      Kansas City, Kansas/Missouri                   1.95          2.37
      Las Vegas, Nevada                              1.99          1.24
      Los Angeles/Orange County, California          3.65          2.91
      Louisville, Kentucky                           0.46          0.22
      Memphis, Tennessee                             2.03          1.83
      Nashville, Tennessee                           1.87          2.13
      New Jersey/I-95 Corridor                       1.92            -
      Oklahoma City, Oklahoma                        0.56          0.74
      Orlando, Florida                               1.15          1.06
      Phoenix, Arizona                               1.69          1.81
      Portland, Oregon                               2.29          1.83
      Reno, Nevada                                   2.01          2.36
      Rio Grande Valley, Texas                       0.89          1.04
      Salt Lake City, Utah                           2.35          2.29
      San Antonio, Texas                             4.56          4.78
      San Diego, California                          0.61          0.55
      Seattle, Washington                            1.57          1.46
      South Bay (San Francisco), California          7.84          9.71
      Tampa, Florida                                 4.53          5.94
      Tulsa, Oklahoma                                0.49          0.67
      Washington, D.C./Baltimore                     5.08          3.14
      Other                                          0.81          0.39
                                             ------------  ------------
                                                   100.00%       100.00%
                                             ============  ============

                       SECURITY CAPITAL INDUSTRIAL TRUST

The following summarizes real estate investments as of December 31 (in thousands):

                                                     ------------------

                                              1996       1995
                                        ---------- ----------
      Land held for development         $  109,316 $   60,363
      Land under development                40,465     56,944
      Improved land                        356,428    242,015
      Buildings and improvements         1,918,256  1,380,389
      Construction in progress              77,506     80,958
      Capitalized preacquisition costs       6,776      7,001
                                        ---------- ----------
          Total real estate              2,508,747  1,827,670
      Less accumulated depreciation        109,147     56,406
                                        ---------- ----------
          Net real estate               $2,399,600 $1,771,264
                                        ========== ==========

Capitalized preacquisition costs include $1,634,000 and $2,137,000 of funds on deposit with title companies as of December 31, 1996 and 1995, respectively, for property acquisitions.

Other real estate income consists primarily of gains on disposition of undepreciated property and fees and other income from build-to-suit customers generated to a large extent by SCI Development Services Incorporated ("SCI Development Services"). SCI Development Services develops build-to-suit distribution space facilities or works on a fee basis for customers whose space needs do not meet SCI's strict investment criteria for long-term ownership. Through its preferred stock ownership, SCI will realize substantially all economic benefits of SCI Development Services' activities. Further, SCI advances mortgage loans to SCI Development Services to fund acquisition, development and construction ("AD&C") activity. In accordance with accounting guidance for AD&C lending, therefore, SCI accounts for these loans as real estate investments, effectively consolidating the activities of SCI Development Services. As of December 31, 1996, the outstanding balances of development and mortgage loans made by SCI to SCI Development Services for the purchase of distribution facilities and land for distribution facility development aggregated $162.0 million. SCI Development Services pays federal and state taxes at the applicable corporate rate.

The REIT Manager provides SCI Development Services with day-to-day management for a fee based on 16% of SCI Development Services' pre-tax cash flow, including gains and losses realized on property sales. The fee incurred for 1996 was approximately $1.3 million. Dividends and interest paid by SCI Development Services to SCI are excluded from SCI's cash flow for determining the REIT management fee paid by SCI.

SCI leases its properties to customers under agreements which are classified as operating leases. The leases generally provide for payment of all or a portion of utilities, property taxes and insurance by the customer. SCI's largest customer accounted for less than 1.5% of SCI's 1996 rental income (on an annualized basis), and the annualized base rent for SCI's 20 largest customers accounted for less than 12.9% of SCI's 1996 rental income (on an annualized basis). Minimum lease payments receivable on non-cancelable leases with lease periods greater than one year are as follows (in thousands):

             1997        $  241,100
             1998           202,698
             1999           161,395
             2000           119,975
             2001            83,309
             Thereafter     200,772
                         ----------
                         $1,009,249
                         ==========

In addition to the December 31, 1996 construction payable accrual of $24.6 million, SCI had unfunded commitments on its contracts for developments under construction totaling $106.6 million. These commitments relate to development activity in Atlanta, Charlotte, Chicago, Cincinnati, Dallas, East Bay (San Francisco), Houston, Indianapolis, Kansas City, Las Vegas, Nashville, Orange County, CA, Orlando, Portland, Rio Grande Valley, Salt Lake City, San Antonio, Seattle, Tampa, and Washington, D.C./Baltimore.

                       SECURITY CAPITAL INDUSTRIAL TRUST

4. BORROWINGS:

Mortgage notes payable, assessment bonds payable and securitized debt consisted of the following at December 31, 1996 (in thousands):

                      ---------------------------------------------------------

                                                                                         BALLOON
                                                                 PERIODIC                PAYMENT
                                          INTEREST    MATURITY    PAYMENT   PRINCIPAL     DUE AT
       DESCRIPTION             MARKET         RATE        DATE       DATE     BALANCE   MATURITY
       -----------        -----------   ---------   ---------  ---------   ---------  ---------
Mortgage Notes Payable:
 Charlotte Commerce Park
  #4                      Charlotte         9.250%   06/01/97         (1)    $ 1,522    $ 1,511
 DeSoto Business Park     Baltimore         9.750    03/01/97         (1)      6,053      6,008
 Downtown Distribution
  Center                  San Antonio       9.375    07/01/97         (1)      1,186      1,169
 Eigenbrodt Way Distri-
  bution Center #1        East Bay          8.590    04/01/03         (1)      1,723      1,479
 Gateway Corporate Cen-
  ter #10                 South Bay         8.590    04/01/03         (1)      2,094      1,361
 Hayward Industrial Cen-
  ter I & II              East Bay          8.590    04/01/03         (1)     14,541     12,480
 Landmark One Distribu-
  tion
  Center #1               San Antonio       9.250    06/01/97         (1)      1,886      1,872
 Oxmoor Distribution
  Center #1               Birmingham        8.390    04/01/99         (1)      4,131      3,895
 Oxmoor Distribution
  Center #2               Birmingham        8.100    05/01/99         (1)      1,521      1,439
 Oxmoor Distribution
  Center #3               Birmingham        8.100    05/01/99         (1)      1,511      1,426
 Peter Cooper Distribu-
  tion
  Center #1               El Paso          10.625    06/01/99         (1)      2,664      2,619
 Platte Valley Indus-
  trial Center #1         Kansas City       9.750    03/01/00         (1)        524        256
 Platte Valley Indus-
  trial Center #3         Kansas City       9.750    06/01/98         (1)      1,168      1,091
 Platte Valley Indus-
  trial Center #4         Kansas City      10.100    11/01/21         (2)      2,100          -
 Platte Valley Indus-
  trial Center #5         Kansas City       9.500    07/01/97         (1)      2,911      2,795
 Platte Valley Indus-
  trial Center #8         Kansas City       8.750    08/01/04         (1)      2,000      1,488
 Platte Valley Indus-
  trial Center #9         Kansas City       8.100    04/01/17         (2)      3,477          -
 Princeton Distribution
  Center                  Cincinnati        9.250    02/19/99         (1)      1,247      1,300
 Rio Grande Industrial
  Center #1               Brownsville       8.875    09/01/01         (1)      3,368      2,544
 Riverside Industrial
  Center #3               Kansas City       8.750    08/01/04         (1)      1,571      1,170
 Riverside Industrial
  Center #4               Kansas City       8.750    08/01/04         (1)      4,246      3,161
 Southwide Lamar Indus-
  trial
  Center #1               Memphis           7.670    05/01/24         (1)        421        674
 Sullivan 75 Distribu-
  tion
  Center #1               Atlanta           9.960    04/01/04         (1)      1,857      1,663
 Tampa West Distribution
  Center #20              Tampa             9.125    11/30/00         (2)        203          -
 Thorton Business Center
  #1- #4                  South Bay         8.590    04/01/03         (1)      9,537      8,185
 Titusville Industrial
  Center #1               Orlando          10.000    09/01/01         (1)      4,942      4,181
 Vista Del Sol Indus-
  trial
  Center #1               El Paso           9.680    08/01/07         (2)      2,978          -
 Vista Del Sol Indus-
  trial
  Center #3               El Paso           9.680    08/01/07         (2)      1,260          -
 West One Business Cen-
  ter #1                  Las Vegas         8.250    09/01/00         (1)      4,584      4,252
 West One Business Cen-
  ter #3                  Las Vegas         9.000    09/01/04         (1)      4,531      3,847
                                                                           ---------
                             8.99% Weighted-average rate                     $91,757
                                                                           =========
Assessment Bonds Pay-
 able:
 City of Las Vegas        Las Vegas          8.75%   10/01/13         (2)    $   312    $     -
 City of Las Vegas        Las Vegas          8.75    10/01/13         (2)        241          -
 City of Hayward          South Bay          7.00    03/01/98         (2)          7          -
 City of Fremont          South Bay          7.00    03/01/11         (2)     10,870          -
 City of Wilsonville      Portland           6.82    08/19/04         (2)        161          -
 City of Kent             Seattle            7.85    06/20/05         (2)        134          -
 City of Kent             Seattle            7.98    05/20/09         (2)         76          -
 City of Portland         Portland           7.25    11/07/15         (2)        113          -
 City of Portland         Portland           7.25    11/17/07         (2)          6          -
 City of Portland         Portland           7.25    09/15/16         (2)        250          -
                                                                           ---------
                             7.10% Weighted-average rate                     $12,170
                                                                           =========
Securitized Debt:
 Tranche A                         (3)       7.74%   02/01/04         (1)    $27,686    $20,821
 Tranche B                         (3)       9.94    02/01/04         (1)      8,339      7,215
                                                                           ---------
                             8.25% Weighted-average rate                     $36,025
                                                                           =========

-------
(1) Amortizing monthly with a balloon payment due at maturity.
(2) Fully amortizing.
(3) Secured by real estate located primarily in Fort Lauderdale/Miami, Orlando and Tampa.

                       SECURITY CAPITAL INDUSTRIAL TRUST

Mortgage notes payable are secured by real estate with an aggregate undepreciated cost of $165.0 million at December 31, 1996. Assessment bonds payable are secured by real estate with an aggregate undepreciated cost of $219.6 million at December 31, 1996. Securitized debt is collateralized by real estate with an aggregate undepreciated cost of $68.1 million at December 31, 1996.

Line of Credit
SCI has a $350.0 million unsecured revolving line of credit agreement with NationsBank of Texas, N.A. (as agent for a bank group). Borrowings bear interest at SCI's option, at either (a) the greater of the federal funds rate plus 0.5% and the prime rate, or (b) LIBOR plus 1.25% based upon SCI's current senior debt ratings. The prime rate was 8.25% and the 30 day LIBOR rate was 5.50% at December 31, 1996. Additionally, there is a commitment fee ranging from .125% to .25% per annum of the unused line of credit balance. The line is scheduled to mature in May 1998 and may be extended annually for an additional year with the approval of NationsBank and the other participating lenders; if not extended, at SCI's election, the facility will either (a) convert to a three-year term note or (b) continue on a revolving basis with the remaining one-year maturity. All debt incurrences are subject to a covenant that SCI maintain a debt to tangible net worth ratio of not greater than 1 to 1. Additionally, SCI is required to maintain an adjusted net worth (as defined) of at least $1.0 billion, to maintain interest payment coverage of not less than 2 to 1 and to maintain a fixed charge coverage ratio of not less than 1.4 to 1. SCI is in compliance with all covenants contained in the line of credit, and as of February 10, 1997, no borrowings were outstanding on the line of credit.

A summary of SCI's line of credit borrowings is as follows for the years ended December 31, (in thousands):

                                                  ------------------

                                                             1996        1995
                                                       ---------   ---------
      Weighted-average daily interest rate                  7.02%        8.0%
      Borrowings outstanding at December 31             $ 38,600    $ 81,000
      Weighted-average daily borrowings                 $ 44,268    $ 61,132
      Maximum borrowings outstanding at any month end   $124,200    $246,000
      Total line of credit at December 31               $350,000    $350,000

Long-Term Debt

                                                             ------------------

                                                              DECEMBER 31,
                                                          ---------------------
                                                                1996       1995
                                                          ---------  ---------
                                                             (IN THOUSANDS)
8.72% Senior Unsecured Notes, issued on March 2, 1995 in
 an original principal amount of $150,000,000. Interest
 is payable March 1 and September 1 of each year. The
 Notes are payable in eight consecutive annual
 installments of $18,750,000 commencing March 1, 2002
 and maturing on March 1, 2009.                            $150,000   $150,000
9.34% Senior Unsecured Notes, issued on March 2, 1995 in
 an original principal amount of $50,000,000. Interest
 is payable March 1 and September 1 of each year. The
 Notes are payable in six consecutive annual
 installments ranging from $5,000,000 to $12,500,000
 commencing on March 1, 2010 and maturing on March 1,
 2015.                                                       50,000     50,000
7.13% Senior Unsecured Notes due 1998, issued on May 16,
 1995 in an original principal amount of $15,000,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year.                            14,993     14,990
7.25% Senior Unsecured Notes due 2000, issued on May 16,
 1995 in an original principal amount of $17,500,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year.                            17,448     17,444
7.30% Senior Unsecured Notes due 2001, issued on May 16,
 1995 in an original principal amount of $17,500,000,
 net of original issue discount. Interest is payable May
 15 and November 15 of each year.                             17,435     17,429

                       SECURITY CAPITAL INDUSTRIAL TRUST

                                                             ------------------

                                                             DECEMBER 31,
                                                         ---------------------
                                                               1996       1995
                                                         ---------  ---------
                                                            (IN THOUSANDS)
7.88% Senior Unsecured Notes, issued on May 16, 1995 in
 an original principal amount of $75,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in
 eight annual installments of $9,375,000 beginning May
 15, 2002 and maturing on May 15, 2009.                      74,668     74,664
7.25% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in four
 annual installments of $12,500,000 beginning May 15,
 1999 and maturing on May 15, 2002.                          49,951         -
7.95% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $100,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in four
 annual installments of $25,000,000 beginning May 15,
 2005 and maturing on May 15, 2008.                          99,840         -
8.65% Senior Unsecured Notes, issued on May 17, 1996 in
 an original principal amount of $50,000,000, net of
 original issue discount. Interest is payable May 15 and
 November 15 of each year. The Notes are payable in
 seven annual installments ranging from $5,000,000 to
 $12,500,000 beginning May 15, 2010 and maturing on May
 15, 2016.                                                   49,856         -
                                                         ---------  ---------
    Total long-term debt, net of original issue discount   $524,191   $324,527
                                                         =========  =========

All of the foregoing Notes are redeemable at any time at the option of SCI, in whole or in part, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus an adjustment, if any, based on the yield to maturity relative to market yields available at redemption. The Notes are governed by the terms and provisions of an indenture agreement (the "Indenture") between SCI and State Street Bank and Trust Company, as trustee.

Under the terms of the Indenture, SCI can incur additional debt only if, after giving effect to the debt being incurred and application of proceeds therefrom,
(i) the ratio of debt to total assets, as defined in the Indenture, does not exceed 60%, (ii) the ratio of secured debt to total assets, as defined in the Indenture, does not exceed 40% and (iii) SCI's pro forma interest coverage ratio, as defined in the Indenture, for the four preceding fiscal quarters is not less than 1.5:1. In addition, SCI may not at any time own total unencumbered assets, as defined in the Indenture, equal to less than 150% of the aggregate outstanding principal amount of SCI's unsecured debt. At December 31, 1996, SCI was in compliance with all debt covenants contained in the Indenture.

Approximate principal payments due on long-term debt, mortgage notes payable, assessment bonds payable and securitized debt during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

             1997                             $ 18,265
             1998                               19,782
             1999                               25,689
             2000                               38,429
             2001                               40,686
             2002 and thereafter               522,101
                                            ---------
             Total principal due               664,952
             Less: Original issue discount        (809)
                                            ---------
                 Total carrying value        $664,143
                                            =========

                       SECURITY CAPITAL INDUSTRIAL TRUST

During 1996, 1995 and 1994, interest expense was $38,819,000, $32,005,000, and
$7,568,000, respectively, which was net of capitalized interest of $16,138,000, $8,599,000 and $2,208,000, respectively. Total amortization of deferred loan fees included in interest expense was $2,339,000, $2,092,000 and $1,023,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The total interest paid in cash on all outstanding debt was $50,704,000, $33,634,000, and $8,992,000 during 1996, 1995, and 1994, respectively.

5. MINORITY INTEREST:

Minority interest represents limited partners' interests in five real estate partnerships controlled by SCI.

SCI owns a 70.0% general partnership interest in Red Mountain Joint Venture, which owns approximately $3 million of property in Albuquerque, New Mexico.

On December 22, 1993, SCI acquired a 68.7% controlling general partnership interest in SCI Limited Partnership-I, which owns distribution facilities primarily in the San Francisco Bay area. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. At December 31, 1996, 4,520,533 limited partnership units were outstanding and no units had been exchanged.

During the first two quarters of 1994, SCI acquired an 81.2% controlling general partnership interest in SCI Limited Partnership-II, which owns distribution facilities primarily in Austin, Charlotte, Dallas, Denver, El Paso and the San Francisco Bay area. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. During the third quarter of 1995, certain limited partners in SCI Limited Partnership-II exercised their conversion rights to exchange partnership units for Common Shares on a one for one basis. As a result of these conversions, SCI's general partnership interest in SCI Limited Partnership-II increased to 97.4%, and SCI's outstanding Common Shares increased by 555,651 shares. As of December 31, 1996, there were 90,213 limited partnership units outstanding in SCI Limited Partnership-II.

In October 1994, SCI acquired a 50.4% controlling general partnership interest in SCI Limited Partnership-III, which owns distribution facilities primarily in Tampa, Florida. During 1995, SCI contributed an additional $11.9 million to this partnership for asset acquisitions which increased SCI's general partnership interest to 71.8%. During 1996, SCI contributed $4.2 million for a property acquisition in San Antonio, Texas which increased SCI's general partnership interest from 71.8% to 75.6%. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. As of December 31, 1996, there were 514,900 limited partnership units outstanding in SCI Limited Partnership-III and no units had been exchanged.

In October 1994, SCI IV, Inc., a wholly-owned subsidiary of SCI, made a $27.5 million cash contribution to SCI Limited Partnership-IV, a Delaware limited partnership ("Partnership-IV"), in exchange for a 96.36% general partner interest in Partnership-IV, and third party investors that were not affiliated with SCI contributed an aggregate of $1.0 million in assets to Partnership-IV in exchange for limited partner interests totalling 3.6% in Partnership-IV. SCI contributed an additional $150,000 to the partnership in 1996 in conjunction with a Section 1031 exchange transaction which increased SCI's interest from 96.36% to 96.38%. SCI IV, Inc., as general partner, manages the activities of Partnership-IV and has fiduciary responsibilities to Partnership-IV and its other partners.

Both Partnership-IV and SCI IV, Inc. are legal entities that are separate and distinct from SCI, its affiliates and each other, and each has separate assets, liabilities, business functions and operations. The assets owned by Partnership-IV consist of income-producing, improved real property located in Florida, Ohio and Oklahoma. The sole assets owned by SCI IV, Inc. are its general partner advances to and interest in Partnership-IV. SCI and its affiliates had no borrowings from Partnership-IV at December 31, 1996 and 1995. Partnership-IV had $1,384,000 and $283,000 of borrowings from SCI IV, Inc. at December 31, 1996 and 1995, respectively. SCI IV, Inc. had $1,384,000 and $283,000 of borrowings from SCI and its affiliates at December 31, 1996 and 1995, respectively. For financial

                       SECURITY CAPITAL INDUSTRIAL TRUST
reporting purposes, the assets, liabilities, results of operations and cash flows of each of Partnership-IV and SCI IV, Inc. are included in SCI's consolidated financial statements, and the third party investors' interests in Partnership-IV are reflected as minority interest. Limited partners are entitled to exchange each partnership unit for one Common Share and are entitled to receive preferential cumulative quarterly distributions per unit equal to the quarterly distribution in respect of Common Shares. At December 31, 1996, there were 68,612 limited partnership units outstanding in Partnership-IV and no units had been exchanged.

6. SHAREHOLDERS' EQUITY:

On November 13, 1996, SCI issued 2,000,000 Series C Cumulative Redeemable Preferred Shares (the "Series C Preferred Shares"). The Series C Preferred Shares have a liquidation preference of $50.00 per share for an aggregate liquidation preference of $100.0 million plus accrued and unpaid dividends. The net proceeds (after underwriting commission and other offering costs) of the Series C Preferred Shares issued were $97.1 million. Holders of the Series C Preferred Shares are entitled to receive, when, as and if declared by SCI's Board of Trustees (the "Board"), out of funds legally available for payment of distributions, cumulative preferential cash distributions at a rate of 8.54% of the liquidation preference per annum (equivalent to $4.27 per share). On or after November 13, 2026, the Series C Preferred Shares may be redeemed for cash at the option of SCI. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of SCI, which may include shares of other series of preferred shares.

On August 21, 1996, SCI commenced a rights offering to sell 6,787,806 Common Shares at $17.25 per Common Share and also authorized an additional 3,393,903 Common Shares for oversubscriptions or third party subscribers. In September 1996, SCI issued 7,865,645 Common Shares of the 10,181,709 Common Shares subscribed for and recorded subscriptions receivable of $40.0 million. In October 1996, 2,316,064 Common Shares were issued and all subscriptions receivable were collected. Gross proceeds from the offering totaled $175.6 million.

On September 24, 1996, SCI offered 2,036,342 Common Shares to third party subscribers in the rights offering that were not accepted in whole or in part due to demand in excess of the Common Shares offered. All of the Common Shares were subscribed for as of September 30, 1996 and subscriptions receivable for gross proceeds of $35.1 million recorded. In October 1996, all of such Common Shares were issued and all subscriptions receivable were collected.

Security Capital Group Incorporated ("Security Capital"), an affiliate of SCI's REIT Manager, purchased 3,734,240 Common Shares in connection with the September rights offering at the same price paid by the public. As of December 31, 1996, Security Capital owned 46.0% of SCI's outstanding 93,676,546 Common Shares.

In February 1996, SCI issued a total of 8,050,000 Series B Cumulative Convertible Redeemable Preferred Shares (the "Series B Preferred Shares"). The Series B Preferred Shares have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $201.3 million plus any accrued and unpaid dividends. Holders of the Series B Preferred Shares are only entitled to limited voting rights under certain conditions. The Series B Preferred Shares are convertible at any time, unless previously redeemed, at the option of the holders thereof into Common Shares at a conversion price of $19.50 per share (equivalent to a conversion rate of 1.282 Common Shares for each Series B Preferred Share), subject to adjustment in certain circumstances. Holders of the Series B Preferred Shares are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of 7% of the liquidation preference per annum (equivalent to $1.75 per share) or the distribution on the Common Shares, or portion thereof, into which a Series B Preferred Share is convertible. Distributions on the Series B Preferred Shares are cumulative from the date of original issue and payable quarterly in arrears on the last day of March, June, September and December of each year. The Series B Preferred Shares are redeemable at the option of SCI on or after February 21, 2001.

On September 29, 1995, SCI issued 9,421,505 Common Shares at $15.375 per share and received subscriptions for 6,838,658 additional Common Shares at the same price in conjunction with a rights offering ($250 million). The

                       SECURITY CAPITAL INDUSTRIAL TRUST
additional Common Shares were issued on October 3, 1995. Security Capital purchased 6,504,148 Common Shares in this offering (40% of the shares sold). As of December 31, 1995, Security Capital owned 48.3% of SCI's outstanding 81,416,451 Common Shares.

On June 21, 1995, SCI issued 5,400,000 Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares"). The Series A Preferred Shares have a liquidation preference of $25.00 per share for an aggregate liquidation preference of $135.0 million plus any accrued and unpaid dividends. The net proceeds (after underwriting commission and other offering costs) of the Series A Preferred Shares issued were $130.4 million. Holders of the Series A Preferred Shares are entitled only to limited voting rights under certain conditions. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 9.4% of the liquidation preference per annum (equivalent to $2.35 per share). Such distributions are cumulative from the date of original issue and are payable quarterly in arrears on the last day of March, June, September, and December of each year. The Series A Preferred Shares are redeemable at the option of SCI on or after June 21, 2000. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other capital shares of SCI, which may include shares of other series of preferred shares.

In October and November 1994, SCI completed an offering of 18,000,000 Common Shares at a price of $15.25 per share. 17,750,000 Common Shares were issued on October 5, 1994, and 250,000 Common Shares were issued on November 17, 1994. 9,800,000 of the Common Shares were purchased by Security Capital, at the same price paid by the public, with no underwriting discount or commission ($149.5 million). 8,200,000 of the Common Shares were sold through an underwritten offering at $15.25 per share. The underwriting discount on these Common Shares was $0.80 per share. After additional costs of the offering, net proceeds to SCI were $266.9 million.

On June 29, 1994, SCI completed a rights offering and issued 6,611,571 Common Shares at $15.125 per share ($100 million). Security Capital purchased 3,517,483 Common Shares in this offering (53% of the shares sold). On March 31, 1994, SCI completed its initial public offering and sold 3,260,870 Common Shares at $11.50 per share ($37.5 million). Security Capital purchased 523,370 Common Shares in this offering (16% of the shares sold).

Dividend Reinvestment and Share Purchase Plan
In March 1995, SCI adopted a Dividend Reinvestment and Share Purchase Plan (the "1995 Plan"), which commenced in April 1995. The 1995 Plan allows holders of Common Shares the opportunity to acquire additional Common Shares by automatically reinvesting distributions. Common Shares are acquired pursuant to the 1995 Plan at a price equal to 98% of the market price of such Common Shares, without payment of any brokerage commission or service charge. The 1995 Plan also allows participating common shareholders to purchase a limited number of additional Common Shares at 98% of the market price of such Common Shares, by making optional cash payments, without payment of any brokerage commission or service charge. Holders of Common Shares who do not participate in the 1995 Plan continue to receive distributions as declared.

Option Plan
In April 1994, SCI adopted its Share Option Plan for Outside Trustees (the "Outside Trustees Plan"). Under the Outside Trustees Plan, there are 100,000 Common Shares approved which can be granted to non-employee Trustees. All options granted are for a term of five years and are immediately exercisable in whole or in part. The exercise price of the options granted may not be less than the fair market value on the date of the grant. At December 31, 1996 there were 18,000 options for Common Shares outstanding and exercisable under the Outside Trustees Plan at exercise prices of $15.50, $16.00, and $17.50.

SCI adopted the provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock Based Compensation" during 1996. Under the provisions of this statement, SCI will continue to account for the Outside Trustees Plan under the provisions of APB Opinion No. 25, and make the pro forma disclosures required by SFAS 123 where applicable. The effect of adopting this statement was immaterial to SCI's consolidated financial statements.

                       SECURITY CAPITAL INDUSTRIAL TRUST

Shareholder Purchase Rights
On December 7, 1993, the Board declared a dividend of one preferred share purchase right ("Right") for each outstanding Common Share to be distributed to all holders of record of the Common Shares on December 31, 1993. Each Right entitles the registered holder to purchase one-hundredth of a Participating Preferred Share for an exercise price of $40.00 per one-hundredth of a Participating Preferred Share, subject to adjustment as provided in the Rights Agreement. The Rights will generally be exercisable only if a person or group (other than certain affiliates of SCI) acquires 20% or more of the Common Shares or announces a tender offer for 25% or more of the Common Shares. Under certain circumstances, upon a shareholder acquisition of 20% or more of the Common Shares (other than certain affiliates of SCI), each Right will entitle the holder to purchase, at the Right's then-current exercise price, a number of Common Shares having a market value of twice the Right's exercise price. The acquisition of SCI pursuant to certain mergers or other business transactions will entitle each holder of a Right to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Right's exercise price. The Rights held by certain 20% shareholders will not be exercisable. The Rights will expire on December 7, 2003, unless the expiration date of the Rights is extended, and the Rights are subject to redemption at a price of $0.01 per Right under certain circumstances.

7. DISTRIBUTIONS:

The annual distribution per Common Share was $1.01 in 1996, $0.935 in 1995 and $0.85 in 1994. Distributions attributable to realized gains on the disposition of investments may be considered for payment to shareholders on a special, as-incurred basis.

For federal income tax purposes, the following summarizes the taxability of distributions paid on Common Shares in 1995 and 1994 and the estimated taxability for 1996:

                                        ----------------------------

                                 1996       1995       1994
                           ---------  ---------  ---------
      Per Common Share:
        Ordinary income       $0.879     $0.692      $0.67
        Capital gains              -          -          -
        Return of capital      0.131      0.243       0.18
                           ---------  ---------  ---------
          Total               $1.010     $0.935      $0.85
                           =========  =========  =========

On December 17, 1996, SCI declared a distribution of $0.2675 per Common Share payable on February 18, 1997 to shareholders of record as of February 4, 1997. At the same time, SCI announced that it set an annualized distribution level of $1.07 per Common Share for 1997.

Pursuant to the terms of the preferred shares, SCI is restricted from declaring or paying any distribution with respect to the Common Shares unless all cumulative distributions with respect to the preferred shares have been paid and sufficient funds have been set aside for distributions that have been declared for the then-current distribution period with respect to the preferred shares.

                       SECURITY CAPITAL INDUSTRIAL TRUST

For Federal income tax purposes, the following summary reflects the taxability of dividends paid on the Series A Preferred Shares, Series B Preferred Shares, and Series C Preferred Shares for the period prior to 1996 and the estimated taxability for 1996.

                                                  ------------------

                                                   DATE OF
                                                  ISSUANCE
                                                        TO
                                                  DECEMBER
                                           1996   31, 1995
                                     ---------  ---------
      Per Series A Preferred Share:
        Ordinary Income                  $2.35      $1.24
        Capital Gains                        -          -
                                     ---------  ---------
          Total                          $2.35      $1.24
                                     =========  =========
                                        DATE OF
                                       ISSUANCE
                                             TO
                                       DECEMBER
                                       31, 1996
                                     ---------
      Per Series B Preferred Share:
        Ordinary Income                  $1.50
        Capital Gains                        -
                                     ---------
          Total                          $1.50
                                     =========
      Per Series C Preferred Share:
        Ordinary Income                  $0.57
        Capital Gains                        -
                                     ---------
          Total                          $0.57
                                     =========

SCI's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based upon the best available data. SCI's tax returns have not been examined by the Internal Revenue Service and, therefore, the taxability of the distributions is subject to change.

8. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

Selected quarterly financial data (in thousands except for per share amounts) for 1996 and 1995 is as follows:

                               ------------------------------------------------

                               THREE MONTHS ENDED,              YEAR ENDED
                         --------------------------------  ---------------------
                               3-31        6-30       9-30      12-31      12-31
                         ---------   ---------  ---------  ---------  ---------
1996:
  Rental income            $50,062     $54,361    $59,391    $63,186   $227,000
                         =========   =========  =========  =========  =========
  Earnings from opera-
   tions                   $17,262     $19,456    $20,427    $25,565   $ 82,710
  Minority interest
   share in net
   earnings                    756         884        859        827      3,326
  Loss on disposition of
   real estate                 (29)          -          -          -        (29)
                         ---------   ---------  ---------  ---------  ---------
  Net earnings              16,477      18,572     19,568     24,738     79,355
  Less preferred share
   dividends                 4,673       6,695      6,694      7,833     25,895
                         ---------   ---------  ---------  ---------  ---------
  Net earnings attribut-
   able to Common Shares   $11,804     $11,877    $12,874    $16,905   $ 53,460
                         =========   =========  =========  =========  =========
  Net earnings per Com-
   mon Share               $  0.14     $  0.15    $  0.16    $  0.18   $   0.63
                         =========   =========  =========  =========  =========

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               ------------------------------------------------

                                     THREE MONTHS ENDED,
                         ------------------------------------------- YEAR ENDED
                               3-31       6-30       9-30      12-31      12-31
                         ---------  ---------  ---------  ---------  ---------
1995:
  Rental income             $32,901    $35,340    $40,372    $45,266   $153,879
                         =========  =========  =========  =========  =========
  Earnings from
   operations               $10,528    $10,372    $13,121    $16,970   $ 50,991
  Minority interest
   share in net earnings        865        874        807        785      3,331
  Gain on disposition of
   real estate                    -          -          -      1,053      1,053
                         ---------  ---------  ---------  ---------  ---------
  Net earnings                9,663      9,498     12,314     17,238     48,713
  Less preferred share
   dividends                      -        353      3,172      3,173      6,698
                         ---------  ---------  ---------  ---------  ---------
  Net earnings
   attributable to
   Common Shares            $ 9,663    $ 9,145    $ 9,142    $14,065   $ 42,015
                         =========  =========  =========  =========  =========
  Net earnings per
   Common Share             $  0.15    $  0.14    $  0.14    $  0.17   $   0.61
                         =========  =========  =========  =========  =========

9. REIT MANAGEMENT AGREEMENT:

Security Capital Industrial Incorporated (the "REIT Manager"), a subsidiary of Security Capital (Note 6), is the REIT manager of SCI. All officers of SCI are employees of the REIT Manager and SCI currently has no employees. Pursuant to the REIT management agreement, in exchange for providing research, strategic planning, investment analysis, acquisition and development services, asset management, capital markets, legal and accounting services and day-to-day management of SCI's operations, the REIT Manager is entitled to receive from SCI a REIT management fee, payable quarterly, equal to 16% of cash flow, as defined in the agreement, before deducting (i) fees paid to the REIT Manager,
(ii) extraordinary expenses incurred at the request of the independent Trustees of SCI, and (iii) 33% of any interest paid by SCI on convertible subordinated debentures (of which there has been none since inception of the REIT management agreement); and, after deducting (iv) actual or assumed regularly scheduled principal and interest payments on long-term debt and (v) distributions actually paid with respect to any non-convertible preferred shares of beneficial interest of SCI. The REIT management agreement has been amended so that the long-term senior notes described in Note 4 will be treated as if they had regularly scheduled principal and interest payments similar to a 20-year level monthly payment, fully amortizing mortgage and the assumed principal and interest payments will be deducted from cash flow in determining the fee for future periods. Cash flow does not include interest and income from SCI Development Services, realized gains from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of .2% of the average daily balance of funds invested in interest bearing cash accounts, the earnings on which are not subject to the 16% fee. For the years ended December 31, 1996, 1995 and 1994, the REIT Manager earned REIT management fees totalling $21,472,000, $14,207,000 and $8,673,000, respectively.

10. PROPERTY MANAGEMENT COMPANY:

Commencing January 1994, SCI Client Services Incorporated ("Client Services"), a subsidiary of Security Capital, began providing property management services for certain of SCI's properties. The agreement is subject to termination by SCI or Client Services on 30 days' notice, is renewable annually upon approval of SCI's independent Trustees, and provides for a monthly fee to Client Services of no more than 3% per annum of property revenues, paid monthly, plus leasing commissions consistent with industry practice, which together were $10.1 million, $4.7 million and $1.7 million for 1996, 1995 and 1994, respectively. As of December 31, 1996, Client Services managed 90.0% of SCI's 80.6 million total operating square feet. The REIT Manager anticipates that Client Services will manage additional SCI properties in the future. Any management contracts executed with Client Services are expected to be at terms management believes are no less favorable to SCI than could be obtained with unaffiliated third parties.

                       SECURITY CAPITAL INDUSTRIAL TRUST

11. RELATED PARTY TRANSACTIONS:

SCI leases space to related parties on market terms that management believes are no less favorable to SCI than those that could be obtained with unaffiliated third parties. These transactions are summarized as follows:

                                         --------------------------------------

                                         SECURITY     REIT    CLIENT
                                          CAPITAL  MANAGER  SERVICES
                                         (NOTE 6) (NOTE 9) (NOTE 10)      TOTAL
                                         -------- -------- --------- ----------
Rental revenue during the year ended
 December 31, 1994                       $203,220 $ 44,926  $112,542 $  360,688
Rental revenue during the year ended
 December 31, 1995                       $415,264 $210,856  $194,335 $  820,455
Rental revenue during the year ended
 December 31, 1996                       $593,657 $210,856  $571,970 $1,376,483
Square feet leased as of December 31,
 1996                                     102,268   25,007    84,520    211,795
Annualized revenue for leases in effect
 at December 31, 1996                    $744,718 $210,856  $766,190 $1,721,764

12. FAIR VALUE OF FINANCIAL INSTRUMENTS:

Fair Value of Financial Instruments
The following disclosure of the estimated fair value of financial instruments is presented in accordance with the requirements of SFAS No. 107. The estimated fair value amounts have been determined by SCI using available market information and valuation methodologies.

As of December 31, 1996 and 1995, the carrying amounts of certain financial instruments employed by SCI, including cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. As of December 31, 1995, based on the borrowings available to SCI, the carrying value of the long-term debt and mortgages was a reasonable estimation of their fair values. As of December 31, 1996, the fair value of the long-term debt and mortgages has been estimated based on quoted market prices for the same or similar issues or by discounting the future cash flows using rates currently available for debt with similar terms and maturities. The increase in the fair value of long-term debt and mortgages over the carrying value in the table below is a result of a net reduction in the interest rates available to SCI at December 31, 1996 from the interest rates in effect at the dates of issuance. The long-term debt and many of the mortgages contain prepayment penalties or yield maintenance provisions which would make the cost of refinancing exceed the benefit of refinancing at the lower rates. As of December 31, 1996, the fair value of all derivative financial instruments are amounts at which they could be settled, based on quoted market prices or estimates obtained from brokers (there were no derivative financial instruments outstanding as of December 31, 1995). The following table reflects the carrying amount and estimated fair value of SCI's financial instruments (in thousands):

                                                     ------------------

                                           DECEMBER 31, 1996
                                           -----------------
                                           CARRYING     FAIR
                                             AMOUNT    VALUE
                                           -------- --------
      Balance sheet financial instruments
        Long-term debt                     $524,191 $549,613
        Mortgages                          $139,952 $142,643
      Derivative financial instruments
        Interest rate contracts            $      - $  1,218

Derivative Financial Instruments
SCI has only limited involvement with derivative financial instruments and does not use them for trading purposes. SCI uses derivatives to manage well-defined interest rate risk.

                       SECURITY CAPITAL INDUSTRIAL TRUST

The primary risks associated with derivative instruments are market risk (price risk) and credit risk. Price risk is defined as the potential for loss in the value of the derivative due to adverse changes in market prices (interest rates). SCI utilizes derivative instruments in anticipation of future transactions to manage well defined interest rate risk. Through hedging, SCI can effectively manage the risk of increases in interest rates on future debt issuances.

Credit risk is the risk that one of the parties to a derivative contract fails to perform or meet their financial obligation under the contract. SCI does not obtain collateral to support financial instruments subject to credit risk but monitors the credit standing of counterparties. As of December 31, 1996, the counterparties to all outstanding contracts were financial institutions with AA or A+ credit ratings. SCI does not anticipate non-performance by any of the counterparties to its derivative contracts. Should a counterparty fail to perform, however, SCI would incur a financial loss to the extent of the positive fair market value of the derivative instruments.

The following table summarizes the activity in interest rate contracts for the year ended December 31, 1996 (in millions):

                                                     ------------------

                                                INTEREST
                                            RATE FUTURES      INTEREST
                                               CONTRACTS    RATE SWAPS
                                            ------------    ---------
      Notional amount at December 31, 1995        $    -        $    -
      New contracts                                156.0         173.0
      Matured or expired contracts                 (50.0)            -
      Terminated contracts                             -        (140.0)
                                              ---------     ---------
      Notional amount at December 31, 1996        $106.0(1)     $ 33.0(2)
                                              =========     =========

--------
(1) Included in the $106.0 million notional amount at December 31, 1996 are two contracts totalling $80.0 million which settled on January 31, 1997 (see Note
14), and a $26.0 million contract with a termination date of July 15, 1997. The $26.0 million contract locks in the 30 year Treasury at a rate of 6.56%.
(2) The remaining swap contract as of December 31, 1996, which matures in 2007, provides for SCI to pay a fixed rate of 6.61% and receive a floating rate equal to the three month LIBOR rate.

Deferred losses totalling $1.9 million on matured, expired or terminated interest rate contracts were recorded on the balance sheet as of December 31, 1996. These losses related to the unwind of hedges placed for the May 1996 debt offering (see Note 4) and are being amortized into interest expense over a weighted-average amortization period of 10.8 years.

13. COMMITMENTS AND CONTINGENCIES:

Environmental Matters
All of the properties acquired by SCI have been subjected to Phase I environmental reviews. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is SCI aware of any environmental liability (including asbestos-related liability) that SCI believes would have a material adverse effect on SCI's business, financial condition or results of operations.

14. SUBSEQUENT EVENTS:

On January 22, 1997, SCI announced that it received a proposal from Security Capital to exchange the REIT Manager and Client Services, the REIT manager's property management affiliate, for Common Shares. As a result of the proposed transaction, SCI would become an internally managed REIT, and Security Capital would remain SCI's largest shareholder. SCI's Board has formed a special committee comprised of independent Trustees to review the proposed transaction. The proposed transaction is subject to approval by the special committee, the full Board and SCI's shareholders.

On February 7, 1997, SCI completed a public offering of 4,025,000 Common Shares. Net proceeds to SCI after underwriting discounts and offering costs were $80.4 million.

                       SECURITY CAPITAL INDUSTRIAL TRUST

On February 4, 1997, SCI issued $100.0 million of Series A 2015 Notes under its Medium-Term Note program established in November 1996. The Series A 2015 Notes bear interest at 7.81%, payable semi-annually on February 1 and August 1, commencing August 1, 1997. Installments of principal will be paid annually on each February 1, commencing February 1, 2010, in the following amounts: $20 million in 2010, $15 million in 2011, $15 million in 2012, $20 million in 2013, $20 million in 2014 and $10 million in 2015. The Series A 2015 Notes have a weighted-average life to maturity of 15.35 years and a final maturity extending to 2015. The average effective interest cost is 7.73%, including all costs associated with the offering plus $1.7 million in proceeds received on January 31, 1997 in connection with two interest rate protection agreements entered into in August and November 1996 in anticipation of the debt offering. Both the August 1996 and the November 1996 interest rate protection agreements were in the form of a forward treasury lock agreement with an AA rated financial institution. The August agreement included a notional principal amount of $30.0 million and a reference price of 99.653 on the thirty year Treasury Note. The November agreement included a notional principal amount of $50.0 million and a reference price of 101 29/32 on the ten year Treasury Note. The settlement date on both contracts was January 31, 1997.

On October 11, 1996, and as amended on October 31, 1996, SCI filed a shelf registration statement with the Securities and Exchange Commission regarding the offering from time to time of $600 million in one or more series of its debt securities, preferred shares of beneficial interest and Common Shares of beneficial interest, and had approximately $78 million remaining under its previous shelf registration statement. After the Series C Preferred Share offering in November 1996 (see Note 6) and the offerings described above, as of February 10, 1997, approximately $393 million in securities were available to be issued under the shelf registration statement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Security Capital Industrial Trust:

We have audited, in accordance with generally accepted auditing standards, the financial statements of Security Capital Industrial Trust, and have issued our report thereon dated February 10, 1997. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The supplemental
Schedule III--Real Estate and Accumulated Depreciation ("Schedule III") is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The
Schedule III has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                        Arthur Andersen LLP

Chicago, Illinois
February 10, 1997

                       SECURITY CAPITAL INDUSTRIAL TRUST

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                      ---------------------------------------------------------

                                                                          GROSS AMOUNTS AT
                                                                            WHICH CARRIED
                                    INITIAL COSTS             COSTS      AT CLOSE OF PERIOD
                                 -------------------    CAPITALIZED  ---------------------------  ACCUMULATED           DATE OF
                  NO. OF  ENCUM-          BUILDING &     SUBSEQUENT           BUILDING &   TOTAL DEPRECIATION     CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES   LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS   (A,B)          (C)       ACQUISITION
   -----------    ------ ------- ------ ------------ --------------  ------ ------------ ------- ------------  ----------------
OPERATING
PROPERTIES
Atlanta, Georgia
 Atlanta Airport
 Distribution
 Center                3         $1,758      $     -        $ 4,610  $1,763      $ 4,605 $ 6,368      $   (70)       1996
 Atlanta NE
 Distribution
 Center                4          3,248            -         11,942   3,248       11,942  15,190         (156)       1996
 Atlanta West
 Distribution
 Center               21          6,995       36,055          7,007   6,995       43,062  50,057       (2,496)    1994, 1996
 Carter-Pacific
 Business Center       3            556        3,151             59     556        3,210   3,766         (115)       1995
 Chattahoochee
 Business Center       4            362        2,049            601     438        2,574   3,012            -        1996
 Fulton Park
 Distribution
 Center                4            447        2,533            (79)    426        2,475   2,901            -        1996
 International
 Airport
 Industrial
 Center                9          2,939       14,146          4,436   2,969       18,552  21,521       (1,251)    1994, 1995
 LaGrange
 Distribution
 Center                1            174          986            103     174        1,089   1,263          (91)       1994
 Northeast
 Industrial
 Center                4          1,109        6,283           (158)  1,050        6,184   7,234         (168)       1996
 Northmont
 Industrial
 Center                1            566        3,209            135     566        3,344   3,910         (244)       1994
 Oakcliff
 Industrial
 Center                3            608        3,446            142     608        3,588   4,196         (206)       1995
 Olympic
 Industrial
 Center                2            698        3,956            950     757        4,847   5,604         (120)       1996
 Peachtree
 Commerce
 Business Center       4            707        4,004            490     707        4,494   5,201         (379)       1994
 Peachtree
 Distribution
 Center                1            302        1,709             27     302        1,736   2,038         (115)       1994
 Plaza Industrial
 Center                1             66          372             11      66          383     449          (19)       1995
 Pleasantdale
 Industrial
 Center                2            541        3,184            102     541        3,286   3,827         (214)       1995
 Regency
 Industrial
 Center                9          1,853       10,480            555   1,856       11,032  12,888         (804)       1994
 Sullivan 75
 Distribution
 Center                3     (d)    728        4,123            217     728        4,340   5,068         (291)    1994, 1995
 Tradeport
 Distribution
 Center                3          1,464        4,563          5,215   1,479        9,763  11,242         (479)    1994, 1996
 Weaver
 Distribution
 Center                2            935        5,182            369     935        5,551   6,486         (350)       1995
 Westfork
 Industrial
 Center               10          2,483       14,115            415   2,483       14,530  17,013         (720)       1995
 Zip Industrial
 Center                4            533        3,023           (275)    485        2,796   3,281            -        1996
Austin, Texas
 Braker Service
 Center                3          1,765       10,002            789   1,765       10,791  12,556       (1,012)       1994
 Corridor Park
 Corporate Center      6          2,109        1,681         12,135   2,131       13,794  15,925         (369)    1995, 1996
 Montopolis
 Distribution
 Center                1            580        3,384            430     580        3,814   4,394         (349)       1994
 Pecan Business
 Center                4            630        3,572            217     631        3,788   4,419         (177)       1995
 Rutland
 Distribution
 Center                2            460        2,617            197     462        2,812   3,274         (275)       1993
 Southpark
 Corporate Center      7          1,946            -         13,894   1,946       13,894  15,840         (694) 1994, 1995, 1996
 Walnut Creek
 Corporate Center     12          2,707        5,649         15,668   2,707       21,317  24,024         (671) 1994, 1995, 1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                     ----------------------------------------------------------

                                                                             GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                     INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                  --------------------    CAPITALIZED ------------------------------  ACCUMULATED        DATE OF
                   NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &     TOTAL DEPRECIATION  CONSTRUCTION/
   DESCRIPTION     BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS     (A,B)          (C)    ACQUISITION
   -----------     ------ ------- ------- ------------ -------------- ------- ------------ --------- ------------  -------------
Birmingham,
Alabama
 Oxmoor
 Distribution
 Center                 4     (d)   2,398       13,591            123   2,398       13,714    16,112       (1,215)       1994
 Perimeter
 Distribution
 Center                 2           2,489       14,109            428   2,490       14,536    17,026       (1,285)       1994
Charlotte, North
Carolina
 Barringer
 Industrial
 Center                 3             308        1,746            380     308        2,126     2,434         (176)       1994
 Bond
 Distribution
 Center                 2             905        5,126            859     905        5,985     6,890         (527)       1994
 Charlotte
 Commerce Center       10     (d)   4,341       24,954            765   4,342       25,718    30,060       (2,221)       1994
 Charlotte
 Distribution
 Center                 5           3,131            -         11,549   3,131       11,549    14,680         (344)    1995, 1996
 Northpark
 Distribution
 Center                 1             307        1,742             38     307        1,780     2,087         (145)       1994
Chattanooga,
Tennessee
 Stone Fort
 Distribution
 Center                 4           2,063       11,688            150   2,063       11,838    13,901         (889)       1994
 Tiftonia
 Distribution
 Center                 1             146          829            182     146        1,011     1,157          (51)       1995
Chicago, Illinois
 Bedford Park
 Distribution
 Center                 1             473        2,678             17     473        2,695     3,168          (15)       1996
 Bridgeview
 Distribution
 Center                 4           1,302        7,378            384   1,302        7,762     9,064         (102)       1996
 Des Plaines
 Distribution
 Center                 3           2,158       12,232            278   2,159       12,509    14,668         (311)    1995, 1996
 Elk Grove
 Distribution
 Center                 8           3,674       20,820          1,793   3,674       22,613    26,287         (555)    1995, 1996
 Glendale Heights
 Distribution
 Center                 1           1,126        6,382             40   1,126        6,422     7,548            -        1996
 Glenview
 Distribution
 Center                 1             214        1,213              7     214        1,220     1,434           (7)       1996
 Itasca
 Distribution
 Center                 1             319        1,808             23     319        1,831     2,150          (41)       1996
 Mitchell
 Distribution
 Center                 1           1,236        7,004            287   1,236        7,291     8,527         (137)       1996
 Northlake
 Distribution
 Center                 1             372        2,106             41     372        2,147     2,519          (47)       1996
 Tri-Center
 Distribution
 Center                 3             889        5,038             82     889        5,120     6,009          (42)       1996
Cincinnati, Ohio
 Airpark
 Distribution
 Center                 2           1,692            -         10,020   1,718        9,994    11,712         (169)       1996
 Blue
 Ash/Interstate
 Distribution
 Center                 1             144          817            469     144        1,286     1,430          (44)       1995
 Capital
 Distribution
 Center I               4           1,750        9,922            574   1,751       10,495    12,246         (680)       1994
 Capital
 Distribution
 Center II              5           1,953       11,067            876   1,953       11,943    13,896         (853)       1994

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                        -------------------------------------------------------

                                                                        GROSS AMOUNTS AT
                                                                          WHICH CARRIED
                                   INITIAL COSTS             COSTS     AT CLOSE OF PERIOD
                                 ------------------    CAPITALIZED  -------------------------  ACCUMULATED           DATE OF
                  NO. OF  ENCUM-         BUILDING &     SUBSEQUENT          BUILDING &  TOTAL DEPRECIATION     CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES  LAND IMPROVEMENTS TO ACQUISITION   LAND IMPROVEMENTS  (A,B)          (C)       ACQUISITION
   -----------    ------ ------- ----- ------------ --------------  ----- ------------ ------ ------------  ----------------
 Capital
 Industrial
 Center I             10         1,039        5,885            841  1,039        6,726  7,765         (375)    1994, 1995
 Empire
 Distribution
 Center                3           529        2,995            223    529        3,218  3,747         (138)       1995
 Production
 Distribution
 Center                1     (f)   598        2,717            (18)   479        2,818  3,297         (201)       1994
 Springdale
 Commerce Center       3           421        2,384            431    421        2,815  3,236          (74)       1996
Columbus, Ohio
 Capital Park
 South
 Distribution
 Center                3         1,981            -         18,781  1,981       18,781 20,762         (320)       1996
 Columbus West
 Industrial
 Center                3           645        3,655            578    645        4,233  4,878         (199)       1995
 Corporate Park
 West                  2           679        3,849             45    679        3,894  4,573          (54)       1996
 Fischer
 Distribution
 Center                1         1,197        6,785            561  1,197        7,346  8,543         (475)       1995
 McCormick
 Distribution
 Center                5         1,664        9,429            697  1,664       10,126 11,790         (666)       1994
 New World
 Distribution
 Center                1           207        1,173            411    207        1,584  1,791         (120)       1994
Dallas/Fort
Worth, Texas
 Carter
 Industrial
 Center                1           334            -          2,301    334        2,301  2,635           (8)       1996
 Dallas Corporate
 Center                4         3,325            -         15,517  3,325       15,517 18,842         (208)       1996
 Franklin
 Distribution
 Center                2           528        2,991            392    528        3,383  3,911         (317)       1994
 Freeport
 Distribution
 Center                1           613        3,473             34    613        3,507  4,120          (19)       1996
 Great Southwest
 Distribution
 Center                8         2,260       10,697          3,420  2,269       14,108 16,377         (590) 1994, 1995, 1996
 Great Southwest
 Industrial
 Center                2           308        1,744             96    308        1,840  2,148          (68)       1995
 Lone Star
 Distribution
 Center                2           967        5,477             57    967        5,534  6,501         (107)       1996
 Metropolitan
 Distribution
 Center                1           201        1,097            716    297        1,717  2,014          (76)       1995
 Northgate
 Distribution
 Center                5         1,570        8,897            339  1,570        9,236 10,806         (700)    1994, 1996
 Northpark
 Business Center       2           467        2,648            158    467        2,806  3,273          (79)    1995, 1996
 Northway
 Business Plaza        7           565        3,202            184    565        3,386  3,951            -        1995
 Redbird
 Distribution
 Center                2           738        4,186             86    739        4,271  5,010         (112)    1994, 1996
 Skyline Business
 Center                4           409        2,320             21    409        2,341  2,750            -        1995
 Stemmons
 Distribution
 Center                1           272        1,544            341    272        1,885  2,157         (103)       1995
 Stemmons
 Industrial
 Center               11         1,497        8,484            993  1,497        9,477 10,974         (532) 1994, 1995, 1996
 Trinity Mills
 Distribution
 Center                4         1,709        9,684            584  1,709       10,268 11,977         (191)       1996
 Valwood Business
 Center                2           520        2,945            (35)   520        2,910  3,430            -        1995

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                        -------------------------------------------------------

                                                                       GROSS AMOUNTS AT
                                                                         WHICH CARRIED
                                   INITIAL COSTS             COSTS    AT CLOSE OF PERIOD
                                 ------------------    CAPITALIZED -------------------------  ACCUMULATED           DATE OF
                  NO. OF  ENCUM-         BUILDING &     SUBSEQUENT         BUILDING &  TOTAL DEPRECIATION     CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES LAND  IMPROVEMENTS TO ACQUISITION  LAND IMPROVEMENTS  (A,B)          (C)       ACQUISITION
   -----------    ------ ------- ----- ------------ -------------- ----- ------------ ------ ------------  ----------------
Denver, Colorado
 Denver Business
 Center                5         1,156        7,486          5,892 1,156       13,378 14,534       (1,141) 1992, 1994, 1996
 Havana
 Distribution
 Center                1           401        2,281             67   401        2,348  2,749         (270)       1993
 Moline
 Distribution
 Center                1           327        1,850             95   327        1,945  2,272         (181)       1994
 Moncrieff
 Distribution
 Center                1           314        2,493            147   314        2,640  2,954         (356)       1992
 Pagosa
 Distribution
 Center                1           406        2,322            100   406        2,422  2,828         (295)       1993
 Stapleton
 Distribution
 Center                1           219        1,247             49   219        1,296  1,515         (148)       1993
 Upland
 Distribution
 Center I              6           820        5,710          8,007   821       13,716 14,537       (1,243) 1992, 1994, 1995
 Upland
 Distribution
 Center II             6         2,456       13,946            486 2,489       14,399 16,888       (1,569)    1993, 1994
East Bay (San
Francisco),
California
 East Bay
 Industrial
 Center                1           531        3,009            137   531        3,146  3,677         (246)       1994
 Eigenbrodt Way
 Distribution
 Center                1     (d)   393        2,228             39   393        2,267  2,660         (226)       1993
 Hayward Commerce
 Center                4         1,933       10,955            276 1,933       11,231 13,164       (1,104)       1993
 Hayward Commerce
 Park                  9         2,764       15,661          1,037 2,764       16,698 19,462       (1,603)       1994
 Hayward
 Distribution
 Center                7     (e) 3,417       19,255            262 3,417       19,517 22,934       (1,947)       1993
 Hayward
 Industrial
 Center               13     (d) 4,481       25,393          1,727 4,481       27,120 31,601       (2,603)       1993
 Patterson Pass
 Business Center       2           862        4,885             34   862        4,919  5,781         (492)       1993
 San Leandro
 Distribution
 Center                3         1,387        7,862            188 1,387        8,050  9,437         (817)       1993
El Paso, Texas
 Billy the Kid
 Distribution
 Center                1           273        1,547            453   273        2,000  2,273         (145)       1994
 Broadbent
 Industrial
 Center                3           676        5,183            248   676        5,431  6,107         (668)       1993
 Goodyear
 Distribution
 Center                1           511        2,899             32   511        2,931  3,442         (251)       1994
 Northwestern
 Corporate Center      4         1,272        3,155          6,632 1,278        9,781 11,059         (819) 1992, 1993, 1994
 Pan Am
 Distribution
 Center                1           318            -          2,330   318        2,330  2,648         (107)       1995
 Peter Cooper
 Distribution
 Center                1     (d)   495        2,816             42   495        2,858  3,353         (244)       1994
 Vista Corporate
 Center                4         1,945            -         10,211 1,946       10,210 12,156         (420) 1994, 1995, 1996
 Vista Del Sol
 Industrial
 Center                7     (d) 2,255       12,782          9,310 3,516       20,831 24,347       (1,468)    1994, 1995

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                    ------------------------------------------------------------

                                                                             GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                     INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                  --------------------    CAPITALIZED ------------------------------  ACCUMULATED
                   NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &     TOTAL DEPRECIATION
   DESCRIPTION     BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS     (A,B)          (C)
   -----------     ------ ------- ------- ------------ -------------- ------- ------------ --------- ------------
Fort
Lauderdale/Miami,
Florida
 Airport West
 Distribution
 Center                 1             675        3,825            644   1,276        3,868     5,144         (129)
 North Andrews
 Distribution
 Center                 1     (f)     698        3,956             91     698        4,047     4,745         (292)
 Port 95
 Distribution
 Center                 1           1,174        6,654             26   1,174        6,680     7,854         (370)
Houston, Texas
 Crosstimbers
 Distribution
 Center                 1             359        2,035            427     359        2,462     2,821         (213)
 Hempstead
 Distribution
 Center                 3           1,013        5,740            545   1,013        6,285     7,298         (551)
 I-10 Central
 Distribution
 Center                 2             181        1,023            100     181        1,123     1,304         (104)
 I-10 Central
 Service Center         1              58          330             29      58          359       417          (33)
 Pine Forest
 Business Center       18           4,859       27,557          1,451   4,859       29,008    33,867       (1,684)
 Post Oak
 Business Center       16           3,462       17,966          2,468   3,462       20,434    23,896       (1,718)
 Post Oak
 Distribution
 Center                 7           2,115       12,017          1,224   2,115       13,241    15,356       (1,433)
 South Loop
 Distribution
 Center                 5           1,051        5,964            689   1,052        6,652     7,704         (527)
 Southwest
 Freeway
 Industrial
 Center                 1              84          476             27      84          503       587          (44)
 West by
 Northwest
 Industrial
 Center                13           3,076        8,382         17,984   3,088       26,354    29,442       (1,308)
 White Street
 Distribution
 Center                 1             469        2,656            164     469        2,820     3,289         (168)
Indianapolis,
Indiana
 Eastside
 Distribution
 Center                 2             471        2,668            246     472        2,913     3,385         (106)
 North by
 Northeast
 Distribution
 Center                 1           1,058            -          6,009   1,059        6,008     7,067         (107)
 Park 100
 Industrial
 Center                29          10,918       61,874          2,854  10,985       64,661    75,646       (2,757)
 Park Fletcher
 Distribution
 Center                12           3,251       18,418          1,612   3,309       19,972    23,281         (711)
 Shadeland
 Industrial
 Center                 3             428        2,431            440     429        2,870     3,299         (130)
Kansas City,
Kansas/Missouri
 44th Street
 Business Center        1             143          813            284     143        1,097     1,240          (27)
                    DATE OF CONSTRUCTION/
   DESCRIPTION                ACQUISITION
   -----------     ----------------------
Fort
Lauderdale/Miami,
Florida
 Airport West
 Distribution
 Center                     1995
 North Andrews
 Distribution
 Center                     1994
 Port 95
 Distribution
 Center                     1995
Houston, Texas
 Crosstimbers
 Distribution
 Center                     1994
 Hempstead
 Distribution
 Center                     1994
 I-10 Central
 Distribution
 Center                     1994
 I-10 Central
 Service Center             1994
 Pine Forest
 Business Center      1993, 1994, 1995
 Post Oak
 Business Center      1993, 1994, 1996
 Post Oak
 Distribution
 Center                  1993, 1994
 South Loop
 Distribution
 Center                     1994
 Southwest
 Freeway
 Industrial
 Center                     1994
 West by
 Northwest
 Industrial
 Center            1993, 1994, 1995, 1996
 White Street
 Distribution
 Center                     1995
Indianapolis,
Indiana
 Eastside
 Distribution
 Center                     1995
 North by
 Northeast
 Distribution
 Center                     1995
 Park 100
 Industrial
 Center                  1994, 1995
 Park Fletcher
 Distribution
 Center               1994, 1995, 1996
 Shadeland
 Industrial
 Center                     1995
Kansas City,
Kansas/Missouri
 44th Street
 Business Center            1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                        -------------------------------------------------------

                                                                        GROSS AMOUNTS AT
                                                                          WHICH CARRIED
                                    INITIAL COSTS             COSTS    AT CLOSE OF PERIOD
                                  ------------------    CAPITALIZED -------------------------  ACCUMULATED          DATE OF
                   NO. OF  ENCUM-         BUILDING &     SUBSEQUENT         BUILDING &  TOTAL DEPRECIATION    CONSTRUCTION/
   DESCRIPTION     BLDGS. BRANCES  LAND IMPROVEMENTS TO ACQUISITION  LAND IMPROVEMENTS  (A,B)          (C)      ACQUISITION
   -----------     ------ ------- ----- ------------ -------------- ----- ------------ ------ ------------ ----------------
 Congleton
 Distribution
 Center                 3           518        2,937            203   518        3,140  3,658        (254)       1994
 Lamar
 Distribution
 Center                 1           323        1,829            274   323        2,103  2,426        (166)       1994
 Macon Bedford
 Distribution
 Center                 1           304        1,725            140   304        1,865  2,169         (34)       1996
 Platte Valey
 Industrial
 Center                 9     (d) 3,533       20,017            550 3,533       20,567 24,100      (1,479)       1994
 Riverside
 Distribution
 Center                 5     (d)   533        3,024            226   534        3,249  3,783        (230)       1994
 Riverside
 Industrial
 Center                 5     (d) 1,012        5,736            212 1,012        5,948  6,960        (419)       1994
 Terrace &
 Lackman
 Distribution
 Center                 1           285        1,615            397   285        2,012  2,297        (139)       1994
Las Vegas, Nevada
 Hughes Airport
 Center                 1           876            -          3,511   910        3,477  4,387        (241)       1994
 Las Vegas
 Corporate Center       5     (e) 3,255            -         14,229 3,256       14,228 17,484        (537) 1994, 1995, 1996
 West One
 Business Center        4     (d) 2,468       13,985             78 2,468       14,063 16,531        (156)       1996
Louisville, Ken-
tucky
 Louisville
 Distribution
 Center                 2         1,219        3,402          6,200 1,220        9,601 10,821        (173)    1995, 1996
Memphis, Tennes-
see
 Airport
 Distribution
 Center                15         4,543       25,748          1,894 4,544       27,641 32,185      (1,230)    1995, 1996
 Delp
 Distribution
 Center                 6         1,910       10,826            814 1,910       11,640 13,550        (678)       1995
 Fred Jones
 Distribution
 Center                 1           125          707             66   125          773    898         (49)       1994
 Southwide
 Industrial
 Center                 4     (d)   423        3,365            271   425        3,634  4,059        (236)       1994
Nashville, Ten-
nessee
 Bakertown
 Distribution
 Center                 2           463        2,626             53   463        2,679  3,142        (103)       1995
 I-40 Industrial
 Center                 3           665        3,774            150   666        3,923  4,589        (200)    1995, 1996
 Interchange City
 Distribution
 Center                 3         1,953        5,767          3,638 2,095        9,263 11,358        (423) 1994, 1995, 1996
 Space Park South
 Distribution
 Center                15         3,499       19,830            929 3,499       20,759 24,258      (1,514)       1994
New Jersey/I-95
Corridor
 Clearview
 Distribution
 Center                 1         2,232       12,648              - 2,232       12,648 14,880            -       1996
 Kilmer
 Distribution
 Center                 4         2,526       14,313              - 2,526       14,313 16,839            -       1996
 Meadowland
 Industrial
 Center                 1         2,409       13,653            246 2,409       13,899 16,308        (191)       1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                    -----------------------------------------------------------

                                                                                    GROSS AMOUNTS AT
                                                                                       WHICH CARRIED
                                        INITIAL COSTS          COSTS              AT CLOSE OF PERIOD
                                 --------------------    CAPITALIZED -------------------------------
                  NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &                ACCUMULATED
    DESCRIPTION   BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
    -----------   ------ ------- ------- ------------ -------------- ------- ------------ ---------- ---------------
Oklahoma City,
Oklahoma
 Greenfield
 Service Center        2             257        1,172            362     258        1,533      1,791           (134)
 Melcat
 Distribution
 Center                1             240        1,363            268     240        1,631      1,871           (133)
 Meridian
 Business Center       2             195        1,109            402     196        1,510      1,706            (99)
 Oklahoma
 Distribution
 Center                3             893        5,082            266     893        5,348      6,241           (607)
 Will Rogers
 Service Center        2             334        1,891            252     334        2,143      2,477           (170)
Orange County,
California
 Mid-Counties
 Distribution
 Center                5           2,804       15,895          1,431   2,805       17,325     20,130           (719)
 North County
 Distribution
 Center                2          16,543            -         22,571  16,543       22,571     39,114           (119)
 Pacific Business
 Center                2           1,179            -          4,820   1,179        4,820      5,999            (66)
 Santa Ana
 Distribution
 Center                1             647        3,668             26     647        3,694      4,341           (246)
Orlando, Florida
 33rd Street
 Industrial
 Center                9  (d)(f)   1,980       11,237            523   1,980       11,760     13,740           (531)
 Chancellor
 Distribution
 Center                1             380        2,156            692     380        2,848      3,228           (182)
 La Quinta
 Distribution
 Center                1             354        2,006            592     354        2,598      2,952           (182)
 Titusville
 Industrial
 Center                1     (d)     283        1,603             62     283        1,665      1,948           (118)
Phoenix, Arizona
 24th Street
 Industrial
 Center                2             503        2,852            188     503        3,040      3,543           (299)
 Alameda
 Distribution
 Center                1             369        2,423            166     369        2,589      2,958           (397)
 Hohokam 10
 Industrial
 Center                5           2,940            -         10,992   2,940       10,992     13,932           (108)
 I-10 West
 Business Center       3             263        1,525            102     263        1,627      1,890           (186)
 Kyrene Commons
 Distribution
 Center                1             430        2,656             77     430        2,733      3,163           (435)
 Martin Van Buren
 Distribution
 Center                6             572        3,285            188     572        3,473      4,045           (318)
 Papago
 Distribution
 Center                1             420        2,383             73     420        2,456      2,876           (225)
 Pima
 Distribution
 Center                1             306        1,742            195     306        1,937      2,243           (195)
 Tiger
 Distribution
 Center                1             402        2,279            592     402        2,871      3,273           (265)
 Watkins
 Distribution
 Center                1             242        1,375            192     243        1,566      1,809           (101)
Portland, Oregon
 Argyle
 Distribution
 Center                3             946        5,388            211     946        5,599      6,545           (589)
                           DATE OF
                     CONSTRUCTION/
    DESCRIPTION        ACQUISITION
    -----------   ----------------
Oklahoma City,
Oklahoma
 Greenfield
 Service Center         1994
 Melcat
 Distribution
 Center                 1994
 Meridian
 Business Center        1994
 Oklahoma
 Distribution
 Center                 1993
 Will Rogers
 Service Center         1994
Orange County,
California
 Mid-Counties
 Distribution
 Center                 1995
 North County
 Distribution
 Center                 1996
 Pacific Business
 Center                 1996
 Santa Ana
 Distribution
 Center                 1994
Orlando, Florida
 33rd Street
 Industrial
 Center           1994, 1995, 1996
 Chancellor
 Distribution
 Center                 1994
 La Quinta
 Distribution
 Center                 1994
 Titusville
 Industrial
 Center                 1994
Phoenix, Arizona
 24th Street
 Industrial
 Center                 1994
 Alameda
 Distribution
 Center                 1992
 Hohokam 10
 Industrial
 Center                 1996
 I-10 West
 Business Center        1993
 Kyrene Commons
 Distribution
 Center                 1992
 Martin Van Buren
 Distribution
 Center              1993, 1994
 Papago
 Distribution
 Center                 1994
 Pima
 Distribution
 Center                 1993
 Tiger
 Distribution
 Center                 1994
 Watkins
 Distribution
 Center                 1995
Portland, Oregon
 Argyle
 Distribution
 Center                 1993

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                  ----------------------------------------------------------------------------------------------------------------
                                                                            GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                    INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                 --------------------    CAPITALIZED -------------------------------                       DATE OF
                  NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &                ACCUMULATED CONSTRUCTION/
   DESCRIPTION    BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)   ACQUISITION
   -----------    ------ ------- ------- ------------ -------------- ------- ------------ ---------- --------------- -------------
 Columbia
 Distribution
 Center                2             550        3,121            107     551        3,227      3,778           (231)       1994
 PDX Corporate
 Center North          7     (e)   2,405            -         10,698   2,542       10,561     13,103           (380)    1995, 1996
 Wilsonville
 Corporate Center      6     (e)   2,963            -         11,143   2,963       11,143     14,106           (301)    1995, 1996
Reno, Nevada
 Golden Valley
 Distribution
 Center                2           2,850            -         10,331   2,812       10,369     13,181              -        1996
 Meredith Kleppe
 Business Center       5           1,573        8,949            699   1,573        9,648     11,221           (991)       1993
 Pacific
 Industrial
 Center                4           2,501            -         10,519   2,501       10,519     13,020           (568)    1994, 1995
 Packer Way
 Business Center       3             458        2,604            408     458        3,012      3,470           (312)       1993
 Packer Way
 Distribution
 Center                2             506        2,879            164     506        3,043      3,549           (318)       1993
 Spice Island
 Distribution
 Center                1             435        2,466            648     435        3,114      3,549            (51)       1996
Rio Grande
Valley, Texas
 Rio Grande
 Distribution
 Center                5     (d)     527        2,987            480     527        3,467      3,994           (160)       1995
 Rio Grande
 Industrial
 Center                8     (d)   2,188       12,399          1,190   2,188       13,589     15,777           (664)       1995
Salt Lake City,
Utah
 Centennial
 Distribution
 Center                2           1,149            -          7,769   1,149        7,769      8,918           (281)       1995
 Clearfield
 Distribution
 Center                2           2,500       14,165            101   2,481       14,285     16,766           (471)       1995
 Ogden
 Distribution
 Center                1             463        2,625             50     463        2,675      3,138              -        1996
 Salt Lake
 International
 Distribution
 Center                2           1,364        2,792          7,520   1,364       10,312     11,676           (289)    1994, 1996
San Antonio,
Texas
 10711
 Distribution
 Center                2             582        3,301            473     582        3,774      4,356           (338)       1994
 Blossom Business
 Center                2             573        3,249            605     573        3,854      4,427           (182)       1995
 Coliseum
 Distribution
 Center                2           1,102        2,380         10,433   1,568       12,347     13,915           (728)    1994, 1995
 Distribution
 Drive Center          1             473        2,680            191     473        2,871      3,344           (382)       1992
 Downtown
 Distribution
 Center                1     (d)     241        1,364            255     241        1,619      1,860           (146)       1994
 I-10 Central
 Distribution
 Center                1             223        1,275            161     223        1,436      1,659           (202)       1992
 I-35 Business
 Center                4             663        3,773            350     663        4,123      4,786           (477)       1993
 Ison Business
 Center                3             648        3,674          1,146     648        4,820      5,468           (219)       1995
 Landmark One
 Distribution
 Center                1     (d)     341        1,933            251     341        2,184      2,525           (177)       1994
 Macro
 Distribution
 Center                1             225        1,282            139     225        1,421      1,646           (191)       1993

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                    -----------------------------------------------------------

                                                                            GROSS AMOUNTS AT
                                                                              WHICH CARRIED
                                    INITIAL COSTS              COSTS       AT CLOSE OF PERIOD
                                 --------------------    CAPITALIZED -------------------------------
                  NO. OF  ENCUM-           BUILDING &     SUBSEQUENT           BUILDING &                ACCUMULATED
DESCRIPTION       BLDGS. BRANCES    LAND IMPROVEMENTS TO ACQUISITION    LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
-----------       ------ ------- ------- ------------ -------------- ------- ------------ ---------- ---------------
 Northwest
 Corporate Center      6             609        3,453            341     609        3,794      4,403               -
 Perrin Creek
 Corporate Center      6           1,547            -          8,502   1,610        8,439     10,049            (216)
 San Antonio
 Distribution
 Center I             13           2,154       12,247          2,628   2,154       14,875     17,029          (1,881)
 San Antonio
 Distribution
 Center II             3             969            -          5,713     885        5,797      6,682            (429)
 San Antonio
 Distribution
 Center III            6           1,709        9,684            503   1,709       10,187     11,896            (210)
 Sentinel
 Business Center       6           1,276        7,230            797   1,276        8,027      9,303            (560)
 Woodlake
 Distribution
 Center                2             248        1,405             64     248        1,469      1,717            (134)
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                2           1,834            -          4,384   1,834        4,384      6,218              (2)
 Eastgate
 Distribution
 Center                1           2,204            -          5,151   2,204        5,151      7,355               -
Seattle,
Washington
 Andover East
 Business Center       2             535        3,033            198     535        3,231      3,766            (234)
 Fife Corporate
 Center                3           4,059            -          7,820   4,060        7,819     11,879               -
 Kent Corporate
 Center                2           2,882        1,987          8,246   3,154        9,961     13,115            (395)
 Van Doren's
 Distribution
 Center                1     (e)     895            -          3,343     977        3,261      4,238             (62)
South Bay (San
Francisco),
California
 Bayside Business
 Center                2     (e)   2,088            -          3,802   2,088        3,802      5,890             (24)
 Bayside
 Corporate Center      7     (e)   4,365            -         16,080   4,365       16,080     20,445            (454)
 Bayside Plaza I      12     (e)   5,212       18,008            393   5,216       18,397     23,613          (1,839)
 Bayside Plaza II      2     (e)     634            -          2,784     634        2,784      3,418            (342)
 Gateway
 Corporate Center     11  (d)(e)   7,575       24,746          4,432   7,575       29,178     36,753          (2,876)
 Shoreline
 Business Center       8     (e)   4,328       16,101            314   4,328       16,415     20,743          (1,634)
 Shoreline
 Business Center
 II                    2     (e)     922            -          4,595     922        4,595      5,517            (283)
 Spinnaker
 Business Center      12     (e)   7,043       25,220            662   7,043       25,882     32,925          (2,606)
 Thornton
 Business Center       5     (d)   3,988       11,706          6,072   3,989       17,777     21,766          (1,373)
 Trimble
 Distribution
 Center                5           2,836       16,067            606   2,836       16,673     19,509          (1,628)
Tampa, Florida
 Adamo
 Distribution
 Center                1             105          595            300     105          895      1,000             (24)
 Clearwater
 Distribution
 Center                2     (f)      92          524             48      92          572        664             (39)
                        DATE OF
                  CONSTRUCTION/
DESCRIPTION         ACQUISITION
-----------       --------------
 Northwest
 Corporate Center         1995
 Perrin Creek
 Corporate Center    1995, 1996
 San Antonio
 Distribution      1992, 1993,
 Center I             1994
 San Antonio
 Distribution
 Center II                1994
 San Antonio
 Distribution
 Center III               1996
 Sentinel
 Business Center          1994
 Woodlake
 Distribution
 Center                   1994
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                   1996
 Eastgate
 Distribution
 Center                   1996
Seattle,
Washington
 Andover East
 Business Center          1994
 Fife Corporate
 Center                   1996
 Kent Corporate
 Center                   1995
 Van Doren's
 Distribution
 Center                   1995
South Bay (San
Francisco),
California
 Bayside Business
 Center                   1996
 Bayside
 Corporate Center    1995, 1996
 Bayside Plaza I          1993
 Bayside Plaza II         1994
 Gateway
 Corporate Center    1993, 1996
 Shoreline
 Business Center          1993
 Shoreline
 Business Center
 II                       1995
 Spinnaker
 Business Center          1993
 Thornton
 Business Center     1993, 1996
 Trimble
 Distribution
 Center                   1994
Tampa, Florida
 Adamo
 Distribution
 Center                   1995
 Clearwater
 Distribution
 Center               1994

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                  -----------------------------------------------------------------------------------------------------
                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                     INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED  --------------------------------
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
   DESCRIPTION    BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
   -----------    ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
 Commerce Park
 Distribution
 Center                4         $    811   $    4,597       $    205  $    811   $    4,802 $    5,613       $    (342)
 Eastwood
 Distribution
 Center                1     (f)      122          690             36       122          726        848             (51)
 Joe's Creek
 Distribution
 Center                3     (f)      242        1,369            174       242        1,543      1,785            (102)
 Lakeland
 Distribution
 Center                1              938        5,313            541       938        5,854      6,792            (498)
 Orchid Lake
 Industrial
 Center                1               41          235             10        41          245        286             (17)
 Plant City
 Distribution
 Center                1     (f)      206        1,169             50       206        1,219      1,425             (86)
 Sabal Park
 Distribution
 Center                1              352            -          3,042       352        3,042      3,394             (26)
 Silo Bend
 Distribution
 Center                4     (f)    2,887       16,358            655     2,887       17,013     19,900          (1,131)
 Silo Bend
 Industrial
 Center                1     (f)      525        2,975            222       525        3,197      3,722            (226)
 St. Petersburg
 Service Center        1               35          197             21        35          218        253             (15)
 Tampa East
 Distribution
 Center               12     (f)    2,780       15,757          1,337     2,780       17,094     19,874          (1,165)
 Tampa East
 Industrial
 Center                2     (f)      332        1,880            104       332        1,984      2,316            (139)
 Tampa West
 Distribution
 Center               16  (d)(f)    3,341       19,046          1,663     3,400       20,650     24,050          (1,421)
 Tampa West
 Industrial
 Center                4     (f)      700        1,161          3,569       700        4,730      5,430            (119)
 Tampa West
 Service Center        4     (f)      970        5,501            273       971        5,773      6,744            (405)
Tulsa, Oklahoma
 52nd Street
 Distribution
 Center                1              340        1,924             64       340        1,988      2,328            (141)
 70th East
 Distribution
 Center                1              129          733            131       129          864        993             (54)
 East 55th Street
 Distribution
 Center                1     (f)      210        1,191             28       210        1,219      1,429             (88)
 Expressway
 Distribution
 Center                4              573        3,280            322       573        3,602      4,175            (405)
 Henshaw
 Distribution
 Center                3              500        2,829             70       499        2,900      3,399            (213)
Washington,
D.C./Baltimore
 Ardmore
 Distribution
 Center                3            1,431        8,110            231     1,431        8,341      9,772            (549)
 Ardmore
 Industrial
 Center                2              984        5,581            128       985        5,708      6,693            (381)
 Chantilly
 Distribution
 Center                1            1,650            -          9,352     2,103        8,899     11,002               -
 Concorde
 Industrial
 Center                4            1,538        8,717            319     1,538        9,036     10,574            (470)
 De Soto Business
 Park                  5     (d)    1,774       10,055            978     1,774       11,033     12,807            (170)
 Eisenhower
 Industrial
 Center                3            1,240        7,025            894     1,240        7,919      9,159            (515)
 Fleet
 Distribution
 Center                8            3,198       18,121            430     3,198       18,551     21,749            (558)
 Hampton Central
 Distribution
 Center                1              986            -          3,635       986        3,635      4,621             (59)
 Patapsco
 Distribution
 Center                1              270        1,528            499       270        2,027      2,297             (57)
 Sunnyside
 Industrial
 Center                3            1,541        8,733            947     1,541        9,680     11,221            (618)
 Other markets         9     (f)    2,703       16,583           (105)    2,825       16,356     19,181            (748)
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
   Total Operat-
   ing Properties    942         $352,574   $1,406,914       $515,196  $356,428   $1,918,256 $2,274,684       $(109,147)
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
                  -------------
                        DATE OF
                  CONSTRUCTION/
   DESCRIPTION      ACQUISITION
   -----------    -------------
 Commerce Park
 Distribution
 Center               1994
 Eastwood
 Distribution
 Center               1994
 Joe's Creek
 Distribution
 Center               1994
 Lakeland
 Distribution
 Center               1994
 Orchid Lake
 Industrial
 Center               1994
 Plant City
 Distribution
 Center               1994
 Sabal Park
 Distribution
 Center               1996
 Silo Bend
 Distribution
 Center               1994
 Silo Bend
 Industrial
 Center               1994
 St. Petersburg
 Service Center       1994
 Tampa East
 Distribution
 Center               1994
 Tampa East
 Industrial
 Center               1994
 Tampa West
 Distribution
 Center            1994, 1995
 Tampa West
 Industrial
 Center            1994, 1996
 Tampa West
 Service Center       1994
Tulsa, Oklahoma
 52nd Street
 Distribution
 Center               1994
 70th East
 Distribution
 Center               1994
 East 55th Street
 Distribution
 Center               1994
 Expressway
 Distribution
 Center               1993
 Henshaw
 Distribution
 Center               1994
Washington,
D.C./Baltimore
 Ardmore
 Distribution
 Center               1994
 Ardmore
 Industrial
 Center               1994
 Chantilly
 Distribution
 Center               1996
 Concorde
 Industrial
 Center               1995
 De Soto Business
 Park                 1996
 Eisenhower
 Industrial
 Center               1994
 Fleet
 Distribution
 Center               1996
 Hampton Central
 Distribution
 Center               1996
 Patapsco
 Distribution
 Center               1995
 Sunnyside
 Industrial
 Center               1994
                   1991, 1994,
 Other markets        1996
   Total Operat-
   ing Properties

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                  ------------------------------------------------------------------------------------------------------------------
                                                                              GROSS AMOUNTS AT
                                                                               WHICH CARRIED
                                     INITIAL COSTS              COSTS        AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED --------------------------------                       DATE OF
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT            BUILDING &                ACCUMULATED CONSTRUCTION/
  DESCRIPTION     BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION     LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)   ACQUISITION
  -----------     ------ ------- -------- ------------ -------------- -------- ------------ ---------- --------------- -------------
LAND UNDER DE-
VELOPMENT
Atlanta, Georgia
 Atlanta North
 East
 Distribution
 Center                          $  1,287   $        -       $    334 $  1,621   $        - $    1,621       $       -      1995
Charlotte, North
Carolina
 Charlotte
 Distribution
 Center                               695            -            483    1,178            -      1,178               -   1995, 1996
Chicago,
Illinois
 O'Hare Cargo
 Distribution
 Center                             3,557            -          1,615    5,172            -      5,172               -      1996
 North Avenue
 Distribution
 Center                             1,675            -             99    1,774            -      1,774               -      1996
Cincinnati, Ohio
 Princeton
 Distribution
 Center                      (d)      816            -            204    1,020            -      1,020               -      1996
Dallas/Fort
Worth, Texas
 Dallas
 Corporate
 Center                               615            -            310      925            -        925               -      1995
 Great Southwest
 Industrial
 Center II                            836            -              7      843            -        843               -      1996
East Bay (San
Francisco),
California
 Patterson Pass
 Business Center                      590            -            409      999            -        999               -      1996
Houston, Texas
 West by
 Northwest
 Industrial
 Center                               744            -             89      833            -        833               -      1993
Indianapolis,
Indiana
 Ameriplex
 Distribution
 Center                               634            -             55      689            -        689               -      1996
Kansas City,
Kansas/Missouri
 Platte Valley
 Ind Ctr                              416            -             44      460            -        460               -      1994
Las Vegas,
Nevada
 Black Mountain
 Distribution
 Center                             1,108            -             70    1,178            -      1,178               -      1995
 Las Vegas
 Corporate
 Center                      (e)      893            -            411    1,304            -      1,304               -   1993, 1995
Nashville,
Tennessee
 Interchange
 City
 Distribution
 Center                               369            -            558      927            -        927               -      1995

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                  -------------------------------------------------------------

                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                     INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED  --------------------------------
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
     DESCRIPTION  BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
     -----------  ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
Orange County,
California
 Mid-Counties
 Distribution
 Center                          $  3,360   $        -       $ (2,809) $    551   $        - $      551       $       -
 Pacific Business
 Center                             3,017            -            183     3,200            -      3,200               -
 Foothill
 Business Center                    1,841            -             68     1,909            -      1,909               -
Orlando, Florida
 Orlando Central
 Park                                 613            -             78       691            -        691               -
Portland, Oregon
 PDX Corporate
 Center North                       1,464            -            346     1,810            -      1,810               -
 The Evergreen
 Park                               2,241            -            788     3,029            -      3,029               -
Rio Grande
Valley, Texas
 Valley
 Industrial
 Center                               230            -            102       332            -        332               -
Salt Lake City,
Utah
 Centennial Dist
 Center                             2,115            -             39     2,154            -      2,154               -
San Antonio,
Texas
 Tri-County
 Distribution
 Center                               496            -            119       615            -        615               -
Seattle,
Washington
 Van Doren's
 Distribution
 Center                      (e)    1,670            -            212     1,882            -      1,882               -
Tampa, Florida
 Sabal Park
 Distribution
 Center                               428            -             76       504            -        504               -
Washington,
DC/Baltimore
 Airport Commons
 Distribution
 Center                             2,320            -             37     2,357            -      2,357               -
 Chantilly
 Distribution
 Center                               592            -            677     1,269            -      1,269               -
 Hampton Central
 Distribution
 Center                               880            -            359     1,239            -      1,239               -
                                 --------   ----------       --------  --------   ---------- ----------       ---------
   Total Land
   Under
   Development                   $ 35,502            -       $  4,963  $ 40,465            - $   40,465               -
                                 --------   ----------       --------  --------   ---------- ----------       ---------
                        DATE OF
                  CONSTRUCTION/
     DESCRIPTION    ACQUISITION
     -----------  -------------
Orange County,
California
 Mid-Counties
 Distribution
 Center                1995
 Pacific Business
 Center                1995
 Foothill
 Business Center       1995
Orlando, Florida
 Orlando Central
 Park                  1996
Portland, Oregon
 PDX Corporate
 Center North          1996
 The Evergreen
 Park                  1996
Rio Grande
Valley, Texas
 Valley
 Industrial
 Center                1996
Salt Lake City,
Utah
 Centennial Dist
 Center                1996
San Antonio,
Texas
 Tri-County
 Distribution
 Center                1996
Seattle,
Washington
 Van Doren's
 Distribution
 Center                1994
Tampa, Florida
 Sabal Park
 Distribution
 Center                1995
Washington,
DC/Baltimore
 Airport Commons
 Distribution
 Center                1996
 Chantilly
 Distribution
 Center                1995
 Hampton Central
 Distribution
 Center                1994
   Total Land
   Under
   Development

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                   ------------------------------------------------------------

                                                                                GROSS AMOUNTS AT
                                                                                 WHICH CARRIED
                                      INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                  ---------------------    CAPITALIZED  --------------------------------
                   NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
     DESCRIPTION   BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
     -----------   ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
  LAND HELD FOR
  DEVELOPMENT
  -------------
Atlanta, Georgia
 Atlanta West
 Distribution
 Center                           $    750 $          -       $      1  $    751   $        - $      751       $       -
 Atlanta NE
 Distribution
 Center                                520            -            266       786            -        786               -
 Clark Howell
 Road
 Distribution
 Center                              1,679            -            126     1,805            -      1,805               -
 Riverside
 Distribution
 Center                              1,378            -            119     1,497            -      1,497               -
Austin, Texas
 Corridor Park
 Corporate Center                      585            -            727     1,312            -      1,312               -
 Southpark
 Corporate Center                      526            -             62       588            -        588               -
 Walnut Creek
 Corporate Center                    1,029            -             32     1,061            -      1,061               -
Charlotte, North
Carolina
 Charlotte
 Distribution
 Center                              1,599            -              -     1,599            -      1,599               -
Chicago, Illinois
 North Avenue
 Distribution
 Center                              1,524            -             73     1,597            -      1,597               -
 O'Hare Cargo
 Distribution
 Center                              2,216            -            655     2,871            -      2,871               -
Cincinnati, Ohio
 Sharonville
 Distribution
 Center                              1,780            -             35     1,815            -      1,815               -
 Princeton
 Distribution
 Center                                436            -             (1)      435            -        435               -
Columbus, Ohio
 Capital Park
 South
 Distribution
 Center                                909            -            320     1,229            -      1,229               -
 International
 Street Commerce
 Center                                555            -             27       582            -        582               -
Dallas/Fort
Worth, Texas
 Dallas Corporate
 Center                              1,534            -              -     1,534            -      1,534               -
 Freeport
 Distribution
 Center                                414            -              1       415            -        415               -
 GSW Distribution
 Center                              1,539            -              -     1,539            -      1,539               -
Denver, Colorado
 Upland
 Distribution
 Center I                            1,128            -             17     1,145            -      1,145               -
                            DATE OF
                      CONSTRUCTION/
     DESCRIPTION        ACQUISITION
     -----------   ---------------------
  LAND HELD FOR
  DEVELOPMENT
  -------------
Atlanta, Georgia
 Atlanta West
 Distribution
 Center                      1994
 Atlanta NE
 Distribution
 Center                      1995
 Clark Howell
 Road
 Distribution
 Center                      1996
 Riverside
 Distribution
 Center                      1996
Austin, Texas
 Corridor Park
 Corporate Center            1994
 Southpark
 Corporate Center            1996
 Walnut Creek
 Corporate Center         1994, 1996
Charlotte, North
Carolina
 Charlotte
 Distribution
 Center                   1995, 1996
Chicago, Illinois
 North Avenue
 Distribution
 Center                      1996
 O'Hare Cargo
 Distribution
 Center                      1996
Cincinnati, Ohio
 Sharonville
 Distribution
 Center                      1996
 Princeton
 Distribution
 Center                      1996
Columbus, Ohio
 Capital Park
 South
 Distribution
 Center                1994, 1995, 1996
 International
 Street Commerce
 Center                      1996
Dallas/Fort
Worth, Texas
 Dallas Corporate
 Center                      1995
 Freeport
 Distribution
 Center                      1996
 GSW Distribution
 Center                      1996
Denver, Colorado
 Upland
 Distribution
 Center I                    1994

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                   ------------------------------------------------------------

                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                      INITIAL COSTS              COSTS        AT CLOSE OF PERIOD
                                  ---------------------    CAPITALIZED --------------------------------
                   NO. OF  ENCUM-            BUILDING &     SUBSEQUENT            BUILDING &                ACCUMULATED
     DESCRIPTION   BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION     LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
     -----------   ------ ------- -------- ------------ -------------- -------- ------------ ---------- ---------------
East Bay (San
Francisco), Cali-
fornia
 Patterson Pass
 Business Center                  $    920   $        -       $    597 $  1,517   $        - $    1,517       $       -
El Paso, Texas
 Northwestern
 Corporate Center                    3,455            -          2,853    6,308            -      6,308               -
 Vista Corporate
 Center                                351            -            123      474            -        474               -
 Vista Del Sol
 Industrial
 Center                              2,923            -            191    3,114            -      3,114               -
Fort
Lauderdale/Miami,
Florida
 Port 95
 Distribution
 Center I                            8,419            -              -    8,419            -      8,419               -
Houston, Texas
 West by
 Northwest
 Industrial
 Center                              1,859            -            203    2,062            -      2,062               -
Indianapolis, In-
diana
 North by
 Northeast
 Distribution
 Center                                437            -             54      491            -        491               -
 Plainfield Park                     1,967            -            656    2,623            -      2,623               -
Las Vegas, Nevada
 Black Mountain
 Distribution
 Center                              2,845            -            117    2,962            -      2,962               -
 Las Vegas
 Corporate Center             (e)    2,772            -            248    3,020            -      3,020               -
Louisville, Ken-
tucky
 Riverport
 Distribution
 Center                                539            -             47      586            -        586               -
Los Angeles Ba-
sin, California
 Foothills
 Business Center                    11,350            -            174   11,524            -     11,524               -
Nashville, Ten-
nessee
 Nashville/l-24
 Distribution
 Center                                776            -             90      866            -        866               -
Orlando, Florida
 Orlando Central
 Park                                4,007            -             30    4,037            -      4,037               -
Phoenix, Arizona
 Kyrene Commons
 Distribution
 Center                              2,530            -             46    2,576            -      2,576               -
Portland, Oregon
 The Evergreen
 Park                                2,235            -              -    2,235            -      2,235               -
                         DATE OF
                   CONSTRUCTION/
     DESCRIPTION     ACQUISITION
     -----------   -------------
East Bay (San
Francisco), Cali-
fornia
 Patterson Pass
 Business Center        1996
El Paso, Texas
 Northwestern
 Corporate Center    1991, 1992
 Vista Corporate
 Center                 1993
 Vista Del Sol
 Industrial
 Center              1994, 1996
Fort
Lauderdale/Miami,
Florida
 Port 95
 Distribution
 Center I               1996
Houston, Texas
 West by
 Northwest
 Industrial
 Center                 1993
Indianapolis, In-
diana
 North by
 Northeast
 Distribution
 Center                 1994
 Plainfield Park        1996
Las Vegas, Nevada
 Black Mountain
 Distribution
 Center              1995, 1996
 Las Vegas
 Corporate Center       1995
Louisville, Ken-
tucky
 Riverport
 Distribution
 Center                 1996
Los Angeles Ba-
sin, California
 Foothills
 Business Center     1995, 1996
Nashville, Ten-
nessee
 Nashville/l-24
 Distribution
 Center                 1996
Orlando, Florida
 Orlando Central
 Park                   1996
Phoenix, Arizona
 Kyrene Commons
 Distribution
 Center              1992, 1996
Portland, Oregon
 The Evergreen
 Park                   1996

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)
                   ------------------------------------------------------------

                                                                               GROSS AMOUNTS AT
                                                                                WHICH CARRIED
                                     INITIAL COSTS              COSTS         AT CLOSE OF PERIOD
                                 ---------------------    CAPITALIZED  --------------------------------
                  NO. OF  ENCUM-            BUILDING &     SUBSEQUENT             BUILDING &                ACCUMULATED
   DESCRIPTION    BLDGS. BRANCES     LAND IMPROVEMENTS TO ACQUISITION      LAND IMPROVEMENTS TOTAL(A,B) DEPRECIATION(C)
   -----------    ------ ------- -------- ------------ --------------  -------- ------------ ---------- ---------------
Reno, Nevada
 Golden Valley
 Distribution
 Center                          $    609   $        -       $  1,601  $  2,210   $        - $    2,210       $       -
Rio Grande
Valley, Texas
 Rio Grande
 Industrial
 Center                               429            -             10       439            -        439               -
Salt Lake City,
Utah
 Salt Lake
 International
 Distribution
 Center                             1,804            -             16     1,820            -      1,820               -
 Centennial
 Distribution
 Center                             2,726            -             46     2,772            -      2,772               -
San Antonio,
Texas
 Coliseum
 Distribution
 Center                               651            -            326       977            -        977               -
 Perrin Creek
 Corporate Center                   2,637            -            153     2,790            -      2,790               -
 San Antonio
 Distribution
 Center III                         1,290            -             13     1,303            -      1,303               -
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                             1,899            -             40     1,939            -      1,939               -
Seattle,
Washington
 Van Doren's
 Distribution
 Center                      (e)    1,138            -            110     1,248            -      1,248               -
South Bay (San
Francisco),
California
 Mowry Business
 Center                             5,931            -            103     6,034            -      6,034               -
Tampa, Florida
 Sabal Park
 Distribution
 Center                             1,694            -             95     1,789            -      1,789               -
 Tampa East
 Distribution
 Center                             3,528            -              7     3,535            -      3,535               -
Washington,
DC/Baltimore
 Hampton Central
 Distribution
 Center                             1,298            -             (2)    1,296            -      1,296               -
 Meadowridge
 Distribution
 Center                             5,617            -            172     5,789            -      5,789               -
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
   Total Land
   Held for
   Development                   $ 98,737            -       $ 10,579  $109,316            - $  109,316               -
                     ---         --------   ----------       --------  --------   ---------- ----------       ---------
Grand Total                      $486,813   $1,406,914       $530,738  $506,209   $1,918,256 $2,424,465       $(109,147)
                     ===         ========   ==========       ========  ========   ========== ==========       =========
                        DATE OF
                  CONSTRUCTION/
   DESCRIPTION      ACQUISITION
   -----------    -------------
Reno, Nevada
 Golden Valley
 Distribution
 Center                 1995
Rio Grande
Valley, Texas
 Rio Grande
 Industrial
 Center                 1995
Salt Lake City,
Utah
 Salt Lake
 International
 Distribution
 Center              1994, 1995
 Centennial
 Distribution
 Center                 1996
San Antonio,
Texas
 Coliseum
 Distribution
 Center                 1994
 Perrin Creek
 Corporate Center       1996
 San Antonio
 Distribution
 Center III             1996
San Diego,
California
 Carmel Mountain
 Ranch Industrial
 Center                 1995
Seattle,
Washington
 Van Doren's
 Distribution
 Center                 1994
South Bay (San
Francisco),
California
 Mowry Business
 Center                 1996
Tampa, Florida
 Sabal Park
 Distribution
 Center                 1995
 Tampa East
 Distribution
 Center                 1994
Washington,
DC/Baltimore
 Hampton Central
 Distribution
 Center                 1994
 Meadowridge
 Distribution
 Center                 1996
   Total Land
   Held for
   Development
Grand Total

                       SECURITY CAPITAL INDUSTRIAL TRUST

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

--------
(a) Reconciliation of total cost to balance sheet caption at December 31, 1996 (in thousands):

      total per schedule III            $2,424,465
      construction in process               77,506
      capitalized preacquisition costs       6,776
                                        ----------
          Total real estate             $2,508,747(g)
                                        ==========

(b) The aggregate cost for Federal income tax purposes was approximately $2,340,922,000.

(c) Buildings are depreciated over their estimated useful lives (30 years for acquisitions, 40 years for developments).

(d) $165,049,812 of these properties are pledged as collateral for $91,756,998 in mortgage notes payable.

(e) $219,627,378 of these properties are subject to lien under $12,170,468 of net assessment bonds payable.

(f) $68,139,988 of these properties are pledged as collateral for $27,685,408 and $8,339,169 in first and second priority mortgage notes, respectively.

(g) A summary of activity for real estate and accumulated depreciation is as follows:

                                                            -------------
                                                                DECEMBER 31,
                                                                        1996
                                                              (IN THOUSANDS)
                                                              --------------
      Real Estate
        Balance at beginning of year                              $1,827,670
        Additions:
          Acquisitions/Completions                                   649,049
          Improvements                                                43,568
        Cost of real estate sold                                      (7,863)
        Change in construction in process                             (3,452)
        Change in capitalized preacquisition costs                      (225)
                                                                  ----------
        Balance at end of year                                    $2,508,747
                                                                  ==========
      Accumulated Depreciation
        Balance at beginning of year                              $   56,406
        Depreciation expense                                          52,919
        Accumulated depreciation associated with real estate
         sold                                                           (178)
                                                                  ----------
        Balance at end of year                                    $  109,147
                                                                  ==========

                          SECURITY CAPITAL U.S. REALTY

                                AUDITORS' REPORT

To the Shareholders of
SECURITY CAPITAL U.S. REALTY
Luxembourg

We have audited the consolidated financial statements, which consist of the consolidated statement of net assets, the consolidated statement of operations, the consolidated statement of changes in net assets, the consolidated statement of cash flows, the consolidated statement of changes in shares outstanding, the consolidated financial highlights for the year, the consolidated schedules of investments and the notes to the consolidated financial statements of Security Capital U.S. Realty (the "Company") as of and for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Board of Directors of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing (which are substantially consistent with US generally accepted auditing standards). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors of the Company in preparing the consolidated financial statements, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the attached consolidated financial statements described above give, in conformity with the legal requirements and United States generally accepted accounting principles, a true and fair view of the financial position of the Company at December 31, 1996 and of the results of its operations and changes in its net assets for the year then ended.

Supplementary information included in this annual financial report has been reviewed in the context of our mandate but has not been subject to specific audit procedures carried out in accordance with the standards described above. Consequently, we express no opinion on such information. We have no observation to make concerning such information in the context of the consolidated financial statements taken as a whole.

Price Waterhouse                      Jean-Robert Lentz
                                      Reviseur d'enterprises

Luxembourg, February 28, 1997

                          SECURITY CAPITAL U.S. REALTY

                      CONSOLIDATED STATEMENT OF NET ASSETS

                              AT DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

ASSETS
STRATEGIC INVESTMENTS:
 CarrAmerica, at market/fair value (cost $428,416)            554,573
 Pacific Retail, at fair value (cost $210,315)                209,091
 Regency, at market value (cost $67,098)                       98,986
 Storage USA, at market value (cost $271,883)                 321,745
SPECIAL OPPORTUNITY INVESTMENTS:
 Publicly traded positions, at market value (cost $178,008)   223,745
 Security Capital, at fair value (cost $22,500)                22,500
                                                            ---------
                                                            1,430,640
                                                            ---------
Cash and cash equivalents                                      54,957
Accounts receivable and prepayments                             8,294
Interest receivable from affiliate                                366
                                                            ---------
TOTAL ASSETS                                                 1,494,257
                                                            ---------
LIABILITIES
Accounts payable and accrued expenses                           2,651
Operating advisor fee payable                                   2,614
Taxes payable                                                     393
Line of credit                                                169,500
                                                            ---------
TOTAL LIABILITIES                                              175,158
                                                            ---------
TOTAL NET ASSETS (SHAREHOLDERS' EQUITY)                      1,319,099
                                                            =========
NET ASSETS ARE COMPRISED OF:
 Paid in capital                                            1,050,184
 Undistributed net investment income                           13,015
 Undistributed realised gain                                    3,480
 Unrealised appreciation on investments                       252,420
                                                            ---------
                                                             1,319,099
                                                            =========
Represented by 96,492,710 shares outstanding
NET ASSET VALUE PER SHARE                                        13.67


   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

   CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

INVESTMENT INCOME

Dividends from strategic investments:
 CarrAmerica (net of withholding tax of $2,015)                        11,552
 Pacific Retail (net of withholding tax of $1,359)                      8,123
 Regency Realty (net of withholding tax of $115)                          658
 Storage USA (net of withholding tax of $1,292)                         7,408
                                                                    ---------
                                                                       27,741
Dividends from publicly-traded investments (net of withholding tax
 of $770)                                                               4,422
                                                                    ---------
                                                                       32,163
Interest and other income                                               2,673
                                                                    ---------
TOTAL INVESTMENT INCOME                                                34,836
                                                                    ---------
EXPENSES
Operating advisor fees                                                  8,041
Custodian fees                                                            318
Professional expenses                                                     431
Offering expenses                                                         592
Directors fees                                                             57
Administrative expenses                                                   845
Amortisation of formation expenses                                      1,654
Formation expenses                                                        172
Line of credit arrangement fees                                         2,991
Taxes                                                                     628
Interest on line of credit                                              6,168
                                                                    ---------
TOTAL EXPENSES                                                         21,897
NET INVESTMENT INCOME                                                  12,939
Realised gains on publicly-traded investments                           3,480
Increase in appreciation on investments                               252,294
                                                                    ---------
Increase in net assets resulting from operations                      268,713
                                                                    =========



   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

   CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

OPERATING ACTIVITIES:
 Net Income                                                         268,713
 Adjustments to reconcile net income to net cash provided by op-
  erating activities:
  Movement in unrealised gain                                      (252,294)
  Amortisation of formation expenses                                  1,654
  Changes in operating assets and liabilities:
   Accounts receivable and prepayments                               (8,289)
   Interest receivable from affiliate                                  (366)
   Accounts payable and accrued expenses                              2,426
   Operating advisor fees payable                                     2,594
   Other liabilities                                                    386
                                                                 ----------
Net cash provided by operating activities                            14,824
                                                                 ----------
INVESTING ACTIVITIES:
 Investments in Strategic Positions:
  CarrAmerica                                                      (428,416)
  Pacific Retail                                                   (157,255)
  Regency                                                           (67,098)
  Storage USA                                                      (271,883)
 Investments in Publicly-traded Positions                          (176,413)
 Investments in Security Capital                                    (22,500)
                                                                 ----------
Net cash used in investing activities                            (1,123,565)
                                                                 ----------
FINANCING ACTIVITIES:
 Proceeds from public and private offerings                         987,238
 Proceeds from line of credit                                       376,500
 Repayment of line of credit                                       (207,000)
                                                                 ----------
Net cash provided by financing activities                         1,156,738
                                                                 ----------
Net increase in cash and cash equivalents                            47,997
Cash and cash equivalents, beginning of the year                      6,960
                                                                 ----------
Cash and cash equivalents, end of the year                           54,957
                                                                 ==========


   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

                CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
              FOR THE YEAR/PERIOD ENDED DECEMBER 31, 1996 AND 1995

              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                             ----------
                                                        1996       1995
                                                  ---------  ---------
Net investment income                                12,939         76
Realised gains on publicly-traded investments         3,480          0
Increase in appreciation on investments             252,294        126
                                                  ---------  ---------
Increase in net assets resulting from operations    268,713        202
Paid-in subscriptions                               987,238     62,946
                                                  ---------  ---------
Increase in net assets during the year/period     1,255,951     63,148
Net assets at the beginning of the year/period       63,148          0
                                                  ---------  ---------
Net assets at the end of the year/period          1,319,099     63,148
                                                  =========  =========
Net Asset Value per share on December 31, 1996        13.67      10.03

            CONSOLIDATED STATEMENT OF CHANGES IN SHARES OUTSTANDING
              FOR THE YEAR/PERIOD ENDED DECEMBER 31, 1996 AND 1995

                                       NUMBER OF SHARES
                                     ---------------------
                                           1996       1995
                                     ---------- ---------
At the beginning of the year/period   6,294,573         0
Issued during the year/period        90,198,137 6,294,573
                                     ---------- ---------
At the end of the year/period        96,492,710 6,294,573
                                     ========== =========

                   CONSOLIDATED FINANCIAL HIGHLIGHTS FOR THE
                  YEAR/PERIOD ENDED DECEMBER 31, 1996 AND 1995
                                (EXPRESSED IN $)

                                                                1996       1995
                                                          ---------  ---------
Per share data:
Net asset value beginning of the year/period                  10.03       0.00
Paid-in capital                                                0.00      10.00
Net investment income                                          0.12       0.01
Net change in unrealised appreciation and realised gains
 on investments in year/period                                 3.52       0.02
                                                          ---------  ---------
Net asset value at the end of the year/period                 13.67      10.03
                                                          =========  =========


   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

          CONSOLIDATED SCHEDULE OF INVESTMENTS IN STRATEGIC POSITIONS

                              AT DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

                 -----------------------------------------------------------------------------------
                                              NUMBER OF               MARKET/FAIR         PERCENTAGE
STRATEGIC INVESTEES       SECURITY TYPE     SHARES HELD        COST         VALUE      OF NET ASSETS
-------------------   ------------------- --------------  ----------- -----------      -------------
CarrAmerica                  Common Stock      18,515,307     415,416     541,573              41.1%
CarrAmerica               Preferred Stock        520,000       13,000      13,000               0.9%
Pacific Retail               Common Stock     20,909,091      210,315     209,091              15.9%
Regency                      Common Stock      3,770,900       67,098      98,986               7.5%
Storage USA                  Common Stock      8,551,354      271,883     321,745              24.4%
TOTAL INVESTMENTS IN STRATEGIC POSITIONS AT MARKET VALUE (FOR
PUBLICLY-
                                                                       ---------
TRADED COMPANIES) AND ESTIMATED FAIR VALUE (FOR UNTRADED COM-
PANIES)                                                                 1,184,395
                                                                       ---------

     CONSOLIDATED SCHEDULE OF INVESTMENTS IN SPECIAL OPPORTUNITY POSITIONS

                              AT DECEMBER 31, 1996
              (EXPRESSED IN $, IN THOUSANDS EXCEPT PER SHARE DATA)

                                          ------------------------------------
                                    NUMBER OF        MARKET/FAIR    PERCENTAGE
PROPERTY TYPE                     SHARES HELD   COST       VALUE OF NET ASSETS
-------------                     ----------- ------ ----------- -------------
Companies in which USREALTY owns
 a 5% or greater interest:
NONE
Companies in which USREALTY owns
 less than 5% interest:
Multifamily                         2,386,900 49,749      59,935          4.5%
Office/Industrial                   2,690,900 65,472      87,946          6.7%
Retail                              3,215,800 62,787      75,864          5.8%
                                                      ---------
Total investments in publicly-
 traded companies at market
 value:                                                  223,745
Investment in Security Capital                22,500      22,500          1.7%
TOTAL INVESTMENTS IN SPECIAL OPPORTUNITY POSITIONS
AT MARKET VALUE (FOR PUBLICLY-
                                                      ---------
TRADED COMPANIES) AND ESTIMATED FAIR VALUE (FOR
UNTRADED COMPANIES):                                     246,245
                                                      ---------

A detailed schedule of portfolio changes for the year ended December 31, 1996 is available free of charge upon request at the registered office.



   The accompanying notes form an integral part of the financial statements.

                          SECURITY CAPITAL U.S. REALTY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                              AT DECEMBER 31, 1996

NOTE 1--ORGANISATION

Security Capital U.S. Realty (the "Company") is a Luxembourg real estate corporation organised as a "Societe d'Investissement a Capital Variable" ("SICAV"), an investment company with variable capital. The Company was formed on July 7, 1995 for the purpose of owning and operating United States of America real estate primarily through companies in which it has a strategic ownership position. The Company owns its assets through its wholly owned Luxembourg subsidiary, Security Capital Holdings S.A. ("HOLDINGS"). All accounts of HOLDINGS have been consolidated with the Company and all significant intercompany transactions have been eliminated upon consolidation. References herein to USREALTY are to the consolidated entity consisting of Security Capital U.S. Realty and Security Capital Holdings S.A., unless noted otherwise.

The Company expects to request shareholder approval in the first half of 1997 to convert to a Societe d'Investissement a Capital Fixe, an investment company with fixed capital, which should not materially alter the Company's operations or prospects.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States and with Luxembourg regulatory requirements.

A. Market Value/Fair Value Basis of Presentation:
USREALTY accounts for its investments at market value or estimated fair value (depending on whether the investment is publicly traded or not) as management believes market/fair value more accurately reflects USREALTY's financial position and results of operations as a real estate business. Thus, USREALTY's investments in publicly traded companies are valued at market determined by using closing market prices as of the balance sheet date. Investments in private companies are valued at fair value generally determined at cost, or an appropriate lower value if the investment is not progressing as envisioned. If substantial additional capital is raised by the investee from independent third parties in a private placement, then USREALTY values its investment at the price at which that capital was raised when a substantial percentage of the new subscriptions have been funded. Untraded convertible securities are carried at their principal amount until convertible at an ascertainable value. The CarrAmerica convertible preferred each are convertible into one share of CarrAmerica common stock beginning April 1997, at which time they will be reflected at their conversion value.

Under market/fair value accounting, unrealised gains or losses are determined by comparing market/fair value of the securities held to the cost of such securities. Unrealised gains or losses relating to changes in market/fair value of USREALTY's investments are reported as a component of net earnings. Deferred income taxes, if any, are recorded at the applicable statutory rate as the estimate of taxes payable as if such gains were realised. Under current tax laws, and in light of USREALTY's operating methods and plans, USREALTY's investment gains generally are not subject to income taxes.

USREALTY's investments are generally long-term and USREALTY does not intend to sell securities simply to realise gain thereon (other than in the case of selected special opportunity investments).

At December 31, 1996, 17.1% of USREALTY's investments were private or untraded securities valued at their fair value as determined by the Board of Directors, using the methodology described above. This value may differ from the value that would have been used had a trading market for these shares existed. The valuation of assets assumes that any assets disposed of would be sold in an orderly process; any forced sale of assets under short-term pressures, which is not foreseen, could adversely affect realisable values.

B. Accounting for Investments and Income
All purchases and sales of publicly traded securities are recorded as of the trade date (being the date that USREALTY's broker actually executes an order to buy or sell). Purchases and sales of unlisted securities are recorded as of the date the actual purchase or sale is completed. Dividend income is recorded on the ex-dividend date for each dividend declared by an issuer. Dividends received are presented net of withholding taxes, which totalled $5.6 million during the twelve months ended December 31, 1996. The withholding tax is stated net of

                          SECURITY CAPITAL U.S. REALTY
estimated refunds of $56,573. HOLDINGS is entitled to the refunds as the withholding tax is not levied on the portion of dividends which is a return of capital. Interest income (including interest on convertible subordinated debentures issued by Security Capital Group Incorporated ("Security Capital")) is recorded on the accrual basis. Interest received is also stated net of withholding taxes, of which there were none in 1996. Realised gains and losses on sales of shares are determined on the average cost method.

C. Cash and Cash Equivalents
USREALTY considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

NOTE 3--INVESTMENTS

USREALTY will aim to have 65% to 85% of its assets deployed in strategic ownership positions ("Strategic Investments"), and 10% to 35% invested in special opportunity ownership positions, including up to 10% in securities of Security Capital.

A. Strategic Investments
Strategic investments represent significant (minimum of 25% to a general maximum of 49% of each issuer's fully diluted common stock outstanding) equity ownership positions in public companies, or in private companies that will be positioned to be taken public. With private companies which USREALTY sponsors, it will frequently own substantially more than 50% of the voting shares until such companies become publicly traded, at which time USREALTY's ownership will begin to be diluted until it reaches 35% to 45% ownership levels. USREALTY will be the largest shareholder of its strategic investees, have representation on their Boards of Directors, and influence their operations and strategy. Strategic investees are characterised by the perceived potential for a superior market niche and the ultimate potential for market preeminence with a focused strategy and product.

B. Special Opportunity Investments
(i) PUBLICLY-TRADED INVESTMENTS

"Publicly-Traded Investments" consist of ownership positions of less than 10% of the fully diluted stock in publicly-traded United States real estate investment trusts ("US REITS") and real estate companies. Publicly-traded investments have and will take the form of either direct investments in, or public market purchases of, shares of companies that USREALTY believes possess the requisite fundamentals to generate strong cash flow growth and/or value appreciation.

At December 31, 1996, USREALTY had $223.7 million (market value) of publicly-traded investments in thirteen companies. From time to time, when deemed appropriate, USREALTY may seek to increase a publicly-traded investment to a strategic investment.

(ii) INVESTMENT IN SECURITY CAPITAL GROUP INCORPORATED.

USREALTY has a Special Opportunity Investment in securities of Security Capital which, through wholly owned subsidiaries, owned approximately 39.4% of USREALTY's total subscribed shares at December 31, 1996 (and may from time to time purchase further shares on the open market and in new USREALTY offerings) and is the sole shareholder of USREALTY's Operating Advisor. The purpose of this investment is to provide USREALTY with the benefit of exposure to specific niches within the apartment and industrial real estate sectors, as well as the diversification benefits of fee income through Security Capital's real estate services and advisory activities. USREALTY intends to invest up to 10% of its assets in securities of Security Capital. USREALTY's investments in such securities will primarily be made in general offerings by Security Capital, on the same terms and conditions as all other investors in such offerings. To a lesser extent, USREALTY may negotiate purchases from independent third parties on an arm's-length basis. When and if Security Capital becomes traded on a recognised securities market, USREALTY may purchase Security Capital securities from third parties in open-market transactions. At December 31, 1996, USREALTY had funded $22.5 million (representing 10,724.5 common shares and $11.25 million principal amount of 6.5% convertible subordinated debentures due 2016) out of a total commitment of $110 million. The remaining commitment is expected to be funded in the first half of 1997.

                          SECURITY CAPITAL U.S. REALTY

NOTE 4--ACCOUNTS RECEIVABLE AND PREPAYMENTS

A. Deferred Costs
The Company expensed formation costs of $1,654,000 in 1996, which should have been amortized over the useful life of 5 years under US GAAP. Additionally, the Company expensed line of credit fees of $3.7 million in 1996 related to costs incurred in connection with arranging USREALTY's $300 million line of credit while US GAAP would require such costs to be amortized over the term of the line of credit of 3 years. These departures from US GAAP in these financial statements are not considered material given that the total effect is approximately 1% of "Increase in net assets resulting from operations".

B. Accounts Receivable
The amounts included within accounts receivable and prepayments are as follows:

                                                ---------------------
                                                    DECEMBER 31,
                                                ---------------------
                                                      1996       1995
                                                ---------  ---------
                                                  (IN THOUSANDS $)
      Dividends                                     8,236
      Debenture Interest from Security Capital        366
      Formation Expenses                                -      1,654
      Refund of withholding tax                        56
      Other                                             2          6
                                                ---------  ---------
                                                    8,660      1,660
                                                =========  =========

NOTE 5--ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                ---------------------
                                                    DECEMBER 31,
                                                ---------------------
                                                      1996       1995
                                                ---------  ---------
                                                  (IN THOUSANDS $)
      Offering expenses                             1,090
      Interest Payable                                646          -
      Amount payable to Security Capital              217
      Custodian Fees                                  127
      Other                                           571        224
                                                ---------  ---------
                                                    2,651        224
                                                =========  =========

The offering expenses accruals are covered by the commission received during the November 1996 offering.

NOTE 6--ADVISORY AGREEMENT AND OPERATING EXPENSES

USREALTY has an advisory agreement with Security Capital (EU) Management S.A. (the "Operating Advisor"), a wholly-owned subsidiary of Security Capital. This agreement requires the Operating Advisor to provide USREALTY with advice with respect to the investment of assets of USREALTY. The Operating Advisor has agreed to identify tangible investment opportunities in U.S. real estate companies and evaluate such companies' competitive positions, management expertise, strategic direction, financial strength and their prospects for long-term sustainable per share cash flow growth. The Operating Advisor will also advise USREALTY on obtaining board and committee representation and management rights. The agreement is for a two-year term expiring July 1997. The agreement automatically renews for successive two-year periods unless either party gives notice they will not renew. The Operating Advisor subcontracts for certain services through its wholly-owned affiliate, Security Capital (UK) Management Limited (based in London), and another Security Capital subsidiary, Security Capital Investment Research Incorporated (based in Chicago). The Operating Advisor is entitled to a management fee, payable quarterly, at an annual rate of 1.25% of gross invested assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents. The amounts accrued at December 31, 1996 represent two months' fees. USREALTY pays its own third-party operating and administrative expenses and transaction costs, provided that the Operating Advisor's fee will be reduced to the extent that third-party operating and administrative expenses (but not transaction costs) exceed 0.25% of assets, excluding Security Capital securities, per annum. Such third-party operating and administrative costs were 0.19% per annum in 1996.

                          SECURITY CAPITAL U.S. REALTY

USREALTY pays to the Custodian, Paying Agent, Domiciliary and Corporate Agent as well as the Registrar and Transfer Agent, a fee in accordance with usual practice in Luxembourg. Such fees are payable quarterly and are based on USREALTY's gross assets.

NOTE 7--TAXATION

The Company, as separate from HOLDINGS, is not liable for any Luxembourg tax on income. The Company is liable in Luxembourg for a capital tax of 0.06% per annum of its net asset value. Cash dividends and interest received by the Company or HOLDINGS on their investments may be subject to non-recoverable withholding or other taxes in the countries of origin. U.S. withholding tax rates of 15% were in effect for 1996. These are proposed to be increased to 30% based on a new tax treaty; however, the proposed increase is the subject of U.S. Senate committee review, and may not go into effect. If approved, the increase would probably become effective January 1, 1999. Management does not believe such an increase would materially adversely affect growth in net asset value per share.

HOLDINGS, an ordinary corporate taxpayer under Luxembourg law, owns substantially all of the consolidated group's interests in US REITs. Corporations which are resident Luxembourg taxpayers are taxed on their worldwide net income, determined on the basis of gross income less cost incurred. Certain items of income and capital gains are excluded from the calculation of income received for tax purposes, including income and capital gains from certain investments which meet certain holding period (generally one calendar year) and size requirements. HOLDINGS attempts to operate so as to have the highest possible percentage of its investments qualify for the exclusion. Interest accrued on advances from the Company to HOLDINGS are deducted in determining HOLDINGS's taxable income.

Income paid from HOLDINGS to the Company is subject to various levels of tax. Gross cash (but not accrued) interest payments from HOLDINGS to the Company, which were $5,029,787 during the twelve months ended December 31, 1996, are subject to withholding tax at a rate of 3.75% (which totalled $188,617 for the twelve months to December 31, 1996). No dividends were paid.

                       ---------------------
                           DECEMBER 31,
                       ---------------------
                             1996       1995
                       ---------  ---------
                         (IN THOUSANDS $)
      Capital Tax            439          -
      Withholding Tax        189          7
                       ---------  ---------
                             628          7
                       =========  =========

NOTE 8--LINE OF CREDIT

The Company's wholly owned subsidiary, HOLDINGS, has a $400 million revolving line of credit from a syndicate of European and international banks. The earliest date on which this line of credit will expire is June 1999, subject to annual extension with the consent of the lenders, but HOLDINGS has the right to convert the then outstanding borrowings into a two-year term loan on that date, with semi-annual amortisation payments to be made over the two-year period, which effectively extends the final loan payment to June 2001. Borrowings bear interest at the greater of United States prime or the federal funds rate plus 0.5% or, at HOLDINGS' option, LIBOR plus 1.75%. Additionally, there is a commitment fee of 0.25% to 0.375% on the average undrawn balance of the line of credit.

The amount of $2.99 million was paid to the syndicate of European and international banks as arrangement and upfront fees as well as to cover the costs of syndication.

The line of credit is secured by substantially all the assets of USREALTY. HOLDINGS has pledged all securities owned by it as collateral for the line, and the Company has guaranteed the line and pledged its shares in HOLDINGS as collateral.

                          SECURITY CAPITAL U.S. REALTY

In February 1997, HOLDINGS received preliminary agreement from the lead lending bank to increase the line of credit to $500 million and reduce the interest rate to 1.50% over LIBOR, subject to certain conditions and approvals.

Average daily borrowings during the twelve months ended December 31, 1996 were $84.9 million, at a weighted average interest rate of 7.18% per annum.

The line of credit requires USREALTY to continue to meet certain financial covenants. At December 31, 1996, USREALTY was in compliance with all covenants.

NOTE 9--SHAREHOLDERS' EQUITY

During the twelve months ended December 31, 1996, $987.3 million of equity capital subscriptions were called by the Company and funded by investors. This equity was partly raised through the completion of the funding of subscriptions under the Company's initial $509.5 million private offering.

The equity was also raised through the June 1996 international public offering where the Company accepted subscriptions for 22,244,420 shares: 13,112,000 shares through an underwritten public offering and 9,132,420 shares directly to its principal shareholder, Security Capital. The Company contracted to receive net proceeds per share of $10.95, equal to the net asset value per share on June 26, 1996, the day the offering was priced. The transaction was closed on July 2, 1996.

Additional equity was also raised through the November private offering where the Company sold 24,115,805 shares. The Company contracted to receive net proceeds per share of $12.32, equal to the net asset value per share on November 15, 1996, the day the offering was priced. The transaction closed on December 19, 1996.

                          SECURITY CAPITAL U.S. REALTY

                                AUDITOR'S REPORT

To the Shareholders of
SECURITY CAPITAL U.S. REALTY
Luxembourg

We have audited the financial statements, which consist of the statement of net assets, the statement of operations, the statement of changes in net assets and the schedule of investments and the notes to the financial statements of Security Capital U.S. Realty ("USREALTY") for the period ended December 31, 1995. These financial statements are the responsibility of the Board of Directors of USREALTY. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing (which are substantially consistent with US generally accepted auditing standards). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors of USREALTY in preparing the financial statements, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the attached financial statements described above give, in conformity with the legal requirements and United States generally accepted accounting principles, a true and fair view of the financial position of USREALTY at December 31, 1995 and the results of its operations and changes in its net assets for the period then ended.

Supplementary information included in the annual report has been reviewed in the context of our mandate but has not been subject to specific audit procedures carried out in accordance with the standards described above. Consequently, we express no opinion on such information. We have no observation to make concerning such information in the context of the financial statements taken as a whole.

Jean-Robert Lentz                       Price Waterhouse S.A.
Reviseur d'enterprises                  Reviseur d'entreprises

Luxembourg, March 4, 1996

                          SECURITY CAPITAL U.S. REALTY

                  STATEMENT OF NET ASSETS AT DECEMBER 31, 1995
                               (EXPRESSED IN USD)

                                                                     ----------
                              ASSETS                                        USD
                              ------                                 ----------
Investment in Pacific Retail Trust, at fair value (cost 53,059,324)  53,000,000
Investment in Special Opportunity Investment, at market value (cost
 1,594,652)                                                           1,779,688
Cash and cash equivalents                                             6,960,120
Formation expenses                                                    1,654,407
Other assets, net                                                         5,627
                                                                     ----------
TOTAL ASSETS                                                         63,399,842
                                                                     ----------
                            LIABILITIES
                            -----------
Accounts payable and accrued expenses                                   224,203
Management fee payable                                                   20,925
Income taxes payable                                                      6,680
                                                                     ----------
TOTAL LIABILITIES                                                       251,808
                                                                     ----------
TOTAL NET ASSETS (SHAREHOLDERS' EQUITY)                              63,148,034
                                                                     ==========
Net assets are comprised of:
  Paid in capital                                                    62,945,730
  Undistributed net investment income                                    76,592
  Unrealized appreciation on investments                                125,712
                                                                     ----------
                                                                     63,148,034
                                                                     ----------
Represented by 6,294,573 shares outstanding
Net asset value per share                                       USD       10.03



   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

  STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCORPORATION (JULY 7, 1995) TO
                               DECEMBER 31, 1995
                               (EXPRESSED IN USD)

                                                                       ---
                                                                       USD
                                                                ---------
INCOME
Dividends from strategic investments:
  Pacific Retail Trust (net of withholding tax of USD 89,040)     504,560
Interest:
  Interest income, other                                           83,682
                                                                ---------
TOTAL INCOME                                                      588,242
                                                                ---------
EXPENSES
Management fees                                                    99,374
Custodian fees                                                      7,494
Administrative expenses                                             7,494
Printing and professional expenses                                 27,516
Directors fees                                                     16,159
Amortization of formation expenses                                147,125
Interest expense on line of credit from Security Capital Group    162,628
Subscription tax                                                    9,471
Other fees                                                         34,389
                                                                ---------
TOTAL EXPENSES                                                    511,650
                                                                =========
Net investment income                                              76,592
                                                                ---------
Increase in appreciation on investments                           125,712
                                                                ---------
Increase in net assets resulting from operations                  202,304
                                                                =========
Per share data
Earnings per share                                                   0.03
Weighted average shares outstanding                             6,294,573


   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

             STATEMENT OF CHANGES IN NET ASSETS FOR THE PERIOD FROM
               INCORPORATION (JULY 7, 1995) TO DECEMBER 31, 1995
                               (EXPRESSED IN USD)

                                                  ----------
                                                         USD
                                                  ----------
Net investment income                                 76,592
Increase in appreciation on investments              125,712
                                                  ----------
Increase in net assets resulting from operations     202,304
                                                  ----------
Paid-in subscriptions                             62,945,730
                                                  ----------
Total increase in net assets                      63,148,034
                                                  ----------
Net assets at the beginning of the period                  0
Net assets at the end of the period               63,148,034
                                                  ==========
Net asset value at the end of the period               10.03
                                                  ==========

         STATEMENT OF CHANGES IN SHARES OUTSTANDING FOR THE PERIOD FROM
               INCORPORATION (JULY 7, 1995) TO DECEMBER 31, 1995

Number of shares at the beginning of the period            0
Number of shares purchased                         6,294,573
                                                  ----------
Number of shares at the end of the period          6,294,573
                                                  ==========


   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

     FINANCIAL HIGHLIGHTS FOR THE PERIOD FROM INCORPORATION (JULY 7, 1995)
                              TO DECEMBER 31, 1995
                               (EXPRESSED IN USD)

Selected per share data
  Net asset value at the beginning of the period  0.00
Initial subscription                             10.00
Net investment income                             0.01
Net gain on securities                            0.02
                                                 -----
Total from investment operations                  0.03
                                                 -----
Net asset value at the end of the period         10.03
                                                 =====

                          SECURITY CAPITAL U.S. REALTY

SCHEDULE OF STRATEGIC INVESTMENTS IN REAL ESTATE COMPANIES AT DECEMBER 31, 1995

--------------------------------------------------------------------------------

                    NUMBER OF                                         PERCENTAGE OF
SECURITY         SHARES/UNITS             COST       FAIR VALUE          NET ASSETS
--------         ------------             ----       ----------       -------------
                                                     (SEE NOTE 2)
PACIFIC           5,300,000         53,059,324       53,000,000           83.93%
RETAIL TRUST

Total strategic investments in real estate companies: USD 53,000,000

        SCHEDULE OF SPECIAL OPPORTUNITY INVESTMENTS AT DECEMBER 31, 1995

--------------------------------------------------------------------------------

                   NUMBER OF                              PERCENTAGE OF
PROPERTY TYPE   SHARES/UNITS        COST   MARKET VALUE      NET ASSETS
-------------   ------------        ----   ------------   -------------
Companies in which USREALTY owns a 5% or Greater Interest:
NONE

Companies in which USREALTY owns less than 5% (Grouped by Property Type):

Office            167,500      1,594,652    1,779,688         2.82%
Total special opportunity
 investments:USD                            1,779,688

USREALTY will provide the December 31, 1995 list of its investments to Shareholders, free of charge upon request.



   The accompanying notes are an integral part of these financial statements.

                          SECURITY CAPITAL U.S. REALTY

             NOTES TO THE FINANCIAL STATEMENTS AT DECEMBER 31, 1995

NOTE 1--ORGANIZATION

Security Capital U.S. Realty ("USREALTY") is a Luxembourg real estate corporation organized as a "Societed'investissement a Capital Variable" (SICAV). USREALTY was formed on July 7, 1995 for the purpose of owning United States of America real estate primarily through companies in which it has a strategic ownership position. USREALTY owns its assets through its wholly-owned Luxembourg subsidiary, Security Capital Holdings S.A. ("HOLDINGS"). All accounts of HOLDINGS have been consolidated with US REALTY and all significant intercompany transactions have been eliminated upon consolidation. References herein to USREALTY are to the consolidated entity unless noted otherwise.

As of December 31, 1995, $509.50 million of equity capital subscriptions were received, of which $62.95 million have been called and funded, with the balance of $446.55 million available for future investments. The Board of Directors may call these subscriptions at its discretion.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

A. Fair Value Basis of Presentation:
USREALTY accounts for its investments at fair value as management believes fair value more accurately reflects USREALTY's financial position and results of operations as a real estate business. Thus USREALTY's investments in publicly traded companies are valued at market determined by using closing market prices as of the balance sheet date. Investments in private companies are valued at fair value generally determined as cost, or an appropriate lower value if the investment is not progressing as envisioned. If substantial additional capital is raised by the investee from independent third parties in a private placement, then USREALTY values its investment at the price at which that capital was raised.

Under fair value accounting, unrealized gains (or losses) are determined by comparing fair value of the securities held to the cost of such securities. Unrealized gains or losses relating to changes in fair value of USREALTY's investments are reported as a component of net earnings. Deferred income taxes, if any, are recorded at the applicable statutory rate as the estimate of taxes payable as if such gains were realized. Under current tax laws, USREALTY investment gains generally are not subject to income taxes.

USREALTY's investments are generally long-term and it does not intend to sell securities simply to realize gain thereon (other than in the case of special opportunity investments).

At December 31, 1995, 96.75% of USREALTY's investments were private securities valued at their fair value as determined by the Board of Directors, using the methodology described above. This value may differ from the value that would have been used had a trading market for these shares existed. The valuation of assets assumes that any assets disposed of would be sold in an orderly process; any forced sale of assets under short-term pressures, which is not foreseen, could adversely affect realizable values.

B. Accounting for Investments and Income:
All purchases and sales of publicly-traded securities are recorded as of the trade date (being the date that USREALTY's broker actually executes an order to buy or sell). Purchases and sales of unlisted securities are recorded as of the date the actual purchase or sale is completed. Dividend income is recorded on the ex-dividend date for each dividend declared by an issuer. Interest income is recorded on the accrual basis. Realized gains and losses on sales of shares are determined on the identified cost method.

C. Organization Costs:
Costs totalling $1,801,533 associated with the formation of USREALTY and its initial private placement have been deferred and are being amortized over five years. These costs exceeded the $1.2 million estimated in USREALTY's private offering due to an extended offering period and greater than anticipated documentation costs for consummating the private offering.

                          SECURITY CAPITAL U.S. REALTY

NOTE 3--TAXATION

USREALTY, as separate from HOLDINGS, is not liable for any Luxembourg tax on income. USREALTY is liable in Luxembourg for a tax of 0.06% per annum of its net asset value. Cash dividends and interest received by USREALTY or HOLDINGS on their investments may be subject to non-recoverable withholding or other taxes in the countries of origin which are reflected as withholding taxes in the statement of operations.

HOLDINGS, an ordinary corporate taxpayer under Luxembourg law, owns substantially all of the consolidated group's interests in US REITs. Corporations which are resident Luxembourg taxpayers are taxed on their worldwide net income, determined on the basis of gross income less cost incurred. Certain items of income and capital gains are excluded from the calculation of income received for tax purposes, including income and capital gains from REIT investments which meet certain holding period (generally one calendar year) and size requirements. Substantially all of HOLDINGS's investments should qualify for the exclusion. Interest accrued on advances from USREALTY to HOLDINGS are deducted in determining HOLDINGS's taxable income.

Income paid from HOLDINGS to USREALTY is subject to various levels of tax. Cash (but not accrued) interest payments from HOLDINGS to USREALTY, which were $178,131, are subject to withholding tax at a rate of 3.75% and totalled $6,680 for 1995. No dividends were paid.

NOTE 4--INVESTMENTS

USREALTY plans to deploy 60-85% of its assets into long-term strategic ownership positions and 10-25% into intermediate-term special opportunity ownership positions and 0-10% into Security Capital Group securities.

The strategic investments represent significant (minimum of 25% to a general maximum of 49% of each issuer's fully diluted common stock outstanding) equity ownership positions in public companies, or in private companies that will be positioned to be taken public, USREALTY will be the largest shareholder of its strategic investees, have representation on their Boards of Directors, and influence their operations and strategy. Strategic investees are characterized by the potential for a superior market niche and the ultimate potential for market preeminence with a focused strategy and product.

Special opportunity (less than 10% of the fully diluted stock) positions in US public REITs and real estate companies have and will take the form of either direct investments in, or public market purchases of, companies that possess the requisite fundamentals to generate strong cash flow growth and/or value appreciation.

Pacific Retail Trust ("PRT"), a privately-held REIT considered a strategic investment, focuses in its target market on the development, acquisition, operation and long-term ownership of income-producing retail properties. PRT focuses, in the western United States, specifically on neighborhood shopping centers with protected infill locations which are anchored by grocery and drug stores. PRT will remarket and remerchandise its centers to energize the shop space and grow cash flow. On October 19, 1995, USREALTY invested $53,000,000 at $10.00 per share in PRT. At December 31, 1995, USREALTY owned 81.2% of PRT's outstanding voting shares. USREALTY has committed to invest an additional $147 million in PRT at a price of $10 per share. A majority of PRT's directors are USREALTY nominees.

On November 5, 1995, USREALTY and HOLDINGS signed an agreement to invest $250 million into common stock of Carr Realty Corporation ("Carr") at $21.50 per share. (Carr stock closed at $24.25 per share on the New York Stock Exchange on January 31, 1996.) This Company is the largest owner and operator of office space in the Washington, D.C. market. It changed its name to CarrAmerica Realty Corporation ("CarrAmerica") and is implementing a national strategy focused on value-driven suburban office properties which will permit CarrAmerica to provide the highest level of service to national, regional and local users of corporate office space in the growth markets of the U.S. USREALTY and HOLDINGS will make an initial investment of $140 million in April 1996. Coincident with its initial investment, USREALTY will appoint two nominees to CarrAmerica's board, with the right to appoint an additional two when the full $250 million is invested.

                          SECURITY CAPITAL U.S. REALTY

USREALTY intends to invest up to a maximum of 10% of its total assets in securities of Security Capital Group Incorporated ("Security Capital") which, through wholly-owned subsidiaries, has subscribed for 39% of USREALTY's total subscribed shares and is the sole shareholder of USREALTY's Advisor. USREALTY's investments in such securities will primarily be made in general offerings by Security Capital, on the same terms and conditions as all other investors in such offerings. To a lesser extent, USREALTY may negotiate purchases from independent third parties on an arms-length basis. When and if Security Capital becomes traded on a recognized securities market. USREALTY may purchase Security Capital securities from third parties in open-market transactions. USREALTY's valuation of its investment in Security Capital will take into account the cross ownership holdings between the companies.

NOTE 5--ADVISORY AGREEMENT

USREALTY has an advisory agreement with Security Capital (EU) Management S.A. ("Advisor"), a wholly-owned subsidiary of Security Capital. The agreement requires the Advisor to provide USREALTY with advice with respect to the investment of assets of USREALTY. The Advisor will identify tangible investment opportunities in US real estate companies and evaluate such companies' competitive positions, management expertise, strategic direction, financial strength and their prospects for long-term sustainable per share cash flow growth. The Advisor will also advise USREALTY on obtaining board and committee representation and management rights. The agreement is for a two year term expiring July 1997. The agreement automatically renews for successive two year periods unless either party gives notice they will not renew. The Advisor subcontracts for certain services through its wholly-owned affiliate, Security Capital (UK) Management Limited, and another Security Capital subsidiary, Security Capital Investment Research Incorporated. The Advisor is entitled to a management fee, payable monthly, at an annual rate of 1.25% of gross invested assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents.

NOTE 6--OPERATING EXPENSES

USREALTY pays to the Custodian, Paying Agent, Domiciliary and Corporate Agent as well as the Registrar and Transfer Agent, a fee in accordance with usual practice in Luxembourg. Such fees are payable quarterly and are based on USREALTY's gross assets.

Operating expenses, as defined in the prospectus, will be payable by USREALTY to the extent that they fall below 0.25% per annum of the average daily value of long-term investments of USREALTY. Any amounts exceeding 0.25% will be borne by the Advisor.

                          SECURITY CAPITAL U.S. REALTY

NOTE 7--LINE OF CREDIT

USREALTY's wholly-owned subsidiary, HOLDINGS, received preliminary commitment for a $150 million line of credit from Commerzbank International S.A. Commerzbank proposes to syndicate the loan to an international bank group with a view towards increasing the line of credit to $200 million.

The line of credit will bear interest at the annual rate of Libor plus 1.75% or, at USREALTY's option, at the prime lending rate for major U.S. banks. The line of credit will be secured by all assets owned by HOLDINGS, which represents substantially all of USREALTY's assets. USREALTY will guarantee the loan and secure its guarantee by pledging its stock in HOLDINGS.

In order to fund its initial investment in Pacific Retail Trust prior to receiving subscription funds, and thereby comply with certain technical requirements for an exemption from certain U.S. pension fund rules, USREALTY borrowed $53 million from a subsidiary of Security Capital, which was repaid upon receipt by USREALTY of its initial subscription amounts. USREALTY paid interest on this loan (aggregating $162,628) at the prime rate for major U.S. banks, which was the rate at which Security Capital borrowed the funds which it loaned to USREALTY.

NOTE 8--CHANGES IN INVESTMENT PORTFOLIO

A detailed schedule of portfolio changes is available free of charge upon request at the registered office of USREALTY.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and ShareholdersSECURITY CAPITAL ATLANTIC INCORPORATED

We have audited the balance sheets of Security Capital Atlantic Incorporated as of December 31, 1996 and 1995, and the related statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Atlantic Incorporated at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Dallas, TexasFebruary 3, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Homestead Village Incorporated

We have audited the balance sheet of Homestead Village Incorporated as of December 31, 1996 and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1996 (not presented separately herein). The financial statements are the responsibility of Homestead Village Incorporated's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homestead Village Incorporated at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Dallas, Texas
February 24, 1997

                            GRAPHICS APPENDIX PAGE

Inside Front Cover Page


            U.S. Equity REIT Industry Market Capitalization(1)

                                [Bar Graph]


Capitalization   $11.9   $17.4   $21.6   $35.8   $73.7   $90.4   $142.0   $165.1
Year             1990    1991    1992    1993    1994    1995     1996     1997

Total Global Real Estate Industry Market Capitalization: $731.3 Billion(2)

                                [Pie Chart]

  m Non-U.S. Market Capitalization (77.4%) m U.S. Market Capitalization (22.6%)

(1) Includes equity and debt. Reflects increases as a result of changes in share price and newly invested capital.

(2) Includes equity and debt. Amounts estimated as of June 30, 1997.

Sources: Security Capital Real Estate Research Group Incorporated and Security Capital (EU) Management Group S.A.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A SHARES OR CLASS B SHARES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, CLASS A SHARES OR CLASS B SHARES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


Fold-out Inside Front Cover Page

Senior management and organizational structure of Security Capital superimposed over a global map.

Inside Back Cover Page

The following text superimposed over a global map:

                   CREATE THE LEADING OPERATING ORGANIZATION
                       TO PROFIT FROM THE TRANSFORMATION
                      OF THE GLOBAL REAL ESTATE INDUSTRY

1.   Global Real Estate Research

2.   Global Strategic Operating Company Investments:

     .  High Growth Start-Ups
     .  High Growth Existing Companies

3.   Global Real Estate Capital Management

 [See graphics appendix page for a description of graphics to be included on inside back cover page]




                                      LOGO

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table itemizes the expenses incurred by the Registrant in connection with the offering of the shares being registered. All the amounts shown are estimates (other than the SEC registration fee and the NASD fee).

                                                               --------

                                                                         AMOUNT
                                                                     ----------
      SEC registration fee.........................................  $  147,339
      NASD fee.....................................................      30,500
      New York Stock Exchange listing fee..........................     100,000
      Printing and engraving fees..................................     400,000
      Legal fees and expenses (other than Blue Sky)................     600,000
      Accounting fees and expenses.................................     200,000
      Blue Sky fees and expenses (including fees of counsel).......      25,000
      Miscellaneous expenses.......................................     247,161
                                                                     ----------
        Total......................................................  $1,750,000
                                                                     ==========

ITEM 32. SALES TO SPECIAL PARTIES

See Item 33 below.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

In February and March 1994, the Registrant sold to accredited investors approximately 285,136 of its Class A Shares for an aggregate purchase price of approximately $425,137,000. In June 1994, the Registrant issued to an accredited investor a warrant to acquire approximately 40,241 Class A Shares in connection with the acquisition of a portfolio of properties by one of the Registrant's consolidated operating companies. In August and September 1994, the Registrant sold approximately 301,968 Class A Shares for an aggregate purchase price of approximately $266,336,000 and an aggregate principal amount of $43,996,000 of its 2014 Convertible Debentures (convertible into an aggregate of approximately 42,061 Class A Shares) to accredited investors. On January 1, 1995, the Registrant issued an aggregate of approximately 54,767 Class A Shares in connection with the merger of Security Capital Group Incorporated, a Delaware corporation ("GROUP"), with and into the Registrant. Pursuant to such transaction, each outstanding share of GROUP's common stock was converted into 1.22 Class A Shares. Also on January 1, 1995, in connection with the acquisition of GROUP the Registrant issued approximately 80,494 Class A Shares and an aggregate principal amount of $70,178,000 of its 2014 Convertible Debentures (convertible into an aggregate of approximately 67,092 Class A Shares) for approximately $70,178,000 of GROUP's outstanding convertible debentures. In addition, on January 1, 1995, the Registrant issued 43,493 Class A Shares and $32,947,000 of its 2014 Convertible Debentures (convertible into an aggregate of approximately 31,498 Class A Shares) to holders of $53,201,000 of convertible notes according to terms of an exchange offer. During the period March 1996 through July 1996, the Registrant sold an aggregate of approximately 307,958 Class A Shares and an aggregate principal amount of $323,048,500 of its 2016 Convertible Debentures (convertible into an aggregate of approximately 279,962 Class A Shares) to accredited investors. In April 1996, the Registrant sold 139,000 shares of Series A Preferred Stock (convertible into a maximum of 105,896 Class A Shares) to an accredited investor. On April 21, 1997, the Registrant agreed to issue an aggregate of 19,938 Class A Shares in exchange for all of the capital stock of an entity owned by the Chairman of the Registrant.

On June 9, 1995, the Registrant instituted an interest reinvestment plan for accredited investors with respect to its 2014 Convertible Debentures, pursuant to which cash interest paid on the 2014 Convertible Debentures may be reinvested into Class A Shares. As of June 30, 1997, 9,753 Class A Shares have been issued pursuant to such plan. On September 4, 1996, the Registrant instituted an interest reinvestment plan for accredited investors with respect to its 2016 Convertible Debentures, pursuant to which cash interest paid on the 2016 Convertible Debentures may be reinvested into Class A Shares. As of June 30, 1997, 2,885 Class A Shares have been issued pursuant to such plan.

Since January 1, 1994, the Registrant has granted options to purchase an aggregate of 91,396 Class A Shares to directors and officers of the Registrant and its subsidiaries. Since January 1, 1996, options to purchase 8,644 Class A Shares at an aggregate exercise price of approximately $2,170,000 and approximately $4,240,000 of 2014 Convertible Debentures (convertible into approximately 4,054 Class A Shares) were exercised. Since January 1, 1994, the Registrant has issued an aggregate of 85 Class A Shares to its directors as compensation for serving in such capacity.

Each non-employee director is currently entitled to receive an annual retainer of $35,000 in cash, or at the election of the director, Class A Shares.

Each of the foregoing transactions was effected without registration under the Securities Act in reliance on the exemption from registration provided pursuant to Section 4(2) and Regulation D promulgated thereunder.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article EIGHTH of the Registrant's Charter provides as follows with respect to the indemnification of directors and officers of the Registrant:

  "The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

Article NINTH of the Registrant's Charter provides as follows with respect to limitation of liability of it directors and officers:

  "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article NINTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article NINTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

Article XIII of the Registrant's Bylaws provides as follows with respect to indemnification of its directors and officers and advances for expenses:

  "To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or
  (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

  "Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director of officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Registrant has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of such officer or director, arising out of any lawsuit or claim against such officer or director due to the fact that he or she was or is serving as an officer or director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

The form of Underwriting Agreement filed as an exhibit to this registration statement provides for the reciprocal indemnifications by the Underwriters of the Registrant, and its directors, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

The consideration to be received by the Registrant for the capital stock registered will be credited to the appropriate capital stock accounts.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

See Index to Financial Statements included as part of the Prospectus and Index to Exhibits.

ITEM 37. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING AMENDMENT NO. 3 ON FORM S-11 TO THE REGISTRATION STATEMENT ON FORM S-1 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA FE, STATE OF NEW MEXICO, ON THE 22ND DAY OF AUGUST, 1997.

                                        Security Capital Group Incorporated

                                                 /s/ Jeffrey A. Klopf
                                        By: ___________________________________
                                                     Jeffrey A. Klopf
                                                  Senior Vice President

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ William D. Sanders*          Chairman, Director and Chief   August 22, 1997
____________________________________  Executive Officer
         William D. Sanders           (Principal Executive
                                      Officer)
      /s/ Paul E. Szurek*            Chief Financial Officer        August 22, 1997
____________________________________  (Principal Financial
           Paul E. Szurek             Officer)
       /s/ Jayson C. Cyr*            Principal Accounting Officer   August 22, 1997
____________________________________
           Jayson C. Cyr
     /s/ Samuel W. Bodman*           Director                       August 22, 1997
____________________________________
          Samuel W. Bodman
      /s/ Hermann Buerger*           Director                       August 22, 1997
____________________________________
          Hermann Buerger
    /s/ John P. Frazee, Jr.*         Director                       August 22, 1997
____________________________________
        John P. Frazee, Jr.
  /s/ Cyrus F. Freidheim, Jr.*       Director                       August 22, 1997
____________________________________
      Cyrus F. Freidheim, Jr.
    /s/ H. Laurance Fuller*          Director                        August 22 1997
____________________________________
         H. Laurance Fuller
        /s/ Ray L. Hunt*             Director                       August 22, 1997
____________________________________
            Ray L. Hunt
    /s/ John T. Kelley III*          Director                       August 22, 1997
____________________________________
         John T. Kelley III
     /s/ Peter S. Willmott*          Director                       August 22, 1997
____________________________________
         Peter S. Willmott

      /s/ Jeffrey A. Klopf
 *By: _________________________
        Jeffrey A. Klopf
        Attorney-in-fact

                               INDEX TO EXHIBITS

  EXHIBIT
    NO.                        DOCUMENT DESCRIPTION
  -------                      --------------------
  1        Form of Underwriting Agreement among Security Capital Group
           Incorporated ("Security Capital") and J.P. Morgan
           Securities, Inc., as representative of the several
           underwriters named therein (to be filed by amendment)
  2.1      Merger and Issuance Agreement, dated as of March 24, 1997, between Security Capital Atlantic Incorporated ("ATLANTIC")
           and Security Capital (the "ATLANTIC Merger") (incorporated by reference to Exhibit 2.1 to ATLANTIC's Form 8-K filed
           March 26, 1997 (File No. 1-12303) (the "ATLANTIC Form 8-K"))
  2.2      Merger and Issuance Agreement, dated as of March 24, 1997, between Security Capital Pacific Trust ("PTR") and Security
           Capital (the "PTR Merger") (incorporated by reference to
           Exhibit 2.1 to PTR's Form 8-K filed March 26, 1997 (File No.
           1-10272) (the "PTR Form 8-K"))
  2.3      Merger and Issuance Agreement, dated as of March 24, 1997, between Security Capital Industrial Trust ("SCI") and
           Security Capital (the "SCI Merger") (incorporated by
           reference to Exhibit 2.1 to SCI's Form 8-K filed March 26,
           1997 (File No. 1-12846) (the "SCI Form 8-K"))
  2.4      ATLANTIC Merger Form of Agreement and Plan of Merger
           (incorporated by reference to Exhibit 2.4 to Security
           Capital's Registration Statement on Form S-4 as amended on
           Form S-11 (File No. 333-26263) (the "ATLANTIC Form S-4"))
  2.5      PTR Merger Form of Agreement and Plan of Merger
           (incorporated by reference to Exhibit 2.5 to Security
           Capital's Registration Statement on Form S-4 as amended on
           Form S-11 (File No. 333-26267) (the "PTR Form S-4"))
  2.6      SCI Merger Form of Agreement and Plan of Merger
           (incorporated by reference to Exhibit 2.6 to Security
           Capital's Registration Statement on Form S-4 as amended on
           Form S-11 (File No. 333-26259) (the "SCI Form S-4"))
  2.7      First Amendment dated April 21, 1997 to Merger and Issuance
           Agreement between ATLANTIC and Security Capital
           (incorporated by reference to Exhibit 2.7 to the ATLANTIC
           Form S-4)
  2.8      First Amendment dated April 21, 1997 to Merger and Issuance
           Agreement between PTR and Security Capital (incorporated by reference to Exhibit 2.9 to the PTR Form S-4)
  2.9      First Amendment dated April 21, 1997 to Merger and Issuance
           Agreement between SCI and Security Capital (incorporated by reference to Exhibit 2.11 to the SCI Form S-4)
  2.10     Second Amendment dated June 26, 1997 to Merger and Issuance
           Agreement between ATLANTIC and Security Capital
           (incorporated by reference to Exhibit 2.8 to the ATLANTIC
           Form S-4)
  2.11     Second Amendment dated June 26, 1997 to Merger and Issuance
           Agreement between PTR and Security Capital (incorporated by reference to Exhibit 2.10 to the PTR Form S-4)
  2.12     Second Amendment dated June 26, 1997 to Merger and Issuance
           Agreement between SCI and Security Capital (incorporated by reference to Exhibit 2.12 to the SCI Form S-4)
  2.13     Third Amendment dated July 22, 1997 to Merger and Issuance
           Agreement between ATLANTIC and Security Capital
           (incorporated by reference to Exhibit 2.13 to the ATLANTIC
           Form S-4)
  2.14     Third Amendment dated July 22, 1997 to Merger and Issuance
           Agreement between PTR and Security Capital (incorporated by reference to Exhibit 2.14 to the PTR Form S-4)
  2.15     Third Amendment dated July 22, 1997 to Merger and Issuance
           Agreement between SCI and Security Capital (incorporated by reference to Exhibit 2.15 to the SCI Form S-4)
  4.1*     Security Capital Articles of Amendment and Restatement
  4.2*     Security Capital Amended and Restated Bylaws
  4.3*     Form of Rights Agreement between Security Capital and The
           First National Bank of Boston, as Rights Agent, including
           form of Rights Certificate

  EXHIBIT
    NO.                        DOCUMENT DESCRIPTION
  -------                      --------------------
  4.4*     Form of stock certificate for shares of Class A common stock of Security Capital
  4.5*     Form of stock certificate for shares of Class B common stock of Security Capital
  4.6*     Form of 12% Convertible Subordinated Debentures due June 30,
           2014
  4.7*     Form of 6.50% Convertible Subordinated Debentures due March
           29, 2016
  4.8*     Form of Warrant Agreement by and between Security Capital
           and The First National Bank of Boston, as warrant agent,
           including form of warrant certificate
  4.9*     Stock Purchase Warrant issued June 30, 1994 by Security
           Capital to Citibank, N.A.
  5*       Form of Opinion of Mayer, Brown & Platt as to the legality of the shares being registered (including form of opinion of
           Ballard Spahr Andrews & Ingersoll in support thereof)
  8*       Form of Opinion of Mayer, Brown & Platt as to federal income tax consequences
 10.1      Investor Agreement, dated as of October 28, 1993, between
           ATLANTIC and Security Capital (incorporated by reference to
           Exhibit 10.4 to ATLANTIC's Form S-11 (File No. 333-7071)
           (the "ATLANTIC Form S-11"))
 10.2      Form of Amended and Restated Investor Agreement between
           ATLANTIC and Security Capital (incorporated by reference to
           Exhibit 10.1 to ATLANTIC's Form 8-K filed March 26, 1997
           (File No. 1-12303) (the "ATLANTIC Form 8-K"))
 10.3      Investor Agreement, dated as of October 17, 1996, by and
           between Homestead and Security Capital (incorporated by
           reference to Exhibit 10.2 to Homestead's Form 10-Q for the quarter ended September 30, 1996 (File No. 1-12269) (the
           "Homestead Form 10-Q"))
 10.4      Second Amended and Restated Investor Agreement, dated as of
           July 11, 1994, by and between Property Trust of America, a predecessor to PTR ("PTA"), and Security Capital Realty
           Incorporated, a predecessor to Security Capital ("SCRI")
           (incorporated by reference to Exhibit 10.1 to PTR's Form 8-K dated July 19, 1994)
 10.5      Form of Third Amended and Restated Investor Agreement
           between PTR and Security Capital (incorporated by reference to Exhibit 10.1 to PTR's Form 8-K filed March 26, 1997 (File
           No. 1-10272) (the "PTR Form 8-K"))
 10.6      Supplemental Investment Agreement, dated as of October 1,
           1991, by and between PTA and Southwest Realty Advisors
           Incorporated, a predecessor to SCRI (incorporated by
           reference to Exhibit 10.70 to PTR's Form S-11 (File No. 33-
           43201))
 10.7      Second Supplemental Investment Agreement, dated as of
           December 7, 1993, by and between PTA and SCRI (incorporated by reference to Exhibit 10.2 to PTR's Form 8-K dated May 3,
           1994)
 10.8      Third Supplemental Investment Agreement, dated as of
           December 6, 1994, by and between PTA and SCRI (incorporated by reference to Exhibit 10.6 to PTR's Form 10-K for the year ended December 31, 1994)
 10.9      Second Amended and Restated Investor Agreement, dated as of
           November 18, 1993, between SCI and SCRI (incorporated by
           reference to Exhibit 10.14 to SCI's Form S-3 (File No. 33-
           73382))
 10.10     Form of Third Amended and Restated Investor Agreement
           between SCI and Security Capital (incorporated by reference to Exhibit 10.1 to SCI's Form 8-K filed March 26, 1997 (File
           No. 1-12846) (the "SCI Form 8-K"))
 10.11     First Supplemental Investment Agreement, dated August 23,
           1995, between SCI, Security Capital and SCRI (incorporated by reference to Exhibit 10.11 to SCI's Form 10-K for the
           year ended December 31, 1995)

  EXHIBIT
    NO.                        DOCUMENT DESCRIPTION
  -------                      --------------------
 10.12     Second Amended and Restated REIT Management Agreement, dated as of June 30, 1996, between ATLANTIC and Security Capital
           Realty Services Atlantic Incorporated (incorporated by
           reference to Exhibit 10.3 to the ATLANTIC Form S-11)
 10.13     Fifth Amended and Restated REIT Management Agreement, dated as of May 21, 1996, between PTR and Security Capital Pacific
           Incorporated (incorporated by reference to Exhibit 10.9 to
           PTR's Form 10-K for the year ended December 31, 1996 (the
           "PTR Form 10-K"))
 10.14     Seventh Amended and Restated REIT Management Agreement,
           dated June 30, 1996, between SCI and Security Capital
           Industrial Incorporated (incorporated by reference to
           Exhibit 10 to SCI's Form 8-K dated August 20, 1996)
 10.15     Form of property management agreement for ATLANTIC's
           communities (incorporated by reference to Exhibit 10.13 to the ATLANTIC Form S-11)
 10.16     Management Agreement, dated as of September 1, 1995, by and between PTR and SCRI (incorporated by reference to Exhibit
           10.7 to the PTR Form 10-K)
 10.17     Administrative Services Agreement, dated as of October 17,
           1996, between Homestead and Security Capital (incorporated by reference to Exhibit 10.11 to the Homestead Form 10-Q)
 10.18     Form of Administrative Services Agreement between ATLANTIC and Security Capital (incorporated by reference to Exhibit
           10.2 to the ATLANTIC Form 8-K)
 10.19     Form of Administrative Services Agreement between PTR and
           Security Capital (incorporated by reference to Exhibit 10.2 to the PTR Form 8-K)
 10.20     Form of Administrative Services Agreement between SCI and
           Security Capital (incorporated by reference to Exhibit 10.2 to the SCI Form 8-K)
 10.21*    Advisory Agreement dated July 1, 1997 between Security
           Capital U.S. Realty, Security Capital Holdings, S.A. and
           Security Capital (EU) Management S.A.
 10.22*    Acquisition Agreement and Plan of Reorganization dated as of
           April 24, 1997 among Security Capital, Security Capital BVI
           Holdings Incorporated and William D. Sanders
 10.23*    Amended and Restated Credit Agreement, dated as of August
           19, 1996 between SC Realty Incorporated and Wells Fargo
           Realty Advisors Funding, Incorporated, as agent for the
           financial institutions identified therein, including form of
           Revolving Credit Note
 10.24*    Amended and Restated Pledge Agreement, dated as of August
           19, 1996, by and between SC Realty Incorporated and Wells
           Fargo Realty Advisors, Incorporated
 10.25*    Amended and Restated Guaranty, dated as of August 19, 1996, by Security Capital in favor of Wells Fargo Realty Advisors,
           Incorporated
 10.26*    Form of Indemnification Agreement entered into between
           Security Capital and each of its directors and employees
 10.27*    1996 Security Capital Outside Directors Plan
 10.28*    Security Capital 1995 Option Plan (as amended and restated
           effective as of December 3, 1996)
 10.29*    Security Capital Deferred Fee Plan for Directors
 10.30*    Security Capital 1991 Option Plan A (as amended and restated
           effective as of December 3, 1996)
 10.31*    Security Capital 1991 Option Plan B (as amended and restated
           effective as of December 3, 1996)
 10.32*    Security Capital 1992 Option Plan A (as amended and restated
           effective as of December 3, 1996)
 10.33*    Security Capital 1992 Option Plan B (as amended and restated
           effective as of December 3, 1996)
 10.34*    Security Capital Realty Investors 1991 Option Plan A (as
           amended and restated effective December 3, 1996)


  EXHIBIT
    NO.                        DOCUMENT DESCRIPTION
  -------                      --------------------
 10.35*    Security Capital Realty Investors 1991 Option Plan B (as
           amended and restated effective December 3, 1996)
 10.36*    Form of Secured Promissory Note from certain executive
           officers to Security Capital
 10.37     First Amendment to Amended and Restated Credit Agreement and
           Guaranty, dated as of July 21, 1997, between SC Realty
           Incorporated, Security Capital and Wells Fargo Bank National
           Association (incorporated by reference to Exhibit 10.37 to the PTR Form S-4)
 11        Fully Diluted Earnings per Common Share and Common
           Equivalent Share (incorporated by reference to Exhibit 11 to the Security Capital Form 10-Q for the quarter ended June
           30, 1997 (the "Security Capital Form 10-Q"))
 15.1      Letter of Arthur Andersen LLP regarding unaudited interim
           financial information
 15.2      Letter of KPMG Peat Marwick LLP regarding unaudited interim financial information
 21*       Subsidiaries of Security Capital
 23.1      Consents of Mayer, Brown & Platt (included in the opinions filed as Exhibits 5 and 8)
 23.2      Consent of Ballard Spahr Andrews & Ingersoll (included in
           the opinion filed as a part of Exhibit 5)
 23.3      Consent of Arthur Andersen LLP
 23.4      Consent of KPMG Peat Marwick LLP
 23.5      Consent of Price Waterhouse
 23.6      Consent of Ernst & Young LLP
 23.7      Consent of Ernst & Young LLP
 24.1*     Power of Attorney pursuant to which amendments to this
           Registration Statement may be filed
 24.2*     Power of Attorney of Paul E. Szurek pursuant to which
           amendments to this Registration Statement may be filed
 27        Financial Data Schedule (incorporated by reference to
           Exhibit 27 to the Security Capital Form 10-Q)

* Previously filed